As filed with the Securities and Exchange Commission on May 16, 2022.
Registration No. 333-261880

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2 to
FORM
S-4
REGISTRATION STATEMEN
T
UNDER
THE SECURITIES ACT OF 1933

ADIT EDTECH ACQUISITION CORP.
(Exact name of Registrant as specified in its charter)

Delaware	6770	85-3477678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1345 Avenue of the Americas, 33
rd
Floor
New York, New York 10105
(646)
291-6930
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David L. Shrier
1345 Avenue of the Americas, 33
rd
Floor
New York, New York 10105
(646)
291-6930
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kerry S. Burke Michael Riella Covington & Burling LLP One City Center 850 10 th Street, N.W. Washington, D.C. 20001-4956 (202) 662-6000	Jack Bodner Brian K. Rosenzweig Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 841-1000	Patrick B. Costello Steven Khadavi Joseph Walsh Troutman Pepper Hamilton Sanders LLP 875 Third Avenue New York, New York 10022 (212) 704-6000

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement is declared effective and all other conditions to the transactions contemplated by the merger agreement described in the enclosed proxy statement/prospectus have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act
Rule 13e-4(i)
(Cross-Border Issuer Tender Offer)  ☐
Exchange Act
Rule 14d-1(d)
(Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus does not constitute an offer to sell or a solicitation of offers to buy these securities in any jurisdiction in which such offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS—SUBJECT TO COMPLETION, DATED
MAY 16, 2022
PROXY STATEMENT FOR SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS OF ADIT EDTECH ACQUISITION CORP.
Dear Stockholders of Adit EdTech Acquisition Corp.:
You are cordially invited to attend the special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of Adit EdTech Acquisition Corp., a Delaware corporation (“ADEX,” “we,” “our” or “us”), which will be held at                , Eastern Time, on                , or such other date, time and place to which such meeting may be adjourned or postponed, for the purpose of considering and voting upon the proposals. The special meeting will be held entirely online to allow for greater participation in light of the public health impact of the
COVID-19
pandemic. Stockholders may participate in the special meeting by visiting the following website:                .
The board of directors of ADEX has unanimously approved the agreement and plan of merger, dated as of November 29, 2021 (as amended or modified from time to time, the “merger agreement”), by and among ADEX, ADEX Merger Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADEX (“Merger Sub”) and Griid Holdco LLC, a Delaware limited liability company (“GRIID”), pursuant to which, among other things: (a) ADEX will amend and restate its certificate of incorporation (as so amended and restated, the “proposed charter”) and bylaws (as so amended and restated, the “proposed bylaws”); (b) Merger Sub will merge with and into GRIID (the “merger”), and the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the merger (“post-merger GRIID”) will continue its existence under the Limited Liability Company Act of the State of Delaware (the “DLLCA”) as a wholly owned subsidiary of ADEX; (c) the limited liability company agreement of post-merger GRIID will be amended and restated to, among other things, admit ADEX as the sole member thereof (as so amended and restated, the “A&R LLCA”); (d) at the effective time of the merger (the “effective time”), pursuant to the merger agreement, the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in post-merger GRIID; (e) at the effective time, pursuant to the merger agreement, each limited liability company membership unit of GRIID issued and outstanding immediately prior to the effective time will be converted into the right to receive such unit’s share, as determined in accordance with the merger agreement, of 308,100,000 shares of ADEX’s common stock, par value $0.0001 per share (the “merger consideration”). Post-merger ADEX is referred to herein as “New GRIID.” You are being asked to vote on the merger and related matters as described below.
Upon completion of the merger, we currently expect to issue (i)                shares of ADEX’s common stock, par value $0.0001 per share (the “common stock”) for each Class A limited liability company membership unit of GRIID issued and outstanding immediately prior to the effective time, (ii)                shares of common stock for each Class B limited liability company membership unit of GRIID issued and outstanding immediately prior to the effective time and (iii)                shares of common stock for each Class C limited liability company membership unit of GRIID issued and outstanding immediately prior to the effective time, based upon certain assumptions stated in the accompanying proxy statement/prospectus and the additional assumptions that (1)                Class A,              Class B and                Class C limited liability company membership units of post-merger GRIID are issued and outstanding immediately prior to the effective time (which amounts include the incentive units issued and outstanding immediately prior to the effective time) and (2) each outstanding limited liability company membership unit is entitled to the same proportionate share of the merger consideration as the other units in its class. The market value of the merger consideration will fluctuate between the date of the accompanying proxy statement/prospectus and the completion of the merger based on the price of our common stock. As described in further detail below, shares of our common stock are listed on the New York Stock Exchange (the “NYSE”) under the symbol “ADEX.” The following table sets forth the market value of our common stock and the implied value of the merger consideration per outstanding Class A, Class B and Class C limited liability company membership unit of GRIID outstanding based on such value as of November 29, 2021, the date preceding the public announcement of the merger, and as of                , the last practicable trading day prior to printing the accompanying proxy statement/prospectus, determined by multiplying the closing price of our common stock on such dates by the number of shares to be issued as merger consideration. There is no market value for GRIID limited liability company membership units, as there is no public market for such interests.

	Market Value of ADEX Common Stock		Implied Value of Merger Consideration (Per Class A Membership Unit)	Implied Value of Merger Consideration (Per Class B Membership Unit)	Implied Value of Merger Consideration (Per Class C Membership Unit)
November 29, 2021		$9.85	$	$	$
, 2022	$		$	$	$
Our units, common stock originally sold as part of the units, and warrants, including those originally sold as part of the units, are currently listed on the NYSE under the symbols “ADEX.U,” “ADEX” and “ADEX.WS,” respectively, and began separately trading on March 3, 2021. Upon the closing of the merger (the “closing”), we intend to apply to continue the listing of our common stock and warrants on the NYSE under the symbols “GRDI” and “GRDI.WS,” respectively. Our units will not be listed following the closing.
At the special meeting, you will be asked to consider and vote on a proposal (the “merger proposal”) to approve and adopt the merger agreement, a copy of which is attached to the accompanying proxy statement/prospectus as Annex
A-1,
and approve the transactions contemplated thereby.
In addition, you will be asked to consider and vote on proposals to:

•
approve and adopt, assuming the other condition precedent proposals (as defined below) are approved and adopted, the proposed charter, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, which, if approved, would take effect upon the closing (the “charter amendment proposal”);

•
to approve and adopt, on a
non-binding
advisory basis, certain differences between ADEX’s current certificate of incorporation (as amended and restated through the date of the accompanying proxy statement/prospectus, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as six separate sub-proposals
(which we refer to, collectively, as the “advisory charter proposals”) to:

•
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

•	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

•
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

•
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

•
provide for certain additional changes, including, among other things, (a) changing New GRIID’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of New GRIID;

•
assuming the condition precedent proposals are approved and adopted, approve and adopt the GRIID Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan (the “incentive plan”), substantially in the form attached to the accompanying proxy statement/prospectus as Annex E (“incentive plan proposal”);

•
approve, assuming the other condition precedent proposals are approved and adopted, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(c), the issuance of more than 20% of ADEX’s outstanding common stock in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(d), the change of control of ADEX (the “NYSE proposal” and, collectively with the merger proposal, and the charter amendment proposal, the “condition precedent proposals”);

•
assuming the condition precedent proposals are approved and adopted, elect seven directors to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024, and 2025 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “director election proposal”); and

•
approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals (the “adjournment proposal”).

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which you are encouraged to read carefully. We refer to these proposals collectively as the “transaction proposals.”
Only holders of record of shares of our common stock at the close of business on                will be entitled to notice of and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting. A complete list of our stockholders of record entitled to vote at the special meeting will be available before the special meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting. We are providing the accompanying proxy statement/prospectus and proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournments or postponements of the special meeting.
Whether or not you plan to attend the special meeting in person (online), we urge you to read the accompanying proxy statement/prospectus carefully. Please pay particular attention to the section entitled “Risk Factors” beginning on page
39 of the accompanying proxy statement/prospectus.
After careful consideration, our board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and determined that each of the merger proposal, the charter amendment proposal, the advisory charter proposals, the NYSE proposal, the director election proposal, the incentive plan proposal and the adjournment proposal is in the best interests of ADEX and its stockholders, and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the sections entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.
Pursuant to the current charter, a stockholder may request that ADEX redeem all or a portion of such stockholder’s shares for cash if the merger is consummated. A stockholder will be entitled to receive cash for any shares to be redeemed only if it (i) holds shares; and (ii) prior to                , Eastern Time, on                (two business days prior to the vote at the special meeting), (a) submits a written request to Continental Stock Transfer & Trust Company, ADEX’s transfer agent (the “transfer agent”), that ADEX redeem its shares for cash and (b) delivers its shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

Stockholders may elect to redeem all or a portion of their shares even if they vote for the merger proposal. If the merger is not consummated, the shares will not be redeemed for cash. If a stockholder properly exercises its right to redeem its shares and timely delivers its shares to the transfer agent, we will redeem each share for a per share price, payable in cash, equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the merger, including interest not previously released to ADEX to pay its franchise and income taxes, by (b) the total number of shares issued in ADEX’s initial public offering (the “IPO”). For illustrative purposes, as of                , the record date for the special meeting, this would have amounted to approximately $             per share. If a stockholder properly exercises its redemption rights, then it will be exchanging its redeemed shares for cash and will no longer own such shares. Any request to redeem shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the closing. Furthermore, if a stockholder delivers any certificate representing shares in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that ADEX instruct the transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in the accompanying proxy statement/prospectus. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Proposal No. 1—The Merger Proposal—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.
Notwithstanding the foregoing, a holder of shares, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined for purposes of Section 13 of the Exchange Act (as defined below)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares, without our prior consent. Accordingly, if a stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.
Under the merger agreement, the approval of each of the condition precedent proposals is a condition to the consummation of the merger. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the incentive plan proposal are conditioned on the approval of all of the condition precedent proposals, and the adjournment proposal is not conditioned on the approval of any other proposal. If our stockholders do not approve each of the condition precedent proposals, the merger may not be consummated.
Approval of the charter amendment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock entitled to vote at the special meeting. Approval of each of the merger proposal, NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the special meeting. Approval, on an advisory basis, of the advisory charter proposals, requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the votes cast at the meeting.
Immediately upon consummation of the merger, we expect that New GRIID will be a “controlled company” within the meaning of the NYSE listing standards, and as a result, New GRIID will qualify for, and intends to rely on, exemptions from certain NYSE listing standards. For more information see “Risk Factors—Risks Related to ADEX and the Merger—Because New GRIID will be a “controlled company” within the meaning of the NYSE listing standards, New GRIID stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.”
In light of the ongoing health concerns relating to the
COVID-19
pandemic and to best protect the health and welfare of ADEX’s stockholders and personnel, the special meeting is currently scheduled to be held entirely online as indicated above. Stockholders of record may vote their shares electronically at the special meeting by following the instructions at                . Stockholders are also urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope. To

ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. To participate in the virtual meeting, an ADEX stockholder of record will need the
12-digit
control number included on your proxy card or instructions that accompanied your proxy materials. If an ADEX stockholder holds his or her shares in “street name,” which means his or her shares are held of record by a broker, bank or other nominee, such stockholder should contact his or her broker, bank or nominee to ensure that votes related to the shares he or she beneficially owns are properly counted. In this regard, such stockholder must provide the record holder of his or her shares with instructions. If you are a stockholder of record holding shares of common stock, you may also cast your vote in person (online) during the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote in person (online), obtain a proxy from your broker or bank. The special meeting webcast will begin promptly at                , Eastern Time. ADEX stockholders are encouraged to access the special meeting prior to the start time. If you encounter any difficulties accessing the virtual meeting or during the meeting time, please call the technical support number that will be posted on the virtual meeting login page. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote “AGAINST” each of the proposals, other than the director election proposal, presented at the special meeting. Abstentions will have no effect on the outcome of the director election proposal. Broker non-votes will not be considered present for purposes of establishing a quorum, will have the same effect as a vote “AGAINST” the charter amendment proposal, and will have no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, or the adjournment proposal. A stockholder’s failure to vote by proxy or to vote in person (online) at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, will have the effect as a vote “AGAINST” the charter amendment proposal and no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, and the adjournment proposal.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting in person (online) or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided.
If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that your shares are represented and voted at the special meeting.
On behalf of our board of directors, I would like to thank you for your support of Adit EdTech Acquisition Corp. and look forward to a successful completion of the merger.

By Order of the Board of Directors,

David L. Shrier Director, President and Chief Executive Officer
TO EXERCISE ITS REDEMPTION RIGHTS, A STOCKHOLDER MUST (1) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT ITS SHARES BE REDEEMED FOR CASH, AND (2) DELIVER ITS SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE MERGER IS NOT CONSUMMATED, THEN THE SHARES WILL NOT BE REDEEMED FOR CASH. IF A STOCKHOLDER HOLDS ITS SHARES IN STREET NAME, SUCH STOCKHOLDER WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT ITS BANK OR BROKER TO WITHDRAW THE SHARES FROM ITS ACCOUNT IN ORDER TO EXERCISE ITS REDEMPTION RIGHTS. SEE “PROPOSAL NO. 1—THE MERGER PROPOSAL—REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in the accompanying proxy statement/prospectus, passed upon the merits or fairness of either of the merger agreement or the transactions contemplated thereby, or passed upon the adequacy or accuracy of the accompanying proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated                 , 2022 and is first being mailed to ADEX stockholders on or about                 , 2022.

NOTICE OF SPECIAL MEETING IN LIEU OF THE 2021 ANNUAL MEETING OF
STOCKHOLDERS OF ADIT EDTECH ACQUISITION CORP.
To Be Held On                ,
To the Stockholders of Adit EdTech Acquisition Corp:
NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting (the “special meeting”) of stockholders of Adit EdTech Acquisition Corp., a Delaware corporation (“ADEX,” “we,” “our” or “us”), will be held on                , at                , Eastern Time, at the following website:                . The special meeting is being called for the following purposes:

•
The Merger Proposal—To consider and vote upon a proposal to approve the transactions contemplated by the merger agreement, dated as of November 29, 2021 (as amended or modified from time to time, the “merger agreement”), by and among ADEX, ADEX Merger Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADEX (“Merger Sub”), Griid Holdco LLC, a Delaware limited liability company (“GRIID”), pursuant to which Merger Sub will merge with and into GRIID (the “merger”), and the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the merger (“post-merger GRIID”) will continue its existence under the Limited Liability Company Act of the State of Delaware (the “DLLCA”) as a wholly owned subsidiary of ADEX, on the terms and subject to the conditions set forth therein (such proposal, the “merger proposal”). Post-merger ADEX is referred to herein as “New GRIID.” A copy of the merger agreement is attached to the accompanying proxy statement/prospectus as Annex
A-1.

•
The Charter Amendment Proposal—To consider and vote upon a proposal to approve, assuming the other condition precedent proposals (as defined below) are approved and adopted, the proposed charter, a copy of which is attached to the accompanying proxy statement/prospectus as Annex D, which, if approved, would take effect upon the closing (the “charter amendment proposal”)

•
The Advisory Charter Proposals—To consider and vote upon a proposal to approve, on a non-binding
advisory basis, certain differences between ADEX’s current certificate of incorporation (as amended and restated through the date of the accompanying proxy statement/prospectus, the “current charter”) and the proposed charter, which are being presented in accordance with the requirements of the U.S. Securities and Exchange Commission (the “SEC”) as six separate sub-proposals
(which we refer to, collectively, as the “advisory charter proposals”):

•
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

•	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

•
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

•
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

•
provide for certain additional changes, including, among other things, (a) changing New GRIID’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of New GRIID;

•
The Incentive Plan Proposal—To consider and vote upon a proposal to approve and adopt, assuming the condition precedent proposals are approved and adopted, the GRIID Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan (the “incentive plan”), substantially in the form attached to the accompanying proxy statement/prospectus as Annex E (the “incentive plan proposal”);

•
The NYSE Proposal—To consider and vote upon a proposal to approve, assuming the other condition precedent proposals are approved and adopted, for purposes of complying with applicable provisions of the NYSE Listing Rule 312.03(c), the issuance of more than 20% of ADEX’s outstanding common stock, par value $0.0001 per share (the “common stock”) in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(d), the change of control of ADEX (the “NYSE proposal” and, collectively with the merger proposal, and the charter amendment proposal, the “condition precedent proposals”).

•
The Director Election Proposal—To consider and vote upon a proposal to elect, assuming the condition precedent proposals are approved and adopted, seven directors to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024, and 2025 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal (the “director election proposal”); and

•
The Adjournment Proposal—To consider and vote upon a proposal to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Each of these proposals is more fully described in the accompanying proxy statement/prospectus, which you are encouraged to review carefully.
Only holders of record of shares of the common stock at the close of business on                are entitled to notice of and to vote and have their votes counted at the special meeting and any adjournment of the special meeting. The special meeting will be held entirely online to allow for greater participation in light of the public health impact of the
COVID-19
pandemic. Stockholders may participate in the special meeting by visiting the following website:                .
We are providing the accompanying proxy statement/prospectus and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the special meeting and at any adjournment of the special meeting.
Whether or not you plan to attend the special meeting in person (online), you are urged to read the accompanying proxy statement/prospectus (and any documents incorporated into the accompanying proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled “Risk Factors.”
After careful consideration, ADEX’s board of directors has unanimously approved the merger agreement and the transactions contemplated thereby and determined that each of the merger proposal, the charter amendment proposal, the advisory charter proposals, the NYSE proposal, the director election proposal, the incentive plan proposal and the adjournment proposal is in the best interests of ADEX and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of the proposals.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the transaction proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” and “Beneficial Ownership of Securities” in the proxy statement/prospectus for a further discussion.

Pursuant to the current charter, a stockholder may request that ADEX redeem all or a portion of such stockholder’s shares for cash if the merger is consummated. A stockholder will be entitled to receive cash for any shares to be redeemed only if it (i) holds shares; and (ii) prior to                , Eastern Time, on                (two business days prior to the vote at the special meeting), (a) submits a written request to Continental Stock Transfer & Trust Company, ADEX’s transfer agent (the “transfer agent”), that ADEX redeem its shares for cash and (b) delivers its shares to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).
Stockholders may elect to redeem all or a portion of their shares even if they vote for the merger proposal. If the merger is not consummated, the shares will not be redeemed for cash. If a stockholder properly exercises its right to redeem its shares and timely delivers its shares to the transfer agent, we will redeem each share for a per share price, payable in cash, equal to the quotient obtained by dividing (a) the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the merger, including interest not previously released to ADEX to pay its franchise and income taxes, by (b) the total number of shares issued in the IPO. For illustrative purposes, as of                , the record date for the special meeting, this would have amounted to approximately $        per share. If a stockholder properly exercises its redemption rights, then it will be exchanging its redeemed shares for cash and will no longer own such shares. Any request to redeem shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the closing. Furthermore, if a holder delivers its certificate representing shares in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that ADEX instruct the transfer agent to return the shares (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in the accompanying proxy statement/prospectus. We will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Proposal No. 1—The Merger Proposal—Redemption Rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your shares for cash.
Notwithstanding the foregoing, a holder of shares, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined for purposes of Section 13 of the Exchange Act (as defined below)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares, without our prior consent. Accordingly, if a stockholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the shares, then any such shares in excess of that 15% limit would not be redeemed for cash, without our prior consent.
We will pay the redemption price to stockholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price.
The closing is conditioned on, among other things, the approval of the condition precedent proposals, the director election proposal, and the incentive plan proposal at the special meeting.
We urge you to read the proxy statement/prospectus accompanying this notice (including the annexes thereto) carefully for a more complete description of the merger and related transactions and each of the proposals. If you have any questions or need assistance voting your shares, please call our proxy solicitor,                 , at                 (banks and brokers call collect at                ) or email at                .
Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors,

David L. Shrier Director, President and Chief Executive Officer

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus, including, without limitation, statements under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADEX” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GRIID,” includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The information included in this proxy statement/prospectus in relation to GRIID has been provided by GRIID and its management team, and forward-looking statements include statements relating to GRIID’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this proxy statement/prospectus may include, for example, statements about:

•	our ability to complete the merger, or, if we do not consummate the merger, any other business combination;

•	the benefits of the merger;

•	the future financial performance of the combined company following the merger;

•	our success in retaining or recruiting, our officers, key employees, directors or industry advisors following the merger;

•	our public securities’ potential liquidity and trading;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties;

•	our financial performance following the merger; or

•
risks related to the matters set forth in the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies, issued by the Division of Corporation Finance of the SEC on April 12, 2021.

The forward-looking statements contained in this proxy statement/prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to:

•	the inability to complete the merger due to the failure to obtain the approval of ADEX’s stockholders, regulatory approvals, or satisfy the other conditions to closing in the merger agreement;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	our success in retaining or recruiting, our officers, key employees, directors or industry advisors following the merger;

•	our directors, industry advisors and management team members allocating their time to other businesses and potentially having conflicts of interest with our business or in approving the merger;

•	the outcome of any legal proceedings that may be instituted against us, GRIID, their affiliates or their respective directors and officers following announcement of the merger;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	changes adversely affecting the business in which GRIID is engaged;

•	the trust account not being subject to claims of third parties;

•	fluctuations in GRIID’s revenue and operating results;

•	the uncertainty of the projected financial information with respect to GRIID;

•	the terms of its credit agreement restrict GRIID’s current and future operations, particularly its ability to take certain actions;

•	GRIID’s business being highly dependent on a small number of bitcoin mining equipment suppliers;

•	GRIID’s reliance on third parties, including utility providers, for the reliable and sufficient supply of electrical power to its infrastructure;

•	GRIID’s ability to obtain and maintain access to its targets of carbon-free power supply;

•	the ability of GRIID to execute its business model, including market acceptance of bitcoin;

•	the risks relating to GRIID’s status as an early-stage company with a history of operating losses;

•	our financial performance following the merger; or

•	other factors detailed under the section entitled “Risk Factors” herein.
Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We and GRIID undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements in deciding how to grant your proxy or instruct how your vote should be cast on the proposals set forth in this proxy statement/prospectus.

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus references important business and financial information about ADEX and GRIID from documents that are not included in or delivered with this proxy statement/prospectus but are contained in the annexes to this proxy statement/prospectus and exhibits to the registration statement on Form
S-4
of which this proxy statement/prospectus forms a part. See the section entitled “Where You Can Find Additional Information.”
ADEX is subject to the information and periodic reporting requirements of Section 13(a) and Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files annual, quarterly and current reports with the SEC. Upon the effectiveness of the registration statement and following completion of the transaction, New GRIID will continue to be subject to these requirements. You will be able to obtain ADEX’s SEC filings, including the registration statement and this proxy statement/prospectus, free of charge at the SEC’s website at http://www.sec.gov. These documents are also available at ADEX’s website at http://www.aditedtech.com under the heading “SEC Filings.” The references to these websites are inactive textual references only, and the information provided on the SEC’s and ADEX’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus.
GRIID does not have a class of securities registered under Section 12 of the Exchange Act or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.
You can obtain documents referenced in this proxy statement/prospectus at no cost by requesting them in writing or by telephone from ADEX:
John D’Agostino
Adit EdTech Acquisition Corp.
1345 Avenue of the Americas, 33
rd
Floor
New York, NY 10105
Telephone: (646)
291-6930
Email: dagostino@aditedtech.com
You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitation agent at the following address and telephone number:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Telephone:
(banks and brokers call collect at                )
Email:
These documents are available without charge upon written or oral request. If you would like to request any documents, please do so no later than                 in order to receive them before the special meeting.
No one has been authorized to provide you with any information that is different from that contained in this proxy statement/prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement/prospectus may be used only for the purpose for which it has been prepared. This proxy statement/prospectus is dated                , 2022, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date or such other date as is specified. Neither the mailing of this proxy statement/prospectus to the GRIID members nor the issuance by ADEX of shares of ADEX common stock in connection with the merger will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this information statement/prospectus regarding ADEX has been provided by ADEX, and information contained in this information statement/prospectus regarding GRIID has been provided by GRIID.
Unless otherwise specified, the interests of stockholders of New GRIID set forth in this proxy statement/prospectus are based on the capitalization of ADEX and GRIID as of December 31, 2021 and (x) assume that (i) none of ADEX’s existing stockholders purchase shares of common stock in the open market and (ii) there are no other issuances of equity interests of ADEX, (y) do not take into account the 7,270,000 private placement warrants issued at the consummation of our initial public offering (the “private placement warrants”) or the 13,800,000 public warrants issued in our initial public offering (“IPO warrants”) that will be outstanding upon the closing and may be exercised thereafter and (z) do not take into account warrants to be issued to Blockchain Access UK Limited (“Blockchain”) at or after the closing, which may be exercised thereafter.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION PROPOSALS FOR ADEX STOCKHOLDERS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the special meeting, including proposals relating to the merger. The following questions and answers do not include all the information that is important to ADEX stockholders. We urge ADEX stockholders to read carefully the remainder of this proxy statement/prospectus, including the annexes included herein.
Q:    Why am I receiving this proxy statement/prospectus?
A:
    ADEX stockholders are being asked to consider and vote upon, among other things, a proposal to approve the transactions contemplated by the merger agreement. The merger agreement provides, subject to the terms and conditions contained therein, that ADEX’s wholly owned direct subsidiary, Merger Sub, will merge with and into GRIID, and the separate limited liability company existence of Merger Sub will cease and post-merger GRIID, the surviving company of the merger, will continue its existence as a wholly owned subsidiary of ADEX. Stockholder approval of the merger agreement and the transactions contemplated thereby is required by the merger agreement and the existing organizational documents, as well as to comply with state and federal law and NYSE Listing Rules 312.03(c) & (d).
A copy of the merger agreement is attached to this proxy statement/prospectus as Annex
A-1.
This proxy statement/prospectus and its annexes contain important information about the merger and the other matters to be acted upon at the special meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety.
In connection with the merger, the existing organizational documents will be replaced by the proposed organizational documents. The provisions of the proposed organizational documents will differ materially from those of the existing organizational documents. Please see “Questions and Answers About the Transaction Proposals For ADEX Stockholders—What amendments will be made to the existing organizational documents of ADEX?” below.
This document is a proxy statement because ADEX’s board of directors is soliciting proxies using this proxy statement/prospectus from its stockholders. It is a prospectus because ADEX, in connection with the merger, is offering shares of its common stock as merger consideration. See the section entitled “Proposal No. 1—The Merger Proposal
.
”
YOUR VOTE IS IMPORTANT. YOU ARE ENCOURAGED TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES.
Q:    Why is ADEX proposing the merger?
A:
    ADEX was organized to effect a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
GRIID is a Delaware limited liability company. GRIID is an emerging American infrastructure company in the bitcoin mining sector that employs a vertically integrated self-mining strategy to develop and operate U.S.-based mining facilities that generate bitcoin. GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. Please see the section entitled “Information about GRIID” for more information about GRIID’s business.
For more information, see the section entitled “Proposal No. 1—The Merger Proposal—ADEX’s Board of Directors’ Reasons for Approval of the Merger.”

Q:    What is being voted on at the special meeting?
A:
    At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex
A-1,
and approve the transactions contemplated thereby.
In addition, you will be asked to consider and vote on proposals to:

•
approve and adopt, assuming the other condition precedent proposals are approved and adopted, the proposed charter, a copy of which is attached to this proxy statement/prospectus as Annex D, which, if approved, would take effect upon the closing;

•
to approve and adopt, on a
non-binding
advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals
to:

•
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

•	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

•
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

•
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

•
provide for certain additional changes, including, among other things, (a) changing New GRIID’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of New GRIID;

•	assuming the condition precedent proposals are approved and adopted, approve and adopt the incentive plan, substantially in the form attached to this proxy statement/prospectus as Annex E;

•
approve, assuming the other condition precedent proposals are approved and adopted, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(c), the issuance of more than 20% of ADEX’s outstanding common stock in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(d), the change of control of ADEX;

•
assuming the condition precedent proposals are approved and adopted, elect seven directors to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024 and 2025 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal; and

•
approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

After careful consideration, ADEX’s board of directors has determined that the proposals are in the best interests of ADEX and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the transaction proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” and “Beneficial Ownership of Securities” for a further discussion.
THE VOTE OF STOCKHOLDERS IS IMPORTANT. STOCKHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS AND ANNEXES.
Q:    Why is ADEX providing stockholders with the opportunity to vote on the merger?
A:
    Under our existing organizational documents, we must provide all holders of shares with the opportunity to have their shares redeemed upon the consummation of the merger either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, we have elected to provide our stockholders with the opportunity to have their shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, we are seeking to obtain the approval of our stockholders of the merger proposal in order to allow our stockholders to effectuate redemptions of their shares in connection with the closing. The approval of our stockholders of the merger agreement and the approval of the other condition precedent proposals, the director election proposal, and the incentive plan proposal are also conditions to closing in the merger agreement.
Q:     What will happen in the merger?
A:     Pursuant to the merger agreement, and subject to the terms and conditions contained therein, at the closing of the merger, Merger Sub will merge with and into GRIID, with GRIID surviving the merger. After giving effect to the merger, GRIID will become a wholly owned subsidiary of New GRIID. Please see the section entitled
“Proposal No. 1—The Merger Proposal”
for more information.
If the merger proposal is approved, we intend to use a portion of the funds held in the trust account to pay (a) our aggregate costs, fees and expenses in connection with the consummation of the merger, (b) the deferred underwriting commission of approximately $9.7 million from our initial public offering and (c) the holders of our common stock who exercise redemption rights. The remaining balance in the trust account will be used for working capital and general corporate purposes of New GRIID. Please see the section entitled “Proposal No. 1—The Merger Proposal”
for more information.
Q:    Will the management of ADEX and GRIID change following the merger?
A:
    The business and affairs of New GRIID will be managed under the direction of its board of directors. Following the closing, New GRIID’s board will include seven directors, of whom four are expected to be nominated by GRIID and three of whom are expected to be nominated by ADEX. At least four of the seven directors will be independent such that a majority of the board of directors is independent. Subject to the terms of the proposed organizational documents, the number of directors will be fixed by New GRIID’s board of directors. Please see the section entitled “Management After the Merger” for more information.
Q:    What is the form of consideration that the GRIID equity holders will receive in return for the acquisition of GRIID by ADEX?
A:
    Upon the closing, the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in post-merger GRIID and each outstanding limited liability company membership unit of GRIID will be converted into the right to receive such unit’s share, as determined in accordance with the merger agreement, of 308,100,000 shares of ADEX’s common stock, par value $0.0001 per share (the “common stock”).
Q:    What are the U.S. federal income tax consequences of the merger to U.S. members of GRIID?
A:    It is intended that, for U.S. federal income tax purposes, the merger should be treated as a tax-free
exchange (subject to the subsequent sentence) by GRIID members of their limited liability company membership units of GRIID for ADEX common stock pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”), which is referred to as the “intended tax treatment”. Notwithstanding the application of Section 351(a) of the Code to the exchange, certain GRIID members may recognize gain to the extent a member’s allocable share of the liabilities of post-merger GRIID exceeds such member’s adjusted tax basis in the GRIID limited liability company membership units surrendered. The completion of the merger is not conditioned on the merger qualifying for the intended tax treatment or upon the receipt of an opinion from counsel to that effect, and whether or not the merger will qualify for the intended tax treatment depends on facts that will not be known until the merger is completed. Accordingly, no assurance can be given that the merger will qualify for the intended tax treatment. Finally, neither ADEX nor GRIID intends to request a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the merger. Therefore, even if ADEX and GRIID conclude that the merger qualifies for the intended tax treatment, no assurance can be given that the Internal Revenue Service will not challenge that conclusion or that a court would not sustain such a challenge.
Assuming the merger qualifies for the intended tax treatment, subject to the limitations and qualifications described in “Certain U.S. Federal Income Tax Considerations
,
” a GRIID member whose units of GRIID are exchanged in the merger will not recognize taxable gain on the exchange, subject to gain recognized as a result of the liabilities of post-merger GRIID that are allocated to those members, as discussed in “Certain U.S. Federal Income Tax Considerations”.
If the merger fails to qualify for the intended tax treatment, a GRIID member generally would recognize gain or loss in an amount equal to the difference between (1) the fair market value of the shares of ADEX common stock received in the merger by the member, plus the amount of the liabilities of post-merger GRIID that are allocated to such member and (2) the member’s basis in the GRIID units surrendered.
The tax consequences of the merger to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the merger.
Q:    How were the transaction structure and consideration for the merger determined?
A:
    The merger was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of ADEX’s management team and board of directors. The terms of the merger were the result of extensive negotiations between ADEX and GRIID. Please see the section entitled “Proposal No. 1—The Merger Proposal—Background of the Merger” for more information. At the closing, GRIID members will own approximately 97.8% of the interest in New GRIID in the maximum redemption scenario.
Q:    What conditions must be satisfied to complete the merger?
A:
    There are a number of closing conditions in the merger agreement, including the approval by our stockholders of the transaction proposals (other than the Adjournment Proposal) as well as certain regulatory approvals. For a summary of the conditions that must be satisfied or waived prior to completion of the merger, see the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Conditions to Closing of the Merger.”

Q:    What equity stake will current ADEX stockholders, GRIID equity holders and Adit EdTech Sponsor, LLC (our “sponsor”), officers and directors hold in New GRIID following the consummation of the merger?
A:
    It is anticipated that, upon completion of the merger and related transactions, the ownership of New GRIID by our sponsor and independent directors and industry advisors who received shares of common stock issued prior to our initial public offering (collectively, the “initial stockholders”), our public stockholders and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 27,600,000 shares of common stock, representing 8.1% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 6,900,000 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, of which 6,832,500 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 89.9% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof, including any stockholder redemptions.
The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by ADEX’s existing stockholders in New GRIID following the merger will be different. For example, if we assume that all 13,800,000 IPO warrants and 7,270,000 private placement warrants were exercisable and exercised following completion of the merger and related transactions, then the ownership of ADEX by our public stockholders, the initial stockholders, and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 41,400,000 shares of common stock, representing 11.4% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 14,170,000 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, of which 14,102,500 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 84.7% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof, including any stockholder redemptions. You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Q:    What is the impact on relative stock ownership if a substantial number of public stockholders vote in favor of the merger proposal but exercise their redemption rights?
A:    Our public stockholders are not required to vote “AGAINST” the merger in order to exercise their redemption rights. Accordingly, the merger may be consummated even though the funds available from the trust account and the number of public stockholders are reduced as a result of redemptions by public stockholders.
If a public stockholder exercises its redemption rights, such exercise will not result in the loss of any warrants that such stockholder may hold. We cannot predict the ultimate value of the warrants following the consummation of the merger, but assuming that 100% or 27,600,000 shares of common stock held by our public stockholders were redeemed, the 13,800,000 retained outstanding IPO warrants would have an aggregate value of $        , based on the price per IPO warrant of $         on             , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus. In addition, on             , 2022, the most recent practicable date prior to the date of this proxy statement/prospectus, the closing sale price per share of common stock was $        .
In each of the no redemption, half redemption and maximum redemption scenarios described below, the residual equity value owned by non-redeeming stockholders, taking into account the respective redemption amounts, is assumed to remain the deemed value of $10.00 per share. As a result of such redemption amounts and the assumed $10.00 per share value, the implied total equity value of New GRIID following the merger, assuming no exercise of outstanding warrants, would be (a) $         in the no redemption scenario, (b) $         in the half redemption scenario and (c) $         in the maximum redemption scenario. Additionally, the sensitivity table below sets forth (x) the potential additional dilutive impact of warrant exercises in each redemption scenario and (y) the effective underwriting fee incurred in connection with the IPO in each redemption scenario (all of which underwriting fees are contingent upon the closing of the merger). Finally, the sensitivity table below sets forth the ownership of each group listed below assuming all IPO warrants and private placement warrants are exercisable and exercised following the completion of the merger and the underlying shares of common stock remain held by the holders of such warrants.

	No Redemption Scenario	% of Total	Half Redemption Scenario	% of Total	Maximum Redemption Scenario	% of Total
Holders
Public stockholders	27,600,000	8.1%	13,800,000	4.2%	0	0.0%
Initial stockholders	6,900,000	2.0%	6,900,000	2.1%	6,900,000	2.2%
Pre-merger GRIID holders	308,100,000	89.9%	308,100,000	93.7%	308,100,000	97.8%

Total shares outstanding excluding warrants	342,600,000	100.0%	328,800,000	100.0%	315,000,000	100.0%

Total equity value post-redemptions ($ in millions)	$3,426		$3,288		$3,150
Per share value	$10.00		$10.00		$10.00
Warrant dilution
IPO warrants	13,800,000	3.9%	13,800,000	4.0%	13,800,000	4.2%
Private placement warrants	7,270,000	2.1%	7,270,000	2.2%	7,270,000	2.3%
Holdings upon exercise of warrants
Public stockholders	41,400,000	11.4%	27,600,000	7.9%	13,800,000	4.1%
Initial stockholders	14,170,000	3.9%	14,170,000	4.1%	14,170,000	4.2%
Pre-merger GRIID holders	308,100,000	84.7%	308,100,000	88.1%	308,100,000	91.7%

Total shares outstanding upon exericse of warrants	363,670,000	100.0%	349,870,000	100.0%	336,070,000	100.0%

	No Redemption Scenario	% of Trust Account		Half Redemption Scenario	% of Trust Account		Maximum Redemption Scenario	% of Trust Account
Effective underwriting fee	$9,660,000		%	$9,660,000		%	$9,660,000		%
If you are a public stockholder and you exercise your redemption rights, it will not result in the loss of any warrants that you may hold. Accordingly, even if the maximum number of shares was redeemed, there would still be 13,800,000 and 7,270,000 IPO warrants and private placement warrants, respectively, outstanding. Further, if the shares of New GRIID common stock are trading above the exercise price of $11.50 per warrant, the warrants would be considered to be “in the money” and would therefore be more likely to be exercised by the holders thereof. This in turn increases the risk to non-redeeming stockholders that the warrants will be exercised, which would result in immediate dilution to the non-redeeming stockholders. As of             , 2022, the closing price of the warrants was $        .
Q:    Did the board of directors of ADEX obtain a fairness opinion in determining whether or not to proceed with the merger?
A:
    Yes. In connection with its determination to approve the merger, the board of directors of ADEX obtained an opinion from Lincoln International LLC as to the fairness to ADEX, from a financial point of view, of the merger consideration to be issued by ADEX in the merger. See “Proposal No. 1—The Merger Proposal—Opinion of Financial Advisor to the ADEX Board” and the full text of such opinion, attached hereto as Annex F. Additionally, ADEX’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and expertise of ADEX’s advisors, enabled them to make the necessary analyses and determinations regarding the merger.
Q:    Why is ADEX proposing the NYSE Proposal?
A:    ADEX is proposing the NYSE Proposal in order to comply with (i) NYSE Listing Rule 312.03(c), which requires, among other things, stockholder approval of certain transactions that result in the issuance of 20% or more of a company’s outstanding voting power or shares of common stock outstanding before the issuance of stock or securities or the issuance of stock or securities to any director, officer or “Substantial Stockholder” and (ii) NYSE Listing Rule 312.03(d), which requires stockholder approval of certain transactions that result in the change of control of the issuer. In connection with the merger, ADEX is seeking stockholder approval for the issuance of: 308,100,000 shares of common stock to the GRIID equity holders. Because the number of securities that ADEX will issue to the GRIID equity holders in connection with the merger is equal to 20% or more of ADEX’s outstanding voting power and outstanding common stock in connection with the merger and the merger will result in a change in control of ADEX, ADEX is required to obtain stockholder approval of such issuance pursuant to NYSE listing rules. Stockholder approval of the NYSE Proposal is also a condition to closing in the merger agreement. See the section entitled “Proposal No. 4—The NYSE Proposal” for additional information.
Q:    What amendments will be made to the existing organizational documents of ADEX?
A:
    The consummation of the merger is conditioned upon, among other things certain amendments to the current charter and current bylaws. Accordingly, in connection with the merger, ADEX’s stockholders are also being asked to consider and vote upon the charter amendment proposal, and the advisory charter proposal. For additional information on the differences between the current charter and the proposed charter, see the sections entitled “Proposal No. 2—The Charter Amendment Proposal” and “Proposal No. 3—The Advisory Charter Proposals.”
Q:    What happens if I sell my shares of common stock before the special meeting?
A:
    The record date for the special meeting is earlier than the date that the merger is expected to be completed. If you transfer your shares after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the merger in accordance with the provisions described herein. If you transfer your shares prior to the record date, you will have no right to vote those shares at the special meeting or have those shares redeemed for a pro rata portion of the proceeds held in the trust account.
Q:    What vote is required to approve the proposals presented at the special meeting?
A:
    Approval of the charter amendment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock entitled to vote at the meeting. Approval of each of the merger proposal, the

NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. Approval, on an advisory basis, of the advisory charter proposals, requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting.
Q:    May our sponsor, directors, officers, advisors or their affiliates purchase shares or warrants prior to or in connection with the merger?
A:
    Prior to or in connection with the merger, our sponsor, directors, officers, or advisors or their respective affiliates may purchase shares or warrants. None of our sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public
information not disclosed to the seller or if prohibited during a restricted period under Regulation M under the Exchange Act. Such purchases of shares may be in privately negotiated transactions with stockholders who would have otherwise elected to have their shares redeemed in connection with the merger. In the event that our sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders may be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases of shares may be effected at purchase prices that are below or in excess of the per-share
pro rata portion of the trust account.
Q:    How many votes do I have at the special meeting?
A:
    ADEX’s stockholders are entitled to one vote at the special meeting for each share of common stock held of record as of                ,         the record date for the special meeting (the “record date”). As of the close of business on the record date, there were                shares of common stock outstanding.
Q:    What constitutes a quorum at the special meeting?
A:
    The presence, in person (online) or by proxy, of stockholders holding a majority of the shares issued and outstanding and entitled to vote at the special meeting constitutes a quorum at the special meeting. As of the record date for the special meeting,            shares of common stock, in the aggregate, would be required to achieve a quorum.
Q:    How will ADEX’s sponsor, directors and officers vote?
A:
    In connection with the IPO, we entered into the sponsor IPO letter agreement with our sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the merger. Currently, stockholders that have agreed to vote their shares of common stock owned by them in favor of the merger own approximately 20% of our issued and outstanding shares common stock, in the aggregate, including the 6,900,000 shares of common stock held by the initial stockholders (the “founder shares”). As a result, the affirmative vote of approximately 37.5% of the shares of common stock held by the public stockholders would be sufficient for approval of the merger proposal. See the section entitled “Proposal No. 1—The Merger Proposal—Related Agreements—Sponsor Letter Agreement.”
Q:    What interests do our sponsor, current officers and directors have in the merger?
A:
    In considering the recommendation of our board of directors to vote in favor of the merger, stockholders should be aware that, aside from their interests as stockholders, our sponsor and certain of our directors and officers have interests in the merger that are different from, or in addition to, those of other stockholders generally. We estimate that the aggregate dollar amount in New GRIID that affiliates of our sponsor have at risk that depends on completion of the merger is $            . Our directors were aware of and considered these interests, among other matters, in evaluating the merger and in recommending to stockholders that they approve the merger. Stockholders should take these interests into account in deciding whether to approve the merger. These interests include, among other things:

•	the fact that certain of our directors and officers are principals of our sponsor;

•
the fact that each of our directors and officers presently has, and in the future may have, additional fiduciary or contractual obligations to other entities, pursuant to which such director or officer may be required to present a business combination opportunity;

•
the fact that our sponsor holds 7,270,000 private placement warrants to purchase 7,270,000 shares of our common stock purchased at a price of $1.00 per warrant in a private placement that closed simultaneously with the consummation of our IPO that would expire worthless if a business combination is not consummated by January 14, 2023;

•
the fact that upon the consummation of the merger, the dollar value of our sponsor’s aggregate interest in the post-merger company will be approximately $        , based upon the closing price of our common stock of $         per share and the closing price of $         per publicly traded warrant (which we use for these purposes as a proxy for the value of the private placement warrants), in each case on the NYSE on             , 2022, the record date for the special meeting, comprised of 7,420,000 private placement warrants purchased at a price of $1.00 per warrant and 6,847,500 shares of our common stock purchased for an aggregate price of approximately $25,000, assuming conversion of $150,000 in borrowings under the promissory note to private placement warrants at a price of $1.00 per warrant;

•
the fact that our sponsor and certain of its affiliates can earn a positive rate of return on their investment, even if other ADEX stockholders experience a negative rate of return on their investment after the consummation of the merger;

•
the fact that our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if ADEX fails to complete an initial business combination, including the merger, by January 14, 2023;

•
the fact that if the trust account is liquidated, including in the event ADEX is unable to complete an initial business combination by January 14, 2023, our sponsor has agreed that it will be liable to ADEX if and to the extent any claims by a third party (other than ADEX’s independent auditors) for services rendered or products sold to ADEX, or a prospective target business with which ADEX has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that one or more directors of ADEX will be a director of New GRIID;

•	the continued indemnification of ADEX’s current directors and officers and the continuation of ADEX’s directors’ and officers’ liability insurance after the merger;

•
the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket
expenses from any amounts held in the trust account if an initial business combination is not consummated by January 14, 2023; and

•
the fact that upon the consummation of the merger, an entity affiliated with ADEX’s Chief Financial Officer, John D’Agostino, would be entitled to acceleration of receipt of a $400,000 cash payment from GRIID and accelerated vesting of GRIID units it holds.

Additionally, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors or waiver of corporate opportunity materially affected our search for a business combination. We are not aware of any such corporate opportunities not being offered to us and do not believe the renouncement of our interest in any such corporate opportunities impacted our search for an acquisition target.
Q:    Do I have redemption rights?
A:
    Pursuant to our existing organizational documents, we are providing the public stockholders with the opportunity to have their shares redeemed at the closing of the merger at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the merger, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding shares included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share
amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. We will not redeem our shares unless our net tangible assets, after payment of deferred underwriting commissions, are at least $5,000,001 either immediately prior to or upon consummation of the merger (such that we are not subject to the SEC’s “penny stock” rules). For illustrative purposes, based on the fair value of marketable securities held in the trust account as of                , the record date for the special meeting of $        , the estimated per share redemption price would have been approximately $        .
Public stockholders may elect to redeem their shares even if they vote for the merger proposal and the other transaction proposals.
Our existing organizational documents provide that a public stockholder, acting together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of ADEX, will be restricted from exercising this redemption right with respect to more than 15% of the shares in the aggregate without the prior consent of ADEX. There will be no redemption rights with respect to our warrants. The initial stockholders have agreed to waive their redemption rights for no additional consideration with respect to their shares, including any shares they may have acquired after our IPO, in connection with the completion of the merger. Permitted transferees of our sponsor and the initial stockholders will be subject to the same obligations.
Additionally, shares properly tendered for redemption will only be redeemed if the merger is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to January 14, 2023, and such shares are tendered for redemption in connection with such different initial business combination.
We will pay the redemption price to any public stockholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the merger.
Q:    Will how I vote affect my ability to exercise redemption rights?
A:
    No. You may exercise your redemption rights whether you vote your shares of common stock for or against or abstain from voting on the merger proposal or any other transaction proposal described in this proxy statement/prospectus. As a result, the merger can be approved by stockholders who will redeem their shares and no longer remain stockholders.

Q:    How do I exercise my redemption rights?
A:
    In order to exercise your redemption rights, you must (i) if you hold your shares of common stock through units, elect to separate your units into the underlying shares and IPO warrants prior to exercising your redemption rights with respect to the shares, and (ii) in any case, prior to                , local time, on                (two business days before the special meeting), tender your shares electronically and submit a request in writing that we redeem your shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attention: Mark Zimkind
Email: mzimkind@continentalstock.com
Your written request should include a certification that you are not acting in concert or as a partnership, syndicate, or other “group” (as defined in Section 13 of the Exchange Act) with any other stockholder with respect to shares. Our existing organizational documents provide that a public stockholder, acting together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of ADEX, will be restricted from exercising this redemption right with respect to more than 15% of the shares in the aggregate without the prior consent of ADEX. There will be no redemption rights with respect to our warrants.
Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares delivered electronically in order to exercise their redemption rights. Holders of outstanding units of ADEX must separate the underlying shares and IPO warrants prior to exercising redemption rights with respect to the shares. If a broker, dealer, commercial bank, trust company or other nominee holds your units, you must instruct such nominee to separate your units. Your nominee must send written instructions by facsimile to Continental Stock Transfer & Trust Company. Such written instructions must include the number of units to be split and the nominee holding such units. Your nominee must also initiate electronically, using the Depository Trust & Clearing Corporation (“DTCC”) DWAC (deposit withdrawal at custodian) system, a withdrawal of the relevant units and a deposit of an equivalent number of shares and IPO warrants. This must be completed far enough in advance to permit your nominee to exercise your redemption rights upon the separation of the shares from the units. While this is typically done electronically on the same business day, you should allow at least one full business day to accomplish the separation. If you fail to cause your shares to be separated in a timely manner, you will likely not be able to exercise your redemption rights. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the merger. If you delivered your shares for redemption to the transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that the transfer agent return the shares. You may make such request by contacting our transfer agent at the phone number or address listed above.
Q:    What are the U.S. federal income tax consequences of exercising my redemption rights?
A:
    The U.S. federal income tax consequences of exercising your redemption rights depend on your particular facts and circumstances. Please see the section entitled “Certain U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisors regarding the tax consequences of exercising your redemption rights.
Q:    If I am a warrant holder, can I exercise redemption rights with respect to my warrants?
A:
    No. Prior to the consummation of the merger, the holders of our warrants have no redemption rights with respect to our warrants.

Q:    Following consummation of the merger, under what circumstances may New GRIID call warrants for redemption?
A:    Following consummation of the merger, New GRIID may call the IPO warrants for redemption, in whole and not in part, at a price of $0.01 per IPO warrant, if certain conditions are met, including if the last reported sale price of the shares of New GRIID common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within a 30 trading day period commencing after the IPO warrants become exercisable and ending on the third business day prior to the notice of redemption to IPO warrant holders.
As a result, New GRIID may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their IPO warrants. Redemption of the outstanding IPO warrants could force warrant holders to (i) exercise their IPO warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their IPO warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding IPO warrants are called for redemption, is likely to be substantially less than the market value of the IPO warrants.
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of an initial business combination, including the merger, subject to certain exceptions and they will not be redeemable by ADEX so long as they are held by our sponsor or its permitted transferees. Our sponsor, as well as its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and will have certain registration rights related to such private placement warrants. Additionally, a private placement warrant will not be redeemable by ADEX for so long as it is held by its initial holder or permitted transferee thereof. Otherwise, the private placement warrants have terms and provisions that are identical to those of the IPO warrants.
Because the private placement warrants may be redeemed only under limited circumstances, they may remain outstanding after all IPO warrants have been redeemed or exercised. All private placement warrants that are exercised will cause additional dilution for other stockholders, including any holders of New GRIID common stock issued pursuant to prior exercises of IPO warrants. If the holders of the private placement warrants elect to exercise their warrants on a cashless basis we will not receive cash proceeds from the exercise of such warrants. See “Description of Securities—Private Placement Warrants”.
As of the record date, the last reported sale price of the ADEX common stock was $             and the highest sale price through such date was $            . In order to redeem the IPO warrants, New GRIID must provide 30 days’ prior written notice of redemption to each IPO warrant holder and have a current registration statement in effect with respect to the shares of New GRIID common stock underlying such IPO warrants. The private placement warrants are not redeemable by New GRIID following the merger for so long as they are held by their initial holders and certain transferees.
If the foregoing conditions are satisfied and New GRIID properly issues a notice of redemption, each IPO warrantholder can exercise his, her or its warrant prior to the scheduled redemption date. However, New GRIID will not be required to notify any holder if the conditions have been met if New GRIID is not calling the IPO warrants for redemption. On and after the redemption date, a record holder of an IPO warrant will have no further rights except to receive the redemption price for such holder’s IPO warrant upon surrender of such IPO warrant. In such cases, a holder of IPO warrants may lose substantially all of such holder’s investment in his, her or its IPO warrants.
Q:    Do I have appraisal rights if I object to the merger?
A:
    No. Neither ADEX stockholders nor ADEX warrant holders have appraisal rights in connection with the merger under the DGCL.

Q:    What happens to the funds deposited in the trust account after consummation of the merger?
A:
    Upon the completion of the IPO, a total of $276 million was placed in the trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. As of                ,         the record date for the special meeting, there were investments and cash held in the trust account of approximately $        . These funds will not be released until the earlier of the completion of our initial business combination and the redemption of our shares if we are unable to complete an initial business combination by January 14, 2023, although we may withdraw the interest earned on the funds held in the trust account to pay taxes.
Q:    What happens if the merger is not consummated or is terminated?
A:
    If we are not able to complete the merger with GRIID or another initial business combination by January 14, 2023, we will cease all operations except for the purpose of winding up and redeeming our shares and liquidating the trust account, in which case our public stockholders may only receive approximately $         per share and our warrants will expire worthless.
Q:    When is the merger expected to be consummated?
A:
    It is currently anticipated that the merger will be consummated as soon as practicable following the special meeting, which is set for                ,         provided that all the requisite stockholder approvals are obtained and other conditions to the consummation of the merger have been satisfied or waived. The closing is subject to certain regulatory approvals, including expiration or termination of the waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder (the “HSR Act”) (the waiting period under the HSR Act was terminated on                ), and as a result, may be subject to substantial delay. For a description of these and the other conditions for the completion of the merger, see “Proposal No. 1—The Merger Proposal—The Merger Agreement—Conditions to the Closing of the Merger.”
Q:    What do I need to do now?
A:
    You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including “Risk Factors” and the annexes, and to consider how the merger will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.
Q:    How do I vote?
A:
    If you were a holder of record of common stock on                ,         the record date for the special meeting, you may vote with respect to the applicable proposals online at the special meeting by voting your shares electronically by following the instructions at                , or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the special meeting of stockholders and vote in person (online), obtain a legal proxy from your broker, bank or nominee.
In light of the ongoing health concerns relating to the
COVID-19
pandemic and to best protect the health and welfare of ADEX’s stockholders and personnel, the special meeting is currently scheduled to be held entirely online as indicated above. Stockholders of record may vote their shares electronically at the special meeting by following the instructions at                . Stockholders are also urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope, or to direct their brokers or other agents on how to vote the shares in their accounts, as applicable.

Q:    What will happen if I abstain from voting or fail to vote at the special meeting?
A:
    Abstentions will be counted in connection with the determination of whether a valid quorum is established but will not count as votes cast and will have the same effect as a vote “AGAINST” each of the proposals, other than the director election proposal. Abstentions will have no effect on the outcome of the director election proposal. Failure to vote by proxy or to vote in person (online) at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, will have the effect as a vote “AGAINST” the charter amendment proposal and no effect on the outcome of the other proposals.
Q:    What will happen if I sign and submit my proxy card without indicating how I wish to vote?
A:
    If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.
Q:    If I am not going to attend the special meeting in person (online), should I submit my proxy card instead?
A:
    Yes. Whether you plan to attend the special meeting or not, please read this proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
Q:    What is a broker
non-vote?
A:
    Generally, a broker
non-vote
occurs when a bank, broker, custodian or other record holder that holds shares in “street name” is precluded from exercising voting discretion on a particular proposal because (i) the beneficial owner has not instructed the bank, broker, custodian or other record holder how to vote, and (ii) the bank, broker, custodian, or other record holder lacks discretionary voting power to vote such shares. Absent specific voting instructions from the beneficial owners of such shares, a bank, broker, custodian or other record holder does not have discretionary voting power with respect to the approval of
“non-routine”
matters, such as the merger proposal.
Q:    If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?
A:
    No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal. This is called a “broker non-vote.”
Broker
non-votes
will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Broker non-votes will have the same effect as a vote “AGAINST” the charter amendment proposal, and will have no effect on the outcome of the other proposals. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.
Q:    May I change my vote after I have submitted my executed proxy card?
A:
    Yes. Stockholders may send a later-dated, signed proxy card to                at the address set forth herein so that it is received by                prior to the vote at the special meeting (which is scheduled to take place

on                ) or attend the special meeting and vote in person (online). Stockholders also may revoke their proxy by sending a notice of revocation to                , which must be received by                prior to the vote at the special meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.
Q:    What should I do if I receive more than one set of voting materials?
A:
    Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of common stock.
Q:    Who can help answer my questions?
A:
    If you have questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Tel:
Banks and brokers call collect:
E-mail:
You also may obtain additional information about ADEX from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find Additional Information.” If you are a holder of shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to the transfer agent at the address below prior to                 Eastern Time, on                (two business days prior to the vote at the special meeting). If you have questions regarding the certification of your position or delivery of your stock, please contact:
Mark Zimkind
Continental Stock Transfer & Trust Company
One State Street Plaza, 30th Floor
New York, New York 10004
E-mail:
mzimkind@continentalstock.com
Q:    Who will solicit and pay the cost of soliciting proxies?
A:
    ADEX will pay the cost of soliciting proxies for the special meeting. ADEX has engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies for the special meeting. ADEX has agreed to pay Okapi a fee of $        . ADEX will reimburse                for reasonable
out-of-pocket
losses, damages and expenses. ADEX will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to beneficial owners of shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the merger and the proposals to be considered at the special meeting, you should read this entire proxy statement/prospectus carefully, including the annexes included herein.
Parties to the Merger
Adit EdTech Acquisition Corp.
ADEX is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Our units, common stock originally sold as part of the units, and warrants originally sold as part of the units are currently listed on New York Stock Exchange (the “NYSE”) under the symbols “ADEX.U,” “ADEX” and “ADEX.WS,” respectively, and began separately trading on March 3, 2021. Upon the closing of the merger (the “closing”), we intend to apply to continue the listing of our common stock and warrants on NYSE under the symbols “GRDI” and “GRDI.WS,” respectively. Our units will not be listed following the closing.
The mailing address of ADEX’s principal executive office is 1345 Avenue of the Americas, 33 rd
Floor, New York, NY, 10105. Its telephone number is (646)
291-6930.
ADEX Merger Sub, LLC
ADEX Merger Sub, LLC (“Merger Sub”) is a Delaware limited liability company and wholly owned direct subsidiary of ADEX formed on November 24, 2021. In the merger, Merger Sub will merge with and into GRIID, and the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the merger will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of ADEX.
The mailing address of Merger Sub’s principal executive office is 1345 Avenue of the Americas, 33 rd
Floor, New York, NY, 10105. Its telephone number is (646)
291-6930.
Griid Holdco LLC
Griid Holdco LLC is an emerging American infrastructure company in the bitcoin mining sector. GRIID employs a vertically integrated self-mining strategy to develop and operate U.S.-based mining facilities that generate bitcoin. GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any other cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. As of the date of this proxy statement/prospectus, GRIID has 48MW of available electrical capacity in its New York facility and its two Tennessee facilities, and GRIID believes that it is well-positioned to grow its capacity to 734MW by the end of 2023. GRIID’s mining operations currently utilize application specific integrated circuits (“ASICs”) manufactured by two leading companies, Bitmain and MicroBT. GRIID recently entered into a supply agreement with Intel Corporation (“Intel”), which will provide an additional source of supply of ASICs. GRIID has begun the process of developing a carbon-free focused power pipeline including 1300MW of power capacity, subject to memoranda of understanding and letters of intent, land acquisition and infrastructure procurement. GRIID’s existing facilities utilize approximately 74% carbon-free power, and GRIID expects that its facilities will utilize approximately 79% carbon-free power by the end of 2022 and more than 90% carbon-free power by the end of 2023, respectively. These carbon-free levels are based solely on generation type and not from offsets or carbon credits.
The mailing address of GRIID’s principal executive office is 2577 Duck Creek Road, Cincinnati, OH 45212. Its telephone number is (513) 268-6185.
The Merger
On November 29, 2021, we entered into the merger agreement with GRIID and Merger Sub pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into GRIID with GRIID being the surviving entity and a subsidiary of New GRIID. On December 23, 2021, we, GRIID and Merger Sub entered into an amendment to the merger agreement.
The merger consideration to be issued to the GRIID equity holders at the closing of the merger pursuant to the merger agreement will have a value of $3,081,000,000 (based upon the assumed price of $10.00 per share of ADEX common stock) and will be paid in shares of ADEX common stock.
For more information about the merger agreement and the merger, see the section entitled “Proposal No. 1—The Merger Proposal—The Merger.”
Conditions to the Closing
Conditions to Obligations of the ADEX Parties and GRIID to Consummate the Merger
The obligations of ADEX and Merger Sub (the “ADEX parties”) and GRIID to consummate, or cause to be consummated, the merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by applicable law) in writing by all of such parties:

•	all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or been terminated;

•	there must not be in force any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the merger;

•	the approval of the transaction proposals (other than the adjournment proposal) by ADEX’s stockholders as described in this proxy statement/prospectus must have been obtained;

•	the approval of the merger agreement and related agreements and transactions and actions contemplated thereby shall have been approved by the members of GRIID;

•
the shares of common stock contemplated to be listed pursuant to the merger agreement must have been listed on NYSE and be eligible for continued listing on NYSE immediately following the closing (as if it were a new initial listing by an issuer that had never been listed prior to closing);

•
ADEX must have at least $5,000,001 of net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act) remaining after ADEX’s stockholders have exercised their right to redeem their shares in connection with the closing; and

•
the registration statement on Form
S-4
will have become effective and no stop order will have been issued by the SEC with respect to the registration statement on Form
S-4
and no proceeding seeking such a stop order will have been threatened or initiated by the SEC.

Conditions to Obligations of the ADEX Parties to Consummate the Merger
The obligations of the ADEX parties to consummate, or cause to be consummated, the transactions contemplated by the merger agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if permitted by applicable law) in writing by the ADEX parties:

•
the representations and warranties of GRIID set forth in the merger agreement related to the corporate organization of GRIID and its subsidiaries, due authorization to enter into the merger agreement and related documentation, consents, brokers’ fees and title to GRIID’s and its subsidiaries’ respective assets, must be true and correct (without giving effect to any materiality, “company material adverse effect,” “company impairment effect” or similar qualification therein) in all material respects as of the closing date, as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date;

•
the representations and warranties of GRIID set forth in the merger agreement related to the capitalization of GRIID and its subsidiaries, must be true and correct in all respects (except for de minimis
inaccuracies) as of the closing date, as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis
inaccuracies) as of such earlier date;

•
the other representations and warranties of GRIID set forth in the merger agreement must be true and correct (without giving effect to any materiality, “material adverse effect,” “company impairment effect” or similar qualifications therein) in all respects as of the closing date, as if made on and as of the closing date (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a company material adverse effect or any effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of GRIID to consummate the transactions contemplated by the merger agreement (such effect, a “company impairment effect”);

•	each of the covenants of GRIID to be performed or complied with at or prior to the closing must have been performed or complied with by GRIID in all material respects;

•	from the date of the merger agreement there must have not occurred a company impairment effect that is continuing as of the closing date or any company material adverse effect;

•
GRIID must have delivered, or cause to be delivered, to ADEX: (i) the investor rights agreement executed by the GRIID equity holders, (ii) a certificate signed by an authorized officer of GRIID, dated as of the closing date, certifying that the conditions described in the preceding bullets above have been satisfied, (iii) certification conforming to the requirements of Treasury Regulations section
1.1445-11T(d)(2)(i),
and (iv) certificates of good standing with respect to GRIID and each of its subsidiaries; and

•
GRIID must have delivered to ADEX the audited consolidated financial statements of GRIID and its subsidiaries as of and for the year ended December 31, 2021, prepared in accordance with GAAP and Regulation
S-X
and audited by GRIID’s independent auditor.

Conditions to Obligations of GRIID to Consummate the Merger
The obligation of GRIID to consummate the transactions contemplated by the merger agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if permitted by applicable law) in writing by GRIID:

•
each of the representations and warranties of the ADEX parties set forth in the merger agreement related to the corporate organization of the ADEX parties, due authorization to enter into the merger agreement and related documentation, consents and brokers’ fees, must be true and correct (without giving effect to any materiality, “ADEX material adverse effect,” “ADEX impairment effect” or similar qualifications therein) in all material respects as of the closing date, as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date;

•
the representations and warranties of the ADEX parties set forth in the merger agreement related to the capitalization of the ADEX parties, must have been true and correct in all respects (except for de minimis
inaccuracies) as of the closing date, as if made as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis
inaccuracies) as of such earlier date;

•
the other representations and warranties of the ADEX parties, must be true and correct (without giving effect to any materiality, “ADEX material adverse effect,” “ADEX impairment effect” or similar qualifications therein) in all respects as of the closing date, as if made on and as of the closing date (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an ADEX material adverse effect or any effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the ADEX parties to consummate the transactions contemplated by the merger agreement (such effect, an “ADEX impairment effect”);

•
each of the covenants of ADEX or Merger Sub to be performed or complied with at or prior to closing must have been performed or complied with by the ADEX parties, as applicable, in all material respects;

•	from the date of the merger agreement there must have not occurred an ADEX impairment effect that is continuing as of the closing date or any ADEX material adverse effect; and

•
ADEX must have delivered, or cause to be delivered, to GRIID (i) the investor rights agreement and the amended operating agreement, in each case executed by ADEX or its stockholders, as applicable and (ii) a certificate signed by an officer of ADEX, dated the closing date, certifying that the conditions described in the preceding five bullets above have been fulfilled.

Other Agreements
The following agreements were entered into or will be entered into in connection with the merger, the merger agreement and the other transactions contemplated thereby:
Investor Rights Agreement
In connection with closing of the merger, New GRIID, the initial stockholders and certain GRIID members will enter into an investor rights agreement (the “investor rights agreement”) to provide for certain registration rights related to the shares of ADEX common stock and private placement warrants of ADEX. New GRIID will agree to, among other things, file within 30 days of closing of the merger a resale shelf registration statement covering the resale of all securities registrable under the investor rights agreement.
See the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Related Agreements.”
Voting Agreement
In connection with the execution of the merger agreement, ADEX entered into a voting agreement with
Griid Holdings LLC, a member of GRIID (the “voting agreement”), covering approximately 64.0% of GRIID’s membership units. The voting agreement requires, among other things, that Griid Holdings LLC vote all of its membership units of GRIID in favor of, or execute written consents to approve, upon effectiveness of the S-4 registration
statement, the merger and the other transactions contemplated by the merger agreement and against alternative transactions. The voting agreement also restricts Griid Holdings LLC from transferring its GRIID units prior to the expiration date (as such term is defined in the voting agreement) unless the transferee joins the voting agreement. The voting agreement also contains customary representations and warranties made by Griid Holdings LLC. Under GRIID’s existing operating agreement, GRIID’s members are obligated to vote in favor of a merger approved by GRIID’s board of managers.
See the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Related Agreements.”
Sponsor IPO Letter Agreement
In connection with the IPO, we entered into the sponsor IPO letter agreement with our sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the merger. Currently, stockholders that have agreed to vote their shares of common stock owned by them in favor of the merger own approximately 20% of our issued and outstanding shares common stock, in the aggregate, including the founder shares. As a result, the affirmative vote of approximately 37.5% of the shares of common stock held by the public stockholders would be sufficient for approval of the merger proposal.
See the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Related Agreements.”
Amended Operating Agreement
Concurrently with the closing, GRIID’s current operating agreement will be amended and restated in its entirety to become the amended operating agreement (as so amended, the “amended operating agreement”), whereby ADEX will be admitted as the sole member of post-merger GRIID.
See the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Related Agreements.”
Interests of Certain Persons in the Merger
When considering our board of directors’ recommendation that our stockholders vote in favor of the approval of the merger, our stockholders should be aware that our sponsor and certain of our directors and officers have interests in the merger that are different from, or in addition to, the interests of other stockholders generally. We estimate that the aggregate dollar amount in New GRIID that affiliates of our sponsor have at risk that depends on completion of the merger is $        . Our directors were aware of and considered these interests, among other matters, in evaluating the merger, and in recommending to stockholders that they approve the merger. Our stockholders should take these interests into account in deciding whether to approve the merger. These interests include:

•	the fact that certain of our directors and officers are principals of our sponsor;

•
the fact that each of our directors and officers presently has, and in the future may have, additional fiduciary or contractual obligations to other entities, pursuant to which such director or officer may be required to present a business combination opportunity;

•
the fact that our sponsor holds 7,270,000 private placement warrants to purchase 7,270,000 shares of our common stock purchased at a price of $1.00 per warrant in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated by January 14, 2023;

•
the fact that our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if ADEX fails to complete an initial business combination, including the merger, by January 14, 2023;

•
the fact that upon the consummation of the merger, the dollar value of our sponsor’s aggregate interest in the post-merger company will be approximately $         , based upon the closing price of our common stock of $         per share and the closing price of $         per publicly traded warrant (which we use for these purposes as a proxy for the value of the private placement warrants), in each case on the NYSE on         , 2022, the record date for the special meeting, comprised of 7,420,000 private placement warrants purchased at a price of $1.00 per warrant and 6,847,500 shares of our common stock purchased for an aggregate price of approximately $25,000, assuming conversion of $150,000 in borrowings under the promissory note to private placement warrants at a price of $1.00 per warrant;

•
the fact that our sponsor and certain of its affiliates can earn a positive rate of return on their investment, even if other ADEX stockholders experience a negative rate of return on their investment after the consummation of the merger;

•
the fact that if the trust account is liquidated, including in the event ADEX is unable to complete an initial business combination by January 14, 2023, our sponsor has agreed that it will be liable to ADEX if and to the extent any claims by a third party (other than ADEX’s independent auditors) for services rendered or products sold to ADEX, or a prospective target business with which ADEX has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that one or more directors of ADEX will be a director of New GRIID;

•	the continued indemnification of ADEX’s current directors and officers and the continuation of ADEX’s directors’ and officers’ liability insurance after the merger;

•
the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket
expenses from any amounts held in the trust account if an initial business combination is not consummated by January 14, 2023; and

•
the fact that upon the consummation of the merger, an entity affiliated with ADEX’s Chief Financial Officer, John D’Agostino, would be entitled to acceleration of receipt of a $400,000 cash payment from GRIID and acceleration of vesting of GRIID units it holds.

Additionally, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors or waiver of corporate opportunity materially affected our search for a business combination. We are not aware of any such corporate opportunities not being offered to us and do not believe the renouncement of our interest in any such corporate opportunities impacted our search for an acquisition target.
Reasons for Approval of the Merger
ADEX’s board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, ADEX’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of ADEX’s board of directors may have given different weight to different factors. ADEX’s reasons for the board of directors’ approval of the merger, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Before reaching its decision, ADEX’s board of directors reviewed the results of due diligence conducted by ADEX’s management, together with its advisors, which included, among other things:

•	extensive meetings with GRIID’s management team regarding operations and forecasts;

•	research on the cryptocurrency industry, including historical growth trends and market share information as well as end-market size and growth projections;

•	consultation with ADEX’s management and legal and financial advisors;

•	review of current and forecasted industry and market conditions;

•	a financial and valuation analysis of GRIID and the merger and financial projections prepared by GRIID’s management team;

•	the opinion of Lincoln International LLC as to the fairness of the merger consideration to ADEX and the related analysis prepared by Lincoln International LLC;

•	GRIID’s audited and unaudited financial statements; and

•	consideration of legal, cybersecurity, and operational due diligence reports prepared by external advisors.
In the prospectus for ADEX’s IPO, we identified general,
non-exclusive
criteria and guidelines that we believed would be important in evaluating prospective target businesses. ADEX indicated its intention to acquire companies that it believes possess the following characteristics:

•	are fundamentally sound and that we believe are underperforming their potential;

•
are in a position to utilize our management team’s global network of contacts, which can provide access to differentiated deal flow and significant deal-sourcing capabilities following a business combination;

•	are at an inflection point, such as requiring additional management expertise or new operational techniques to drive improved financial performance;

•
exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review;

•
will offer an attractive risk-adjusted return for our stockholders; the potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks; and

•	have been materially impacted by possible market dislocations or that have new market opportunities and would benefit from capital markets access.
In considering the merger, ADEX’s board of directors concluded that GRIID met all of the above criteria.
In particular, the board of directors considered the following positive factors, although not weighted or in any order of significance:

•	Capitalization . GRIID maintains a $525 million credit facility, strengthening its balance sheet and reducing the need for additional public equity financing.

•
Proven Existing Management Team
. GRIID has an experienced management team with a proven track record of operational excellence. We are confident in the management team’s deep industry knowledge and strategic vision and believe that the ADEX and GRIID teams will form a collaborative and effective long-term partnership that is positioned to create and enhance stockholder value going forward.

•
Compelling Financial Metrics and Valuation.
The proposed pro forma enterprise value of approximately $3.3 billion implies an enterprise value to projected 2022 EBITDA multiple of 7.3x and an enterprise value to projected 2022 total revenue multiple of 6.4x (based on GRIID’s projections), which compares favorably with the corresponding trading multiple for certain companies that may be deemed comparable to GRIID in certain respects.

•
Terms of the Merger Agreement
. Our board of directors reviewed the financial and other terms and conditions of the merger agreement and determined that they were reasonable and were the product of arm’s-length
negotiations among the parties.

•
Stockholder Approval
. Our board of directors considered the fact that in connection with the merger our stockholders have the option to (i) remain stockholders of ADEX, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

•
Independent Director Role
. Our board of directors is comprised of a majority of independent directors who are not affiliated with our sponsor and its affiliates. In connection with the merger, our independent directors took an active role in evaluating the proposed terms of the merger, including the merger agreement and the related agreements. Our independent directors evaluated and unanimously approved, as members of our board of directors, the merger agreement and the related agreements and the transactions contemplated thereby.

•
Other Alternatives.
Our board of directors’ belief is that the merger represents the best potential business combination for ADEX based upon the process utilized to evaluate and assess other potential acquisition targets, and our board of directors’ and management’s belief that such processes had not presented a better alternative.

In the course of its deliberations, our board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the transaction, including, among others, the following:

•	The risk relating to the uncertainty of the projected financial information with respect to GRIID.

•	The risk that the terms of GRIID’s credit agreement with Blockchain restrict GRIID’s current and future operations, particularly its ability to take certain actions.

•	The risk that GRIID’s business is highly dependent on a small number of bitcoin mining equipment suppliers.

•	The risks relating to GRIID’s reliance on third parties, including utility providers, for the reliable and sufficient supply of electrical power to its infrastructure.

•	The risks relating to GRIID’s ability to obtain and maintain access to its targets of carbon-free power supply.

•	The risks relating to GRIID’s ability to execute its business model, including market acceptance of bitcoin.

•	The risks relating to GRIID’s status as an early-stage company with a history of operating losses.

•	The risk that because GRIID’s miners are designed specifically to mine bitcoin, GRIID’s future success will depend in large part upon the value of bitcoin.

•	The risk that the market price of bitcoin may be extremely volatile, including due to potential under-regulation.

•	The risks posed by the fact that there is no PIPE as part of the merger, since public investors often rely on PIPE investors for third-party validation of the valuation of a transaction.

•	The risks associated with the cryptocurrency industry in general, including the development, effects and enforcement of laws and regulations with respect to the cryptocurrency industry.

•	The risks associated with macroeconomic uncertainty and the effects it could have on GRIID’s revenues.

•	The risk that ADEX does not retain sufficient cash in the trust account or find replacement cash to meet the requirements of the merger agreement.

•	The risk that GRIID might not able to protect its trade secrets or maintain its trademarks, patents and other intellectual property consistent with historical practice.

•	The risk that key employees of GRIID might not remain with GRIID following the closing.

•	The possibility of litigation challenging the merger.

•	The challenge of attracting and retaining senior management personnel.

•	The significant fees and expenses associated with completing the merger and related transactions and the substantial time and effort of management required to complete the merger.

•	The other risks described in the section entitled “Risk Factors.”
After considering the foregoing potentially negative and potentially positive reasons, our board of directors concluded, in its business judgment, that the potentially positive reasons for consummating the merger outweighed the potentially negative reasons for not consummating the merger. In connection with its deliberations, our board of directors did not consider the fairness of the consideration to be paid by ADEX in the merger to any person other than ADEX.

For a more complete description of ADEX’s reasons for approving the merger and the recommendation of ADEX’s board of directors, see the section entitled “Proposal No. 1—The Merger Proposal—ADEX’s Board of Directors’ Reasons for Approval of the Merger.”
Opinion of Financial Advisor to the ADEX Board
On November 29, 2021, Lincoln rendered its oral opinion, which was subsequently confirmed in writing on the same date, to the board of directors of ADEX at a meeting at which such board considered the merger agreement, based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, as to the fairness, from a financial point of view, of the merger consideration to be issued by ADEX in the merger.
Lincoln’s opinion was directed to the board of directors of ADEX (in its capacity as such) and only addressed the fairness to ADEX, from a financial point of view, of the merger consideration to be issued by ADEX in the merger and did not address any other terms, aspects or implications of the merger, or any agreements, arrangements or understandings entered into in connection with the merger. The summary of Lincoln’s opinion included elsewhere in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex F to this proxy statement/prospectus and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth elsewhere in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the board of directors of ADEX, ADEX or any security holder as to how to act or vote on any matter relating to the merger or otherwise. Stockholders are urged to read the entire opinion carefully in connection with their consideration of the merger.
For a summary of the opinion, please see the section entitled “Proposal No. 1—The Merger Proposal—Opinion of Financial Advisor to the ADEX Board.”
Redemption Rights
Pursuant to the current charter, we are providing the public stockholders with the opportunity to have their shares redeemed at the closing of the merger at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the merger, including interest (which interest will be net of taxes payable), divided by the number of then-outstanding shares of common stock included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share
amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. We will not redeem our shares unless our net tangible assets, after payment of deferred underwriting commissions, are at least $5,000,001 either immediately prior to or upon consummation of the merger (such that we are not subject to the SEC’s “penny stock” rules). For illustrative purposes, based on the fair value of marketable securities held in the trust account as of                 , the record date for the special meeting, of $                , the estimated per share redemption price would have been approximately $                .
Public stockholders may elect to redeem their shares even if they vote for the merger proposal and the other transaction proposals.
The current charter provides that a public stockholder, acting together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of ADEX, will be restricted from exercising this redemption right with respect to more than 15% of the shares in the aggregate without the prior consent of

ADEX. There will be no redemption rights with respect to our warrants. The initial stockholders have agreed to waive their redemption rights for no additional consideration with respect to their shares, including any public shares they may have acquired after our IPO, in connection with the completion of the merger. Permitted transferees of our sponsor will be subject to the same obligations.
Additionally, shares properly tendered for redemption will only be redeemed if the merger is consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to January 14, 2023, and such shares are tendered for redemption in connection with such different initial business combination.
We will pay the redemption price to any public stockholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price. Any request to redeem shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the closing.
If you exercise your redemption rights, your shares will cease to be outstanding immediately prior to the merger and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of ADEX following the merger, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
See the section entitled “Proposal No. 1—The Merger Proposal—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.
Impact of the Merger on ADEX’s Public Float
Assuming there are no redemptions of our shares and that no additional shares are issued prior to completion of the merger, it is anticipated that, upon completion of the merger and related transactions, the ownership of New GRIID by our public stockholders, the initial stockholders and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 27,600,000 shares of common stock, representing 8.1% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 6,900,000 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, of which 6,832,500 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 89.9% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof, including any stockholder redemptions.
The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by ADEX’s existing stockholders in New GRIID following the merger will be different. For example, if we assume that all 13,800,000 IPO warrants and 7,270,000 private placement warrants were exercisable and exercised following completion of the merger and related transactions, then the ownership of ADEX by our public stockholders, the initial stockholders and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 41,400,000 shares of common stock, representing 11.4% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 14,170,000 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, of which 14,102,500 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 84.7% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof. You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
Board of Directors of New GRIID Following the Merger
Upon the closing, assuming the election of each of the director nominees and re-nominees,
the board of directors of New GRIID will consist of the following seven directors: James D. Kelly III, Neal Simmons, Sundar Subramaniam, Tom Zaccagnino, Cristina Dolan, David L. Shrier, and Sharmila Kassam. See “Proposal No. 6—The Director Election Proposal.”
Information about the current ADEX directors and executive officers can be found in the section entitled “Information About ADEX.”
Accounting Treatment
The merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ADEX is treated as the “acquired” company and GRIID is treated as the acquiror for financial statement reporting purposes. GRIID has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	following the merger, New GRIID will be governed by a board of directors consisting of four members that are initially appointed by GRIID and three initially that are appointed by ADEX;

•	the existing GRIID equity holders are expected to represent a majority of the voting power of New GRIID;

•	GRIID’s operations prior to the merger will constitute the only ongoing operations of New GRIID;

•	GRIID’s senior management will represent a majority of the senior management of New GRIID; and

•	GRIID is significantly larger than ADEX in terms of revenue, total assets (excluding cash) and employees

Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of GRIID with the acquisition being treated as the equivalent of GRIID issuing shares for the net assets of ADEX, accompanied by a recapitalization. The net assets of ADEX will be stated at historical cost, with no goodwill or other intangible assets recorded.
Appraisal Rights
Neither ADEX stockholders nor ADEX warrant holders have appraisal rights in connection with the merger under the DGCL.
Proposals to be Put to the Stockholders of ADEX Special Meeting
At the special meeting, you will be asked to consider and vote on a proposal to approve and adopt the merger agreement, a copy of which is attached to this proxy statement/prospectus as Annex
A-1,
and approve the transactions contemplated thereby.
In addition, you will be asked to consider and vote on proposals to:

•
approve and adopt, assuming the other condition precedent proposals (as defined below) are approved and adopted, the proposed charter, a copy of which is attached to this proxy statement/prospectus as Annex D, which, if approved, would take effect upon the closing;

•
to approve and adopt, on a
non-binding
advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals
to:

o
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

o	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

o	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

o
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

o
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

o
provide for certain additional changes, including, among other things, (a) changing New GRIID’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of New GRIID;

•	assuming the condition precedent proposals are approved and adopted, approve and adopt the incentive plan, substantially in the form attached to this proxy statement/prospectus as Annex E;

•
approve, assuming the other condition precedent proposals are approved and adopted, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(c), the issuance of more than 20% of ADEX’s outstanding common stock in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(d), the change of control of ADEX;

•
assuming the condition precedent proposals are approved and adopted, elect seven directors to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024 and 2025 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal; and

•
approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Date, Time and Place of Special Meeting
The special meeting will be held at                 Eastern Time, on                ,                 , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The special meeting will be held entirely online to allow for greater participation in light of the public health impact of the
COVID-19
pandemic. Stockholders may participate in the special meeting by visiting the following website:                 .
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of common stock at the close of business on                 ,                 , which is the record date for the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were                shares of common stock outstanding.
Proxy Solicitation
ADEX has hired Okapi to assist in the proxy solicitation process. ADEX will pay that firm a fee of                 . ADEX will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ADEX will reimburse them for their reasonable expenses.
Quorum and Required Vote for Proposals for the Special Meeting
The presence, in person (online) or by proxy, of stockholders holding a majority of the shares issued and outstanding and entitled to vote at the special meeting constitutes a quorum at the special meeting.

Approval of the charter amendment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock entitled to vote at the meeting. Approval of each of the merger proposal, the NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. Approval, on an advisory basis, of the advisory charter proposals, requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting.
Under the merger agreement, the approval of each of the condition precedent proposals, the director election proposal, and the incentive plan proposal is a condition to the consummation of the merger. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the incentive plan proposal are conditioned on the approval of all of the condition precedent proposals, and the adjournment proposal is not conditioned on the approval of any other proposal. If ADEX’s stockholders do not approve any of the condition precedent proposals, the merger may not be consummated.
Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote against each of the proposals, other than the director election proposal, presented at the special meeting. Abstentions will have no effect on the outcome of the director election proposal. Broker non-votes will not be considered present for purposes of establishing a quorum, will have the same effect as a vote against the charter amendment proposal, and will have no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, or the adjournment proposal. A stockholder’s failure to vote by proxy or to vote in person (online) at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, will have the effect as a vote against the charter amendment proposal and no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, and the adjournment proposal.
Recommendation to ADEX Stockholders
After careful consideration, ADEX’s board of directors recommends that ADEX’s stockholders vote “FOR” each proposal being submitted to a vote of ADEX’s stockholders at the special meeting.
For a more complete description of ADEX’s reasons for the approval of the merger and the recommendation of ADEX’s board of directors, see the section entitled “Proposal No. 1—The Merger Proposal—ADEX’s Board of Directors’ Reasons for Approval of the Merger.”
When you consider the recommendation of the board of directors to vote in favor of approval of these proposals, you should keep in mind that our sponsor and certain of our directors and officers have interests in the merger that are different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” and “Beneficial Ownership of Securities.”
Summary of Risk Factors
In evaluating the transaction proposals, you should carefully read this proxy statement/prospectus, including the annexes included herein, and especially consider the factors discussed in the section entitled “Risk Factors.”

The following is a summary of principal risk to which (i) our business, operations and financial performance and (ii) the merger are subject. Each of these risks is more fully described in the individual risk factors contained in the section entitled “Risk Factors.”
Risks Related to GRIID’s Business and Industry

•
GRIID has a limited operating history, with operating losses as the business has grown. If GRIID is unable to sustain greater revenues than its operating costs, GRIID will incur operating losses, which could negatively impact its business, financial condition and results of operations.

•	Any electricity outage, limitation of electricity supply or increase in electricity costs could materially impact GRIID’s operations and financial performance.

•	GRIID may face risks of internet disruptions, which could have an adverse effect on both the price of bitcoin and its ability to operate its business.

•	The terms of its credit agreement restrict GRIID’s current and future operations, particularly its ability to take certain actions.

•
GRIID’s business is highly dependent on a small number of bitcoin mining equipment suppliers. Failure of GRIID’s suppliers to perform under the relevant supply contracts for equipment that has already been procured may delay its expansion plans. Failure of suppliers to make new machines available on an ongoing basis could delay GRIID’s expansion plans.

•
GRIID’s evolving business model increases the complexity of its business, which makes it difficult to evaluate its future business prospects and could have a material adverse effect on its business, financial condition and results of operations.

•	GRIID may not be able to compete effectively against its current and future competitors, which could have a material adverse effect on its business, financial condition and results of operations.

•	GRIID’s success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.

•	If demand for transactions in bitcoin declines and is replaced by new demand for other cryptocurrencies, GRIID’s business, financial condition and results of operations could be adversely affected.

•	It may take significant time and expenditure for GRIID to grow its bitcoin mining operations through continued development at its existing and planned sites, and its efforts may not be successful.

•
COVID-19
or any pandemic, epidemic or outbreak of an infectious disease in any country in which GRIID operates, and any governmental or industry measures taken in response to
COVID-19
or any other such infectious disease, may adversely impact its operations.

•	GRIID’s management team has limited experience managing a public company.

•
GRIID may be vulnerable to climate change, severe weather conditions and natural and man-made
disasters, including earthquakes, fires, floods, hurricanes, tornadoes, severe storms (including impacts from rain, snow, lightning and wind), as well as power outages and other industrial incidents, which could severely disrupt the normal operation of its business and adversely affect its results of operations.

•	Bitcoin held by GRIID is not subject to Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation protections.

•	GRIID may be affected by price fluctuations in the wholesale and retail power markets.

•	GRIID may be exposed to cybersecurity threats and hacks, which could have a material adverse effect on its business, financial condition and results of operations.

Risks Related to Bitcoin

•	Bitcoin is a form of technology which may become redundant or obsolete in the future.

•	There is a lack of liquid markets in bitcoin, and these markets are subject to possible manipulation.

•
If a malicious actor or botnet obtains control of more than 50% of the processing power on the bitcoin blockchain, such actor or botnet could manipulate the bitcoin blockchain, which would adversely affect an investment in GRIID or its ability to operate.

•	To the extent that the profit margins of digital asset mining operations are not high, mining participants are more likely to sell their earned bitcoin, which could constrain bitcoin prices.

•	Digital asset trading platforms for bitcoin may be subject to varying levels of regulation, which exposes GRIID’s bitcoin holdings to risks.

•
Bitcoin transactions are irrevocable and, if stolen or incorrectly transferred, bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin could have a material adverse effect on GRIID’s business, financial condition and results of operations.

Risks Related to Third Parties

•
Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to bitcoin investors or businesses that engage in bitcoin-related activities or that accept bitcoin as payment.

•	The IRS and certain states have taken the position that digital assets are property for income tax purposes.
Risks Related to Regulations and Regulatory Frameworks

•	Regulatory changes or actions may restrict the use of bitcoin in a manner that adversely affects GRIID’s business, prospects or operations.

•	GRIID’s business and financial condition may be materially adversely affected by increased regulation of energy sources.

•
If GRIID were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for GRIID to continue its business as contemplated and could have a material adverse effect on its business.

•	Any change in the interpretive positions of the SEC or its staff with respect to cryptocurrencies or digital asset mining firms could have a material adverse effect on GRIID.

•
Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to GRIID’s Environmental, Social and Governance policies may impose additional costs on GRIID or expose GRIID to additional risks.

Risks Related to GRIID’s Intellectual Property

•	If GRIID is unable to protect the confidentiality of its trade secrets or other intellectual property rights, its business and competitive position could be harmed.

Risks Related to ADEX and the Merger

•
Our sponsor, certain members of our Board and our officers have interests in the merger that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the merger proposal and approval of the other proposals described in this proxy statement/prospectus.

•	After completion of the merger, we will be controlled by GRIID, whose interests may conflict with our interests and the interests of other stockholders.

•	The opinion of ADEX’s financial advisor does not reflect changes in circumstances that may have occurred or that may occur between the signing of the merger agreement and the completion of the merger.

•	There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.

•
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, substantial doubt exists as to our ability to continue as a going concern if we do not consummate an initial business combination by January 14, 2023. If we are unable to effect an initial business combination by January 14, 2023, we will be forced to liquidate and our warrants will expire worthless.

•
The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the merger agreement may result in a conflict of interest when determining whether such changes to the terms of the merger agreement or waivers of conditions are appropriate and in the best interests of our stockholders.

•
Subsequent to our completion of the merger, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Risks Related to Redemption

•
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination even though a substantial majority of our stockholders elect to have their shares redeemed.

•	If you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.
Litigation Relating to the Merger
There can be no assurances that complaints or demands will not be filed or made with respect to the merger. Please see the section entitled “Proposal No. 1—The Merger Proposal—Litigation Relating to the Merger.”

Emerging Growth Company
ADEX is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to non-emerging
growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. ADEX intends to take advantage of the benefits of this extended transition period. This may make comparison of ADEX’s financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
ADEX will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of its initial public offering or (b) in which it has total annual gross revenue of at least $1.07 billion (as adjusted for inflation pursuant to SEC rules from time to time), and (2) the date on which (x) it is deemed to be a large accelerated filer, which means the market value of its common stock that are held by non-affiliates
exceeds $700 million as of the prior June 30, or (y) the date on which it has issued more than $1.0 billion in nonconvertible debt during the prior three-year period.
Controlled Company
Immediately upon consummation of the merger, it is expected that New GRIID will be a “controlled company” within the meaning of the NYSE listing standards, and as a result, New GRIID will qualify for, and intends to rely on, exemptions from certain NYSE listing standards. For more information see “Risk Factors—Risks Related to ADEX and the Merger—Because New GRIID will be a “controlled company” within the meaning of the NYSE listing standards, New GRIID stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.”

RISK FACTORS
The risks described below should be carefully considered before making an investment decision. This proxy statement/prospectus also contains forward-looking statements that involve risks and uncertainties. See the sections entitled “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADEX,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GRIID” in this proxy statement/prospectus. The value of your investment following the completion of the merger will be subject to significant risks affecting, among other things, New GRIID’s business, consolidated financial condition or results of operations. The trading price of our, or, following the merger, New GRIID’s, securities could decline due to any of these risks, and investors in our securities may lose all or part of their investment.
Risks Related to GRIID’s Business and Industry
We have a limited operating history, with operating losses as the business has grown. If we are unable to achieve and sustain greater revenues than our operating costs, we will incur operating losses, which could negatively impact our business, financial condition and results of operations.
We began operating the company in May 2018. Accordingly, we have a limited operating history, which makes an evaluation of our future prospects difficult. As of December 31, 2021 and 2020, we had approximate balances of cash and cash equivalents of $609,000 and $31,000, respectively, and accumulated deficits of $24.6 million and $13.1 million, respectively. Our operating results will likely fluctuate moving forward as we focus on increasing our capacity, and as the market price of bitcoin fluctuates. We may be subject to many risks common to new and growing businesses, including cash shortages, limitations with respect to personnel, financial and other resources and lack of revenues. Additionally, we will continue to be exposed to numerous risks and volatility associated with the bitcoin mining and power generation sectors, including fluctuating bitcoin to U.S. dollar prices, the costs of bitcoin miners, the number of market participants mining bitcoin, the availability of other power generation facilities to expand operations and regulatory changes. There is no assurance that we will be successful in achieving a return on your investment or meeting other metrics of success.
Our future business plan requires substantial expenses in the establishment and operation of our business and there can be no assurance that subsequent operational objectives will be achieved. Our success will ultimately depend on our ability to generate cash from our business. If we do not achieve our operational objectives, and to the extent that we do not generate cash flow and income, our financial performance and long-term viability may be materially and adversely affected. An investment in New GRIID’s common stock must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development.
Our operating results may fluctuate due to the highly volatile nature of cryptocurrencies in general and, specifically, bitcoin.
All of our sources of revenue will be dependent on cryptocurrencies and, specifically, bitcoin and the broader blockchain and bitcoin mining ecosystem. Due to the highly volatile nature of the cryptocurrency markets and the prices of cryptocurrency assets, our operating results may fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency ecosystem. Our operating results may fluctuate as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

•	macroeconomic conditions;

•	changes in the legislative or regulatory environment, or actions by governments or regulators, including fines, orders, or consent decrees;

•	adverse legal proceedings or regulatory enforcement actions, judgments, settlements, or other legal proceeding and enforcement-related costs;

•	increases in operating expenses that we expect to incur to grow and expand our operations and to remain competitive;

•	system errors, failures, outages and computer viruses, which could disrupt our ability to continue mining;

•	power outages and certain other events beyond our control, including natural disasters and telecommunication failures;

•	breaches of security or privacy;

•	our ability to attract and retain talent; and

•	our ability to compete with our existing and new competitors.
As a result of these factors, it may be difficult for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. In view of the rapidly evolving nature of our business and the bitcoin mining ecosystem, period-to-period comparisons
of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates, and our operating results in one or more future quarters may fall below the expectations of securities analysts and investors.
The terms of the credit agreement with Blockchain restrict GRIID’s current and future operations, particularly its ability to take certain actions.
The Third Amended and Restated Credit Agreement with Blockchain (the “credit agreement”) contains a number of restrictive covenants that impose significant operating and financial restrictions on GRIID and may limit GRIID’s ability to engage in acts that may be in GRIID’s long-term best interest, including restrictions on GRIID’s ability to:

•	make certain loans and investments;

•	pay certain dividends or make other distributions or repurchase or redeem capital stock;

•	sell assets;

•	incur or permit certain liens;

•	incur or permit certain additional indebtedness and guarantee obligations;

•	make any investment or acquisitions other than as specifically permitted;

•	enter into certain transactions with affiliates; and

•	alter the businesses GRIID conducts.
In addition, the restrictive covenants in the credit agreement require GRIID to maintain specified financial ratios and satisfy other financial condition tests. GRIID’s ability to meet those financial ratios and tests can be affected by events beyond its control, and GRIID may be unable to meet them.
A breach of the covenants under the credit agreement could allow the lenders to accelerate the debt or exercise other remedies. In addition, if GRIID were unable to repay the amounts due and payable under the credit agreement, the lenders could proceed against the collateral securing the debt.
Any electricity outage, limitation of electricity supply or increase in electricity costs could materially impact our operations and financial performance.
Our mining operations have historically required significant amounts of electrical power. The costs of electric power account for a significant portion of our cost of revenue. We require a significant electric power supply to conduct our mining activity, operating critical mining facilities and equipment infrastructure. We rely on third parties, including utility providers, for the reliable and sufficient supply of electrical power to our infrastructure. We cannot guarantee that these third parties will be able to consistently provide sufficient levels of electrical power or will have the necessary infrastructure to deliver any additional power that we may require, or that we will be able to procure power from or recontract with them on commercially acceptable terms. Restrictions on the supply of, or our failure to procure, sufficient electricity could adversely affect our business, financial condition and results of operations.
Our access to electricity, or to sufficient electricity, may be affected by climate change, acts of God, utility equipment failure or scheduled and unscheduled maintenance that result in electricity outages to the utility’s or the broader electrical network’s facilities. These electricity outages may occur with limited or no warning and be of an unpredictable duration. Further, our counterparties may be unable to deliver the required amount of power for a variety of technical or economic reasons. As bitcoin mining is power intensive and backup power generation may be expensive to procure, any backup electricity supplies may not be sufficient to power any or all of our bitcoin mining equipment in an affected location for the duration of the outage. The effects of any such events, including any significant nonperformance by counterparties, could have a material adverse effect on our business, financial condition, and operating results.
The price that we pay for electricity is dependent on numerous factors including sources of generation, commodity prices, regulatory environment, electricity market structure, instantaneous supply/demand balances, counterparty and procurement method. These factors may be subject to change over time and result in increasing power costs, which could have a material adverse effect on our operating results and financial condition.
Additionally, our mining operations could be materially adversely affected by prolonged power outages. Although our miners may be powered by backup generators on a temporary basis, it would not be feasible or cost-effective to run miners on back-up
power generators for extended periods of time. We would likely need to reduce or cease our operations in the event of an extended power outage or as a result of the unavailability or increased cost of electrical power, which would materially and adversely affect our business and results of operations.
We may face risks of internet disruptions, which could have an adverse effect on both the price of bitcoin and our ability to operate our business.
The bitcoin network, and our business of mining bitcoin, are dependent upon the internet. A disruption in internet connectivity could disrupt the bitcoin network’s operations, which could have an adverse effect on the price of bitcoin and our ability to mine bitcoin. A broadly accepted and widely adopted decentralized network is necessary for the bitcoin network to function as intended. Features of the bitcoin network, such as decentralization, open-source protocol and reliance on peer-to-peer
connectivity, are essential to preserve the stability of the bitcoin network and decrease the risk of fraud or cyber-attacks. A disruption of the internet or the bitcoin network could affect the ability to transfer bitcoin, and consequently the value of bitcoin, as well as our ability to mine bitcoin. A significant disruption of internet connectivity could prevent the bitcoin network’s functionality and operations until the internet disruption is resolved. Additionally, our mining sites’ activities are dependent upon internet access. Any disruption to internet connectivity at any of our mining sites could have a negative impact on business performance.
Our business is highly dependent on a small number of bitcoin mining equipment suppliers. Failure of our suppliers to perform under the relevant supply contracts for equipment that has already been procured may delay our expansion plans. Failure of suppliers to make new machines available on an ongoing basis could delay our expansion plans.
Our business is highly dependent upon bitcoin mining equipment suppliers such as Bitmain, MicroBT, Intel and others providing an adequate supply of new generation bitcoin mining machines at economical prices to us.

The growth of our business is dependent upon the availability of new generation mining machines offered for sale at a price conducive to profitable bitcoin mining, as well as the trading price of bitcoin. The market price and availability of new mining machines fluctuates with the price of bitcoin and can be volatile. Higher bitcoin prices increase the demand for mining equipment and increase the cost. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There are no assurances that bitcoin mining equipment suppliers, such as Bitmain, MicroBT, Intel and others, will be able to keep pace with any surge in demand for mining equipment. Further, mining machine purchase contracts are not favorable to purchasers and we may have little or no recourse in the event a mining machine manufacturer defaults on its mining machine delivery commitments. If we are not able to obtain a sufficient number of bitcoin mining machines at favorable prices, our growth expectations, business, financial condition and results of operations will be negatively impacted.
Supply chain and logistics issues for us or our suppliers may delay our expansion plans or increase the cost of constructing our infrastructure.
The equipment used in our business is generally manufactured by third parties using a large amount of commodity inputs. Our third-party manufacturers, suppliers, sub-contractors
and customers have been disrupted by worker absenteeism, quarantines, restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures or other travel or health-related restrictions, as a result of the
COVID-19
pandemic. Supply chain disruptions may also occur from time to time due to a range of factors beyond our control, including, but not limited to, climate change, increased costs of labor, freight costs and raw material prices along with a shortage of qualified workers or unforeseen global events such as the armed conflict between Russia and Ukraine. See also “—We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.” Such issues may cause delays in the delivery of, or increases in the cost of, the equipment used in our operations, which could materially impact our business, financial condition and results of operations and may delay our expansion plans.
Cancellation or withdrawal of required operating and other permits and licenses could materially impact our operations and financial performance.
In each jurisdiction in which we operate, it is typical that we must obtain certain permits, approvals and/or licenses in order to construct and operate our facilities. If such permits, approvals and/or licenses are not granted, or if they are suspended, terminated or revoked, it may result in delays in construction of our facilities or require us to halt all or part of our operations. Such circumstances could have a material adverse effect on our business, financial condition and operating results.
Our evolving business model increases the complexity of our business, which makes it difficult to evaluate our future business prospects and could have a material adverse effect on our business, financial condition and results of operation.
Our business model has significantly evolved since our formation in 2018 and we expect it to continue to do so in the future. As cryptocurrency assets and blockchain technologies become more widely available, we expect the services and products associated with them to evolve. As a result, our business model may require us to evolve as well. We may need to modify aspects of our business model relating to our strategy from time to time and we cannot offer any assurance that these or any other modifications will be successful. Further, any new services that we offer that are not favorably received by the market could damage our reputation or our brand. There can be no assurance that we will ever generate sufficient revenues or achieve profitably in the future or that we will have adequate working capital to meet our obligations as they become due. In the event that we do not effectively evaluate future business prospects, successfully implement new strategies or adapt to our evolving industry, it will have a material adverse effect on our business, financial condition and results of operations.

Our future success depends on our ability to expand our organization to match the growth of our activities, and any failure to manage our growth effectively could place strains on our managerial, operational and financial resources and could adversely affect our business, financial condition and results of operation.
As our operations grow, the demands upon us will grow, and our success will depend upon our ability to meet those demands. We require certain financial, managerial and other resources, which could create challenges to our ability to successfully manage operations and impact our ability to assure compliance with its policies, practices and procedures. These demands include, among others, increased executive, accounting, management, legal services, staff support and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which depends in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business, financial condition and results of operations. Currently, we have limited personnel in our organization to meet our organizational and administrative demands. If we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, we may not be able to execute on our business plan, respond to competitive pressures or take advantage of market opportunities and our business, financial condition and results of operations would be adversely affected.
We may not be able to compete effectively against our current and future competitors, which could have a material adverse effect on our business, financial condition and results of operations.
The bitcoin mining ecosystem is highly innovative, rapidly evolving and characterized by intense competition, experimentation and frequent introductions of new products and services, and is subject to uncertain and evolving industry and regulatory requirements. We expect competition to increase in the future as existing competitors expand their operations, new competitors enter the industry, and new products are introduced or existing products enhanced. We compete against a number of companies operating globally that focus on mining digital assets.
Our existing and potential competitors may have various competitive advantages over us, such as:

•	greater name recognition, longer operating histories and larger market shares;

•	more established marketing, banking and compliance relationships;

•	greater mining capabilities;

•	more timely introduction of new technologies;

•	preferred relationships with suppliers of mining machines and other equipment;

•	access to more competitively priced power;

•	greater financial resources to make acquisitions;

•	lower labor, compliance, risk mitigation and research and development cost;

•	established core business models outside of the mining or trading of digital assets, allowing them to operate on lesser margins or at a loss;

•	operations in certain jurisdictions with lower compliance costs and greater flexibility to explore new product offerings; and

•	substantially greater financial, technical and other resources.
If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition and results of operations could be adversely affected.

There are several new and existing competitors in our industry that are purchasing mining equipment at scale, which may cause delays or difficulty in us obtaining new miners, which could materially and adversely affect our business and results of operations.
Many of the competitors in our industry have also been purchasing mining equipment at scale, which has caused a world-wide shortage of mining equipment and extended the corresponding delivery schedules for new miner purchases. There are no assurances that manufacturers, including the manufacturers we currently utilize, will be able to keep pace with the surge in demand for mining equipment. It is uncertain how manufacturers will respond to this increased global demand and whether they can deliver on the schedules promised to all of their customers.
In the event manufacturers are not able to keep pace with demand, we may not be able to purchase miners in sufficient quantities or on the delivery schedules that meet our business needs. Additionally, should manufacturers default on their purchase agreements with us, we would have to pursue recourse, which would be costly and time consuming to resolve, and there is no guarantee we would succeed in recovering any of our deposits paid for such miner purchases, which could materially and adversely affect our business, financial condition and results of operations.
Our future success will depend significantly on the price of bitcoin, which is subject to risk and has historically been subject to wide swings and significant volatility.
We generate substantially all of our revenue from the generation and sale of bitcoin. The price of bitcoin is highly speculative and is not based on the performance of an underlying business. Furthermore, the price of bitcoin could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory, tax or other conditions. Changes in the legislative or regulatory environment, or actions by governments or regulators that impact the cryptocurrency industry generally, could also affect the price of bitcoin. These factors may inhibit consumer trust in and market acceptance of bitcoin as a means of exchange, which could have a material adverse effect on our business, prospects, or operations and potentially the value of any bitcoin we mine. The speculative nature of the price of bitcoin and past dramatic volatility in pricing may create risks for the volatile trading price of bitcoin
There is no assurance that bitcoin will maintain its value or that there will be meaningful levels of trading activities to support markets in bitcoin. A decline in the market value of bitcoin or in the demand for trading bitcoin could lead to a corresponding decline in the value of our bitcoin assets and the number of transactions on the bitcoin blockchain network.
If demand for transactions in bitcoin declines or is replaced by demand for other cryptocurrencies, our business, financial condition and results of operations could be adversely affected.
Our business is highly dependent on strong bitcoin demand relative to other cryptocurrencies in the market. As such, in addition to the factors impacting the broader cryptoeconomy, our business may be adversely affected, and growth in our revenues may slow or decline, if market demand for bitcoin deteriorates and is supplanted by other cryptocurrencies such as Ethereum and Solana. In addition, negative perceptions surrounding bitcoin relative to other cryptocurrencies may cause bitcoin to fall out of favor. If other cryptocurrencies, such as Ethereum and Solana, surpass bitcoin in market demand over a sustained period of time, such a trend could harm our business. Also, competition from public and central bank backed digital currencies could undercut the need for other cryptocurrencies such as bitcoin. Additionally, stablecoins (commodity-backed or fiat-backed) could undercut demand for other cryptocurrencies, including bitcoin. All of these factors could negatively impact bitcoin’s price and therefore our business.

It may take significant time and expenditure for us to grow our bitcoin mining operations and our efforts may not be successful.
The continued development of our existing and planned facilities is subject to various factors beyond our control. There may be difficulties in integrating new equipment into existing infrastructure, constraints on our ability to connect to or procure the expected electricity supply capacity at our facilities, defects in design or construction, diversion of management resources, insufficient funding, or other resource constraints. Actual costs for development may exceed our planned budget. There may be difficulty acquiring land either through lease, purchase, or some other means, zoning intended locations for our commercial activities, or permitting the land to develop the facilities. All these challenges could delay or halt expansion and therefore negatively impact business performance.
We intend to expand by acquiring and developing additional sites, taking into account a number of important characteristics such as availability of renewable energy, electrical infrastructure and related costs, geographic location and the local regulatory environment. We may have difficulty finding sites that satisfy our requirements at a commercially viable price, or that satisfy our timing requirements associated with our expansion plans. Furthermore, there may be significant competition for suitable cryptocurrency mining sites, and government regulators, including local permitting officials, may potentially restrict our ability to set up cryptocurrency mining operations in certain locations.
Transfer of sites that we have contractually secured may ultimately fail to complete due to factors beyond our control (e.g. due to default or non-performance
by counterparties). In addition, estimated power availability at sites secured could be materially less than initially expected or not available at all, and processes to secure permits, approvals and/or licenses to construct and operate our facilities could be delayed in regulatory processes or may not be successful.
Development and construction delays, cost overruns, changes in market circumstances, an inability to find suitable data center locations as part of our expansion, and other factors may adversely affect our operations, financial position and financial performance.
COVID-19
or any pandemic, epidemic or outbreak of an infectious disease in any country in which we operate, and any governmental or industry measures taken in response to
COVID-19
or any other such infectious disease, may adversely impact our operations.
The
COVID-19
pandemic has had unpredictable and unprecedented impacts in the United States and nearly every other country in the world.
COVID-19
was first reported in December 2019 in the City of Wuhan, Hubei, China and was recognized as a pandemic by the World Health Organization on March 11, 2020. In response to the pandemic, governmental authorities around the world, including the United States and elsewhere, introduced various measures to limit the spread of the pandemic, including travel restrictions, border closures, business closures, quarantines, self- and forced isolations, shelter-in-place
orders and social distancing.
COVID-19
reduced the number of new generation machines available for purchase by prospective customers, reduced demand for our services and delayed and continues to frustrate and delay global supply chains that has impacted and will continue to impact the pace at which new mining machines are added to our facilities. The continued impact or a resurgence of
COVID-19,
including the emergence of additional variant strains of
COVID-19,
could have a material impact on our business financial condition and results of operations and any such impact will be determined by the severity and duration of the continuing pandemic.
The nature and extent of the effect of
COVID-19
on our financial performance, particularly in the longer term, is unknown. The continued uncertainty, as well as a likelihood of an economic downturn of unknown duration or severity in certain jurisdictions key to our business, means that we may be unable to accurately forecast our operating costs or financial performance.

As the
COVID-19
pandemic continues to develop, governments (at national, provincial and local levels), corporations and other authorities may continue to implement restrictions or policies that could adversely affect global capital markets, the global economy, bitcoin and other cryptocurrency prices, and New GRIID’s stock price.
Our management team has limited experience managing a public company.
Members of our management team have not previously served as management of a publicly traded company and therefore do not have experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our immediate transition to being a public company. Upon the closing of the merger, we will be subject to significant regulatory oversight and reporting obligations under the federal securities laws, as well as the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our management and could divert their attention away from the day-to-day
management of our business, which could adversely affect our business, financial condition and results of operations.
Our success and future growth will, to a significant degree, depend on the skills and services of our management. The loss of any members of our management team or our inability to execute an effective succession plan could adversely affect our business.
Our success and future growth will to a significant degree depend on the skills and services of our management, including our Chief Executive Officer, James D. Kelly III, Chief Technology Officer, Dwaine Alleyne, Chief Operating Officer, Gerard F. King II, Chief Research Officer, Michael W. Hamilton, and Chief Financial Officer, Allan J. Wallander. We will need to continue to grow our management to alleviate pressure on our existing team and to set up and develop our business. If our management, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business could be significantly harmed. Furthermore, if we fail to execute an effective contingency or succession plan with the loss of any member of management, the loss of such management personnel could have a material adverse effect on our business, financial condition, and results of operations.
We do not maintain any key person life insurance policies. The loss of any member of our management team, investment professionals or other key personnel could make it more difficult to execute its business strategy and, therefore, have a material adverse effect on our business, financial condition, and results of operations.
Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business, which in turn could have a material adverse effect on our business, financial condition and results of operation.
We believe our success depends on the efforts and talent of our employees, including facility design, construction management, operations, data processing, engineering, IT, risk management and communications personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.
In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve our customers could diminish, resulting in a material adverse effect on our business, financial condition and results of operations.

The potential acquisition of businesses, services or technologies may not be successful or may adversely affect our existing operations.
As part of our business strategy, we intend to make acquisitions of other companies, products and technologies. We have limited experience in acquisitions. We may not be able to find suitable acquisition candidates and we may not be able to complete acquisitions on favorable terms in the future, if at all. Further, the pursuit of potential acquisitions may divert the attention of management and cause us to incur expenses in identifying, investigating and pursuing suitable acquisitions, regardless of whether or not they are ultimately completed.
If we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated synergies, strategic advantages or earnings from the acquired business due to a number of factors, including:

•	incurrence of acquisition-related costs;

•	unanticipated costs or liabilities associated with the acquisition;

•	the potential loss of key employees of the target business;

•	use of resources that are needed in other parts of our business; and

•	use of substantial portions of our available cash to complete the acquisition.
We may have to pay cash, incur debt or issue equity securities to pay for any such acquisition, each of which could affect our financial condition or the value of New GRIID’s common stock. The sale of equity to finance any such acquisitions could result in dilution to our stockholders. If we incur more debt, it would result in increased fixed obligations and could also subject us to covenants or other restrictions that would impede our ability to flexibly operate our business. In addition, if an acquired business fails to meet expectations, our business, financial condition and results of operations may be adversely affected.
We are vulnerable to risks associated with climate change, severe weather conditions and natural and man-made
disasters, including earthquakes, fires, floods, hurricanes, tornadoes, severe storms (including impacts from rain, snow, lightning and wind), and warfare, as well as power outages and other industrial incidents, which could severely disrupt the normal operation of our business and adversely affect our results of operations.
Our business may be subject to the risks of climate change, severe weather conditions and natural and man-made
disasters, including earthquakes, fires, floods, hurricanes, tornadoes, severe storms (including impacts from rain, snow, lightning and wind), and warfare, as well as power outages and other industrial incidents, any of which could result in system failures, power supply disruptions and other interruptions that could harm our business. The potential physical impacts of climate change on our properties and operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These may include changes in rainfall and storm patterns and intensities, water shortages, changing sea levels and changing temperatures. The impacts of climate change may materially and adversely impact the cost, production and financial performance of our operations. Further, any impacts to our business, financial condition and results of operations as a result of climate change are likely to occur over a sustained period of time and are therefore difficult to quantify with any degree of specificity. For example, extreme weather events may result in adverse physical effects on portions of our infrastructure, which could disrupt our supply chain and ultimately our business operations. Also, disruption of transportation, power and distribution systems could result in reduced operational efficiency. Additionally, unforeseen global events such as the armed conflict between Russia and Ukraine could adversely affect our business and results of operations. See also “—We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.”
We do not currently, and may not in the future, carry business interruption insurance sufficient to compensate for the losses that may result from interruptions in our operations as a result of inability to operate or failures of equipment and infrastructure at our facilities. A system outage could have a material adverse effect on our business, financial condition and results of operations.
We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability due to the ongoing military conflict between Russia and Ukraine. Our business, financial condition and results of operations may be materially adversely affected by any negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions.
U.S. and global markets are experiencing volatility and disruption following the escalation of geopolitical tensions and the start of the military conflict between Russia and Ukraine. In late February 2022, Russian military forces launched significant military action against Ukraine. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine could lead to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain interruptions for some of our mining equipment components. Our operations would be particularly vulnerable to potential interruptions in the supply of certain critical materials and metals, such as neon gas and palladium, which are used in semiconductor manufacturing. Any interruption to semiconductor chip supply could significantly impact our ability to receive the mining equipment. Furthermore, any potential increase in geopolitical tensions in Asia could also significantly disrupt existing semiconductor chip manufacturing and increase the prospect of an interruption to the semiconductor chip supply across the world. The world’s largest semiconductor chip manufacturer is located in Taiwan and a large part of equipment and materials for our bitcoin mining, including ASIC chips, is manufactured in, and imported from, Taiwan. A setback to the current state of relative stability in Asia could compromise existing semiconductor chip production and have downstream implications for our company. We are continuing to monitor the situation in Ukraine and globally and assessing its potential impact on our business, including any future impairment or other charges.
Additionally, Russia’s prior annexation of Crimea, recent recognition of two separatist republics in the Donetsk and Luhansk regions of Ukraine and subsequent military interventions in Ukraine have led to a broad array of new or expanded sanctions, export controls, and other measures against Russia and others supporting Russia’s economy or military efforts being levied by the United States, European Union and other countries against Russia, Belarus, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, including agreement to remove certain Russian financial institutions from the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) payment system.
Any of the abovementioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this proxy statement/prospectus.
Our existing insurance coverage may not be adequate to cover all of our potential losses, and increased self-insurance and other insurance costs could materially and adversely affect our business and results of operations.
We maintain insurance policies for our business that provide us with some protection in the event our miners are lost or damaged, however, these insurance policies and protections may not be adequate to protect us from liabilities that we may incur in connection with the operation of our business. Certain extraordinary hazards, for example, may not be covered, and insurance may not be available (or may be available only at prohibitively expensive rates) with respect to many other risks. Moreover, any loss incurred could exceed policy limits, and policy payments made to us may not be made on a timely basis.
Additionally, the premiums we pay to obtain insurance coverage may, and are likely to, increase over time. These increases in insurance premiums can occur unexpectedly and without regard to our efforts to limit them, and, because of these rising costs, we may not be able to obtain similar levels of insurance coverage on reasonable terms, or at all. If this occurs, we may choose or be forced to self-insure our assets, which could expose us to significant financial risk. If insurance costs become unacceptably high and we elect to self-insure, and we experience a significant casualty event resulting in the loss of some or all of our miners, we could be forced to expend significant capital resources to acquire new replacement miners. If such casualty loss of our miners is not adequately covered by insurance and we do not have access to sufficient capital resources to acquire replacement miners, we may not be able to compete in our rapidly evolving and highly competitive industry, which could materially and adversely affect our financial condition and results of operations, and our business could suffer.
Furthermore, the bitcoin held by us is not insured by any government-sponsored investor protection program or otherwise. Therefore, any loss of bitcoin held by us, either through an information security failure, a mistaken transaction or otherwise, would not be reimbursed. This could adversely affect our business, financial condition and results of operations.
We may not have adequate sources of recovery if the bitcoin held by us is lost, stolen or destroyed.
If the bitcoin held by us is lost, stolen or destroyed under circumstances rendering a party liable to us, the responsible party may not have the financial resources sufficient to satisfy its claim. For example, as to a particular event of loss, the only source of recovery for us might be limited, to the extent identifiable, other responsible third parties (e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim by us.
Bitcoin held by us is not subject to FDIC or SIPC protections.
We do not hold bitcoin with a banking institution or a member of the Federal Deposit Insurance Corporation (“FDIC”) or the Securities Investor Protection Corporation (“SIPC”) and, therefore, the bitcoin we hold is not subject to the protections enjoyed by depositors with FDIC or SIPC member institutions.
We may be affected by price fluctuations in the wholesale and retail power markets.
Our power arrangements may vary depending on the markets in which we operate, and comprise fixed and variable power prices, including arrangements that may contain certain price adjustment mechanisms in case of certain events. Furthermore, some portion of our power arrangements may be priced by reference to published index prices and, thus, reflect market movements outside of our control.
A substantial increase in electricity costs or a fall in bitcoin exchange values could render bitcoin mining ineffective or not viable for us. Market prices for power, generation capacity and ancillary services, are unpredictable. An increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

•	increases and decreases the quantity and type of generation capacity;

•	changes in network charges;

•	fuel costs;

•	new generation technologies;

•	changes in power transmission constraints or inefficiencies;

•	climate change and volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

•
technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

•	federal, state, local and foreign power, market and environmental regulation and legislation;

•	changes in capacity prices and capacity markets; and

•	power market structure (e.g. energy-only vs. energy and capacity markets).
If we are unable to secure power supply at prices or on terms acceptable to us, it would potentially have a material adverse effect on our business, financial condition and operating results.
We may be exposed to cybersecurity threats and hacks, which could have a material adverse effect on our business, financial condition and results of operations.
The threats to network and data security are increasingly diverse and sophisticated. In addition, cybersecurity researchers anticipate an increase in cyberattack activity in connection with the Russian invasion of Ukraine. Although we have not taken specific actions as a result of the Ukraine situation, we have made efforts and instituted processes to prevent breaches. Despite such efforts and processes, our computer servers and computer systems may be vulnerable to cybersecurity risks, including denial-of-service
attacks, physical or electronic
break-ins,
employee theft or misuse and similar disruptions from unauthorized tampering with our computer servers and computer systems. The preventive actions we take to reduce the risk of cyber incidents and protect our information technology and networks may be insufficient to repel a major cyber-attack in the future. To the extent that any disruption or security breach results in a loss or damage to our network, in unauthorized disclosure of confidential information or in a loss of our bitcoin, it could cause significant damage to our reputation, lead to claims against us and ultimately have a material adverse effect on our business, financial condition and results of operations. Additionally, we may be required to incur significant costs to protect against damage caused by these disruptions or security breaches in the future.
We may only have limited control over our mining operation.
Our mining operation comprises blockchain mining technologies that depend on a network of computers to run certain software programs to solve complex transactions in competition with other mining operations and to process transactions. Because of this less centralized model and the complexity of our mining operation, we have limited control over the success of our mining operations. While we participate in mining pools to combine our mining operations with other mining participants to increase processing power to solve blocks, there can be no assurance that such pools will adequately address this risk.
We may be subject to material litigation, including individual and class action lawsuits, as well as investigations and enforcement actions by regulators and governmental authorities.
We may from time to time become subject to claims, arbitrations, individual and class action lawsuits, government and regulatory investigations, inquiries, actions or requests, including with respect to employment matters, and other proceedings alleging violations of laws, rules and regulations, both foreign and domestic. The scope, determination and impact of such litigation, government and regulatory investigations, enforcement actions, disputes and proceedings to which we are subject cannot be predicted with certainty, and may result in:

•	substantial payments to satisfy judgments, fines or penalties;

•	substantial outside counsel legal fees and costs;

•	additional compliance and licensure requirements;

•	loss or non-renewal of existing licenses or authorizations, or prohibition from or delays in obtaining additional licenses or authorizations, required for our business;

•	loss of productivity and high demands on employee time;

•	criminal sanctions or consent decrees;

•	barring of certain employees from participating in our business in whole or in part;

•	orders that restrict or suspend our business or prevent us from offering certain products or services;

•	changes to our business model and practices;

•	delays and/or interruptions to planned transactions, product launches or improvements; and

•	damage to our brand and reputation.
Any such matters can have an adverse impact, which may be material, on our business, operating results or financial condition because of legal costs, diversion of management resources, reputational damage and other factors.
The transition of digital asset validation from
proof-of-work
mining algorithms to
proof-of-stake
validation may significantly impact the value of our capital expenditures and investments in machines and real property to support proof-of-work
mining, which could make us less competitive and ultimately adversely affect our business and the value of our New GRIID’s common stock.
Proof-of-stake
is an alternative method of validating distributed ledger transactions.
Proof-of-stake
methodology does not rely on resource intensive calculations to validate transactions and create new blocks in a blockchain, but rather the validator of the next block is determined, sometimes randomly, based on a methodology in the blockchain software. Rewards, and sometimes penalties, are issued based on the amount of digital assets a user has “staked” in order to become a validator.
Our business strategy currently focuses entirely on mining bitcoin (as opposed to other digital assets). Additionally, all of our hardware is limited to mining using a
“proof-of-work”
protocol based on the
SHA-256
hashing algorithm. Should bitcoin shift from a
proof-of-work
validation method to a
proof-of-stake
method, the transaction verification process (i.e. “mining” or “validating”) would require less power and may render any company that maintains advantages in the current climate with respect to proof-of-work
mining (for example, from lower-priced electricity, processing, computing power, or real estate) less competitive or less profitable, including ours. For example, the Ethereum blockchain, another popular blockchain with a widely traded digital asset, is currently undergoing a transition from proof-of-work
to
proof-of-stake,
in part to achieve more efficiency in relation to the energy consumption of its network and production and verification of its blockchain. If this transition is successful, current Ethereum mining equipment and other investments in Ethereum mining operations could become obsolete or be repurposed for mining other digital assets, which may be less profitable.
If bitcoin shifts to
proof-of-stake
validation, we may lose the benefit of our capital investments and the competitive advantage we hope to gain from our capital investments, which were intended to improve the efficiency of our bitcoin mining operations only with respect to proof-of-work
networks. Further, a shift in market demand from
proof-of-work
to
proof-of-stake
protocols could impair our business and operations which are based on hardware that is strictly limited to mining digital assets based on the
SHA-256
algorithm. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our business strategy at all, which could have a material adverse effect on our business, financial condition and results of operating.

Bitcoin is a form of technology which may become redundant or obsolete in the future.
Bitcoin currently holds a
“first-to-market”
advantage over other digital assets and is currently the market leader, in terms of value and recognition, in the digital assets market. This first-to-market
advantage is driven in large part by having the largest user base and, more importantly, the largest combined mining power in use to secure the bitcoin network. Despite the current first-to-market
advantage of the bitcoin network over other digital asset networks, the digital asset market continues to grow rapidly as the value of existing digital assets rises, new digital assets enter the market and demand for digital assets increases. Therefore, it is possible that another digital asset could become comparatively more popular than bitcoin in the future. As a result, the emergence of a digital asset that erodes bitcoin’s market share and value could have a material adverse effect on our business, financial condition and results of operations.
The utilization of digital assets technologies is influenced by public acceptance and confidence in its integrity and potential application, and if public acceptance or confidence is lost for any reason, the use of that technology may become less attractive, with users instead utilizing alternative digital assets. If preferences in the digital assets markets shift away from proof-of
work networks such as bitcoin, or the market otherwise adopts new digital assets, this could result in a significant reduction in the value of bitcoin, which could have a material adverse effect on our business, financial condition and results of operations, including the value of the bitcoin that it mines or otherwise acquires or holds for its own account.
The price of new miners may be linked to the market price of bitcoin and other cryptocurrencies, and our costs of obtaining new and replacement miners may increase along with the market price of bitcoin and other cryptocurrencies, which may have a material and adverse effect on our financial condition and results of operations.
Our business, financial condition and results of operations are dependent on our ability to sell the bitcoin we mine at a price greater than our costs to produce that bitcoin. We incur significant up-front
capital costs each time we acquire new miners, and, if future prices of bitcoin are not sufficiently high, we may not realize the benefit of these capital expenditures. As the price for new miners we buy increases, our cost to mine a single bitcoin also increases, therefore requiring a corresponding increase in the price of bitcoin for us to maintain our results of operations, to the extent we sell the bitcoin shortly after mining it.
The global supply chain for miners is presently constrained due to unprecedented demand coupled with a global semiconductor (including microchip) shortage, with a significant portion of available miners being acquired by companies with substantial resources. Semiconductors are utilized in various devices and products and are a crucial component of miners. Supply chain constraints coupled with increasing demand has led to increased pricing and limited availability for semiconductors. Prices for both new and older models of miners have been on the rise and these supply constraints are expected to continue for the foreseeable future. China, a major supplier of miners, has seen a production slowdown as a result of
COVID-19.
Should similar outbreaks or other disruptions to the China-based global supply chain for mining hardware occur, we may not be able to obtain adequate replacement parts for our existing miners or to obtain additional miners on a timely basis, if at all, or we may only be able to acquire miners at premium prices. Such events could have a material adverse effect on our ability to pursue our strategy, which could have a material adverse effect on our business and the value of our securities.
There is a lack of liquid markets in bitcoin, and these markets are subject to possible manipulation.
Cryptocurrencies that are represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have rules and regulations regarding marketplace conduct, and monitor investors transacting on such platforms for fraud and other improprieties. These conditions may not necessarily be replicated on a digital assets trading platform, depending on the platform’s controls and other policies, and there are no controls regarding transactions that take place outside of organized exchanges. Although some digital assets trading platforms are subject to regulation and monitor for illegal activity, because the bitcoin market itself is unregulated, there are few means to prevent manipulation of prices for the overall market. These factors may decrease liquidity or volume or may otherwise increase volatility of bitcoin, which may have a material adverse effect on our ability to monetize the bitcoin we mine.
If a malicious actor or botnet obtains control of more than 50% of the processing power on the bitcoin blockchain, such actor or botnet could manipulate the bitcoin blockchain, which would adversely affect your investment in us or our ability to operate.
If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining a digital asset, it may be able to alter the digital asset network or blockchain on which transactions of the digital asset are recorded by constructing fraudulent blocks or preventing certain transactions from completing in a timely manner, or at all. The malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new bitcoin or digital assets or transactions using such control. The malicious actor could “double-spend” its own bitcoin or digital assets (i.e., spend the same bitcoin or digital assets in more than one transaction) and prevent the confirmation of other users’ transactions for so long as it maintained control. To the extent that such malicious actors or botnets did not yield their control of the processing power on the bitcoin or other network, or the bitcoin or other community did not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible.
Although there are no known reports of malicious activity or control of the bitcoin blockchain achieved through controlling over 50% of the processing power on the network, it is believed that certain mining pools may have exceeded the 50% threshold. The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of digital asset transactions. To the extent that the digital assets ecosystems do not act to ensure greater decentralization of digital asset mining processing power, the feasibility of a malicious actor obtaining in excess of 50% of the processing power on any digital asset network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely affect our business, financial condition and results of operations.
To the extent that the profit margins of digital asset mining operations are not high, mining participants are more likely to sell their earned bitcoin, which could constrain bitcoin prices.
Over the past few years, digital asset mining operations have evolved from individual users mining with computer processors, graphics processing units and first-generation application-specific integrated circuit (“ASIC”) servers. Currently, new processing power is predominantly added by incorporated and unincorporated “professionalized” mining operations. Professionalized mining operations may use proprietary hardware or sophisticated ASIC machines acquired from ASIC manufacturers. They require the investment of significant capital to acquire this hardware, to lease or develop operating space (often in data centers or warehousing facilities), and to pay the costs of electricity and labor to operate the mining farms. As a result, professionalized mining operations are of a greater scale than prior mining operations and have more defined and regular expenses and liabilities. These regular expenses and liabilities require professionalized mining operations to maintain profit margins on the sale of digital assets. To the extent the price of digital assets declines and such profit margin is constrained, professionalized mining participants are incentivized to more immediately sell digital assets earned from mining operations, whereas it is believed that individual mining participants in past years were more likely to hold newly mined digital assets for more extended periods. The immediate selling of newly mined digital assets greatly increases the trading volume of the digital assets, creating downward pressure on the market price of digital asset rewards. The extent to which the value of digital assets mined by a professionalized mining operation exceeds the allocable capital and operating costs determines the profit margin of such operation. A professionalized mining operation may be more likely to sell a higher percentage of its newly mined digital assets rapidly if it is operating at a low profit margin and it may partially or completely cease operations if its profit margin is negative. In a low profit margin environment, a higher percentage could be sold more rapidly, thereby potentially depressing digital asset prices. Lower digital asset prices could result in further tightening of profit margins for professionalized mining operations creating a network effect that may further reduce the price of digital assets until mining operations with higher operating costs become unprofitable forcing them to reduce mining power or cease mining operations temporarily. Such circumstances could have a material adverse effect on our business, prospects or operations and potentially the value of bitcoin and any other digital assets we mine or otherwise acquire or hold for our own account.
The “halving” of rewards available on the bitcoin network, or the reduction of rewards on other networks, has had and in the future could have a negative impact on our ability to generate revenue as our customers may not have an adequate incentive to continue transaction processing and customers may cease transaction processing operations altogether, which could have a material adverse effect on our business, financial condition and results of operations.
Under the current protocols governing the bitcoin network, the reward for validating a new block on that network is cut in half from time to time, which has been referred to in our industry as the “halving.” When the bitcoin network was first launched, the reward for validating a new block was 50 bitcoin. In 2012, the reward for validating a new block was reduced to 25 bitcoin. In July 2016, the reward for validating a new block was reduced to 12.5 bitcoin, and in May 2020, the reward was further reduced to 6.25 bitcoin. The next halving of awards is expected to occur in May 2024 and following such halving, the reward for validating a new block will be reduced to 3.125 bitcoins. In addition, other networks may operate under rules that, or may alter their rules to, limit the distribution of new digital assets. We currently rely on these rewards to generate a significant portion of our total revenue. If the award of digital assets for solving blocks and transaction fees are not sufficiently high, we may not have an adequate incentive to continue transaction processing and may cease transaction processing operations altogether, which as a result may significantly reduce. As a result, the halving of available rewards on the bitcoin network, or any reduction of rewards on other networks, would have a negative impact on our revenues and may have a material adverse effect on our business, financial condition and results of operations.
In addition, the reduction of rewards may reduce our profit margins, which could result in us selling a substantial portion of our bitcoin, which is subject to high volatility. If we are forced to sell bitcoin at low prices, it could have a material adverse effect on our business, financial condition, prospects and results of operations.
We may not be able to realize the benefits of forks, and forks in the bitcoin network may occur in the future that may affect our operations and financial performance.
The future development and growth of bitcoin is subject to a variety of factors that are difficult to predict and evaluate. As bitcoin is built on an open-source protocol without a centralized governing authority, there is a possibility bitcoin develops in ways which are not foreseeable. An example is modification of the bitcoin protocol by a sufficient number of users (known as a “fork”).
The bitcoin protocol has been subject to “forks” that resulted in the creation of new networks, including Bitcoin Cash, Bitcoin Cash SV, Bitcoin Diamond, Bitcoin Gold and others. Some of these forks have caused fragmentation among trading platforms as to the correct naming convention for the forked digital assets. Due to the lack of a central registry or rulemaking body, no single entity has the ability to dictate the nomenclature of forked digital assets, causing disagreements and a lack of uniformity among platforms on the nomenclature of forked digital assets, which results in further confusion to individuals as to the nature of assets they hold on digital asset trading platforms. In addition, several of these forks were contentious and, as a result, participants in certain digital asset user and developer communities may harbor ill will toward other communities. As a result, certain community members may take actions that adversely impact the use, adoption and price of bitcoin or any of its forked alternatives.
Furthermore, hard forks can lead to new security concerns. For instance, when the Bitcoin Cash and Bitcoin Cash SV network split in November 2018, “replay” attacks, in which transactions from one network were rebroadcast on the other network to achieve “double-spending,” plagued platforms that traded bitcoin, resulting in significant losses to some digital asset trading platforms. Another possible result of a hard fork is an inherent decrease in the level of security due to the splitting of some mining power across networks, making it easier for a malicious actor to exceed 50% of the mining power of that network, thereby making digital asset networks that rely on proof-of-work
more susceptible to attack in the wake of a fork.
Historically, speculation over a new “fork” in the bitcoin protocol has resulted in bitcoin price volatility and future forks may occur at any time. A fork can lead to a disruption of networks and our IT systems could be affected by cybersecurity attacks, replay attacks, or security weaknesses, any of which can further lead to temporary or even permanent loss of our assets. Such disruption and loss could cause us to be exposed to liability, even in circumstances where we have no intention of supporting an asset compromised by a fork. Additionally, a fork may result in a scenario where users running the previous protocol will not recognize blocks created by those running the new protocol, and vice versa. This may render our bitcoin mining hardware incompatible with the new bitcoin protocol. Such changes may have a material effect on our operations, financial position and financial performance.
Because our miners are designed specifically to mine bitcoin, our future success will depend in large part upon the value of bitcoin, and any sustained decline in its value could adversely affect our business, financial condition and results of operations.
Our operating results will depend in large part upon the value of bitcoin because it is the only cryptocurrency we currently mine. Specifically, our revenues from our bitcoin mining operations are based upon two factors: (1) the number of bitcoin rewards we successfully mine and (2) the value of bitcoin. In addition, our operating results are directly impacted by changes in the value of bitcoin because under the value measurement model, both realized and unrealized changes will be reflected in our statement of operations (i.e., we mark bitcoin to fair value each quarter). This means that our operating results will be subject to swings based upon increases or decreases in the value of bitcoin. The introduction of alternative cryptocurrencies, such as those backed by central banks known as Central Bank Digital Currencies, could significantly reduce the demand for bitcoin. This would reduce both our ability to earn mining rewards and transaction fees, and would also impair our ability to monetize the bitcoin we earn in accordance with our financial projections.
Digital asset trading platforms for bitcoin may be subject to varying levels of regulation, which exposes our digital asset holdings to risks.
Platforms on which digital assets may trade, such as the one we use to monetize our bitcoin, pose special risks, as these platforms are generally new and the rules governing their activities are less settled and their activities may be largely unregulated or under-regulated, and may therefore be more exposed to theft, fraud and failure than established, regulated exchanges for other products. Digital asset platforms may be startup businesses with limited institutional backing, limited operating history, and no publicly available financial information. This can lead to increased price volatility. In addition, a failure of an important digital asset trading platform could result in a loss of confidence in digital assets generally, resulting in our inability to monetize the bitcoin we mine in accordance with our financial projections.
Bitcoin traded on the bitcoin blockchain do not rely on a trusted intermediary or depository institution. The participation in trading platforms requires users to take on credit risk by transferring bitcoin from a personal account to a third party’s account. Accordingly, we are exposed to the digital asset trading platform’s credit risk with respect to each bitcoin transaction we make. Digital asset exchanges may also impose daily, weekly, monthly, or customer-specific transaction or distribution limits or suspend withdrawals entirely, rendering the exchange of digital assets for fiat currency difficult or impossible. Additionally, digital asset prices and valuations on exchanges may be volatile and subject to influence by many factors, including the levels of liquidity on particular platforms and operational interruptions and disruptions. The prices and valuation of digital assets (e.g., bitcoin) remain subject to any volatility experienced by trading platforms, and any such volatility can adversely affect the value of the bitcoin that we mine. It is possible that while engaging in transactions with various digital asset platforms located throughout the world, any such platform may cease operations voluntarily or involuntarily due to theft, fraud, security breach, liquidity issues, or government investigation without any recourse available to us.
Digital asset platforms for bitcoin may be appealing targets for cybercrime, hackers and malware and have been shut down or experienced losses of assets placed on the exchange as a result of cybercrime, and any such event is likely to result in the complete loss of assets placed on such a platform. Any governmental or regulatory action against such a digital asset trading platform may cause assets on such exchange to become frozen for a substantial period of time or forfeited, and could result in material opportunity costs or even in the total loss of such assets. In addition, banks may refuse to process or support wire transfers to or from digital asset trading platforms.
There are a limited number of digital asset trading platforms for bitcoin in operation, and many operate in jurisdictions outside of the United States. Trading on digital asset platforms outside of the United States may involve certain risks not applicable to trading on digital asset exchanges that operate in the United States. Foreign markets may be subject to instability, lack of regulation, temporary closures due to fraud, business failure, local capital requirements or government-mandated regulations. Digital asset platforms located outside the United States may not be subject to regulatory, investigative, or prosecutorial authority through which an action or complaint regarding missing or stolen digital assets may be brought. Additionally, due to lack of globally consistent treatment and regulation of digital assets, certain platforms located outside the United States may not be currently available to, or may in the future become unavailable to, certain persons or entities based on their country of domicile, including the United States.
While we perform diligence on our counterparties and any digital asset trading platforms that we may use, it may be difficult, or even impossible, to sufficiently verify the ultimate ownership and control of a digital asset trading platform and other information for evaluating the risks associated with such counterparty or platform. Any of our digital assets that reside on a trading platform that shuts down may be permanently unrecoverable, misapplied or otherwise lost. Additionally, to the extent that the digital asset platforms representing a substantial portion of the trading volume in a particular digital asset are involved in fraud or experience security failures or other operational issues, such failures may result in loss or less favorable prices of the digital assets, which may adversely affect our business and results of operations, and consequently, an investment in New GRIID’s common stock.
Bitcoin transactions are irrevocable and, if stolen or incorrectly transferred, bitcoin may be irretrievable. As a result, any incorrectly executed bitcoin could have a material adverse effect on our business, financial condition and results of operations.
Bitcoin transactions are irrevocable, and stolen or incorrectly transferred bitcoin may be irretrievable. As a result, any incorrectly executed or fraudulent bitcoin transactions could adversely affect our investments and assets. bitcoin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the bitcoin from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of bitcoin or a theft thereof generally will not be reversible and if an incorrect transfer or theft occurs, we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our bitcoin rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, we are not aware of any specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen bitcoin. As a result, if there is human error, theft, or criminal action, we will need to rely on existing private investigative entities to investigate any potential loss of our bitcoin assets. These third-party service providers rely on data analysis and compliance of internet service providers with traditional court orders to reveal information such as the IP addresses of any attackers who may target us. Our inability to recover any losses from such action, error or theft, could have a material adverse effect on our business, financial condition and results of operations.
Political or economic crises may motivate large-scale sales of bitcoin, which could result in a reduction in some or all of bitcoin’s values and adversely affect our business, financial condition and results of operations.
Geopolitical crises may motivate large-scale purchases of bitcoin, which could increase the price of bitcoin rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in general in uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturn may discourage investment in bitcoin as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.
As an alternative to fiat currencies that are backed by central governments, bitcoins are subject to supply and demand forces based upon the desirability of an alternative, decentralized means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of bitcoins either globally or locally. Large-scale sales of bitcoins would result in a reduction in some or all bitcoins’ values and may adversely affect our business, financial condition and results of operations.
Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in bitcoins or tracking bitcoin markets.
We compete with other users and/or companies that are mining bitcoin and other potential financial vehicles that seek to provide exposure to bitcoin, including securities backed by, or linked to, bitcoins. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in certain financial vehicles, or to invest in bitcoin directly, which could limit the market for New GRIID’s common stock and reduce its liquidity. In addition, the emergence of other financial vehicles and exchange-traded funds that provide exposure to bitcoin prices have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applied to our business and impact our ability to successfully pursue our strategy or operate at all, or to establish or maintain a public market for New GRIID’s common stock.
The global market for bitcoin is generally characterized by supply constraints that may differ from those present in the markets for commodities or other assets such as gold and silver. The mathematical protocols under which bitcoin is mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in bitcoin or tracking bitcoin markets form and come to represent a significant proportion of the demand for digital assets, large redemptions of the securities of those vehicles and the subsequent sale of bitcoin by such vehicles could negatively affect bitcoin prices and therefore affect the value of any bitcoin inventory we hold.
Currently, we believe there is relatively limited use of bitcoin in the retail and commercial marketplace in comparison to relatively sizable use by speculators, thus contributing to price volatility that could adversely affect an investment in New GRIID’s common stock.
We believe bitcoin has not yet gained widespread acceptance as a means of payment for goods and services by any major retail or commercial outlets. We believe a significant portion of the demand for bitcoin is generated by speculators and investors, some of whom may have no knowledge of the inner workings of bitcoin. Certain of these investors may seek to profit from the short-term or long-term holding of bitcoin, and thus, may contribute to bitcoin price volatility. A lack of expansion in the use of bitcoin in retail and commercial markets, or a contraction of such use, may result in increased price volatility of bitcoin or a reduction in the market price of bitcoin or in the demand for bitcoin which would reduce the performance of the business and the value of bitcoin held by us, any of which could have a material adverse effect on our business, financial condition and results of operations.
As more processing power is added to a network, our relative percentage of total processing power on that network is expected to decline absent significant capital investment, which has an adverse impact on our ability to generate revenue from processing transactions on that network and could have a material adverse effect on our business, financial condition and results of operations.
Processing power on networks has been increasing rapidly over time while the rewards and transaction fees available on those networks tends to decline over time. In order to grow or maintain the revenue we generate from processing transactions on such networks, we are required to invest significant capital to acquire new computer servers, expand our power capacity and otherwise increase our effective processing power on such networks. In the event we are unable to invest sufficient capital to grow or maintain the level of our processing power on a network relative to the total processing power of such network, our revenue from the applicable network will decline over time and as a result, it could have a material adverse effect on our business, financial condition and results of operations.
In addition, a decrease in the price of computer servers may result in an increase in transaction processors, which may lead to more competition for fees in a particular network. In the event we are unable to realize adequate fees on a network due to increased competition, our revenue from the applicable network will decline over time and in turn, it could have a material adverse effect on our business, financial condition and results of operations.
Our transactions in bitcoin may expose us to countries, territories, regimes, entities, organizations and individuals that are subject to sanctions and other restrictive laws and regulations.
The Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State administer and enforce economic sanctions programs based on foreign policy and national security goals against targeted countries, territories, regimes, entities, organizations and individuals. These laws and regulations may be implicated by a number of digital assets activities, including investing or trading. Because of the anonymous nature of blockchain transactions, we may not be able to determine the ultimate identity of the individuals with whom we transact when buying or selling digital assets or receive bitcoin through mining (e.g. transaction fees, or rewards from mining pool), and thus may inadvertently engage in transactions with persons, or entities or territories that are the target of sanctions or other restrictions. Moreover, U.S. federal law prohibits any U.S. person from knowingly or unknowingly possessing any visual depiction of child pornography. We are aware of recent media reports that have suggested that persons have imbedded such depictions on one or more blockchains. To the extent government enforcement authorities enforce these and other laws and regulations that are impacted by blockchain technology, we may be subject to investigation, administrative or court proceedings, and civil or criminal monetary fines and penalties, all of which could harm our reputation and affect the value of New GRIID’s common stock.
The market price of bitcoin may be extremely volatile, including due to potential under-regulation. Rapid decreases in the price of bitcoin could have a materially adverse effect on our business, financial condition and results of operations.
Bitcoin is represented and trade on a ledger-based platform may not necessarily benefit from viable trading markets. Stock exchanges have rules and regulations regarding marketplace conduct, and monitor investors transacting on such platform for fraud and other improprieties. These conditions may not necessarily be replicated on a bitcoin trading platform, depending on the platform’s controls and other policies, and there are no controls regarding transactions that take place outside of organized exchanges. These factors may decrease liquidity or volume or may otherwise increase volatility of bitcoin, which will have a material adverse effect on our ability to monetize the bitcoin we mine and therefore have an adverse effect on our business, financial condition and results of operations.

Regulatory actions in one or more countries could severely affect the right to acquire, own, hold, sell or use bitcoin or to exchange them for fiat currency.
One or more countries, such as India or Russia, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell or use bitcoin or to exchange them for fiat currency. In some nations, including China, it is illegal to accept payment in bitcoin for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrencies. Such restrictions may adversely affect us as the large-scale use of bitcoin as a means of exchange is presently confined to certain regions.
Furthermore, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale bitcoin mining projects, thus adding hashrate to the overall network. Such circumstances could have a material adverse effect on the amount of bitcoin we may be able to mine, the value of bitcoin and any other cryptocurrencies we may potentially acquire or hold in the future and, consequently, our business, financial condition and results of operations.
Bitcoin exchanges, wallets and the bitcoin network may suffer from hacking and fraud risks, which may adversely erode user confidence in bitcoin, which could negatively affect the bitcoin price and our revenues.
Bitcoin transactions are entirely digital and, as with any virtual system, are at risk from hackers, malware and operational glitches. Hackers can target bitcoin exchanges and custody providers, to gain access to thousands of accounts and digital wallets where bitcoin is stored. Bitcoin transactions and accounts are not insured by any type of government program and all bitcoin transactions are permanent because, there is no third party or payment processor. Bitcoin has previously suffered from hacking and cyber-theft which have affected its demand and price. Also, the price and exchange of bitcoin may be subject to fraud risk. While bitcoin uses private key encryption to verify owners and register transactions, fraudsters and scammers may attempt to sell false bitcoin. All of the above may adversely affect the operation of the bitcoin network, which would erode user confidence in bitcoin and could negatively impact our business and ability to monetize the bitcoin that we mine.
Technological advancement in computing may make our operations and ASICs obsolete. The mining hardware market for ASICs does not undergo rapid performance improvements anymore. Earlier in the
SHA-256
ASIC development cycle when bitcoin mining hardware had yet to catch up to current foundry node sizes, technological leaps in hash power and efficiency were more common and made all previous units obsolete. Since the release of the Antminer S9, these improvements have been incremental and older generation hardware is commonly run in the market. It is possible that there will be a significant breakthrough in hash power and/or efficiency that would make existing ASIC miners obsolete, severely impact the company’s balance sheet and forward looking performance and, should we not have access to this technology, could render all operations non-viable.
Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners, in particular, to locations with renewable sources of power. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to bitcoin miners, including us, or bitcoin mining activities generally.
Mining bitcoin requires significant amounts of electrical power, and electricity costs are expected to account for a material portion of our operating costs. There has been a substantial increase in the demand for electricity for bitcoin mining, and this has had varying level of impact on local electricity supply. The availability and cost of electricity will impact the geographic locations in which we conduct mining activities.
Additionally, renewable sources of power currently form a large portion of our power mix and we expect them to continue to do so in the future. Renewable power may, depending on the source, be intermittent or variable and not always available. Some electrical grids have little storage capacity, and the balance between electricity supply and demand must be maintained at all times to avoid blackouts or other cascading problems.

Intermittent sources of renewable power can provide challenges as their power can fluctuate over multiple time horizons, forcing the grid operator to adjust its day-ahead,
hour-ahead, and real-time operating procedures. Any shortage of electricity supply or increase in electricity costs in any location where we operate or plan to operate may negatively impact the viability and the expected economic return for bitcoin mining activities in that location.
Should our operations require more electricity than can be supplied in the areas where our mining facilities are located or should the electrical transmission grid and distribution systems be unable to provide the regular supply of electricity required, we may have to limit or suspend activities or reduce the speed of our proposed expansion, either voluntarily or as a result of either quotas imposed by energy companies or governments, or increased prices for certain users (such as us). If we are unable to procure electricity at a suitable price, we may have to shut down our operations in that particular jurisdiction either temporarily or permanently.
There may be significant competition for suitable bitcoin mining sites, and government regulators, including local permitting officials, may potentially restrict our ability to set up mining sites in certain locations. The significant consumption of electricity may have a negative environmental impact, including contribution to climate change, which may give rise to public opinion against allowing the use of electricity for bitcoin mining activities.
If bitcoin mining becomes more widespread, government scrutiny related to bitcoin mining facilities and their energy consumption may significantly increase. This could lead to new governmental measures restricting or prohibiting the use of electricity for bitcoin mining activities, or bitcoin mining activities generally.
If we are forced to reduce our operations due to the availability or cost of electrical power, or restrictions on bitcoin mining activities, this will have an adverse effect on our business, prospects, financial condition and operating results.
The open-source structure of the bitcoin network protocol means that the contributors to the protocol are generally not directly compensated for their contributions in maintaining and developing the protocol.
The bitcoin network operates based on an open-source protocol, not represented by an official organization or authority. Instead it is maintained by a group of core contributors, largely on the Bitcoin Core project on GitHub.com. This group of contributors is currently headed by Wladimir J. van der Laan, the current lead maintainer. As the bitcoin network protocol is not sold and its use does not generate revenues for contributors, contributors are generally not compensated for maintaining and updating the bitcoin network protocol. Although the MIT Media Lab’s Digital Currency Initiative funds the current maintainer Wladimir J. van der Laan, among others, this type of financial incentive is not typical. The lack of guaranteed financial incentive for contributors to maintain or develop the bitcoin network and the lack of guaranteed resources to adequately address emerging issues with the bitcoin network may reduce incentives to address the issues adequately or in a timely manner.
There can be no guarantee that developer support will continue or be sufficient in the future. Additionally, some development and developers are funded by companies whose interests may be at odds with other participants in the network or with investors’ interests. To the extent that material issues arise with the bitcoin network protocol and the core developers and open-source contributors are unable or unwilling to address the issues adequately or in a timely manner, the bitcoin network and consequently our business, prospects, financial condition and operating results could be adversely affected.
Significant contributors to all or a network for any particular digital asset, such as bitcoin, could propose amendments to the respective network’s protocols and software that, if accepted and authorized by such network, could adversely affect our business.
The bitcoin network is maintained by a group of contributors, largely on the Bitcoin Core project on GitHub.com, currently headed by Wladimir J. van der Laan. These individuals can propose refinements or improvements to the bitcoin network’s source code through one or more software upgrades that alter the protocols and software that govern the bitcoin network and the properties of bitcoin, including the irreversibility of transactions and limitations on the mining of new bitcoin. Proposals for upgrades and discussions relating thereto take place on online forums.
If a developer or group of developers proposes a modification to the bitcoin network that is not accepted by a majority of miners and users, but that is nonetheless accepted by a substantial plurality of miners and users, two or more competing and incompatible blockchain implementations could result, with one running the pre-modification
software program and the other running the modified version (i.e., a second “bitcoin network”). Such a hard fork in the blockchain typically would be addressed by community-led
efforts to reunite the forked blockchains, and several prior forks have been resolved successfully. However, a hard fork in the blockchain could materially and adversely affect the perceived value of bitcoin as reflected on one or both incompatible blockchains. Additionally, a hard fork will decrease the number of users and miners available to each fork of the blockchain as the users and miners on each fork blockchain will not be accessible to the other blockchain and, consequently, there will be fewer block rewards and transaction fees may decline in value. Any of the above could have a material adverse effect on our business, prospects, financial condition, and operating results.
Because there has been limited precedent set for financial accounting for bitcoin and other cryptocurrency assets, the determinations that we have made for how to account for cryptocurrency assets transactions may be subject to change.
Because there has been limited precedent set for the financial accounting for bitcoin and other cryptocurrency assets and related revenue recognition and no official guidance has yet been provided by the Financial Accounting Standards Board or the SEC, it is unclear how companies may in the future be required to account for cryptocurrency transactions and assets and related revenue recognition. A change in regulatory or financial accounting standards could result in the necessity to change the accounting methods we currently intend to employ in respect of our anticipated revenues and assets and restate any financial statements produced based on those methods. Such a restatement could adversely affect our business, prospects, financial condition and results of operation.
The development and acceptance of cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.
Digital assets, such as bitcoin, that may be used, among other things, to buy and sell goods and services are a new and rapidly evolving industry of which the digital asset networks are prominent, but not unique, parts. The growth of the digital asset industry, in general, and the digital asset networks, in particular, are subject to a high degree of uncertainty. The factors affecting the further development of the digital asset industry, as well as the digital asset networks, include:

•	continued worldwide growth in the adoption and use of bitcoin and other digital assets;

•
government and quasi-government regulation of bitcoin and other digital assets and their use, or restrictions on or regulation of access to and operation of the digital asset network or similar digital assets systems;

•	the maintenance and development of the open-source software protocol of the bitcoin network and Ether network;

•	changes in consumer demographics and public tastes and preferences;

•	the availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

•	general economic conditions and the regulatory environment relating to digital assets; and

•	the impact of regulators focusing on digital assets and digital securities and the costs associated with such regulatory oversight.

The outcome of these factors could have negative effects on our ability to pursue our business strategy, which could have a material adverse effect on our business, prospects, financial condition, and operating results as well as potentially negative effect on the value of bitcoin or any other cryptocurrencies we may potentially acquire or hold in the future.
Risks Related to Third Parties
Banks and financial institutions may not provide bank accounts, or may cut off certain banking or other financial services, to bitcoin investors or businesses that engage in bitcoin-related activities or that accept bitcoin as payment.
Although a number of significant U.S. banks and investment institutions have indicated they plan to begin allowing customers to carry and invest in bitcoin, bitcoin’s acceptance and use by banks is relatively uncommon and may never become mainstream. Indeed, a number of companies and individuals engaged in bitcoin has been unable to find banks or financial institutions that are willing to provide them with banking services. Similarly, a number of companies and individuals or businesses associated with bitcoin may have had and may continue to have their existing banking services discontinued with financial institutions in response to government action. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide bitcoin have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of bitcoin as a payment system and harming public perception of cryptocurrencies, and could decrease bitcoin’s usefulness and harm its public perception in the future.
The public perception of bitcoin could be damaged if banks or financial institutions were to close the accounts of businesses engaging in bitcoin. This could occur as a result of compliance risk, cost, government regulation or public pressure. The risk applies to securities firms, clearance and settlement firms, national stock and derivatives on commodities exchanges, the over-the-counter
market and the Depository Trust Company. The adoption or implementation of similar policies, rules or regulations by these or similar entities could negatively affect our relationships with financial institutions and impede our ability to convert bitcoin to fiat currencies. Such factors could have a material adverse effect on our business, financial condition or results of operations.
We may temporarily store our bitcoin on digital asset trading platforms which could subject our bitcoin to the risk of loss or access.
Although we sell our mined bitcoin from time to time, we may temporarily store all or a portion of our bitcoin on various digital asset trading platforms which requires us to rely on the security protocols of these trading platforms to safeguard our bitcoin. No security system is perfect and trading platforms have been subject to hacks resulting in the loss of businesses’ and customers’ digital assets in the past. Such trading platforms may not be well capitalized and may not have adequate insurance necessary to cover any loss or may not compensate for loss where permitted under the laws of the relevant jurisdiction. In addition, malicious actors may be able to intercept our bitcoin when we transact in or otherwise transfer our bitcoin or while we are in the process of selling our bitcoin via such trading platforms. Digital asset trading platforms have been a target for malicious actors in the past, and given the growth in their size and their relatively unregulated nature, we believe these trading platforms may continue to be targets for malicious actors. An actual or perceived security breach or data security incident at the digital asset trading platforms with which we have accounts could harm our ability to operate, result in loss of our assets, damage our reputation and negatively affect the market perception of our effectiveness, all of which could adversely affect the value of New GRIID’s common stock.
The IRS and certain states have taken the position that digital assets are property for income tax purposes.
In early 2014, the IRS issued basic guidance on the tax treatment of digital assets. The IRS has taken the position that a digital asset is “property” rather than “currency” for tax purposes. Thus, general tax principles applicable to property transactions apply to the acquisition, ownership, use or disposition of digital assets. This overall treatment creates a potential tax liability for, and potential tax reporting requirements applicable to us in any circumstance where we mine or otherwise acquire, own or dispose of a digital asset. In 2019, the IRS issued additional guidance specifically relating to the taxation consequences that could arise from a digital asset hard fork event in which a new unit of digital asset may or may not be received, and released frequently asked questions to address certain digital asset topics such as basis, gain or loss on the sale or exchange of certain kinds of digital assets and how to determine the fair market value of such digital assets.
There is no guarantee that the IRS will not alter its position with respect to the taxation of digital assets, or that legislation or judicial determinations in the future will not result in a tax treatment of digital assets and transactions in digital assets for U.S. federal and state tax purposes that differs from the treatment described above. You are urged to consult your own tax advisor as to the tax implications of our acquisition, ownership, use and disposition of digital assets. The taxation of digital assets for state, local or foreign tax purposes may not be the same as the taxation of digital assets for U.S. federal income tax purposes.
In addition, under the Tax Cuts and Jobs Act of 2017 (the “Tax Cuts and Jobs Act”), as of January 1, 2018, “like-kind exchange” treatment does not apply to digital assets. This means that gain from the sale or exchange of digital assets cannot be deferred by undertaking an exchange of one type of virtual currency for another.
Certain states, including New York and Tennessee, generally follow IRS guidance with respect to the treatment of digital assets for state income tax purposes, but it is unclear if other states will do so. Transactions involving digital assets for other goods and services also may be subject to sales and use or similar taxes under barter transaction treatment or otherwise. The treatment of digital assets for state income tax and sales tax purposes may have negative consequences, including the imposition of a greater tax burden on investors in digital assets or a higher cost with respect to the acquisition, ownership and disposition of digital assets generally. In either case, this could have a negative effect on prices in the relevant digital asset exchange market and could have a material adverse effect on our business, financial condition and results of operations.
Foreign jurisdictions also may elect to treat digital assets in a manner that results in adverse tax consequences. To the extent that a foreign jurisdiction with a significant share of the market of digital asset owners or users imposes onerous tax burdens on such owners or users, or imposes sales, use or value added tax on purchases and sales of digital assets for fiat currency, such actions could result in decreased demand for digital assets in such jurisdiction, which could impact the price of digital assets and could have a material adverse effect on our business, financial condition and results of operations.
Changes to, or changes to interpretations of, the U.S. federal, state, local or other jurisdictional tax laws could have a material adverse effect on our business, financial condition and results of operations.
All statements contained herein concerning U.S. federal income tax (or other tax) consequences are based on existing law and interpretations thereof. The tax regimes to which we are subject or under which we operate, including income and non-income
taxes, are unsettled and may be subject to significant change. While some of these changes could be beneficial, others could negatively affect our after-tax
returns. Accordingly, no assurance can be given that the currently anticipated tax treatment will not be modified by legislative, judicial or administrative changes, possibly with retroactive effect. In addition, no assurance can be given that any tax authority or court will agree with any particular interpretation of the relevant laws.
State, local or other jurisdictions could impose, levy or otherwise enforce tax laws against us. Tax laws and regulations at the state and local levels frequently change, especially in relation to the interpretation of existing tax laws for new and emerging industries, and we cannot always reasonably predict the impact from, or the ultimate cost of compliance with, current or future taxes, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Regulations and Regulatory Frameworks
Regulatory changes or actions may restrict the use of bitcoin in a manner that adversely affects our business, prospects or operations.
Bitcoin has been the source of much regulatory consternation, resulting in differing definitional outcomes without a single unifying statement. Bitcoin is viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force (“FATF”) and the IRS consider bitcoin as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving virtual currency. The U.S. Commodity Futures Trading Commission (“CFTC”) classifies bitcoin as a commodity. The SEC has also publicly stated that it considers bitcoin to be a commodity, but that some digital assets should be categorized as securities. How a digital asset such as bitcoin is characterized by a regulator impacts the rules that apply to activities related to that digital asset.
As bitcoin has grown in both popularity and market size, governments around the world have reacted differently. Certain governments have deemed bitcoin illegal or have severely curtailed the use of digital assets by prohibiting the acceptance of payment in bitcoin and other digital assets for consumer transactions and barring banking institutions from accepting deposits of bitcoin. Other nations, however, allow bitcoin to be used and traded without restriction. In some jurisdictions, such as in the U.S., bitcoin is subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. There is a risk that relevant authorities in any jurisdiction may impose more onerous regulation on bitcoin, for example banning its use, regulating its operation, or otherwise changing its regulatory treatment. Such changes may introduce a cost of compliance, or have a material impact on our business model, and therefore our financial performance and shareholder returns. If the use of bitcoin is made illegal in jurisdictions where bitcoin is currently traded in heavy volumes, the available market for bitcoin may contract.
Digital asset trading platforms may also be subject to increased regulation and there is a risk that increased compliance costs are passed through to users, including us, as we exchange bitcoin earned through our mining activities. There is a risk that a lack of stability in the bitcoin exchange market and the closure or temporary shutdown of bitcoin exchanges due to fraud, business failure, hackers or malware, or government-mandated restrictions may reduce confidence in the bitcoin network and result in greater volatility in or suppression of bitcoin’s value and consequently have an adverse impact on our operations and financial performance.
In the U.S., the Federal Reserve Board, U.S. Congress and certain U.S. agencies (e.g. the CFTC, the SEC, the Financial Crimes Enforcement Network of the U.S. Treasury Department (“FinCEN”) and the Federal Bureau of Investigation) have begun to examine the operations of the bitcoin network, bitcoin users and the bitcoin exchange market. Increasing regulation and regulatory scrutiny may result in new costs for us and our management may have to devote increased time and attention to regulatory matters or change aspects of our business. Increased regulation may also result in limitations on the use cases of bitcoin. In addition, regulatory developments may require us to comply with certain regulatory regimes. For example, to the extent that our activities cause us to be deemed a “money service business” under the regulations promulgated by FinCEN under the authority of the U.S. Bank Secrecy Act (“BSA”), we may be required to comply with FinCEN regulations, including those that would mandate us to implement certain anti-money laundering programs, make certain reports to FinCEN and maintain certain records.
Furthermore, in the future, foreign governments may decide to subsidize or in some other way support certain large-scale bitcoin mining projects, thus adding hashrate to the overall network. Such circumstances could have a material adverse effect on the amount of bitcoin that we may be able to mine as well as the value of bitcoin and, consequently, our business, prospects, financial condition and operating results.
We cannot be certain as to how future regulatory developments will impact the treatment of bitcoin under the law, and ongoing and future regulation and regulatory actions could significantly restrict or eliminate the market for or uses of bitcoin and materially and adversely impact our business. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any digital assets we plan to hold or expect to acquire for our own account.
Failure to comply with anti-corruption and anti-money laundering laws, including the FCPA and similar laws associated with our activities outside of the United States, could subject us to penalties and other adverse consequences.
We operate an international business and may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We are subject to the FCPA and other applicable anti-corruption and anti-money laundering laws in countries in which we conduct activities. The FCPA prohibits providing, offering, promising, or authorizing, directly or indirectly, anything of value to government officials, political parties, or political candidates for the purpose of obtaining or retaining business or securing any improper business advantage.
In many foreign countries, including countries in which we may conduct business, it may be a local custom that businesses engage in practices that are prohibited by the FCPA and other applicable laws and regulations. We face significant risks if we or any of our directors, officers, employees, contractors, agents or other partners or representatives fail to comply with these laws, and governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties, which could have a material adverse effect on our business, reputation, operating results, prospects and financial condition.
Any violation of the FCPA and other applicable anti-corruption laws, or anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, loss of export privileges, severe criminal or civil sanctions and, in the case of the FCPA, suspension or debarment from U.S. government contracts, any of which could have a materially adverse effect on our reputation, business, operating results, prospects and financial condition. In addition, responding to any enforcement action or internal investigation related to alleged misconduct may result in a significant diversion of management’s attention and resources and significant defense costs and other professional fees.
Blockchain technology may expose us to specially designated nationals or blocked persons or cause it to violate provisions of law.
We are subject to the rules enforced by OFAC, including regarding sanctions and requirements not to conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC’s specially designated nationals list, which may expose us to regulatory sanctions and adversely affect our business, financial condition and results of operations.
Our business and financial condition may be materially adversely affected by increased regulation of energy sources.
Our bitcoin mining activities are powered primarily by renewable energy sources. While renewable energy generally is less exposed to carbon pricing and underlying commodity price risks of fossil fuels, there is a risk that regulatory constraints placed on energy intense industries may restrict the operation of, or increase the cost of operating, data centers and bitcoin mining activities. Additionally, although we target markets with high levels of renewable energy penetration and our energy is primarily sourced from renewable sources, we currently rely on non-renewable
energy sources for approximately 26% of our data center energy needs. Governmental authorities have and may continue to pursue and implement legislation and regulation that seeks to limit the amount of carbon dioxide produced from electricity generation, which, in the event any of our data centers are powered by non-renewable
energy sources, would affect our ability to source electricity from fossil fuel-fired electric generation in a potentially material adverse manner. Potential increases in costs arising from compliance and environmental monitoring may adversely affect our operations and financial performance.
If we were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business.
An issuer will generally be deemed to be an “investment company” for purposes of the 1940 Act if:

•
it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

•
it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

We believe that we are not and will not be primarily engaged in the business of investing, reinvesting or trading in securities, and we do not hold ourselves out as being engaged in those activities. We intend to hold ourselves out as a bitcoin mining business. Accordingly, we do not believe that we are an “orthodox” investment company as described in the first bullet point above.
Furthermore, while certain cryptocurrencies may be deemed to be securities, we do not believe that certain other cryptocurrencies, in particular bitcoin, are securities. Our mining activities currently focus on bitcoin, which we believe should not be treated as an investment security for purposes of the 1940 Act. Therefore, we believe that less than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis will comprise certain other cryptocurrencies or assets that could be considered investment securities. Accordingly, we do not believe that we are an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. However, although the SEC and courts are providing increasing guidance on the treatment of digital assets for purposes of federal securities law, this continues to be an evolving area of law. Previous statements by the SEC that bitcoin should not be considered a security are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court. Therefore, it is possible that the SEC or a court could take a position that bitcoin constitutes an investment security for purposes of the 1940 Act, which might require us to register as an investment company.
If we were to be deemed an inadvertent investment company, we may seek to rely on Rule
3a-2
under the 1940 Act, which allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which the issuer owns securities and/or cash having a value exceeding 50% of the issuer’s total assets on either a consolidated or unconsolidated basis or (b) the date on which the issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We are putting in place policies that we expect will work to keep the investment securities held by us at less than 40% of our total assets, which may include acquiring assets with our cash, liquidating our investment securities or seeking no-action
relief or exemptive relief from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner. As Rule
3a-2
is available to an issuer no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.
Finally, we believe we are not an investment company under Section 3(b)(1) of the 1940 Act because we are primarily engaged in a non-investment
company business.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. We intend to continue to conduct our operations so that we will not be deemed to be an investment company under the 1940 Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on our capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for us to continue our business as currently conducted, impair the agreements and arrangements between and among us and our senior management team. Compliance with the requirements of the 1940 Act applicable to registered investment companies may make it difficult for us to continue our current operations or our operations as a company that is engaged in the business of developing data center infrastructure and in activities related to bitcoin mining, and this would materially and adversely affect our business, financial condition and results of operations.
If we were required to register as an investment company but failed to do so, the consequences could be severe. Among the various remedies it may pursue, the SEC may seek an order of a court to enjoin us from continuing to operate as an unregistered investment company. In addition, all contracts that we have entered into in the course of our business, including securities that we have offered and sold to investors, will be rendered unenforceable except to the extent of any equitable remedies that might apply. An affected investor in such case may pursue the remedy of rescission.
Any change in the interpretive positions of the SEC or its staff with respect to cryptocurrencies or digital asset mining firms could have a material adverse effect on us.
We intend to conduct our operations so that we are not required to register as an investment company under the 1940 Act. Specifically, we do not believe that bitcoin is a security. The SEC staff has not provided guidance with respect to the treatment of digital assets under the 1940 Act. To the extent the SEC staff publishes new guidance with respect to these matters, we may be required to adjust our strategy or assets accordingly. There can be no assurance that we will be able to maintain our exclusion from registration as an investment company under the 1940 Act. In addition, continuously seeking to avoid the need to register under the 1940 Act may limit our ability to engage in cryptocurrency mining operations or otherwise make certain investments, and these limitations could result in our holding assets we may wish to sell or selling assets we may wish to hold, which could materially and adversely affect our business, financial condition and results of operations.
If regulatory changes or interpretations of our activities require us to register under the regulations promulgated by FinCEN under the authority of the BSA, or otherwise under state laws, we may incur significant compliance costs, which could be substantial or cost-prohibitive. If we become subject to these regulations, our costs in complying with them may have a material negative effect on our business and the results of its operations.
Cryptocurrencies are treated as “money” by FinCEN, and businesses engaged in the transfer of money or other payments services are subject to registration and licensure requirements at the U.S. federal level and also under U.S. state laws. While FinCEN has issued guidance that cryptocurrency mining, without engagement in other activities, generally does not require registration and licensure with FinCEN, this could be subject to change as FinCEN and other regulatory agencies continue their scrutiny of the bitcoin network and digital assets generally. To the extent that our business activities cause us to be deemed a “money services business” under the regulations promulgated by FinCEN under the authority of the BSA, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.
To the extent that our activities would cause us to be deemed a “money transmitter” (“MT”) or equivalent designation, under state law in any state in which we may operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain permissible investments in relation to the customer funds that we hold, recordkeeping and other operational requirements. For example, in August 2015, the New York State Department of Financial Services enacted the first U.S. regulatory framework for licensing participants in “virtual currency business activity.” The regulations, known as the “BitLicense,” are intended to focus on consumer protection and regulate the conduct of businesses that are involved in “virtual currencies” in New York or with New York customers and prohibit any person or entity involved in such activity to conduct activities without a license.
Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses. Furthermore, we may not be capable of complying with certain federal or state regulatory obligations applicable to money services businesses and MTs. If we are deemed to be subject to and determine we are not able to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate.
The application of the Commodity Exchange Act (“CEA”) and the regulations promulgated thereunder by the CFTC to our business is unclear and is subject to change in a manner that is difficult to predict. To the extent we are deemed to be or subsequently become subject to regulation by the CFTC in connection with our business activities, we may incur additional regulatory obligations and compliance costs, which may be significant.
The CFTC has stated and judicial decisions involving CFTC enforcement actions have confirmed that bitcoin and other digital assets fall within the definition of a “commodity” under the CEA, and the regulations promulgated by the CFTC thereunder (“CFTC Rules”). As a result, the CFTC has general enforcement authority to police against manipulation and fraud in the spot markets for bitcoin and other digital assets. From time to time, manipulation, fraud and other forms of improper trading by other participants involved in the markets for bitcoin and other digital assets have resulted in, and may in the future result in, CFTC investigations, inquiries, enforcement action, and similar actions by other regulators, government agencies and civil litigation. Such investigations, inquiries, enforcement actions and litigation may cause negative publicity for bitcoin and other digital assets, which could adversely impact mining profitability.
In addition to the CFTC’s general enforcement authority to police against manipulation and fraud in spot markets for bitcoin and other digital assets, the CFTC has regulatory and supervisory authority with respect to commodity futures, options, and/or swaps (“Commodity Interests”) and certain transactions in commodities offered to retail purchasers on a leveraged, margined, or financed basis. Although we do not currently engage in such transactions, changes in our activities, the CEA, CFTC Rules, or the interpretations and guidance of the CFTC may subject us to additional regulatory requirements, licenses and approvals which could result in significant increased compliance and operational costs.
Furthermore, trusts, syndicates and other collective investment vehicles operated for the purpose of trading in Commodity Interests may be subject to regulation and oversight by the CFTC and the National Futures Association (“NFA”) as “commodity pools”. If our mining activities or transactions in bitcoin and other digital assets were deemed by the CFTC to involve Commodity Interests and the operation of a commodity pool for our shareholders, we could be subject to regulation as a commodity pool operator and required to register as such. Such additional registrations may result in increased expenses, thereby materially and adversely impacting an investment in New GRIID’s common stock. If we determine it is not practicable to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations. Any such action may adversely affect an investment in our business.
While we are not aware of any provision of the CEA or CFTC Rules currently applicable to the mining of bitcoin and other digital assets, this is subject to change. We cannot be certain how future changes in legislation, regulatory developments, or changes in CFTC Rules, interpretations and policy may impact the treatment of digital assets and the mining of digital assets. Any resulting requirements that apply to or relate to our mining activities or our transactions in bitcoin and digital assets may cause us to incur additional extraordinary, non-recurring
expenses, thereby materially and adversely impacting an investment in New GRIID’s common stock.
As we continue to expand and localize our international activities, our obligations to comply with the laws, rules, regulations, and policies of a variety of jurisdictions will increase and we may be subject to investigations and enforcement actions by U.S. and
non-U.S.
regulators and governmental authorities.
Laws regulating financial services, the internet, mobile technologies, digital assets and related technologies in the United States and other jurisdictions often impose different, more specific, or potentially conflicting obligations, as well as broader liability, on us. At the same time, we may also be required to comply with sanctions and export controls and counterterrorism financing laws and regulations in the United States and other jurisdictions around the world.
Regulators worldwide frequently study each other’s approaches to the regulation of digital assets such as bitcoin. Consequently, developments in any jurisdiction may influence other jurisdictions. New developments with respect to one type of cryptocurrency operations in one jurisdiction may be extended to additional operations in other jurisdictions. As a result, the risks created by any new law or regulation in one jurisdiction may be magnified by the potential that they may be replicated in other jurisdictions, affecting our business in another place or involving another aspect of our operations. Conversely, if regulations diverge worldwide, we may face difficulty adjusting our business in order to comply with such divergent regulations. These risks are heightened as we face increased competitive pressure from other similarly situated businesses that engage in regulatory arbitrage to avoid the compliance costs associated with regulatory changes.
The complexity and ongoing development of U.S. federal and state and other international regulatory and enforcement regimes, coupled with the global scope of our operations and the evolving global regulatory environment, could result in a single event prompting a large number of overlapping investigations and legal and regulatory proceedings by multiple government authorities in different jurisdictions. Any of the foregoing could, individually or in the aggregate, harm our reputation and adversely affect our operating results and financial condition. Due to the uncertain application of existing laws and regulations, it may be that, despite our analysis concluding that certain activities are currently unregulated, such activities may indeed be subject to financial regulation, licensing, or authorization obligations that we have not obtained or with which we have not complied. As a result, we are at a heightened risk of enforcement action, litigation, regulatory and legal scrutiny which could lead to sanctions, cease and desist orders, or other penalties and censures that could significantly and adversely affect our continued operations and financial condition.
Bitcoin’s status as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if we are unable to properly characterize bitcoin, we may be subject to regulatory scrutiny, investigations, fines and other penalties, which may adversely affect our business, operating results and financial condition. Furthermore, a determination that bitcoin is a “security” may adversely affect the value of bitcoin and our business.
The SEC and its staff have taken the position that certain digital assets fall within the definition of a “security” under the U.S. federal securities laws. The legal test for determining whether any given digital asset is a security is a highly complex, fact-driven analysis that may evolve over time, and the outcome is difficult to predict. The SEC generally does not provide advance guidance or confirmation on the status of any particular digital asset as a security. Furthermore, the SEC’s views in this area have evolved over time and it is difficult to predict the direction or timing of any continuing evolution. It is also possible that a change in the governing administration or the appointment of new SEC commissioners could substantially impact the views of the SEC and its staff.
Public statements made by some senior officials at the SEC indicate that the SEC does not intend to take the position that bitcoin and Ethereum (as currently offered and sold) are securities under the federal securities laws.

However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital asset. As of the date of this proxy statement/prospectus, with the exception of certain centrally issued digital assets that have received
“no-action”
letters from the SEC staff, bitcoin and Ethereum are the only digital assets which senior officials at the SEC have publicly stated are unlikely to be considered securities. With respect to all other digital assets, there is no certainty under the applicable legal test that such assets are not securities, notwithstanding the conclusions we may draw based on our risk-based assessment regarding the likelihood that a particular digital asset could be deemed a security under applicable laws.
Any enforcement action by the SEC or any international or state securities regulator asserting that bitcoin is a security, or a court decision to that effect, would be expected to have an immediate material adverse impact on the trading value of bitcoin, as well as our business. This is because the business models behind most digital assets are incompatible with regulations applying to transactions in securities. If a digital asset is determined or asserted to be a security, it is likely to become difficult or impossible for the digital asset to be traded, cleared or custodied in the and elsewhere through the same channels used by non-security
digital assets, which in addition to materially and adversely affecting the trading value of the digital asset is likely to significantly impact its liquidity and market participants’ ability to convert the digital asset into U.S. dollars and other currencies.
The regulatory regime governing bitcoin is uncertain, and new regulations or policies may alter our business practices with respect to bitcoin.
The determination as to whether bitcoin is a security is a fact-driven analysis and the outcome may be difficult to predict. While we have determined that GRIID does not offer digital securities, the SEC could take a position that certain bitcoin mined by GRIID are deemed “securities” under its definition and interpretation. GRIID has policies and procedures in place that are intended to enable it to make a risk-based assessment regarding the likelihood that a bitcoin could be deemed a security under applicable laws. These policies and procedures are not legal determinations as to whether or not bitcoin is a security under federal securities laws nor are they binding on regulators. These policies and procedures include (1) internally evaluating whether a digital asset is included in the lists of instruments making up the definition of “security” in the Securities Act, the Exchange Act and the 1940 Act, (2) communicating with our general counsel, outside counsel, and other advisors, and (3) following recent SEC guidance on whether a digital asset, specifically bitcoin, falls within the definition of a “security” under the U.S. federal securities laws. We believe that our process reflects a comprehensive and thoughtful analysis and is reasonably designed to facilitate consistent application of available legal guidance to bitcoin to facilitate informed risk-based business judgment. However, we recognize that the application of securities laws to the specific facts and circumstances of bitcoin may be complex and subject to change, and that our listing determination does not guarantee any conclusion under the U.S. federal securities laws. The SEC has not made any statement as to whether the bitcoin that GRIID mines are or are not digital securities. There is no certainty that bitcoin is not a security, notwithstanding the conclusions drawn based on our risk-based assessment. We could be subject to legal or regulatory action in the event a regulatory authority or court were to determine that a bitcoin that GRIID mines is a security under applicable laws.
There can be no assurances that we will properly characterize bitcoin as a security or non-security, or that the SEC, other regulatory authorities, or a court, if the question was presented to it, would agree with our assessment. If the SEC, other regulatory authority, or a court were to determine that the bitcoin that we mine is a security, we would not be able to mine such bitcoin until we are able to do so in a compliant manner.
If bitcoin is deemed to be a security under any U.S. federal, state or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for bitcoin, and we could be subject to legal or regulatory action. Moreover, the networks on which bitcoin are utilized may be required to be regulated as securities intermediaries, and subject to applicable rules, which could effectively render the network impracticable for its existing purposes. Further, it could draw negative publicity and a decline in the general acceptance of bitcoin. Also, it may make it difficult for bitcoin to be mined, traded, cleared, and custodied as compared to other digital assets that are not considered to be securities.

As bitcoin and cryptocurrency business activities grow in popularity and market size, and as new cryptocurrency businesses and technologies emerge and proliferate, foreign, federal, state, and local regulators can be expected to revisit and update their laws and policies. Changes in this regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government, may significantly affect or change the manner in which we currently conduct some aspects of our business.
We are subject to governmental regulation and other legal obligations related to data privacy, data protection and information security. If we are unable to comply with these, we may be subject to governmental enforcement actions, litigation, fines and penalties or adverse publicity.
We collect and process data, including personal, financial and confidential information about individuals, including our employees and business partners. The collection, use, processing and storage of such data about individuals are governed by data privacy laws, regulations, guidelines and rules. We do not currently have any formal data privacy policies and procedures in place and have not completed an assessment of whether we are in compliance with all applicable data privacy laws and regulations. Data privacy laws and regulations are complex, continue to evolve, and on occasion may be inconsistent between jurisdictions leading to uncertainty in interpreting such laws and it is possible that these laws, regulations and requirements may be interpreted and applied in a manner that is inconsistent with our existing information processing practices, and many of these laws are significantly litigated and/or subject to regulatory enforcement. The implication of this includes that various federal, state and foreign legislative or regulatory bodies may enact or adopt new or additional laws and regulations concerning data privacy, data retention, data transfer and data protection. Such laws may continue to add to our compliance costs, restrict or dictate how we collect, maintain, combine and disseminate information and could have a material adverse effect on our business, results of operations, financial condition and prospects.
In the United States, according to the Federal Trade Commission (“FTC”), failure to take appropriate steps to keep consumers’ personal information secure constitutes unfair acts or practices in or affecting commerce in violation of Section 5(a) of the Federal Trade Commission Act, 15 U.S.C § 45(a). The FTC expects a company’s data security measures to be reasonable and appropriate in light of the sensitivity and volume of consumer information it holds, the size and complexity of its business, and the cost of available tools to improve security and reduce vulnerabilities. Individually identifiable health information is considered sensitive data that merits stronger safeguards. State privacy and security laws vary from state to state and, in some cases, can impose more restrictive requirements than U.S. federal law. For example, California enacted the California Consumer Privacy Act (“CCPA”) on June 28, 2018, which went into effect on January 1, 2020. The CCPA creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal data. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability, and many similar laws have been proposed and/or enacted in other states and at the federal level.
Any actual or perceived failure by us or the third parties with whom we work to comply with data privacy laws, regulations, guidelines, rules or industry standards, or any security incident that results in the unauthorized release or transfer of personally identifiable information, may result in governmental enforcement actions and investigations including by U.S. federal and state regulatory authorities, fines and penalties, litigation and/or adverse publicity, including by consumer advocacy groups, and could cause our customers to lose trust in us, which could harm our reputation and have a material adverse effect on our business, reputation, results of operations, financial condition and prospects.
Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, they may experience fraud, security failures or operational problems, which may adversely affect the value of our bitcoin holdings.
Bitcoin trading venues are relatively new and, in some cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading.
Negative perception, a lack of stability in the broader bitcoin markets and the closure or temporary shutdown of bitcoin trading venues due to fraud, business failure, hackers or malware or government-mandated regulation may reduce confidence in bitcoin and result in greater volatility in the prices of bitcoin. To the extent investors view New GRIID’s common stock as linked to the value of our bitcoin holdings, these potential consequences of a bitcoin trading venue’s failure could have a material adverse effect on the market value of New GRIID’s common stock.
We are subject to environmental, health and safety laws and regulations, including applicable zoning and building codes, that may expose us to significant liabilities for penalties, damages or costs of remediation or compliance.
Our operations and properties are subject to laws and regulations governing health and safety, the discharge of pollutants into the environment or otherwise relating to health, safety and environmental protection requirements in the countries and localities in which we operate. These laws and regulations may impose numerous obligations that are applicable to us, including acquisition of a permit or other approval before conducting construction or regulated activities; limitation or prohibition of construction and operating activities in environmentally sensitive areas, such as wetlands or areas with endangered plants or species; imposition of specific health and safety standards addressing worker protection; imposition of certain zoning building code standards for the sites at which we operate; and imposition of significant liabilities for pollution, including investigation, remedial and clean-up
costs. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations, among other sanctions, that could have a material adverse effect on our financial position, results of operations and cash flows. Certain environmental laws may impose strict, joint and several liability for costs required to clean up and restore sites where hazardous substances have been disposed or otherwise released into the environment, even under circumstances where the hazardous substances were released by prior owners or operators or the activities conducted and from which a release emanated complied with applicable law. Failure to secure renewal of permits or tightening of restrictions within our existing permits, or the failure to meet the zoning and building code standards imposed by regulations applicable to our sites, could have a material adverse effect on our business or cause us to incur material expenses. Moreover, it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by noise or the release of hazardous substances into the environment.
The trend in environmental regulation has been to place more restrictions and limitations on activities that may be perceived to impact the environment, and thus there can be no assurance as to the amount or timing of future expenditures for environmental regulation compliance or remediation. New or revised laws and regulations that result in increased compliance costs or additional operating restrictions, or the incurrence of environmental liabilities, could have a material adverse effect on our financial position, results of operations and cash flows.
The regulatory and legislative developments related to climate change, may materially adversely affect our brand, reputation, business, financial condition and results of operations.
A number of governments or governmental bodies have introduced or are contemplating legislative and regulatory changes in response to the increasing focus on climate change and its potential impact, including from governmental bodies, interest groups and stakeholders. Despite our sustainability objectives in sourcing electricity from renewable energy sources, given the very significant amount of electrical power required to operate bitcoin mining machines, as well as the environmental impact of mining for the rare earth metals used in the production of mining servers, the bitcoin mining industry may become a target for future environmental and energy regulation. Legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, costs to purchase renewable energy credits or allowances and other costs to comply with such regulations. Specifically, imposition of a tax or other regulatory fee in a jurisdiction where we operate or on electricity that we purchase could result in substantially higher energy costs, and due to the significant amount of electrical power required to operate bitcoin mining machines, could in turn put our facilities at a competitive disadvantage. Any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations.
Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could have a material adverse effect on our business, financial position and results of operations.
Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments or penalties and could have a material adverse effect on our business, financial condition and results of operations.
The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other foreign governments. Efforts are being made to reduce greenhouse gas emissions, particularly those from coal combustion power plants, some of which plants we may rely upon for power. The added cost of any environmental taxes, charges, assessments or penalties levied on such power plants could be passed on to us, increasing the cost to run our facilities. Any enactment of laws or promulgations of regulations regarding greenhouse gas emissions by the United States, or any domestic or foreign jurisdiction in which we conduct business, could have a material adverse effect on our business, financial condition or results of operations.
Increasing scrutiny and changing expectations from investors, lenders, customers, government regulators and other market participants with respect to our Environmental, Social and Governance (“ESG”) policies may impose additional costs on us or expose us to additional risks.
Certain institutional investors, investor advocacy groups, investment funds, creditors and other influential financial markets participants have become increasingly focused on companies’ ESG practices in evaluating their investments and business relationships, including the impact of bitcoin mining operations on the environment. Certain organizations also provide ESG ratings, scores and benchmarking studies that assess companies’ ESG practices. Although there are no universally adopted standards for such ratings, scores or benchmarking studies, they are used by some investors to inform their investment and voting decisions. It is possible that our future shareholders or organizations that report on, rate or score ESG practices will not be satisfied with our ESG strategy or performance. Unfavorable press about or ratings or assessments of our ESG strategies or practices, regardless of whether or not we comply with applicable legal requirements, may lead to negative investor sentiment toward us, which could have a negative impact on our stock price and our access to and cost of capital.
Additionally, in February 2021, the Acting Chair of the SEC issued a statement directing the Division of Corporation Finance to enhance its focus on climate-related disclosure in public company filings and in March 2021 the SEC announced the creation of a Climate and ESG Task Force in the Division of Enforcement. The increased focus and activism related to ESG may hinder our access to capital, as investors and lenders may reconsider their capital investment allocation as a result of their assessment of our ESG practices. If we do not adapt to or comply with investor, lender or other industry shareholder expectations and standards and potential government regulations, which are evolving but may relate to the suitable deployment of electric power, or which are perceived to have not responded appropriately to the growing concern for ESG issues, our reputation could suffer which would have a material adverse effect on our business, financial condition and results of operations.

Our compliance and risk management methods might not be effective and may result in outcomes that could adversely affect our reputation, operating results and financial condition.
Our ability to comply with applicable complex and evolving laws, regulations and rules is largely dependent on the establishment and maintenance of our compliance, audit and reporting systems, as well as our ability to attract and retain qualified compliance and other risk management personnel. We cannot assure you that our policies and procedures will be effective or that we will be successful in monitoring or evaluating the risks to which we are or may be exposed in all market environments or against all types of risks, including unidentified or unanticipated risks. Our risk management policies and procedures rely on a combination of technical and human controls and supervision that are subject to error and failure. Some of our methods for managing risk are discretionary by nature and are based on internally developed controls and observed historical market behavior, and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. Our risk management policies and procedures also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing failures. In addition, we may elect to adjust our risk management policies and procedures to allow for an increase in risk tolerance, which could expose us to the risk of greater losses.
Risks Related to Intellectual Property
If we are unable to protect the confidentiality of our trade secrets or other intellectual property rights, our business and competitive position could be harmed.
Our ability to conduct our business in a profitable manner relies in part on our proprietary methods and designs, which we primarily protect as trade secrets. We rely upon trade secret and other intellectual property laws, physical and technological security measures and contractual commitments to protect our trade secrets and other intellectual property rights, including entering into non-disclosure
agreements with employees, consultants and third parties with access to our trade secrets. However, such measures may not provide adequate protection and the value of our trade secrets could be lost through misappropriation or breach of our confidentiality agreements. For example, an employee with authorized access may misappropriate our trade secrets and provide them to a competitor, and the recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully, because enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable. Thus, if any of our trade secrets were to be disclosed or misappropriated, our competitive position could be harmed. In addition to the risk of misappropriation and unauthorized disclosure, our competitors may develop similar or better methods independently in a manner that could prevent legal recourse by us, which could result in costly product redesign efforts, discontinuance of certain product offerings or other competitive harm. Furthermore, any of our intellectual property rights could be challenged, invalidated, circumvented, infringed, diluted, disclosed or misappropriated and adequate legal recourse may be unavailable. Thus, there can be no assurance that our trade secrets or other intellectual property rights will be sufficient to protect against competitors operating their business in a manner that is substantially similar to us.
We may infringe on third-party intellectual property rights or other proprietary rights, which could have a material adverse effect on our business, financial condition and results of operations.
Our commercial success depends on our ability to operate without infringing third-party intellectual property rights or other proprietary rights. For example, there may be issued patents of which we are not aware that our services or products infringe on. Also, there may be patents we believe we do not infringe on, but that we may ultimately be found to by a court of law or government regulatory agency. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our services or products allegedly infringe on.

Third parties could accuse us of misappropriating their trade secrets. Any claims of patent infringement or trade secret misappropriation, even claims without merit, could be costly and time-consuming to defend and could require us to divert resources away from operations. In addition, if any third party has a meritorious or successful claim that we are infringing their intellectual property, we may be forced to redesign our operations or secure a license from such third parties, which may be costly or impractical. We also may be subject to significant damages or injunctions that may cause a material adverse effect to our business and operations, if we cannot license or develop an alternative for any infringing aspect of its business, and may result in a material loss in revenue, which could adversely affect the trading price of our shares and harm our investors.
Risks Related to ADEX and the Merger
Our sponsor, certain members of our Board and our officers have interests in the merger that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the merger proposal and approval of the other proposals described in this proxy statement/prospectus.
In considering the recommendation of our Board to vote for the proposals presented at the special meeting, including the merger proposal, you should be aware that aside from their interests as stockholders, our sponsor and certain members of our Board and officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. We estimate that the aggregate dollar amount in New GRIID that affiliates of our sponsor have at risk that depends on completion of the merger is $             . Our Board was aware of and considered these interests, among other matters, in evaluating and negotiating the merger and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the special meeting, including the merger proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the special meeting, including the merger proposal. These interests include, among other things:

•	the fact that certain of our directors and officers are principals of our sponsor;

•
the fact that each of our directors and officers presently has, and in the future may have, additional fiduciary or contractual obligations to other entities, pursuant to which such officer or director may be required to present a business combination opportunity.

•
the fact that our sponsor holds 7,270,000 private placement warrants to purchase 7,270,000 shares of our common stock purchased at a price of $1.00 per warrant in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated by January 14, 2023;

•
the fact that upon the consummation of the merger, the dollar value of our sponsor’s aggregate interest in the post-merger company will be approximately $             , based upon the closing price of our common stock of $             per share and the closing price of $             per publicly traded warrant (which we use for these purposes as a proxy for the value of the private placement warrants), in each case on the NYSE on     , 2022, the record date for the special meeting, comprised of 7,420,000 private placement warrants purchased at a price of $1.00 per warrant and 6,847,500 shares of our common stock purchased for an aggregate price of approximately $25,000, assuming conversion of $150,000 in borrowings under the promissory note to private placement warrants at a price of $1.00 per warrant.

•
the fact that our sponsor and certain of its affiliates can earn a positive rate of return on their investment, even if other ADEX stockholders experience a negative rate of return on their investment after the consummation of the merger.

•
the fact that our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if ADEX fails to complete an initial business combination, including the merger, by January 14, 2023;

•
the fact that if the trust account is liquidated, including in the event ADEX is unable to complete an initial business combination by January 14, 2023, our sponsor has agreed that it will be liable to ADEX if and to the extent any claims by a third party (other than ADEX’s independent auditors) for services rendered or products sold to ADEX, or a prospective target business with which ADEX has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that one or more directors of ADEX will be a director of New GRIID;

•	the continued indemnification of ADEX’s current directors and officers and the continuation of ADEX’s directors’ and officers’ liability insurance after the merger;

•
the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket
expenses from any amounts held in the trust account if an initial business combination is not consummated by January 14, 2023; and

•
the fact that upon the consummation of the merger, an entity affiliated with ADEX’s Chief Financial Officer, John D’Agostino, would be entitled to acceleration of receipt of a $400,000 cash payment from GRIID and acceleration of vesting of GRIID units it holds.

The personal and financial interests of the sponsor and our officers and directors may have influenced their motivation in identifying and selecting GRIID and completing a business combination with GRIID. Additionally, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors or waiver of corporate opportunity materially affected our search for a business combination. We are not aware of any such corporate opportunities not being offered to us and do not believe the renouncement of our interest in any such corporate opportunities impacted our search for an acquisition target.
Our sponsor, officers and directors have agreed to vote in favor of the merger, regardless of how our public stockholders vote.
Unlike many other blank check companies in which the sponsor, officers and directors agree to vote their shares in accordance with the majority of the votes cast by their public stockholders in connection with a merger transaction, our sponsor, officers and directors have agreed to vote any shares of common stock owned by them in favor of the merger. As of the date hereof, our initial stockholders own shares equal to approximately 20% of our issued and outstanding shares of common stock in the aggregate. Accordingly, it is more likely that the necessary stockholder approval will be received for the merger than would be the case if the sponsor, officers and directors agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by our public stockholders.
Our initial stockholders, directors, officers, advisors and their affiliates may elect to purchase shares from stockholders, which may influence a vote on the merger and reduce the public “float” of our common stock.
Our initial stockholders, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the merger, although they are under no obligation to do so. Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our initial stockholders, sponsor, directors, officers, advisors or any of their affiliates purchase shares in privately negotiated transactions from stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases would be to vote such shares in favor of the merger and thereby increase the likelihood of obtaining stockholder approval of the merger or to satisfy the closing condition in the merger agreement that requires us to have a minimum amount of cash at the closing of the merger, where it appears that such requirements would otherwise not be met. This may result in the completion of the merger when it may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our common stock and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
After completion of the merger, we will be controlled by GRIID, whose interests may conflict with our interests and the interests of other stockholders.
Upon completion of the merger, holders of GRIID’s existing limited liability company membership units will hold 89.9% of our issued and outstanding common stock, assuming no ADEX stockholder redemptions. As long as GRIID members own at least 66 2/3% of the outstanding common stock following the closing, they will have the ability to determine all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our Board, any amendment to our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. This could have the effect of delaying or preventing a change in control or otherwise discouraging a potential acquiror from attempting to obtain control of New GRIID, which could cause the market price of our common stock to decline or prevent stockholders from realizing a premium over the market price for common stock. The interests of former GRIID’s members may conflict with our interests as a company or the interests of our other stockholders.
Our stockholders will experience substantial dilution as a consequence of, among other transactions, the issuance of common stock in the merger.
It is anticipated that, upon completion of the merger, and assuming that no shares are elected to be redeemed: (i) our existing stockholders other than the initial stockholders will retain an interest of approximately 8.1% of the capital stock of New GRIID; (ii) our initial stockholders (including our sponsor) will retain an interest of approximately 2.0% of the capital stock of New GRIID; and (iii) holders of GRIID’s existing limited liability company membership units will retain an interest of approximately 89.9% of the capital stock of New GRIID.
The ownership percentage with respect to New GRIID following the merger (i) does not take into account (a) warrants to purchase common stock that will be outstanding immediately following the merger or (b) the issuance of any shares upon completion of the merger under the incentive plan. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by ADEX’s existing stockholders in New GRIID will be different. For more information, please see the sections entitled “Summary of the Proxy Statement/Prospectus—Impact of the Merger on ADEX’s Public Float,” “Unaudited Pro Forma Condensed Combined Financial Information” and “Proposal No. 5—The Incentive Plan Proposal.”
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After the merger, the initial stockholders, including our sponsor, will hold approximately 2.0% of our common stock. In addition, at the closing of the merger, New GRIID will enter into the investor rights agreement, substantially in the form attached as Annex C to this proxy statement/prospectus. Pursuant to the terms of the investor rights agreement, (i) any outstanding share of common stock or any other equity security (including those issuable upon conversion of outstanding warrants and including shares of common stock issued or issuable upon the exercise of any other equity security) of New GRIID held by a party to the investor rights agreement as of the date of such agreement or thereafter acquired by a party to such agreement upon exercise of any warrants and (ii) any other equity security of New GRIID issued or issuable with respect to any such share of common stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights. In addition, the initial stockholders entered into a letter agreement pursuant to which they agreed, with certain limited exceptions, not to transfer any shares of common stock until one year after the closing of the merger. However, if the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for any stock splits, stock dividends, reorganizations, recapitalizations, and similar transactions) for any 20 trading days within any 30 trading day period commencing at least 150 days after the merger, such shares would be released from this restriction. Moreover, such transfer restrictions may be waived by the underwriters that are party to the letter agreement.
The opinion of ADEX’s financial advisor does not reflect changes in circumstances that may have occurred or that may occur between the signing of the merger agreement and the completion of the merger.
ADEX’s board of directors has not obtained an updated opinion from its financial advisor as of the date of this proxy statement/prospectus, nor does it expect to receive an updated, revised or reaffirmed opinion prior to the completion of the merger. Changes in the operations and prospects of ADEX or GRIID, general market and economic conditions and other factors that may be beyond the control of ADEX or GRIID, and on which ADEX’s financial advisor’s opinion was based, may significantly alter the value of GRIID or the share price of ADEX’s common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because ADEX’s financial advisor will not be updating its opinion, the opinion will not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. The recommendation of ADEX’s board of directors that ADEX stockholders approve the Transaction, however, is made as of the date of this proxy statement/prospectus. For a description of the opinion that ADEX’s board of directors received from its financial advisor, see “Proposal No. 1—The Merger Proposal—Opinion of Financial Advisor to the ADEX Board.”
There can be no assurance that we will be able to comply with the continued listing standards of the NYSE.
Our common stock, units and warrants are currently listed on the NYSE. Our eligibility for continued listing may depend on, among other things, the number of our shares that are redeemed and the number of round lot holders of our shares immediately after the merger, which may drop below the required amount due to redemptions. If, after the merger, NYSE delists our common stock from trading on its exchange for failure to meet the listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•
a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” To the extent our common stock, units, or warrants are listed on the NYSE, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the NYSE, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.
We have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement. As such, substantial doubt exists as to our ability to continue as a going concern if we do not consummate an initial business combination by January 14, 2023. If we are unable to effect an initial business combination by January 14, 2023, we will be forced to liquidate and our warrants will expire worthless.
We are a blank check company, and as we have no operating history and are subject to a mandatory liquidation and subsequent dissolution requirement, substantial doubt exists as to our ability to continue as a going concern if we do not consummate an initial business combination by January 14, 2023. Unless we amend our current certificate of incorporation (which requires the affirmative vote of the holders of a majority of all shares of common stock present and entitled to vote) and certain other agreements into which we have entered to extend the life of ADEX, if we do not complete an initial business combination by January 14, 2023, we will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares of common stock, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest not previously released to ADEX to fund its working capital requirements and/or its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding shares, which redemption will completely extinguish stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and ADEX’s board of directors, dissolve and liquidate, subject in each case to our obligations under the DGCL to provide for claims of creditors and the requirements of other applicable law. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per unit in the IPO. In addition, if we fail to complete an initial business combination by January 14, 2023, there will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless. We expect to consummate the merger, and do not intend to take any action to extend the life of ADEX beyond January 14, 2023 if we are unable to effect an initial business combination by that date.
We have identified a material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.
Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described elsewhere in our Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, we have identified a material weakness in our internal control over financial reporting related to our application of ASC 480-10-S99 to our accounting of complex financial instruments. As a result of this material weakness, our management has concluded that our internal control over financial reporting was not effective as of March 31, June 30, September 30, or December 31, 2021.
In light of the material weakness, we have enhanced our processes to identify and appropriately apply applicable accounting requirements to better evaluate and understand the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among our personnel and third-party professionals with whom we consult regarding complex accounting applications. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.
Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our common stock is listed, the SEC or other regulatory authorities. In either case, there could result a material adverse effect on our business. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.
No material costs have been incurred or are expected to be incurred with respect to our remediation plans. While we expect to complete our remediation plans by the end of the second quarter of 2022, we can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.
The restatement of our financial statements has subjected us to additional risks and uncertainties, including increased professional costs and the increased possibility of legal proceedings.
As a result of the restatement of our financial statements, we have become subject to additional risks and uncertainties, including, among others, increased professional fees and expenses and time commitment that may be required to address matters related to the restatements, and scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties or shareholder litigation. We could face monetary judgments, penalties or other sanctions that could have a material adverse effect on our business, financial condition and results of operations and could cause its stock price to decline.
Our ability to successfully effect the merger and to be successful thereafter will be dependent upon the efforts of our key personnel, including the key personnel of GRIID whom we expect to stay with New GRIID. The loss of key personnel could negatively impact the operations and profitability of New GRIID and its financial condition could suffer as a result.
Our ability to successfully effect the merger is dependent upon the efforts of our key personnel and the key personnel of GRIID. It is possible that we will lose some key personnel, the loss of which could negatively impact the operations and profitability of New GRIID. We anticipate that some or all of the management of GRIID will remain in place.

New GRIID’s success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of GRIID’s officers could have a material adverse effect on New GRIID’s business, financial condition, or operating results. GRIID does not maintain key-person
life insurance on any of its officers. The services of such personnel may not continue to be available to New GRIID.
ADEX and GRIID will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on GRIID’s team members and third parties may have an adverse effect on ADEX and GRIID. These uncertainties may impair our or GRIID’s ability to retain and motivate key personnel and could cause third parties that deal with any of us or them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key team members depart because of uncertainty about their future roles and the potential complexities of the merger, our or GRIID’s business could be harmed.
The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information for New GRIID following the merger in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the merger been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
We may waive one or more of the conditions to the merger.
We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the merger, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. However, if ADEX’s board of directors determines that a failure to satisfy the condition is not material, then ADEX’s board of directors may elect to waive that condition and close the merger. We may not waive the condition that our stockholders approve the merger. Please see the section entitled “Proposal No. 1—The Merger Proposal—The Merger Agreement—Conditions to Closing of the Merger” for additional information.
The exercise of discretion by our directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the merger agreement may result in a conflict of interest when determining whether such changes to the terms of the merger agreement or waivers of conditions are appropriate and in the best interests of our stockholders.
In the period leading up to the closing of the merger, other events may occur that, pursuant to the merger agreement, would require ADEX to agree to amend the merger agreement, to consent to certain actions or to waive rights that we are entitled to under those agreements. Such events could arise because of changes in the course of GRIID’s business, a request by GRIID to undertake actions that would otherwise be prohibited by the terms of the merger agreement or the occurrence of other events that would have a material adverse effect on GRIID’s business and would entitle ADEX to terminate the merger agreement. In any of such circumstances, it would be in the discretion of ADEX, acting through its board of directors, to grant its consent or waive its rights. The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what they may believe is best for ADEX and our stockholders and what they may believe is best for themselves or their affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, we do not believe there will be any changes or waivers that our directors and officers would be likely to make after stockholder approval of the merger has been obtained. While certain changes could be made without further stockholder approval, if there is a change to the terms of the merger that would have a material impact on the stockholders, we will be required to circulate a new or amended proxy statement or supplement thereto and resolicit the vote of our stockholders with respect to the merger proposal.
We and GRIID will incur significant transaction and transition costs in connection with the merger.
We and GRIID have both incurred and expect to incur significant, non-recurring
costs in connection with consummating the merger and New GRIID is expected to incur ongoing costs related to operating as a public company following the consummation of the merger. New GRIID may also incur additional costs to retain key team members. Upon closing, all expenses incurred in connection with the merger agreement and the merger, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid by New GRIID following the closing of the merger.
ADEX’s transaction expenses as a result of the merger are currently estimated at approximately $19,400,000, including $9,660,000 in deferred underwriting commissions payable to the underwriters of our IPO. The amount of the deferred underwriting commissions will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share
amount we will distribute to stockholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share
value of shares held by
non-redeeming
stockholders will reflect our obligation to pay the deferred underwriting commissions.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share
redemption amount received by stockholders may be less than $10.00 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent auditors), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any funds held in the trust account for the benefit of our stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the funds held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our common stock, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share
redemption amount received by stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our stockholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain a waiver to seek access to the trust account, such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to fund our working capital requirements and/or to pay our franchise and income tax obligations (less up to $100,000 of such net interest to pay dissolution expenses), and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our Sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine a favorable outcome is unlikely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in our trust account available for distribution to our stockholders may be reduced below $10.00 per share.
If, after we distribute the proceeds in the trust account to our stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share
amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share
amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.
Stockholders will not have any rights or interests in funds from the trust account, except under certain limited circumstances. In order for stockholders to liquidate their investment, therefore, you may be forced to sell your shares or warrants, potentially at a loss.
Our stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, such as the merger, and then only in connection with those shares of common stock that such stockholder properly elected to redeem, subject to the limitations described herein; (ii) the redemption of any shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or certain amendments to our certificate of incorporation or to redeem 100% of our shares if we do not complete our initial business combination by January 14, 2023 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business
combination activity and (iii) the redemption of our shares if we are unable to complete an initial business combination by January 14, 2023 as further described herein. In no other circumstances will a stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your shares or warrants, potentially at a loss.
Even if we consummate the merger, there is no guarantee that the IPO warrants will be in the money at the time they become exercisable, and they may expire worthless.
The exercise price for our warrants is $11.50 per share of common stock. There is no guarantee that the IPO warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.
Following the consummation of the merger, New GRIID’s sole material asset will be its direct equity interest in GRIID and, accordingly, New GRIID will be dependent upon distributions from GRIID to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on New GRIID’s common stock.
New GRIID will be a holding company and, subsequent to the completion of the merger, will have no material assets other than its direct equity interest in GRIID. New GRIID will have no independent means of generating revenue. To the extent GRIID has available cash, New GRIID will cause GRIID to make distributions of cash to pay taxes, cover New GRIID’s corporate and other overhead expenses and pay dividends, if any, on New GRIID common stock. To the extent that New GRIID needs funds and GRIID fails to generate sufficient cash flow to distribute funds to New GRIID or is restricted from making such distributions or payments under applicable law or regulation or under the terms of its financing arrangements, or is otherwise unable to provide such funds, New GRIID’s liquidity and financial condition could be materially adversely affected.
Subsequent to our completion of the merger, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.
Although we have conducted due diligence on GRIID, we cannot assure you that this diligence will surface all material issues that may be present in GRIID’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of GRIID’s business and outside of our and GRIID’s control will not later arise, such as the situation in Ukraine. As a result of these factors, we may be forced to later write down or write off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash
items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about the surviving company or its securities. Accordingly, any of our stockholders who choose to remain stockholders following the merger could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.
We cannot assure you that our diligence review has identified all material risks associated with the merger, and you may be less protected as an investor from any material issues with respect to GRIID’s business, including any material omissions or misstatements contained in this proxy statement/prospectus relating to the merger, than an investor in an initial public offering.
Before entering into the merger agreement, we performed a due diligence review of GRIID and its business and operations; however, we cannot assure you that our due diligence review identified all material issues, and certain unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Additionally, the scope of due diligence we have conducted in conjunction with the merger may be different than would typically be conducted in the event GRIID pursued an underwritten initial public offering. In a typical initial public offering, the underwriters of the offering conduct due diligence on the company to be taken public, and following the offering, the underwriters are subject to liability to private investors for any material misstatements or omissions in the registration statement. While potential investors in an initial public offering typically have a private right of action against the underwriters of the offering for any of these material misstatements or omissions, there are no underwriters of the common stock that will be issued pursuant to the registration statement of which this proxy statement/prospectus forms a part and thus no corresponding right of action is available to our stockholders for any material misstatements or omissions in such registration statement and this proxy statement/prospectus. Therefore, as a stockholder, you may be exposed to future losses, impairment charges, write-downs, write-offs or other charges that could have a significant negative effect on New GRIID’s financial condition, results of operations and the price of its securities, which could cause you to lose some or all of your investment without recourse against an underwriter that may have been available had GRIID been taken public through an underwritten public offering.
Our stockholders will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of the IPO and the sale of the warrants are intended to be used to complete the merger, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because we have net tangible assets in excess of $5,000,000, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Securities Act Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of our initial business combination.
We have no operating or financial history and our results of operations and those of the surviving company may differ significantly from the unaudited pro forma financial data included in this proxy statement/prospectus.
We are a blank check company and we have no operating history and no revenues. This proxy statement/prospectus includes unaudited pro forma condensed combined financial statements for the surviving company. The unaudited pro forma condensed combined statements of operations of the surviving company combined the historical audited results of operations of ADEX for the years ended December 31, 2021 and 2020, with the historical audited results of operations of GRIID for the years ended December 31, 2021 and 2020, and gives pro forma effect to the merger as if it had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet of the surviving company combines the historical balance sheets of ADEX as of December 31, 2021 and of GRIID as of December 31, 2021 and gives pro forma effect to the merger as if it had been consummated on December 31, 2021.
The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the merger been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the surviving company. Accordingly, the surviving company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.
We will be subject to income taxes in the United States and other jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.
In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.
A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.
Following the merger, the price of our securities may fluctuate significantly due to the market’s reaction to the merger and general market and economic conditions. An active trading market for our securities following the merger may never develop or, if developed, it may not be sustained. In addition, the price of our securities after the merger can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Additionally, if our securities are not listed on, or become delisted from, NYSE for any reason, the liquidity and price of our securities may be more limited than if we were quoted or listed on NYSE or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
If the merger’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our securities may decline.
If the benefits of the merger do not meet the expectations of investors or securities analysts, the market price of ADEX’s securities prior to the closing of the merger may decline. The market values of our securities at the time of the merger may vary significantly from their prices on the date the merger agreement was executed, the date of this proxy statement/prospectus, or the date on which our stockholders vote on the merger.
In addition, following the merger, fluctuations in the price of our securities could contribute to the loss of all or part of your investment. Immediately prior to the merger, there has not been a public market for GRIID’s stock and trading in the shares of our common stock has not been active. Accordingly, the valuation ascribed to GRIID and our common stock in the merger may not be indicative of the price of the surviving company that will prevail in the trading market following the merger. If an active market for our securities develops and continues, the trading price of our securities following the merger could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our securities and our securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of our securities may not recover and may experience a further decline.
Factors affecting the trading price of New GRIID’s securities following the merger may include:

•	fluctuations in the price of bitcoin;

•	price fluctuations in the wholesale and retail power markets;

•	climate change, acts of God, utility equipment failure or scheduled and unscheduled maintenance that result in electricity outages to the utility’s or the broader electrical network’s facilities;

•	demand for transactions in bitcoin declines and/or is replaced by new demand for other cryptocurrencies;

•	disruptions or security breaches that result in a loss or damage to New GRIID’s network;

•	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•	changes in the market’s expectations about our operating results;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	speculation in the press or investment community;

•	success of competitors;

•	our operating results failing to meet the expectation of securities analysts or investors in a particular period;

•	changes in financial estimates and recommendations by securities analysts concerning New GRIID or the market in general;

•	operating and stock price performance of other companies that investors deem comparable to the surviving company;

•	changes in laws and regulations affecting our business;

•	commencement of, or involvement in, litigation involving New GRIID;

•	changes in the surviving company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our common stock available for public sale;

•	any major change in New GRIID’s board of directors or management;

•	sales of substantial amounts of common stock by our directors, officers or significant stockholders or the perception that such sales could occur;

•	the realization of any of the risk factors presented in this proxy statement/prospectus;

•	additions or departures of key personnel;

•	failure to comply with the requirements of the NYSE;

•	failure to comply with SOX or other laws or regulations;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•
general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and health epidemics and pandemics (including the ongoing
COVID-19
public health emergency), acts of war or terrorism.

Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general and NYSE have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies that investors perceive to be similar to the surviving company could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
In the past, securities class action litigation has often been initiated against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources, and could also require us to make substantial payments to satisfy judgments or to settle litigation.
We may be subject to legal proceedings in connection with the merger, the outcomes of which would be uncertain, and may delay or prevent the completion of the business combination and adversely affect New GRIID’s business, financial condition and results of operations.
ADEX may in the future receive demand letters or complaints, from purported stockholders of ADEX regarding certain actions taken in connection with the merger and the adequacy of the registration statement of which this proxy statement/prospectus forms a part. These demand letters or complaints may lead to litigation against ADEX or its directors and officers in connection with the merger. Defending against any lawsuits could require ADEX to incur significant costs and draw the attention of ADEX’s management away from the merger. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the closing of the merger may adversely affect New GRIID’s business, financial condition and results of operations. Such legal proceedings could also delay or prevent the closing of the merger from occurring within the contemplated timeframe.
Past performance by Adit Ventures or its affiliates, including our management team, may not be indicative of future performance of an investment in ADEX or the surviving company.
Past performance by ADEX; Adit Ventures, LLC (“Adit”), an affiliate of our sponsor; by businesses associated with Adit; by our management team or by their respective affiliates is not a guarantee of success with respect to the merger. You should not rely on the historical record of Adit, businesses associated with Adit, our management team or their respective affiliates as indicative of the future performance of an investment in ADEX or the surviving company or the returns ADEX or the surviving company will, or is likely to, generate going forward.
If, following the merger, securities or industry analysts do not publish or cease publishing research or reports about New GRIID, its business, or its market, or if they change their recommendations regarding our common stock adversely, then the price and trading volume of our common stock could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on ADEX or New GRIID. If no securities or industry analysts commence coverage of New GRIID, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover New GRIID change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover ADEX were to cease coverage of New GRIID or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.
We may be unable to obtain additional financing to fund the operations and growth of New GRIID.
We may require additional financing to fund the operations or growth of New GRIID. The failure to secure additional financing could have a material adverse effect on the continued development or growth of New GRIID. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our merger.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.
We are subject to laws, regulations and rules enacted by national, regional and local governments and the NYSE. In particular, we are required to comply with certain SEC, NYSE and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.
We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least 50% of the then-outstanding warrants. As a result, the exercise price of a holder’s warrants could be increased, the exercise period could be shortened and the number of shares of our common stock purchasable upon exercise of a warrant could be decreased, all without the approval of that warrant holder.
Our warrants are issued in registered form under the amended and restated warrant agreement with Continental Stock Transfer & Trust Company (the “warrant agreement”). The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then-outstanding warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least 50% of the then-outstanding warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of common stock purchasable upon exercise of a warrant.
We may redeem unexpired IPO warrants prior to their exercise at a time that is disadvantageous to the holder thereof.
We have the ability to redeem outstanding IPO warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per IPO warrant, provided that the last reported sales price of our common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like and for certain issuances of common stock and equity-linked securities as described herein) for any 20 trading days within a
30 trading-day period
commencing once the IPO warrants become exercisable and ending on the third trading day prior to the date on which we give proper notice of such redemption and provided certain other conditions are met. If and when the IPO warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of the outstanding IPO warrants could force the holder thereof (i) to exercise the holder’s IPO warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, (ii) to sell the holder’s IPO warrants at the then-current market price when you might otherwise wish to hold the holder’s IPO warrants or (iii) to accept the nominal redemption price which, at the time the outstanding IPO warrants are called for redemption, is likely to be substantially less than the market value of the IPO warrants. None of the private placement warrants will be redeemable by us so long as they are held by the initial purchasers or their permitted transferees. For additional information, see “Questions and Answers About the Transaction Proposals for ADEX Stockholders—If I am a warrant holder, can I exercise redemption rights with respect to my warrants?”

Because each unit contains
one-half
of one warrant and only a whole warrant may be exercised, the units may be worth less than units of other blank check companies.
Each unit contains
one-half
of one warrant. Because, pursuant to the warrant agreement, the warrants may only be exercised for a whole number of shares, only a whole warrant may be exercised at any given time. This is different from other companies similar to ours whose public units include one share of common stock and one IPO warrant to purchase one whole share. We have established the components of the units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-half
of the number of shares compared to units that each contain a warrant to purchase one whole share, thus making us, we believe, a more attractive merger partner for target businesses. Nevertheless, this unit structure may cause our units to be worth less than if they included a warrant to purchase one whole share.
Warrants will become exercisable for our common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.
We issued warrants to purchase 13,800,000 shares of common stock as part of our IPO and, on the IPO closing date, we issued warrants to our sponsor and initial stockholders to purchase 7,270,000 shares of our common stock, in each case with a strike price of $11.50 per share. The shares of common stock issuable upon exercise of our warrants will result in dilution to the then existing holders of common stock of ADEX and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.
Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the trust account distributed to our stockholders upon the redemption of our shares in the event we do not complete an initial business combination by January 14, 2023 may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a
60-day
notice period during which any third-party claims can be brought against the corporation, a
90-day
period during which the corporation may reject any claims brought, and an additional
150-day
waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our shares as soon as reasonably possible following January 14, 2023 in the event we do not complete an initial business combination and, therefore, we do not intend to comply with the foregoing procedures.
Because we will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of our trust account distributed to our stockholders upon the redemption of our shares in the event we do not complete an initial business combination by January 14, 2023 is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution.
Anti-takeover provisions contained in our proposed charter, as well as provisions of Delaware law, could impair a takeover attempt.
Assuming the passage of the charter amendment proposal and the advisory charter proposals, the proposed charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together, these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. These provisions will include:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect candidates to serve as a director of New GRIID’s board of directors;

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of New GRIID’s board of directors;

•
the exclusive right of New GRIID’s board of directors to fill newly created directorships and vacancies with respect to directors elected by the stockholders generally entitled to vote, which prevents stockholders from being able to fill vacancies on New GRIID’s board of directors;

•
the requirement that special meetings of stockholders may only be called by the Chairperson of New GRIID’s board of directors, the Chief Executive Officer of New GRIID or the majority of New GRIID’s board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

•
the requirement that any action required or permitted to be taken by the stockholders of New GRIID may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing;

•
the requirement that, amendments to certain provisions of the proposed charter must be approved by the affirmative vote of the holders of at least 66 2/3% in voting power of the then-outstanding shares of New GRIID generally entitled to vote;

•	the requirement that amendments to the Amended and Restated Bylaws must be approved by New GRIID’s board of directors;

•
our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans; the existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise;

•
advance notice procedures set forth in the proposed bylaws that stockholders must comply with in order to nominate candidates to New GRIID’s board of directors or to propose other matters to be acted upon at a meeting of stockholders, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of New GRIID; and

•
an exclusive forum provision which will provide that, except for claims or causes of action brought to enforce a duty or liability created by the Securities Act or Exchange Act, and unless New GRIID consents in writing to the selection of an alternative forum, (i) any derivative claim or action or proceeding brought on behalf of New GRIID, (ii) any claim or action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee, agent or stockholder of New GRIID to New GRIID or New GRIID’s stockholders, (iii) any claim or action asserting a claim against New GRIID or any current or former director, officer or employee of New GRIID arising pursuant to any provision of the DGCL, the proposed charter or the Amended and Restated Bylaws (as each may be amended from time to time), (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the proposed charter or the Amended and Restated Bylaws (as each may be amended from time to time, including any right, obligations or remedy thereunder), (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (vi) any action asserting a claim against New GRIID, or any director, officer or employee of New GRIID governed by the internal affairs doctrine or otherwise related to New GRIID’s internal affairs, in each case, will be required to be filed in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, then another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction over any such action or proceeding, then the United States District Court for the District of Delaware) and any appellate court therefrom.

The proposed charter will contain a provision renouncing our interest and expectancy in certain corporate opportunities.
The current charter provides, and the proposed charter will provide, that the doctrine of corporate opportunity, or any other analogous doctrine, will not apply with respect to New GRIID or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the filing of the proposed charter with the Secretary of State of the State of Delaware or in the future. The proposed charter will also provide that the doctrine of corporate opportunity will not apply to any other corporate opportunity with respect to any of the directors or officers of New GRIID unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of New GRIID and such opportunity is one New GRIID is legally and contractually permitted to undertake and would otherwise be reasonable for New GRIID to pursue. These provisions of the charter create the possibility that a corporate opportunity of ours may be used for the benefit of the GRIID related parties.
The provision of our proposed charter requiring exclusive forum in the state courts in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.
The current charter provides, and the proposed charter will provide, that, except for claims or causes of action brought to enforce a duty or liability created by the Securities Act or Exchange Act, and unless New GRIID consents in writing to the selection of an alternative forum, (i) any derivative action brought on behalf of New GRIID, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or employee of New GRIID to New GRIID or New GRIID’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the proposed charter or Amended and Restated Bylaws, or (iv) any action asserting a claim against New GRIID, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (x) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (y) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (z) for which the Court of Chancery does not have subject matter jurisdiction. The exclusive forum provision described above does not apply to actions arising under the Exchange

Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations promulgated thereunder. In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or or the rules and regulations promulgated thereunder. There is uncertainty as to whether a court would enforce a forum selection clause in connection with claims arising under the Securities Act and the rules and regulations promulgated thereunder, and in any event, stockholders will not be deemed to have waived New GRIID’s compliance with the federal securities laws and the related rules and regulations.
Although we believe these exclusive forum provisions benefit us by providing increased consistency in the application of Delaware law, the exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers or stockholders, which may discourage lawsuits with respect to such claims. Further, in the event a court finds the exclusive forum provision contained in the proposed charter to be unenforceable or inapplicable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.
We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, we take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of SOX; (ii) the exemptions from say-on-pay,
say-on-frequency
and
say-on-golden
parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following January 11, 2026, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.07 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates
exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three-year period.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We cannot predict if investors will find our common stock less attractive because we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on
Form 10-K for
the year ending December 31, 2022. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Further, we may be subject to additional burdensome and costly requirements under the Sarbanes-Oxley Act if we are no longer an emerging growth company or smaller reporting company.
Because New GRIID will be a “controlled company” within the meaning of the NYSE listing standards, New GRIID stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
So long as more than 50% of the voting power for the election of directors of New GRIID is held by an individual, a group or another company, New GRIID will constitute a “controlled company” within the meaning of the NYSE listing standards. Following the completion of the merger, Griid Holdings LLC, whose sole member and manager is GRIID’s Chief Executive Officer, James D. Kelly III, will control approximately 57.9% of the voting power of New GRIID common stock assuming no redemption of ADEX’s common stock (or 62.9% of the voting power of New GRIID common stock assuming the maximum redemption scenario described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”). As a result, New GRIID will be a “controlled company” within the meaning of the NYSE listing standards and will not be subject to the requirements of NYSE that would otherwise require New GRIID to have: (i) a majority of its board of directors comprised of independent directors; (ii) a nominating committee comprised solely of independent directors; (iii) a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for New GRIID’s board selection, by the nominating committee. To the extent New GRIID relies on any of these exemptions, holders of New GRIID common stock will not have the same protections afforded to stockholders of companies that are subject to these listing standards.
Risks Related to Redemption
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination even though a substantial majority of our stockholders elect to have their shares redeemed.
Our amended and restated certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares unless our net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of an initial business combination (such that we are not subject to the SEC’s “penny stock” rules). As a result, we may be able to complete the merger even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares. In the event the aggregate cash consideration we would be required to pay for all shares of common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

If you or a “group” of stockholders are deemed to hold in excess of 15% of our common stock, you will lose the ability to redeem all such shares in excess of 15% of our common stock.
Our amended and restated certificate of incorporation provides that a stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to the shares in excess of 15% of our common stock (or the “excess shares”). However, we would not be restricting our stockholders’ ability to vote all of their shares (including excess shares) for or against the merger. Your inability to redeem the excess shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell excess shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the excess shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its shares in the future following the completion of the merger or any alternative business combination. Certain events following the consummation of any initial business combination, including the merger, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of New GRIID might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
Stockholders of ADEX who wish to redeem their shares for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. If stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of our common stock for a pro rata portion of the funds held in our trust account.
Stockholders who wish to redeem their shares for a pro rata portion of the trust account must, among other things (i) submit a request in writing and (ii) tender their certificates to our transfer agent or deliver their shares to the transfer agent electronically through the DWAC system at least two business days prior to the special meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the merger. Please see the section entitled “Proposal No. 1—The Merger Proposal—Redemption Rights” for additional information on how to exercise your redemption rights.

If a stockholder fails to receive notice of our offer to redeem our shares in connection with the merger, such shares may not be redeemed.
We will comply with the proxy rules when conducting redemptions in connection with the merger. Despite our compliance with these rules, if a stockholder fails to receive our proxy materials, such stockholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials, that we will furnish to holders of our shares in connection with the merger will describe the various procedures that must be complied with in order to validly redeem shares. For example, in connection with any stockholder vote to approve the merger, we may require our stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent up to two business days prior to the vote on the proposal to approve the merger or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed.

SPECIAL MEETING OF ADEX STOCKHOLDERS
General
ADEX is furnishing this proxy statement/prospectus to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on                and at any adjournment or postponement thereof. The special meeting will be held entirely online to allow for greater participation in light of the public health impact of the
COVID-19
pandemic. Stockholders may participate in the special meeting by visiting the following website:                . This proxy statement/prospectus is first being furnished to our stockholders on or about                . This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
Date, Time and Place
The special meeting will be held at                 Eastern Time, on                ,         , or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals. The special meeting will be held entirely online to allow for greater participation in light of the public health impact of the
COVID-19
pandemic. Stockholders may participate in the special meeting by visiting the following website:                .
In light of the ongoing health concerns relating to the
COVID-19
pandemic and to best protect the health and welfare of ADEX’s stockholders and personnel, the special meeting is currently scheduled to be held entirely online as indicated above. Stockholders of record may vote their shares electronically at the special meeting by following the instructions at                . Stockholders are also urged to vote their proxies by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed
postage paid envelope, or to direct their brokers or other agents on how to vote the shares in their accounts, as applicable.
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of common stock at the close of business on                ,         , which is the record date for the special meeting. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were                shares of common stock outstanding.
Purpose of the Special Meeting
At the special meeting, ADEX is asking holders of shares of common stock to vote on the following proposals to:

•	approve and adopt a proposal to approve the merger agreement and approve the transactions contemplated thereby;

•
approve and adopt, assuming the other condition precedent proposals are approved and adopted, the proposed charter, a copy of which is attached to this proxy statement/prospectus as Annex D, which, if approved, would take effect upon the closing;

•
to approve and adopt, on a
non-binding
advisory basis, certain differences between the current charter and the proposed charter, which are being presented in accordance with the requirements of the SEC as six separate sub-proposals
to:

•
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

•	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

•
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

•
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

•
provide for certain additional changes, including, among other things, (a) changing New GRIID’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of New GRIID;

•	assuming the condition precedent proposals are approved and adopted, approve and adopt the incentive plan, substantially in the form attached to this proxy statement/prospectus as Annex E;

•
approve, assuming the other condition precedent proposals are approved and adopted, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(c), the issuance of more than 20% of ADEX’s outstanding common stock in connection with the merger and, for purposes of complying with the applicable provisions of the NYSE Listing Rule 312.03(d), the change of control of ADEX;

•
assuming the condition precedent proposals are approved and adopted, elect seven directors to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024, and 2025 annual meetings of stockholders, respectively, or until such directors’ successors have been duly elected and qualified, or until such directors’ earlier death, resignation, retirement or removal; and

•
approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals.

Recommendation to ADEX Stockholders
After careful consideration, ADEX’s board of directors recommends that ADEX’s stockholders vote “FOR” each proposal being submitted to a vote of ADEX’s stockholders at the special meeting.
For a more complete description of ADEX’s reasons for the approval of the merger and the recommendation of ADEX’s board of directors, see the section entitled “Proposal No. 1—The Merger Proposal—ADEX’s Board of Directors’ Reasons for Approval of the Merger.”
When you consider the recommendation of the board of directors to vote in favor of approval of these proposals, you should keep in mind that our sponsor and certain of our directors and officers have interests in the merger that are different from or in addition to (and which may conflict with) your interests as a stockholder. Please see the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” and “Beneficial Ownership of Securities.”

Vote of the Initial Stockholders
In connection with the IPO, the initial stockholders agreed to vote any shares of common stock owned by them in favor of any stockholder approvals sought by ADEX in connection with the merger.
The initial stockholders have agreed to waive their redemption rights for no additional consideration with respect to their shares they may have acquired after our IPO in connection with the completion of the merger. The shares have no redemption rights upon ADEX’s liquidation and will be worthless if no merger is effected by us by January 14, 2023.
Quorum and Required Vote for Proposals for the Special Meeting
The presence, in person (online) or by proxy, of stockholders holding a majority of the shares issued and outstanding and entitled to vote at the special meeting constitutes a quorum at the special meeting.
Approval of the charter amendment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock entitled to vote at the meeting. Approval of each of the merger proposal, the NYSE proposal, the incentive plan proposal and the adjournment proposal requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. Approval, on an advisory basis, of the advisory charter proposals, requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. The election of the director nominees pursuant to the director election proposal requires the affirmative vote of the holders of a plurality of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting.
Under the merger agreement, the approval of each of the condition precedent proposals, the director election proposal, and the incentive plan proposal is a condition to the consummation of the merger. The adoption of each condition precedent proposal is conditioned on the approval of all of the condition precedent proposals. The director election proposal and the incentive plan proposal are conditioned on the approval of all of the condition precedent proposals, and the adjournment proposal is not conditioned on the approval of any other proposal. If ADEX’s stockholders do not approve any of the condition precedent proposals, the merger may not be consummated.
Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote against each of the proposals, other than the director election proposal, presented at the special meeting. Abstentions will have no effect on the outcome of the director election proposal. Broker non-votes will not be considered present for purposes of establishing a quorum, will have the same effect as a vote against the charter amendment proposal, and will have no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, or the adjournment proposal. A stockholder’s failure to vote by proxy or to vote in person (online) at the special meeting will not be counted towards the number of shares of common stock required to validly establish a quorum, and if a valid quorum is otherwise established, will have the effect as a vote against the charter amendment proposal and no effect on the outcome of the merger proposal, the NYSE proposal, the advisory charter proposals, the incentive plan proposal, the director election proposal, and the adjournment proposal.
Voting Your Shares
Each share of common stock that you own in your name entitles you to one vote on each of the proposals for the special meeting. Your one or more proxy cards show the number of shares of common stock that you own. There are several ways to vote your shares of common stock:

•
You can vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the special meeting. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of common stock will be voted as recommended by the board of directors. The board of directors recommends voting “FOR” the merger proposal, “FOR” the charter amendment proposal, “FOR” the advisory charter proposals, “FOR” the NYSE proposal, “FOR” the incentive plan proposal, “FOR” each of the director nominees and “FOR” the adjournment proposal.

•
You can attend the special meeting and vote in person (online) even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your shares of common stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of common stock.

Revoking Your Proxy
If you give a proxy, you may revoke it at any time before the special meeting or at such meeting by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify ADEX’s secretary, in writing, before the special meeting that you have revoked your proxy; or

•	you may attend the special meeting, revoke your proxy, and vote in person (online), as indicated above.
Who Can Answer Your Questions About Voting Your Shares
If you are a stockholder and have any questions about how to vote or direct a vote in respect of your shares of common stock, you may call Okapi, ADEX’s proxy solicitor, by calling                , or banks and brokers can call collect at                , or by emailing                .
Redemption Rights
Pursuant to our existing organizational documents, we are providing the public stockholders with the opportunity to have their shares redeemed at the closing of the merger at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the merger, including interest (which interest shall be net of taxes payable), divided by the number of then-outstanding shares of common stock included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share
amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. We will not redeem our shares unless our net tangible assets, after payment of deferred underwriting commissions, are at least $5,000,001 either immediately prior to or upon consummation of the merger (such that we are not subject to the SEC’s “penny stock” rules). For illustrative purposes, based on the fair value of marketable securities held in the trust account as of                , the record date for the special meeting, of $        , the estimated per share redemption price would have been approximately $        .
Public stockholders may elect to redeem their shares even if they vote for the merger proposal and the other transaction proposals.
Our existing organizational documents provide that a public stockholder, acting together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of ADEX, will be restricted from exercising this redemption right with respect to more than 15% of the shares in the aggregate without the prior consent of ADEX. There will be no redemption rights with respect to our warrants. Our sponsor and our initial stockholders have entered into the IPO letter agreement with us pursuant to which they have agreed, for no additional consideration, to waive their redemption rights with respect to their shares, including any shares they may have acquired after our IPO in connection with the completion of the merger. Permitted transferees of such stockholders will be subject to the same obligations.
Additionally, shares properly tendered for redemption will only be redeemed if the merger is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to January 14, 2023, and such shares are tendered for redemption in connection with such different initial business combination.
We will pay the redemption price to any public stockholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the general meeting and payment of the redemption price. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the merger.
If you exercise your redemption rights, your shares will cease to be outstanding immediately prior to the merger and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of ADEX following the merger, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.
Appraisal Rights
Neither ADEX stockholders nor ADEX warrant holders have appraisal rights in connection with the merger under the DGCL.
Proxy Solicitation Costs
ADEX and GRIID are soliciting proxies on behalf of the board of directors of ADEX. This solicitation is being made by mail but also may be made by telephone or in person. ADEX, GRIID and ADEX’s directors, officers and employees may also solicit proxies in person. ADEX and GRIID will file with the SEC all scripts and other electronic communications as proxy soliciting materials. ADEX will bear the cost of the solicitation.
ADEX has hired Okapi to assist in the proxy solicitation process. ADEX will pay that firm a fee of                . ADEX will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. ADEX will reimburse them for their reasonable expenses.

PROPOSAL NO. 1—THE MERGER PROPOSAL
The Merger Agreement
This subsection of this proxy statement/prospectus describes the material provisions of the merger agreement, but does not purport to describe all of the terms of the merger agreement. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached as Annex
A-1
hereto. You are urged to read the merger agreement in its entirety because it is the primary legal document that governs the merger.
The merger agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the merger agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made and will be made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the merger agreement. The representations, warranties and covenants in the merger agreement are also modified in important part by the underlying disclosure schedules, which are not filed publicly and which may be subject to contractual standards of materiality applicable to the contracting parties that differ from what may be viewed as material to stockholders. The representations and warranties in the merger agreement and the items listed in the disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts.
General Description of the Merger; Structure of the Merger
On November 29, 2021, we entered into the merger agreement with GRIID and Merger Sub pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into GRIID with GRIID being the surviving entity and a subsidiary of New GRIID. On December 23, 2021, we, GRIID and Merger Sub entered into an amendment to the merger agreement.
Closing of the Merger
Subject to the terms and conditions of the merger agreement, the closing will take place at 10:00 a.m., New York time, on the date which is three business days after the date on which all of the conditions described below under the subsection entitled “—The Merger Agreement—Conditions to the Closing of the Merger,” have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as ADEX and GRIID may mutually agree.
Consideration
At the closing, the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in post-merger GRIID and each outstanding limited liability company membership unit of GRIID will be converted into the right to receive such unit’s share, as determined in accordance with the Merger Agreement, of 308,100,000 shares of ADEX common stock.
Material Adverse Effect
Under the merger agreement, certain representations and warranties of GRIID, ADEX and Merger Sub are qualified in whole or in part by a “material adverse effect” standard and “impairment effect” standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the merger agreement, a “company material adverse effect” means any event, change, effect, occurrence, circumstance or development (each, an “effect”) that individually or in the aggregate, with any other effect has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of GRIID and its subsidiaries, taken as a whole; provided, however, that in no event will any of the following, alone or in combination, be taken into account in determining whether a company material adverse effect has occurred or would reasonably be expected to occur under the preceding clause (i): (a) any change in applicable laws (including any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, directive, guidelines or recommendations by any governmental entity in each case in connection with or in response to
COVID-19,
including the CARES Act (collectively, “pandemic measures”)) or GAAP or any official interpretation thereof after the date of this Agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which GRIID or any of its subsidiaries operate, (c) any change in the price or relative value of any digital currency or cryptocurrency, including but not limited to bitcoin, (d) any change in trading volume of any digital currency or cryptocurrency, or any halt or suspension in trading of any such digital currency or cryptocurrency on any digital currency exchange, in each case including but not limited to bitcoin, (e) the announcement or the execution of the merger agreement, the pendency or consummation of the merger or the performance of the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of GRIID and its subsidiaries with customers, suppliers, licensors, distributors, partners, providers and employees (provided that the exception in this clause (e) does not apply to the representations and warranties set forth in section 4.5 of the merger agreement to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the merger agreement or the condition set forth in section 7.2(a) of the merger agreement to the extent it relates to such representations and warranties), (f) the compliance with the express terms of the merger agreement or the taking of any action expressly required by the merger agreement, (g) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including
COVID-19),
(h) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any of GRIID or its subsidiaries operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (i) any failure of GRIID and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (h)); provided that in the case of clauses (a), (b), (c), (d), (g) and (h) such Effects may be taken into account in determining the existence of a company material adverse effect to the extent (but only to the extent) that such effects have had a disproportionate impact on GRIID and its subsidiaries, taken as a whole, as compared to other industry participants in the industries or markets in which GRIID and its subsidiaries operate.
Pursuant to the merger agreement, an “ADEX material adverse effect” means any effect that, individually or in the aggregate with any other effect, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (whether financial or otherwise) of ADEX and Merger Sub, taken as a whole; provided, however, that in no event will any of the following, alone or in combination, be taken into account in determining whether an acquiror material adverse effect has occurred or would reasonably be expected to occur: (a) any change in applicable law (including pandemic measures) or GAAP or any official interpretation thereof after the date of the merger agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which either of ADEX or Merger Sub operates, (c) the announcement or the execution of the merger agreement, the pendency or consummation of the merger or the performance of the merger agreement, including the impact thereof on the relationships, contractual or otherwise, of either ADEX or Merger Sub, with investors, contractors, lenders, licensors, partners, providers and employees (provided that the exception in this clause (c) does not apply to the representations and warranties set forth in section 5.3(b) of the merger agreement to the extent that their purpose is to address the consequences resulting from the public announcement, execution of the merger agreement or pendency or consummation of the transactions contemplated thereby or the condition set forth in section 7.3(a) of the merger agreement to the extent it relates to such representations and warranties), (d) the compliance with the express terms of the merger agreement or the taking of any action expressly required by the merger agreement, (e) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including
COVID-19),
(f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, either ADEX or Merger Sub operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (g) any failure of ADEX and Merger Sub, taken as a whole, to meet any projections, forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a) through (g)); provided that in the case of clauses (a), (b), (e) and (f) such effects may be taken into account in determining the existence of an acquiror material adverse effect to the extent (but only to the extent) that such effects have had a disproportionate impact on ADEX and Merger Sub, taken as a whole, as compared to other special purpose acquisition companies.
Pursuant to the merger agreement, a “company impairment effect” means any effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of GRIID to consummate the transactions contemplated by the merger agreement and related agreements.
Pursuant to the merger agreement, an “ADEX impairment effect” means any effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impair the ability of the ADEX and Merger Sub, individually and as a group, to consummate the transactions contemplated by the merger agreement and related agreements.
Conditions to Closing of the Merger
Conditions to Obligations of the ADEX Parties and GRIID to Consummate the Merger
The obligations of the ADEX parties and GRIID to consummate, or cause to be consummated, the merger are subject to the satisfaction of the following conditions, any one or more of which may be waived (if permitted by applicable law) in writing by all of such parties:

•	all applicable waiting periods (and any extensions thereof) under the HSR Act must have expired or been terminated;

•	there must not be in force any applicable law or governmental order enjoining, prohibiting, making illegal or preventing the consummation of the merger;

•	the approval of the transaction proposals (other than the adjournment proposal) by ADEX’s stockholders as described in this proxy statement/prospectus must have been obtained;

•
the approval of the merger agreement and related agreements and transactions and actions contemplated thereby shall have been approved by the members of GRIID holding at least the requisite number of issued and outstanding membership units of GRIID required to approve and adopt such matters in accordance with the DLLCA and GRIID’s governing documents;

•
the shares of common stock contemplated to be listed pursuant to the merger agreement must have been listed on NYSE and be eligible for continued listing on NYSE immediately following the closing (as if it were a new initial listing by an issuer that had never been listed prior to closing);

•
ADEX must have at least $5,000,001 of net tangible assets (as determined in accordance with
Rule 3a51-1(g)(1)
of the Exchange Act) remaining after ADEX’s stockholders have exercised their right to redeem their shares in connection with the closing; and

•
the registration statement on Form
S-4
will have become effective and no stop order will have been issued by the SEC with respect to the registration statement on Form
S-4
and no proceeding seeking such a stop order will have been threatened or initiated by the SEC.

Conditions to Obligations of the ADEX Parties to Consummate the Merger
The obligations of the ADEX parties to consummate, or cause to be consummated, the transactions contemplated by the merger agreement are subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if permitted by applicable law) in writing by the ADEX parties:

•
the representations and warranties of GRIID set forth in the merger agreement related to the corporate organization of GRIID and its subsidiaries, due authorization to enter into the merger agreement and related documentation, consents, brokers’ fees and title to GRIID’s and its subsidiaries’ respective assets, must be true and correct (without giving effect to any materiality, “company material adverse effect,” “company impairment effect” or similar qualification therein) in all material respects as of the closing date, as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date;

•
the representations and warranties of GRIID set forth in the merger agreement related to the capitalization of GRIID and its subsidiaries, must be true and correct in all respects (except for de minimis
inaccuracies), as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis
inaccuracies) as of such earlier date;

•
the other representations and warranties of GRIID set forth in the merger agreement must be true and correct (without giving effect to any materiality, “material adverse effect,” “company impairment effect” or similar qualifications therein) in all respects as of the closing date, as if made on and as of the closing date (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a company material adverse effect or a company impairment effect);

•	each of the covenants of GRIID to be performed or complied with at or prior to the closing must have been performed or complied with by GRIID in all material respects;

•	from the date of the merger agreement there must have not occurred a company impairment effect that is continuing as of the closing date or any company material adverse effect;

•
GRIID must have delivered, or cause to be delivered, to ADEX: (i) the investor rights agreement executed by the GRIID equity holders, (ii) a certificate signed by an authorized officer of GRIID, dated as of the closing date, certifying that the conditions described in the preceding bullets above have been satisfied, (iii) certification conforming to the requirements of Treasury Regulations section
1.1445-11T(d)(2)(i),
and (iv) certificates of good standing with respect to GRIID and each of its subsidiaries; and

•
GRIID must have delivered to ADEX the audited consolidated financial statements of GRIID and its subsidiaries as of and for the year ended December 31, 2021, prepared in accordance with GAAP and Regulation
S-X
and audited by GRIID’s independent auditor.

Conditions to Obligations of GRIID to Consummate the Merger
The obligation of GRIID to consummate the transactions contemplated by the merger agreement is subject to the satisfaction of the following additional conditions, any one or more of which may be waived (if permitted by applicable law) in writing by GRIID:

•
each of the representations and warranties of the ADEX parties set forth in the merger agreement related to the corporate organization of the ADEX parties, due authorization to enter into the merger agreement and related documentation, consents and brokers’ fees, must be true and correct (without giving effect to any materiality, “ADEX material adverse effect,” “ADEX impairment effect” or similar qualifications therein) in all material respects as of the closing date, as if made on and as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all material respects as of such earlier date;

•
the representations and warranties of the ADEX parties set forth in the merger agreement related to the capitalization of the ADEX parties, must have been true and correct in all respects (except for de minimis
inaccuracies) as of the closing date, as if made as of the closing date, except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects (except for de minimis
inaccuracies) as of such earlier date;

•
the other representations and warranties of the ADEX parties must be true and correct (without giving effect to any materiality, “ADEX material adverse effect,” “ADEX impairment effect” or similar qualifications therein) in all respects as of the closing date, as if made on and as of the closing date (except to the extent any such representation and warranty is made as of an earlier date, in which case such representation and warranty must be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an ADEX material adverse effect or ADEX impairment effect;

•
each of the covenants of ADEX or Merger Sub to be performed or complied with at or prior to closing must have been performed or complied with by the ADEX parties, as applicable, in all material respects;

•	from the date of the merger agreement there must have not occurred an ADEX impairment effect that is continuing as of the closing date or any ADEX material adverse effect; and

•
ADEX must have delivered, or cause to be delivered, to GRIID (i) the investor rights agreement and the amended operating agreement, in each case executed by ADEX or its stockholders, as applicable and (ii) a certificate signed by an officer of ADEX, dated the closing date, certifying that the conditions described in the preceding five bullets above have been fulfilled.

Representations and Warranties
Under the merger agreement, the ADEX parties made customary representations and warranties relating to: corporate organization; due authorization; no conflict; litigation and proceedings; governmental authorities and consents; capitalization; undisclosed liabilities; ADEX SEC documents and controls; NYSE listing; proxy statement/prospectus; brokers’ fees; trust account; compliance with laws; merger sub activities; employees and employee benefits plans; affiliate transactions; taxes; independent investigation; and no additional representations and warranties and no outside reliance.

Under the merger agreement, GRIID made customary representations and warranties relating to: corporate organization of GRIID and its subsidiaries; subsidiaries; due authorization; no conflict; governmental authorizations and consents; capitalization; financial statements; undisclosed liabilities; permits; litigation and proceedings; compliance with laws and permits; contracts and no defaults; company benefit plans; labor matters; taxes; brokers’ fees; insurance; real and personal property; environmental matters; absence of changes; affiliate transactions; intellectual property; data privacy and security; suppliers; compliance with international trade and anti-corruption laws; proxy statement/prospectus; independent investigation; and no additional representations and warranties and no outside reliance.
The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those generally applicable to investors. Investors are not third-party beneficiaries under the merger agreement, and in reviewing the representations, warranties and covenants contained in the merger agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions thereof were not intended by the parties to the merger agreement to be characterizations of the actual state of facts or condition of the parties to the merger agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in ADEX’s public disclosures. The representations and warranties contained in the merger agreement do not survive the effective time. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or conditions of any of the parties to the merger agreement or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read in conjunction with the other information provided elsewhere in this proxy statement/prospectus and the other information contained in the reports, statements and filings that ADEX publicly files with the SEC. For more information regarding these documents, please see the section entitled “Where You Can Find Additional Information.”
Covenants of the Parties
Covenants of GRIID
GRIID made certain covenants under the merger agreement, including, among others, the following, subject to certain exceptions and limitations:

•
From the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, GRIID will, and will cause its subsidiaries to, except as (i) expressly required by the merger agreement or an ancillary document thereto, (ii) required by applicable law, including any pandemic measures, (iii) set forth in the disclosure schedules to the merger agreement, or (iv) consented to by ADEX in writing, operate its business only in the ordinary course of business, and use commercially reasonable efforts to (x) maintain and preserve intact the business organization, assets, properties and material business relations of GRIID and its subsidiaries and keep the service of their respective directors, managers, officers, key employees and contractors and (y) progress to execution certain specified memoranda of understanding, letters of intent and similar non-binding
commitments for power supply entered into by GRIID or its subsidiaries, subject to the power consumption needs of the business during such period. Without limiting the generality of the foregoing, except as (i) expressly required by the merger agreement or an ancillary document thereto, (ii) required by applicable law, including any pandemic measures, (iii) set forth in the disclosure schedules to the merger agreement, or (iv) consented to by ADEX in writing, from the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, GRIID will not, and GRIID will cause its subsidiaries not to:

•
declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any equity securities of GRIID or its subsidiaries or repurchase any outstanding equity securities of GRIID or its subsidiaries, other than dividends or distributions to GRIID or GRIID’s subsidiaries and tax advances made to GRIID’s equity holders pursuant to GRIID’s operating agreement;

•
directly or indirectly acquire, whether by merging or consolidating with, by purchasing a substantial portion of the assets of, by purchasing any equity securities of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or person or division thereof;

•	adopt any amendments, supplements, restatements or modifications to the governing documents of GRIID or its subsidiaries;

•
issue, deliver, sell, transfer, grant, pledge or otherwise directly or indirectly dispose of, or place any lien (other than permitted liens) (in each case, as defined in the merger agreement) on, any (A) equity securities of GRIID or its subsidiaries or (B) options, warrants or other rights to purchase or obtain any equity securities of GRIID or its subsidiaries, in each case other than in connection with the grant of any equity awards to employees or other service providers of GRIID or its subsidiaries in the ordinary course of business consistent with past practice; provided that in the event of an extension of the merger agreement’s termination date, GRIID will be permitted to issue or sell equity securities of GRIID that in the aggregate with the amount of any indebtedness incurred, created or assumed under the proviso in the bullet below does not to exceed $100,000,000;

•
(A) incur, create or assume any indebtedness in excess of $1,000,000, individually or in the aggregate, except with respect to any indebtedness contemplated by the Third Amended and Restated Loan Agreement, dated November 19, 2021, by and between Griid Infrastructure LLC, Blockchain, and the other parties thereto, (B) modify, in any material respect, the terms of any indebtedness or (C) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for indebtedness; provided that in the event of an extension of the merger agreement’s termination date, GRIID will be permitted to incur, create or assume any indebtedness that in the aggregate with the amount of any equity securities of GRIID issued and sold under the proviso in preceding bullet does not exceed $100,000,000;

•
sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, covenant not to assert, covenant not to sue with respect to, subject to or grant any lien (other than permitted liens) on, or otherwise dispose of, any assets, rights or properties (including intellectual property rights) of GRIID or its subsidiaries, other than (A) the sale or other disposition of equipment deemed by GRIID in its reasonable business judgment to be obsolete in the ordinary course of business, (B) the sale or disposition of immaterial assets (excluding intellectual property rights) by GRIID or any of its subsidiaries in an amount not in excess of $250,000 in the aggregate or (C) the sale of bitcoin by GRIID either in the ordinary course of business consistent with past practice or consistent with the annual budget included in GRIID’s financial projections for 2021 and 2022 that have been made available to ADEX;

•
fail to maintain in full force and effect insurance policies covering GRIID and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with the policies in effect as of the date of the merger agreement;

•
enter into any contract that, if in existence as of the date of the merger agreement, would be a material contract (as defined therein) or amend, modify, waive any material benefit or right under or terminate any material contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material contract pursuant to its terms and made in the ordinary course of business), in each case except as consistent with the annual budget included in GRIID’s financial projections for 2021 and 2022 that have been made available to ADEX;

•
make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person (other than GRIID or any of its subsidiaries), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;

•
except as required under the terms of any employee benefit plan, (A) amend, modify, adopt, enter into or terminate any employee benefit plan or any material benefit or compensation plan, policy, program or contract that would be an employee benefit plan if in effect as of the date of the merger agreement, other than for renewals in the ordinary course of business; (B) increase the compensation payable to any individual contractor, manager, director, officer or employee of GRIID or any of its subsidiaries, other than in each case annual and merit-based raises made in the ordinary course of business; (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any individual contractor, manager, director, officer or employee of GRIID or any of its subsidiaries; (D) grant any additional rights to severance, termination, change in control, retention or similar compensation to any individual contractor, manager, director, officer or employee of GRIID or any of its subsidiaries; (E) make any material change in the key management structure of GRIID or any of its subsidiaries, including the hiring of additional officers or the termination of existing officers (other than for cause); or (F) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee of GRIID or any of its subsidiaries, individual independent contractor, or any other individual who is providing or will provide services to GRIID or any of its subsidiaries other than any employee of GRIID or any of its subsidiaries, individual independent contractor, or other individual with annual compensation of less than $175,000;

•
waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any manager, employee, Contractor, director or officer of GRIID or any of its subsidiaries,;

•
implement or announce any employee layoffs, plant closings, furloughs, reductions in force, reductions in compensation, salaries, wages, hours or benefits, work schedule changes or such similar actions that could implicate the WARN Act;

•
(A) negotiate, modify, extend, or enter into any collective bargaining agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employee of GRIID or any of its subsidiaries,;

•
make or change any entity classification or other material tax election or adopt or change any material tax accounting method in a manner inconsistent tax past practice, file any material tax return in a manner inconsistent with past practices or amend any tax return, enter into any agreement with a governmental entity with respect to a material amount of taxes, settle or compromise any claim or assessment by a governmental entity in respect of any material amount of taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income taxes, or enter into any tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future tax liability of GRIID or any of its subsidiaries or their respective affiliates;

•
(A) cancel or compromise any claim or indebtedness owed to GRIID or any of its subsidiaries, or (B) settle any pending or threatened proceeding, (1) if such settlement would require payment by GRIID or any of its subsidiaries, in an amount greater than $500,000, in the aggregate, (2) to the extent such settlement involves a governmental entity or alleged criminal wrongdoing, or (3) if such settlement will impose any material, non-monetary
obligations on GRIID or any of its subsidiaries, New GRIID or any of its affiliates after the closing;

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving GRIID or any of its subsidiaries;

•	redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any equity securities of GRIID or any of its subsidiaries, other than redemptions of any equity securities from former employees, directors or other service providers upon the terms set forth in the underlying contracts governing such equity securities;

•	adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity securities of GRIID or any of its subsidiaries;

•
make any capital expenditures other than (A) the capitalized portion of labor with respect to any expenditure and (B) any capital expenditure (or series of related capital expenditures) consistent in all material respects with GRIID’s annual capital expenditures budget included in GRIID’s financial projections for 2021 and 2022 that have been made available to ADEX (which capital expenditures may be made in 2021 or 2022);

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the merger agreement;

•
except in the ordinary course of business, modify, extend or amend any real property lease (as defined in the merger agreement) or terminate any real property lease, or enter into any new real property lease or other agreement for the use or occupancy of any real property;

•	change GRIID’s methods of accounting in any material respect, other than as may be required by GAAP; or

•	enter into any agreement to do any prohibited action listed above.

•
From the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, GRIID will not, and will direct its representatives not to, will not permit any of its subsidiaries to and will not knowingly permit it representatives to, directly or indirectly, (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to a company alternative transaction; (ii) furnish or disclose any non-public
information to any person (other than to the parties to the merger agreement and their respective representatives) in connection with, or that would reasonably be expected to lead to, a company alternative transaction; (iii) enter into any contract or other binding arrangement or understanding regarding a company alternative transaction; or (iv) prepare or take any steps in connection with a public offering of any equity securities of GRIID or any of its subsidiaries. Upon the execution of the merger agreement, GRIID was required to immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, between GRIID or any of its subsidiaries (or any of their respective representatives) and any persons (other than the ADEX parties and their representatives) with respect to any company alternative transaction. “Company alternative transaction” means any direct or indirect (a) sale, transfer, exchange or other disposition (including by way of merger, stock sale, contribution, recapitalization, liquidation or otherwise) of any or all of the equity securities (or securities convertible into the equity securities) of GRIID or any of its subsidiaries, (b) the sale, transfer or other disposition of any of the assets of any GRIID or any of its subsidiaries that (i) are material to GRIID and its subsidiaries, taken as a whole or (ii) constitute 20% or more of the assets of GRIID and its subsidiaries, taken as a whole (other than (1) the disposition of obsolete equipment in the ordinary course of business, (2) the sale or disposition of immaterial assets (excluding intellectual property rights) by GRIID or any of its subsidiaries in an amount not in excess of $250,000 in the aggregate) and (3) the sale of bitcoin by GRIID or any of its subsidiaries either in the ordinary course of business consistent with past practice or consistent with the annual budget included in GRIID’s financial projections for 2021 and 2022 that have been made available to ADEX), whether such sale is effected through an asset sale, license, lease arrangement or any other transaction arrangement or (c) any other proposed transaction similar in nature to the transactions contemplated by the merger agreement. Notwithstanding the foregoing or anything to the contrary herein, none of the transactions contemplated by the merger agreement will constitute a company alternative transaction. GRIID will notify ADEX promptly after receipt of any company alternative transaction, any inquiry that would reasonably be expected to lead to a company alternative transaction or any request for non-public
information of GRIID related to a company alternative transaction. In such notice, GRIID will identify the third party making any such company alternative transaction, indication or request and provide the details of the material terms and conditions of any such company alternative transaction, indication or request.

•
As promptly as practicable following the date of the merger agreement, GRIID will provide to ADEX (i) the audited consolidated balance sheets of GRIID and its subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, changes in members’ equity (deficit) and cash flows of GRIID and its subsidiaries for the years ended December 31, 2019 and December 31, 2020 prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation
S-X,
each audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and (ii) the unaudited consolidated balance sheet of GRIID and its subsidiaries, and the related unaudited consolidated statements of income, changes in members’ equity (deficit) and cash flows, prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation
S-X
that have been reviewed by GRIID’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of GRIID and its subsidiaries between January 1, 2021 and September 30, 2021 (and the comparable period in the prior year). All costs incurred in connection with preparing and obtaining such audited and unaudited financial statements will be borne by GRIID.

•
As promptly as reasonably practicable (and in any event within three business days) following the time at which the registration statement is declared effective by the SEC, GRIID will obtain and deliver to ADEX a true and correct copy of a written consent approving the merger agreement, related agreements, and the merger executed by the GRIID equity holders that hold at least the requisite number of issued and outstanding membership units of GRIID required to approve and adopt such matters in accordance with the DLLCA and GRIID’s governing documents.

Covenants of ADEX
ADEX made certain covenants under the merger agreement, including, among others, the following, subject to certain exceptions and limitations:

•
From the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, ADEX will not, and ADEX will cause the other ADEX parties not to, except as (i) expressly required by the merger agreement or an ancillary document thereto, (ii) required by applicable law, including any pandemic measures, (iii) set forth in the disclosure schedules, or (iv) as consented to by GRIID in writing, do any of the following:

•	seek an approval from its stockholders of, or otherwise adopt, any amendments, supplements, restatements or modifications to the trust agreement or the governing documents of any ADEX party;

•
(A) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding equity securities of any ADEX party, (B) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any equity securities of any ADEX party, or (C) other than in connection with the redemption described herein, in connection with the exercise of any warrants outstanding on the date of the merger agreement, or as otherwise required by ADEX’s governing documents in order to consummate the transactions contemplated by the merger agreement, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any equity securities of any ADEX party;

•
(A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any equity securities of any ADEX party other than the issuance of its common stock in connection with the exercise of any warrants outstanding on the date of the merger agreement or

(B) amend, modify or waive any of the terms or rights set forth in, any warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;

•
(A) incur, create or assume any indebtedness in excess of $1,000,000, individually or in the aggregate, (B) modify, in any material respect, the terms of any indebtedness or (C) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness;

•
make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person (other than any ADEX party), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;

•
enter into, renew, modify or revise any related party transaction (or any contract or agreement that if entered into prior to the execution and delivery of the merger agreement would be a related party transaction with respect to ADEX), other than the entry into any contract with a related party with respect to the incurrence of indebtedness permitted by the merger agreement;

•
engage in any activities or business, or incur any material liabilities, other than any activities, businesses or liabilities that are otherwise permitted under the merger agreement (including, for the avoidance of doubt, any activities or business contemplated by, or liabilities incurred in connection with, the merger agreement or any ancillary document thereto);

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any ADEX party;

•
enter into any contract with any broker, finder, investment bank or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the merger agreement;

•
make or change any entity classification or other material tax election or adopt or change any material tax accounting method in a manner inconsistent with past practice, file any material tax return in a manner inconsistent with past practices or amend any material tax return, enter into any agreement with a governmental entity with respect to a material amount of taxes, settle or compromise any claim or assessment by a governmental entity in respect of any material amount of Taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income taxes, or enter into any tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future tax liability of any ADEX party or their respective affiliates;

•	change ADEX’s methods of accounting in any material respect, other than as may be required by GAAP;

•
settle any pending or threatened proceeding, (A) if such settlement would require payment by any ADEX party in an amount greater than $500,000, in the aggregate, (B) to the extent such settlement involves a governmental entity or alleged criminal wrongdoing, or (C) if such settlement will impose any material, non-monetary
obligations on GRIID or any of its subsidiaries, ADEX or any of its affiliates after the closing;

•	make or permit to be made any distribution of amounts held in the trust account (other than interest income earned on the funds held in the trust account as permitted by the trust agreement);

•	create any new subsidiary;

•
materially amend, modify, or consent to the termination (excluding any expiration in accordance with its terms and excluding any termination by any ADEX party for cause) of, any contracts (including engagement letters) with any of certain specified financial advisors identified in a manner adverse to ADEX or that would increase, add to or supplement any of its expenses, or enter into a contract that if entered into prior to signing the merger agreement would require the payment of amounts that would constitute ADEX transaction expenses;

•	engage or hire any employees or establish, adopt or incur any liability with respect to any employee benefit plan; or

•	enter into any agreement to do any prohibited action listed above.

•
From the date of the merger agreement through the closing, ADEX will use commercially reasonable efforts to ensure that ADEX remains listed as a public company, and that its common stock remain listed, on NYSE. ADEX must use commercially reasonable best efforts to ensure that New GRIID is listed as a public company, and that shares of its common stock issuable in connection with the merger agreement are approved for listing on NYSE as of the effective time.

•
Prior to the closing, the board of directors of ADEX, or an appropriate committee thereof, will adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule
16b-3
under the Exchange Act, such that the acquisition of shares of common stock pursuant to the merger agreement by any officer or director of GRIID who is expected to become a “covered person” of New GRIID for purposes of Section 16 of the Exchange Act (“Section 16”) will be exempt acquisitions for purposes of Section 16.

•
From the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, the ADEX parties will not, will direct their representatives not to and will not knowingly permit its representatives to, directly or indirectly, (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to an acquiror alternative transaction; (ii) furnish or disclose any non-public
information to any person (other than to the parties to the merger agreement and their respective representatives) in connection with, or that would reasonably be expected to lead to, an acquiror alternative transaction; (iii) enter into any contract or other binding arrangement or understanding regarding an acquiror alternative transaction; or (iv) prepare or take any steps in connection with a public offering of any equity securities of ADEX. Upon the execution of the merger agreement, ADEX was required to immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, between ADEX or any of its subsidiaries (or any of their respective representatives) and any persons (other than GRIID and its representatives) with respect to any acquiror alternative transaction. “Acquiror alternative transaction” means any direct or indirect (a) consolidation or similar business combination that would constitute a business combination under the current charter with or involving ADEX, (b) acquisition by ADEX or any of its controlled affiliates of at least a majority of the voting securities of a person or all or a material portion of the assets or businesses of such person(s), or (c) any other proposed transaction similar in nature to the transactions contemplated by the merger agreement. Notwithstanding the foregoing or anything to the contrary herein, none of the transactions contemplated by the merger agreement will constitute an acquiror alternative transaction. ADEX will notify GRIID promptly after receipt of any acquiror alternative transaction, any inquiry that would reasonably be expected to lead to an acquiror alternative transaction or any request for non-public
information of ADEX related to an acquiror alternative transaction. In such notice, ADEX will identify the third party making any such acquiror alternative transaction, indication or request and provide the details of the material terms and conditions of any such company alternative transaction, indication or request.

•
At the closing, New GRIID will enter into customary indemnification agreements, in a form reasonably satisfactory to each of GRIID and ADEX, with each of the directors and officers of New GRIID, other than any such directors or officers who were already party to an indemnification agreement with ADEX immediately prior to the closing.

Joint Covenants

•
The parties will use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by the merger agreement.

•	The parties will use commercially reasonable efforts not to take an action that could reasonably be expected to cause the merger to fail to qualify for its intended tax treatment.

•
The parties will use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any consents of any governmental entities necessary, proper or advisable to consummate the merger and related transactions, including preparing and submitting any required notices related to any registrations obtained by GRIID or its subsidiaries from any governmental entity and preparing and submitting any requests to amend or novate any permits related to trade controls that may be necessary as a consequence of the merger and related transactions.

•
The parties will make any appropriate filings pursuant to the HSR Act with respect to the merger within 10 business days following November 29, 2021 and any appropriate filings required by antitrust laws other than the HSR Act promptly following November 29, 2021. The parties will respond as promptly as practicable to any requests by any governmental entity for additional information and documentary material that may be requested pursuant to the HSR Act or any such other antitrust law.

•
All rights to advancement, indemnification, limitations on liability, or exculpation now existing in favor of the directors and officers of the ADEX parties, as provided in the applicable governing documents in effect as of immediately prior to the effective time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the effective time, will survive the transactions contemplated by the merger agreement and will continue in full force and effect from and after the effective time for a period of six years.

•
New GRIID will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six-year
period. During such
six-year
period, New GRIID will advance, or cause to be advanced, expenses in connection with such indemnification as provided in such applicable governing documents or other applicable agreements in effect as of the date of the merger agreement. The advancement, indemnification and liability limitation or exculpation provisions of such governing documents or in other applicable agreements in effect as of immediately prior to the effective time will not, during such six-year
period, be amended, repealed or otherwise modified after the effective time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the effective time or at any time prior to such time, were directors or officers of the ADEX parties, as applicable (the “ADEX D&O persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the effective time by reason of the fact that such ADEX D&O person was a director or officer of such entity prior to the effective time, unless such amendment, repeal or other modification is required by applicable law.

•
All rights to advancement, indemnification, limitations on liability, or exculpation now existing in favor of the managers and officers of GRIID or its subsidiaries, as provided in the applicable governing documents in effect as of immediately prior to the effective time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the effective time, will survive the transaction contemplated by the merger agreement and will continue in full force and effect from and after the effective time for a period of six years.

•
New GRIID will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six-year
period. During such
six-year
period, New GRIID will advance, or cause to be advanced, expenses in connection with such indemnification as provided in such applicable governing documents or other applicable agreements in effect as of the date of the merger agreement. The advancement, indemnification and liability limitation or exculpation provisions of such governing documents or in other applicable agreements in effect as of immediately prior to the effective time will not, during such six-year
period, be amended, repealed or otherwise modified after the effective time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the effective time or at any time prior to such time, were managers or officers of GRIID or any of its subsidiaries, as applicable (the “GRIID D&O persons”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the effective time by reason of the fact that such GRIID D&O person was a director or officer of such entity prior to the effective time, unless such amendment, repeal or other modification is required by applicable law.

•	The indemnification covenant of each party in the merger agreement will survive the consummation of the merger and will be binding on all successors and assigns of New GRIID.

•
As promptly as reasonably practicable after the date of the merger agreement and receipt of certain financial information from GRIID, ADEX and GRIID will prepare, and ADEX will file with the SEC, a proxy statement/prospectus in connection with the merger to be sent to the ADEX stockholders relating to the special meeting for the purposes of the approval of the transaction proposals. ADEX and GRIID will use commercially reasonable efforts to cooperate, and cause their respective subsidiaries, as applicable, to reasonably cooperate, with each other and their respective representatives in the preparation of the proxy statement/prospectus and the registration statement. ADEX will use its commercially reasonable efforts to cause the proxy statement/prospectus to comply with the rules and regulations promulgated by the SEC, to respond to all comments from the SEC as promptly as practicable. As promptly as reasonably practicable following the time at which the registration statement is declared effective under the Securities Act, ADEX must use its commercially reasonable efforts to cause the proxy statement/prospectus to be mailed to its stockholders.

•
ADEX will promptly notify GRIID and its legal counsel upon the receipt of any comments received by ADEX or its legal counsel from the SEC or its staff with respect to the proxy statement/prospectus, or any request from the SEC for amendments or supplements to the proxy statement/prospectus, and will promptly provide GRIID and its legal counsel with copies of all substantive written correspondence between ADEX and its representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. ADEX will give GRIID and its legal counsel a reasonable opportunity to participate in preparing ADEX’s proposed responses to comments received from the SEC or its staff and to promptly provide comments on any proposed response thereto, and ADEX will give reasonable consideration to any such comments. ADEX will advise GRIID promptly after it receives notice thereof, of the time when the registration statement has become effective or any supplement or amendment has been filed. ADEX will include in the proxy statement/prospectus the recommendation of its board of directors in favor of the transaction and will, consistent with the terms of the merger agreement, otherwise use its commercially reasonable efforts to solicit proxies from the ADEX stockholders in favor of each of the transaction proposals. If, at any time prior to the special meeting any event or circumstance should be discovered by ADEX which is required to be set forth in an amendment or a supplement to the proxy statement/prospectus by the applicable requirements of federal securities laws, ADEX will promptly inform GRIID. All documents that ADEX is responsible for filing with the SEC in connection with the merger will comply as to form, in all material aspects, with the applicable requirements of the federal securities laws. If, at any time prior to the closing, any event or circumstance should be discovered by GRIID or its equity holders which is required to be set forth in an amendment or a supplement to the proxy statement/prospectus by the applicable requirements of federal securities laws, GRIID will promptly inform ADEX.

•
As promptly as practicable after the date on which registration statement is declared effective, ADEX will duly convene and hold the special meeting, for the purposes of obtaining approval of the transaction proposals and providing its stockholders with the opportunity to elect to effect the redemption of their shares. ADEX will, through its board of directors, recommend to its stockholders that they vote their shares of common stock in favor of the transaction proposals; provided that ADEX may postpone or adjourn the special meeting (A) to solicit additional proxies for the purpose of obtaining such approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that ADEX has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the ADEX stockholders prior to the special meeting or (D) if the ADEX stockholders have elected to redeem a number of shares of ADEX common stock as of such time that would reasonably be expected to result in the condition set forth in Section 7.1(c) of the merger agreement not being satisfied.

•
Subject to the applicable listing rules of NYSE and applicable law, the parties will take all necessary action to cause the board of directors of New GRIID as of immediately following the closing to consist of seven directors, of whom Cristina Dolan, David L. Shrier, and Sharmila Kassam will be designated by ADEX and James D. Kelly III, Neal Simmons, Sundar Subramaniam, and Tom Zaccagnino will be designated by GRIID. Not less than a majority of the directors on the New GRIID board will qualify as independent directors. The parties will take all necessary action to cause James D. Kelly III, Gerard F. King II, Allan J. Wallander, Dwaine Alleyne, and Michael W. Hamilton to be the officers of New GRIID immediately after the effective time.

•
Upon satisfaction or waiver of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions) and provision of notice thereof to the trustee (which notice ADEX will provide to the trustee in accordance with the terms of the trust agreement), in accordance with, subject to and pursuant to the trust agreement and the existing organizational documents, (a) at the closing, (i) ADEX will cause the documents, certificates and notices required to be delivered to the trustee pursuant to the trust agreement to be so delivered, and (ii) will make all appropriate arrangements to cause the trustee to (A) pay as and when due all amounts payable for ADEX share redemptions and (B) pay the amounts due to the underwriters of ADEX’s initial public offering for their deferred underwriting commissions as set forth in the trust agreement, (C) pay the unpaid expenses required under the merger agreement and (D) immediately thereafter, pay all remaining amounts then available in the trust account in accordance with the trust agreement, and (b) thereafter, the trust account will terminate, except as otherwise provided in the trust agreement.

•
From the date of the merger agreement until the earlier of the closing date and termination of the merger agreement, each of the parties will promptly notify the other after learning of any demand or threat thereof of any proceeding brought on behalf of an ADEX stockholder or GRIID member relating to the merger or merger agreement. The parties will each keep the other reasonably informed regarding any such proceedings, give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such litigation, consider in good faith the other’s advice with respect to any such litigation, and reasonably cooperate with each other with respect to any such litigation.

•
Prior to closing, ADEX and GRIID will mutually agree upon and prepare the closing press release announcing the consummation of the transactions contemplated by the merger agreement. Concurrently with or promptly after the closing, ADEX will issue such closing press release. ADEX and GRIID will cooperate in good faith with respect to the preparation of, and, at least five days prior to the closing, ADEX will prepare a draft Form
8-K
announcing the closing, together with, or incorporating by reference, the information required by, and in compliance with, securities laws. Concurrently with the closing, or as soon as practicable (but in any event within four business days) thereafter, New GRIID will file such Form
8-K
with the SEC.

•
Prior to the mailing of the proxy statement/prospectus, ADEX will approve, and subject to approval of the stockholders of ADEX, adopt, an equity incentive plan which will provide for awards (in the form of cash as well as equity and/or equity-based awards) for a number of shares of common stock equal to                    .

Fees and Expenses
Subject to certain exceptions set forth below, each party to the merger agreement will bear its own expenses in connection with the merger agreement and the transactions contemplated therein whether or not such transactions are consummated, including all fees of its legal counsel, financial advisers and accountants. All the costs incurred in connection with obtaining the consents of governmental authorities and the expiration or termination of all applicable waiting periods under applicable antitrust laws, including HSR Act filing fees and any filing fees in connection with any antitrust law, and any fees associated with obtaining approval for listing the common stock issued pursuant to the merger agreement on the NYSE, will be borne by GRIID, except for out-of-pocket
expenses incurred in preparation of such consents, which will be borne by each party. However, upon closing, New GRIID will be obligated to pay all unpaid transaction expenses.
Survival of Representations, Warranties and Covenants
None of the representations, warranties, covenants and agreements in the merger agreement or in any instrument, document or certificate delivered pursuant to the merger agreement will survive the effective time, except for those covenants or agreements contained therein which by their terms expressly apply in whole or in part after the effective time.
Termination
The merger agreement includes a remedy of specific performance for the parties. The merger agreement may be terminated and the transactions contemplated thereby may be abandoned prior to the closing:

•	by the mutual written consent of GRIID and ADEX;

•
by ADEX, if any of the representations or warranties of GRIID in the merger agreement are not true and correct or if GRIID has failed to perform any covenant or agreement set forth in the merger agreement (including an obligation to consummate the closing), such that any condition to closing of the ADEX parties related to the accuracy of such representations and warranties or performance of such covenants would not be satisfied at the closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof is delivered to GRIID by ADEX, and (ii) the fifth business day prior to the termination date; provided, however, that none of the ADEX parties is then in breach of the merger agreement so as to prevent any condition to closing of GRIID related to the accuracy of the ADEX parties’ representations and warranties or the performance of the ADEX parties’ covenants from being satisfied;

•
by GRIID, if any of the representations or warranties of ADEX in the merger agreement are not true and correct or if ADEX has failed to perform any covenant or agreement set forth in the merger agreement (including an obligation to consummate the closing), such that any condition to closing of GRIID related to the accuracy of such representations and warranties or performance of such covenants would not be satisfied at the closing and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty days after written notice thereof is delivered to ADEX by GRIID, and (ii) the fifth business day prior to the termination date; provided, however, that GRIID is not then in breach of the merger agreement so as to prevent any condition to closing of the ADEX parties related to the accuracy of GRIID’s representations and warranties or the performance of GRIID’s covenants from being satisfied;

•
by either GRIID or ADEX if the closing has not occurred on or before May 29, 2022 (the “termination date”);
provided
, that the right to terminate the merger agreement under this bullet will not be available to (i) ADEX, if any ADEX party’s breach of its covenants or obligations under the merger agreement proximately caused the failure to consummate the transactions contemplated by the merger agreement on or before the termination date, (ii) GRIID, if GRIID’s breach of its covenants or obligations under the merger agreement proximately caused the failure to consummate the transactions contemplated by the merger agreement on or before the termination date and (iii) either ADEX or GRIID, if any proceeding for specific performance to compel the closing is pending as of the termination date;
provided
,
further
that if the failure to consummate the transactions on or before the termination date is attributable to (A) the parties negotiating a restructuring of the transactions in accordance with Section 6.5(h) of the merger agreement, then the termination date will automatically be extended by 60 days, or (B) outstanding or unresolved comments received from the SEC with respect to the registration statement of which this proxy statement/ prospectus forms a part or the SEC requiring that ADEX’s or GRIID’s audited financial statements as of and for the year ended December 31, 2021 be included in the registration statement, then the termination date will automatically be extended by 90 days;

•
by either GRIID or ADEX if any governmental entity has issued a final, non-appealable
order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the merger agreement;

•
by either GRIID or ADEX if the approval of ADEX’s stockholders is not obtained upon a vote duly taken thereon at the special meeting (subject to any permitted adjournment or postponement of the special meeting); or

•	by ADEX if the consent of GRIID’s members to the merger agreement and transactions contemplated thereby is not obtained in the time period set forth in the merger agreement.
Amendments
The merger agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties to the merger agreement.
Trust Account Waiver
GRIID has agreed to irrevocably waive any past, present or future right, title, interest or claim of any kind against, and to irrevocably waive any right to access, the trust account and the trustee thereof, or to collect from the trust account any monies that may be owed to them by ADEX or any of its affiliates for any reason whatsoever, and agreed to not seek recourse against the trust account at any time for any reason whatsoever;
provided
that the foregoing does not constitute a waiver by GRIID of any rights it may have against ADEX or its affiliates with respect to any assets or funds held outside the trust account.
Litigation Relating to the Merger
There can be no assurances that complaints or demands will not be filed or made with respect to the merger.
Related Agreements
This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the merger agreement or in connection with the merger, which we refer to as the “related agreements,” but does not purport to describe all of the terms thereof. The related agreements are attached as annexes to this proxy statement/prospectus. Stockholders and other interested parties are urged to read such related agreements in their entirety.
Investor Rights Agreement
Currently, our sponsor has the benefit of registration rights with respect to our securities that it holds pursuant to a registration rights agreement (the “registration rights agreement”) entered into in connection with our initial public offering.

In connection with closing of the merger, New GRIID, the initial stockholders and certain GRIID members will enter into the investor rights agreement to provide for certain registration rights related to the shares of common stock and private placement warrants of ADEX. New GRIID will agree to, among other things, file within 30 days of closing a resale shelf registration statement covering the resale of all securities registrable under the investor rights agreement.
The foregoing description of the registration rights to be in effect following the completion of the merger is not a complete description thereof and is qualified in its entirety by reference to the full text of the investor rights agreement, which is filed as Annex C to this proxy statement/prospectus and incorporated herein by reference.
Voting Agreement
In connection with the execution of the merger agreement, Griid Holdings LLC, whose sole member and manager is GRIID’s Chief Executive Officer, James D. Kelly III, and ADEX entered into the voting agreement covering approximately 62.9% of GRIID’s membership units. The voting agreement requires, among other things, that Griid Holdings LLC vote all of its membership units of GRIID in favor of, or execute written consents to approve, upon effectiveness of the S-4 registration
statement, the merger and the other transactions contemplated by the merger agreement and against alternative transactions. The voting agreement also restricts Griid Holdings LLC from transferring its GRIID units prior to the expiration date (as such term is defined in the voting agreement) unless the transferee joins the voting agreement. The voting agreement also contains customary representations and warranties made by Griid Holdings LLC. Under GRIID’s existing operating agreement, GRIID’s members are obligated to vote in favor of a merger approved by GRIID’s board of managers.
The foregoing description of the voting agreement is qualified in its entirety by reference to the full text of the voting agreement, which is filed as Annex B to this proxy statement/prospectus and incorporated herein by reference.
Sponsor IPO Letter Agreement
In connection with the IPO, we entered into the sponsor IPO letter agreement with our sponsor and each of our directors and officers, pursuant to which each agreed to vote any shares of common stock owned by them in favor of the merger. Currently, stockholders that have agreed to vote their shares of common stock owned by them in favor of the merger own approximately 20% of our issued and outstanding shares common stock, in the aggregate. As a result, the affirmative vote of approximately 37.5% of the shares of common stock held by the public stockholders would be sufficient for approval of the merger proposal.
Amended Operating Agreement
Concurrently with the closing, GRIID’s current operating agreement will be amended and restated in its entirety to become the amended operating agreement, whereby ADEX will be admitted as the sole member of post-merger GRIID.
The Merger
Background of the Merger
ADEX is a blank check company incorporated in Delaware on October 15, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The merger with GRIID is the result of an extensive search for a potential transaction, whereby ADEX evaluated over 200 potential targets utilizing the network and the investing, operating and transaction experience of our sponsor, management team, advisors, board of directors and industry advisors. The terms of the merger are the result of arm’s-length
negotiations between representatives of ADEX and representatives of GRIID over the course of the five months preceding the signing of the merger agreement. As discussed in the section entitled “Information About ADEX,” several of ADEX’s officers and advisors, including ADEX’s Chief Executive Officer and Chief Financial Officer, have significant experience and involvement in the financial technology (or fintech) industry, and specifically with blockchain.
The following chronology (i) summarizes the key meetings and events that led to the signing of the merger agreement and (ii) does not purport to catalogue every conversation among representatives of ADEX, GRIID and other relevant parties.
On January 14, 2021, ADEX completed its initial public offering (the “IPO”). Prior to the consummation of the IPO, neither ADEX, nor anyone on its behalf, identified any potential target businesses, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with GRIID. Cash proceeds in the amount of $276 million from the sale of units in the IPO and from the sale of private placement warrants to our sponsor were placed in ADEX’s trust account.
After the IPO, ADEX commenced an active search for prospective businesses and assets to acquire, initially focusing on the education, training and education technology (“edtech”) market. In evaluating potential businesses and assets to acquire, ADEX’s management, together with its sponsor, board of directors and industry advisors, generally surveyed the landscape of potential acquisition opportunities based on their knowledge of, and familiarity with, the edtech M&A marketplace. ADEX looked for acquisition targets that complemented the experience of our management team and could benefit from their operational expertise. ADEX further looked for those potential merger transactions that it believed, if entered into, would be well-received by the public markets.
In particular, ADEX sought to identify companies that: (i) have strong fundamentals and are underperforming their potential; (ii) are in a position to utilize our management team’s global network of contacts; (iii) are at an inflection point, such as requiring additional management expertise or new operational techniques to drive improved financial performance; (iv) exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve their growth strategy; (v) offer an attractive risk-adjusted return for our stockholders; and/or (vi) have been materially impacted by possible market dislocations or have new market opportunities and would benefit from capital markets access. ADEX generally examined these criteria when evaluating potential targets and sought to identify targets with at least several of these attributes.
Between January 14, 2021 and August 16, 2021, the date on which ADEX entered into exclusive negotiations with GRIID (as further described below), representatives of ADEX and our sponsor were contacted by a number of individuals and entities concerning acquisition opportunities. Neither our sponsor nor any of its affiliates or management has been a sponsor of a special purpose acquisition company (a “SPAC”) prior to ADEX and none of them were affiliated with any other SPACs in the process of searching for a target company. ADEX evaluated over 200 acquisition targets. In connection with evaluating such opportunities, representatives of ADEX and our sponsor met virtually and conducted preliminary discussions with representatives of, and commenced preliminary due diligence on, 33 potential acquisition targets. ADEX conducted significant due diligence on 17 of these targets. In connection with these discussions, ADEX entered into customary confidentiality agreements with 16 potential targets. ADEX held several formal and informal meetings with its board of directors and industry advisors to review the progress on the pipeline of opportunities that ADEX’s management generated and explored. Ultimately, ADEX made non-binding confidential letter of intent proposals to three potential targets in different industries prior to the discussions with GRIID, none of which were accepted by the potential targets.
In February of 2021, Deucalion Partners, LLC (“Deucalion”), an entity in which John D’Agostino, our Chief Financial Officer, holds an indirect, non-controlling,
minority equity and voting interest, was approached

by Tom Zaccagnino, an advisor to GRIID, who inquired if Mr. D’Agostino would be interested in joining the board of managers of GRIID and whether Deucalion would be willing to provide consulting services to GRIID in connection with the formulation, analysis and implementation of various options for a sale, merger, IPO or business combination of GRIID, or a restructuring, reorganization or other strategic alternative relating to GRIID. Mr. Zaccagnino approached Deucalion because he was aware of Mr. D’Agostino’s knowledge and experience in the digital asset industry. Mr. D’Agostino declined to join GRIID’s board of managers at this time due to his other commitments. Deucalion agreed to provide consulting services to GRIID and entered into an engagement letter on April 17, 2021, pursuant to which Deucalion would be compensated with a combination of cash and equity in GRIID in exchange for performance of the consulting services. For more information about this engagement, see “Certain ADEX Relationships and Related Party Transactions.”
During the conversations leading up to engagement of Deucalion by GRIID, Mr. D’Agostino informed Mr. Zaccagnino that he was an officer of ADEX, but that ADEX was not currently pursuing targets outside of the edtech industry and therefore GRIID should not anticipate that ADEX would be a potential business combination partner for GRIID to the extent that GRIID determined that a SPAC transaction was in its best interests. In connection with providing the consulting services to GRIID, Deucalion recommended that GRIID consider engaging Troutman Pepper Hamilton Sanders LLP (“Troutman”) and Aequum Law, LLC (“Aequum”) to assist GRIID in preparing to explore strategic options. Mr. D’Agostino informed GRIID that both Troutman and Aequum also represent ADEX, and, based on his experience with both law firms, he believed that GRIID would benefit from their representation. GRIID engaged Aequum and Troutman as legal advisors in April 2021.
By June of 2021, ADEX’s management and board of directors noticed a significant deflation in the enterprise valuations of potential target companies in the edtech industry, which, in concert with regulatory actions by the government of China, dramatically reduced the number of edtech targets available for a business combination. Accordingly, ADEX’s management was facing increasing difficulty in finding potential targets for a business combination.
In late June 2021, GRIID management inquired of Mr. D’Agostino if ADEX would consider a business combination with GRIID. GRIID provided ADEX with a pitch deck containing general financial information and projections for GRIID. On July 1, 2021, ADEX entered into a non-disclosure
agreement with GRIID, following which ADEX was provided access to GRIID’s virtual data room containing more robust commercial, financial and legal information. ADEX’s initial due diligence review of the unaudited financial information provided in the GRIID data room indicated that GRIID’s fundamental financial profile was within the desirable range sought by ADEX.
On July 6, 2021, in order to satisfy GRIID’s request that ADEX put forth a preliminary indication of interest before moving forward with further due diligence, ADEX entered into a preliminary, non-binding,
non-exclusive
letter of intent for a potential business combination with GRIID (the “Initial LOI”). Thereafter, ADEX’s management continued to conduct due diligence, including receiving a management presentation from GRIID on July 18, 2021.
On July 19, 2021, ADEX’s Chief Executive Officer, David Shrier, submitted a memorandum to the ADEX board of directors detailing the history and context of the GRIID opportunity. On July 23, 2021, the full ADEX board of directors met, with representatives of ADEX’s management (including Mr. D’Agostino), ADEX’s industry advisors, and representatives of Aequum in attendance, to discuss the current market conditions for edtech, SPACs and PIPEs, the status of the search for an initial business combination, the potential and feasibility of expanding ADEX’s target market to areas outside of edtech, and a process to conduct due diligence on the GRIID opportunity and to define the roles and responsibilities for Mr. D’Agostino, Aequum, and Troutman to avoid any conflicts with regard to a potential transaction with GRIID.
At the July 23, 2021 meeting, the ADEX board of directors approved management’s recommendation to expand ADEX’s target search beyond the edtech industry and to add Dr. Susan Rivers, Executive Director and

Chief Scientist of iThrive Games Foundation, and Cristina Dolan, head of Alliances in North America for RSA as industry advisors to ADEX. As discussed in the section entitled “Management After the Merger,” Ms. Dolan has significant experience in blockchain and sustainability. At that meeting, ADEX’s board of directors also discussed the potential opportunity to pursue a business combination transaction with GRIID. Mr. D’Agostino disclosed to the board of directors, including the audit committee, that GRIID had engaged Deucalion, Aequum and Troutman prior to any consideration of a potential business combination between GRIID and ADEX. Mr. D’Agostino informed the board of directors of the nature and scope of his relationship with Deucalion and the terms of the engagement between Deucalion and GRIID. In light of his relationships (through Deucalion) with both ADEX and GRIID and to avoid any potential conflicts of interest, Mr. D’Agostino agreed to recuse himself, as to both ADEX and GRIID, from all further discussions or negotiations between ADEX and GRIID. The ADEX board of directors and ADEX’s management also agreed that, if ADEX were to pursue a transaction with GRIID, it would retain legal counsel other than Troutman, as Troutman would remain as legal counsel to GRIID. Also at the July 23, 2021 meeting, the ADEX board of directors authorized ADEX’s management to continue to conduct due diligence on GRIID and to interview potential independent third-party due diligence consultants and financial advisors for a potential private placement of ADEX’s common stock in connection with a potential business combination with GRIID (a “PIPE offering”).
In late July 2021, ADEX and GRIID entered into conflict waivers with each of Deucalion, Aequum and Troutman with respect any potential transaction between GRIID and ADEX. For more information about this and other transactions with related parties, see “Certain ADEX Relationships and Related Party Transactions.”
Between July 23, 2021 and August 13, 2021, ADEX’s management conducted due diligence on certain aspects of GRIID’s business, and began to interview potential consultants and financial advisors to assist with a potential transaction. On July 27, 2021, Mr. Shrier conducted a call with GRIID CEO James D. Kelly III and Tom Zaccagnino to discuss the due diligence process, and on July 29, 2021, Mr. Shrier had a further conversation with Messrs. Kelly and Zaccagnino with a process update. On July 30, 2021, Mr. Shrier participated with Messrs. Kelly and Zaccagnino in a drafting session for a business presentation to be used for a potential PIPE offering. On August 2, 2021, ADEX management held an internal discussion to select consultants and financial advisors for the transaction. On August 6, 2021, GRIID gave another management presentation to ADEX management and its Chairman Eric Munson.
On August 13, 2021, the full ADEX board of directors met and further discussed with representatives of ADEX’s management other than Mr. D’Agostino a potential business combination with GRIID. The ADEX board of directors discussed the uniqueness of the potential deal structure with GRIID given GRIID’s existing debt facility with Blockchain to fund capital expenditures, and GRIID’s and Blockchain’s then ongoing negotiations to enter into the Blockchain credit agreement, as well as the current state of the edtech market, the status of ADEX’s deal pipeline, the potential transaction structure and requirements for the GRIID transaction, and management’s preliminary valuation analysis. At the meeting, the ADEX board of directors authorized ADEX to enter into a revised non-binding
letter of intent for a business combination with GRIID (the “Revised LOI”) that included a limited
60-day
exclusivity period, under which ADEX could continue to pursue other potential targets as long as ADEX did not enter into any definitive agreement with a third-party during the exclusivity period. The ADEX board of directors also approved ADEX’s retention of consultants and advisors for a potential transaction with GRIID. Since our sponsor has never been affiliated with any other SPACs, it did not consider more than one active SPAC to be GRIID’s potential acquiror.
On August 16, 2021, ADEX and GRIID entered into the Revised LOI that contemplated a pro forma enterprise value of GRIID of approximately $3.2 billion and a $350 million PIPE offering.
By the end of August 2021, ADEX engaged the following third-party advisors to conduct due diligence on GRIID:

•	Arthur D. Little LLC, to conduct operational due diligence, economic analysis on GRIID’s business plan assumptions, and certain technical and bitcoin-specific due diligence;

•	Edelstein & Company, LLP, to provide forensic accounting and tax analysis;

•	Lincoln International LLC, to provide a fairness opinion; and

•	Evolve Security, LLC, to perform a cybersecurity audit of GRIID.
On August 19, 2021, ADEX’s management other than Mr. D’Agostino provided the ADEX board of directors with an update on the transaction process with GRIID. At the meeting, the full ADEX board of directors authorized ADEX to retain Wells Fargo Securities, LLC (“Wells Fargo”) as financial advisor for capital markets and M&A with respect to a potential business combination with GRIID and lead placement agent for a potential PIPE offering.
On August 20, 2021, ADEX issued a press release announcing the appointment of Dr. Rivers and Ms. Dolan as its new industry advisors, and that the addition of Dr. Rivers and Ms. Dolan as industry advisors would offer ADEX the opportunity to explore business combination opportunities in additional technology sectors.
On September 10, 2021, ADEX engaged Wells Fargo as lead placement agent in connection with a potential PIPE offering as well as to provide certain capital markets advisory services in connection with the potential business combination transaction with GRIID, and on September 13, 2021, ADEX engaged Wells Fargo as its M&A financial advisor with respect to the potential business combination transaction with GRIID.
In late September 2021, ADEX retained Covington & Burling LLP (“Covington”) to serve as its legal counsel with respect to the proposed business combination with GRIID and related potential PIPE offering.
From September 2021 through late November 2021, ADEX and its advisors conducted operational, legal, financial, accounting, and cybersecurity due diligence of GRIID, including physical site visits and electronic and network analysis. From September 20, 2021 through October 15, 2021, representatives of ADEX’s management, GRIID, Wells Fargo and those parties’ respective legal counsel prepared for meetings with potential investors for a PIPE offering.
On October 1, 2021, the ADEX board of directors held a meeting at which directors Mr. Shrier, Ms. Kassam and Mr. Levy as well as representatives of ADEX’s management other than Mr. D’Agostino, ADEX’s industry advisors, representatives of Covington and representatives of Arthur D. Little LLC and Evolve Security, LLC were in attendance. During the meeting, representatives of Covington discussed with the board of directors their fiduciary duties in the context of a potential business combination transaction with GRIID, representatives of Arthur D. Little LLC shared their operational due diligence findings, and representatives of Evolve Security, LLC shared their cybersecurity due diligence findings.
On October 9, 2021, ADEX and GRIID entered into an amendment to the Revised LOI that extended the exclusivity period until November 15, 2021.
On October 15, 2021, the full ADEX board of directors met, with representatives of ADEX’s management other than Mr. D’Agostino, ADEX’s industry advisors, representatives of Covington, representatives of Wells Fargo and representatives of GRIID’s management team in attendance. At the meeting, representatives of GRIID’s management team provided an overview of the proposed transaction and of GRIID’s business, operations and finances to the ADEX board of directors, and the ADEX board of directors reviewed and approved the investor presentation for a potential PIPE offering.
Thereafter, and continuing until November 22, 2021, representatives of Wells Fargo participated in conversations with potential investors with respect to a potential PIPE offering.
On October 15, 2021, Covington distributed to Troutman, as legal advisor to GRIID, an initial draft of the merger agreement. The initial draft of the merger agreement reflected the significant business points agreed to in the Revised LOI.

On October 29, 2021, Troutman provided Covington its initial comments to the merger agreement. During the first two weeks of November, Covington and Troutman exchanged initial drafts of the ancillary documents. Initial comments to the ancillary documents were provided by Covington and Troutman, respectively, within two weeks from their initial distribution. Thereafter, Covington and Troutman negotiated regarding the terms of the merger agreement and ancillary documents through November 29, 2021. Significant areas of discussion and negotiation included: (i) the overall transaction structure, (ii) closing conditions, (iii) the scope of the representations, warranties and covenants of the parties, (iv) the circumstances in which a party can terminate the merger agreement, (v) whether shares of ADEX common stock received by GRIID members in the merger would be subject to a post-closing lock-up
and (vi) the treatment of GRIID’s existing profits interest units. The merger agreement ultimately reflected that ADEX and GRIID agreed that pending stockholder approval, New GRIID’s board of directors would include Cristina Dolan, an industry advisor to ADEX, as well as David Shrier and Sharmila Kassam, both of whom are directors of ADEX.
On November 13, 2021, ADEX and GRIID entered into a second amendment to the Revised LOI that extended the exclusivity period until December 15, 2021.
GRIID entered into the Blockchain credit agreement on November 19, 2021, which provided for a loan facility of up to $525 million, which was larger than the amount of the facility initially contemplated by ADEX and its board of directors in August 2021. A joint press release was issued by Blockchain and GRIID on November 22, 2021 announcing their entry into the agreement.
Following the issuance of GRIID’s and Blockchain’s press release announcing the execution of the Blockchain credit agreement, ADEX’s management directed Wells Fargo to make a final approach to potential PIPE offering investors to inform them of the Blockchain credit agreement and determine their interest in a PIPE offering priced at $10 per share of ADEX’s common stock that would not include convertible securities or other terms ADEX viewed as unfavorable to it or its stockholders.
On November 22, 2021, at a meeting of representatives from GRIID, ADEX and Wells Fargo, following the outreach by Wells Fargo described above, the parties agreed that given the current state of the PIPE market for deSPAC transactions and GRIID’s access to capital through the Blockchain credit agreement, ADEX would not proceed with the potential PIPE offering.
On November 24, 2021, Bloomberg published an article reporting that GRIID was in discussions with ADEX to go public in a transaction that valued GRIID at over $3 billion.
On November 29, 2021, the full ADEX board of directors met, with representatives of ADEX’s management (including Mr. D’Agostino), ADEX’s industry advisors, and representatives of Covington and Lincoln in attendance. Mr. Shrier and representatives of Covington reviewed with the board of directors the material terms of the Blockchain credit agreement, a summary of which was provided to the board of directors prior to the meeting, and of the merger agreement and ancillary documents, which were provided to the board of directors, along with a summary thereof, prior to the meeting. Representatives of Lincoln reviewed with the board of directors Lincoln’s fairness opinion analysis, which was provided to the board of directors prior to the meeting, and then rendered their oral opinion, which was subsequently confirmed in writing, that the merger consideration to be issued by ADEX was fair from a financial point of view to ADEX. For a detailed discussion of Lincoln’s opinion, see “Opinion of Financial Advisor to the ADEX Board” below. Mr. D’Agostino left the meeting following the presentation by Lincoln. Following additional discussion by the ADEX board of directors regarding the terms of the merger, the ADEX board of directors unanimously determined that the merger, the merger agreement, the ancillary documents and the transactions contemplated thereby were advisable and in the best interests of ADEX and its stockholders, authorized and approved the execution, delivery and performance by ADEX of its obligations under the merger agreement and the ancillary documents and the consummation by ADEX of the transactions contemplated thereby (including the merger), and recommended that ADEX’s stockholders adopt the merger agreement and the ancillary documents and approve the transactions contemplated thereby (including the merger).

On the evening of November 29, 2021, the parties finalized and executed (as applicable) the merger agreement, the ADEX and GRIID disclosure schedules, the voting agreement and the forms of the other ancillary documents included as exhibits to the merger agreement. Prior to the open of trading on the NYSE on the morning of November 30, 2021, ADEX and GRIID issued a joint press release announcing the merger.
ADEX’s Board of Directors’ Reasons for Approval of the Merger
ADEX’s board of directors considered a wide variety of factors in connection with its evaluation of the merger. In light of the complexity of those factors, ADEX’s board of directors, as a whole, did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of ADEX’s board of directors may have given different weight to different factors. ADEX board of directors’ reasons for approval of the merger, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Before reaching its decision, ADEX’s board of directors reviewed the results of due diligence conducted by ADEX’s management, together with its advisors, which included, among other things:

•	extensive meetings with GRIID’s management team regarding operations and forecasts;

•	research on the cryptocurrency industry, including historical growth trends and market share information as well as end-market size and growth projections;

•	consultation with ADEX’s management and legal and financial advisors;

•	review of current and forecasted industry and market conditions;

•	a financial and valuation analysis of GRIID and the merger and financial projections prepared by GRIID’s management team;

•	the opinion of Lincoln International LLC as to the fairness of the merger consideration to ADEX and the related analysis prepared by Lincoln International LLC;

•	GRIID’s audited and unaudited financial statements; and

•	consideration of legal, cybersecurity, and operational due diligence reports prepared by external advisors.
In the prospectus for ADEX’s IPO, we identified general,
non-exclusive
criteria and guidelines that we believed would be important in evaluating prospective target businesses. ADEX indicated its intention to acquire a company that it believes possess the following characteristics:

•	are fundamentally sound and that we believe are underperforming their potential;

•
are in a position to utilize our management team’s global network of contacts, which can provide access to differentiated deal flow and significant deal-sourcing capabilities following a business combination;

•	are at an inflection point, such as requiring additional management expertise or new operational techniques to drive improved financial performance;

•
exhibit unrecognized value or other characteristics, desirable returns on capital and a need for capital to achieve the company’s growth strategy, that we believe have been misevaluated by the marketplace based on our analysis and due diligence review;

•
will offer an attractive risk-adjusted return for our stockholders; the potential upside from growth in the target business and an improved capital structure will be weighed against any identified downside risks; and

•	have been materially impacted by possible market dislocations or that have new market opportunities and would benefit from capital markets access.
In considering the merger, ADEX’s board of directors concluded that GRIID met all of the above criteria.
In particular, the board of directors considered the following positive factors, although not weighted or in any order of significance:

•	Capitalization . GRIID maintains a $525 million credit facility, strengthening its balance sheet and reducing the need for additional public equity financing.

•
Proven Existing Management Team
. GRIID has an experienced management team with a proven track record of operational excellence. We are confident in the management team’s deep industry knowledge and strategic vision and believe that the ADEX and GRIID teams will form a collaborative and effective long-term partnership that is positioned to create and enhance stockholder value going forward.

•
Compelling Financial Metrics and Valuation.
The proposed pro forma enterprise value of approximately $3.3 billion implies an enterprise value to projected 2022 EBITDA multiple of 7.3x and an enterprise value to projected 2022 total revenue multiple of 6.4x (based on GRIID’s projections), which compares favorably with the corresponding trading multiple for certain companies that may be deemed comparable to GRIID in certain respects.

•
Terms of the Merger Agreement
. Our board of directors reviewed the financial and other terms and conditions of the merger agreement and determined that they were reasonable and were the product of arm’s-length
negotiations among the parties.

•
Stockholder Approval
. Our board of directors considered the fact that in connection with the merger our stockholders have the option to (i) remain stockholders of ADEX, (ii) sell their shares on the open market or (iii) redeem their shares for the per share amount held in the trust account.

•
Independent Director Role
. Our board of directors is comprised of a majority of independent directors who are not affiliated with our sponsor and its affiliates. In connection with the merger, our independent directors took an active role in evaluating the proposed terms of the merger, including the merger agreement and the related agreements. Our independent directors evaluated and unanimously approved, as members of our board of directors, the merger agreement and the related agreements and the transactions contemplated thereby.

•
Other Alternatives.
Our board of directors’ belief is that the merger represents the best potential business combination for ADEX based upon the process utilized to evaluate and assess other potential acquisition targets, and our board of directors’ and management’s belief that such processes had not presented a better alternative.

In the course of its deliberations, our board of directors also considered a variety of uncertainties, risks and other potentially negative factors relevant to the transaction, including, among others, the following:

•	The risk relating to the uncertainty of the projected financial information with respect to GRIID.

•	The risk that the terms of GRIID’s credit agreement with Blockchain restrict GRIID’s current and future operations, particularly its ability to take certain actions.

•	The risk that GRIID’s business is highly dependent on a small number of bitcoin mining equipment suppliers.

•	The risks relating to GRIID’s reliance on third parties, including utility providers, for the reliable and sufficient supply of electrical power to its infrastructure.

•	The risks relating to GRIID’s ability to obtain and maintain access to its targets of carbon-free power supply.

•	The risks relating to GRIID’s ability to execute its business model, including market acceptance of bitcoin.

•	The risks relating to GRIID’s status as an early-stage company with a history of operating losses.

•	The risk that because GRIID’s miners are designed specifically to mine bitcoin, GRIID’s future success will depend in large part upon the value of bitcoin.

•	The risk that the market price of bitcoin may be extremely volatile, including due to potential under-regulation.

•	The risks posed by the fact that there is no PIPE as part of the merger, since public investors often rely on PIPE investors for third-party validation of the valuation of a transaction.

•	The risks associated with the cryptocurrency industry in general, including the development, effects and enforcement of laws and regulations with respect to the cryptocurrency industry.

•	The risks associated with macroeconomic uncertainty and the effects it could have on GRIID’s revenues.

•	The risk that ADEX does not retain sufficient cash in the trust account or find replacement cash to meet the requirements of the merger agreement.

•	The risk that GRIID might not able to protect its trade secrets or maintain its trademarks, patents and other intellectual property consistent with historical practice.

•	The risk that key employees of GRIID might not remain with GRIID following the closing.

•	The possibility of litigation challenging the merger.

•	The challenge of attracting and retaining senior management personnel.

•	The significant fees and expenses associated with completing the merger and related transactions and the substantial time and effort of management required to complete the merger.

•	The other risks described in the section entitled “Risk Factors.”
After considering the foregoing potentially negative and potentially positive reasons, our board of directors concluded, in its business judgment, that the potentially positive reasons for consummating the merger outweighed the factors for not consummating the merger. In connection with its deliberations, our board of directors did not consider the fairness of the consideration to be paid by ADEX in the merger to any person other than ADEX.
Opinion of Financial Advisor to the ADEX Board
ADEX retained Lincoln to act as financial advisor to its board of directors in connection with ADEX’s consideration of the merger. ADEX selected Lincoln to act as its financial advisor because Lincoln is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Lincoln is regularly engaged in the valuation of businesses in a range of industries and their securities in connection with mergers and acquisitions. Moreover, ADEX retained Lincoln because Lincoln would not receive any fees for any other services or success fees contingent upon the closing of the merger.
On November 29, 2021, Lincoln rendered its oral opinion, which was subsequently confirmed in writing on the same date, to the board of directors of ADEX at a meeting at which such board considered the merger agreement, based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, as to the fairness, from a financial point of view, of the merger consideration to be issued by ADEX in the merger.

Lincoln’s opinion was directed to the board of directors of ADEX (in its capacity as such) and only addressed the fairness to ADEX, from a financial point of view, of the merger consideration to be issued by ADEX in the merger and did not address any other terms, aspects or implications of the merger, or any agreements, arrangements or understandings entered into in connection with the merger. The summary of Lincoln’s opinion in this proxy statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex F to this proxy statement/prospectus and which describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the board of directors of ADEX, ADEX or any security holder as to how to act or vote on any matter relating to the merger or otherwise. Stockholders are urged to read the entire opinion carefully in connection with their consideration of the merger.
In connection with rendering its opinion, Lincoln, among other things:

1)	reviewed GRIID’s unaudited income statements and balance sheets as of and for the years ended December 31, 2019 and December 31, 2020 provided to Lincoln by GRIID;

2)	reviewed GRIID’s unaudited income statements and balance sheets as of and for the nine months ended September 30, 2021;

3)	reviewed the financial projections through December 31, 2024 prepared by GRIID, provided to Lincoln by ADEX (the “management projections”);

4)	reviewed the merger agreement;

5)	reviewed GRIID’s Investor Presentation;

6)	reviewed an Agreement, dated as of September 8, 2021, between Intel and Griid Infrastructure LLC;

7)
reviewed the Third Amended and Restated Credit Agreement, among Griid Infrastructure LLC as Borrower, the Lenders from time to time party hereto, and Blockchain Access UK Limited as Agent, dated as of November 19, 2021 (the “Blockchain Facility”);

8)
reviewed a letter addressed to Lincoln by management of GRIID which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of GRIID, dated November 23, 2021;

9)	discussed the business, financial outlook and prospects of GRIID, as well as the terms and circumstances surrounding the merger, with management of ADEX and GRIID;

10)
reviewed certain financial and other information for GRIID, and compared that data and information with certain financial, stock trading and corresponding data and information for companies with publicly traded securities that Lincoln deemed relevant, none of which are directly comparable to GRIID;

11)	performed certain valuation and comparative financial analyses including a discounted cash flow analysis and an analysis of selected public companies; and

12)	considered such other information and financial, economic and market criteria that Lincoln deemed relevant.
In performing its analyses and preparing its opinion, Lincoln relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln has not assumed any responsibility for the independent verification of, nor independently verified, any of such information. Lincoln relied upon the assurances of the management of ADEX that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading. With respect to the financial forecasts, including the management projections, provided to Lincoln by management of ADEX, Lincoln assumed that they were reasonably prepared in good faith and based upon assumptions which, in light of the circumstances under which they are made, are the best reasonably available, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the management projections were based. Lincoln assumed that the merger will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations. Lincoln also assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the merger, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on ADEX or the merger, that the merger will be consummated in accordance with the terms outlined by ADEX and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis. Lincoln further assumed that the final versions of all documents conform in all material respects to the drafts reviewed by Lincoln and that the final terms of the merger will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln.
Lincoln also assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of GRIID since the most recent financial information was made available to Lincoln, other than for any such changes that are reflected in the management projections. Additionally, Lincoln assumed, based on the representation of management of GRIID, that New GRIID’s business plan and associated capital expenditures will be fully funded at closing of the merger as a result of the Blockchain Facility and cash on New GRIID’s balance sheet.
Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as they exist on and the information made available to Lincoln as of November 29, 2021. Although subsequent developments may affect its opinion, Lincoln does not have any obligation to update, revise or reaffirm its opinion.
Lincoln did not evaluate GRIID’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance
sheet or otherwise) of GRIID or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln participate in the negotiation or structuring of the merger. Lincoln was no requested to, nor did Lincoln seek, alternative candidates for the merger.
Lincoln’s opinion only addressed the fairness from a financial point of view to ADEX of the merger consideration to be issued by ADEX in the merger and did not address the underlying business decision of the board of directors of ADEX or the stockholders to proceed with or effect the merger, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the merger or otherwise, except as expressly addressed in the opinion, (iii) the fairness of any portion or aspect of the merger to the holders of any class of securities, creditors or other constituencies of any member of ADEX, or any other party other than those set forth in the opinion, (iv) the relative merits of the merger as compared to any alternative business strategies that might exist for ADEX or any other party or the effect of any other transaction in which ADEX or any other party might engage, (v) the tax or legal consequences of the merger to ADEX or any other party, (vi) the fairness of any portion or aspect of the merger to any one class or group of any member of ADEX’s or any other party’s security holders vis-à-vis
any other class or group of any member of ADEX’s or such other party’s security holders, (vii) how the board of directors of ADEX, any security holder or any other party should act or vote with respect to the merger, or (viii) the solvency, creditworthiness or fair value of any member of ADEX or any other participant in the merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters.
Lincoln expressed no opinion as to what the market price or value of the stock of ADEX would be after the announcement of the merger. Lincoln’s opinion was not to be construed as a valuation opinion, credit rating, solvency opinion, an analysis of ADEX’s credit worthiness, as tax advice, or as accounting advice.    Lincoln also

expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to ADEX’s officers, directors or employees, or class of such persons, in connection with the merger relative to the merger consideration in the merger.
Set forth below is a summary of the material financial analyses reviewed by Lincoln with the ADEX board of directors on November 29, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analysis performed by Lincoln. The order of the individual analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before November 29, 2021.
The following summary of Lincoln’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective on the merger consideration. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness of the merger consideration. Lincoln did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its opinion.
Summary of Lincoln’s Financial Analysis
Discounted Cash Flow Analysis
Lincoln performed a discounted cash flow analysis of GRIID. A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of GRIID for the fiscal years 2021 through 2024. Lincoln defined “free cash flow” as cash generated by GRIID that is available either to reinvest, service debt, or distribute to security holders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an appropriate cost of capital for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the management projections, which provided a financial forecast for the fiscal years 2021 through 2024, and other financial information prepared by management of GRIID and provided by management of ADEX. For further information regarding the management projections, see “—Certain Projected Financial Information.”
Lincoln calculated GRIID’s projected unlevered free cash flows by taking EBITDA, subtracting tax depreciation and amortization, subtracting estimated taxes using a 26.0% tax rate, adding back tax depreciation and amortization, and subtracting capital expenditures and changes in net working capital. Lincoln determined the net present value of the projected unlevered free cash flows using a cost of capital for the discount rate that reflects the risk associated with the cash flows of a growth stage company which are included in the management projections as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to GRIID. Lincoln’s selected discount rates for GRIID, which ranged from 35.0% to 45.0%, were selected based on the application of Lincoln’s professional judgment and experience, based on estimated rates of return required by venture capitalists. Lincoln calculated GRIID’s terminal value using the Gordon Growth perpetuity growth formula assuming a 0.0% terminal growth rate and a terminal discount rate range of 14.0% to 16.0%, which was calculated using a capital asset pricing model for weighted average cost of capital and information derived from the selected public companies and using a 26.0% tax rate, as provided by management of GRIID.
Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value range for GRIID of $3.600 billion to $4.800 billion.
Selected Public Companies Analysis
Lincoln performed a selected public companies analysis for GRIID. Although none of these selected public companies are directly comparable to GRIID, Lincoln selected companies in the crypto mining industry with operations similar to GRIID for its analysis based on their similarity, primarily in terms of business model and geographic footprint, to that of GRIID. Lincoln analyzed the selected public companies and financial data set forth below based on their similarity to GRIID, primarily in terms of estimated and projected financial performance, hash rate, power capacity and power consumption efficiency. Lincoln assumed, for purposes of this analysis, that GRIID is expected to have similar power costs to the selected public companies set forth below, and additionally considered, among other things, GRIID’s miners under contract, power contracts and clean, carbon-free energy.
The tables below summarize observed historical and projected financial performance for GRIID and the selected public companies, as well as multiples of enterprise value to estimated fiscal year 2021 EBITDA, projected fiscal year 2022 EBITDA, projected fiscal year 2023 EBITDA, estimated fiscal year 2021 revenue, projected fiscal year 2022 revenue, projected fiscal year 2023 revenue and projected fiscal year 2022 hash rate, in each case as of November 22, 2021. The revenue, EBITDA and hash rate estimates and projections for the fiscal years ending 2021, 2022 and 2023 in the table below for the selected public companies were derived based on information for the 12 months ended closest to GRIID’s fiscal year ending December 31, 2021, 2022 and 2023, for which information was available. For purposes of its analysis, Lincoln used certain publicly available historical financial data, publicly disclosed hash rate estimates, equity analyst estimates and forecasts included in certain SEC
S-4
registration statement filings for the selected public companies, and information provided by GRIID.

	Selected Public Companies – Financial Performance
	GRIID	Mean	Median
Revenue Growth
Fiscal Year 2021	1021%	1097%	472%
Fiscal Year 2022	1498%	595%	123%
Fiscal Year 2023	229%	62%	66%

EBITDA Growth
Fiscal Year 2021	NMF	1180%	883%
Fiscal Year 2022	2212%	1642%	254%
Fiscal Year 2023	241%	84%	80%

EBITDA Margin
Fiscal Year 2021	61%	59%	60%
Fiscal Year 2022	88%	72%	70%
Fiscal Year 2023	91%	76%	72%

Hash Rate
Current	0.6	1.3	1.2
Fiscal Year 2021	0.6	2.8	2.1
Fiscal Year 2022	11.1	7.6	7.2

NMF = Not meaningful

	Enterprise Value as a Multiple of
Company Name	2021 EBITDA	2022 EBITDA	2023 EBITDA	2021 Revenue	2022 Revenue	2023 Revenue	2022 Hash Rate
Argo Blockchain plc	8.8x	4.5x	2.4x	7.17x	3.73x	2.26x	205
Bitfarms Ltd.	NA	NA	NA	7.45x	5.26x	NA	160
Bit Digital, Inc.	NA	NA	NA	4.30x	5.24x	NA	201
Cipher Mining Inc.	352.0x	7.4x	3.8x	NMF	5.03x	2.70x	107
Greenidge Generation Holdings Inc.	14.8x	5.3x	3.1x	6.76x	3.03x	1.92x	164
Hut 8 Mining Corp.	24.9x	7.8x	4.5x	12.85x	5.30x	3.06x	301
Iris Energy Limited	NA	NA	NA	NA	NA	NA	216
Marathon Digital Holdings, Inc.	31.4x	8.1x	6.2x	25.24x	6.27x	5.15x	353
Riot Blockchain, Inc.	23.1x	8.7x	6.0x	13.75x	6.26x	4.44x	341
Stronghold Digital Mining, Inc.	176.4x	5.5x	2.9x	24.28x	3.36x	2.01x	126
TeraWulf, Inc. (1)	393.6x	8.9x	4.8x	314.89x	7.81x	4.20x	437
TeraWulf, Inc. (2)	456.1x	10.3x	5.6x	364.89x	9.05x	4.87x	507

(1)	Metrics reflect an Enterprise Value of $2.9 billion, based on $10.0 million value ascribed to IKONICS legacy business
(2)	Metrics reflect an Enterprise Value of $3.4 billion, based on $0.0 million value ascribed to IKONICS legacy business
The table below summarize certain observed trading multiples of the selected public companies as of November 22, 2021. The EBITDA estimates for fiscal year 2021, 2022 and 2023 and in the tables below for the selected public companies were derived based on information for the
12-month
period ending closest to GRIID’s fiscal year ending December 31, 2021, 2022 and 2023 for which information was available.

Selected Public Companies – Valuation Multiples
	Min	Mean	Median	Max
Enterprise Value as a Multiple of
2021 EBITDA	8.8x	164.6x	31.4x	456.1x
2022 EBITDA	4.5x	7.4x	7.8x	10.3x
2023 EBITDA	2.4x	4.4x	4.5x	6.2x
2021 Revenue	4.3x	78.2x	13.3x	364.9x
2022 Revenue	3.0x	5.5x	5.3x	9.1x
2023 Revenue	1.9x	3.4x	3.1x	5.1x
2022 Hash Rate	107	260	211	507
Source: S&P Capital IQ, company filings, Cipher
S-4
and TeraWulf
S-4
None of the selected public companies were directly comparable to GRIID. As a result, a valuation analysis based on the selected public companies cannot be limited to a quantitative review of the companies’ valuation multiples, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of GRIID.

Summary of Selected Public Companies Analyses
In order to estimate a range of enterprise value for GRIID, Lincoln applied valuation multiples to (i) projected EBITDA for GRIID for the fiscal year 2022, (ii) projected EBITDA for GRIID for the fiscal year 2023 and (iii) projected hash rate for GRIID for the fiscal year 2022, as follows:

•	Projected 2022 EBITDA: 7.0x to 9.0x

•	Projected 2023 EBITDA: 2.0x to 2.5x

•	Projected 2022 Hash Rate: $250 to $350
Valuation multiples were selected, in part, by taking into consideration historical and projected financial performance metrics of GRIID relative to such metrics of the selected public companies, including, but not limited to, the size of GRIID on a revenue and EBITDA basis, historical, estimated and projected EBITDA margins compared to the selected public companies, historical, estimated and projected revenue and EBITDA growth, current and projected hash rate, power capacity and power cost and forecasted capital expenditures compared to the selected public companies.
Based on these selected valuation multiples, Lincoln’s selected public companies analysis indicated an estimated enterprise value range for GRIID of $2.950 billion to $3.900 billion.
Summary of Analysis
By taking the average of the ranges indicated by the discounted cash flow analysis and selected public companies analysis, Lincoln concluded an enterprise value range for GRIID of $3.275 billion to $4.350 billion, compared to the Transaction Enterprise Value of $3.215 billion.
Miscellaneous
In the past two years, Lincoln has not been engaged by either GRIID or ADEX or received fees from either of GRIID or ADEX, other than in connection with the opinion. Lincoln received customary fees from ADEX for its services, in the amount of $500,000, $75,000 of which was paid upon Lincoln’s retention, and the balance of which was earned when Lincoln informed the ADEX board of directors that it was prepared to render its opinion and is payable upon the closing of the merger. No portion of Lincoln’s fee was contingent upon the conclusion reached in its opinion or upon the closing of the merger. In addition, ADEX has agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of its engagement. Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide, investment banking and other financial services to ADEX and each of its affiliates, for which Lincoln and its affiliates would expect to receive compensation.
Certain GRIID Projected Financial Information
GRIID does not as a matter of course make public projections as to future results. GRIID provided its internally-derived forecasts, prepared in October 2021, for each of the years in the four-year period ending December 31, 2024 to ADEX for use as a component of its overall evaluation of GRIID. Such projected financial information is included in this proxy statement/prospectus because it was provided to ADEX’s board of directors for its evaluation of the merger. GRIID’s projected financial information was not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. However, in the view of GRIID’s management, the projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of GRIID without any assumption of a minimum amount of capital received from ADEX’s trust account or a PIPE transaction in connection with the merger.
The projections reflect numerous assumptions, including economic, market and operational assumptions, all of which are difficult to predict and many of which are beyond GRIID’s control, such as the risks and uncertainties contained in the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GRIID” and “Cautionary Note Regarding Forward-Looking Statements”. The financial projections set forth below provided to ADEX’s board of directors are forward-looking statements that are based on growth assumptions, which are inherently subject to significant uncertainties and contingencies, many of which are beyond GRIID’s control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the projections. The projections set forth below, and all statements regarding GRIID’s business plan and yearly forecasts are subject to material assumptions which include, without limitation, the key assumptions set forth in the table below, and assumptions regarding GRIID’s ability to buildout its operations on a timely basis, GRIID’s ability to successfully execute its technology and business development plans and growth strategy, GRIID’s ability to compete in rapidly developing markets, GRIID’s ability to source and maintain strategic supply arrangements, including power agreements, and the regulations and government actions affecting the markets in which GRIID plans to operate, the timing of the consummation of the merger, which is subject to delay, and the price of bitcoin, which historically has been highly volatile. GRIID cautions that its assumptions may not materialize and that market developments and economic conditions may render such assumptions, although believed reasonable at the time they were made, subject to greater uncertainty.
The projections include Adjusted EBITDA(1), which is a
non-GAAP
financial measure.
Non-GAAP
financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP
financial measures as used by GRIID’s management may not be comparable to similarly titled measures used by other companies.
EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, GRIID DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROJECTED FINANCIAL INFORMATION. THE PROJECTED FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/ PROSPECTUS ARE CAUTIONED NOT TO UNDULY RELY ON THE UNAUDITED PROJECTED FINANCIAL INFORMATION SET FORTH BELOW. NONE OF GRIID, ADEX NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY GRIID MEMBER, ADEX STOCKHOLDER OR ANY OTHER PERSON REGARDING THE PROJECTED FINANCIAL INFORMATION OR THE LIKELIHOOD THAT PROJECTED FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
The inclusion of financial projections in this proxy statement/prospectus should not be regarded as an indication that ADEX, GRIID, their respective directors, managers, officers, members, advisors or other representatives considered, or now considers, such financial projections necessarily to be predictive of actual future results or to support or fail to support your decision whether to vote for or against the merger. The projections are not statements of fact and should not be relied upon as being necessarily indicative of future results. Readers of this proxy statement/prospectus, including investors or stockholders, are cautioned not to place undue reliance on this information. Accordingly, the projections should not be looked upon as “guidance” of any sort. You are cautioned not to unduly rely on the projections in making a decision regarding the business combination, as the projections may be materially different than actual results. We do not expect that we will refer back to the projections in our future periodic reports filed under the Exchange Act.
The projections were prepared by GRIID’s management. RSM US LLP, GRIID’s independent auditors, have not examined, compiled or otherwise applied procedures with respect to the accompanying projected financial information presented herein and, accordingly, expresses no opinion or any other form of assurance on

it. The report of RSM US LLP included in this proxy statement/prospectus relates to historical financial information of GRIID. It does not extend to the projections and should not be read as if it does. You are encouraged to review the financial statements of GRIID included in this proxy statement/prospectus, and to not rely on any single financial measure.
GRIID’s projected financial information was prepared using a number of assumptions, including the following assumptions that GRIID’s management believed to be material:

KEY ASSUMPTIONS
	2021E	2022E	2023E	2024E
Net New Developed Power Capacity (megawatts)	23	386	300	224
Total Power Capacity (megawatts)	48	434	734	958
Hashrate	945,050	7,039,459	22,802,225	34,992,725
Net New Bitcoin Mined	668.72	8,341.37	22,850.33	24,361.05
Cumulative Bitcoin Mined	987.20	9,328.56	32,178.89	56,539.94
USD$/T/Day Weighted Average	$0.32	$0.31	$0.30	$0.26
End of Year Bitcoin Spot Rate	$51,816.20	$64,185.79	$79,508.26	$98,488.51
Additionally, GRIID’s projected financial information was also prepared using the following assumptions that GRIID’s management believed to be material:

•
bitcoin’s growth from a starting point of $50,000 and increasing at a rate of 1.8% per month. In evaluating the reasonableness of the assumed 1.8% monthly growth in the value of one bitcoin, GRIID compared historical changes in bitcoin values over the prior 12, 24, and 36 months, each of which substantially exceeded 1.8%. Because increases in the bitcoin growth rate would have only increased the valuation implied by the model, GRIID viewed the 1.8% growth rate to be reasonable in light of the potential continued volatility and relative uncertainty inherent in predicting the value of bitcoin and cryptocurrencies generally;

•	constant ASIC efficiency throughout the periods presented (primarily to avoid double-counting the impact of assumed increases in mining equipment costs);

•	next halving, which is expected to occur in May 2024, at which point each block mined would reward 3.125 bitcoins; and

•
processing power of the bitcoin network, or hashrate, of 203 EH/s by December 2024E, with GRIID’s share in the bitcoin network hashrate expected to be approximately 13.4% at December 2024E (this, in turn, assumes a planned expansion with approximately a total of 320,000 miners deployed by 2024E).

GRIID’s projected financial information for the four-year period ending December 31, 2024 are presented in the following table.

PROJECTED INCOME STATEMENT (MILLION $)
	2020	2021E	2022E	2023E	2024E
Total Revenue	$2.8	$31.6	$504.3	$1,660.3	2,165.1

Total Direct Expenses	1.4	5.0	46.4	121.0	166.2
Total Operating Expenses	2.4	7.4	15.1	28.4	38.6

Operating Income Before Depreciation	(1.0)	19.2	442.9	1,510.8	1,960.2
Depreciation	1.7	3.5	87.4	200.7	268.8
Other Income (Expense)	(11.0)	(5.9)	(43.8)	(65.5)	(59.8)

Income (Loss) Before Taxes	(13.7)	9.8	311.6	1,244.6	1,631.7
Income Taxes	—	0.9	68.6	273.8	359.0

Net Income (Loss)	$(13.7)	$8.9	$243.1	$970.8	$1,272.7

The following table reconciles forecasted net income (loss) to Adjusted EBITDA (1).

RECONCILIATION OF ADJUSTED EBITDA (1) (MILLION $)
	2020	2021E	2022E	2023E	2024E
Net income (loss)	$(13.7)	$8.9	$243.1	$970.8	$1,272.7
Adjustments:
Interest expense, net	1.3	3.6	10.9	10.9	10.9
Income tax expense (benefit)	—	0.9	68.6	273.8	359.0
Depreciation and amortization	1.7	3.5	87.4	200.7	268.8
(Gain)/loss on disposal of property and equipment	0.5	(0.9)	—	—	—
Impairment of cryptocurrency	0.6	5.7	—	—	—
Realized (gain) loss on the change in fair value of cryptocurrency notes payable	(1.4)	(9.7)	—	—	—
Decrease in fair value of cryptocurrency notes payable	10.2	6.9	—	—	—

Adjusted EBITDA	$(0.8)	$18.8	$409.9	$1,456.2	$1,911.3

(1)
Adjusted EBITDA is defined as net income (loss), adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; and (iv) certain additional non-cash
and
non-recurring
items.

Satisfaction of 80% Test
It is a requirement under our existing organizational documents and NYSE listing requirements that the business or assets acquired in our initial business combination have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for our initial business combination.
As of the date of the merger agreement, the balance of the funds in the trust account was approximately $276.1 million (excluding deferred underwriting commissions), of which 80% is approximately $220.9 million. In reaching its conclusion that the merger meets the 80% asset test, the board of directors looked at the enterprise value of GRIID of approximately $3.3 billion. In determining whether the enterprise value described above represents the fair market value of GRIID, our board of directors considered all of the factors described above in this section and the fact that the purchase price for GRIID was the result of an arm’s-length
negotiation. As a result, our board of directors concluded that the fair market value of the business acquired was significantly in excess of 80% of the assets held in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account). In light of the financial background and experience of the members of our management team and the board of directors, our board of directors believes that the members of our management team and the board of directors are qualified to determine whether the merger meets the 80% asset test. Our board of directors did not seek or obtain an opinion of an outside financial advisor as to whether the 80% asset test has been met.
Interests of Certain Persons in the Merger
When considering our board of directors’ recommendation that our stockholders vote in favor of the approval of the merger, our stockholders should be aware that our sponsor and certain of our directors and officers have interests in the merger that are different from, or in addition to, the interests of other stockholders generally. We estimate that the aggregate dollar amount in New GRIID that affiliates of our sponsor have at risk that depends on completion of the merger is $            . Our directors were aware of and considered these

interests, among other matters, in evaluating the merger, and in recommending to stockholders that they approve the merger. Our stockholders should take these interests into account in deciding whether to approve the merger. These interests include:

•	the fact that certain of our directors and officers are principals of our sponsor;

•
the fact that each of our directors and officers presently has, and in the future may have, additional fiduciary or contractual obligations to other entities, pursuant to which such director or officer may be required to present a business combination opportunity;

•
the fact that our sponsor holds 7,270,000 private placement warrants to purchase 7,270,000 shares of our common stock purchased at a price of $1.00 per warrant in a private placement that closed simultaneously with the consummation of the IPO that would expire worthless if a business combination is not consummated by January 14, 2023;

•
the fact that upon the consummation of the merger, the dollar value of our sponsor’s aggregate interest in the post-merger company would be approximately $                    , based upon the closing price of our common stock of $ per share and the closing price of $                per publicly traded warrant (which we use for these purposes as a proxy for the value of the private placement warrants), in each case on the NYSE on             , 2022, the record date of the special meeting, comprised of 7,420,000 private placement warrants purchased at a price of $1.00 per warrant and 6,847,500 shares of our common stock purchased for an aggregate price of approximately $25,000, assuming conversion of $150,000 in borrowings under the promissory note to private placement warrants at a price of $1.00 per warrant;

•
the fact that our sponsor and certain of its affiliates can earn a positive rate of return on their investment, even if other ADEX stockholders experience a negative rate of return on their investment after the consummation of the merger;

•
the fact that our sponsor has agreed to waive its rights to liquidating distributions from the trust account with respect to its founder shares if ADEX fails to complete an initial business combination, including the merger, by January 14, 2023;

•
the fact that if the trust account is liquidated, including in the event ADEX is unable to complete an initial business combination by January 14, 2023, our sponsor has agreed that it will be liable to ADEX if and to the extent any claims by a third party (other than ADEX’s independent auditors) for services rendered or products sold to ADEX, or a prospective target business with which ADEX has discussed entering into a transaction agreement, reduce the amounts in the trust account to below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act;

•	the fact that one or more directors of ADEX will be a director of New GRIID;

•	the continued indemnification of ADEX’s current directors and officers and the continuation of ADEX’s directors’ and officers’ liability insurance after the merger;

•
the fact that our sponsor, officers, directors and their respective affiliates will not be reimbursed for any out-of-pocket
expenses from any amounts held in the trust account if an initial business combination is not consummated by January 14, 2023; and

•
the fact that upon the consummation of the merger, an entity affiliated with ADEX’s Chief Financial Officer, John D’Agostino, would be entitled to acceleration of receipt of a $400,000 cash payment from GRIID and acceleration of vesting of GRIID units it holds.

Additionally, our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors or waiver of corporate opportunity materially affected our search for a business combination. We are not aware of any such corporate opportunities not being offered to us and do not believe the renouncement of our interest in any such corporate opportunities impacted our search for an acquisition target.
Total Shares of New GRIID to be Issued in the Merger
Assuming there are no redemptions of our shares and that no additional shares are issued prior to completion of the merger, it is anticipated that, upon completion of the merger and related transactions, the ownership of New GRIID by our public stockholders, the initial stockholders and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 27,600,000 shares of common stock, representing 8.1% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 6,900,000 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, of which 6,832,500 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 89.9% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof, including any stockholder redemptions.
The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by ADEX’s existing stockholders in New GRIID following the merger will be different. For example, if we assume that all 13,800,000 IPO warrants and 7,270,000 private placement warrants were exercisable and exercised following completion of the merger and related transactions, then the ownership of ADEX by our public stockholders, the initial stockholders and the pre-merger
GRIID equity holders will be as follows:

•	The public stockholders would own 41,400,000 shares of common stock, representing 11.4% of New GRIID’s total outstanding shares of common stock;

•
The initial stockholders would own 14,170,000 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, of which 14,102,500 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, would be held by the sponsor; and

•	The pre-merger GRIID equity holders would own 308,100,000 shares of common stock, representing 84.7% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of ADEX’s securities is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date hereof. You should read “Unaudited Pro Forma Condensed Combined Financial Information” for further information.

Board of Directors of New GRIID Following the Merger
Upon the closing, assuming the election of each of the director nominees and re-nominees,
the board of directors of New GRIID will consist of the following seven directors: Cristina Dolan, David L. Shrier, Sharmila Kassam, James D. Kelly III, Neal Simmons, Sundar Subramaniam, and Tom Zaccagnino. See “Proposal No. 6—The Director Election Proposal.”
Information about the current ADEX directors and executive officers can be found in the section entitled “Information About ADEX.”
Redemption Rights
Pursuant to the current charter, we are providing the public stockholders with the opportunity to have their shares redeemed at the closing of the merger at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the merger, including interest (which interest will be net of taxes payable), divided by the number of then-outstanding shares of common stock included as part of the units sold in the IPO, subject to the limitations described in this proxy statement/prospectus. The per-share
amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. For illustrative purposes, based on the fair value of marketable securities held in the trust account as of                ,         , the record date for the special meeting, of $        , the estimated per share redemption price would have been approximately $        .
Public stockholders may elect to redeem their shares even if they vote for the merger proposal and the other transaction proposals.
The current charter provides that a public stockholder, acting together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a partnership, limited partnership, syndicate, or other group for purposes of acquiring, holding, or disposing of any shares of ADEX, will be restricted from exercising this redemption right with respect to more than 15% of the shares in the aggregate without the prior consent of ADEX. There will be no redemption rights with respect to our warrants. Our sponsor and initial stockholders have agreed, for no additional consideration, to waive their redemption rights with respect to their shares, including any shares they may have acquired after our IPO, in connection with the completion of the merger. Permitted transferees of our sponsor will be subject to the same obligations.
Additionally, shares properly tendered for redemption will only be redeemed if the merger is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the trust account (including interest but net of income taxes payable) in connection with the liquidation of the trust account or if we subsequently complete a different initial business combination on or prior to January 14, 2023, and such shares are tendered for redemption in connection with such different initial business combination.
We will pay the redemption price to any public stockholders who properly exercise their redemption rights promptly following the closing. The closing is subject to the satisfaction of a number of conditions. As a result, there may be a significant delay between the deadline for exercising redemption requests prior to the special meeting and payment of the redemption price. Any request to redeem shares, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the closing.
If you exercise your redemption rights, your shares will cease to be outstanding immediately prior to the merger and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of ADEX following the merger, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

Appraisal Rights
Neither ADEX stockholders nor ADEX warrant holders have appraisal rights in connection with the merger under the DGCL.
Vote Required for Approval
Approval of the merger proposal requires the affirmative vote of a majority of the outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the special meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote against the merger proposal. Broker non-votes
will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the merger proposal. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the merger proposal.
Approval of the merger proposal is conditioned upon the approval of each of the other condition precedent proposals.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 2—THE CHARTER AMENDMENT PROPOSAL
Overview
ADEX’s stockholders are being asked to approve and adopt, assuming the other condition precedent proposals are approved and adopted, the proposed charter, which, if approved, would take effect upon the closing, which is attached to this proxy statement/prospectus as Annex D.
If the merger proposal is approved and the merger is to be consummated, ADEX will adopt the proposed charter, which will:

•
upon completion of the merger, increase the authorized capital stock of ADEX from 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, to 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

•	provide that the board of directors of ADEX be divided into three classes with only one class of directors being elected each year and each class serving three-year terms;

•	provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the outstanding common stock entitled to vote thereon;

•
provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting;

•
change the stockholder vote required from the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon to the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend section 5.5 or Articles VI, VII, IX, or XII of the proposed charter; and

•
provide for certain additional changes, including, among other things, (a) changing the post-merger company’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and (b) removing certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger, all of which ADEX’s board of directors believes are necessary to adequately address the needs of the post-merger company.

Reasons for the Approval of the Charter Amendment Proposal
In the judgment of ADEX’s board of directors, the proposed charter is necessary to address the needs of New GRIID following the merger. In particular:

•
The proposed charter is intended to provide adequate authorized share capital to (a) accommodate the issuance of common stock in connection with the merger and pursuant to the incentive plan and the future conversion of outstanding warrants and (b) provide flexibility for future issuances of common stock and preferred stock if determined by New GRIID’s board of directors to be in the best interests of New GRIID without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

•
ADEX’s board of directors believes that the classification of the board of directors and limiting the ability of stockholders to remove directors other than for cause are in the best interest of the post-merger company because they are designed to assure the continuity and stability of New GRIID’s board of directors’ leadership and policies. A classified board and limitations on stockholders’ abilities to remove directors other than for cause ensure that at any given time a majority of the directors will have prior experience with New GRIID and, therefore, will be familiar with its business and operations. ADEX’s board of directors also believes that these provisions will assist New GRIID’s board of directors in protecting the interests of our stockholders in the event of an unsolicited offer to New GRIID’s board of directors by encouraging any potential acquiror to negotiate directly with New GRIID’s board of directors.

•
ADEX’s board of directors believes that limiting the ability of stockholders to act by written consent or to call a special meeting is appropriate to protect New GRIID from unwarranted attempts to gain corporate control. Prohibiting stockholders from taking action by written consent and calling a special meeting can limit unwarranted attempts to gain control by restricting stockholders from approving proposals unless such proposals are properly presented at a stockholder meeting called and held in accordance with the proposed charter and amended and restated bylaws. ADEX’s board of directors also believes that prohibiting stockholder action by written consent and stockholder-called special meetings are prudent corporate governance measures to reduce the possibility that a block of stockholders could take corporate actions without the benefit of a stockholder meeting called in accordance with the proposed charter and amended and restated bylaws to consider important corporate issues.

•
ADEX’s board of directors believes that a supermajority voting requirement to amend the proposed charter is appropriate to protect all stockholders of New GRIID against the potential self-interested actions by one or a few large stockholders after the merger. In reaching this conclusion, ADEX’s board of directors is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the merger. ADEX’s board of directors further believes that a supermajority voting requirement to amend the proposed charter encourages a person seeking control of New GRIID to negotiate with New GRIID’s board of directors to reach terms that are appropriate for all stockholders.

•
ADEX’s board of directors believes the proposed charter is appropriate to adequately update the current charter for the post-merger company, because it will eliminate obsolete language that will no longer be applicable following the consummation of the merger and make such other changes that are more appropriate for a public operating company.

Vote Required for Approval
Approval of the charter amendment proposal requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote against the charter amendment proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have the same effect as a vote against the charter amendment proposal. Failure to vote by proxy or to vote in person at the special meeting will have the same effect as a vote against the charter amendment proposal.
Approval of the charter amendment proposal is conditioned upon the approval of each of the other condition precedent proposals.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 3—THE ADVISORY CHARTER PROPOSALS
Overview
ADEX is asking its stockholders to vote, on a
non-binding
advisory basis, upon a proposal to approve certain governance provisions contained in the proposed charter. These proposals are being presented separately in accordance with SEC guidance and will be voted upon on an advisory basis and are not binding on ADEX or ADEX’s board of directors (separate and apart from the approval of the charter amendment proposal). In the judgment of ADEX’s board of directors, these provisions are necessary to adequately address the needs of the combined company. Furthermore, the merger is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the charter amendment proposal). Accordingly, regardless of the outcome of the non-binding
advisory vote on the advisory charter proposals, ADEX intends that the proposal will take effect upon consummation of the merger (assuming approval of the charter amendment proposal). For additional information on the charter amendment proposals, see the section entitled “Proposal No. 2—The Charter Amendment Proposal.”
Advisory Charter Proposals
The following table sets forth a summary of the governance provisions applicable to the advisory charter proposals. This summary is qualified by reference to the complete text of the proposed charter, a copy of which is attached to this proxy statement/prospectus as Annex D. All stockholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Proposal A – Changes in Share Capital	The current charter authorizes 101,000,000 shares, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock.	The proposed charter would authorize 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Advisory Proposal B – Classification of the Board of Directors	The current charter provides that the board of directors is divided into two classes with only one class of directors being elected each year and each class serving two-year terms.	The proposed charter provides that the board of directors is divided into three classes with only one class of directors being elected each year and each class serving three-year terms.

Advisory Proposal C – Required Vote for the Removal of Directors	The current charter does not contain provisions regarding the stockholder vote required to remove directors.	The proposed charter will provide that directors may be removed only for cause by the affirmative vote of the holders of at least 66 2 ⁄ 3 % of the outstanding common stock entitled to vote thereon.

Advisory Proposal D – Stockholder Actions	The current charter does not restrict stockholders’ ability to act by written consent or to call a special meeting.	The proposed charter will provide that any action required or permitted to be taken by the stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing and that stockholders may not call a special meeting.

Advisory Charter Proposal	Current Charter	Proposed Charter
Advisory Proposal E – Required Vote to Amend Certain Provisions of the Proposed Charter	The current charter provides that, with limited exceptions, the current charter may be amended upon receipt of the affirmative vote of the holders of at least a majority of the outstanding common stock entitled to vote thereon.	The proposed charter will change the stockholder vote required to the affirmative vote of the holders of at least 66
2
⁄
3
% of the voting power of the outstanding shares of capital stock entitled to vote thereon, voting together as a single class, to amend the proposed charter.

Advisory Proposal F – Changes in Connection with Adoption of the Proposed Charter	The current charter contains various provisions applicable only to blank check companies.	The proposed charter will change the post-merger company’s corporate name from “Adit EdTech Acquisition Corp.” to “GRIID Infrastructure Inc.” and remove certain provisions related to ADEX’s status as a blank check company that will no longer apply upon consummation of the merger.
Reasons for the Approval of the Advisory Charter Proposals
Advisory Charter Proposal A – Changes in Share Capital
The proposed charter is intended to provide adequate authorized share capital to (a) accommodate the issuance of common stock in connection with the merger and pursuant to the incentive plan and the future conversion of outstanding warrants and (b) provide flexibility for future issuances of common stock and preferred stock if determined by New GRIID’s board of directors to be in the best interests of the New GRIID without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.
Advisory Charter Proposal B – Classification of the Board of Directors
ADEX’s board of directors believes that the classification of the board of directors is in the best interest of the post-merger company because it is designed to assure the continuity and stability of New GRIID’s board of directors’ leadership and policies. A classified board ensures that at any given time a majority of the directors will have prior experience with New GRIID and, therefore, will be familiar with its business and operations. ADEX’s board of directors also believes that these provisions will assist New GRIID’s board of directors in protecting the interests of our stockholders in the event of an unsolicited offer to New GRIID’s board of directors by encouraging any potential acquiror to negotiate directly with New GRIID’s board of directors.
Advisory Charter Proposal C – Required Vote for the Removal of Directors
ADEX’s board of directors believes that limiting the ability of stockholders to remove directors other than for cause is in the best interest of the post-combination company because it is designed to assure the continuity and stability of New GRIID’s board of directors’ leadership and policies.
Advisory Charter Proposal D – Stockholder Actions
ADEX’s board of directors believes that limiting the ability of stockholders to act by written consent or to call a special meeting is appropriate to protect New GRIID from unwarranted attempts to gain corporate control.

Prohibiting stockholders from taking action by written consent and calling a special meeting can limit unwarranted attempts to gain control by restricting stockholders from approving proposals unless such proposals are properly presented at a stockholder meeting called and held in accordance with the proposed charter and amended and restated bylaws. ADEX’s board of directors also believes that prohibiting stockholder action by written consent and stockholder-called special meetings are prudent corporate governance measures to reduce the possibility that a block of stockholders could take corporate actions without the benefit of a stockholder meeting called in accordance with the proposed charter and amended and restated bylaws to consider important corporate issues.
Advisory Charter Proposal E – Required Vote to Amend Certain Provisions of the Proposed Charter
ADEX’s board of directors believes that a supermajority voting requirement to amend the proposed charter is appropriate to protect all stockholders of New GRIID against the potential self-interested actions by one or a few large stockholders after the merger. In reaching this conclusion, ADEX’s board of directors is cognizant of the potential for certain stockholders to hold a substantial beneficial ownership of shares of common stock following the merger. ADEX’s board of directors further believes that a supermajority voting requirement to amend the proposed charter encourages a person seeking control of New GRIID to negotiate with New GRIID’s board of directors to reach terms that are appropriate for all stockholders.
Advisory Charter Proposal F – Changes in Connection with Adoption of the Proposed Charter
ADEX’s board of directors believes the proposed charter is appropriate to adequately update the current charter for the post-merger company, because it will eliminate obsolete language that will no longer be applicable following the consummation of the merger and make such other changes that are more appropriate for a public operating company.
Vote Required for Approval
Approval, on an advisory basis, of the advisory charter proposals, requires the affirmative vote of a majority of the then-outstanding shares of common stock present, in person (online) or by proxy, and entitled to vote at the meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as votes cast and will have the same effect as a vote against the advisory charter proposals. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the advisory charter proposals. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the advisory charter proposals.
As discussed above, the advisory charter proposals are advisory votes and therefore are not binding on ADEX or ADEX’s board of directors. Furthermore, the merger is not conditioned on the separate approval of the advisory charter proposals (separate and apart from approval of the charter amendment proposal). Accordingly, regardless of the outcome of the non-binding
advisory vote on these proposals, ADEX intends that the proposed charter will take effect upon consummation of the merger (assuming approval of the charter amendment proposal).
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADVISORY CHARTER PROPOSALS.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 4—THE NYSE PROPOSAL
Overview
For purposes of complying with the NYSE Listing Rules 312.03(c) and (d), our stockholders are being asked to approve the issuance of an aggregate of 308,100,000 shares of common stock in the merger.
Under NYSE Listing Rule 312.03(c), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of common stock (or securities convertible into or exercisable for common stock) or (B) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities.
Under NYSE Listing Rule 312.03(d), stockholder approval is required when any issuance or potential issuance will result in a “change of control” of the issuer.
Pursuant to the merger agreement, we would issue shares of common stock to GRIID equity holders that will exceed 20% of the voting power outstanding before such issuance. As a result, ADEX is required to obtain stockholder approval of such issuance pursuant to the NYSE Listing Rule 312.03(c). In addition, the issuance of the shares of common stock to GRIID equity holders could be deemed to result in a change of control of ADEX. As a result, ADEX is required to obtain stockholder approval of such issuances pursuant to the NYSE Listing Rule 312.03(d).
Vote Required for Approval
Approval of the NYSE proposal requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date that are present, in person (online) or by proxy, and entitled to vote at the special meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have the same effect as a vote against the NYSE proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the NYSE proposal. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the NYSE proposal.
Approval of the NYSE proposal is conditioned upon the approval of each of the other condition precedent proposals.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE NYSE PROPOSAL.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 5—THE INCENTIVE PLAN PROPOSAL
Overview
ADEX’s stockholders are also being asked to approve and adopt the incentive plan. A total of                % of the outstanding shares of common stock of ADEX will be reserved for issuance under the incentive plan. Prior to the special meeting, ADEX’s board of directors will have approved the incentive plan, subject to stockholder approval at the special meeting. The proposed incentive plan is described in more detail below. The form of the incentive plan is attached to this proxy statement/prospectus as Annex E. If approved by ADEX’s stockholders, the incentive plan will be administered by the compensation committee of New GRIID’s board of directors or by a committee that the compensation committee of New GRIID’s board of directors designates for this purpose (referred to below as the plan administrator), which will have the authority to make awards under the incentive plan and determine the terms and conditions of those awards. In addition, ADEX’s board of directors is asking stockholders to approve the incentive plan.
ADEX’s board of directors believes that approving the incentive plan is in the best interests of ADEX. Once approved by ADEX’s board of directors, the incentive plan will promote ownership in New GRIID by New GRIID’s employees, directors and consultants, and will align incentives between these service providers and stockholders by permitting these service providers to receive compensation in the form of awards denominated in, or based on the value of, New GRIID’s common stock. Therefore, ADEX’s board of directors recommends that its stockholders approve the incentive plan.
The description of the incentive plan is qualified in its entirety by reference to the complete text of the incentive plan, which is attached to this proxy statement/prospectus as Annex E. ADEX’s board of directors is still in the process of developing, approving and implementing the incentive plan and, accordingly, there can be no assurance that the incentive plan will be implemented or will contain the terms described below. ADEX’s stockholders are being asked to approve the incentive plan as described, and as attached to this proxy statement/prospectus as Annex E. If the stockholders approve this proposal, ADEX intends to file, pursuant to the Securities Act, a registration statement on Form
S-8
to register the shares available for delivery under the incentive plan.
Background and Purpose of the Proposal
The incentive plan, if implemented, will be a broad-based plan under which ADEX may grant awards to all employees, including officers of ADEX and its subsidiaries, non-employee
members of ADEX’s board of directors and other service providers. ADEX’s board of directors believes that approval of the incentive plan will give New GRIID the flexibility to make stock-based grants and other awards permitted under the incentive plan over the next ten years in amounts determined appropriate by ADEX’s board of directors; however, this timeline is simply an estimate and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of the common stock, award levels and hiring activity over the next few years.
The ability to grant equity-based compensation awards is critical to attracting and retaining highly qualified individuals. ADEX’s board of directors believes that it is in the best interest of the stockholders for those individuals to have an ownership interest in New GRIID in recognition of their present and potential contributions and to align their interests with those of the future stockholders.
Summary of the Incentive Plan
Eligibility
Employees and consultants of New GRIID (also referred to herein as the “Company”) and its affiliates are eligible to receive awards under the incentive plan, including all of our executive officers and all other current and future employees and consultants.
Non-employee
directors (currently 6) are also eligible to receive awards under the incentive plan. Incentive stock options (“ISOs”), however, may only be granted to employees of the Company and its corporate subsidiaries.
Administration
We will bear all expenses of the incentive plan and our compensation committee will administer the plan. The compensation committee has the authority to grant awards to such eligible persons and upon such terms and conditions (not inconsistent with the provisions of the incentive plan) as it may consider appropriate. Among the compensation committee’s powers is the authority to (i) determine the form, amount and other terms and conditions of awards; (ii) clarify, construe or resolve any ambiguity in any provision of the incentive plan or any award agreement; (iii) amend the terms of outstanding awards, subject to the grantee’s consent in certain cases and the incentive plan’s prohibitions against repricing of awards without stockholder approval; and (iv) adopt such rules, forms, instruments and guidelines for administering the incentive plan as the compensation committee deems necessary or proper. The compensation committee may delegate any or all of its administrative authority to one or more of our officers, except with respect to awards to non-employee
directors and executive officers, including executive officers who are subject to Section 16 of the Exchange Act. Based on service, performance and/or other factors or criteria, the compensation committee may, after the grant of an award, accelerate the vesting of all or any part of the award. Notwithstanding the foregoing, any exercise of discretion regarding awards for non-employee
directors must be approved by our board of directors.
Share Counting Provisions
Shares of common stock covered by an award shall only be counted as used to the extent actually used. A share of common stock issued in connection with an award under the incentive plan shall reduce the total number of shares of common stock available for issuance under the incentive plan by one; provided, however, that, upon settlement of a stock appreciation right (“SAR”), the total number of shares available for issuance under the incentive plan shall be reduced by the gross number of shares underlying the portion of the SAR that is exercised. If any award under the incentive plan terminates without the delivery of shares of common stock, whether by lapse, forfeiture, cancellation or otherwise, the shares of common stock subject to such award, to the extent of any such termination, shall again be available for grant under the incentive plan. Notwithstanding the foregoing, upon the exercise of any such award granted in tandem with any other awards, such related awards shall be cancelled to the extent of the number of shares of common stock as to which the award is exercised, and such number of shares shall no longer be available for awards under the incentive plan. If any shares subject to an award granted under the incentive plan are withheld or applied as payment in connection with the exercise of such award or the withholding or payment of taxes related thereto or separately surrendered by the participant for any such purpose, such returned shares of common stock will be treated as having been delivered for purposes of determining the maximum number of shares remaining available for grant under the incentive plan and shall not again be treated as available for grant under the incentive plan. The number of shares available for issuance under the incentive plan may not be increased through the purchase of shares on the open market with the proceeds obtained from the exercise of any options or purchase rights granted under the incentive plan. Notwithstanding the foregoing, however, in the case of any substitute award granted in assumption of or in substitution for an equity award issued by an acquired entity, shares delivered or deliverable in connection with such substitute award shall not be counted against the number of shares reserved under the incentive plan (to the extent permitted by applicable stock exchange rules), and available shares of stock under a stockholder-approved plan of an acquired entity (as appropriately adjusted to reflect the transaction) also may be used for awards under the incentive plan, and shall not reduce the number of shares otherwise available under the incentive plan (subject to applicable stock exchange requirements).
If a dividend or other distribution (whether in cash, shares or other property) (excluding ordinary dividends or distributions), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up,
spin-off
or combination

involving us or the repurchase or exchange of shares of our common stock or other securities, or other rights to purchase shares of our securities or other similar transaction or event, affects our shares of common stock such that the compensation committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits (or potential benefits) provided to grantees under the incentive plan, the compensation committee shall make an equitable change or adjustment as it deems appropriate in the number and kind of securities that may be issued pursuant to awards under the incentive plan, the per individual limits on the awards that can be granted in any calendar year and any outstanding awards and the related exercise prices (as defined below) relating to any such awards, if any.
Share Limits
Under the terms of the incentive plan, the maximum number of shares of common stock reserved for delivery in settlement of awards shall be an aggregate of                shares of our common stock. The total number of shares of common stock that may be delivered pursuant to the exercise of ISOs granted under the incentive plan may not exceed                shares.
Generally, no grantee (other than a
non-employee
director) may be granted in a single calendar year awards under the incentive plan denoted in shares with respect to more than                shares (twice that limit for awards granted in the year in which the grantee (other than a non-employee
director) first commences employment or service). The maximum potential value of awards under the incentive plan denoted in dollars that may be granted in a single calendar year to any grantee (other than a non-employee
director) may not exceed $                (twice that limit for awards granted to a grantee (other than a non-employee
director) in the year in which the grantee first commences employment or service). A non-employee
director may not be granted awards under the incentive plan in a single calendar year that, taken together with any cash fees paid for the director’s service as a director during the year, exceeds $                in total value (calculating the value of such awards based on the grant date fair value for financial accounting purposes.
Types of Awards
The incentive plan permits the grant of any or all of the following types of awards to grantees: (i) stock options, including non-qualified
options and ISOs; (ii) SARs; (iii) restricted stock; (iv) deferred stock and restricted stock units; (v) performance units and performance shares; (vi) dividend equivalents; and (vii) other stock-based awards.
Generally, awards under the incentive plan are granted for no consideration other than prior and/or future services. Awards granted under the incentive plan may, in the discretion of the compensation committee, be granted alone or in addition to, in tandem with or in substitution for, any other award under the incentive plan or any other plan of ours; provided, however, that if a SAR is granted in tandem with an ISO, the SAR and ISO must have the same grant date and term, and the exercise price of the SAR may not be less than the exercise price of the related ISO. The material terms of each award will be set forth in a written or electronic award agreement between the grantee and the Company. The agreements will specify when the award may become vested, exercisable or payable. No right or interest of a participant in any award will be subject to any lien, obligation or liability of the participant. The laws of the State of Delaware govern the incentive plan. The incentive plan is unfunded, and we will not segregate any assets for grants of awards under the incentive plan. The incentive plan is not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
Other than awards excluded from the minimum vesting requirement as set forth herein, no award may be granted under the incentive plan that will be eligible to vest earlier than 12 months after the date of grant and/or have a performance period of less than 12 months. Notwithstanding the foregoing, awards that result in the issuance of an aggregate of up to 5% of the shares of our common stock available under the incentive plan may be granted without regard to such minimum vesting requirements. The foregoing restrictions do not limit the compensation committee’s authority to accelerate, or provide for the acceleration of, the vesting of all or any part of any award granted under the incentive plan.

Stock Options and SARs
The compensation committee is authorized to grant SARs and stock options (including ISOs, except that an ISO may only be granted to an employee of ours or one of our parent or subsidiary corporations). A stock option allows a grantee to purchase a specified number of our shares at a predetermined price per share (the “Option Exercise Price”) during a fixed period measured from the date of grant. A SAR entitles the grantee to receive the excess of the fair market value of a specified number of shares on the date of exercise over a predetermined exercise price per share (the “SAR Exercise Price”). The Option Exercise Price or SAR Exercise Price will be determined by the compensation committee and set forth in the award agreement, but neither may be less than the fair market value of a share on the grant date (110 percent of the fair market value in case of certain ISOs or SARs granted in tandem with certain ISOs).
The term of each option or SAR is determined by the compensation committee and set forth in the award agreement, except that the term may not exceed ten years (five years in case of certain ISOs or SARs granted in tandem with certain ISOs). Options may be exercised by payment of the purchase price through one or more of the following means: payment in cash (including personal check or wire transfer), or, with the approval of the compensation committee, by delivering shares of common stock previously owned by the grantee, by the withholding of shares of common stock to be acquired upon the exercise of such option or by delivering restricted shares of common stock. The compensation committee may also permit a grantee to pay the Option Exercise Price through the sale of shares acquired upon exercise of the option through a broker-dealer to whom the grantee has delivered irrevocable instructions to deliver sales proceeds sufficient to pay the purchase price to us. In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which an ISO may become exercisable for the first time during any calendar year cannot exceed $100,000; and if this limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as nonqualified options. No participant may be granted SARs in tandem with ISOs, which are first exercisable in any calendar year for shares of Company stock having an aggregate fair market value (determined as of the date of grant) that exceeds $100,000.
Restricted Shares
The compensation committee may award restricted shares consisting of shares of common stock which remain subject to a risk of forfeiture and may not be disposed of by grantees until certain restrictions established by the compensation committee lapse. The vesting conditions may be service-based (i.e., requiring continuous service for a specified period) or performance-based (i.e., requiring achievement of certain specified performance objectives) or both. Unless the award agreement eliminates such rights, a grantee receiving restricted shares will have the right to vote the restricted shares and to receive any dividends payable on such restricted shares if and at the time the restricted shares vest (such dividends to either be deemed reinvested into additional restricted shares subject to the same terms as the restricted shares to which such dividends relate or accumulated and paid in cash when the restricted shares vest). Upon termination of the grantee’s affiliation with us during the restriction period (or, if applicable, upon the failure to satisfy the specified performance objectives during the restriction period), the restricted shares will be forfeited as provided in the award agreement.
Restricted Stock Units and Deferred Stock
The compensation committee may also grant restricted stock unit awards and/or deferred stock awards. A deferred stock award is the grant of a right to receive a specified number of our shares of common stock at the end of specified deferral periods or upon the occurrence of a specified event. A restricted stock unit award is the grant of a right to receive a specified number of our shares of common stock upon lapse of a specified forfeiture condition (such as completion of a specified period of service or achievement of certain specified performance objectives). If the service condition and/or specified performance objectives are not satisfied during the restriction period, the award will lapse without the issuance of the shares underlying such award.
Restricted stock units and deferred stock awards carry no voting or other rights associated with stock ownership. Unless the agreement eliminates such rights, however, a grantee receiving restricted stock units or deferred stock will receive dividend equivalents with respect to restricted stock units or deferred stock, and such dividend equivalents will either be deemed to be reinvested in additional shares of restricted stock units or deferred stock subject to the same terms as the shares of restricted stock or deferred stock to which such dividend equivalents relate or accumulated and paid in cash only if the related restricted stock units or deferred stock becomes vested and payable.
Performance Units
The compensation committee may grant performance units, which entitle a grantee to cash or shares of common stock conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the compensation committee and reflected in the award agreement. The compensation committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Performance Shares
The compensation committee may grant performance shares, which entitle a grantee to a certain number of shares of common stock, conditioned upon the fulfillment of certain performance conditions and other restrictions as specified by the compensation committee and reflected in the award agreement. The compensation committee will determine the terms and conditions of such awards, including performance and other restrictions placed on these awards, which will be reflected in the award agreement.
Dividend Equivalents
The compensation committee is authorized to grant, either alone or in conjunction with any award other than stock options or SARs, dividend equivalents, which provide a grantee the right to receive payment equal to the dividends paid on a specified number of our shares. Dividend equivalents may be paid directly to grantees upon vesting or may be deferred for later delivery under the incentive plan. If deferred, such dividend equivalents may be credited with interest or may be deemed to be invested in our shares, other awards or in other property. No dividend equivalents may be granted in conjunction with any grant of stock options or SARs.
Other Stock-Based Awards
In order to enable us to respond to material developments in the area of taxes and other legislation and regulations and interpretations thereof, and to trends in executive compensation practices, the incentive plan also authorizes the compensation committee to grant awards that are valued in whole or in part by reference to or otherwise based on shares of our common stock. The compensation committee determines the terms and conditions of such awards, including consideration paid for awards granted as share purchase rights and whether awards are paid in shares or cash.
Performance-Based Awards
The compensation committee may require satisfaction of
pre-established
performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria, as a condition to awards being granted or becoming exercisable or payable under the incentive plan, or as a condition to accelerating the timing of such events. Any applicable performance measure may be applied on a pre-
or
post-tax
basis. An award that is intended to become exercisable, vested or payable on the achievement of performance conditions means that the award will not become exercisable, vested or payable solely on mere continued employment or service. However, such an award, in addition to performance conditions, may be subject to continued employment or service by the participant. Notwithstanding the foregoing, the vesting, exercise or payment of an award (other than a performance-based award) can be conditioned on mere continued employment or service.

Settlement of Awards
Awards generally may be settled in cash, shares of our common stock, other awards or other property, in the discretion of the compensation committee to the extent permitted by the terms of the incentive plan.
Change of Control
If there is a merger or consolidation of the Company with or into another corporation or a sale of substantially all of our shares or assets (a “Corporate Transaction”) that results in a Change in Control (as defined in the incentive plan), and the outstanding awards are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company), the compensation committee will cancel any outstanding awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the compensation committee accelerates the vesting of any such awards) and, with respect to any vested and nonforfeitable awards, the compensation committee shall either (i) allow all grantees to exercise options and SARs within a reasonable period prior to the consummation of the Corporate Transaction and cancel any outstanding options or SARs that remain unexercised upon consummation of the Corporate Transaction and/or (ii) cancel any or all of such outstanding awards (including options and SARs) in exchange for a payment (in cash, or in securities or other property) in an amount equal to the amount that the grantee would have received (net of the exercise price with respect to any options or SARs) if the vested awards were settled or distributed or such vested options and SARs were exercised immediately prior to the consummation of the Corporate Transaction. If an exercise price of the option or SAR exceeds the fair market value of our shares and the option or SAR is not assumed or replaced by the surviving company (or its parent company), such options and SARs will be cancelled without any payment to the grantee. If any other award is not vested immediately prior to the consummation of the Corporate Transaction, such award will be cancelled without any payment to the grantee. Additionally, outstanding time-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall vest and become non-forfeitable
upon a Change in Control; outstanding time-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall vest and become non-forfeitable
upon the grantee’s retirement, death, disability, or termination without cause or for “good reason” (as defined in the incentive plan), in each case within two years after the Change in Control. Outstanding performance-based awards that are not assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be prorated and vest at target; outstanding performance-based awards that are assumed by the surviving company (or its parent company) or replaced with economically equivalent awards granted by the surviving company (or its parent company) shall be converted into time-based awards at target and will become vested and non-forfeitable
upon the grantee’s retirement, death, disability, or termination without cause or for “good reason”, in each case within two years after the Change in Control. The foregoing actions are subject to compliance with Section 409A of the Code.
Amendment and Termination of the Incentive Plan
The incentive plan may be amended, suspended or terminated by our board of directors without further stockholder approval, unless such stockholder approval of any such amendment is required by law or regulation or under the rules of any stock exchange or automated quotation system on which our shares of common stock are then listed or quoted. An amendment will be contingent on approval of our stockholders if stockholder approval is required by applicable law or stock exchange listing standards, for example, any amendment to the incentive plan or any agreement that would (a) permit a repricing or decrease in the exercise price of any outstanding awards, (b) modify the requirements as to eligibility for participation in the incentive plan, or (c) increase the aggregate number of shares of common stock that may be issued under the incentive plan. In addition, subject to the terms of the incentive plan, no amendment or termination of the incentive plan may materially and adversely affect the right of a grantee under any outstanding award granted under the incentive plan without the participant’s consent.

Unless earlier terminated by our board of directors, the incentive plan will terminate when no shares of common stock remain reserved and available for issuance and no other awards remain outstanding or, if earlier, on the tenth anniversary of the adoption of the incentive plan by our board of directors.
Stockholder Rights
No grantee shall have any rights as a shareholder of New GRIID until such award is settled by the issuance of common stock, other than awards for which certain voting and dividend rights or dividend equivalents may be granted.
Transferability
Generally, an award is
non-transferable
except by will or the laws of descent and distribution, and during the lifetime of the grantee to whom the award is granted, the award may only be exercised by, or payable to, the grantee. However, the compensation committee may provide that awards other than ISOs or a corresponding SAR that is related to an ISO may be transferred by a grantee to any permitted transferee (as defined in the incentive plan). Any such transfer will be permitted only if (i) the grantee does not receive any consideration for the transfer, (ii) the compensation committee expressly approves the transfer and (iii) the transfer is on such terms and conditions as are appropriate for the permitted transferee. The holder of the transferred award will be bound by the same terms and conditions that governed the award during the period that it was held by the grantee, except that such transferee may only transfer the award by will or the laws of descent and distribution.
No Repricing
Notwithstanding any other provision of the incentive plan, no option or SAR may be amended to reduce the exercise or grant price nor cancelled in exchange for other options or SARs with a lower exercise or grant price or shares or cash, without stockholder approval.
Compliance with Applicable Law
No award shall be exercisable, vested or payable except in compliance with all applicable federal and state laws and regulations (including, without limitation, tax and securities laws), any listing agreement with any stock exchange to which our Company is a party, and the rules of all domestic stock exchanges on which New GRIID’s shares may be listed.
No Employment Rights
Awards do not confer upon any individual any right to continue in the employ or service of New GRIID or any affiliate or subsidiary.
Recoupment of Awards
The incentive plan provides that awards granted under the incentive plan are subject to any recoupment policy that we may have in place or any obligation that we may have regarding the clawback of “incentive-based compensation” under the Exchange Act or under any applicable rules and regulations promulgated by the SEC or other applicable law or the primary stock exchange on which our shares are listed.
Miscellaneous
Each grantee in the incentive plan remains subject to the securities trading policies adopted by our Company from time to time with respect to the exercise of options or SARs or the sale of shares of Company stock acquired pursuant to awards granted under the incentive plan. A grantee shall forfeit any and all rights under an award upon notice of termination by the Company or any affiliate for “Cause” as such term is defined in the incentive plan. Award agreements shall contain such other terms and conditions as the compensation committee may determine in its sole discretion (to the extent not inconsistent the incentive plan).
New Plan Benefits
The benefits that will be awarded or paid under the incentive plan are currently not determinable. The awards granted under the incentive plan will depend on the plan administrator’s actions and the fair market value of shares at various future dates and the plan administrator has not determined future awards or who might receive them. As a result, it is not possible to determine the benefits that executive officers and other employees and non-employee
directors and consultants will receive if the incentive plan is approved by the stockholders.
Federal Income Tax Consequences
The following is a brief summary of certain of the U.S. federal income tax consequences of certain transactions under the incentive plan based on the law in effect as of the date of this proxy statement/prospectus. This summary, which is presented for the information of stockholders considering how to vote on this proposal, is not intended to be exhaustive. It does not describe federal taxes other than income taxes (such as Medicare and Social Security taxes) or foreign, state, or local tax consequences. Nor does it describe tax consequences based on particular circumstances. Each grantee in the incentive plan should refer to the text of the plan set forth in Annex E and consult with his or her own tax advisor as to specific questions relating to tax consequences of participation in the plan.
Nonqualified Stock Options
. The grant of a nonqualified stock option will not be a taxable event. The optionee generally will recognize ordinary income upon exercise of the option, in an amount equal to the excess of the fair market value of the shares received at the time of exercise (including option shares withheld by us to satisfy tax withholding obligations) over the exercise price of the option, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “IRC”) or any other tax rule. Upon disposition of the shares received upon exercise, the optionee will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the optionee upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the optionee’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the option was exercised).
ISOs
. Generally, neither the grant nor the exercise of an ISO will be a taxable event for regular tax purposes, except that the alternative minimum tax may apply to the exercise. The optionee will recognize long-term capital gain or loss on a disposition of shares acquired upon exercise of the option provided the optionee does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the optionee. For purposes of determining such gain or loss, the optionee’s basis in such shares will, in general, be the exercise price of such option. If the optionee satisfies both of the holding periods described above, then New GRIID will not be allowed a deduction by reason of the exercise of the option. If the optionee disposes of the shares acquired upon exercise before satisfying both of the holding period requirements discussed above (a “disqualifying disposition”), his or her gain recognized on the disqualifying disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or, if less, the amount realized upon the disposition of the shares) and the exercise price of such option, and New GRIID will generally be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. The gain (if any) in excess of the amount recognized as ordinary income on a disqualifying disposition will be taxed as a long-term or short-term capital gain, depending upon the length of time the recipient held the shares.
SARs
. The grant of a SAR will not be a taxable event. The recipient of a SAR generally will recognize ordinary income upon exercise of the SAR, in an amount equal to the excess of the fair market value of the exercised shares at the time of exercise (including shares withheld by us to satisfy tax withholding obligations) over the exercise or base price of the SAR, and generally the Company will be allowed a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. Upon disposition of any shares received upon exercise, the recipient will recognize long-term or short-term capital gain or loss, depending upon the length of time he or she held such shares. The amount of long-term or short-term capital gain or loss recognized by the recipient upon disposition of the shares will be an amount equal to the difference between the amount realized on the disposition and the recipient’s basis in the shares (which basis is ordinarily the fair market value of the shares on the date the SAR was exercised).
Restricted Shares
. The grant of restricted stock will not be a taxable event until the award vests, unless the participant timely files an election under Section 83(b) of the IRC to be taxed at the time of grant. If the recipient makes such an election, he or she will recognize ordinary income equal to the fair market value of the shares at the time of purchase or grant less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss, and any dividends paid after the date of grant will be taxed as dividend income. If the recipient does not make an 83(b) election, the recipient will, upon vesting, recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any), and any dividends that accrue and become vested similarly will be taxed as ordinary wage income. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The Company will generally be allowed a deduction for the compensation income recognized by the recipient, subject to any limitations under Section 162(m) or any other tax rule.
Restricted Stock Units, Deferred Stock, Performance Units and Performance Shares
. The grant of an award of restricted stock units (including deferred stock, performance shares, and/or performance units) will not be a taxable event. The recipient of the award generally will recognize ordinary compensation income in an amount equal to the fair market value of the shares of common stock received (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents), and generally the Company will be entitled to a deduction in this amount, subject to any limitations under Section 162(m) of the IRC or any other tax rule. A recipient’s basis for determining gain or loss on a subsequent disposition of these shares of common stock will be the amount the recipient must include in income with respect to the shares. Any gain or loss recognized on a disposition of the shares of common stock generally will be short-term or long-term capital gain or loss, depending on the length of time the recipient holds the shares. A recipient who makes a proper election to defer the settlement of restricted stock units will not recognize income with respect to the restricted stock units, and the Company will not be entitled to a corresponding deduction, until the end of the deferral period. At the end of the deferral period, the recipient will recognize ordinary compensation income, and the Company will be entitled to a corresponding deduction, subject to any limitations under Section 162(m) of the IRC or any other tax rule, equal to the fair market value of the shares of common stock issued at that time (or the amount of any cash payment made in lieu of shares or upon the vesting and payment of any dividend equivalents).
Other Stock-Based Awards
. In the case of an award of dividend equivalent rights or other stock-based, the recipient will generally recognize ordinary income in an amount equal to the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the IRC.
Consequences of Failing to Approve the Proposal
The incentive plan will not be implemented unless approved by the stockholders. If the incentive plan is not approved by the stockholders, the incentive plan will not be adopted and no awards will be granted thereunder. Instead, New GRIID may elect to provide compensation through other means, such as cash-settled awards or other cash compensation, to assure that New GRIID and its subsidiaries can attract and retain qualified personnel.

Vote Required for Approval
Approval of the incentive plan proposal requires the affirmative vote of a majority of the outstanding shares of common stock as of the record date that are present, in person (online) or by proxy, and entitled to vote at the special meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have the same effect as a vote against the incentive plan proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the incentive plan proposal. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the incentive plan proposal.
Approval of the incentive plan proposal is conditioned upon the approval of each of the condition precedent proposals.
Recommendation of the Board of Directors
ADEX’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ADEX’S STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 6—DIRECTOR ELECTION PROPOSAL
Overview
Our board of directors has
(i) re-nominated
our current directors David L. Shrier and Sharmila Kassam; and (ii) nominated James D. Kelly III, Neal Simmons, Sundar Subramaniam, Tom Zaccagnino and Cristina Dolan, to serve terms as Class I, Class II, and Class III directors on our board of directors until the 2023, 2024, and 2025 annual meetings of stockholders, respectively, or until such directors’ successors are duly elected and qualified, or until their earlier death, disqualification, resignation or removal. Each of the re-nominated
and nominated individuals meet the director qualification and eligibility criteria of the Nominating and Corporate Governance Committee of the board of directors of ADEX. Holders of ADEX common stock are being asked to re-elect
current directors of ADEX David L. Shrier and Sharmila Kassam and to elect James D. Kelly III, Neal Simmons, Sundar Subramaniam, Tom Zaccagnino, and Cristina Dolan to our board of directors.
For more information on the experience of each of the director nominees, please see the section entitled “Management After the Merger” elsewhere in this proxy statement/prospectus.
New Nominees for Election to the Board of Directors
James D. Kelly III, Neal Simmons, Sundar Subramaniam, Tom Zaccagnino, and Cristina Dolan.
Directors Nominated to Continue in Office
David L. Shrier and Sharmila Kassam.
Interests of ADEX’s Directors and Officers in the Director Election Proposal
When you consider the recommendation of the board of directors of ADEX in favor of approval of the director election proposal, you should keep in mind that certain of ADEX’s directors may have interests that are different from, or in addition to, your interests as a stockholder or warrantholder, including, among other things, the existence of financial and personal interests. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for further discussion.
Vote Required for Approval
The election of each of the director nominees pursuant to the director election proposal requires the affirmative vote of a plurality of the votes cast at the special meeting. Abstentions, while considered present for the purposes of establishing a quorum, will have no effect on the outcome of the vote on the director election proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the director election proposal. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the director election proposal.
The director election proposal is conditioned upon the approval of each of the condition precedent proposals.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

PROPOSAL NO. 7—THE ADJOURNMENT PROPOSAL
Overview
Our stockholders are being asked to approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the condition precedent proposals at the special meeting.
If the adjournment proposal is not approved by ADEX’s stockholders, the board of directors may not be able to adjourn the special meeting to a later date in the event that there are insufficient votes to approve any of the condition precedent proposals at the special meeting. In such event, the merger would not be completed. If we do not complete the merger and fail to complete an initial business combination by January 14, 2023, unless ADEX submits and its stockholders approve an extension of such date, we will be required to dissolve and liquidate the trust account by returning the then remaining funds in such account to the stockholders.
Vote Required for Approval
The approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock as of the record date that are present, in person (online) or by proxy, and entitled to vote at the meeting. Abstentions, while considered present for the purposes of establishing a quorum, will not count as a vote cast and will have the same effect as a vote against the adjournment proposal. Broker non-votes will not be considered present for the purposes of establishing a quorum and will have no effect on the outcome of the vote on the adjournment proposal. Failure to vote by proxy or to vote in person at the special meeting will have no effect on the outcome of the vote on the adjournment proposal.
The adjournment proposal is not conditioned upon the approval of any other proposal.
Recommendation of the Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.
The existence of financial and personal interests of ADEX’s directors may result in a conflict of interest on the part of one or more of the directors between what they may believe is in the best interests of ADEX and its stockholders and what they may believe is best for themselves in determining to recommend that stockholders vote for the proposals. See the section entitled “Proposal No. 1—The Merger Proposal—Interests of Certain Persons in the Merger” for a further discussion.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The following unaudited pro forma condensed combined financial information is provided to you to aid in your analysis of the financial aspects of the merger as described in the merger agreement and elsewhere in this proxy statement/prospectus. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X
as amended by the final rule, Release
No. 33-10786
“Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The following unaudited pro forma condensed combined balance sheet of GRIID at December 31, 2021 and the unaudited pro forma condensed combined statements of operations of GRIID for the years ended December 31, 2021 and 2020 present the combination of the financial information of ADEX and GRIID and its subsidiaries after giving effect to the merger and related adjustments described in the accompanying notes. See the accompanying notes to the unaudited condensed combined pro forma financial information for a discussion of assumptions made.
The unaudited pro forma condensed combined statements of operations are for the year ended December 31, 2021 and 2020 for GRIID and the period from inception to December 31, 2021 for ADEX. Such financial statements give pro forma effect to the merger and related adjustments described in the accompanying notes (the “Pro Forma Transactions”) as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet at December 31, 2021 gives effect to the Pro Forma Transactions as if they were completed on December 31, 2021.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•	ADEX’s audited consolidated financial statements as of and for the periods ended December 31, 2021 and 2020, and the related notes, which are included elsewhere in this proxy statement/prospectus;

•	GRIID’s audited financial statements as of and for the years ended December 31, 2021 and 2020 and the related notes, which are included elsewhere in this proxy statement/prospectus; and

•
other information related to ADEX and GRIID included elsewhere in this proxy statement/prospectus, including sections entitled
“Management’s Discussion and Analysis of Financial Condition and Results of Operations of ADEX
” and
“Management’s Discussion and Analysis of Financial Condition and Results of Operations of GRIID”
and other financial information.

Description of the Transaction
On November 29, 2021, ADEX entered into the merger agreement with GRIID and Merger Sub pursuant to which, subject to the terms and conditions contained therein, Merger Sub will merge with and into GRIID with GRIID being the surviving entity and a subsidiary of New GRIID. On December 23, 2021, ADEX, GRIID and Merger Sub entered into an amendment to the merger agreement.
Parties to the Merger
ADEX
ADEX is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Units of ADEX, common stock originally sold as part of the units, and warrants originally sold as part of the units are currently listed on the NYSE under the symbols “ADEX.U,” “ADEX” and “ADEX.WS,” respectively, and began separately trading on March 3, 2021. Upon the closing of the merger, New GRIID intends to apply to continue the listing of the common stock and warrants on NYSE under the symbols “GRDI” and “GRDI.WS,” respectively. Units of New GRIID will not be listed following the closing.
Merger Sub
Merger Sub is a Delaware limited liability company and wholly owned direct subsidiary of ADEX formed on November 24, 2021. In the merger, Merger Sub will merge with and into GRIID, and the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the merger will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of ADEX.
GRIID
GRIID is an emerging American infrastructure company in the bitcoin mining sector. GRIID employs a vertically integrated self-mining strategy to develop and operate U.S.-based mining facilities that generate bitcoin. GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any other cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. As of the date of this proxy statement/prospectus, GRIID has 48MW of available electrical capacity in its New York facility and its two Tennessee facilities, and GRIID believes that it is well-positioned to grow its capacity to 734MW by the end of 2023. GRIID’s mining operations currently utilize ASICs manufactured by two leading companies, Bitmain and MicroBT. GRIID recently entered into a supply agreement with Intel, which will provide an additional source of supply of ASICs. GRIID has begun the process of developing a carbon-free focused power pipeline including 1300MW of power capacity subject to memoranda of understanding and letters of intent, land acquisition, and infrastructure procurement. GRIID’s existing facilities utilize approximately 74% carbon-free power, and expects that its facilities will utilize approximately 79% carbon-free power by the end of 2022 and more than 90% carbon-free power by the end of 2023, respectively. These carbon-free levels are based solely on generation type and not from offsets or carbon credits.
The Merger
At the closing, the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in post-merger GRIID and each limited liability company membership unit of GRIID issued and outstanding immediately prior to the effective time of the merger will automatically be converted into and become the right to receive such unit’s share, as determined in accordance with the merger agreement, of 308,100,000 shares of ADEX common stock.
The merger consideration to be issued to the GRIID equity holders at the closing of the merger pursuant to the merger agreement will have a value of $3,081,000,000 (assuming that the trading price of common stock at the closing will be $10.00 per share) and will be paid in shares of ADEX common stock.
Assuming there are no redemptions of shares of ADEX common stock and that no additional shares of ADEX common stock are issued prior to completion of the merger, it is anticipated that, upon completion of the merger and related transactions, the ownership of New GRIID by the public stockholders, the initial stockholders of ADEX and the pre-merger
GRIID equity holders will be as follows:

•	the public stockholders would own 27,600,000 shares of New GRIID common stock, representing 8.1% of New GRIID’s total outstanding shares of common stock;

•
the initial stockholders would own 6,900,000 shares of New GRIID common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, of which 6,832,500 shares of common stock, representing 2.0% of New GRIID’s total outstanding shares of common stock, would be held by the Sponsor; and

•	the pre-merger GRIID equity holders would own 308,100,000 shares of New GRIID common stock, representing 89.9% of New GRIID’s total outstanding shares of common stock.
The description above of the ownership of New GRIID common stock is accurate as of the date of filing of this proxy statement/prospectus. The description above does not take into account any transactions that may be entered into after the date of this proxy statement/prospectus, including any stockholder redemptions.
The ownership percentages set forth above do not take into account any warrants that will be outstanding as of the closing and may be exercised thereafter. If the actual facts are different than these assumptions, the percentage ownership retained by ADEX’s existing stockholders in New GRIID following the merger will be different. For example, if we assume that all 13,800,000 public warrants and 7,270,000 private placement warrants were exercisable and exercised following completion of the merger and related transactions, then the ownership of New GRIID by the public stockholders, the initial stockholders of ADEX and the pre-merger
GRIID equity holders will be as follows:

•	the public stockholders would own 41,400,000 shares of New GRIID common stock, representing 11.4% of New GRIID’s total outstanding shares of common stock;

•
the initial stockholders would own 14,170,000 shares of New GRIID common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, of which 14,102,500 shares of common stock, representing 3.9% of New GRIID’s total outstanding shares of common stock, would be held by the Sponsor; and

•	the pre-merger GRIID equity holders would own 308,100,000 shares of New GRIID common stock, representing 84.7% of New GRIID’s total outstanding shares of common stock.
The preceding description of the ownership of New GRIID common stock is accurate as of the date of filing of this proxy statement/prospectus. The preceding description does not take into account any transactions that may be entered into after the date of this proxy statement/prospectus.
In connection with the closing, New GRIID, the initial stockholders of ADEX and certain GRIID members will enter into the investor rights agreement to provide for certain registration rights related to the shares of ADEX common stock and private placement warrants of ADEX. New GRIID will agree to, among other things, file within 30 days of closing a resale shelf registration statement covering the resale of all registrable securities under the investor rights agreement.
Accounting for the Merger
The merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ADEX is treated as the acquired company and GRIID is treated as the acquiror for financial statement reporting purposes since (i) following the merger, New GRIID will be governed by a board of directors consisting of four members that are initially appointed by GRIID and three initially that are appointed by ADEX; (ii) the existing GRIID equity holders are expected to represent a majority of the voting power of New GRIID; (iii) GRIID’s operations prior to the merger will constitute the only ongoing operations of New GRIID; (iv) GRIID’s senior management will represent a majority of the senior management of New GRIID; and (v) GRIID is significantly larger than ADEX in terms of revenue, total assets (excluding cash) and employees. Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of GRIID with the acquisition being treated as the equivalent of GRIID issuing shares for the net assets of ADEX, accompanied by a recapitalization. The net assets of ADEX will be stated at historical cost, with no goodwill or other intangible assets recorded.

Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what GRIID’s financial condition or results of operations would have been had the merger occurred on the dates indicated. Further, the unaudited pro forma combined financial information also may not be useful in predicting the future financial condition and results of operations of New GRIID. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of any anticipated synergies, operating efficiencies or cost savings that may result from the Pro Forma Transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Pro Forma Transactions as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information contained herein assumes that the ADEX stockholders approve the merger. Pursuant to ADEX’s current charter, the public stockholders of ADEX may elect to redeem their public shares upon the closing for cash equal to their pro rata share of the aggregate amount on deposit in the trust account as of two business days prior to the consummation of the merger, including interest not previously released to ADEX to pay its franchise and income taxes, even if they approve the merger. ADEX cannot predict how many of its public stockholders will exercise their right to have their shares of ADEX common stock redeemed for cash. Therefore, the unaudited pro forma condensed combined financial statements present two redemption scenarios as follows:

•	No Redemptions: This scenario assumes that none of ADEX’s public stockholders will exercise their redemption rights with respect to their ADEX common stock upon consummation of the merger.

•
Maximum Redemptions:
This scenario assumes 27,600,000 shares of ADEX common stock held by public stockholders of ADEX are redeemed for an aggregate payment of approximately $276.0 million (based on the estimated per share redemption price of approximately $10.00 per share) from the trust account.

Other than the $5,000,001 net tangible asset requirement and the limitation on any group redeeming in excess of 15% of ADEX’s total outstanding shares described elsewhere in this proxy statement/prospectus, ADEX has no specified maximum redemption threshold under its current charter.
The actual results will be within the parameters described by the two scenarios. However, there can be no assurance regarding that either of the two scenarios will equal the actual results.

The following summarizes the pro forma number of New GRIID common stock valued at $10.00 per share as of immediately following the closing under each of these scenarios, including the potential dilutive effect of the exercise or vesting of warrants:

	Assuming No Redemptions	Assuming Maximum Redemptions
ADEX Sponsor Shares	6,832,500	6,832,500
ADEX Public Shares	27,667,500	—
GRIID Stockholders	308,100,000	308,100,000

Total Shares Outstanding at Closing	342,600,000	314,932,500

Potentially Dilutive Shares:
Conversion of Related Party Payables (converted into warrants at a strike price of $11.50)	—	—
Public Warrants (strike price of $11.50)	—	—
Private Warrants (strike price of $11.50)	—	—

Total Pro Forma Fully Diluted Shares	342,600,000	314,932,500

Unaudited Pro Forma Condensed Combined Balance Sheet
December 31, 2021
(dollars in thousands)

			(Assuming No Redemption Scenario)			(Assuming Maximum Redemptions Scenario)
	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (Note 2)			Pro Forma Combined	Additional Transaction Accounting Adjustments (Note 2)			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	462	609	246,015	(A	)	247,086	(276,000)	(J	)	—
							28,914	(P	)
Other receivables	—	374	—			374	—			374
Cryptocurrencies	—	15,050	—			15,050	—			15,050
Operating lease right-of-use asset, current	—	60	—			60	—			60
Finance lease - right-of-use asset, current	—	20	—			20	—			20
Prepaid expenses and other current assets	265	208	—			473	—			473

Total current assets	727	16,321	246,015			263,063	(247,086)			15,977
Cash and securities held in trust account	276,115	—	(276,115)	(B	)	—	—			—
Property and equipment, net	—	21,102	—			21,102	—			21,102
Operating lease right-of-use asset, current	—	1,289	—			1,289	—			1,289
Right-of-use asset-finance lease	—	241	—			241	—			241
Other non-current assets	15	10,519	—			10,534	—			10,534

Total assets	276,857	49,472	(30,100)			296,229	(247,086)			49,143

LIABILITIES, COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities
Accounts payable	—	1,115	—			1,115	—			1,115
Accrued offering costs and expenses	3,153	—	—			3,153	—			3,153
Accrued expenses and other current liabilities	—	2,162	—			2,162	—			2,162
Due to related party	19	—	—			19	—			19
Promissory note-related party	150	—	(150)	(I	)	—	—			—

Total current liabilities	3,322	3,277	(150)			6,449	—			6,449
Deferred underwriting discount	9,660	—	(9,660)	(E	)	—	—			—
Warrant liability	5,044	29,820	—			34,864	—			34,864
U.S. dollar notes payable, net	—	30,043	—			30,043	28,914	(P	)	58,957
Lender fee payable	—	8,000	—			8,000	—			8,000
Payable to lessor-construction in progress	—	411	—			411	—			411
Unearned grant revenue	—	195	—			195	—			195
Deferred tax liability	—	655	—			655	—			655
Operating lease liability	—	1,209	—			1,209	—			1,209
Finance lease liability	—	433	—			433	—			433

Total liabilities	18,026	74,043	(9,810)			82,259	28,914			111,173
Commitments and contingencies
Common stock subject to possible redemption	276,000	—	(276,000)	(C	)	—	—			—
Stockholders’ equity (deficit)
Common stock	1	—	(1)	(F	)	34	(3)	(J	)	31
			34	(H	)
Class A Units (1,740,000 units authorized, issued and outstanding)	—	2,168	(2,168)	(G	)	—	—			—
Class B Units (8,360,000 units authorized, 8,160,000 units issued and outstanding)	—	200	(200)	(G	)	—	—			—
Class C Units (2,500,000 units authorized, 2,418,000 issued, 749,598 outstanding)	—	—	—			—	—			—
Additional paid-in capital	—	—	276,000	(C	)	278,485	(275,997)	(J	)	2,488
			2,368	(G	)
			150	(I	)
			(34)	(H	)
			1	(F	)
Accumulated deficit	(17,170)	(26,939)	(20,440)	(D	)	(64,549)				(64,549)

Total stockholders’ (deficit) equity	(17,169)	(24,571)	(20,290)			213,970	(276,000)			(62,030)

Total liabilities, common stock subject to possible redemption and stockholders’ equity	276,857	49,472	(30,100)			296,229	(247,086)			49,143

Unaudited Pro Forma Condensed Combined Statement of Operation
For the Year Ended December 31, 2021
(amounts in thousands, except share and per share amounts)

			(Assuming No Redemption Scenario)				(Assuming Maximum Redemptions Scenario)
	Adit (Historical)	GRIID (Historical)	Transaction Accounting Adjustments (Note 2)			Pro Forma Combined	Additional Transaction Accounting Adjustments (Note 2)			Pro Forma Combined
Revenue	—	30,826	—			30,826	—			30,826
Expenses
Operating expenses	—	27,548	(2,376)	(D	)	25,172	—			25,172
Formation and operating costs	3,704	—	—			3,704	—			3,704

Total operating expenses	3,704	27,548	(2,376)			28,876	—			28,876
Gain on disposal of property and equipment	—	956	—			956	—			956

Operating (loss) income	(3,704)	4,234	2,376			2,906	—			2,906
Other income (expense)
Realized gain on sale of cryptocurrency	—	16,451	—			16,451	—			16,451
Realized loss on the change in fair value of cryptocurrency notes payable	—	(7,108)	—			(7,108)	—			(7,108)
Gain (loss) on change in fair value of warrant liability	956	(586)	—			370	—			370
Loss on extinguishment of debt	—	(19,824)	—			(19,824)	—			(19,824)
Gain on paycheck protection program loan forgiveness	—	193	—			193	—			193
Other income, net of other expense	115	11	(115)	(K	)	11	—			11
Interest expense, net of interest income	—	(4,231)	—			(4,231)	(2,602)	(R	)	(6,833)

Total other income (expense)	1,071	(15,094)	(115)			(14,138)	(2,602)			(16,740)

Net (loss) income before taxes	(2,633)	(10,860)	2,261			(11,232)	(2,602)			(13,834)
Income tax expense (credit)	—	775	591	(L	)	1,366	(680)	(R	)	686

Net (loss) income	(2,633)	(11,635)	1,670			(12,598)	(1,922)			(14,520)

Weighted average shares outstanding, basic and diluted				(M	)	342,600,000				314,932,500
Net income per share, basic and diluted				(M	)	$(0.04)				$(0.05)

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements
Note 1—Basis of Presentation
The merger will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ADEX is treated as the acquired company for financial reporting purposes, in accordance with the Financial Standards Board’s Accounting Standards Codification Topic 805,
“Business Combinations”
(“ASC 805”). Accordingly, for accounting purposes, the financial statements of the combined company will represent a continuation of the consolidated financial statements of GRIID with the acquisition being treated as the equivalent of GRIID issuing shares for the net assets of ADEX, accompanied by a recapitalization. The net assets of GRIID and ADEX will be stated at historical cost, with no goodwill or other intangible assets recorded.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the merger.
The unaudited pro forma condensed combined balance sheet at December 31, 2021 assumes that the merger occurred on December 31, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 gives pro forma effect to the merger as if it had been completed on January 1, 2020.
The unaudited pro forma condensed combined balance sheet at December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	ADEX’s audited balance sheet at December 31, 2021, and the related notes for the year ended December 31, 2021, included elsewhere in this proxy statement/prospectus; and

•	GRIID’s audited consolidated balance sheet as of December 31, 2021, and the related notes for the year ended December 31, 2021 included elsewhere in this proxy statement/prospectus.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	ADEX’s audited statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus; and

•	GRIID’s audited consolidated statement of operations for the year ended December 31, 2021 and the related notes included elsewhere in this proxy statement/prospectus.
Note 2—Accounting Policies
Based on an initial analysis in preparation for the merger, management did not identify any differences between the two entities’ accounting policies that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies. Upon consummation of the merger, management will perform a comprehensive review of the two entities’ accounting policies, and as a result of the comprehensive review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of New GRIID.
Note 3 —Transaction Accounting Adjustments
The following describes the transaction accounting adjustments included in the unaudited pro forma financial statements presented herein, as of December 31, 2021 and for the years ended December 31, 2021 and 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet for the Year ended December 31, 2021
The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2021 are as follows:

(A)	To reflect the net cash proceeds from the business combination as follows (in thousands):

Release of trust account	$276,115	(B	)
Payment of transaction expenses	(20,440)	(D	)
Payment of deferred underwriting fee payable	(9,660)	(E	)

Cash	$246,015

(B)	Reflects the liquidation and reclassification of cash and investments held in the trust account that becomes available for general use by GRIID following the merger.

(C)	Reflects the transfer of ADEX’s approximately $276 million common stock subject to possible redemptions balance as of December 31, 2021 to permanent equity.

(D)
Reflects payment of estimated total transaction costs of approximately $20.4 million, of which $2.4 million had been accrued as of December 31, 2021. Transaction costs includes legal, financial advisory and other professional fees related to the merger.

(E)	Reflects the settlement of $9.7 million of deferred underwriting fees incurred during ADEX’s IPO that are contractually due upon completion of the merger.

(F)	Reflects the elimination of ADEX’s common stock balances into additional paid in capital.

(G)	Represents the elimination of GRIID Class A Units and Class B Units and the related issuance of common shares to such unitholders.

(H)	Reflects the issuance of 342,600,000 share of common stock issued in connection with the closing of the transaction.

(I)	Reflects the conversion of $150,000 of promissory notes into 150,000 warrants with a strike price of $11.50 to acquire ADEX common stock.

(J)	Assumes 27,600,000 shares of common stock held by ADEX’s public stockholders are redeemed for an aggregate payment of approximately $276,000,000.

(P)	Represents borrowings in U.S. dollar note payable to satisfy maximum redemption request.
Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year ended December 31, 2021
The pro forma adjustments included in the unaudited pro forma statement of operations for the year ended December 31, 2021 are as follows:

(K)	Removes interest income related to cash and investments held in the trust account

(L)
Represents income tax provisions (expense) as of and for the year ended December 31, 2021. The pro forma income tax provisions (expense) were calculated with a blended income tax provision of 26.135% which is based upon an effective federal income tax rate of 21% and state income tax rate of 6.5%.

(M)
Represents the net income per share calculated using the weighted average shares outstanding and the issuance of additional New GRIID shares of common stock in connection with the Pro Forma Transactions, assuming that the shares were outstanding since January 1, 2021. As the Pro Forma

Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for net income per share assumes that the shares issuable related to the Pro Forma Transactions have been outstanding for the entire period presented. Basic and diluted net income per share are presented as the same amounts, as the assumed price per share is less than the warrant strike price, and accordingly, they are assumed not to be dilutive.
(R)	Represents interest for the period from January 1, 2021 to December 31, 2021, and the related tax benefit, on borrowings made to satisfy full redemption request (see footnote (P)).

INFORMATION ABOUT ADEX
Introduction
ADEX is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Initial Public Offering and Concurrent Private Placement
On January 14, 2021, ADEX completed its IPO of 24,000,000 units. Each unit consists of one share of common stock, and one-half
of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to ADEX’s registration statements on Form
S-1.
The units were sold at an offering price of $10.00 per unit, resulting in gross proceeds to ADEX of $240,000,000. On January 14, 2021, simultaneously with the consummation of the IPO, ADEX completed a private placement of an aggregate of 6,550,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds to ADEX of $6,550,000.
On January 15, 2021, the underwriters in the IPO exercised their over-allotment option in full, and on January 19, 2021, the underwriters purchased an additional 3,600,000 units at an offering price of $10.00 per unit, resulting in gross proceeds to ADEX of $36,000,000. Simultaneously with the closing of the sale of additional units, ADEX sold an additional 720,000 warrants at a price of $1.00 per warrant, generating gross proceeds of $720,000. As of January 19, 2021, an aggregate amount of $276,000,000 of the net proceeds from the IPO (including the additional 3,600,000 units and additional 720,000 warrants) were deposited in ADEX’s trust account established in connection with the IPO. As of December 31, 2021, there was approximately $276.1 million held in the trust account and $0.5 million in cash held outside of the trust account available for working capital.
Initial Business Combination
The NYSE rules require that ADEX’s initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of ADEX’s signing of a definitive agreement in connection with its initial business combination. If ADEX’s board of directors is not able to determine the fair market value of the target business or businesses, ADEX will obtain an opinion from an independent investment banking firm or from another independent entity that commonly renders valuation opinions, with respect to the satisfaction of such criteria. Notwithstanding the foregoing, if ADEX is not then listed on the NYSE, these rules will not be applicable to ADEX.
ADEX anticipates structuring its initial business combination so that the post-transaction company in which its stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. ADEX may, however, structure its initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but ADEX expects to complete such business combination only if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, ADEX’s stockholders prior to ADEX’s initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and ADEX in the business combination transaction. For example, ADEX could pursue a transaction in which it issues a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, ADEX would acquire a

100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, ADEX’s stockholders immediately prior to its initial business combination could own less than a majority of its outstanding shares subsequent to its initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the NYSE’s 80% fair market value test. If ADEX’s initial business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses.
ADEX’s board of directors determined that NYSE’s 80% fair market value test would be met in connection with the proposed merger. See “Proposal No. 1—The Merger Proposal.”
Stockholder Approval of the Merger
Under ADEX’s amended and restated certificate of incorporation, in connection with any proposed business combination, ADEX must seek stockholder approval of an initial business combination at a meeting called for such purpose at which stockholders may seek to redeem their common stock, subject to the limitations described in the prospectus for ADEX’s IPO. Accordingly, in connection with the merger, the stockholders may seek to redeem their common stock in accordance with the procedures set forth in this proxy statement/prospectus.
Voting Restrictions in Connection with Stockholder Meeting
ADEX’s sponsor, initial stockholders and management team have entered into letter agreements with ADEX, pursuant to which they have agreed, for no additional consideration, to waive their redemption rights with respect to shares of common stock they hold in connection with the completion of a business combination.
Liquidation if No Business Combination
ADEX will have until January 14, 2023 to complete its initial business combination. If ADEX is unable to complete its business combination by January 14, 2023 (and its stockholders have not amended its amended and restated certificate of incorporation to extend this time period), ADEX will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the common stock, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to ADEX to pay ADEX’s tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding shares of common stock, which redemption will completely extinguish stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of ADEX’s remaining stockholders and its board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to ADEX’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to ADEX’s warrants, which will expire worthless if ADEX fails to complete its business combination by January 14, 2023.
ADEX’s sponsor, initial stockholders and management team have entered into letter agreements with ADEX pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any shares held by them if ADEX fails to complete its initial business combination by January 14, 2023. However, they will be entitled to liquidating distributions from the trust account with respect to any shares acquired after the IPO, if ADEX fails to complete its initial business combination by January 14, 2023.
ADEX’s sponsor, initial stockholders and management team have agreed, pursuant to written agreements with ADEX, that they will not propose any amendment to ADEX’s amended and restated certificate of incorporation (a) that would modify the substance or timing of ADEX’s obligation to allow redemption in connection with its initial business combination or certain amendments to ADEX’s certificate of incorporation or to redeem 100% of ADEX’s shares if it does not complete its initial business combination by January 14, 2023 or (b) with respect to any other provision relating to stockholders’ rights or pre-initial business
combination activity, unless ADEX provides its stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to ADEX to pay ADEX’s tax obligations divided by the number of then-outstanding shares. However, ADEX may not redeem its shares unless its net tangible assets are at least $5,000,001 either immediately prior to or upon consummation of a business combination (so that ADEX is not subject to the SEC’s “penny stock” rules).
ADEX expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $800,000 of proceeds held outside the trust account, although ADEX cannot assure you that there will be sufficient funds for such purpose.
However, if those funds are not sufficient to cover the costs and expenses associated with implementing ADEX’s plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay ADEX’s tax obligations, ADEX may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If ADEX were to expend all of the net proceeds of the IPO and the sale of the warrants in the private placement, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share
redemption amount received by stockholders upon ADEX’s dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of ADEX’s stockholders. ADEX cannot assure you that the actual per-share
redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, ADEX’s plan of dissolution must provide for all claims against it to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before ADEX makes any distribution of its remaining assets to its stockholders. While ADEX intends to pay such amounts, if any, ADEX cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.
Although ADEX will seek to have all vendors, service providers (other than ADEX’s independent auditors), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of ADEX’s stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against ADEX’s assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, ADEX’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to ADEX than any alternative. Examples of possible instances where ADEX may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with ADEX and will not seek recourse against the trust account for any reason. ADEX’s sponsor has agreed that it will be liable to ADEX if and to the extent any claims by a vendor for services rendered or products sold to ADEX, or a prospective target business with which ADEX has discussed entering into a definitive agreement for a business combination, reduce the amount of funds in the trust account to below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay ADEX’s tax obligations and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is deemed to be unenforceable) and except as to any claims under ADEX’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. ADEX has not independently verified whether its sponsor has sufficient funds to satisfy this indemnity obligation nor has ADEX asked its sponsor to reserve for such eventuality and believes that ADEX’s sponsor’s only assets are securities of ADEX. Therefore, ADEX believes it is unlikely that its sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for ADEX’s initial business combination and redemptions could be reduced to less than $10.00 per share. In such event, ADEX may not be able to complete its initial business combination, and you would receive such lesser amount per share in connection with any redemption of the shares of common stock held by ADEX’s stockholders. None of ADEX’s officers or directors will indemnify ADEX for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay ADEX’s tax obligations and up to $100,000 for liquidation expenses, and ADEX’s sponsor asserts that it is unable to satisfy its indemnification obligation or that it has no indemnification obligation related to a particular claim, ADEX independent directors would determine whether to take legal action against ADEX’s sponsor to enforce its indemnification obligation. While ADEX currently expects that its independent directors would take legal action on ADEX’s behalf against ADEX’s sponsor to enforce ADEX’s sponsor’s indemnification obligation to ADEX, it is possible that ADEX’s independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. Accordingly, ADEX cannot assure you that due to claims of creditors the actual value of the per-share
redemption price will not be less than $10.00 per share.
ADEX will seek to reduce the possibility that its sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent auditors and the underwriters in the IPO), prospective target businesses or other entities with which ADEX does business execute agreements with ADEX waiving any right, title, interest or claim of any kind in or to monies held in the trust account. ADEX’s sponsor will also not be liable as to any claims under ADEX’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,000,000 from the proceeds of the IPO with which to pay any such potential claims (including costs and expenses incurred in connection with ADEX’s liquidation, currently estimated to be no more than approximately $100,000). In the event that ADEX liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from ADEX’s trust account could be liable for claims made by creditors.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of ADEX’s trust account distributed to its stockholders upon the redemption of its shares in the event it does not complete its business combination by January 14, 2023 may be considered a liquidating distribution under Delaware law. If ADEX complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a
60-day
notice period during which any third-party claims can be brought against the corporation, a
90-day
period during which the corporation may reject any claims brought, and an additional
150-day
waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.
Furthermore, if the pro rata portion of ADEX’s trust account distributed to its stockholders upon the redemption of our shares in the event it does not complete its business combination by January 14, 2023, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidating distribution. If ADEX is unable to complete its business combination by January 14, 2023, it will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to ADEX to pay ADEX’s franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding shares, which redemption will completely extinguish stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of ADEX’s remaining stockholders and ADEX’s board of directors, dissolve and liquidate, subject in each case to ADEX’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is ADEX’s intention to redeem its shares as soon as reasonably possible after January 14, 2023 and, therefore, it does not intend to comply with those procedures. As such, ADEX’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of ADEX’s stockholders may extend well beyond the third anniversary of such date.
Because ADEX will not be complying with Section 280, Section 281(b) of the DGCL requires ADEX to adopt a plan, based on facts known to ADEX at such time that will provide for ADEX’s payment of all existing and pending claims or claims that may be potentially brought against ADEX within the subsequent ten years. However, because ADEX is a blank check company, rather than an operating company, and its operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in ADEX’s IPO underwriting agreement, ADEX will seek to have all vendors, service providers (other than its independent auditors and the underwriters in the IPO), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against ADEX are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, ADEX’s sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per share or (ii) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay ADEX’s tax obligations and up to $100,000 for liquidation expenses, and will not be liable as to any claims under ADEX’s indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, ADEX’s sponsor will not be responsible to the extent of any liability for such third-party claims.
If ADEX files a bankruptcy petition or an involuntary bankruptcy petition is filed against ADEX that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in ADEX’s bankruptcy estate and subject to the claims of third parties with priority over the claims of ADEX’s stockholders. To the extent any bankruptcy claims deplete the trust account, ADEX cannot assure you it will be able to return $10.00 per share to ADEX’s stockholders. Additionally, if ADEX files a bankruptcy petition or an involuntary bankruptcy petition is filed against ADEX that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by ADEX’s stockholders. Furthermore, ADEX’s board may be viewed as having breached its fiduciary duty to ADEX’s creditors and/or may have acted in bad faith, and thereby exposing itself and ADEX to claims of punitive damages, by paying stockholders from the trust account prior to addressing the claims of creditors. ADEX cannot assure you that claims will not be brought against it for these reasons.
ADEX’s stockholders will be entitled to receive funds from the trust account only in the event of the redemption of ADEX’s shares if ADEX does not complete its business combination by January 14, 2023 or if they redeem their respective shares for cash upon the completion of the initial business combination. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event ADEX seeks stockholder approval in connection with its initial business combination, a stockholder’s voting in connection with the business combination alone will not result in a stockholder’s redeeming its shares to ADEX for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights described above.
Properties
ADEX’s executive offices are located at 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105. The cost for ADEX’s use of any office space used by it, including this space, is included in the $10,000 per month fee ADEX will pay to its sponsor or its affiliates for office space, utilities, secretarial support and administrative services. ADEX considers its current office space adequate for its current operations.
Employees
ADEX currently has three executive officers. Members of ADEX’s management team are not obligated to devote any specific number of hours to ADEX’s matters but they intend to devote as much of their time as they deem necessary to ADEX’s affairs until ADEX has completed its initial business combination. The amount of time that any such person will devote in any time period will vary based on the current stage of the business combination process.
Directors and Executive Officers
ADEX’s directors and executive officers, their positions, and their ages as of December 31, 2021 are as follows:

Name	Age	Position
Eric L. Munson	61	Non-executive Chairman
David L. Shrier	48	Director, President and Chief Executive Officer
John J. D’Agostino	46	Chief Financial Officer and Treasurer
Elizabeth B. Porter	51	Chief Technology Officer and Secretary
Jacob Cohen	48	Director
Sharmila Kassam	48	Director
Sheldon Levy	72	Director
Eric L. Munson
has served as ADEX’s
non-executive
chairman of the board of directors since October 2020. In 2014, Mr. Munson co-founded
Adit. Mr. Munson has over 35 years of principal investment experience that spanned alternative asset management, corporate finance, mutual funds, private equity and venture capital, having built, developed and managed 24 different funds, invested in 48 privately-held companies, and executed hundreds of private transactions. Mr. Munson is well qualified to serve as a director due to his extensive experience in finance and capital investments across various industries and his contacts and relationships.
David L. Shrier
has served as our President, Chief Executive Officer and as a member of our board of directors since October 2020. Mr. Shrier is currently the co-founder
and Chief Executive Officer of Esme Learning Solutions, Inc., an artificial intelligence-enabled workforce transformation company that partners with the world’s top universities to reskill professionals for the Fourth Industrial Revolution, a role he has held since forming the company with Ms. Elizabeth Porter, ADEX’s Chief Technology Officer and Secretary, in February 2019. Mr. Shrier also serves as a board member of fintech company Mode Global Holdings PLC (LSE: MODE) and Esme Learning. Adit is a significant investor in Esme Learning. He was a non-executive
director of crypto infrastructure company Copper Technologies (UK) Ltd from November 2020 to January 2022, and continues to serve as a Senior Advisor, and has served as strategic advisor to two startup companies, Particle Ink and Dandelion Science, since December 2021. Mr. Shrier was co-founder
of Riff Analytics, an artificial intelligence collaboration software company (where Adit is also an investor) that was acquired by Esme Learning in November 2021, and served as its chairman of the board of directors from its inception in June 2017 until July 2020. Riff Analytics was acquired by Esme Learning in November 2021. Mr. Shrier holds a part-time appointment as a Professor of Practice in the Department of Management & Innovation at Imperial College London Business School which he began in December 2020, where (among other initiatives) he leads the Institutional Digital Assets Project, providing insight into crypto and blockchain use cases and technologies. From August 2017 to July 2021, Mr. Shrier held a part-time appointment as Associate Fellow with Saïd Business School, University of Oxford, where he created and launched the Oxford Fintech and Oxford Blockchain Strategy Programmes online, as well as Oxford Fintech Lab. Between February 2013 and November 2020, Mr. Shrier held a variety of instructional and administrative roles at the Massachusetts Institute of Technology, including New Ventures Officer, Managing Director, Connection Science & Engineering and most recently, Lecturer, Media Arts & Sciences. Previously, Mr. Shrier has held a variety of management roles in privately funded companies including, most recently, Distilled Identity, where he served as Chief Executive Officer from June 2017 to May 2020. Since September 2017, Mr. Shrier has served as a member of FINRA’s fintech advisory Committee. Mr. Shrier is a senior advisor to the UK government’s Revenue & Customs department (HMRC) since December 2019 as well as UK Department for International Trade’s fintech steering board since March 2018. Since October 2020, Mr. Shrier has also been an advisor to the European Parliament’s Science & Technology Committee, which is chaired by Eva Kaili. Mr. Shrier is also on the advisory board for WorldQuant University, which offers a totally free online master’s degree in financial engineering, where he has served since April 2016. Mr. Shrier is well qualified to serve as a director due to his extensive experience managing technology companies, his experience in crypto and blockchain, and his contacts and relationships.
John J. D’Agostino
has served as ADEX’s Chief Financial Officer and Treasurer since October 2020. Mr. D’Agostino was the US Managing Director at Waystone Governance from May 2015 through September 2021. From May 2017 to December 2021, Mr. D’Agostino served as a director of Midpoint Holdings Ltd., a
UK-headquartered
payments institution specializing in cross-border payments and foreign exchange. A graduate of Williams College, Mr. D’Agostino received a Master’s degree in Business Administration from Harvard Business School in 2002 and has studied Economics at Oxford University. In 2021, Mr. D’Agostino was named Fellow of the AIF Institute Financial Innovation Center of Excellence. Also in 2021, Mr. D’Agostino founded the AIMA Digital Asset Working Group. In 2019, Mr. D’Agostino was named Chair of the UK Consulate’s Financial Services Working Group. Mr. D’Agostino holds the following securities/commodities licenses: SIE (Securities Industry Essentials Examination), Series 3 (National Commodity Futures Examination), Series 7 (General Securities Representative), 24 (General Securities Principal), Series 63 (Uniform Securities Agent State Law Examination), and Series 66 (Uniform Combined State Law Examination).
Elizabeth B. Porter
has served as our Chief Technology Officer and Secretary since October 2020. Throughout her career, Ms. Porter has led multiple product and engineering teams to deliver high value, customer-focused educational technology products in product design, business strategy and operational roles. Ms. Porter has worked with clients in technology, education, and publishing to develop product strategy and vision, provide technical direction and architecture, and conceive end-to-end solutions that meet business needs. Ms. Porter served as Vice President of Product of EdX, a non-profit massive open online course (MOOC) provider founded by MIT and Harvard University, from May 2014 to December 2015. Ms. Porter held executive roles at Pearson Education, a company that provides education publishing and assessment services to schools, corporations and students with more than 22,500 employees operating in 70 countries (including former Vice President with special focus on higher education online offering) from January 2010 to April 2014, as well as directing product development teams at Mathsoft Inc. (subsequently acquired by PTC) from April 2006 until August 2008, Extension Engine (from May 2016 to December 2018), an edtech consultancy that specializes in the development of highly customized online courses and programs, and University of Texas at Austin (from May 2018 to December 2019). Ms. Porter has been the managing partner of Geeklight, LLC, an edtech consulting business, since May 2016. She served as Chief Executive Officer, co-founder
and board member of Riff Analytics, a conversation analytics company that works primarily with educational institutions and providers delivering platform software and custom data analytics reporting, since September 2017 until its acquisition by Esme in November 2021. Ms. Porter has also headed the course development and delivery teams at Esme Learning in her capacity as President and Chief Operating Officer, board member and co-founder
since February 2019. Esme Learning is an artificial intelligence-enabled workforce transformation company that partners with the world’s top universities to reskill professionals for the Fourth Industrial Revolution. Ms. Porter’s engagements in higher education include roles as researcher and lecturer at the MIT Media Lab since September 2016 and Boston University Questrom School of Business since July 2016. She also serves as board member, treasurer and trustee of Oakwood School, a non-profit private school, since June 2015. Ms. Porter graduated from Cornell University, where she received her B.A. in English Literature and M.A. in Mathematics Teacher Education.
Jacob Cohen
has served as a member of ADEX’s board of directors since October 2020. Since June 2012, Mr. Cohen has served as Senior Associate Dean at MIT Sloan for Degree Programs and Senior Lecturer in Accounting & Law. Prior to his academic career, Mr. Cohen worked as an accountant at KPMG LLP in Philadelphia, and as a mergers & acquisitions consultant for PricewaterhouseCoopers LLP in New York City. Mr. Cohen earned a J.D. and a Master of Science in Accounting from Syracuse University in 1998, and a Bachelor of Science in Accounting from Lehigh University in 1995. Mr. Cohen is well qualified to serve as a director due to his extensive industry experience and his contacts and relationships.
Sharmila Kassam
has served as a member of our board of directors since October 2020. Ms. Kassam is a proven business professional and institutional investor. Since November 2021, Ms. Kassam has served as Chief Operating Officer of Nasdaq Asset Owner Solutions. In September 2019, Ms. Kassam founded Aligned Capital Investing, a consulting firm focused on global institutional investors and investment managers. Ms. Kassam has also served as Advisory Board Member at Sweetwater Private Equity since August 2020, as Hedge Fund Board Member at Foundation Credit Opportunities since November 2019, as a policy advisor and instructor for Institutional Limited Partners Association (ILPA) since July 2015 and as Senior Fellow at Milken Institute Center for Financial Markets since September 2019. Ms. Kassam was formerly the deputy Chief Investment Officer at the Employees Retirement System of Texas (ERS) where she worked for over a decade from January 2008 until May 2019. Ms. Kassam is a licensed certified public accountant and also licensed to practice law in California and Texas. Ms. Kassam graduated from the University of Texas at Austin, where she received a Bachelor of Business Administration in accounting, with honors, and a J.D. from the University of Texas at Austin. Ms. Kassam is well qualified to serve as a director due to her extensive experience in finance and capital investments across various industries and her contacts and relationships.
Sheldon Levy
has served as a member of ADEX’s board of directors since October 2020. Mr. Levy has been an instrumental figure in Canada’s innovation ecosystem in the last decade, spearheading the creation of such organizations as Ryerson’s Digital Media Zone (DMZ), the Brookfield Institute for Innovation + Entrepreneurship, and Scale Up Ventures, Inc. Mr. Levy is also a founder and advisor to Ryerson Futures Inc., an accelerator that has exported the DMZ concept to such locations as Calgary and Mumbai. From 2015 to 2017, Mr. Levy served as Ontario’s Deputy Minister of Advanced Education and Skills Development, where he helped prioritize innovation and entrepreneurship throughout Ontario’s postsecondary education and training system. From 2017 to December 2019, Mr. Levy was the Chief Executive Officer of NEXT Canada, an organization that provides mentorship, education, networks and funding to Canada’s most promising entrepreneurs. From December 2018 to June 2020, Mr. Levy acted as Special Advisor to Canada’s Minister of Small Business and Export Promotion, Mary Ng, on the issue of scaling up small and medium-sized
businesses. In September 2019, Mr. Levy joined the Board of Directors of Baycrest Health Sciences. Mr. Levy graduated from York University, where he received his MSc. He was also awarded honorary doctorates from York University, Lakehead University and Mount Allison University. Mr. Levy is well qualified to serve as a director due to his extensive industry experience and his contacts and relationships.
Number and Terms of Office of Officers and Directors
ADEX’s board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year
term. ADEX may not hold an annual meeting of stockholders until after it consummates its initial business combination. The term of office of the first class of directors, consisting of Sharmila Kassam and Sheldon Levy will expire at ADEX’s first annual meeting of stockholders. The term of office of the second class of directors, consisting of Eric L. Munson, David Shrier and Jacob Cohen, will expire at ADEX’s second annual meeting of stockholders.
ADEX’s officers are elected by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. ADEX’s board of directors is authorized to appoint persons to the offices set forth in ADEX’s bylaws as it deems appropriate.
Director Independence
NYSE listing standards require that a majority of members of ADEX’s board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. ADEX has determined that Ms. Kassam and Messrs. Cohen and Levy are independent directors under NYSE rules and Rule
10A-3
of the Exchange Act. ADEX’s independent directors holds regularly scheduled meetings at which only independent directors are present.
Legal Proceedings
To the knowledge of ADEX’s management, there is no litigation currently pending or contemplated against ADEX, any of its officers or directors in their capacity as such or against any of ADEX’s property.
Periodic Reporting and Audited Financial Statements
ADEX registered its units, common stock and warrants under the Exchange Act and has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, ADEX’s annual reports contain financial statements audited and reported on by ADEX’s independent registered public accountants.
ADEX is providing stockholders with audited financial statements of GRIID elsewhere in these proxy materials to assist you in assessing the target business.
ADEX is required to evaluate its internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). Only in the event ADEX is deemed to be a large accelerated filer or an accelerated filer will it be required to have its internal control procedures audited. A target company may not be in compliance with the provisions of Sarbanes-Oxley regarding adequacy of its internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
ADEX is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, ADEX is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of

Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in ADEX’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find ADEX’s securities less attractive as a result, there may be a less active trading market for ADEX’s securities and the prices of such securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. ADEX intends to take advantage of the benefits of this extended transition period.
ADEX will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the IPO, (b) in which ADEX has total annual gross revenue of at least $1.07 billion, or (c) in which ADEX is deemed to be a large accelerated filer, which means the market value of its common stock that is held by non-affiliates
exceeds $700 million as of the prior June 30; and (ii) the date on which ADEX has issued more than $1.00 billion in non-convertible
debt during the prior
three-year
period.
Additionally, ADEX is a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. ADEX will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of ADEX’s common stock held by non-affiliates
exceeds $250 million as of the prior June 30, or (2) ADEX’s annual revenues exceeded $100 million during such completed fiscal year and the market value of ADEX’s common stock held by non-affiliates
exceeds $700 million as of the prior June 30.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ADEX
The following discussion and analysis of ADEX’s financial condition and results of operations should be read in conjunction with ADEX’s financial statements and the notes thereto which are included elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements. ADEX’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.
Overview
We are a blank check company incorporated in Delaware and formed for the purpose of effecting an initial business combination with one or more target businesses. We intend to effectuate our initial business combination using cash from the proceeds of the IPO and the private placement of the private placement warrants, our capital stock, debt or a combination of cash, stock and debt.
The issuance of additional shares of our capital stock in a business combination:

•	may subordinate the rights of holders of our common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change in control if a substantial number of shares of our common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present management team;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our common stock and/or warrants.
Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

•	our inability to obtain necessary additional financing if the debt security contains covenants;

•	restricting our ability to obtain such financing while the debt security is outstanding;

•	our inability to pay dividends on our common stock;

•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.
On January 14, 2021, we completed our IPO of 24,000,000 units. Each unit consists of one share of common stock, and one-half
of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment, pursuant to ADEX’s registration statements on Form
S-1.
The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $240,000,000.
On January 14, 2021, simultaneously with the consummation of the IPO, we completed a private placement of an aggregate of 6,550,000 private placement warrants at a price of $1.00 per private placement warrant, generating gross proceeds of $6,550,000.
On January 15, 2021, the underwriters exercised their over-allotment option in full, and on January 19, 2021, the underwriters purchased an additional 3,600,000 units at an offering price of $10.00 per unit, generating gross proceeds of $36,000,000. Simultaneously with the closing of the sale of additional units, ADEX sold an additional 720,000 private placement warrants at a price of $1.00 per private placement warrant, generating gross proceeds of $720,000. As of January 19, 2021, an aggregate amount of $276,000,000 of the net proceeds from the IPO (including the additional 3,600,000 units and additional 720,000 private placement warrants) were deposited in ADEX’s trust account established in connection with the IPO.
We paid a total of $5,520,000 in underwriting discounts and commissions and $636,086 for other costs and expenses related to the IPO.
Results of Operations
Our entire activity since inception up to December 31, 2021 relates to our formation, the IPO and, since the closing of the IPO, a search for a business combination candidate. We will not be generating any operating revenues until the closing and completion of our initial business combination, at the earliest.
For the year ended December 31, 2021, we had net loss of $2,632,760 which consisted of $3,704,239 in formation and operating costs, offset by $115,444 in interest earned on marketable securities held in the trust account and $956,035 in change in fair value of warrants.
For the period from October 15, 2020 (Inception) to December 31, 2020, we had a net loss of $526 which consisted solely of formation and operating costs.
Liquidity and Capital Resources
As of December 31, 2021, we had approximately $0.5 million in our operating bank account, and a working capital of approximately $2.7 million, excluding the franchise tax payable that can be paid through the interest income earned on the trust account.
Prior to the completion of the IPO, our liquidity needs had been satisfied through a capital contribution from our sponsor of $25,000, to cover certain offering costs, for the shares purchased by the initial stockholders, and the loan under an unsecured promissory note from the sponsor of $150,000. Subsequent to the consummation of the IPO and private placement, our liquidity needs have been satisfied through the proceeds from the consummation of the private placement not held in the trust account.
In addition, in order to finance transaction costs in connection with a business combination, our sponsor or an affiliate of the sponsor, or certain of our officers and directors may, but are not obligated to, provide us working capital loans.

On August 6, 2021, we issued an unsecured promissory note to our sponsor in connection with a working capital loan made by the sponsor to us pursuant to which we may borrow up to $300,000 in the aggregate. The note is non-interest
bearing and payable on the earlier to occur of (i) January 14, 2023 or (ii) the effective date of a business combination. Any amounts outstanding under the note are convertible into warrants, at a price of $1.00 per warrant at the option of the sponsor, the terms of which will be identical to the private placement warrants. As of December 31, 2021, we borrowed $150,000 under the note.
Going Concern Consideration
We anticipate that the $0.5 million in our operating bank account as of December 31, 2021 will not be sufficient to allow us to operate for at least the next 12 months, assuming that a business combination is not consummated during that time. We have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. These conditions raise substantial doubt about our ability to continue as a going concern one year from the issuance date of our financial statements. We plan to address this uncertainty through loans from our sponsor, officers, directors, or third parties. None of our sponsor, officers or directors are under any obligation to advance funds to, or to invest in, our Company. There is no assurance that our plans to raise capital or to consummate a business combination will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Off-Balance
Sheet Financing Arrangements
As of December 31, 2021, we did not have any
off-balance
sheet arrangements. We have no obligations, assets or liabilities which would be considered off-balance
sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance
sheet arrangements. We have not entered into any
off-balance
sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or entered into any non-financial
assets.
Contractual Obligations
At December 31, 2021, we did not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging
growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company”, we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging
growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the IPO or until we are no longer an “emerging growth company,” whichever is earlier.

Critical Accounting Policies
Management’s discussion and analysis of our results of operations and liquidity and capital resources are based on our unaudited condensed financial information. We describe our significant accounting policies in Note 3—Significant Accounting Policies, of the Notes to Financial Statements included elsewhere in this proxy statement/prospectus. Our unaudited condensed financial statements have been prepared in accordance with U.S. GAAP. Certain of our accounting policies require that management apply significant judgments in defining the appropriate assumptions integral to financial estimates. On an ongoing basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with U.S. GAAP. Judgments are based on historical experience, terms of existing contracts, industry trends and information available from outside sources, as appropriate. However, by their nature, judgments are subject to an inherent degree of uncertainty, and, therefore, actual results could differ from our estimates.
We have identified the following as our critical accounting policies:
Common Stock Subject to Possible Redemption
All of the 27,600,000 shares of common stock sold as part of the units contain a redemption feature which allows for the redemption of such shares in connection with our liquidation, if there is a stockholder vote or tender offer in connection with the merger and in connection with certain amendments to our amended and restated certificate of incorporation. In accordance with ASC 480-10-S99, redemption provisions not solely within our control require shares subject to redemption to be classified outside of permanent equity. Therefore, all 27,600,000 shares of common stock were classified outside of permanent equity as of December 31, 2021.
We recognize changes in redemption value immediately as they occur upon the IPO and will adjust the carrying value of redeemable common shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common shares are recorded as charges against additional paid in capital and accumulated deficit.
Net Income (Loss) Per Share of Common Stock
We have two categories of shares, which are referred to as redeemable common shares and non-redeemable common shares. Earnings and losses are shared pro rata between the two categories of shares for the year ended December 31, 2021.
Net loss per share for the period from October 15, 2020 (inception) through December 31, 2020 was computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by our sponsor. Weighted average shares were reduced for the effect of an aggregate of 900,000 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the IPO underwriters. At December 31, 2020, we did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of our Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

INFORMATION ABOUT GRIID
For purposes of this subsection only, “GRIID,” “the Company,” “we,” “us” or “our” refer to Griid Holdco LLC and its subsidiaries, unless the context otherwise requires.
GRIID is an emerging American infrastructure company in the bitcoin mining sector. We employ a vertically integrated self-mining strategy to develop and operate U.S. based mining facilities that generate bitcoin by performing computing associated with Proof of Work (“PoW”). GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any other cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. As of the date of this proxy statement/prospectus, we have 48MW of available electrical capacity in our New York facility and our two Tennessee facilities, and we believe that we are well-positioned to grow our capacity to 734MW by the end of 2023. Our mining operations currently utilize application specific integrated circuits (“ASICs”) manufactured by two leading companies, Bitmain and MicroBT. We have recently entered into a supply agreement with Intel, which will provide an additional source of supply of ASICs. We have begun the process of developing a carbon-free focused power pipeline including 1300MW of power capacity, subject to memoranda of understanding (“MOUs”) and letters of intent (“LOIs”), land acquisition and infrastructure procurement. Our existing facilities utilize approximately 74% carbon-free power, and we expect that our facilities will utilize approximately 79% carbon-free power by the end of 2022 and more than 90% carbon-free power by the end of 2023, respectively. These carbon-free levels are based solely on generation type and not from offsets or carbon credits.
We have assembled an experienced management team that has an established track record deploying our vertically integrated self-mining strategy across three enterprise scale facilities and has solved supply chain challenges that position us to achieve rapid scale and accelerated business performance in the years to come. We aim to generate revenue through the self-mining of bitcoin and to accumulate, sell and hold bitcoin on an ongoing basis based on expansion objectives determined from time to time by our management team and board of directors.
As we produce bitcoin through our mining operations, we intend from time to time to exchange our bitcoin for fiat currency to fund our operations on an as-needed
basis, based on a variety of market and operational conditions. We intend to hold enough fiat currency or hedge enough of our bitcoin exposure to cover our projected near-term fiat currency needs, including liabilities and anticipated expenses and capital expenditures over the course of six to 18 months. Although we currently do not use any hedging products or synthetic financial instruments, we recognize the possibility that in the future such products or instruments may be useful tools in support of our broad commercial efforts. Managing short-term bitcoin exposure is a function of cash management as we accrue bitcoin from mining and accrue fiat liabilities in the course of doing business. In identifying our fiat currency needs, we assess market conditions and review our financial forecast on a daily basis. We safeguard and keep private our bitcoin by utilizing offline storage solutions, which require multi-factor authentication and third-party custody solutions. While we are confident in the security of our bitcoin, we continue to evaluate additional protective measures. In addition to our core bitcoin mining business, we are also exploring adjacent market opportunities to add revenue streams and technical innovations to enhance mining performance.
In addition to holding bitcoin available for liquidation on an as-needed basis to fund business activities, we intend to look to realize value through the direct appreciation of bitcoin held on our balance sheet and explore treasury management monetization opportunities. The primary use of our free cash flow is to fund and support the growth of the business. Holding bitcoin on the balance sheet is a core piece of this strategy and we intend to look to grow this balance over time. Once these have been retained on the balance sheet, the merits of various monetization strategies can be considered. The covenants in our credit facility prohibit such activities and so all activities would need to be coordinated in conjunction with approval from our lender, which cannot be assured.

We utilize three platforms that interact with our bitcoin:
Tagomi: Tagomi is an institutional-grade brokerage platform that was acquired by Coinbase in 2020. It has in-house custody solutions that we rely upon and controls around account access controls, permissions, and whitelisted withdrawal addresses. All users interacting with balances have a two-factor authentication and all trading and transfer activities are sent to all administrative emails in order to flag any potentially bad behavior.
Foundry: Foundry is a pool account that holds our bitcoin for only approximately 24 hours as we accrue revenue before the bitcoin gets paid out to our Tagomi brokerage account. A two-factor authentication is required for all accounts and there is a robust whitelisting process for any new withdrawal addresses to be added to the platform. Additionally, activity in Foundry initiates emails to the other accounts to flag any potential bad behavior or vulnerability.
Blockchain.com: We utilize Blockchain.com’s in-house custody product as an additional custody solution. As with Tagomi, Blockchain.com includes access controls and a robust whitelisting around the withdrawal process.
As part of the Blockchain.com custody relationship we may benefit from the principal loan balance being netted down in the case of a loss in their custody product. We do not self-custody bitcoin and leverage our service providers and their product offerings to support our custody needs.
Key Strengths
We believe that we have a number of strengths that will give us a competitive advantage in the bitcoin mining business, including:
Vertically integrated business model.
The large bitcoin mining businesses have historically had two key business strategies: providing hosting through data center development and leasing and hosting customers through the acquisition of managed rack space. A third, more comprehensive business model leverages both strategies as a vertically integrated self-miner. Over time, we have seen more businesses pivot towards this model, because it can offer more profitable performance, a model that GRIID has leveraged since its inception. Taking a vertically integrated approach requires considerable management and operational expertise. It also requires the most access to capital of the three business models since the operator is responsible for both the development of the facility and acquisition of ASICs. We believe a vertically integrated bitcoin self-miner has several key operating model attributes that are positively differentiated relative to hosting models. The vertically integrated self-miner sources power, manages or performs site development, manages ASIC procurement and deployment, and is responsible for ongoing operations. In the case of GRIID, this has translated to many of the key mining deployment and operations activities migrating in-house,
including:

•	Direct power contract negotiation;

•	Power management;

•	Container fabrication;

•	Low voltage electrical component fabrication;

•	Low voltage electrical installation;

•	Network design, installation, and management;

•	Comprehensive procurement at all levels of the supply chain;

•	Site design;

•	Construction management;

•	Software development;

•	Developer operations;

•	ASIC deployment;

•	ASIC repair and maintenance; and

•	Electrical infrastructure support.
Strategic power relationships with significant room for both near-term and long-term growth
. As of the date of this proxy statement/prospectus, we operate bitcoin mining sites in the Tennessee Valley Authority (“TVA”) service territory, representing approximately 35MW of available electrical capacity. Our strategic goals include adding more than 200MW of electrical capacity in the TVA service territory by the end of 2023. As of the date of this proxy statement/prospectus, we operate our New York bitcoin mining site with Eagle Creek Renewable Energy (“Eagle Creek”), representing approximately 13MW of available electrical capacity. Our strategic goals include adding more than 500MW of electrical capacity utilizing Eagle Creek’s portfolio of hydroelectric dams and associated availability by the end of 2023. We believe the power landscape of these two strategic partners provides us access to large-scale, cost-effective, carbon-free power, while also allowing us the opportunity to stabilize the performance of regional power grids.
Leading ASIC supply chain.
To deliver on planned growth, we need to deploy significant hash rate. Mining hardware is the single largest expense in all mining developments, which places an even higher premium on the predictable cost structure of our ASICs through our agreement with Intel.
Operational excellence achieved through vertical integration.
We selected the vertically integrated self-mining business model because it fully aligns incentives and offers one of the best volatility buffers against bitcoin prices. The vertical integration includes comprehensive site design, fabrication, deployment, and ongoing operations. Control over these activities allows us to innovate and then deploy best practices that differentiate performance. Controlling site design and fabrication allows us to best manage site budgets and development timelines. Self-mining allows us to optimize the ASIC blend to best monetize available power at all levels of scale. The business model and team of operators are key to growth and sector leadership.
Access to
low-cost,
environmentally friendly power.
We are dedicated to helping support environmentally friendly bitcoin mining. We firmly believe that this will be critical to the long-term adoption and success of bitcoin. We have prioritized a power pipeline that is predominantly made up of carbon-free generation sources. Carbon-free generation supplied by our strategic partners is priced at globally competitive rates. Carbon-free generation and renewables carry a lower fixed cost to operate and therefore there have been opportunities for us to structure mutually beneficial power agreements at scale.
Management’s track record, relevant expertise, and capabilities.
We have assembled an experienced management team with an overarching vision to scale to be the largest bitcoin mining operator. This is only achievable with the right talent across all executive leadership roles, led by James D. Kelly III, our Founder & Chief Executive Officer, Gerard F. King II, our Chief Operating Officer, Allan J. Wallander, our Chief Financial Officer, Dwaine Alleyne, our Chief Technology Officer, and Michael W. Hamilton, our Chief Research Officer. Our management team is positioned to deliver market leading mining at operational scale, and continuously improve the vertically integrated self-mining business model.
Differentiated ASIC supply relationship with Intel.
GRIID has entered into a supply agreement with Intel pursuant to which GRIID may purchase Intel-designed ASICs for use in GRIID’s bitcoin mining operations. In addition to computing performance advantages, the Intel supply agreement provides GRIID with certainty of pricing for ASICs, while other suppliers of GRIID’s ASICs set prices based on bitcoin volatility. While the initial purchase order with Intel provides for an initial amount of hash power, the Intel supply agreement guarantees GRIID the ability to purchase a minimum of 25% of all qualified Intel-designed ASICs through approximately

May 2025, subject to certain conditions. This contract provides us ongoing access to market leading ASICs at a fixed, market-leading price.
Our Strategy
Our strategy is to become a leading bitcoin mining operator in the United States. Our goal is to achieve this by rapidly developing our power pipeline, deploying the Intel-designed ASICs, and leveraging operational excellence. We will engage in these efforts along with potential strategic M&A, continued environmental stewardship and other strategic initiatives to achieve market leading scale and performance:
Scale potential to become a leading bitcoin mining company in the United States
. Bitcoin miners who are rapidly growing and achieving large scale operations have competitive advantages. Critical activities in the bitcoin mining business include achieving economies of scale in the acquisition of electrical infrastructure, acquisition of ASICs, development of mining facilities and execution of power contracts. These advantages result in improved business performance, serving as an additional buffer against price volatility in bitcoin. We have invested in a diverse set of energy relationships and intend to scale by developing mining sites served by these partners. Our plan to scale our electrical capacity to 434MW in 2022 and 734MW by the end of 2023 will be achieved with sites already named in MOUs and LOIs. We believe our growth will be realized by a predominantly carbon free energy blend delivered at globally competitive prices.
Develop our power pipeline.
Power is one of the key inputs of all bitcoin mining operations. Through our existing energy relationships, we expect to rapidly grow mining capacity with existing providers at new locations. Additionally, the operating model we deploy has significant benefits for local energy grids, which we believe will make us an attractive customer in other regions.
Expand power pipeline and continue prioritizing carbon-free development.
As bitcoin mining grows and GRIID expands its operations, we believe there will be opportunities to acquire favorable power arrangements. This will grow our pipeline and allow us to prioritize development based on a comprehensive business case assessment. As we assess opportunities, GRIID will continue to prioritize carbon-free energy sources.
Considering strategic acquisitions.
We may strategically assess acquisition opportunities where such transactions can accelerate our strategic roadmap through horizontal or vertical integration, expanding capacity, or gaining intellectual property that strengthens our competitive advantage.
Continue prioritizing carbon-free generation
. We believe that as bitcoin continues to develop as an emerging value storage asset and medium of exchange, it is increasingly important that this asset class remains compatible with environmental objectives. To this end, we have sourced, and intend to continue sourcing, an overwhelmingly carbon-free pipeline that will fuel our growth without compromising on power price.
Bitcoin Industry Overview
Bitcoin
Bitcoin is the oldest and most widely used cryptocurrency today. Cryptocurrencies are currencies that are not backed by a central bank or a national, supra-national or quasi-national organization and are not typically backed by hard assets or other credit. Cryptocurrencies are typically used as a medium of exchange—similar to fiat currencies like the U.S. Dollar—that is transacted through and recorded on a blockchain.
Bitcoin was invented in 2008 by an unknown person under the pseudonym Satoshi Nakamoto and launched in 2009 as a medium of exchange. As of the date of this proxy statement/prospectus, bitcoin is the world’s most valuable cryptocurrency measured by market capitalization.
As described in the original white paper by Nakamoto, bitcoin is a decentralized, peer-to-peer
version of electronic cash that allows online payments to be sent from one party to another without using a financial institution as an intermediary. Upon verification by computers (“miners”) serving the bitcoin network, authenticated transactions are permanently recorded on a public ledger (“chain”) for all to view. Without the need for a third party to determine which transactions are authentic, the bitcoin network allows any two willing market participants to transact, thereby minimizing transaction costs, reducing the minimum practical transaction size, and enabling non-reversible
payments for
non-reversible
services.
Sending Bitcoin
When bitcoins are sent, the transactions are broadcasted to all nodes in the bitcoin network. Each node bundles a collection of transactions into an encrypted block and applies computation power to decipher the code (“hash”) to the encrypted block, which requires verification that all transactions within the block are valid. Once the node cracks the code, that code is sent to all other miners who can easily verify that the hash is indeed correct. When enough nodes agree that the hash is correct, the block is added to the existing chain and miners move on to work on the next block by utilizing the hash of the accepted block as the previous hash.
The verification is necessary because, unlike physical cash that can only be held by one party at a time, cryptocurrency is a digital file that could be fraudulently copied and sent to multiple recipients if there are no safeguards in place. To address this double-spending problem, the public ledger in the bitcoin network keeps track of user balances and a complete history of every transaction executed among bitcoin network participants, all the while keeping participants anonymous.
Bitcoin Parameters
When bitcoin was created, the inventor limited its supply to 21 million coins. One bitcoin is equal to 100 million satoshi, which is the smallest unit of bitcoin. This supply limitation ensures that bitcoin remains scarce, and the divisibility enables small-sized
transactions even in a rising bitcoin price environment.
Bitcoin Distribution
As of the date of this proxy statement/prospectus, there are approximately 19 million bitcoins in circulation. To distribute bitcoins into circulation and incentivize miners for expending time and computation power to find solutions to encrypted blocks, the bitcoin network rewards the miner who finds the right hash with bitcoins.
The number of bitcoin rewards is reduced by 50% for every 210,000 blocks mined, and given that a block is added to the ledger approximately every 10 minutes (time for the bitcoin network to mine a new block), the “halving event” takes place roughly once every four years until all 21 million bitcoins have been “unearthed”. Currently, each block mined rewards 6.25 bitcoins and the next halving is expected to occur in May 2024, at which point each block mined would only reward 3.125 bitcoins.
Transaction Fees
When a user sends bitcoin to a recipient, the transaction is first broadcasted to a memory pool before being included in a block. Because each block can only contain up to one megabyte of transaction information, it is in this memory pool that miners can pick and choose which transactions to bundle into the next block and verify. During periods of heavy network usage, there can oftentimes be more transactions awaiting confirmation than there is space in a block. Consequently, not all attempted transactions will be verified immediately and some transactions can take up to a day or longer to verify.
In situations where there are more transactions in the memory pool than there is space on the next block, users compete for miners’ computation power by adding fees (“tips”) onto their transactions in the hope that miners will prioritize their transactions. Due to the one megabyte limitation, miners tend to favor smaller transactions that are easier to validate. Larger “tips” are required to incentivize miners to mine larger transactions. When the network congestion eases, the miners then turn their focus upon the remaining transactions.

Wallet
Bitcoins are held in bitcoin wallets, which is a software program for storing bitcoins. Each wallet is assigned a unique address. When users transact directly, using wallets, or indirectly, through exchanges, bitcoins are moved from one wallet address to another after the transaction has been verified by miners.
Bitcoin Mining and Mining Pools
Bitcoin mining is the process of using specialized and high-powered miners to solve advanced cryptographic math computations, verifying the authenticity of bitcoin transactions for the blockchain transaction public ledger. These solved math problems or authenticated transactions are then combined into blocks, with these blocks having specific requirements in terms of size and proof-of-work,
and later published to the blockchain. A miner that verifies and solves a new block is awarded a portion of newly generated digital coins, which can then be sold on the market to generate transaction fees and profits for the mining company or retained by the miner for future use.
The bitcoin network goes through “halving events” during which the number of bitcoins that miners are awarded for processing a block are reduced by 50%. On the bitcoin network, these events occur every 210,000 blocks (roughly every four years). There have been three halving events to date on the bitcoin network. The initial award on the bitcoin network was 50 bitcoins per block. The current award is 6.25 bitcoins per block. The most recent halving event occurred on May 11, 2020 and the next halving event is expected to occur in May 2024. The halving mechanism results in an ever-decreasing issuance rate of bitcoin.
Due to the decreasing probability of being awarded bitcoins for solving blocks, miners have recently explored methods to increase their cumulative computing power and probability of being awarded bitcoins by pooling their processing resources into a “mining pool.” A mining pool combines miners’ computational power to solve blocks and eventually shares the awarded bitcoins to the pool participants in an amount proportional to the amount of hashing power contributed by each participant to the overall chance of earning the reward. The mining pool operator and the pool software arrange the pool in terms of miners’ hashing capacity, work conducted and rewards earned.
Miners
Bitcoin is mined on specialized computers that utilize an algorithm to guarantee the integrity of blocks in the blockchain using a specific hash function to solve the algorithm. The hash function can be efficiently computed on a special mining device called ASIC using the
SHA-256
cryptography algorithm, which is the block hashing algorithm used by the bitcoin network to hash new blocks on the blockchain. SHA stands for Secret Hash Algorithm, and it converts any input into a
32-byte
output, creating output data hashes that always have 256 digits. The main suppliers of bitcoin mining equipment are Bitmain and MicroBT, each of which controls a significant amount of the miner market.
Miners are rewarded in bitcoin and transaction fees in proportion to their processing contribution to the network. Miners are relatively energy intensive and produce a high amount of heat. To operate miners efficiently at a low cost, mining companies endeavor to procure low-cost
energy sources and implement efficient cooling methods.
Hashing
To mine bitcoin, computers solve difficult mathematical problems to verify transactions in support of the blockchain. As an incentive to expend time, power and other resources to mine bitcoin, miners are rewarded in bitcoin and transaction fees. Each computation is a hash, and the speed at which these problems can be solved at is measured in hash rate. Initially, miners used general purpose chips such as central processing units and graphics processing units (“GPUs”) to complete calculations.

In more recent years, however, ASICs have replaced GPUs in order to improve speeds. As miners across the world compete to solve these computations at the fastest hash rate, miners are rewarded in proportion to their processing contribution to the overall network. Due to this dynamic, low-cost
energy sources and the most powerful ASICs are in high demand and can be difficult to obtain, requiring miners to become more sophisticated and better capitalized to compete in the future.
Energy Price
As computers continuously compute and verify each block of transactions, they require a reliable and large amount of electricity. Given how electricity costs account for a significant proportion of a miner’s operating expenses, having the lowest possible electricity price may provide a company with a significant advantage over its peers.
Cooling
Bitcoin is mined by chips housed in data centers. Due to the amount of energy that computers expend in order to solve complex computations, advanced cooling systems are needed to prevent the computers from overheating. Some miners achieve this by placing their hardware in cold climate locations or underground. Others resort to traditional fan cooling systems. Yet another solution is to submerse computers in non-conductive,
cooling liquid.
Our Products and Services
We are primarily engaged in the business of bitcoin mining. We also conduct related or adjacent activities including, but not limited to, construction management, infrastructure fabrication, land and power acquisition, software development, computer repair and maintenance, and logistics management. These activities are performed for the internal benefit of our mining operations, and generally not on behalf of third parties or sold into the market, except that we may in the future conduct these activities in connection with a strategic relationship.
GRIID does not have customers in the traditional sense, but rather generates revenue in the form of bitcoin formulaically based on our pro rata share of the total network’s computation. Given this unusual lack of customers, we have had the opportunity to deploy a vertically integrated self-mining business model. Our efforts are concentrated on identifying additional power opportunities, achieving growth within existing opportunities, investing in strategic supply relationships such as that with Intel, and improving deployment methods, operating models, technology, and adjacent market opportunities.
We believe that our lack of customers is a business model advantage. Rather than investing in sales, marketing, customer relationship management and associated time and costs, we can innovate and improve the operating model and potentially create a leaner business structure.
Mining Equipment
GRIID has relationships with two large ASIC hardware market leaders, Bitmain and MicroBT, and has deployed thousands of each of their products. GRIID has sourced these units directly from the manufactures, from other miners, and through third party relationships. GRIID recently entered into a supply agreement with Intel, which will provide an additional source of supply of ASICs.
GRIID runs a blend of S9 type Antminers, S17 type Antminers, and M31S+ Whatsminers. These ASICs represent the vast majority of GRIID’s deployed hash rate, but not necessarily the ASICs that will fuel growth. We have entered into a definitive supply contract with Intel to provide ASICs that we expect to fuel our growth. The initial order will supply units to be delivered in 2022 and GRIID will have access to a significant share of Intel’s future production volumes.

Mining Facilities
Our corporate headquarters is located at 2577 Duck Creek Road, Cincinnati, Ohio 45212. We operate three industrial scale facilities across two states totaling 48 megawatts (MW) of aggregate contracted power availability. Two facilities are in Tennessee and the third facility is in New York. These locations consume a blended power mix that is approximately 74% carbon-free at a globally competitive blended cost. The price and carbon-free percentage of this energy mix position us as a market leader and offers access to significant expansion through our existing relationships.
The facilities in Tennessee are served by two of the 156 utilities that deliver the power generated by the TVA. These facilities leverage our deep relationships with power providers and our expertise in regulated power markets to deliver strong performance. The scale of TVA’s operations and GRIID’s relationships in the region have enabled significant growth opportunities and several of these are already in various stages of development.
In addition to the TVA, we have a strategic relationship with Eagle Creek. The New York facility is co-located
with one of Eagle Creek’s hydroelectric dams and we believe will serve as the model for significant expansion of the relationship across Eagle Creek’s portfolio of more than 80 dams.
We believe that our facilities are suitable to meet our current and anticipated near term needs. We continually explore the acquisition and development of additional facilities to support our anticipated future growth.
Material Agreements
We have entered into several key agreements that we expect will be material to our operations:
Intel Supply Agreement
On September 8, 2021, GRIID entered to a supply agreement (the “Intel Supply Agreement”) pursuant to which GRIID may purchase Intel-designed BZM2 ASICs. The Intel Supply Agreement is for an initial four-year term and will automatically renew thereafter for one one-year
period unless either party provides at least 90 days’ notice prior to the end of the initial four-year term. The Intel Supply Agreement provides GRIID with fixed pricing for the BZM2 ASICs for all orders placed prior to May 2023. In addition, subject to certain conditions, GRIID will be entitled to purchase from Intel at least 25% of all qualified Intel-designed ASICs through approximately May 2025.
Union Data Power Supply Agreement
On October 1, 2019, GRIID, through its wholly-owned subsidiary Union Data LLC, entered into a power supply agreement with Knoxville Utility Board (“KUB”) for KUB to provide power to GRIID’s bitcoin mining facility located in Maynardville, TN. The power supply agreement, as amended, and an MOU between GRIID and KUB, provide GRIID’s Maynardville facility with access of up to approximately 10MW of power. The term of the power supply agreement is for five years effective from January 1, 2020 and thereafter the power supply agreement will renew automatically for one-year
periods unless terminated by either party in accordance with the terms of the power supply agreement by providing at least 60 days’ notice prior to the end of the initial term or any renewal period.
Red Dog Power Supply Agreement
On September 28, 2020, GRIID, through its wholly-owned subsidiary, Red Dog Technologies LLC (“Red Dog”), entered into a site location and development agreement with Johnson City Energy Authority (d/b/a BrightRidge) (“BrightRidge”) pursuant to which the parties agreed to develop a three acre parcel of land for a high-density data center (referred to as the Barnes substation site) adjacent to BrightRidge’s Allen Phipps substation. In connection with the site location and development agreement, the parties entered in a ground lease agreement and a contract for lighting and power service.
Pursuant to the ground lease agreement, BrightRidge leased to Red Dog a three acre parcel of real property for the data center. The term of the ground lease agreement began on September 28, 2020 and ends on March 28, 2026. The lease is automatically renewed for up to five additional terms of one year provided that Red Dog is not in default. Events of default include Red Dog’s insolvency or failure to cure a breach of the agreement after 30 days’ notice and a request to remediate the breach. The rent is $600.00 per acre per year. After the initial term, the rent may not increase by more than 5% of the rent from the prior term. Pursuant to the ground lease agreement, Red Dog has the option to purchase a parcel of real property of approximately 7.67 acres, which includes the real property that is subject to the ground lease agreement, after two years.
Pursuant to the contract for lighting and service, BrightRidge serves power to GRIID’s bitcoin mining facility located in Johnson City, TN. The contract for lighting and service began on or around December 1, 2020. The contract for lighting and service provides GRIID’s Johnson City facility with access of up to approximately 25MW of power. The initial contract term is 5.5 years and will automatically renew annually unless either party terminates the renewal with at least three months’ notice.
Data Black River Development and Operation Agreement
On August 31, 2021, GRIID, through its wholly owned subsidiary Data Black River LLC (“Data Black River”), entered into a development and operation agreement (the “HDP Agreement”) with Helix Digital Partners, LLC (“HDP”), an affiliate of Eagle Creek Renewable Energy (“Eagle Creek”). Pursuant to the development and operation agreement, Data Black River provides services for the development and operation of a bitcoin mining facility located within the premises of HDP in Watertown, NY. HDP supplies up to 20MW of power through a subcontractor to the bitcoin mining facility located within the HDP premises. Data Black River receives a monthly fee for the performance of its services as well as a percentage of the bitcoin mined during each month. HDP receives a monthly fee of for each MW of power supplied to the premises for bitcoin mining as well as a percentage of the bitcoin mined each month. The HDP Agreement has an initial term of 3 years and thereafter automatically renews for successive one-year
periods unless either party gives notice at least 60 days prior to the end of the initial term or any renewal term. The HDP Agreement also allows either party to terminate the HDP Agreement upon notice to the other party if mining revenues drop below a certain amount over a consecutive
90-day
period or if mining revenues are insufficient to cover management fees and electricity fees owed to HDP and Data Black River for three consecutive months.
Environmental Initiatives
GRIID is actively engaged in actions it considers to be good environmental stewardship of bitcoin by prioritizing carbon-free energy sources within our power pipeline. We believe the opportunity to mine bitcoin with these types of energy sources not only decreases environmental impact, but is also in the best interests of the long-term prospects of the business and the industry. Carbon-free generation sources carry a lower fixed cost to operate and therefore pass a lower power cost to the mining customer. Lower power costs translate to larger margins and greater protection against bitcoin volatility. We also enter into flexible power agreements pursuant to which the power we consume is curtailable by the local grids during times of stress or congestion. Finally, the direct power agreements we enter with hydroelectric providers serve as potential revenue enhancement opportunities, allowing for the flourishing of carbon-free power within broader power markets.
The decision to locate in the TVA service territory was driven both by the low cost of power and the majority carbon free energy blend that the TVA system utilizes. TVA generates approximately 59% of its power from carbon-free sources (hydro-electric, solar, wind, nuclear, biomass, and geothermal) and our calculation that our existing facilities utilize approximately 74% carbon free power is based on this percentage and the realized consumption during the disclosed period and includes our Data Black River facility.

TVA is a utility leader in decarbonizing its grid, and customers like us assist in supporting that mission. The Union Data power supply agreement and the Red Dog power supply agreement both benefit from the TVA power blend and therefore serve to further our carbon-free priority. The Watertown, New York site generates 100% of its power from carbon-free sources. The HDP Agreement governs the Watertown, New York site, which is co-located with a hydro-electric dam and is directly fed from 100% carbon-free power.
Our 90% carbon-free objective is an extension of the current methodology. We have prioritized a pipeline that includes several other TVA locations and significant growth at 100% carbon-free sources such as additional hydro-electric sources in conjunction with Eagle Creek, nuclear plants, and wind opportunities combined with grid mix. The sites required to achieve this goal are in various stages of maturity.
The basis for our market leadership position is that we have achieved a leading power cost without relying on majority fossil fuels or other less socially responsible means of power generation. The power prices we reference are sourced from public filings and management presentations from companies and consist of the following: including Riot Blockchain, Inc. (“Riot Blockchain”) at a price of $0.025 per kWH; Hut 8 Mining Corp. (“Hut 8”) at a price of $0.039 per kWH; Marathon Digital Holdings, Inc. (“Marathon Digital”) at a price of $0.045 per kWH; Bitfarms Technologies Ltd (“Bitfarms”) at a price of $0.040 kWH; Hive Blockchain Technologies Ltd (“Hive Blockchain”) at a price of $0.040 kWH; Core Scientific, Inc. (“Core Scientific”) at a price of $0.036 per kWH; Greenidge Generation Holdings Inc. (“Greenidge”) at a price of $0.022 per kWH; and Cipher Mining Inc. (“Cipher”) at a price of $0.027 per kWH. Our scaled blended power cost is lower than the average of these other industry participants and also achieves a competitive carbon free profile without the use of renewable energy credits or carbon offsets.
Competition
The competitive landscape in the bitcoin mining industry is complex and constantly evolving. There are participants of many different sizes with different capital structures, power relationships, supply agreements, and operational capabilities. As interest in bitcoin has grown along with the asset price, capital has similarly been shifting towards the mining sector. A number of public and private companies have made bitcoin mining their core business and purpose built miners have shifted their strategies towards enterprise scale.
Across these market participants, the already limited disclosures regarding performance of operations, intended growth, and hardware pre-orders
vary. The opaque nature of the industry makes it challenging to predict key metrics like total network hash reliably.
The industry is also still largely serviced by two leading ASIC manufacturers, MicroBT and Bitmain, thus introducing unusual supply dynamics when sourcing the ASICs that power the operations.
Several public companies (traded in the U.S. and internationally) and private companies may be considered to compete with us, including the following companies which we have identified as our competitors:

•	Argo Blockchain PLC;

•	Bit Digital, Inc.;

•	Bitdeer;

•	Bitfury Group;

•	Bitfarms Technologies;

•	Cipher Mining;

•	Core Scientific;

•	DMG Blockchain Solutions Inc.;

•	Genesis Mining;

•	Greenridge Generation Holdings Inc.;

•	Hut 8;

•	Iris Energy Limited;

•	Marathon Digital;

•	Riot Blockchain;

•	Stronghold Digital Mining; and

•	TeraWulf, Inc.
The availability and reliability of published sources of information relating to cryptocurrency and bitcoin cannot be assured. However, we believe that through our current scaled operations and continued development of new sites, we are well positioned among these competitors.
Proof-of-stake
networks also serve as competition to the bitcoin blockchain. As proof-of-stake
algorithms create new blocks in a blockchain without resource intensive calculations to validate transactions, companies with significant advantages in terms of scale or low-cost
power may be less competitive on a
proof-of-stake
network.
Intellectual Property Rights
Our ability to conduct our business relies in part on our proprietary methods and designs, which we protect as trade secrets. We rely upon trade secret laws, physical and technological security measures and contractual commitments to protect our trade secrets, including entering into non-disclosure
agreements with employees, consultants and third parties with access to our trade secrets. However, such measures may not provide adequate protection and the value of our trade secrets could be lost through misappropriation or breach of our confidentiality agreements. Furthermore, third parties may claim that we are infringing upon their intellectual property rights, which may prevent or inhibit our operations and cause us to suffer significant litigation expense even if these claims have no merit.
Government Regulation
The laws and regulations applicable to digital assets are evolving and subject to interpretation and change. Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the U.S., digital assets are subject to extensive, and in some cases overlapping, unclear and evolving regulatory requirements. As digital assets have grown in both popularity and market size, the U.S. Congress and a number of U.S. federal and state agencies, including FinCEN, the CFTC, the SEC, FINRA, the CFPB, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital assets networks, digital assets users and digital assets exchange markets. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the nature of digital assets markets and our digital assets operations. Additionally, U.S. state and federal and foreign regulators and legislatures have taken responsive action against digital assets businesses or enacted restrictive regimes in response to hacks, consumer harm, or criminal activity stemming from digital assets activity. There is also increasing attention being paid by U.S. federal and state energy regulatory authorities as the total electricity consumption of cryptocurrency-mining grows and potentially alters the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies are also actively reviewing the impact of cryptocurrency-mining in their respective states.
Due to the relatively short history of bitcoin and digital assets, and their emergence as a new asset class, government regulation of blockchain and digital assets is constantly evolving, with increased interest expressed by U.S. and international regulators.

Government regulation of blockchain and digital assets is under active consideration by the United States federal government via its agencies and regulatory bodies, as well as by similar entities in other countries and transnational organizations. State and local regulations also may impact our activities and other activities in which we may participate in the future. Other governmental regulatory bodies have shown an interest in regulating or investigating companies engaged in blockchain or digital asset businesses.
The effect of any regulatory change, either by the federal, state, local or foreign governments or any self-regulatory agencies on us is impossible to predict, but such change could be substantial and may have a material adverse effect on our business, financial condition and results of operations. While we are unaware of significant adverse governmental or regulatory action adverse to bitcoin mining in the United States, there is no guarantee that future regulation or adverse action will not take place and interpretation of existing regulations in a manner adverse to our business is possible.
In addition, various foreign jurisdictions either have adopted, or may adopt, laws, regulations or directives that affect digital assets, digital asset networks, and their users and participants. Such laws, regulations or directives may conflict with those of the United States, may negatively impact the acceptance of digital assets by users, merchants, and service providers outside of the United States, and may therefore impede the growth of digital assets. Several Eastern European and Asian countries have a more restrictive posture toward digital assets and, thereby, have reduced the rate of expansion of digital asset use, as well as mining, in each of those countries. Presently, we do not believe any U.S. federal or state regulatory body has taken any action or position adverse to bitcoin, with respect to its production, sale, and use as a medium of exchange; however, future changes to existing regulations or entirely new regulations may affect our business in ways it is not presently possible for us to predict with any reasonable degree of reliability.
We are unable to predict the effect that any future regulatory change, or any overlapping or unclear regulations, may have on us, but such change, overlap or lack of clarity could be substantial and make it difficult for us to operate our business or materially impact the market for digital assets that we mine or may mine in the future. FinCEN has issued guidance stating its position that it does not differentiate between fiat currency (which FinCEN calls “real currency”) and digital assets that are convertible into fiat currency or other forms of convertible virtual currencies (which FinCEN calls “virtual currency”) for purposes of determining whether a person or entity is engaging in “money transmission services”. Persons and entities engaging in virtual currency activities that amount to “money transmission services,” or otherwise cause them to be deemed a “money services business” under FinCEN’s regulations, must register with FinCEN as a money services business, implement an “effective” anti-money laundering program and comply with FinCEN’s reporting and recordkeeping requirements.
In May 2019, FinCEN issued guidance relating to how the Bank Secrecy Act (“BSA”) and its implementing regulations relating to money services businesses apply to certain businesses that transact in convertible virtual currencies. Although the guidance generally indicates that certain mining and mining pool operations will not be treated as money transmission services, the guidance also addresses when certain activities, including certain services offered in connection with operating mining pools such as hosting convertible virtual currency wallets on behalf of pool members or purchasers of computer mining power, may be subject to regulation. Although we believe that our mining activities do not presently trigger FinCEN registration requirements under the BSA, if our activities cause us to be deemed a “money transmitter,” “money services business” or equivalent designation, under federal law, we may be required to register at the federal level and comply with laws that may include the implementation of anti-money laundering programs, reporting and recordkeeping regimes and other operational requirements. In such an event, to the extent we decide to proceed with some or all of our operations, the required registration and regulatory compliance steps may result in extraordinary, non-recurring
expenses to us, as well as
on-going
recurring compliance costs, possibly affecting an investment in the shares, operating results or financial condition in a material and adverse manner. Failure to comply with these requirements may expose us to fines, penalties and/or interruptions in our operations that could have a material adverse effect on our financial position, results of operations and cash flows.

According to the CFTC, bitcoin falls within the definition of a “commodity” under the CEA. Under the CEA the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital assets that do not utilize margin, leverage, or financing. The NFA is the self-regulatory agency for the U.S. futures industry, and as such has jurisdiction over bitcoin futures contracts and certain other digital assets derivatives. However, the NFA does not have regulatory oversight authority for the cash or spot market for digital assets trading or transactions. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products, and certain leveraged commodity transactions involving digital assets, including the markets on which these products trade.
Seasonality
Our business is not generally subject to seasonality. However, coin generation from our mining operations may vary depending on our total hash rate at a given point in time relative to the total hash rate of the bitcoin network.
Our Employees
All aspects of our business require specialized knowledge and technical skill. Such knowledge and skills include the areas of blockchain technology, research and development, digital currency assets, digital currency market, digital asset operations, human resource management, data privacy, as well as legal compliance, finance and accounting. We believe that we have adequate personnel and resources with the specialized skills required to carry out our operations successfully. As of the date of this proxy statement/prospectus, we have 52 full-time employees, of 55 total employees. All of these employees are located in the United States. None of our employees are represented by a labor union or covered by collective bargaining agreements, and we have not experienced any work stoppages. We believe our relationship with our employees is good.
Corporate Information
Our principal executive office is located at 2577 Duck Creek Road, Cincinnati, Ohio 45212, which is where our records are kept and the principal business address for our executive officers. Our telephone number is (513) 268-6185. We were formed on May 23, 2018 in Delaware as a limited liability company.
Legal Proceedings
On August 17, 2021, Red Dog received service of process for a complaint (Civil Action No. 40988) filed by Carolyn Broyles and Quality Properties, GP (the “Plaintiffs”) in the Circuit Court for Washington County at Jonesborough, Tennessee on August 13, 2021 (the “Noise Complaint”). The Noise Complaint alleges that the noise created by Red Dog’s bitcoin mining operations at its data center have caused the Plaintiffs personal damages for inconvenience, emotional distress, and injury to the use and enjoyment of their properties, as well as diminution in value or rental value of their properties. The reliefs sought by the Plaintiffs include (i) a court order directing Red Dog to cease and desist operating its data center or alternatively to abate the noise level; (ii) temporary and permanent injunctions enjoining Red Dog from operating its data center or alternatively to abate the noise level; and (iii) damages in an amount to be proved at trial.
On September 13, 2021, Red Dog filed an Answer to Complaint for general denial of the claims made in the Noise Complaint. In November 2021, the Plaintiffs filed a First Amended Complaint to add the zoning violation claims asserted in the Zoning Complaint (as defined below). Subsequently, the Plaintiffs voluntarily dismissed the zoning violation claims. The case is currently in the written discovery phase.
On November 15, 2021, Washington County, Tennessee (the “County”) filed a complaint (Civil Action No.
21-CV-0664)
(the “Zoning Complaint”) against Johnson City Energy Authority d/b/a BrightRidge

(“BrightRidge”), alleging that Red Dog, as leasehold user of the property in Limestone, Tennessee owned by BrightRidge and subject to the Zoning Complaint, is in violation of County zoning rules by operating a blockchain verification data center on such property. The County takes the position that even though BrightRidge may legally operate the blockchain verification data center, Red Dog may not because Red Dog’s operation does not fall within the County’s zoning definition of “Public Utility”. The County seeks an injunction of the operation by Red Dog of its blockchain verification data center on the property. BrightRidge subsequently filed a Motion to Dismiss for the failure to name a necessary party, Red Dog, as a defendant (the “BrightRidge Motion”).
On November 22, 2021, Red Dog filed a Motion to Intervene as a Party Defendant (the “Red Dog Motion”) in connection with the Zoning Complaint. In the Red Dog Motion, Red Dog takes the position that its operation is a “permitted use,” or if not, that the County is estopped by its own actions from taking any contrary position and that in the alternative Red Dog relied on the County’s actions to its detriment. In connection with this motion, Red Dog attached an Answer and Counterclaim, (i) denying that the use is prohibited or that an injunction is warranted, (ii) asserting estoppel as a defense, and (iii) counterclaiming for a declaration that the use is permitted and, in the alternative, for damages not less than $41,000,000 for detrimental reliance.
A hearing was held on November 24, 2021 and the Court granted both the Red Dog Motion and the BrightRidge Motion, with the County having leave to amend its complaint and add Red Dog as a necessary party. Red Dog was subsequently joined as a party to the Zoning Complaint. The Court also re-set
for December 8, 2021 the County’s motion for a temporary injunction enjoining the operation of the Red Dog facility. The County subsequently cancelled the December 8, 2021 injunction hearing in favor of proceeding to trial, which was scheduled for March
14-16,
2022. The County filed a Motion to Dismiss the Red Dog Counterclaim for failure to state a claim. The Court sustained the Motion to Dismiss and the Counterclaim has been dismissed.
On March 14, 2022, the parties appeared for a hearing on cross-motions for summary judgment and for a jury trial. The Court granted the County’s motion for summary judgment on the Zoning Complaint and denied BrightRidge’s and Red Dog’s motions for summary judgment. The Court and parties then agreed to make the ruling a Final Order pursuant to T.R.C.P 54.02 allowing BrightRidge and Red Dog an appeal as of right of the Court’s ruling on all motions. The case remains on the Court docket for jury trial as to BrightRidge’s and Red Dog’s affirmative defense of estoppel. A Final Order has not been entered, as a ruling on the affirmative defenses has not yet been decided. Once the Final Order on the motions ruling is entered, BrightRidge and Red Dog will have 30 days to perfect an appeal with the Tennessee Court of Appeals.
On April 25, 2022, BrightRidge and Red Dog filed a motion for judgment on the pleadings, asserting that BrightRidge, as an energy authority, has immunity, which motion was denied on May 10, 2022. On May 10, 2022, the County amended its complaint to more specifically plead against Red Dog the same claims previously made against BrightRidge.
The case is currently scheduled for trial from July 11 to July 13, 2022.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GRIID
The following discussion and analysis of GRIID’s financial condition and results of operations should be read in conjunction with GRIID’s consolidated financial statements and notes to those statements included in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. GRIID’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this proxy statement/prospectus.
This management’s discussion and analysis of the financial condition and results of operations of GRIID and subsidiaries (which, in this section, are referred to as “GRIID”, the “Company”, “us”, “our” or “we”) is supplemental to, and should be read in conjunction with GRIID’s consolidated financial statements and the accompanying notes included elsewhere in this proxy statement/prospectus. Except for historical information, the discussion in this section contains forward-looking statements that reflect our plans, estimates, and beliefs that involve risks and uncertainties. Actual future results could differ materially from those discussed below for many reasons, including those set forth under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” located elsewhere in this proxy statement/prospectus.
GRIID’s consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).
Objective
The objective of this management’s discussion and analysis of the financial condition and results of operations of GRIID is to detail material information, events, uncertainties and factors impacting GRIID and provide investors an understanding from management’s perspective.
Company Overview
GRIID is an emerging American infrastructure company in the bitcoin mining sector. We employ a vertically integrated self-mining strategy to develop and operate U.S. based mining facilities that generate bitcoin by performing computing associated with Proof of Work (“PoW”). GRIID’s current business plan does not include the expansion of its mining operations to include digital assets other than bitcoin, or any other activities with, or the holding of, any other cryptocurrencies other than bitcoin, and GRIID does not anticipate any changes to its business plan for the foreseeable future. As of the date of this proxy statement/prospectus, we have 48MW of available electrical capacity in our New York facility and our two Tennessee facilities, and we believe that we are well-positioned to grow our capacity to 734MW by the end of 2023. Our mining operations currently utilize application specific integrated circuits (“ASICs”) manufactured by two leading companies, Bitmain and MicroBT. We have recently entered into a supply agreement with Intel Corporation (“Intel”), which will provide an additional source of supply of ASICs. We have begun the process of developing a carbon-free focused power pipeline including 1300MW of power capacity, subject to memoranda of understanding (“MOUs”) and letters of intent (“LOIs”), land acquisition and infrastructure procurement. Our existing facilities utilize approximately 74% carbon-free power, and we expect that our facilities will utilize approximately 79% carbon-free power by the end of 2022 and more than 90% carbon-free power by the end of 2023, respectively. These carbon-free levels are based solely on generation type and not from offsets or carbon credits.
We have assembled an experienced management team that has an established track record deploying our vertically integrated self-mining strategy across three enterprise scale facilities and has solved supply chain challenges that position us to achieve rapid scale and accelerated business performance in the years to come. We aim to generate revenue through the self-mining of bitcoin and to accumulate, sell and hold bitcoin on an ongoing basis based on expansion objectives determined from time to time by our management team and board of directors.

As we produce bitcoin through our mining operations, we intend from time to time to exchange our bitcoin for fiat currency to fund our operations on an as-needed
basis, based on a variety of market and operational conditions. We intend to hold enough fiat currency or hedge enough of our bitcoin exposure to cover our projected near-term fiat currency needs, including liabilities and anticipated expenses and capital expenditures over the course of six to 18 months. Although we currently do not use any hedging products or synthetic financial instruments, we recognize the possibility that in the future such products or instruments may be useful tools in support of our broad commercial efforts. Managing short-term bitcoin exposure is a function of cash management as we accrue bitcoin from mining and accrue fiat liabilities in the course of doing business. In identifying our fiat currency needs, we assess market conditions and review our financial forecast on a daily basis. We safeguard and keep private our bitcoin by utilizing offline storage solutions, which require multi-factor authentication and third-party custody solutions. While we are confident in the security of our bitcoin, we continue to evaluate additional protective measures. In addition to our core bitcoin mining business, we are also exploring adjacent market opportunities to add revenue streams and technical innovations to enhance mining performance.
In addition to holding bitcoin available for liquidation on an as-needed basis to fund business activities, we intend to look to realize value through the direct appreciation of bitcoin held on our balance sheet and explore treasury management monetization opportunities. The primary use of our free cash flow is to fund and support the growth of the business. Holding bitcoin on the balance sheet is a core piece of this strategy and we intend to look to grow this balance over time. Once these have been retained on the balance sheet, the merits of various monetization strategies, including lending them out, can be considered. The covenants in our credit facility prohibit such activities and so all activities would need to be coordinated in conjunction with approval from our lender, which cannot be assured.
We utilize three platforms that interact with our bitcoin:
Tagomi: Tagomi is an institutional-grade brokerage platform that was acquired by Coinbase in 2020. It has in-house custody solutions that we rely upon and controls around account access controls, permissions, and whitelisted withdrawal addresses. All users interacting with balances have a two-factor authentication and all trading and transfer activities are sent to all administrative emails in order to flag any potentially bad behavior.
Foundry: Foundry is a pool account that holds our bitcoin for only approximately 24 hours as we accrue revenue before the bitcoin gets paid out to our Tagomi brokerage account. A two-factor authentication is required for all accounts and there is a robust whitelisting process for any new withdrawal addresses to be added to the platform. Additionally, activity in Foundry initiates emails to the other accounts to flag any potential bad behavior or vulnerability.
Blockchain.com: We utilize Blockchain.com’s in-house custody product as our primary solution. As with Tagomi, Blockchain.com includes access controls and a robust whitelisting around the withdrawal process.
As part of the Blockchain.com custody relationship we may benefit from the principal loan balance being netted down in the case of a loss in their custody product. We do not self-custody bitcoin and leverage our service providers and their product offerings to support our custody needs.
Bitcoin Mining
Bitcoin is mined utilizing specialized computers (“miners”) configured for the purpose of validating transactions on bitcoin blockchains (referred to as “mining”). All of the miners incorporate application-specific integrated circuit (“ASIC”) chips specialized to solve blocks on the bitcoin blockchains using the 256-bit
secure hashing
algorithm (“SHA-256”)
in return for bitcoin rewards.
GRIID participates in “mining pools” organized by mining pool operators in which we share our mining power (known as “hash rate”) with the hash rate generated by other miners participating in the pool to earn bitcoin rewards. The mining pool operator provides a service that coordinates the computing power of the independent mining enterprises participating in the mining pool. Fees are paid to the mining pool operator to cover the costs of maintaining the pool. The pool uses software that coordinates the pool members’ mining power, identifies new block rewards, records how much hash rate each participant contributes to the pool, and assigns bitcoin rewards earned by the pool among its participants in proportion to the hash rate contributed to the pool in connection with solving a block. Monthly, we analytically compare our hash rate to the published global hash rate and fees to assure that the pro rata amount of bitcoin allocated to us are reasonable.
Revenues from bitcoin mining are impacted by volatility in bitcoin prices, as well as increases in the bitcoin blockchain’s network hash rate resulting from the growth in the overall quantity and quality of miners working to solve blocks on the bitcoin blockchain and the difficulty index associated with the secure hashing algorithm employed in solving the blocks.
Key Factors Affecting Our Performance
The following factors impact our revenue and operating income recognized from bitcoin mining:
Market Price of Bitcoin
Our business is heavily dependent on the spot price of bitcoin. Mined bitcoin revenue is determined based on the spot price when it is earned. The price of bitcoin has experienced substantial volatility, and high or low prices may have little or no relationship to identifiable market forces, may be subject to rapidly changing investor sentiment, and may be influenced by factors such as technology, regulatory void or changes, fraudulent actors, manipulation, and media reporting. Bitcoin may have value based on various factors, including its acceptance as a means of exchange by consumers and others, scarcity, and global market demand.
Our financial performance and continued growth depend in large part on our ability to mine bitcoin efficiently and to sell bitcoin at favorable prices. Over time, we have observed a positive trend in the total market capitalization of bitcoin. However, historical trends are not indicative of future adoption, and it is possible that the adoption of bitcoin and blockchain technology may slow, take longer to develop, or never be broadly achieved, which would negatively impact our business and operating results.
Electricity
We currently have 48 MWs of existing available power capacity. We have developed strategic relationships with various energy providers for low-cost
power and also have multiple LOIs and MOUs with energy providers which we anticipate will further scale our low-cost
power pipeline. As of December 31, 2021, GRIID derived approximately 74% of its energy from carbon-free sources. We expect that our carbon-free sources will increase to approximately 79% and more than 90% of our total MW capacity by the end of 2022 and 2023, respectively.
We believe that GRIID will benefit from one of the lowest electricity costs among its publicly traded bitcoin mining peers at approximately $25 per megawatt-hour (“MWh”) at scale. GRIID has structured and secured competitive equipment supply agreements with strong counterparties for its current and future bitcoin mining facility sites.
Equipment
GRIID runs a blend of S9 type Antminers, S17 type Antminers, and M31S+ Whatsminers. These ASICs represent the vast majority of GRIID’s deployed hash rate, but not necessarily the units that will fuel growth. GRIID has entered into a definitive supply contract with Intel to provide chips that will fuel our growth. The initial order will supply units to be delivered in 2022 and GRIID will have access to a significant share of Intel’s future production volumes.

Hash Rate
Miners perform computational operations in support of bitcoin blockchains measured in “hash rate” or “hashes per second.” A “hash” is the computation run by mining hardware in support of the bitcoin blockchain; therefore, a miner’s “hash rate” refers to the rate at which it is capable of solving such computations. The ASIC chips utilized in GRIID’s miners are the well-established standard in the bitcoin mining industry. These ASIC chips are designed specifically to maximize the rate of bitcoin hashing operations.
Our business is not only impacted by the volatility in bitcoin prices, but also by increases in the bitcoin blockchain’s network hash rate resulting from the growth in the overall quantity and quality of miners working to solve blocks on the bitcoin blockchain and the difficulty index associated with the secure hashing algorithm employed in solving each block.
In bitcoin mining, hash rate is a measure of the processing speed by a bitcoin miner. A participant in a blockchain network’s mining function has a hash rate total of its miners seeking to mine bitcoin and, system-wide, there is a total hash rate of all miners. However, as the relative market price for bitcoin increases, more users are incentivized to mine it, which increases the network’s overall hash rate. As a result, a mining participant must increase its total hash rate to maintain its relative possibility of solving a block on the bitcoin blockchain. Achieving greater hash rate power by deploying increasingly sophisticated miners in ever greater quantities has become one of the bitcoin mining industry’s great sources of competition. Our goal is to deploy a powerful and ever expanding and evolving fleet of miners, while operating as energy-efficiently as possible.
Halving
The reward for solving a block on the bitcoin blockchain is subject to periodic incremental halving. Halving is a process designed to control the overall supply and reduce the risk of inflation in bitcoin using a proof of work consensus algorithm. At a predetermined block, the mining reward is reduced by half, hence the term “halving.”
For bitcoin, the reward was initially set at 50 bitcoin rewards per block. The bitcoin blockchain has undergone halving three times since its inception: First on November 28, 2012 at block 210,000; second on July 9, 2016 at block 420,000; and then on May 11, 2020 at block 630,000, when the reward was reduced to its current level of 6.25 bitcoin per block. It is anticipated that the reward will decrease by half to become 3.125 bitcoins per block in May 2024, according to estimates of the rate of block solution calculated by bitcoinClock.com. This deliberately controlled rate of bitcoin creation means that the number of bitcoin in existence will never exceed 21 million and that bitcoin cannot be devalued through excessive production. This process will repeat until the total amount of bitcoin rewards issued reaches 21 million and the theoretical supply of new bitcoin is exhausted, which is expected to occur around 2140. Many factors influence the price of bitcoin and potential increases or decreases in prices in advance of or following a future halving are unknown.
The Merger and Public Company Costs
We entered into the merger agreement, pursuant to which GRIID will become a wholly owned subsidiary of ADEX. Additional information regarding the merger can be found in this proxy statement/prospectus under the heading “Proposal No. 1—The Merger Proposal”. The merger will be accounted for as a reverse recapitalization and ADEX will be treated as the “acquired” company for financial reporting purposes. GRIID will be deemed the predecessor and will be the successor SEC registrant, meaning that GRIID’s financial statements for periods prior to the consummation of the merger will be disclosed in future periodic reports.
We estimate that GRIID will incur an aggregate of approximately $6.9 million in professional fees associated with legal services, merger and acquisition advisor fees, financial advice, due diligence, and other deal-related costs. We anticipate all of GRIID’s total transaction costs will be expensed.
Following the consummation of the merger, we will be subject to the reporting requirements of the Exchange Act and our common stock will be listed on the New York Stock Exchange, which we expect will require us to hire additional personnel and implement public company procedures and processes. We expect to incur additional annual expenses as a public company for internal controls compliance and public company reporting obligations, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Impact
of COVID-19
GRIID qualified as a small business under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and received a loan for approximately $0.2 million on April 29, 2020 under the Paycheck Protection Program (“PPP”), which was designed to promote continued employment. The PPP loan was fully forgiven on June 15, 2021 by the SBA and the lender.
GRIID’s Key Financial and Operational Metrics
We monitor the following key financial and operating metrics to evaluate the growth of our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions.
Bitcoin Mining Results
The following illustrates GRIID’s balances of bitcoin GRIID’s consolidated balance sheet and the various ways the balances of bitcoin were impacted during the applicable periods. Significant components are discussed below.

	December 31, 2021	December 31, 2020
Beginning balance	$3,376	$699
Revenue recognized from cryptocurrencies	30,772	2,820
Management fee revenue from revenue share arrangement	75	—
Mining pool operating fees	(21)	(5)
Utilities expense related to revenue share	(150)	—
Proceeds from sale of cryptocurrencies	(27,173)	(2,418)
Purchases of cryptocurrencies	—	2,820
Purchase of miner equipment with cryptocurrencies	—	(1,061)
Proceeds from sales of miner equipment	217	—
Realized gain on sale/exchange of cryptocurrencies	16,451	1,354
Interest payments	(1,164)	(222)
Other expenses	(25)	(32)

Impairment of cryptocurrencies	(7,308)	(579)

Ending balance	$15,050	$3,376

Revenue Recognized from Bitcoin Mined
The number of bitcoins mined during the years ended December 31, 2021 and 2020, were approximately 644 and 270, respectively. GRIID opened its first mining site (Tennessee) in October 2019, its second mining site (Tennessee) in November 2020, and its third mining site (New York) in July 2021.
Bitcoin Mining Equipment
Bitcoin mining equipment is a significant driver of our ability to earn bitcoin. The following table summarizes the number of miners ordered, shipped, retired and installed, along with the total hash rate produced to date in petahashes per second (“PH/s”), as of December 31, 2021. Purchasing bitcoin mining equipment requires significant deposits which are payable months in advance of delivery. As of December 31, 2021, GRIID had approximately $10.0 million in deposits outstanding to purchase 13,333 miners.

All numbers in thousands	Existing Operations as of December 31, 2021	Purchase Agreements Outstanding (a)	Cumulative Fleet of Miners
Total miners ordered	27,005	13,333	40,338
Total miners retired	(6,883)	—	(6,833)

Total miners installed	20,172	13,333	33,505

Total hash rate produced to date (PH/s)	400 PH/s	1,800 PH/s	2,200 PH/s

(a)	As of December 31, 2021
During the twelve months ended December 31, 2021, GRIID spent approximately $16.4 million on miners and related deposits.
Mining Pool Operating Fees
GRIID nets mining pool operating expenses against fees earned as a result of providing computing power in bitcoin transaction verification services under GRIID’s contracts with mining pool operators. Fees are paid to the mining pool operators to cover the costs of maintaining the pool.
Utilization of Bitcoin
When warranted, GRIID sells quantities of the bitcoin it has historically mined to pay operating expenses. The Company also utilizes bitcoin to purchase new mining equipment, as well as to maintain, update and repair existing miners.
Realized Gain on Sale/Exchange of Bitcoin
During the year ended December 31, 2021, GRIID recognized $16.5 million in gains on the sale of bitcoin. GRIID has benefitted from the increase in the global adoption and acceptance of bitcoin and, although bitcoin generally has experienced substantial price volatility, the price of one bitcoin has increased significantly since January 1, 2020. The average spot rate of bitcoin earned increased from $28,949 to $46,218, or 60%, during the year ended December 31, 2021 and from $7,196 to $28,949, or 302%, during the year ended December 31, 2020.
Interest Payments in Bitcoin
During the years ended December 31, 2021 and 2020, GRIID paid $1.2 million and $0.2 million in interest expense with bitcoin, respectively, related to GRIID’s bitcoin-denominated notes payable.
Impairment of Bitcoin
See discussion regarding the impairment of bitcoin under the “Critical Accounting Policies and Estimates” subsection below.
Gain on Paycheck Protection Program Loan Forgiveness
GRIID received approximately $0.2 million loan under the PPP which was administered by the SBA. GRIID submitted its loan forgiveness application to the lender and on June 15, 2021, the loan was fully forgiven by the SBA and the lender. As a result, GRIID recognized a gain of approximately $0.2 million during the year ended December 31, 2021.

Energy Cost
GRIID’s ability to control energy costs expended to mine bitcoin is essential to successful bitcoin mining operations. The electrical agreements entered into with power providers at GRIID’s mining locations contain minimum contracted power utilization amounts per month, for which our usage has not yet met the minimum billings. As a result, the rate per MWh used is higher than it will be once the related sites are fully operational. We anticipate the rate per MWh will decrease as usage at the new facilities increases once additional miners on order and anticipated to be ordered in 2022 are deployed.
Hash Rate
GRIID’s hash rate contributed to a given pool represents the hash rate of our miners as a proportion of the total Bitcoin network hash rate, which drives the number of bitcoin rewards that will be earned by our miner fleet. We calculate and report our hash rate in exahash per second (“EH/s”). One exahash equals one quintillion hashes per second.
We measure the hash rate produced by our mining fleet through our management software, which captures the reported hash rate from each miner. As a result of the growth in the number of our miners and also increased efficiency, we have realized substantial improvement in our hash rate over the last two years:

•	Our average hash rate was 258 PH/s and 69 PH/s for the years ended December 31, 2021 and 2020, respectively.
Components of Results of Operations
The following describes the components of revenue and expenses that are reflected in our consolidated statements of operations:
Cryptocurrency Mining Revenue
GRIID generates bitcoin mining revenue through providing computing power in conjunction with bitcoin transaction verification services under GRIID’s contracts with mining pool operators. Revenue is recorded for each bitcoin earned, at the spot rate at the time of issuance. Bitcoin mining revenue is shown net of mining pool operating fees in GRIID’s consolidated statements of operations.
Cost of Revenues
Cost of revenues consists of direct costs of earning bitcoin related to mining operations, including power costs and other utilities, but excluding depreciation and amortization, which are separately stated in GRIID’s consolidated statements of operations.
Operating expenses
Operating expenses consist of depreciation and amortization, compensation and related taxes, professional and consulting fees, and general and administrative expenses incurred during the periods presented.
Impairment of Cryptocurrency
As discussed in “—Critical Accounting Policies and Estimates—Accounting for Bitcoin” below, GRIID records impairment on its bitcoin holdings when it is determined an impairment exists. At that time, the amount of the impairment is determined as the amount by which the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. Due to bitcoin’s price volatility, GRIID’s impairment fluctuated significantly throughout the years ended December 31, 2021 and 2020. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. For each day for which there was a decline in the end of day spot rate, GRIID recorded an impairment loss for any holding for which the carrying value was greater than the end of day spot rate.

Gain (Loss) on Disposal of Property and Equipment
Gain (loss) on the disposal of property and equipment relates mainly to bitcoin miners replaced with newer technology miners. Once a miner is taken out of service, any remaining book value is written off and a corresponding loss is recorded.
Realized Gain (Loss) on Sales of Cryptocurrencies
Realized gain (loss) on sale of cryptocurrencies represents the difference between the carrying value and the spot-rate value as of the time of sale.
Change in Fair Value of Cryptocurrency Notes Payable
GRIID’s cryptocurrency notes payable were held at fair value on GRIID’s consolidated balance sheets. The notes payable were amended and restructured during the third quarter of 2021, and, as a result, the bitcoin-denominated notes payable were amended and restructured into U.S. dollar-denominated funding.
Interest Expense, Net of Interest Income
Interest expense includes interest paid or capitalized on GRIID’s U.S. dollar and cryptocurrency-denominated notes payable, and on its line of credit, as well as related debt discount amortization. Interest expense related to GRIID’s PPP loan was forgiven, and therefore, no interest expense was recorded in connection to this debt.

Results of Operations for the Years Ended December 31, 2021 and 2020
The following tables summarize our results of operations for the years ended December 31, 2021 and 2020:

All numbers in thousands	December 31,
	2021	2020	$ Change	% Change
Revenue
Cryptocurrency mining revenue	$30,751	$2,815	$27,935	992.4
Management fee revenue	75	—	75	NM	*

Total revenue, net	30,826	2,815	28,011	995.1

Operating expenses
Cost of revenues (excluding depreciation and amortization disclosed below)	5,054	1,393	3,661	262.8
Depreciation and amortization	3,335	1,746	1,589	91.0
Compensation and related taxes	3,876	1,299	2,577	198.4
Professional and consulting fees	4,908	317	4,591	1,448.3
General and administrative	2,609	759	1,850	243.7
Sales and marketing	34	—	34	NM	*
Impairment of property and equipment	424	—	424	NM	*
Impairment of cryptocurrencies	7,308	579	6,729	1,162.2

Total operating expenses	27,548	6,093	21,455	352.1
Gain (loss) on disposal of property and equipment	956	(465)	1,421	(305.6)

Income (loss) from operations	4,234	(3,743)	7,977	213.1
Other income (expense)
Realized gain on sale of cryptocurrencies	16,451	1,354	15,097	1115.0
Realized loss on change in fair value of cryptocurrency notes payable	(7,108)	—	(7,108)	NM	*
Unrealized loss on change in fair value of cryptocurrency notes payable	—	(10,182)	(10,182)	NM	*
Loss on change in fair value of warrant liability	(586)	—	(586)	NM	*
Loss on extinguishment of debt	(19,824)	—	(19,824)	NM	*
Gain on paycheck protection program loan forgiveness	193	—	193	NM	*
Other income, net of other expense	11	137	(126)	(92.0)
Interest expense, net of interest income	(4,231)	(1,275)	(2,956)	231.8
Total other expense	(15,094)	(9,966)	(5,128)	51.5

Income (loss) before income taxes	(10,860)	(13,709)	2,849	(20.8)
Income tax expense	775	—	775	NM	*

Net income (loss)	$(11,635)	$(13,709)	$2,074	(15.1)

*	NM = Not meaningful
Statistical Results Impacting Revenue and Expense
The following table presents some of the key statistical drivers of GRIID’s revenue and expense for the years ended December 31, 2021 and 2020, for which fluctuations and trends are discussed below:

	Year Ended December 31, 2021	Year Ended December 31, 2020
bitcoin Mined	644	270
Average Spot Rate of bitcoin Mined	$47,535	$10,393
Average Number of Employees	27.2	8.0

Revenue
Cryptocurrency Mining Revenue
Bitcoin mining revenue for the years ended December 31, 2021 and 2020 was $30.8 million and $2.8 million, respectively, for an increase of 992%. Revenue from bitcoin mining is impacted significantly by volatility in bitcoin prices, as well as increase in the bitcoin blockchain’s network hash rate resulting from the growth in the overall quality and quantity of miners working to solve blocks on the bitcoin blockchain along with the difficulty index associated with the secure hashing algorithm employed in solving the blocks.
The increase in bitcoin mining revenue was also due to an increase in the average bitcoin spot value from $10,393 for the year ended December 31, 2020 to $47,535 for the year ended December 31, 2021, as well as an increase in the number of miners deployed. The number of bitcoins mined by GRIID increased from 270 to 644 bitcoin for the year ended December 31, 2021 versus the year ended December 31, 2020.
Operating Expenses
Cost of Revenues
Cost of revenues consists primarily of direct costs of earning bitcoin related to mining operations, including electric power costs and other utilities, but excluding depreciation and amortization. Cost of revenues increased to $5.1 million for the year ended December 31, 2021 from $1.4 million for the year ended December 31, 2020. The increase of $3.7 million in cost of revenues for the year ended December 31, 2021, as compared to the equivalent prior year period, was primarily attributable to additional utility power costs related to GRIID’s two new mining locations. The new supply agreements GRIID entered into for its two new facilities had minimum usage and billing amounts which were more than the actual amounts used during the months the facilities were ramping up mining operations. As a result, the cost per MWh used increased significantly from the prior period. GRIID anticipates that its cost per MWh will decrease as the usage at these two facilities increases.
The following chart depicts the costs per MWh for actual rates and usage rates.

Depreciation and Amortization
Depreciation and amortization for the years ended December 31, 2021 and 2020 was approximately $3.3 million and $1.7 million, respectively. The increase in depreciation and amortization is primarily related to the two new mining facilities and an increase in miners at the existing facility.
Compensation and Related Taxes
Compensation and related taxes include cash compensation, related payroll taxes and benefits, and unit-based compensation. Compensation and related taxes for the year ended December 31, 2021 increased to $3.9 million from $1.3 million for the year ended December 31, 2020, an increase of $2.6 million. The increase in compensation and related taxes is primarily due to a significant increase in the number of employees.
Professional and Consulting Fees
Professional and consulting fees for the year ended December 31, 2021 compared with the same period in 2020 increased from $0.3 million to $4.9 million, primarily related to legal and professional fees associated with the merger, including related preparedness expenses. To date, no expenses have been capitalized related to these professional, legal or consulting expenditures.
General and Administrative
General and administrative expense for the years ended December 31, 2021 and 2020 increased from $0.8 million to $2.6 million, respectively. The primary drivers of the increase in general and administrative expense related to increased expenses from recruiting, insurance, independent contractors, and travel to job sites.
Impairment of Cryptocurrencies
As discussed in “ — Critical Accounting Policies and Estimates — Accounting for Bitcoin” below, GRIID records impairment on its bitcoin holdings when it is determined an impairment exists. At that time, the amount of the impairment is determined as the amount by which the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured. Due to bitcoin’s price volatility, GRIID’s impairment has fluctuated significantly throughout the years ended December 31, 2021 and 2020. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. More specifically, the chart below depicts the end of day historical spot rates for bitcoin since January 1, 2020 through December 31, 2021.

For each day for which there was a decline in the end of day spot rate, GRIID recorded an impairment loss for any holding for which the carrying value was greater than the end of day spot rate.

Gain (Loss) on Disposal of Property and Equipment
GRIID had a gain on disposal of property and equipment of $1.0 million during the year ended December 31, 2021, compared to a loss on disposal of property and equipment of $0.5 million during the year ended December 31, 2020
Realized Gain (Loss) on Sale of Cryptocurrencies
GRIID recognizes gains or losses upon the sale of bitcoin. GRIID realized $16.5 million in gains on sale of cryptocurrencies for the year ended December 31, 2021, a $15.1 million increase from $1.4 million for the same period in 2020, as GRIID strategically sold bitcoin it was holding to fund operations and expansion, during which timeframe the spot rate of bitcoin had been increasing.
Loss on Change in Fair Value of Cryptocurrency Notes Payable
GRIID’s cryptocurrency notes payable were held at fair value on GRIID’s consolidated balance sheets. During the years ended December 31, 2021 and 2020, GRIID recorded losses of approximately $7.1 million and $10.1 million, respectively, on the change in the fair value of the bitcoin-denominated debt, as the price of bitcoin increased. The cryptocurrency notes payable were amended and restructured during the third quarter of 2021, and, as a result, the bitcoin-denominated loans were replaced with U.S. dollar-denominated debt funding.
Loss on Change in Fair Value of Warrant Liability
GRIID’s loss on change in fair value of warrant liability increased to $0.6 million during the year ended December 31, 2021 from $0.0 million during the same period in 2020 as a result of warrants issued in connection with the amendment to GRIID’s loan agreement.
Loss on Extinguishment of Debt
GRIID’s loss on extinguishment of debt increased to $19.8 million during the year ended December 31, 2021 from $0.0 million during the same period in 2020 as a result of warrants issued, and an origination fee of $8 million paid, in connection with the amendment to GRIID’s loan agreement. See “—Liquidity and Capital Resources” below.

Interest Expense, Net of Interest Income
GRIID’s interest expense, net of interest income increased to $4.2 million during the year ended December 31, 2021 from $1.3 million during the same period in 2020 as a result of an increased borrowing base. See “—Cash, Cash Equivalents and Cash Flows” below.
Income Tax Expense
GRIID’s income tax expense increased to $0.8 million during the year ended December 31, 2021 from $0.0 million during the same period in 2020 as a result of increased taxable income in certain states which do not recognize disregarded entities.
Non-GAAP
Financial Measures
In addition to results determined in accordance with GAAP, GRIID believes Adjusted EBITDA is a useful non-GAAP
measure in evaluating its operational performance. GRIID believes that non-GAAP
financial information, when taken collectively with GAAP financial information, may be helpful to investors in assessing GRIID’s operating performance. These results should be considered in addition to, but not as a substitute for, results reported in accordance with GAAP. Our non-GAAP
financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements, which have been prepared in accordance with GAAP.
Adjusted EBITDA
Adjusted EBITDA is
a non-GAAP
financial measure defined as our net income (loss), adjusted to eliminate the effect of (i) interest income, interest expense, and other income (expense), net; (ii) provision for income taxes; (iii) depreciation and amortization; and (iv) certain additional non-cash
and non-recurring items.
We believe Adjusted EBITDA is an important measure because it allows management, investors, and our board of directors to analyze and evaluate our operating results, including our return on capital and operating efficiencies, from period-to-period.
In addition, Adjusted EBITDA provides useful information to investors and potential investors to enable them to understand and evaluate our results of operations, as well as to provide a useful measure for period-to-period comparisons
of our business, as it removes the effect of net interest income (expense), certain non-cash
items, variable charges, and timing differences. Note that no provision for income taxes is currently added back as GRIID is a limited liability company and GRIID’s taxable income is allocated to its members for income tax reporting purposes. Moreover, we have included Adjusted EBITDA in this proxy statement/prospectus because it represents a key measurement used by our management internally to make operating decisions, evaluate performance, and perform strategic and financial planning.
The aforementioned items are excluded from our Adjusted EBITDA measure because they are non-cash in
nature, and because the amount and timing of these items are unpredictable, not driven by our core results of operations, and render comparisons with prior periods less meaningful. However, investors and potential investors should be aware that when evaluating Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating this measure. Our presentation of this measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring
items. Further,
this non-GAAP
financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
We compensate for these limitations by relying primarily on GAAP results and using Adjusted EBITDA on a supplemental basis. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because not all companies calculate this measure in the same fashion. Investors and potential investors should review the reconciliation of net income (loss) to Adjusted EBITDA (as presented below) and not rely on any single financial measure to evaluate our business.

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA for the years ended December 31, 2021 and 2020.
Our
non-GAAP
financial measures are not meant to be considered in isolation and should be read only in conjunction with our consolidated financial statements, which have been prepared in accordance with GAAP.

All numbers in thousands	Year Ended December 31,	Year Ended December 31,
	2021	2020
Net income (loss)	$(11,635)	$(13,709)
Adjustments:
Interest expense, net	4,231	1,275
Income tax expense (benefit)	775	—
Depreciation and amortization	3,335	1,746
(Gain)/loss on disposal of property and equipment	(956)	465
Gain on paycheck protection program loan forgiveness	(193)	—
Increase in fair value of cryptocurrency notes payable	7,108	10,182
Loss on extinguishment of debt	19,824	—

Adjusted EBITDA	$22,489	$(41)

GRIID’s Adjusted EBIDTA increased to $22.5 million in the year ended December 31, 2021 from a loss of $41,000 in the same period in 2020. GRIID’s significant Adjusted EBITDA adjustments are primarily non-cash
in nature – consisting of interest expense depreciation and amortization, gains and losses on disposal of property and equipment and the change in fair value of the cryptocurrency notes payable.
Critical Accounting Policies and Estimates
GRIID believes the following accounting policies are most critical in understanding and evaluating this management discussion and analysis:
Accounting for Bitcoin
Bitcoin is included in current assets in the accompanying consolidated balance sheets. Bitcoin holdings are classified as indefinite-lived intangible assets in accordance with Accounting Standards Codification No. 350
,
Intangibles—Goodwill and Other
. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Events or circumstances that may trigger an impairment assessment other than annually include but are not limited to material changes in the regulatory environment, potential technological changes in digital currencies, and prolonged or material changes in the price of bitcoin below the carrying cost of the asset. Upon determining an impairment exists, the amount of the impairment is determined as the amount by which the carrying amount exceeds its fair value, which is measured using the quoted price of the bitcoin as of the measurement date. In testing for impairment, GRIID has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. If it is determined that it is not more likely than not that an impairment exists, a quantitative impairment test is not necessary. If GRIID concludes otherwise, it is required to perform a quantitative impairment test. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted. We assess our bitcoin holdings daily and determine if impairment exists, upon which the bitcoin is written down to fair market value. As of December 31, 2021, GRIID’s digital assets consisted of approximately 363 bitcoins compared to 308 bitcoins as of December 31, 2020. The spot rate for bitcoin was $46,218 and $28,949 as of December 31, 2021 and 2020, respectively
Revenue associated with bitcoin awarded to us through our mining activities is accounted for in accordance with our revenue recognition policy as detailed below and is included as a non-cash item within operating activities in the accompanying consolidated statements of cash flows. GRIID accounts for sales of bitcoin using the first in, first out (“FIFO”) method of accounting. Gains and losses from the sale of bitcoin are recorded in other income (expense) in the accompanying consolidated statements of operations.
While management uses available information to evaluate and recognize impairment losses on bitcoin, further reductions in the carrying amounts may be necessary based on the changes in the underlying value of bitcoin.
Liquidity and Capital Resources
As of December 31, 2021, GRIID had cash and cash equivalents of $0.6 million and cryptocurrency holdings (at cost and net of impairment reserves) of $15.1 million, which are available to fund future operations. In September 2021, GRIID entered into the Second Amended and Restated Loan Agreement with Blockchain Access UK Limited (“Blockchain”), for an aggregate amount up to $126.7 million, consisting of a First Tranche Loan of $43.7 million, and a Second Tranche Loan of $83.0 million, each with a maturity date of September 23, 2025. The proceeds from the First Tranche Loan were used to repay in dollars the aggregate outstanding balance under the existing Notes Payable Agreement of $33.7 million, and to pay an initial deposit of $10.0 million pursuant to a separate supply agreement with a vendor.
On November 19, 2021, certain GRIID subsidiaries (the “Borrowers”) and Griid Holdings LLC (“Holdings”) entered into a Third Amended and Restated Credit Agreement, which we refer to as the “Credit Agreement,” with certain lenders and Blockchain, as agent. The following summary of the material terms of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.8 to the registration statement of which this proxy statement/prospectus forms a part and is incorporated herein by reference.
General
. The Credit Agreement provides for a senior secured credit facility (the “Loans”) consisting of $46.4 million of initial first tranche loans outstanding thereunder (the “Initial Loans”) and an aggregate delayed-draw commitment of up to $489 million (the “DDTLs”). The $489 million DDTLs include, subject to the satisfaction of certain conditions precedent, (i) a 2 nd
tranche delayed draw term loan commitment of up to $89 million (the “2 nd
Tranche Loans”); (ii) a 3
rd
tranche delayed draw term loan commitment of $200 million (the “3 rd
Tranche Loans”), subject to the closing of the merger; and (iii) a 4 th
tranche delayed draw term loan commitment of $200 million (the “4 th
Tranche Loans”), subject to the closing of the merger. The Credit Agreement will mature on September 23, 2025 (the “Termination Date”).
Prior to the execution of the Credit Agreement pursuant to prior loan agreements with Blockchain, between December 2019 and November 2021, GRIID made requests to draw down approximately $27 million in principal of the Initial Loans which amounts were funded by Blockchain. Upon execution of the Credit Agreement, the total outstanding amount of loans under such prior loan agreements with Blockchain (including principal and accrued and capitalized interest) were continued under the Credit Agreement as initial first tranche loans in the amount of approximately $44.4 million. In November 2021, in connection with the execution of the Credit Agreement, GRIID made a request to draw down the remaining first tranche loans in the amount of $2 million, which amount was funded by Blockchain. In April 2022, GRIID made a request to draw down $6 million of the 2nd Tranche Loans. Blockchain funded such amount notwithstanding that it believes certain conditions precedent to a draw of the Second Tranche Loans were not satisfied.
Supplemental Warrants.
In connection with the Credit Agreement, GRIID will issue to Blockchain the right to receive warrants (the “Supplemental Warrants”), exercisable for shares of New GRIID common stock, subject to certain conditions set forth in the Credit Agreement. The total number of Supplemental Warrants to be issued shall be based upon the total borrowings under the 2 nd
Tranche Loans, 3
rd
Tranche Loans, and 4
th
Tranche Loans, such that the number of Supplemental Warrants to be issued to Blockchain when added to the number of shares of common stock of New GRIID to be received by Blockchain at the closing of the merger in exchange for its existing warrants will range from 1.85% to 3% of the fully diluted equity of New GRIID immediately following the closing of the merger (after taking into account all stockholder redemptions), or 2.25% if GRIID fails to draw down any of these tranches. The Credit Agreement provides that GRIID will execute and deliver the Supplemental Warrants upon the earliest of (i) the consummation of a SPAC transaction (ii) March 31, 2022 (provided that if consummation of a SPAC transaction shall be pending as of March 31, 2022 subject only to approval of governmental authorities, such date shall be automatically extended until the date such approval is rendered or denied), and (iii) the repayment or acceleration of the Loans. The Supplemental Warrants will have a strike price, if a SPAC transaction will have occurred prior to the execution and delivery of the Supplemental Warrants, equal to $10.00, or otherwise, consistent with GRIID’s most recent 409A valuation at the time of execution and delivery of the Supplemental Warrant agreement. Up to 75% of the Supplemental Warrants shall be freely transferrable other than to Disqualified Institutions, as such term is defined in the Credit Agreement, and any remainder will be freely transferrable to the lenders and their affiliates. The Supplemental Warrants will be issued on commercially reasonable terms satisfactory to Blockchain. As of the date of the Credit Agreement, GRIID has an obligation to issue the Supplemental Warrants in the future. Since the amount of Supplemental Warrants to be issued varies depending upon the amount of the related debt that is drawn down, GRIID has accounted for and classified the Supplemental Warrants as liabilities. As of the date of this proxy statement/prospectus, no Supplemental Warrants have been issued.
Under the Credit Agreement, there is a fee equal to $8 million (“Origination Fee”) that is earned upon the date of the Credit Agreement and due upon the earliest of the (i) funding of the subsequent 2 nd
Tranche Loans, (ii) the initial funding of the 3
rd
Tranche Loans, (iii) the initial funding of the 4th Tranche Loans, and (iv) the Termination Date. The Origination Fee may be paid in cash or, as applicable, at GRIID’s election, net funded from the proceeds of the 2 nd
Tranche Loans draw and/or 3
rd
Tranche Loans draw.
GRIID accounted for the Credit Agreement as a debt extinguishment under ASC 470-50, resulting in a loss on extinguishment of debt of $19.824 million, which included discounts associated with the previous debt and associated warrants of $8 thousand, the fair value of the Supplemental Warrants calculated utilizing the Black Scholes valuation method of $29.234 million and the Origination Fee of $8 million less a debt discount of $17.418 million on the Credit Agreement debt to record it at fair value. GRIID is accreting the debt discount on the Credit Agreement debt to non-cash interest expense using the effective interest rate method, over the term of the related debt. As of December 31, 2021, the unamortized debt discount amounted to $16.925 million.
Use of Proceeds
. The proceeds of the Initial Loans can be used by the Borrowers to, among other things, refinance existing indebtedness under the Second Amended and Restated Credit Agreement by and among Griid Infrastructure LLC and Blockchain Access UK Limited, as lender (the “Prior Credit Agreement”) and purchase certain bitcoin mining hardware. The proceeds of the DDTLs can be used to purchase certain bitcoin mining hardware, pay expenses related to certain agreements for packaging goods and services for bitcoin mining, pay fees and expenses of financing, and for the working capital needs and general corporate purposes of the Borrowers, in each case subject to certain limitations set forth in the Credit Agreement.
Guarantees
. The obligations of the Borrowers under the Credit Agreement are guaranteed by Holdings, and are secured by first priority liens on and security interests in substantially all of the assets of the Borrowers. Additionally, on November 29, 2021, GRIID entered into a Joinder Agreement, pursuant to which it became a party to the Credit Agreement and a guarantor thereunder, and granted first priority liens on and security interests in substantially all of the assets of GRIID to secure the obligations of the Borrowers under the Credit Agreement.
Interest
. Borrowings under the Credit Agreement bear interest at a rate equal to (i) with respect to the 1 st
Tranche Loans and certain initial 2
nd
Tranche Loans, 7.0% per annum, (ii) with respect to the 4
th
Tranche Loans, 15.0% per annum, and (iii) with respect to all other loans, 11.0% per annum when the total leverage ratio, as that term is defined in the Credit Agreement, is greater than or equal to 2.00:1.00, and 9.0% when the total leverage ratio is less than 2.00:1.00.
Fees
. In addition to paying interest on outstanding principal under the facility, the Borrowers are required to pay an origination fee in an amount equal to $8 million upon the earlier of (i) funding of certain subsequent 2 nd
Tranche Loans, (ii) initial funding of the 3
rd
Tranche Loans, (iii) initial funding of the 4
th
Tranche Loans, and

(iv) the Termination Date or repayment of the Loans. GRIID is required to pay an early termination fee in an amount equal to (a) with respect to the 1 st
Tranche Loans, 2
nd
Tranche Loans, and 3
rd
Tranche Loans 15.0% of the interest payable that would have been accrued on such prepaid loans, and (b) with respect to the 4 th
Tranche Loans, (x) on or prior to the first anniversary of the date of borrowing of such 4 th
Tranche Loans, the make-whole amount, as such term is defined in the Credit Agreement, or (y) 30.0% of the interest payable that would have been accrued on such prepaid loans.
Voluntary Prepayments and Commitment Reductions
. The Borrowers are able to voluntarily repay outstanding loans and, solely in connection therewith, reduce the commitments to zero, in each case subject to payment of the early termination fees described above.
Mandatory Prepayments
. The Borrowers are required to repay outstanding loans any time the outstanding loans exceed the maximum availability then in effect. In addition, if the Borrowers sell, transfer or otherwise dispose of certain assets in a manner not permitted under the Credit Agreement or suffer an event of loss, as such term is defined in the Credit Agreement, the Borrowers must apply the net proceeds thereof to prepay outstanding loans, subject to certain reinvestment rights set forth in the Credit Agreement.
Covenants/Events of Default
. The Credit Agreement maintains customary covenants for credit agreements of this type, including, among other things: (i) requirements to deliver financial statements, other reports and notices; (ii) restrictions on the existence or incurrence and repayment of indebtedness by the Borrowers; (iii) restrictions on the existence or incurrence of liens by the Borrowers; (iv) restrictions on the Borrowers making certain restricted payments; (v) restrictions on the Borrowers making certain investments; (vi) restrictions on certain mergers, consolidations and asset dispositions; (vii) restrictions on transactions with affiliates; and (viii) a requirement for the Borrowers to maintain a minimum consolidated interest coverage ratio of 2.5:1.0. The consolidated interest coverage ratio is the ratio of (a) EBITDA less taxes paid, to (b) all cash interest expense and regularly scheduled or recurring fees on account of principal of indebtedness, less the amount of any prepayments or repayments of the loans. As of the date of this proxy statement/prospectus, GRIID is in compliance with its debt covenants.
Subject to customary grace periods and notice requirements, the Credit Agreement also contains certain customary events of default, including: (i) failure to make required payments; (ii) material inaccuracy of representations and warranties; (iii) failure to comply with certain agreements or covenants; (iv) defaults under certain other indebtedness or material agreements; (v) certain events of bankruptcy and insolvency; (vi) existence of outstanding material judgments; (vii) failure to create or maintain validly perfected first priority liens in a material portion of collateral; (viii) invalidity of the loan documents; and (ix) the occurrence of a change in control, as defined therein.
Sources of Liquidity
To date, we have financed our operations primarily through issuance of dollar and bitcoin-denominated debt and sales of mined bitcoin. We continue to have access to several sources of liquidity to supplement cash flow from operations including private debt and equity capital markets, secured borrowing (subject to the satisfaction of certain conditions precedent), equipment financing and bitcoin-based financing. In the near term, we expect to continue to increase investing activities as we build out and expand our facilities and purchase additional miners. Proceeds from the merger will fortify our consolidated balance sheet and support our continued investing activity. Assuming no redemptions, gross cash expected to be generated by the merger and held in trust is $276 million. Ultimate cash inflow to GRIID from the merger will depend on the amount of ADEX stockholder redemptions, which will reduce cash proceeds to GRIID to the extent they occur.
Funding Our Operations
We expect to continue to generate revenues from the mining of bitcoin. The funding of our operations on a go-forward
basis will depend significantly on our ability to continue to mine bitcoin and on the spot price of the bitcoin we mine. We expect to continue to periodically liquidate bitcoin holdings to generate cash for operating and investing activities. Generating bitcoin mining revenues that exceed our utility and overhead costs will determine our ability to report profit margins related to such mining operations, although accounting for our reported profitability is significantly complex.
The ability to raise funds through equity, debt or sale of bitcoin to maintain our operations is subject to many risks and uncertainties and, even if we were successful, future equity issuances would result in dilution to our existing stockholders and any future debt or debt securities may contain covenants that may limit our operations or ability to enter into certain transactions. Our ability to realize revenue through bitcoin mining and to successfully convert bitcoin into cash to fund operations is subject to a number of uncertainties, including regulatory, financial and business risks, many of which are beyond our control. Additionally, we have observed significant historical volatility in the spot price of bitcoin and, as such, future prices cannot be predicted. If we are unable to generate sufficient revenue from our bitcoin mining or, when needed, to secure additional sources of funding; it may be necessary to significantly reduce our current rate of spending or explore other strategic alternatives. As a result, we believe that there is substantial doubt about GRIID’s ability to remain a going concern absent (a) a significant capital raising event, (b) a significant increase in the value of bitcoin and/or (c) a significant reduction of our operating expenses.
Cash, Cash Equivalents and Cash Flows
Our principal uses of cash since GRIID’s inception in 2018 have been funding our operations and investing in capital expenditures, including miners and two new mining facilities. The following table presents cash, cash equivalents and cash provided by (used in) operating, investing, and financing activities during the years ended December 31, 2021 and 2020:

All numbers in thousands	Year Ended December 31,	Year Ended December 31,
	2021	2020
Beginning balance of cash	$31	$3,679
Net cash used in operating activities	(14,819)	(2,500)
Net cash provided by (used in) investing activities	3,502	(9,536)
Net cash provided by financing activities	11,895	8,388

Ending balance of cash	$609	$31

Operating Activities
Net cash used in operating activities of $14.8 million during the year ended December 31, 2021 was driven primarily by net loss of $11.6 million adjusted for the net effect of non-cash items consisting primarily of loss on extinguishment of debt of $19.8 million, impairment of cryptocurrencies of $7.3 million, realized loss on change in fair value of cryptocurrency notes payable of $7.1 million, depreciation and amortization of $3.3 million, and non-cash interest expense of $3 million, partially offset by realized gain on sale of cryptocurrencies of $16.5 million. The decrease in cash from working capital was driven primarily by increased cryptocurrencies of $30.7 million partially offset by increased accounts payable, accrued expenses and other current liabilities of $3.4 million.
Net cash used in operating activities of $2.5 million during the year ended December 31, 2020 was driven primarily by net loss of $13.7 million adjusted for the net effect of non-cash items consisting primarily of unrealized loss on change in fair value of cryptocurrency notes payable of $10.2 million, depreciation and amortization of $1.8 million, partially offset by realized gain on sale of cryptocurrencies of $1.3 million. The decrease in cash from working capital was driven primarily by increased cryptocurrencies of $2.6 million, partially offset by decreased deposits of $1.1 million and increased accrued expenses and other current liabilities of $0.6 million.
Investing Activities
Net cash provided by investing activities during the year ended December 31, 2021 was $3.5 million, primarily consisting of proceeds received from the sale of cryptocurrencies of $27.2 million and proceeds received from the disposal of property and equipment of $7.8 million.

Net cash used in investing activities during the year ended December 31, 2020 was $9.5 million, primarily consisting of purchases of property and equipment of $9.6 million and purchases of cryptocurrencies of $2.8 million, partially offset by proceeds received from the sale of cryptocurrencies of $2.4 million and proceeds from the sale of property and equipment of $0.4 million.
Financing Activities
For the year ended December 31, 2021, net cash provided by financing activities was $11.9 million primarily related to $12.0 million in proceeds from the issuance of debt.
For the year ended December 31, 2020, net cash provided by financing activities was $8.4 million, primarily related to $8.1 million of proceeds from the issuance of U.S. dollar-denominated debt, $2.4 million from bitcoin-denominated debt, $0.2 million received in April 2020 for a PPP loan through the SBA, and $0.2 million from a grant. GRIID also repaid $2.5 million of its revolving line of credit during 2020.
Operating and Capital Expenditure Requirements
Our future capital requirements will depend on many factors including our revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts, the timing and extent of additional capital expenditures to invest in the expansion of existing facilities as well as new facilities. We may in the future enter into arrangements to acquire or invest in complementary businesses, services and technologies, including intellectual property rights. We may be required to seek additional equity or debt financing. If additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected.
Emerging Growth Company Status
GRIID qualifies as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as GRIID is an emerging growth company, we will not be required to:

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency” and pay ratio; and

•	disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. As a result, GRIID may adopt new or revised accounting standard by the date private companies are required to comply.
GRIID will continue to be an emerging growth company for five fiscal years unless total annual gross revenues exceed $1.07 billion, GRIID issues more than $1 billion in debt in a three year period or it becomes a large accelerated filer, as defined in the Exchange Act Rule
12b-2.
Large, accelerated filers have a number of criteria to meet, with a significant criterion of having aggregate worldwide common equity held by non-affiliates
of greater than $700 million.

MARKET, INDUSTRY, OTHER DATA AND CERTAIN KEY METRICS
This proxy statement/prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, some of which are based on industry publications and studies conducted by third parties and some of which are based on GRIID’s management’s estimates and calculations. These industry publications and third-party studies generally state that the information they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we and GRIID believe that each of these publications and third-party studies is reliable, neither we nor GRIID has have not independently verified the market and industry data obtained from these third-party sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements contained in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in our forecasts or estimates or those of independent third parties. While we and GRIID believe GRIID’s internal research is reliable and the definitions of GRIID’s market and industry are appropriate, neither such research nor these definitions have been verified by any independent source. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements contained in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in our forecasts or estimates or those of independent third parties.

MANAGEMENT AFTER THE MERGER
Upon the closing of the merger, the business and affairs of New GRIID will be managed by or under the direction of the board of directors of New GRIID. The executive officers and directors of New GRIID upon the closing of the merger will be the following:

Name	Age	Position(s)
James D. Kelly III	33	Chief Executive Officer and Director
Dwaine Alleyne	39	Chief Technology Officer
Michael W. Hamilton	40	Chief Research Officer
Gerard F. King II	65	Chief Operating Officer
Allan J. Wallander	60	Chief Financial Officer and Secretary
Cristina Dolan	61	Director
Sharmila Kassam	48	Director
David L. Shrier	48	Director
Neal Simmons	46	Director
Sundar Subramaniam	55	Director
Tom Zaccagnino	47	Director
James D. Kelly III
founded GRIID in May 2018 and has served as its Chief Executive Officer and sole Manager since that time. From November 2015 to July 2018, Mr. Kelly served as Vice President of Sales & Growth for Ziften Technologies Inc., a cybersecurity software company. From April 2013 to November 2015, Mr. Kelly served as Product Manager for OpenDNS, a company that provides recursive DNS service and enterprise cybersecurity products that was acquired by Cisco Systems, Inc. in August 2015. Mr. Kelly earned a Bachelor of Science degree in Mathematics and Statistics and Systems Analysis from Miami University. Mr. Kelly is well qualified to serve as a director due to his extensive experience managing technology companies and his experience founding and managing GRIID.
Dwaine Alleyne
has served as GRIID’s Chief Technology Officer since April 2021. From October 2017 to April 2021, Mr. Alleyne served as an advisor and investor to various early-stage companies in the non-profit, financial,
and technology sectors. From April 2016 to October 2017, Mr. Alleyne served as Chief Data Officer within Nex Group, a financial technology and financial service company. In May 2011, he co-founded
Enso Financial Analytics, a company that provides innovative cloud-based treasury solutions to investment firms. Mr. Alleyne earned a Bachelor of Science degree in Computers and System Engineering from Rensselaer Polytechnic Institute.
Michael W. Hamilton
has served as GRIID’s Chief Research Officer since April 2021 and served as GRIID’s Chief Technology Officer from August 2019 to March 2021. From March 2015 to August 2018, Mr. Hamilton served in various executive roles, including Chief Executive Officer, Chief Product Officer and Senior Vice President of Product, at Ziften Technologies Inc., a cybersecurity software company. From September 2013 to February 2015, Mr. Hamilton served as Director of Product Marketing for 21CT Inc., a company that develops and markets computer software. Mr. Hamilton earned a Bachelor of Science degree in Electrical Engineering from the University of Texas at Austin, and an M.B.A. from the University of Texas at Austin.
Gerard F. King II
has served as GRIID’s Chief Operating Officer since April 2021. From November 2013 to September 2018, Mr. King served as Chief Operating Officer of Vets First Choice, a provider of technology-enabled healthcare services for companion and equine veterinary practitioners. From February 2007 to November 2011, Mr. King serviced as Chief Operating Officer for WHERE, Inc., a location based media company. Since March 2020, Mr. King has served as a member of the board of directors of Defendify, Inc., a private company that provides an all-in-one
cybersecurity platform. Mr. King earned a Bachelor of Arts degree in History from Tufts University and a Master of Science degree in Computer Information Systems from Bentley College.

Allan J. Wallander
has served as GRIID’s Chief Financial Officer and Secretary since February 2021. From May 2020 to June 2021, Mr. Wallander served as Chief Financial Officer of Factorial Energy Inc., a privately-held EV battery maker. From January 2019 to July 2021, Mr. Wallander served as Chief Financial Officer of Southern Distilling Company, a distiller of Southern Star Bourbon Whiskeys & Liqueurs. From October 2018 to July 2021, Mr. Wallander served as Chief Financial Officer of Folio Photonics, Inc., a data storage company. From October 2011 to July 2021, Mr. Wallander served as Chief Financial Officer of ScopiaRX, LLC, a company that provides a cloud-based analytics service that identifies drug-related risks when taking multiple medications. From August 2018 to January 2021, Mr. Wallander served as Chief Financial Officer of Aperity, Inc., a company that provides B2B sales intelligence solutions for Beverage Alcohol sales teams. From August 2018 to September 2020, Mr. Wallander served as Chief Financial Officer of 7Signal, Inc., a leader in enterprise wireless experience monitoring and management. From August 2017 to June 2020, Mr. Wallander served as Chief Financial Officer of Standard Bariatrics, Inc., a company that focuses on the development and commercialization of medical devices for the surgical treatment of obesity. From October 2016 to January 2018, Mr. Wallander served as Chief Financial Officer of Patient Home Monitoring, Inc., an
at-home
healthcare company. Mr. Wallander earned a Bachelor of Science in Accounting and an M.B.A. from Marquette University.
Cristina Dolan
will serve as a director of New GRIID following the closing of the merger. In September 2018, Ms. Dolan co-founded
Additum Blockchain, a European “Value Based Healthcare” ecosystem utilizing IoT, AI and blockchain-enabled reward tokens to improve patient outcomes. In February 2017, Ms. Dolan founded InsideChains, and has served as its Chief Executive Officer since its founding. Since February 2021, Ms. Dolan has served as Head of Alliances at RSA NetWitness, a cybersecurity platform using AI and machine learning to enable organizations to quickly detect and respond to threats. Since January 2020, Ms. Dolan has served as a Board advisor to Crayonic, a company that develops secure digital identity solutions, and since 2020, she has served as a Board advisor to WISeKey, Inc., a leading global cybersecurity company currently deploying large scale digital identity ecosystems for people and objects using Blockchain, AI and IoT (Nasdaq:WKEY). Since January 2017, Ms. Dolan has served as an advisor to 1843 Capital, a venture capital fund investing in early stage technology companies. Ms. Dolan earned a Master of Media Arts and Sciences from the Massachusetts Institute of Technology. Ms. Dolan is well qualified to serve as a director due to her extensive experience in the cryptocurrency industry, and bitcoin in particular.
Sharmila Kassam
will serve as a director of New GRIID following the closing of the merger. She has served as a member of ADEX’s board of directors since October 2020. Ms. Kassam is a proven business professional and institutional investor. Since November 2021, Ms. Kassam has served as Chief Operating Officer of Nasdaq Asset Owner Solutions. In September 2019, Ms. Kassam founded Aligned Capital Investing, a consulting firm focused on global institutional investors and investment managers. Ms. Kassam has also served as Advisory Board Member at Sweetwater Private Equity since August 2020, as Hedge Fund Board Member at Foundation Credit Opportunities since November 2019, as a policy advisor and instructor for Institutional Limited Partners Association (ILPA) since July 2015 and as Senior Fellow at Milken Institute Center for Financial Markets since September 2019. Ms. Kassam was formerly the deputy Chief Investment Officer at the Employees Retirement System of Texas (ERS) where she worked for over a decade from January 2008 until May 2019. Ms. Kassam is a licensed certified public accountant and also licensed to practice law in California and Texas. Ms. Kassam graduated from the University of Texas at Austin, where she received a Bachelor of Business Administration in accounting, with honors, and a J.D. from the University of Texas at Austin. Ms. Kassam is well qualified to serve as a director due to her extensive experience in finance and capital investments across various industries and her contacts and relationships.
David Shrier
will serve as a director of New GRIID following the closing of the merger. He has served as ADEX’s President, Chief Executive Officer and as a member of its board of directors since October 2020. Mr. Shrier is currently the co-founder
and Chief Executive Officer of Esme Learning Solutions, Inc., an artificial intelligence-enabled workforce transformation company that partners with the world’s top universities to reskill professionals for the Fourth Industrial Revolution, a role he has held since forming the company with Ms. Elizabeth Porter, ADEX’s Chief Technology Officer and Secretary, in February 2019. Mr. Shrier also serves as a board member of fintech company Mode Global Holdings PLC (LSE: MODE) and Esme Learning. Adit is a significant investor in Esme Learning. He was a non-executive
director of crypto infrastructure company Copper Technologies (UK) Ltd from November 2020 to January 2022, and continues to serve as a Senior Advisor, and has served as strategic advisor to two startup companies, Particle Ink and Dandelion Science since December 2021. Mr. Shrier was co-founder
of Riff Analytics, an artificial intelligence collaboration software company (where Adit is also an investor) that was acquired by Esme Learning in November 2021, and served as its chairman of the board of directors from its inception in June 2017 until July 2020. Riff Analytics was acquired by Esme Learning in November 2021. Mr. Shrier holds a part-time appointment as a Professor of Practice in the Department of Management & Innovation at Imperial College London Business School which he began in December 2020, where (among other initiatives) he leads the Institutional Digital Assets Project, providing insight into crypto and blockchain use cases and technologies. From August 2017 to July 2021, Mr. Shrier held a part-time appointment as Associate Fellow with Saïd Business School, University of Oxford, where he created and launched the Oxford Fintech and Oxford Blockchain Strategy Programmes online, as well as Oxford Fintech Lab. Between February 2013 and November 2020, Mr. Shrier held a variety of instructional and administrative roles at the Massachusetts Institute of Technology, including New Ventures Officer, Managing Director, Connection Science & Engineering and most recently, Lecturer, Media Arts & Sciences. Previously, Mr. Shrier has held a variety of management roles in privately funded companies including, most recently, Distilled Identity, where he served as Chief Executive Officer from June 2017 to May 2020. Since September 2017, Mr. Shrier has served as a member of FINRA’s fintech advisory Committee. Mr. Shrier is a senior advisor to the UK government’s Revenue & Customs department (HMRC) since December 2019 as well as UK Department for International Trade’s fintech steering board since March 2018. Since October 2020, Mr. Shrier has also been an advisor to the European Parliament’s Science & Technology Committee, which is chaired by Eva Kaili. Mr. Shrier is also on the advisory board for WorldQuant University, which offers a totally free online master’s degree in financial engineering, where he has served since April 2016. Mr. Shrier is well qualified to serve as a director due to his extensive experience managing technology companies, his experience in crypto and blockchain, and his contacts and relationships.
Neal Simmons
will serve as a director of New GRIID following the closing of the merger. Since May 2020, Mr. Simmons has served as President and Chief Executive Officer of Eagle Creek Renewable Energy LLC, a company that acquires, enhances and operates small hydroelectric power facilities, and from October 2019 until May 2020 served as its Senior Vice President. From April 2015 until October 2019, Mr. Simmons served as Senior Vice president of Cube Hydro Partners, a company that invests in, develops, and modernizes hydroelectric facilities and provides consulting services on project management, regulation, and development of clean energy resources, with a focus on hydroelectric power. Mr. Simmons earned a Bachelor of Engineering degree from Bucknell University and a Doctor of Philosophy in Mechanical Engineering and Materials Science degree from Duke University. Mr. Simmons is well qualified to serve as a director due to his extensive executive experience in the energy and technology industries.
Sundar Subramaniam
will serve as a director of New GRIID following the closing of the merger. Since 2000, Mr. Subramaniam has served as Managing Partner of Ifesia. Mr. Subramaniam received his Bachelor of Arts degree in Economics and Computer Science from Brandeis University, an M.B.A. from MIT and an M.S. from the
Harvard-MIT
Division of Health Sciences and Technology. Mr. Subramaniam is well qualified to serve as a director due to his extensive experience in finance and capital investments across various industries and his experience with financial matters in a variety of businesses.
Tom Zaccagnino
will serve as a director of New GRIID following the closing of the merger. In 2012, Mr. Zaccagnino founded Muirfield Investment Partners LLC, a private investment firm, and has served as Managing partner since such time. Mr. Zaccagnino received his Bachelor of Arts degree from Yale University. Mr. Zaccagnino is well qualified to serve as a director due to his experience in finance, capital investments, as an investor, and his experience with financial matters in a variety of businesses.
Family Relationships
There are no family relationships among any of New GRIID’s directors or executive officers.

Board Composition
New GRIID’s business and affairs will be organized under the direction of the New GRIID board of directors. It is anticipated that the New GRIID board of directors will consist of seven members upon the closing of the merger. James D. Kelly III will serve as Chair of the New GRIID board of directors. The primary responsibilities of the New GRIID board of directors will be to provide oversight, strategic guidance, counseling and direction to New GRIID’s management. The New GRIID board of directors will meet on a regular basis and additionally as required.
After the closing of the merger, the number of directors will be fixed by New GRIID’s board of directors, subject to the terms of New GRIID’s second amended and restated certificate of incorporation and amended and restated bylaws that will become effective at the effective time. Each of New GRIID’s directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.
Classified Board of Directors
In accordance with New GRIID’s second amended and restated certificate of incorporation, which will become effective at the effective time, New GRIID’s directors will be divided into three classes serving staggered three-year terms. At each annual meeting of stockholders, a class of directors will be subject to re-election
for a three-year term. As a result, only one class of directors will be elected at each annual meeting of New GRIID’s stockholders, with the other classes continuing for the remainder of their respective three-year terms. New GRIID’s then current directors will be divided among the three classes as follows:

•	the Class I directors will be David L. Shrier and Cristina Dolan, and their terms will expire at the first annual meeting of stockholders held following the closing of the merger;

•	the Class II directors will be Sharmila Kassam and Neal Simmons, and their terms will expire at the second annual meeting of stockholders held following the closing of the merger; and

•
the Class III directors will be Sundar Subramaniam, Tom Zaccagnino and James D. Kelly III, and their terms will expire at the third annual meeting of stockholders held following the closing of the merger.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. New GRIID’s second amended and restated certificate of incorporation and its amended and restated bylaws, which will become effective at the effective time, will authorize only New GRIID’s directors to fill vacancies on New GRIID’s board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third
of the directors. The classification of New GRIID’s board of directors may have the effect of delaying or preventing a change in control or management.
Role of Board in Risk Oversight
Upon the closing of the merger, risk assessment and oversight will be an integral part of New GRIID’s governance and management processes. The New GRIID board of directors will encourage management to promote a culture that incorporates risk management into its corporate strategy and day-to-day
business operations. Management will discuss strategic and operational risks at regular management meetings, and conduct specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing New GRIID. Throughout the year, senior management will review these risks with the New GRIID board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and present the steps taken by management to mitigate or eliminate such risks.
Upon the closing of the merger, the New GRIID board of directors will not have a standing risk management committee, but rather will administer this oversight function directly through the New GRIID board of directors as a whole, as well as through various standing committees of the New GRIID board of directors that address the risks inherent in their respective areas of oversight.
While the New GRIID board of directors will be responsible for monitoring strategic risk exposure, the New GRIID audit committee will oversee management of financial reporting, compliance and litigation risks, as well as the steps management has taken to monitor and control such exposures. The New GRIID nominating and corporate governance committee will manage risks associated with the independence of the New GRIID board of directors, potential conflicts of interest and the effectiveness of the New GRIID board of directors. The New GRIID compensation committee will be responsible for overseeing the management of risks relating to New GRIID’s executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for New GRIID.
Director Independence
Prior to the completion of the merger, the parties undertook a review of the independence of the individuals named above as director nominees and determined that each of the director nominees of directors other than Messrs. Kelly, Shrier and Simmons will qualify as independent directors, as defined under the rules of the NYSE, and the New GRIID board of directors will consist of a majority of “independent directors,” as defined under the rules of the SEC and the NYSE relating to director independence requirements. In addition, New GRIID will be subject to the rules of the SEC and the NYSE relating to the membership, qualifications, and operations of the audit committee, as discussed below.
Board Committees
Effective upon the closing of the merger, the New GRIID board of directors will have three standing committees—an audit committee, a compensation committee, and a nominating and corporate governance committee. Following the closing of the merger, copies of the charters for each committee will be available on New GRIID’s website. Information contained on or accessible through New GRIID’s website is not a part of this proxy statement/prospectus, and the inclusion of New GRIID’s website address in this proxy statement/prospectus is an inactive textual reference only.
Audit Committee
The New GRIID audit committee will consist of Sharmila Kassam, Cristina Dolan and Tom Zaccagnino. The New GRIID board of directors expects to determine that each of the members of the audit committee will satisfy the independence requirements of the NYSE and Rule
10A-3
under the Exchange Act and be able to read and understand fundamental financial statements in accordance with the NYSE rules. In arriving at this determination, the New GRIID board of directors will examine each audit committee member’s scope of experience and the nature of their prior and/or current employment.
Sharmila Kassam will serve as the chair of the audit committee. The New GRIID board of directors expects to determine that Sharmila Kassam qualifies as an audit committee financial expert within the meaning of SEC regulations.
The New GRIID audit committee will be directly responsible for, among other things:

•	appointing, evaluating, and overseeing a firm to serve as New GRIID’s independent registered public accounting firm to audit New GRIID’s consolidated financial statements;

•	discussing with New GRIID’s independent registered public accounting firm their independence from management;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, New GRIID’s interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of New GRIID’s internal controls and internal audit function;

•	monitoring and reviewing legal, regulatory, and administrative compliance to the extent affecting New GRIID’s financial results;

•	reviewing proposed waivers of the code of business conduct and ethics for directors and executive officers;

•	reviewing and recommending changes or amendments to the code of business and conduct and ethics;

•	reviewing material related party transactions or those that require disclosure;

•	determining and reviewing risk assessment guidelines and policies, including cybersecurity risks, financial risk exposure, and internal controls regarding information security; and

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Compensation Committee
New GRIID’s compensation committee is expected to consist of Tom Zaccagnino, Sharmila Kassam and Sundar Subramaniam. Tom Zaccagnino is expected to serve as the chair of the compensation committee. The New GRIID board of directors expects to determine that each of the members of the compensation committee will be a non-employee
director, as defined in Rule
16b-3
promulgated under the Exchange Act and will satisfy the independence requirements of the rules of the NYSE. The compensation committee will be responsible for, among other things:

•	reviewing and approving the compensation of New GRIID’s executive officers and recommending that New GRIID’s board of directors approve the compensation of New GRIID’s Chief Executive Officer;

•	reviewing and recommending to the NEW GRIID’s board of directors the compensation of the New GRIID’s directors;

•	administering New GRIID’s stock and equity incentive plans and overseeing regulatory compliance related to such plans;

•	reviewing and approving, or making recommendations to the New GRIID’s board of directors with respect to, incentive compensation and equity plans; and

•	reviewing New GRIID’s overall compensation philosophy.
Nominating and Corporate Governance Committee
New GRIID’s nominating and corporate governance committee is expected to consist of Sundar Subramaniam, Tom Zaccagnino, and Cristina Dolan. Sundar Subramaniam is expected to serve as the chair of the nominating and corporate governance committee. The New GRIID board of directors expects to determine that each of the members of New GRIID’s nominating and corporate governance committee will satisfy the independence requirements of the rules of the NYSE.
The nominating and corporate governance committee will be responsible for, among other things:

•	developing and recommending selection criteria for new directors for New GRIID’s board of directors

•	identifying and recommending candidates for membership on New GRIID’s board of directors;

•	reviewing board director independence annually and, as needed, as potential conflicts of interest arise;

•	reviewing and recommending New GRIID’s corporate governance guidelines and policies;

•	overseeing the process of evaluating the performance of New GRIID’s board of directors; and

•	assisting New GRIID’s board of directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
None of the intended members of New GRIID’s compensation committee has ever been an executive officer or employee of New GRIID. None of New GRIID’s intended executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the New GRIID board of directors or compensation committee.
Board Diversity
Upon the closing of this merger, the New GRIID nominating and corporate governance committee will be responsible for reviewing with the GRIID board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the New GRIID nominating and corporate governance committee, in recommending candidates for election, and the new GRIID board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	professional and academic experience relevant to New GRIID’s industry;

•	experience as a board member of another publicly held company;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	ability to devote the time required for preparation, participation and attendance at board of directors’ meetings and committee meetings, if applicable;

•	background, gender, age and ethnicity;

•	conflicts of interest; and

•	ability to make mature business judgments.
Following the closing of the merger, the New GRIID board of directors will evaluate each individual in the context of the board of directors as a whole, with the objective of ensuring that the board of directors, as a whole, has the necessary tools to perform its oversight function effectively in light of New GRIID’s business and structure.
Limitation on Liability and Indemnification Matters
New GRIID’s second amended and restated certificate of incorporation and its amended and restated bylaws, which will each become effective at the effective time, will limit New GRIID’s directors’ liability and may indemnify New GRIID’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law, or DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for:

•	any breach of the director’s duty of loyalty to New GRIID or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper benefit.
The DGCL and New GRIID’s amended and restated bylaws provide that New GRIID will, in certain situations, indemnify New GRIID’s directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law.
New GRIID expects to enter into indemnification agreements with each of New GRIID’s directors and officers. These indemnification agreements may require New GRIID, among other things, to indemnify New GRIID’s directors and officers for some expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of New GRIID’s directors or officers, or any of its subsidiaries or any other company or enterprise to which the person provides services at New GRIID’s request. Subject to certain limitations, New GRIID’s indemnification agreements will also require New GRIID to advance expenses incurred by New GRIID’s directors or officers for the defense of any action for which indemnification is required or permitted.
New GRIID will maintain a directors’ and officers’ insurance policy pursuant to which New GRIID’s directors and officers will be insured against liability for actions taken in their capacities as directors and officers.
The limitation of liability and indemnification provisions in New GRIID’s second amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against New GRIID’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against New GRIID’s directors and officers, even though an action, if successful, might benefit New GRIID and its stockholders. Further, a stockholder’s investment may be adversely affected to the extent that New GRIID pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.
Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors
New GRIID will adopt a code of business conduct and ethics (the “Code of Conduct”), applicable to all of New GRIID’s employees, executive officers and directors. The Code of Conduct will be available on New GRIID’s website. The audit committee of the New GRIID board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.
Non-Employee
Director Compensation
The New GRIID board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that New GRIID is able to recruit and retain qualified directors.

Following the closing of the merger, New GRIID intends to develop a non-employee
director compensation program that is designed to align compensation with New GRIID’s business objectives and the creation of stockholder value, while enabling New GRIID to attract, retain, incentivize and reward directors who contribute to the long-term success of New GRIID.

EXECUTIVE COMPENSATION
ADEX
Executive Compensation
We were incorporated on October 15, 2020 and none of our executive officers, directors or industry advisors have received any cash compensation for services rendered to us during the year ended December 31, 2020, so there are no named executive officers for such year. We also pay our sponsor or its affiliate a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Our initial stockholders, officers, directors, industry advisor and any of their respective affiliates are also being reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, including the merger. Our independent directors review on a quarterly basis all payments that were made, directly or indirectly, to our sponsor, officers, directors, industry advisors or our or any of their affiliates.
Director Compensation
We currently do not provide any compensation to our directors.
GRIID Infrastructure Inc. 2022 Omnibus Incentive Plan
The merger agreement requires the ADEX board of directors to adopt, subject to stockholder approval, an equity incentive plan. For a detailed description of these requirements and the terms of the GRIID Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan, see “Proposal No. 5—The Incentive Plan Proposal.”
 We expect to grant to certain directors and executive officers, including the individuals who will be New GRIID’s named executive officers, equity awards following the closing.
GRIID
This discussion may contain forward-looking statements that are based on GRIID’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that it adopts following the completion of the merger may differ materially from the currently planned programs summarized in this discussion. All unit counts in this section are shown on a pre-merger
basis.
To achieve GRIID’s goals, GRIID has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward talented and qualified executives who share its philosophy and desire to work towards achieving its goals.
GRIID believes its compensation program should promote the success of GRIID and align executive incentives with the long-term interests of its members. GRIID’s current compensation program consists primarily of salary, cash bonus, and profits interests.
GRIID is considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, this section provides an overview of GRIID’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. Further, GRIID’s reporting obligations extend only to the individuals serving as its principal executive officer and its other most highly compensated executive officer (collectively, the “NEOs”).
James D. Kelly III, as GRIID’s sole manager and Chief Executive Officer, has historically determined the compensation for the NEOs. For the year ended December 31, 2021, GRIID’s NEOs were:

•	James D. Kelly III, Chief Executive Officer.

•	Michael W. Hamilton, Chief Research Officer.

•	Allan J. Wallander, Chief Financial Officer.
Summary Compensation Table
The following table provides information regarding the compensation earned by the NEOs for the year ended December 31, 2021.

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards (2) ($)	All other compensation ($)	Total ($)
James D. Kelly III	2021	$225,000.00		—	—	—	$225,000.00
Chief Executive Officer

Michael W. Hamilton	2021	$180,162.00		$45,000.00	$38,000.00	—	$261,162.00
Chief Research Officer

Allan J. Wallander	2021	$85,253.09	(1)	—	$23,750.00	—	$109,003.09
Chief Financial Officer

(1)	Mr. Wallander joined GRIID as Chief Financial Officer in February 2021. His annualized base salary as of December 31, 2021 was $150,000.
(2)
Amounts reflect the aggregate grant date fair value of the incentive units granted to the NEO during 2021. For information regarding assumptions underlying the value of the incentive units, see Note 3 to GRIID’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

Narrative Disclosure to the Summary Compensation Table
Elements of Compensation in 2021
The compensation of the NEOs in 2021 generally consisted of base salary, annual cash bonus opportunities and other benefits, as described below.
Base Salary
The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, responsibilities, and contributions. Each NEO’s initial base salary was determined by the sole manager of GRIID, Mr. Kelly. For 2021, the NEOs’ annual base salary rates were: $225,000 for Mr. Kelly, $180,162 for Mr. Hamilton and $150,000 for Mr. Wallander.
Annual Performance-Based Bonus
Annual cash bonuses were determined by the sole manager of GRIID based on the achievement of corporate and/or individual performance goals, including operations, financing and corporate development. For 2021, Mr. Hamilton received a cash bonus of $45,000 and Mr. Kelly and Mr. Wallander did not receive any cash bonus.
Long Term Equity Incentives
GRIID’s equity-based incentive awards are designed to align its interests and the interests of its members with those of its employees and consultants, including the NEOs. GRIID’s sole manager, Mr. Kelly, approves all equity grants. For 2021, Mr. Hamilton received 200,000 incentive units and Mr. Wallander received 125,000 incentive units. Mr. Kelly did not receive any incentive units. Each of the incentive units was granted under the GRIID Infrastructure Equity Plan Profits Interest Plan described in greater detail below.
NEO Employment Agreements
The NEOs other than Mr. Kelly have signed offer letters of employment.

Michael W. Hamilton Offer Letter
In August 2019, GRIID entered into a letter agreement with Mr. Hamilton. Mr. Hamilton’s letter agreement provides for Mr. Hamilton’s at-will
employment as GRIID’s Chief Technology Officer (his title subsequently being changed to Chief Research Officer) and sets forth his initial annual base salary of $180,000, less payroll deductions and withholdings, paid on GRIID’s normal payroll schedule. Mr. Hamilton’s letter agreement also provides that he is eligible to earn a discretionary, performance-based bonus of up to $100,000 based upon mutually agreed criteria and objectives. Mr. Hamilton’s letter agreement further provides that, subject to approval of GRIID’s manager, he will receive a grant of units equal to 1% of the equity of GRIID at the time of the grant, which shall be subject to vesting, with 25% of the units vesting on the one-year
anniversary of Mr. Hamilton’s employment start date and the balance vesting 1/36 th
per month over the following
36-month
period. In addition, Mr. Hamilton’s letter agreement provides for severance benefits upon a termination of his employment by GRIID without “cause” (as such term is defined in his letter agreement) subject to execution of a general release of claims and return of company property. The severance benefit is a cash payment equal to (i) four weeks’ base salary in effect at the time of termination in the event that such termination occurs within the first year of employment, or (ii) two weeks’ base salary in effect at the time of termination in the event such termination occurs after the first year of employment. In connection with the letter agreement, Mr. Hamilton also entered into a restrictive covenant agreement pursuant to which Mr. Hamilton agreed to certain customary confidentiality, non-compete
and
non-solicitation
covenants..
None of the NEOs held outstanding profits interests or equity awards as of December 31, 2020.
Allan J. Wallander Offer Letter
In April 2021, we entered into a letter agreement with Mr. Wallander. Mr. Wallander’s letter agreement provides for Mr. Wallander’s at-will employment as our Chief Financial Officer and sets forth his initial annual base salary of $150,000 less annual payroll deductions and withholdings, paid on GRIID’s normal payroll schedule. Mr. Wallander’s letter agreement also provides that, subject to approval of GRIID’s manager, he will receive a grant of units equal to 1% of the equity of GRIID at the time of the grant, which shall be subject to vesting, with 25% of the units vesting on the one-year anniversary of February 8, 2021 and the balance vesting 1/36th per month over the following 36-month period. In addition, Mr. Wallander’s letter agreement provides for severance benefits upon a termination of his employment by us without “cause” (as such term is defined in his letter agreement) subject to execution of a general release of claims and return of company property. The severance benefit is a cash payment equal to (i) 1 months’ base salary in effect at the time of termination in the event that such termination occurs within the first year of employment, or (ii) 2 months’ base salary in effect at the time of termination in the event such termination occurs after the first year of employment. In connection with the letter agreement, Mr. Wallander also entered into a restrictive covenant agreement pursuant to which Mr. Wallander agreed to certain customary confidentiality, non-compete and non-solicitation covenants.
Outstanding Profits Interests Awards
Mr. Hamilton was issued two awards of 100,000 incentive units each, pursuant to incentive unit award agreements between Mr. Hamilton and Equity Plan LLC and the terms and conditions of the limited liability company agreement of Equity Plan LLC. Each incentive unit award agreement provides for a profits interest threshold amount of $353,790.51 in the aggregate. Pursuant to the incentive unit award agreements, 1/4th of the incentive units vested on August 23, 2020 and December 23, 2020, respectively, and in each case 1/36th of the incentive units will vest monthly thereafter, subject to Mr. Hamilton’s continuous service to Equity Plan LLC, GRIID or any direct or indirect subsidiary of GRIID through each applicable vesting date. In the event of Mr. Hamilton’s termination of service, any unvested incentive units will be forfeited to Equity Plan LLC.
Mr. Wallander was issued an award of 120,000 incentive units, pursuant to an incentive unit award agreement between Mr. Wallander and Equity Plan LLC and the terms and conditions of the limited liability company agreement of Equity Plan LLC. The incentive unit award agreement provides for a profits interest threshold amount of $353,790.51 in the aggregate. Pursuant to the incentive unit award agreement, 1/4th of the incentive units vested on February 8, 2022 and 1/36th of the incentive units shall vest monthly thereafter, subject to Mr. Wallander’s continuous service to Equity Plan LLC, GRIID or any direct or indirect subsidiary of GRIID through each applicable vesting date. In the event of Mr. Wallander’s termination of service, any unvested incentive units will be forfeited to Equity Plan LLC.
Griid Infrastructure Equity Plan LLC Profits Interest Plan
In April 2021, GRIID formed Griid Infrastructure Equity Plan LLC, a Delaware limited liability company (“Equity Plan LLC”), and adopted the Griid Infrastructure Equity Plan LLC Profits Interest Plan (the “Plan”) for purposes of granting select employees and other service providers incentive units pursuant to incentive unit award agreements in an effort to further increase these employees’ and service providers’ personal stakes in the growth and success of GRIID and any direct or indirect subsidiary of GRIID.
Administrator
.
The Plan is administered by GRIID, the current managing member of Equity Plan LLC.
Incentive Units Subject to the Plan
.
The number of incentive units that Equity Plan LLC may issue under the Plan may not exceed 2,500,000 incentive units. If and to the extent that any award is forfeited (or repurchased by Equity Plan LLC for its original cost), the incentive units subject to such awards will again be available for distribution under the Plan. The incentive units are intended to constitute “profits interests” in Equity Plan LLC within the meaning of Revenue Procedures
93-27
and
2001-43
under the Code.
Vesting
.
The administrator of the Plan will establish such vesting criteria for the incentive units as it determines in its discretion and shall include such vesting criteria in each award agreement. Vesting may be based on the continued service of the participant in the Plan or on the achievement of performance goals set out in the award agreement. Incentive units may also be fully vested on the date of grant. Incentive units that have not vested are “restricted incentive units.” Incentive units that have vested are “unrestricted incentive units.” The administrator may, at any time, waive or accelerate any of the foregoing restrictions, in whole or in part, in its discretion.
Profits Interest Threshold Amount
. The administrator shall specify the profits interest threshold amount applicable to each incentive unit in the applicable award agreement in accordance with the limited liability company agreement of Equity Plan LLC. The profits interest threshold amount applicable to any incentive unit shall be no less than the amount determined by the administrator to be necessary to cause such incentive unit to constitute a “profits interest” within the meaning of Revenue Procedures
93-27
and
2001-43.
Voting
. Participants will have no voting rights with respect to incentive units granted under the Plan.
Equity Plan LLC
Call Right
. Unless otherwise determined by the administrator and set forth in the applicable award agreement, at any time prior to the consummation of a “qualified public offering” or a change in control, Equity Plan LLC, at its election, may require the service provider or its permitted transferee to either forfeit or sell to Equity Plan LLC all or any portion of such service provider’s or such permitted transferee’s incentive units in connection with a termination of service at the following respective purchase prices: (i) in the event of a termination of service for any reason, restricted incentive units shall be forfeited without consideration; (ii) in the event of a termination of service for cause, unrestricted incentive units shall be forfeited without consideration; (iii) in the event of a termination of service (i) by Equity Plan LLC, GRIID or any direct or indirect subsidiary of GRIID for a reason other than cause, or (ii) by the service provider for any reason (including as a result of the death or disability of the service provider), Equity Plan LLC’s purchase price per unrestricted incentive unit shall be its fair market value on the date of such termination of service. A “qualified public offering” means the sale, in a firm commitment underwritten public offering led by a nationally recognized underwriting firm pursuant to an effective registration statement under the Securities Act, of units (or common stock of GRIID) having an aggregate offering value (net of underwriters’ discounts and selling commissions) of at least $100 million, following which at least 20% of the total units (or common stock of

GRIID) on a fully diluted basis shall have been sold to the public and shall be listed on any national securities exchange or quoted on the NASDAQ Stock Market System. A merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination between a special purpose acquisition company and GRIID qualifies as a qualified public offering.
Equity Plan LLC Conversion Option
. Unless otherwise determined by the administrator and set forth in the applicable award agreement, at any time following a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination between a special purpose acquisition company and GRIID, the Equity Plan LLC may, at its election, require any service provider upon a termination of service (including any termination of service that may have occurred prior to the transaction with the special purpose acquisition company) to convert all or a portion of such service provider’s incentive units into shares or other equity securities of the special purpose acquisition company into which holders of incentive units otherwise may convert.
Change in Control
. The administrator may, in its discretion, provide in any award agreement that all or a portion of a participant’s restricted incentive units shall become unrestricted incentive units upon a change in control and/or that the restrictions and limitations applicable to the incentive units shall lapse and such incentive units shall become free of all restrictions and become fully vested and transferable (subject to any restrictions generally applicable to other members of the Equity Plan LLC). In the event of a change in control and the service provider’s termination of service with Equity Plan LLC for a reason other than cause within 12 months after the occurrence of the change in control, all restricted incentive units that are outstanding on the date of the termination of service shall fully vest and become unrestricted incentive units.
Term of the Plan
.
The Plan will remain in effect until it is revised or terminated by further action of the administrator.
Amendment
. The administrator may at any time amend or modify the Plan in whole or in part. However, no amendment or termination of the Plan may impair the right of a participant with respect to an award previously granted under the plan without such participant’s consent. Notwithstanding the foregoing, the participant’s consent shall not be required if the administrator determines in its sole discretion that such an amendment or modification or termination is required or advisable for Equity Plan LLC, GRIID or any direct or indirect subsidiary of GRIID, the Plan or the award to satisfy any applicable law or regulation, stock exchange rule, over-the-counter
market rule or to meet the requirements of any intended accounting treatment. The administrator may also amend the plan and/or any award agreement without the participant’s consent to the extent necessary to (a) comply with Section 409A of the Code, or (b) ensure that the incentive units granted under the Plan are treated as profits interests for all United States federal income tax purposes.
Incentive Units Award Agreements
In April 2021, GRIID authorized and approved, and Equity Plan LLC issued, incentive units to Mr. Hamilton. The incentive units, which are treated as profits interest, are a type of unit in Equity Plan LLC and, accordingly, in connection with the merger will be treated like other units in GRIID with respect to the consideration received as part of the merger, subject to certain forfeiture restrictions for the merger consideration received in exchange for unvested incentive units.
Mr. Wallander was issued an award of 120,000 incentive units, pursuant to an incentive unit award agreement between Mr. Wallander and Equity Plan LLC and the terms and conditions of the limited liability company agreement of Equity Plan LLC. The incentive unit award agreement provides for a profits interest threshold amount of $353,790.51 in the aggregate. Pursuant to the incentive unit award agreement, 1/4th of the incentive units vested on February 8, 2022 and 1/36th of the incentive units shall vest monthly thereafter, subject to Mr. Wallander’s continuous service to Equity Plan LLC, GRIID or any direct or indirect subsidiary of GRIID through each applicable vesting date. In the event of Mr. Wallander’s termination of service, any unvested incentive units will be forfeited to Equity Plan LLC.

GRIID 2022 Omnibus Incentive Compensation Plan
In connection with the merger, we intend to adopt, subject to ADEX stockholder approval, the incentive plan. For more information about the incentive plan, see the section entitled “Proposal No. 5—The Incentive Plan Proposal.”
Potential Payments Upon Termination or Change in Control
As of December 31, 2021, James D. Kelly III was not entitled to any payments or benefits from GRIID in connection with any termination of employment or a change in control of the Company.
Mr. Hamilton’s letter agreement provides for severance benefits upon a termination of his employment by GRIID without “cause” (as such term is defined in his letter agreement) subject to execution of a general release of claims and return of company property. The severance benefit is a cash payment equal to (i) four weeks’ base salary in effect at the time of termination in the event that such termination occurs within the first year of employment, or (ii) two weeks’ base salary in effect at the time of termination in the event such termination occurs after the first year of employment.
Other Benefits
GRIID currently provides welfare benefits that are available to all of its employees, including the NEOs, including health, dental, life, vision and disability insurance.
GRIID does not maintain a 401(k) plan.
GRIID does not maintain any defined benefit pension plans or nonqualified deferred compensation plans.
Post-Merger
E
xecut
i
ve
Com
pe
n
s
a
t
ion
Following the consummation of the merger, we intend to develop an executive compensation program that is designed to align compensation with New GRIID’s business objectives and the creation of stockholder value, while enabling New GRIID to attract, retain, incentivize and reward individuals who contribute to the long-term success of New GRIID. Decisions on the executive compensation program will be made by New GRIID’s compensation committee.
Non-employee Director Compensation
Prior to the consummation of the merger, Mr. Kelly is the sole manager of GRIID. GRIID has not paid any additional compensation to Mr. Kelly for serving as the sole manager of GRIID.
Post-Merger Non-Employee Director Compensation Policy
Following the consummation of the merger, we intend to adopt a non-employee director compensation program that is designed to align compensation with New GRIID’s business objectives and the creation of stockholder value, while enabling New GRIID to attract, retain, incentivize and reward directors who contribute to the long-term success of New GRIID. Once adopted, New GRIID expects to review its director compensation periodically to ensure that director compensation remains competitive such that New GRIID is able to recruit and retain qualified directors.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth information known to ADEX regarding (i) the actual beneficial ownership of our common stock as of April 30, 2022 (which is a date prior to the merger and the related transactions) and (ii) the expected beneficial ownership of shares of common stock of New GRIID immediately following the consummation of the merger and related transactions, assuming that no shares of ADEX are redeemed, and alternatively that all of the shares are redeemed, in each case, by:

•
each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock
(pre-merger)
or is expected to be the beneficial owner of more than 5% of New GRIID’s common stock (post-merger);

•	each of our executive officers and directors;

•	each person who is expected to become an executive officer or director of New GRIID post-merger; and

•	all executive officers and directors as a group pre-merger and post-merger.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. The following table does not reflect record of beneficial ownership of any shares of ADEX common stock issuable upon exercise of the IPO warrants or private placement warrants, as such securities are not exercisable or convertible within 60 days of April 30, 2022.
The beneficial ownership of shares of ADEX common stock prior to the merger is calculated based on 34,500,000 shares of ADEX common stock issued and outstanding as of April 30, 2022. The expected beneficial ownership of shares of New GRIID common stock following the merger is calculated based on 342,600,000 shares of New GRIID common stock expected to be outstanding immediately following consummation of the merger.
The expected beneficial ownership of shares of New GRIID common stock following the merger also assumes two redemption scenarios as follows:

•	Assuming No Redemption: This presentation assumes that no stockholders of ADEX exercise redemption rights with respect to their shares.

•
Assuming Maximum Redemption:
    This presentation assumes that 27,600,000 shares of ADEX common stock are redeemed, which excludes 6,900,000 shares of ADEX common stock held by the initial stockholders who have agreed to waive their redemption rights, at an assumed redemption price of approximately $10.00 per share based on the funds held in the trust account as of November 30, 2021 for an aggregate payment of $276.1 million.

Prior to the consummation of the IPO, our sponsor paid $25,000 to cover certain offering costs in consideration of 5,750,000 shares of our common stock. Our sponsor subsequently transferred 10,000 shares to each of our independent directors and 7,500 shares to each of our industry advisors at the shares’ original purchase price. On January 11, 2021, we effected a stock dividend of 1,150,000 shares with respect to our common stock, resulting in the initial stockholders holding an aggregate of 6,900,000 shares. As a result, the initial stockholders collectively own 20% of our issued and outstanding shares of common stock, all of which are subject to certain transfer restrictions until one year following our initial business combination. The initial stockholders have agreed to vote in favor of the merger and have waived, for no additional consideration, their redemption and liquidation rights with respect to shares held by them. In addition, because of its ownership block, our sponsor may be able to effectively influence the outcome of all other matters requiring approval by our stockholders, including amendments to the existing organizational documents and approval of significant corporate transactions.

Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws.
Unless otherwise noted, the address for each shareholder listed on the table below is: c/o Adit EdTech Acquisition Corp., 1345 Avenue of the Americas, 33rd Floor, New York, New York 10105.

			Post-Merger
	Pre-Merger		Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owner	Number of shares of ADEX Common Stock	%	Number of shares of New GRIID Common Stock	%	Number of shares of New GRIID Common Stock	%
5% Holders of ADEX
Adit EdTech Sponsor, LLC (1)	6,832,500	19.8%	6,832,500	2.0%	6,832,500	2.2%
5% Holders of New GRIID
James D. Kelly III (2)	—	—	198,182,168	57.9%	198,182,168	62.9%
Tom Zaccagnino	—	—	27,798,735	8.1%	27,798,735	8.8%
Directors and Named Executive Officers of ADEX
Eric L. Munson (3)	—	—	—	—	—	—
David L. Shrier (3)	—	—	—	—	—	—
John J. D’Agostino (3)	—	—	—	—	—	—
Jacob Cohen	10,000	*	10,000	*	10,000	*
Sharmila Kassam	10,000	*	10,000	*	10,000	*
Sheldon Levy	10,000	*	10,000	*	10,000	*
Elizabeth B. Porter (3)	—	—	—	—	—	—
All ADEX directors and executive officers as a group (7 individuals)	30,000	*	30,000	*	30,000	*
Directors and Named Executive Officers of New GRIID
Cristina Dolan	7,500	*	7.500	*	7,500	*
Sharmila Kassam	10,000	*	10,000	*	10,000	*
James D. Kelly III	—	—	198,182,168	57.9%	198,182,168	62.9%
David L. Shrier (3)	—	—	—	—	—	—
Neal Simmons	—	—	—	—	—	—
Sundar Subramaniam	—	—	—	—	—	—
Tom Zaccagnino	—	—	27,798,735	8.1%	27,798,735	8.8%
Michael W. Hamilton	—	—	4,941,997	1.4%	4,941,997	1.6%
All New GRIID directors and executive officers as a group (11 individuals)	17,500	*	230,940,400	67.4%	230,940,400	73.3%

(1)
Adit EdTech Sponsor, LLC, our sponsor, is the record holder of these shares. John J. D’Agostino, Michael Block, Eric L. Munson, Elizabeth B. Porter and David L. Shrier are the five directors of our sponsor’s board of directors. Any action by our sponsor with respect to us or our shares, including voting and dispositive decisions, requires a vote of four out of the five directors of the board of directors. Under the so-called
“rule of three”, because voting and dispositive decisions are made by four out of the five directors of the board of directors, none of the directors is deemed to be a beneficial owner of securities held by our sponsor. Accordingly, none of the directors on our sponsor’s board of directors is deemed to have or share beneficial ownership of the shares held by our sponsor.

(2)
Griid Holdings LLC is the record holder of these shares. Mr. Kelly is the managing member of Griid Holdings LLC and has sole voting, investment and dispositive power over the shares held by Griid Holdings LLC. The mailing address of Mr. Kelly and Griid Holdings LLC is c/o Griid Infrastructure LLC, 2577 Duck Creek Road, Cincinnati, OH 45212.

(3)
Each of John J. D’Agostino, Eric L. Munson, Elizabeth B. Porter and David L. Shrier holds, indirectly through an entity controlled by such individual, an equity interest in our sponsor. Any action by our sponsor with respect to us or our shares, including voting and dispositive decisions, requires a vote of four out of the five directors of the board of directors. Under the so-called
“rule of three”, because voting and dispositive decisions are made by four out of the five directors of the board of directors, none of the directors is deemed to be a beneficial owner of securities held by our sponsor. Accordingly, none of the directors on our sponsor’s board of directors is deemed to have or share beneficial ownership of the shares held by our sponsor.

CERTAIN ADEX RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Our sponsor, Adit EdTech Sponsor, LLC, is a special purpose vehicle affiliated with Adit Ventures, LLC (“Adit”). Adit, a New York-based investment adviser, was co-founded by Eric Munson, the chairman of ADEX.
On October 23, 2020, our sponsor purchased 5,750,000 shares for an aggregate purchase price of $25,000. On October 27, 2020, our sponsor transferred 10,000 shares to each of our independent directors and 7,500 shares to each of our industry advisors at the shares’ original purchase price. On January 11, 2021, we effected a stock dividend of 1,150,000 shares with respect to our common stock, and as a result, our sponsor currently holds 6,847,500 shares, each of our independent directors currently holds 10,000 shares, and each of our industry advisors currently holds 7,500 shares, such that our initial stockholders own an aggregate of 6,900,000 shares.
On January 14, 2021, simultaneously with the consummation of the IPO, we sold to our sponsor an aggregate of 6,550,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $6,550,000. On January 15, 2021, the underwriters in the IPO exercised their over-allotment option in full, and on January 19, 2021, we sold to our sponsor an additional 720,000 warrants at a price of $1.00 per warrant, resulting in gross proceeds of $720,000.
We pay our sponsor or its affiliate a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees. We may also pay a customary financial advisory fee to Adit, or another affiliate of our sponsor, in an amount that constitutes a market standard financial advisory fee for comparable transactions.
Our initial stockholders, sponsor and management team or any of their respective affiliates will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to these persons and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on our behalf.
We may engage Adit, or another affiliate of our sponsor, as our lead financial advisor in connection with our initial business combination and may pay such affiliate a customary financial advisory fee in an amount that constitutes a market standard financial advisory fee for comparable transactions.
On October 23, 2020, our sponsor agreed to loan us up to $150,000 to be used for a portion of the expenses of the IPO. We repaid this loan in full in July 2021.
On April 17, 2021, GRIID entered into an engagement letter and an incentive unit award agreement (together, the “consulting agreements”) with Deucalion, an entity affiliated with John D’Agostino, ADEX’s Chief Financial Officer. Pursuant to the consulting agreements, GRIID agreed to pay to such entity $400,000 and grant such entity units representing a 0.5% profits interest in GRIID. The cash payment will become due and payable on the earlier to occur of: (i) April 26, 2022 and (ii) the date on which GRIID consummates a merger with a special purpose acquisition company, qualified initial public offering, or other change of control transaction (each, a “qualifying transaction”). The units will vest as to one-fourth
on April 16, 2022, and 1/36th on the 17th day of each month thereafter, subject to such entity’s continued service through such vesting dates; provided, however, that any unvested units shall fully vest upon a qualifying transaction.
In late July 2021, ADEX and GRIID entered into conflict waivers with each of Deucalion, Aequum and Troutman with respect to any potential transaction between GRIID and ADEX.

On August 6, 2021, our sponsor agreed to loan us up to $300,000 to finance working capital expenses. The loan bears no interest and is payable in full on the earliest of (i) January 14, 2023 or (ii) the effective date of our initial business combination. Outstanding amounts under the loan are convertible into warrants to purchase shares of our common stock at a price of $1.00 per warrant, at the sponsor’s option, on terms identical to the private placement warrants. As of December 31, 2021, $150,000 under the loan is outstanding.
We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation.
In addition, in order to finance working capital deficiencies and transaction costs in connection with an intended initial business combination, our initial stockholders, officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required on a non-interest
basis. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $2,000,000 of such loans may be convertible into warrants of the post business combination entity at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants. We do not expect to seek loans from parties other than our initial stockholders, officers, directors or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company.
Our initial stockholders and holders of the private placement warrants and working capital warrants will have registration rights to require us to register a sale of any shares of common stock, private placement warrants, working capital warrants and shares of common stock issuable upon conversion of such warrants held by them pursuant to the investor rights agreement. See the section entitled “Proposal No. 1—The Merger—Related Agreements.” The foregoing description of the registration rights to be in effect is not a complete description thereof and is qualified in its entirety by reference to the full text of the investor rights agreement, which is filed as Annex C to this proxy statement/prospectus and is incorporated herein by reference.
Related Party Policy
We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the code of ethics that we adopted is filed as exhibit 14.1 to our annual report on Form
10-K
for the year ended December 31, 2020.
In addition, our audit committee, pursuant to its written charter, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

CERTAIN GRIID RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On August 31, 2021, GRIID, through its wholly owned subsidiary Data Black River LLC (“Data Black River”) entered into a development and operation agreement (the “HDP Agreement”) with Helix Digital Partners, LLC (“HDP”), an affiliate of Eagle Creek Renewable Energy (“Eagle Creek”). Neal Simmons, who is contemplated to serve on New GRIID’s board of directors immediately following the closing of the merger, is the current President and Chief Executive Officer of Eagle Creek. Neal Simmons has no direct interest in the merger. Pursuant to the HDP Agreement, Data Black River provides services for the development and operation of a bitcoin mining facility located within the premises of HDP in Watertown, New York. In connection with the HDP Agreement, HDP and an affiliate of HDP have entered into a power purchase agreement, pursuant to which such affiliate has agreed to supply up to 20MW of power to the bitcoin mining facility located with the HDP premises. Data Black River receives a monthly fee for the performance of its services as well as a percentage of the bitcoin mined during each month. HDP receives a monthly fee for each MW of power supplied to the premises for bitcoin mining as well as a percentage of the bitcoin mined each month. The HDP Agreement has an initial term of three years and thereafter automatically renews for successive one-year
periods unless terminated by either party in accordance with the terms of the HDP Agreement. Eagle Creek contributed $1.0 million to the project, comprised of $0.3 million in cash and its existing mining assets valued at $0.7 million. GRIID contributed the remaining $4.0 million of the development budget of $5.0 million.
On April 17, 2021, GRIID entered into the consulting agreements with an entity affiliated with John D’Agostino, ADEX’s Chief Financial Officer. Pursuant to the consulting agreements, GRIID agreed to pay to such entity $400,000 and grant such entity units representing a 0.5% profit interest in GRIID. The cash payment will become due and payable on the earlier to occur of: (i) April 26, 2022 and (ii) the date on which GRIID consummates a qualifying transaction. The units will vest as to one-fourth
on April 16, 2022, and 1/36th on the 17th day of each month thereafter, subject to such entity’s continued service through such vesting dates; provided, however, that any unvested units shall fully vest upon a qualifying transaction.
In late July 2021, ADEX and GRIID entered into conflict waivers with each of Deucalion, Aequum and Troutman with respect to any potential transaction between GRIID and ADEX.

MARKET PRICE AND DIVIDEND INFORMATION
ADEX
ADEX’s units, common stock and warrants are currently listed on NYSE under the symbols “ADEX.U,” “ADEX” and “ADEX.WS,” respectively.
The closing prices of the units, shares of common stock and warrants on November 29, 2021, the last trading day before announcement of the execution of the merger agreement, were $10.38, $9.85 and $1.13, respectively. As of                , the record date for the special meeting, the most recent closing price for each unit, share of common stock and warrant was $                , $                and $                , respectively.
Holders of the units, common stock and warrants are urged to obtain current market quotations for such securities. The market price of ADEX’s securities could vary significantly at any time before the merger.
Holders
As of                , there were                holders of record of our units,                holders of record of our common stock and                holders of record of our warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, shares and warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
ADEX has not paid any cash dividends on common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of cash dividends in the future will be dependent upon New GRIID’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger. The payment of any cash dividends subsequent to the merger will be within the discretion of New GRIID’s board of directors at such time.
GRIID
Historical market price information for GRIID’s capital stock is not provided because there is no public market for GRIID’s capital stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations of GRIID.”

DESCRIPTION OF SECURITIES
The following description of New GRIID’s capital stock reflects New GRIID’s capital stock as it will exist upon completion of the merger. Subject to the approval of the merger proposal, the charter amendment proposal, the advisory charter proposals, and the NYSE proposal, New GRIID’s capital stock will be governed by the proposed charter and proposed bylaws and the DGCL. This description is a summary and is not complete. We urge you to read in their entirety New GRIID’s proposed organizational documents, which, subject to the approval of the merger proposal, the charter amendment proposal, the advisory charter proposals, and the NYSE proposal, will be in effect as of the effective time and are incorporated herein by reference and, in the case of the certificate of incorporation, the form of which is included as Annex D to this proxy statement/prospectus.
Authorized and Outstanding Stock
The proposed charter authorizes the issuance of 501,000,000 shares of capital stock, consisting of 500,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of New GRIID’s preferred stock, par value $0.0001 per share. All issued and outstanding shares of capital stock of New GRIID following the merger will be, duly authorized, validly issued, fully paid and non-assessable.
As of the record date for the special meeting, there were (1)                shares of common stock outstanding, (2)                shares of ADEX’s preferred stock outstanding, and (3)                warrants outstanding.
Common Stock
Upon completion of the merger, there will be 342,600,000 shares of common stock outstanding, assuming no shares of common stock are redeemed in connection with the merger and based upon certain other assumptions as described in the section entitled “About This Proxy Statement/Prospectus.” All shares of common stock are fully paid and non-assessable.
Voting Rights
Each holder of the shares of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of the shares of common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.
Dividend Rights
Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors of New GRIID out of funds legally available therefor.
Rights upon Liquidation, Dissolution and
Winding-Up
In the event of any voluntary or involuntary liquidation, dissolution or winding up of New GRIID’s affairs, the holders of the shares of common stock are entitled to share ratably in all assets remaining after payment of New GRIID’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of common stock, then outstanding, if any.
Preemptive or Other Rights
The holders of shares of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of common stock. The rights, preferences and privileges of holders of shares of common stock will be subject to those of the holders of any shares of the preferred stock New GRIID may issue in the future.
Preferred Stock
No shares of preferred stock will be issued or outstanding immediately after the completion of the merger. The proposed charter will authorize the board of directors of New GRIID to establish one or more series of preferred stock. Unless required by law or any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by the holders of the common stock. Shares of preferred stock may be issued from time to time in one or more series of any number of shares; provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by the board of directors pursuant to authority so to do which is expressly vested in the board of directors. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of New GRIID without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the common stock of New GRIID by restricting dividends on the shares of common stock, diluting the voting power of the shares of common stock and the shares of common stock or subordinating the liquidation rights of the shares of common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of common stock. At present, we have no plans to issue any preferred stock.
Warrants
IPO Warrants
Upon the closing, each IPO warrant will entitle the registered holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the closing, provided that New GRIID has an effective registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise of the IPO warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities or blue sky laws of the state of residence of the holder (or New GRIID permits holders to exercise their IPO warrants on a cashless basis under the circumstances specified in the warrant agreement). An IPO warrant holder may exercise its IPO warrants only for a whole number of shares of common stock. This means only a whole IPO warrant may be exercised at a given time by an IPO warrant holder. No fractional IPO warrants will be issued upon separation of the units and only whole IPO warrants will trade. Accordingly, unless a registered holder purchases at least two units, such registered holder will not be able to receive or trade a whole IPO warrant. The IPO warrants will expire five years after the closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
New GRIID will not be obligated to deliver any shares of common stock pursuant to the exercise of an IPO warrant and will have no obligation to settle such IPO warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of common stock issuable upon exercise is then effective and a prospectus relating thereto is current, subject to New GRIID satisfying its obligations described below with respect to registration. No IPO warrant will be exercisable for cash or on a cashless basis, and New GRIID will not be obligated to issue any shares to holders seeking to exercise their IPO warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to an IPO warrant, the holder of such IPO warrant will not be entitled to exercise such IPO warrant and such IPO warrant may have no value and expire worthless. In the event that a registration statement is not effective for the exercised IPO warrants, the purchaser of a unit containing such IPO warrant will have paid the full purchase price for the unit solely for the shares of common stock underlying such unit.
New GRIID has agreed that as soon as practicable, but in no event later than forty-five (45) business days after the closing, New GRIID will use its reasonable best efforts to file with the SEC and have an effective registration statement covering the issuance, under the Securities Act, of the shares of common stock issuable upon exercise of the IPO warrants, and New GRIID will use its reasonable best efforts to cause the same to become effective within sixty (60) business days after the closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the IPO warrants in accordance with the provisions of the warrant agreement. Notwithstanding the above, if the shares of common stock are, at the time of any exercise of an IPO warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New GRIID may, at its option, require holders of IPO warrants who exercise their IPO warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New GRIID so elects, New GRIID will not be required to file or maintain in effect a registration statement, but will use its reasonable best efforts to qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the IPO warrants become exercisable, New GRIID may redeem the IPO warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per IPO warrant;

•	upon not less than thirty (30) days’ prior written notice of redemption to each IPO warrant holder; and

•
if, and only if, the reported last sales price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period ending on the third trading day prior to the date New GRIID sends the notice of redemption to the IPO warrant holders.

If and when the IPO warrants become redeemable by New GRIID, New GRIID may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If the foregoing conditions are satisfied and New GRIID issues a notice of redemption of the IPO warrants, each IPO warrant holder will be entitled to exercise his, her or its IPO warrant prior to the scheduled redemption date. However, the price of the shares of common stock may fall below the $18.00 redemption trigger price as well as the $11.50 IPO warrant exercise price after the redemption notice is issued.
If New GRIID calls the IPO warrants for redemption as described above, New GRIID’s management will have the option to require any holder that wishes to exercise his, her or its IPO warrant to do so on a “cashless basis.” In determining whether to require any holders to exercise their IPO warrants on a “cashless basis,” New GRIID’s management will consider, among other factors, New GRIID’s cash position, the number of IPO warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of New GRIID’s IPO warrants. If New GRIID’s management takes advantage of this option, all holders of IPO warrants would pay the exercise price by surrendering their IPO warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the IPO warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the IPO warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO warrants. If New GRIID’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the IPO warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of an IPO warrant redemption. If New GRIID calls its IPO warrants for redemption and New GRIID’s management does not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other IPO warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
A holder of an IPO warrant may notify New GRIID in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such IPO warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of common stock issued and outstanding immediately after giving effect to such exercise.
If the number of issued and outstanding shares of common stock is increased by a capitalization or share dividend payable in shares of common stock, or by a split-up
of shares of common stock or other similar event, then, on the effective date of such share dividend, split-up
or similar event, the number of shares of common stock issuable on exercise of each IPO warrant will be increased in proportion to such increase in the issued and outstanding shares of common stock. A rights offering to holders of shares of common stock entitling holders to purchase shares of common stock at a price less than the fair market value will be deemed a share dividend of a number of shares of common stock equal to the product of (1) the number of shares of common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for common stock) multiplied by (2) one minus the quotient of (x) the price per shares of common stock paid in such rights offering divided by (y) the fair market value. For these purposes, (1) if the rights offering is for securities convertible into or exercisable for shares of common stock, in determining the price payable for shares of common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of shares of common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if New GRIID, at any time while the IPO warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of the shares of common stock on account of such shares of common stock (or other securities into which the IPO warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of shares of common stock in connection with the merger, (d) to satisfy the redemption rights of the holders shares of common stock in connection with a stockholder vote to amend the existing organizational documents (i) to modify the substance or timing of New GRIID’s obligation to redeem 100% of its shares if New GRIID does not complete the merger within 18 months from the closing of the shares offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-
merger activity, or (e) in connection with the redemption of New GRIID’s shares upon New GRIID’s failure to complete the merger, then the IPO warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of common stock in respect of such event.
If the number of issued and outstanding shares of common stock is decreased by a consolidation, combination, reverse share split or reclassification of the shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of common stock issuable on exercise of each IPO warrant will be decreased in proportion to such decrease in issued and outstanding shares of common stock.
Whenever the number of shares of common stock purchasable upon the exercise of the IPO warrants is adjusted, as described above, the IPO warrant exercise price will be adjusted by multiplying the IPO warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of common stock purchasable upon the exercise of the IPO warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of common stock so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such shares of common stock), or in the case of any merger or consolidation of ADEX with or into another corporation (other than a consolidation or merger in which ADEX is the continuing corporation and that does not result in any reclassification or reorganization of ADEX’s issued and outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of ADEX as an entirety or substantially as an entirety in connection with which ADEX is dissolved, the holders of the IPO warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the IPO warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the IPO warrants would have received if such holder had exercised their IPO warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the IPO warrant properly exercises the IPO warrant within thirty (30) days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the IPO warrant.
The IPO warrants are issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and ADEX. The warrant agreement provides that the terms of the IPO warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of then issued and outstanding IPO warrants to make any change that adversely affects the interests of the registered holders of IPO warrants.
The IPO warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to ADEX, for the number of IPO warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their IPO warrants and receive shares of common stock. After the issuance of the shares of common stock upon exercise of the IPO warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of shares of common stock.
No fractional IPO warrants will be issued upon separation of the units and only whole IPO warrants will trade.
Private Placement Warrants
The private placement warrants (including the shares of common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until thirty (30) days after the completion of an initial business combination, including the merger, subject to certain exceptions and they will not be redeemable by ADEX so long as they are held by our sponsor or its permitted transferees. Our sponsor, as well as its permitted transferees, has the option to exercise the private placement warrants on a cashless basis and will have certain registration rights related to such private placement warrants. Additionally, a private placement warrant will not be redeemable by ADEX, for so long as it is held by its initial holder or permitted transferee thereof. Otherwise, the private placement warrants have terms and provisions that are identical to those of the IPO warrants.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of common stock equal to the quotient obtained by dividing (x) the product of the number of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of common stock for the ten trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Dividends
ADEX has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of the merger. The payment of cash dividends in the future will be dependent upon ADEX’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the merger. The payment of any cash dividends subsequent to the merger will be within the discretion of ADEX’s board of directors at such time.
Upon completion of the merger, New GRIID will be a holding company with no material assets other than its interest in GRIID.
Any financing arrangements that we enter into in the future may include restrictive covenants that limit New GRIID’s ability to pay dividends. In addition, GRIID is generally prohibited under Delaware law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of GRIID (with certain exceptions) exceed the fair value of its assets. Subsidiaries of GRIID are generally subject to similar legal limitations on their ability to make distributions to GRIID.
Transfer Agent and Warrant Agent
The transfer agent for common stock and warrant agent for warrants is Continental Stock Transfer & Trust Company.
Certain Anti-Takeover Provisions of Delaware Law, the Proposed Charter and Proposed Bylaws
Upon the completion of the merger, New GRIID will be, as a corporation incorporated under the laws of the State of Delaware, subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.
Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns fifteen percent or more of New GRIID’s outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of New GRIID’s assets.
However, the above provisions of Section 203 do not apply if:

•	New GRIID’s board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•
after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of New GRIID’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•
on or subsequent to the date of the transaction, the business combination is approved by New GRIID’s board of directors and authorized at a meeting of New GRIID’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds
of the outstanding voting stock not owned by the interested stockholder.

The proposed organizational documents and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by New GRIID’s board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of New GRIID’s board of directors or taking other corporate actions, including effecting changes in our management. For instance, New GRIID’s proposed charter will not provide for cumulative voting in the election of directors and will provide for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the New GRIID board of directors. New GRIID’s board of directors will be empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances, and stockholders will not have a right to fill such a vacancy; and New GRIID’s advance notice provisions in the proposed bylaws will require that stockholders must comply with certain procedures in order to nominate candidates to New GRIID’s board of directors or to propose matters to be acted upon at a stockholders’ meeting.
New GRIID’s authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of New GRIID by means of a proxy contest, tender offer, merger or otherwise.
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned common stock or warrants of ADEX for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we have been subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares or warrants of ADEX for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock of ADEX then outstanding; or

•	the average weekly reported trading volume of ADEX common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our sponsor will be able to sell its shares and warrants (or warrants of New GRIID into which they will convert in connection with the merger), as applicable, pursuant to Rule 144 without registration one year after we have completed our initial business combination.
We anticipate that following the consummation of the merger, we will no longer be deemed to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities
Registration Rights
Pursuant to the investor rights agreement entered into in connection with the merger, ADEX, certain GRIID members and the initial stockholders will enter into an investor rights agreement to provide for certain registration rights related to the shares of ADEX common stock, ADEX private placement warrants and ADEX working capital warrants held by such initial stockholders. ADEX has agreed to, among other things, file within 30 days of closing a resale shelf registration statement covering the resale of all securities registrable under the investor rights agreement.
The foregoing description of the registration rights to be in effect is not a complete description thereof and is qualified in its entirety by reference to the full text of the investor rights agreement, which is filed as Annex C to this proxy statement/prospectus and is incorporated herein by reference.

COMPARISON OF STOCKHOLDER RIGHTS
General
ADEX is incorporated under the laws of the State of Delaware and the rights of ADEX stockholders are governed by the laws of the State of Delaware, including the DGCL, ADEX’s current charter and ADEX’s current bylaws. As a result of the merger, ADEX stockholders will become New GRIID stockholders. New GRIID is incorporated under the laws of the State of Delaware and the rights of New GRIID stockholders are governed by the laws of the State of Delaware, including the DGCL, the proposed charter and New GRIID’s proposed bylaws. Thus, following the merger, the rights of ADEX stockholders who become New GRIID stockholders in the merger will continue to be governed by Delaware law, but will no longer be governed by ADEX’s current charter and ADEX’s current bylaws. Instead, such rights will be governed by the proposed charter and the proposed bylaws.
Comparison of Stockholder’s Rights
Set forth below is a summary comparison of material differences between the rights of ADEX stockholders under ADEX’s current charter and ADEX’s current bylaws, and the rights of New GRIID’s stockholders under forms of the proposed charter and proposed bylaws. The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each of ADEX’s or New GRIID’s governing documents. This summary is qualified in its entirety by reference to the full text of ADEX’s current charter and ADEX’s current bylaws, and the forms of the proposed charter, which is attached as Annex D, and proposed bylaws, which are filed as exhibit 3.2 to the registration statement of which this proxy statement/prospectus forms a part, as well as the relevant provisions of the DGCL.

Provision	ADEX	New GRIID
Authorized Capital Stock	Under the current charter, the authorized capital stock of ADEX consists of 101,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share.	Under the proposed charter, the authorized capital stock of New GRIID consists of 501,000,000 shares, consisting of 500,000,000 shares of common stock, par value $0.0001 per share and 1,000,000 shares of preferred stock, par value $0.0001 per share.

Preferred Stock	Under the current charter, the board of directors of ADEX is expressly granted authority to issue shares of preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series and included in a certificate of designation filed pursuant to the DGCL.	Under the proposed charter, shares of preferred stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of preferred stock authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such

Provision	ADEX	New GRIID
shares of preferred stock from time to time adopted by the New GRIID board of directors pursuant to authority so to do which is expressly vested in the New GRIID board of directors.

Number of Directors	Under the current bylaws, except as may otherwise be provided by law or the current charter, the number of directors which constitute the board of directors will not be less than one nor more than nine. The exact number of directors will be fixed from time to time by the ADEX board of directors.	Under the proposed charter, subject to the rights of the holders of any series of New GRIID preferred stock to elect additional directors, the total number of directors constituting the entire board of directors will, (a) as of the date of the proposed charter, be seven and (b) thereafter, will be fixed solely and exclusively by one or more resolutions adopted from time to time by the New GRIID board of directors.

Classification of the Board of Directors	Under the current charter, the ADEX board of directors is divided into two classes, Class I and Class II.	Under the proposed charter, the New GRIID board of directors will be divided into three classes, Class I, Class II, and Class III.

Election of Directors	Under the current charter, only one class of directors is elected in each year and each class serves a two-year term.	Under the proposed charter, only one class of directors will be elected in each year and each class will serve a three-year term. Class I directors will initially serve until the first annual meeting of stockholders following the adoption of the proposed charter; Class II directors will initially serve until the second annual meeting of stockholders following the adoption of the proposed charter; and Class III directors will initially serve until the third annual meeting of stockholders following the adoption of the proposed charter, in each case, or until such director’s earlier death, disqualification, resignation or removal.

Voting	Holders of ADEX common stock are entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of ADEX	Holders of New GRIID common stock will be entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders

Provision	ADEX	New GRIID
common stock are entitled to vote;
provided, however
, the holders of ADEX common stock, as such, shall not be entitled to vote on any amendment to the current charter (including any amendment to any certificate of designation filed pursuant to the DGCL) that relates solely to the terms of one or more outstanding series of ADEX preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the current charter (including any amendment to any certificate of designation filed pursuant to the DGCL) or pursuant to the DGCL.
generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to the provisions in the paragraph immediately below, holders of shares of New GRIID common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the proposed charter (including any certificate of designations relating to any series of New GRIID preferred stock) that relates solely to the terms of any outstanding New GRIID preferred stock if the holders of such preferred stock are entitled to vote as a separate class thereon under the proposed charter (including any certificate of designations relating to any series of preferred stock) or under the DGCL.

The holders of the outstanding shares of New GRIID common stock will be entitled to vote separately as a class upon any amendment to the proposed charter (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the New GRIID common stock so as to affect the common stock adversely.

Vacancies on the Board of Directors	The current charter provides that, except as the DGCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the ADEX board of directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled	Subject to any limitations imposed by applicable law and the rights, if any, of the holders of any one or more series of New GRIID preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the New GRIID board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the New GRIID board of directors determines by resolution that any

Provision	ADEX	New GRIID
	only by the vote of a majority of the remaining directors then in office.	such vacancies or newly created directorships will be filled by the stockholders and except as otherwise provided by the DGCL, be filled solely and exclusively, by the affirmative vote of a majority of the remaining directors then in office.

Special Meeting of the Board of Directors	Special meetings of the ADEX board of directors may be called by the President or a majority of the entire ADEX board of directors.	Special meetings of the New GRIID board of directors may be called by the President, Chairman or a majority of the entire New GRIID board of directors.

Amendment to Certificate of Incorporation	The current charter provides that any provision of the current charter may be amended, altered, changed, added or repealed (including any amendment to any certificate of designation filed pursuant to the DGCL), in the manner now or hereafter prescribed by the current charter and the DGCL.
The proposed charter provides that New Griid reserves the right to amend, alter, change, add or repeal any provision contained in the proposed charter (including any certificate of designation filed pursuant to the DGCL), in the manner now or hereafter prescribed by the proposed charter and the DGCL.

Notwithstanding anything to the contrary contained in the proposed charter, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of
Section 5.5
, or
Articles VI
,
VII
,
IX
, or
XII
of the proposed charter may be altered, amended or repealed in any respect, nor may any provision or by-law
inconsistent therewith be adopted, unless in addition to any other vote required by the proposed charter or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six
and
two-thirds
percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of New GRIID entitled to vote generally in the election of directors, voting

Provision	ADEX	New GRIID
together as a single class, at a meeting of the stockholders called for that purpose.

Special Stockholder Meeting	Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the current charter, may only be called by a majority of the entire board of directors of ADEX, or its President or the Chairman, and will be called by its Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of ADEX issued and outstanding and entitled to vote.	Subject to any special rights of the holders of any series of preferred stock, and to the requirements of applicable law, special meetings of stockholders of New GRIID may be called only by (i) the chairperson of the New GRIID board of directors, (ii) the chief executive officer of New GRIID or (iii) at the direction of the New GRIID board of directors pursuant to a written resolution adopted by a majority of the total number of directors that New GRIID would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The ability of holders of New GRIID common stock to call a special meeting of the stockholders is specifically denied.

Stockholder Proposals (Other than Nomination of Persons for Election as Directors)
To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the ADEX board of directors, (ii) otherwise brought before the annual meeting by or at the direction of the ADEX board of directors, or (iii) otherwise properly brought before the annual meeting by a stockholder.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of ADEX. To be timely, a stockholder’s notice
The proposal of business (other than nomination of persons for election as directors) to be considered by the stockholders may be brought before an annual meeting (i) by or at the direction of the New GRIID board of directors or (ii) by any stockholder of New GRIID who was a stockholder of record at the time of giving notice provided for in the proposed bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in the proposed bylaws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring

Provision	ADEX	New GRIID
must be delivered to or mailed and received at the principal executive offices of ADEX not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder’s notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of ADEX which are beneficially owned by the stockholder.
such business properly before an annual meeting (other than matters properly brought under Rule
14a-8
(or any successor rule) under the Exchange Act), and such stockholder must comply with the notice and other procedures set forth in Section 2.3 of Article II of the proposed bylaws to bring such business properly before an annual meeting. In addition to the other requirements set forth in the proposed bylaws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of New GRIID under the laws of the State of Delaware.

For such business to be properly brought before an annual meeting by a stockholder pursuant to the paragraph above, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of New GRIID, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the proposed bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the business proposal is made, have acted in accordance with the representations set forth in the solicitation statement required by the proposed bylaws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of New GRIID not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year
anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before

Provision	ADEX	New GRIID
or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of New GRIID not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “Timely Notice”).

Stockholder Nominations of Persons for Election as Directors	The current bylaws state that nominations of persons for election to the ADEX board of directors at a meeting of stockholders of ADEX may be made at such meeting by or at the direction of the ADEX board of directors, by any committee or persons appointed by the ADEX board of directors or by any stockholder of ADEX entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in Article III, Section 3 of the current bylaws. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of ADEX. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of ADEX not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day	Nominations of persons for election to the New GRIID board of directors may be brought before an annual meeting (i) by or at the direction of the New GRIID board of directors or (ii) by any stockholder of New GRIID who was a stockholder of record at the time of giving notice provided for in the proposed bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in the proposed bylaws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations properly before an annual meeting (other than matters properly brought under Rule
14a-8
(or any successor rule) under the Exchange Act), and such stockholder must comply with the notice and other procedures set forth in Section 2.3 of Article II of the proposed bylaws to bring such nominations properly before an annual meeting. For nominations to be properly brought before an annual meeting by a stockholder pursuant to the paragraph above, the stockholder must (i) have

Provision	ADEX	New GRIID
	following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of ADEX which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of ADEX which are beneficially owned by the stockholder. ADEX may require any proposed nominee to furnish such other information as may reasonably be required by ADEX to determine the eligibility of such proposed nominee to serve as a director of ADEX. No person shall be eligible for election as a director of ADEX unless nominated in accordance with the procedures set forth therein. The officer of ADEX presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.	given Timely Notice thereof in writing to the Secretary of New GRIID, (ii) have provided any updates or supplements to such notice at the times and in the forms required by the proposed bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination is made, have acted in accordance with the representations set forth in the solicitation statement required by the proposed bylaws.

Provision	ADEX	New GRIID

Limitation of Liability of Directors and Officers	The current charter provides that a director of ADEX shall not be personally liable to ADEX or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to ADEX or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of ADEX shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the foregoing provisions by the stockholders of ADEX shall not adversely affect any right or protection of a director of ADEX with respect to events occurring prior to the time of such repeal or modification.
The proposed charter provides that a director of New GRIID shall not be personally liable to New GRIID or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to New GRIID or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of New GRIID shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of Section 7.1 of the proposed charter by the stockholders of New GRIID shall not adversely affect any right or protection of a director with respect to events occurring prior to the time of such repeal or modification.

The rights and authority conferred in the foregoing provisions shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

Indemnification of Directors, Officers, Employees and Agents	The current charter provides that ADEX, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or	The proposed charter provides that New GRIID, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative,

Provision	ADEX	New GRIID
investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by ADEX in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by ADEX as authorized thereby.
or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by New GRIID in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by New GRIID as authorized thereby.

The rights and authority conferred in the foregoing provisions shall not be exclusive of any other right that any person may otherwise have or hereafter acquire.

Dividends	The current charter provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of the preferred stock, the holders of shares of common stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of ADEX) when, as and if declared thereon by the board from time to time out of any assets or funds of ADEX legally available therefor and shall share equally on a per share basis in such dividends and distributions.	The proposed charter provides that, subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any class or series of stock having a preference senior to or the right to participate with the New GRIID common stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the New GRIID common stock out of the assets of New GRIID that are by law available therefor, at the times and in the amounts as the New GRIID board of directors in its discretion may determine.

Liquidation	Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of ADEX, after payment or provision for payment of the debts and other liabilities of ADEX, the holders of shares of ADEX common stock shall be entitled to receive all the remaining assets of	Subject to applicable law and the rights, if any, of the holder of any outstanding series of preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up
of the affairs of New GRIID, after payment or provision for payment of the debts and other liabilities of New GRIID and of the preferential and other amounts, if any, to which the holders of

Provision	ADEX	New GRIID
	ADEX available for distribution to its stockholders, ratably in proportion to the number of shares of ADEX common stock held by them.	preferred stock are entitled, if any, the holders of all outstanding shares of New GRIID common stock will be entitled to receive an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of New GRIID common stock will be entitled to receive the remaining assets of New GRIID available for distribution ratably in proportion to the number of shares of New GRIID common stock.

Supermajority Voting Provisions	The current charter provides that ADEX shall not engage in any business combination, at any point in time at which ADEX’s common stock is registered under Section 12(b) or 12(g) of the Exchange Act, with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless at or subsequent to such time, the business combination is approved by the ADEX board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of ADEX which is not owned by the interested stockholder.
Under the proposed charter, subject to any limitations imposed by the DGCL, except for directors elected by holders of New GRIID preferred stock, any director or the entire New GRIID board of directors may be removed from office at any time, but only for cause, by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of New GRIID entitled to vote generally in the election of directors, voting together as a single class.

Under the proposed charter, subject to Section 4.2 thereof, New GRIID reserves the right to amend, alter, change, add or repeal any provision contained in the proposed charter (including any preferred stock designation), in the manner now or hereafter prescribed by the proposed charter and the DGCL, and except as set forth in Article VII of the proposed charter, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to the proposed charter in its present form or as hereafter amended, are granted and held subject to the right reserved in Article XII of the proposed

Provision	ADEX	New GRIID
charter. Notwithstanding anything to the contrary contained in the proposed charter, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of Section 5.5, or Articles VI, VII, IX, or XII of the proposed charter may be altered, amended or repealed in any respect, nor may any provision or by-law
inconsistent therewith be adopted, unless in addition to any other vote required by the proposed charter or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six
and
two-thirds
percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of New GRIID entitled to vote generally in the election of directors, voting together as a single class, at a meeting of the stockholders called for that purpose.

Anti-Takeover Provisions and Other Stockholder Protections	The current charter states that ADEX will not be subject to Section 203 of the DGCL. However, the current amended and restated certificate of incorporation contains provisions that have the same effect as Section 203 of the DGCL, except that it provides that affiliates of the Sponsor and its transferees will not be deemed to be “interested stockholders,” regardless of the percentage of their voting stock and are therefore not be subject to such restrictions.	The proposed charter is silent with respect to Section 203 of the DGCL, and therefore, Section 203 of the DGCL applies to New GRIID.

Choice of Forum	The current charter states that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any	The proposed charter states that the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter

Provision	ADEX	New GRIID
	stockholder (including a beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of ADEX, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of ADEX to ADEX or ADEX’s stockholders, (c) any action asserting a claim against ADEX, its directors, officers or employees arising pursuant to any provision of the DGCL or this Amended and Restated Certificate or the bylaws of ADEX, or (d) any action asserting a claim against ADEX, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (i) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (ii) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (iii) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (A) the provisions of this paragraph will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and (B) unless ADEX consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest	jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative claim or action or proceeding brought on behalf of New GRIID, (b) any claim or action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of New GRIID to New GRIID or New GRIID’s stockholders, (c) any claim or action asserting a claim against New GRIID, or any current or former director, officer or employee of New GRIID arising pursuant to any provision of the DGCL, the proposed charter or the proposed bylaws of New GRIID (as each may be amended from time to time), (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the proposed charter or the proposed bylaws of New GRIID (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (f) any action asserting a claim against New GRIID, or any director, officer or employee of New GRIID governed by the internal affairs doctrine or otherwise related to New GRIID’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the

Provision	ADEX	New GRIID
	extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder.	indispensable parties named as defendants. Article IX the proposed charter shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless New GRIID consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes certain U.S. federal income tax consequences to (i) U.S. Holders (as defined below) of GRIID limited liability company membership units of the exchange of their membership units for ADEX common stock in the merger, and (ii) U.S. Holders of ADEX common stock of the redemption of their common stock for cash upon the closing of the merger. This discussion applies only to holders of GRIID limited liability company membership units or ADEX common stock, as the case may be, that hold such units or shares as “capital assets” within the meaning of Section 1221 of the Code (which includes property held for investment). Based upon and subject to the assumptions, qualifications and limitations set forth herein and in the opinion filed as Exhibit 8.1 to the registration statement of which this prospectus forms a part, the statements of law and legal conclusions set forth below represent the opinion of Troutman Pepper Hamilton Sanders LLP, with respect to the section titled “Tax Considerations of the Merger to U.S. Holders of GRIID Limited Liability Company Membership Units” below.
This discussion is based on the Code, Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. No rulings have been or will be sought from the IRS concerning the tax consequences of the merger or the redemption. Accordingly, there can be no assurance that the IRS will not take a contrary position to that discussed below regarding the tax consequences of the merger or the redemption discussed below, or that any such contrary position would not be sustained by the courts.
The following discussion does not address the effects of other U.S. federal tax laws, such as estate and gift tax laws or the net investment income tax, and any applicable state, local or
non-U.S.
tax laws are not discussed.
This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	banks, insurance companies, and certain other financial institutions;

•	regulated investment companies and real estate investment trusts;

•	brokers, dealers or traders in securities;

•	traders in securities that elect to mark to market;

•	tax-exempt organizations or governmental organizations;

•	persons subject to the alternative minimum tax;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to GRIID limited liability company membership units or ADEX common stock, as the case may be, being taken into account in an applicable financial statement;

•	persons that actually or constructively own 10% or more of the voting stock of ADEX or GRIID by vote or value;

•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

•	U.S. Holders having a functional currency other than the U.S. dollar;

•
persons who hold or received GRIID limited liability company membership units or ADEX common stock, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

•	U.S. Holders of ADEX common stock that hold such stock as Section 306 stock; and

•	foreign government or international organizations.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of GRIID limited liability company membership units or ADEX common stock, as the case may be, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a domestic corporation;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds GRIID limited liability company membership units or ADEX common stock, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity and certain determinations made at the owner level. Accordingly, entities and arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the exchange of their limited liability company membership units of GRIID for ADEX common stock in the merger or the redemption of their ADEX common stock, as applicable. In addition, this discussion does not discuss any consequences to any U.S. Holder of GRIID limited liability company membership units arising from their holding of such units in an entity treated as a partnership for U.S. federal income tax purposes prior to the merger.
HOLDERS OF GRIID LIMITED LIABILITY COMPANY MEMBERSHIP UNITS OR ADEX COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR
NON-U.S.
TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Considerations of the Merger to U.S. Holders of GRIID Limited Liability Company Membership Units
Characterization of the Merger
Each of ADEX and GRIID intends that the merger should be treated for U.S. federal income tax purposes as a tax-free
exchange (subject to the subsequent sentence) by GRIID members of their limited liability company membership units of GRIID for ADEX common stock pursuant to Section 351(a) of the Code. Notwithstanding the application of Section 351(a) of the Code to the exchange, certain GRIID members may recognize gain to the extent a member’s allocable share of the liabilities of GRIID, at the time of the merger, exceeds such member’s adjusted tax basis in the GRIID limited liability company membership units surrendered.
ADEX and GRIID do not intend to seek, and have not sought, any rulings from the IRS regarding the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurance that the exchange of GRIID limited liability company membership units for ADEX common stock will qualify as an exchange described in Section 351(a) of the Code or that the IRS will not assert, or that a court will not sustain, a position contrary to the conclusions set forth below. The receipt of an opinion as to the tax consequences of the merger by Troutman Pepper Hamilton Sanders LLP is not a condition to the closing of the merger.
U.S. Federal Income Tax Consequences for U.S. Holders
Subject to the limitations and qualifications set forth herein and in the opinion referenced above filed as Exhibit 8.1 to this proxy statement/prospectus if the merger qualifies as an exchange described in Section 351(a) of the Code, a U.S. Holder of GRIID limited liability company membership units will not recognize gain or loss upon the exchange of GRIID limited liability company membership units for ADEX common stock pursuant to the merger, except to the extent a member’s allocable share of the liabilities of post-merger GRIID exceeds such member’s adjusted tax basis in the GRIID limited liability company membership units surrendered. Any such gain or loss should constitute long-term capital gain or loss if the U.S. Holder’s holding period in the GRIID limited liability company membership units is more than one year as of the closing date of the merger, except to the extent the gain is attributable to certain assets of GRIID, as defined in Section 751 of the Code. Gains attributable to such assets shall be taxed at ordinary rates.
A U.S. Holder’s aggregate tax basis in the shares of ADEX common stock received in the merger in exchange for GRIID limited liability company membership units will equal (1) the U.S. Holder’s aggregate tax basis in the shares of GRIID limited liability company membership units surrendered in the merger, reduced by (2) such U.S. Holder’s allocable share of the liabilities of post-merger GRIID, and increased by (3) any gain recognized as a result of a member’s adjusted tax basis in the GRIID limited liability company membership units surrendered, as described in the preceding paragraph. The holding period of such shares of ADEX common stock received in the merger will include the holding period of GRIID limited liability company membership units surrendered in exchange therefor.
For purposes of determining the tax bases and holding periods for shares of ADEX common stock received in the merger, U.S. Holders who acquired different blocks of GRIID limited liability company membership units at different times or for different prices must allocate their bases and holding periods in their GRIID limited liability company membership units ratably over the ADEX common stock received in the merger.
U.S. Federal Income Tax Consequences if the Merger Fails to Qualify as an Exchange Described in Section 351(a) of the Code
If the merger fails to qualify as an exchange described in Section 351(a) of the Code, a U.S. Holder of GRIID limited liability company membership units will recognize gain equal to the difference, if any, between (1) the fair market value of the ADEX common stock received in exchange for the GRIID limited liability company membership units surrendered in the merger plus the amount of the liabilities of post-merger GRIID that are allocated to such member and (2) the U.S. Holder’s adjusted tax basis in such surrendered units. Any such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in the GRIID limited liability company membership units surrendered in the Merger exceeds one year as of the closing date of the merger, except to the extent the gain is attributable to certain assets of GRIID, as defined in Section 751 of the Code. Gains attributable to such assets shall be taxed at ordinary rates. Long-term capital gains of non-corporate taxpayers
are taxed at a reduced U.S. federal income tax rate. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder of GRIID limited liability company membership units may be subject to information reporting and backup withholding for U.S. federal income tax purposes on proceeds received in connection with the merger. The current backup withholding rate is 24%. Backup withholding will not apply, however, to a U.S. Holder who (i) furnishes a correct taxpayer identification number and certifies the U.S. Holder is not subject to backup withholding on IRS Form
W-9 or
a substantially similar form or (ii) certifies that such U.S. Holder is otherwise exempt from backup withholding. U.S. Holders of GRIID limited liability company membership units should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption. If a U.S. Holder does not provide a correct taxpayer identification number on IRS Form
W-9 or
other proper certification, the U.S. Holder may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.
THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO U.S. HOLDERS OF GRIID LIMITED LIABILITY COMPANY MEMBERSHIP UNITS IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND MAY

NOT BE CONSTRUED AS, TAX ADVICE. HOLDERS OF GRIID LIMITED LIABILITY COMPANY MEMBERSHIP UNITS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES, OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION, OR UNDER ANY APPLICABLE TAX TREATY.
Certain Tax Considerations Related to a Redemption of Common Stock
Treatment of Redemption of Common Stock
Redemption of Common Stock.
    In the event that a holder’s ADEX common stock is redeemed pursuant to the redemption provisions described in this proxy statement/prospectus under the section entitled “
Special Meeting of
ADEX Stockholders—Redemption Rights
,” the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as an exchange of ADEX common stock under Section 302 of the Code with respect to such holder or whether the redemption is treated as a distribution to which Section 301 of the Code applies. Whether a redemption qualifies for exchange treatment will depend largely on the total number of shares of ADEX stock treated as held by the holder (including any stock constructively owned by the holder as a result of owning warrants) relative to all of ADEX’s shares outstanding both before and after the redemption. The redemption of ADEX common stock generally will be treated as an exchange of the ADEX common stock for cash (rather than a corporate distribution) if the redemption or purchase by ADEX (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in ADEX or (iii) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a holder takes into account not only stock actually owned by the holder, but also shares of ADEX stock that are constructively owned by it. A holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any stock the holder has a right to acquire by exercise of an option, which would generally include ADEX common stock which could be acquired pursuant to the exercise of the warrants.
In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the holder immediately following the redemption of ADEX common stock must, among other requirements, be less than 80% of the percentage of ADEX’s outstanding voting stock actually and constructively owned by the holder immediately before the redemption.
There will be a complete termination of a holder’s interest if either (i) all of the shares of ADEX common stock actually and constructively owned by the holder are redeemed or (ii) in the case of an individual holder, all of the shares of ADEX common stock actually owned by the holder are redeemed and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the holder does not constructively own any other stock.
The redemption of ADEX common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in ADEX. Whether the redemption will result in a meaningful reduction in a holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its own tax advisors as to the tax consequences of a redemption or purchase by ADEX.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “—
U.S. Holders—Taxation of Redemption Treated as a

Distribution
” below. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ADEX common stock will be added to the U.S. Holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.
U.S. Holders
Taxation of Redemption Treated as an Exchange of Common Stock
. If the redemption qualifies as an exchange of common stock as described above under “—
Treatment of Redemption of Common Stock
,” a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the common stock suspends the running of the applicable holding period for this purpose. Long-term capital gains recognized by non-corporate U.S.
Holders will be eligible to be taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s adjusted cost less any prior distributions treated as a return of capital for U.S. federal income tax purposes.
Taxation of Redemption Treated as a Distribution
. If the redemption does not qualify as an exchange of common stock, a U.S. Holder will generally be treated as receiving a distribution in respect of its common stock. Such a distribution generally will be includable in a U.S. Holder’s gross income as dividend income to the extent that such distributions are paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Dividends will be taxable to a corporate U.S. Holder at regular rates and will generally be eligible for the dividends-received deduction if the requisite holding period is satisfied.
For
non-corporate U.S.
Holders, if the U.S. Holder satisfies certain holding period requirements and the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property, dividends will be “qualified dividend income” taxed at the preferential applicable long-term capital gain rate. It is unclear whether the redemption rights with respect to the common stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then non-corporate U.S.
Holders may be subject to tax on such dividends at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its common stock (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such common stock in the manner described above under “
—Taxation of Redemption Treated as an Exchange of Common Stock.
”
U.S. Information Reporting and Backup Withholding
. Distributions with respect to the common stock to a U.S. Holder, whether or not such distributions qualify as dividends for U.S. federal income tax purposes, and proceeds from the sale, exchange or redemption of the common stock by a U.S. Holder generally are subject to information reporting to the IRS and possible U.S. backup withholding, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if a U.S. Holder fails to furnish a correct taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Non-U.S.
Holders
For purposes of this discussion, a
“Non-U.S.
Holder” is any beneficial owner of common stock that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.
Redemption of Common Stock
.    The characterization for U.S. federal income tax purposes of the redemption of a
Non-U.S.
Holder’s share of common stock pursuant to the redemption provisions described in the section of this proxy statement/prospectus entitled “
Special Meeting of ADEX Stockholders—Redemption Rights
” generally will follow the U.S. federal income tax characterization of such a redemption as described under “
—Treatment of Redemption of Common Stock
” above. It is possible that because the applicable withholding agent may not be able to determine the proper characterization of a redemption of a
Non-U.S.
Holder’s common stock, the withholding agent might treat the redemption as a distribution subject to withholding tax.
Taxation of Redemption Treated as an Exchange of Common Stock
.    A
Non-U.S.
Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain realized upon the redemption of ADEX common stock unless:

•
the gain is effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the
Non-U.S.
Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the ADEX common stock constitutes a U.S. real property interest (“USRPI”) by reason of ADEX’s status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to a U.S. Holder, unless an applicable tax treaty provides otherwise. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the
Non-U.S.
Holder (even though the individual is not considered a resident of the United States), provided the
Non-U.S.
Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet above, ADEX believes that it is not and has not been at any time since its formation, and does not expect to be immediately after the merger is completed, a USRPHC.
Non-U.S.
Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Taxation of Redemption Treated as a Distribution.
    If the redemption does not qualify as an exchange of ADEX common stock, with respect to a
Non-U.S.
Holder, such holder generally will be treated as receiving a distribution in respect of the common stock. Such a distribution to the extent paid out of ADEX’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles) will constitute, first, a dividend for U.S. federal income tax purposes. Amounts not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and be applied against and reduce a
Non-U.S.
Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter as capital gain and will be treated as described above under “—
Non-U.S.
Holders—Taxation of Redemption Treated as an Exchange of Common Stock
.”
Subject to the discussion below on effectively connected income, dividends paid to a
Non-U.S.
Holder of common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the
Non-U.S.
Holder furnishes a valid IRS
Form W-8BEN or
W-8BEN-E (or
other applicable documentation) certifying qualification for the lower treaty rate). A
Non-U.S.
Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
If dividends paid to a
Non-U.S.
Holder are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the
Non-U.S.
Holder maintains a permanent establishment in the United States to which such dividends are attributable), the
Non-U.S.
Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the
Non-U.S.
Holder must furnish to the applicable withholding agent a valid IRS
Form W-8ECI,
certifying that the dividends are effectively connected with the
Non-U.S.
Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A
Non-U.S.
Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.
Non-U.S.
Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Information Reporting and Backup Withholding.
    Payments of dividends on ADEX common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its
non-U.S.
status, such as by furnishing a valid IRS
Form W-8BEN,
W-8BEN-E or
W-8ECI,
or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on common stock paid to the
Non-U.S.
Holder, regardless of whether any tax was actually withheld. In addition, proceeds from a sale or other taxable disposition of common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds from a disposition of common stock conducted through a
non-U.S.
office of a
non-U.S.
broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the
Non-U.S.
Holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a
Non-U.S.
Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
.    Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax

Compliance Act, or “FATCA”) on certain types of payments made to
non-U.S.
financial institutions and certain other
non-U.S.
entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or disposition of ADEX common stock paid to a “foreign financial institution” or a
“non-financial foreign
entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign
entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign
entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign
financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on ADEX common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of ADEX common stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.
Non-U.S.
Holders should consult their tax advisors regarding the potential application of withholding under FATCA.

APPRAISAL RIGHTS
Neither ADEX stockholders nor ADEX warrant holders have appraisal rights in connection with the merger under the DGCL.

STOCKHOLDER NOMINATIONS AND PROPOSALS
ADEX’s board of directors is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.
For any proposal to be considered for inclusion in our proxy statement/prospectus and form of proxy for submission to the stockholders at New GRIID’s 2022 annual meeting of stockholders, assuming consummation of the merger, it must be submitted in writing and comply with the requirements of Rule
14a-8
of the Exchange Act and New GRIID’s bylaws. Since the 2022 annual meeting would be New GRIID’s first annual meeting of stockholders, such proposals must be received by New GRIID at its offices at 2577 Duck Creek Road, Cincinnati, OH 45212, a reasonable time before New GRIID begins to print and mail its 2022 annual meeting proxy materials in order to be considered for inclusion in New GRIID’s proxy materials for the 2022 annual meeting.
In addition, New GRIID’s bylaws will provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to New GRIID at its offices at 2577 Duck Creek Road, Cincinnati, OH 45212, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, which would be the case for the 2022 annual meeting, notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting and (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by New GRIID. Nominations and proposals also must satisfy other requirements set forth in New GRIID’s bylaws. The chairman of our board of directors may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.
The foregoing summary is qualified in its entirety by reference to the complete text of the proposed bylaws, a copy of which is filed as exhibit 3.2 to the registration statement of which this proxy statement/prospectus forms a part.
HOUSEHOLDING INFORMATION
Unless ADEX has received contrary instructions, ADEX may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of ADEX’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. We will promptly provide separate copies upon written or oral request. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of ADEX’s disclosure documents, the stockholders should follow these instructions:

•
If the shares are registered in the name of the stockholder, the stockholder should contact ADEX at its offices at 1345 Avenue of the Americas, 33 rd
Floor New York, NY 10105 to inform ADEX of his or her request; or

•	If a bank, broker or other nominee holds the share, the stockholder should contact the bank, broker or other nominee directly.

LEGAL MATTERS
The validity of the common stock to be issued in connection with the merger will be passed upon for ADEX by Covington & Burling LLP.
EXPERTS
The financial statements of ADEX as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from October 15, 2020 (inception) through December 31, 2020, included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report herein, appearing elsewhere in this proxy statement/prospectus (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about ADEX’s ability to continue as a going concern), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of Griid Infrastructure LLC and subsidiaries as of December 31, 2021 and 2020 and for each of the years in the two-year
period ended December 31, 2021 included in this proxy statement/prospectus have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report included in this proxy statement/prospectus (which report expresses an unqualified opinion and contains an explanatory paragraph relating to substantial doubt about GRIID’s ability to continue as a going concern) in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This proxy statement/prospectus references important business and financial information about ADEX and GRIID from documents that are not included in or delivered with this proxy statement/prospectus but are contained in the annexes to this proxy statement/prospectus and exhibits to the registration statement on
Form S-4
of which this proxy statement/prospectus forms a part.
ADEX is subject to the information and periodic reporting requirements of Section 13(a) and Section 15(d) of the Exchange Act, and files annual, quarterly and current reports with the SEC. Upon the effectiveness of the registration statement and following completion of the transaction, New GRIID will continue to be subject to these requirements. You will be able to obtain ADEX’s SEC filings, including the registration statement and this proxy statement/prospectus, free of charge at the SEC’s website at http://www.sec.gov. These documents are also available at ADEX’s website at http://www.aditedtech.com under the heading “SEC Filings.” The references to these websites are inactive textual references only, and the information provided on the SEC’s and ADEX’s website is not a part of this proxy statement/prospectus and therefore is not incorporated by reference into this proxy statement/prospectus.
GRIID does not have a class of securities registered under Section 12 of the Exchange Act, or listed on a public exchange, is not subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act and, accordingly, does not file documents or reports with the SEC.
You can obtain documents referenced in this proxy statement/prospectus at no cost by requesting them in writing or by telephone from ADEX:
John D’Agostino
Adit EdTech Acquisition Corp.
1345 Avenue of the Americas, 33
rd
Floor
New York, NY 10105
Telephone: (646)
291-6930
Email: dagostino@aditedtech.com

You may also obtain these documents by requesting them in writing or by telephone from our proxy solicitation agent at the following address and telephone number:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Telephone:
(banks and brokers call collect at                )
Email:
These documents are available without charge upon written or oral request. If you would like to request any documents, please do so no later than                 in order to receive them before the special meeting.
No one has been authorized to provide you with any information that is different from that contained in this proxy statement/prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This proxy statement/prospectus may be used only for the purpose for which it has been prepared. This proxy statement/prospectus is dated                    , 2022, and you should assume that the information in this proxy statement/prospectus is accurate only as of such date or such other date as is specified. Neither the mailing of this proxy statement/prospectus to the GRIID members nor the issuance by ADEX of shares of ADEX common stock in connection with the merger will create any implication to the contrary.

INDEX TO FINANCIAL STATEMENTS
ADIT EDTECH ACQUISITION CORP.

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Adit EdTech Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Adit EdTech Acquisition Corp. (the “Company”) as of December 31, 2021 and 2020, the related statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2021 and for the period from October 15, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year ended December 31, 2021 and for the period from October 15, 2020 (inception) through December 31, 2020, are in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 would not be sufficient to allow the Company to operate for a reasonable period of time, which is considered to be one year from the date of issuance of the financial statements, assuming that a business combination is not consummated. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Marcum
LLP
Marcum
LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 21, 2022

ADIT EDTECH ACQUISITION CORP.
BALANCE SHEETS

	December 31, 2021	December 31, 2020
Assets
Current asset — cash	$462,274	$35,614
Prepaid expenses	265,282	—
Deferred offering costs	—	469,160

Total current assets	727,556	504,774
Prepaid expenses, non-current	14,384	—
Cash and securities held in Trust Account	276,115,444	—

Total Assets	$276,857,384	$504,774

Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)
Current Liabilities:
Accrued offering costs and expenses	$3,153,755	$330,300
Due to related party	18,986	—
Promissory note — related party	—	150,000
Working capital loan — related party	150,000	—

Total current liabilities	3,322,741	480,300
Warrant liability	5,044,441	—
Deferred underwriting discount	9,660,000	—

Total liabilities	18,027,182	480,300

Commitments
Common Stock subject to possible redemption, 27,600,000 and zero shares at redemption value, respectively	276,000,000	—
Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 6,900,000 and 6,900,000 shares issued and outstanding (excluding 27,600,000 and zero shares at redemption value), respectively	690	690
Additional paid-in capital	—	24,310
Accumulated deficit	(17,170,488)	(526)

Total Stockholders’ Equity (Deficit)	(17,169,798)	24,474

Total Liabilities, Common Stock Subject to Possible Redemption and Stockholders’ Equity (Deficit)	$276,857,384	$504,774

The accompanying notes are an integral part of these financial statements.

ADIT EDTECH ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2021	For the Period from October 15, 2020 (Inception) to December 31, 2020
Formation and operating costs	$3,704,239	$526

Loss from operations	(3,704,239)	(526)

Other income:
Change in fair value of warrants	956,035	—
Trust interest income	115,444	—

Total other income	1,071,479	—

Net loss	$(2,632,760)	$(526)

Basic and diluted weighted average shares outstanding, redeemable common stock	26,492,055	—

Basic and diluted net loss per share	$(0.08)	$—

Basic and diluted weighted average shares outstanding, common stock	6,853,151	6,000,000

Basic and diluted net loss per share	$(0.08)	$(0.00)

The accompanying notes are an integral part of these financial statements.

ADIT EDTECH ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE YEAR ENDED DECEMBER 31, 2021

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance as of December 31, 2020	6,900,000	$690	$24,310	$(526)	$24,474

Proceeds allocated to Public Warrants	—	—	16,771,351	—	16,771,351
Proceeds allocated to Private Placement Warrants	—	—	7,270,000	—	7,270,000
Offering costs allocated warrants	—	—	(981,103)	—	(981,103)
Modification to Private Placement Warrants to qualify as liability	—	—	(6,000,476)	—	(6,000,476)
Accretion of common stock to redemption value	—	—	(17,084,082)	(14,537,202)	(31,621,284)
Net loss	—	—	—	(2,632,760)	(2,632,760)

Balance as of December 31, 2021	6,900,000	$690	$—	$(17,170,488)	$(17,169,798)

The accompanying notes are an integral part of these financial statements.
ADIT EDTECH ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM OCTOBER 15, 2020 (INCEPTION) TO DECEMBER 31, 2020

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholder’s Equity
	Shares	Amount
Balance as of October 15, 2020 (inception)	—	$—	$—	$—	$—

Issuance of common stock to Sponsor	6,900,000	690	24,310	—	25,000
Net loss	—	—	—	(526)	(526)

Balance as of December 31, 2020	6,900,000	$690	$24,310	$(526)	$24,474

The accompanying notes are an integral part of these financial statements.

ADIT EDTECH ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2021	For the Period from October 15, 2020 (Inception) to December 31, 2020
Cash flows from operating activities:
Net loss	$(2,632,760)	$(526)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	(956,035)	—
Interest earned on cash and marketable securities held in Trust Account	(115,444)	—
Changes in operating assets and liabilities:
Prepaid expenses	(279,666)	—
Accrued offering costs and expense	3,311,388	500
Due to related party	214	—

Net cash used in operating activities	(672,304)	(26)

Cash flows from investing activities:
Investment held in Trust Account	(276,000,000)	—

Net cash used in investing activities	(276,000,000)	—

Cash flows from financing activities:
Proceeds from Initial Public Offering, net of underwriters’ fees	270,480,000	—
Proceeds from private placement	7,270,000	—
Payments of offering costs	(651,036)	—
Proceeds from issuance of promissory note to related party	150,000	175,000
Payment of promissory note to related party	(150,000)	(25,000)
Payment of deferred offering costs	—	(114,360)

Net cash provided by financing activities	277,098,964	35,640

Net change in cash	426,660	35,614
Cash, beginning of the period	35,614	—

Cash, end of the period	$462,274	$35,614

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to additional paid-in capital	$9,660,000	$—

Initial value of common stock subject to possible redemption	$276,000,000	$—

Deferred offering costs paid by Sponsor loan	$18,773	$—

Modification to Private Placement Warrants to qualify as liability	$6,000,476	$—

Deferred offering costs included in accrued expenses	$—	$329,800

Deferred offering costs paid by Sponsor in exchange for issuance of Common Stock	$—	$25,000

The accompanying notes are an integral part of these financial statements.

ADIT EDTECH ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Business Operations
Organization and General
Adit EdTech Acquisition Corp. (the “Company”) was incorporated in Delaware on October 15, 2020. The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (the “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus its search for a business that would benefit from its founders’ and management team’s experience and ability to identify, acquire and manage a business in the education, training and education technology industries.
The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
The Company has selected December 31 as its fiscal year end.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from October 15, 2020 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering (“IPO”), which is described below, and since the closing of the IPO, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income
in the form of interest income from the proceeds derived from the IPO.
The Company’s sponsor is Adit EdTech Sponsor, LLC, a Delaware limited liability company (the “Sponsor”).
Financing
The registration statements for the Company’s IPO were declared effective on January 11, 2021. On January 14, 2021, the Company consummated the IPO of 24,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $240,000,000.
Simultaneously with the closing of the IPO, the Company consummated the sale of 6,550,000 Private Placement Warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating total gross proceeds of $6,550,000.
The Company granted the underwriters in the
IPO a 45-day option
to purchase up to 3,600,000 additional Units to cover over-allotments, if any. On January 19, 2021, the underwriters exercised the over-allotment option in full to purchase 3,600,000 Units (the “Over-allotment Units”), generating aggregate gross proceeds of $36,000,000, and incurred $720,000 in deferred underwriting fees. Simultaneously with the closing of the sale of the Over-allotment Units, the Company consummated the sale of an additional 720,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $720,000.
Transaction costs amounted to $15,831,036 consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $651,036 of other offering costs.
Trust Account
Following the closing of the IPO on January 14, 2021 and the underwriters’ full exercise of their over-allotment option on January 19, 2021, $276,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the

IPO, the sale of Over-allotment Units and the sale of the Private Placement Warrants were placed in a Trust Account, which are held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of
Rule 2a-7 of
the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account.
Initial Business Combination
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption were recorded at redemption value and classified as temporary equity upon the completion of the IPO in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the then outstanding shares of common stock present and entitled to vote at the meeting to approve the Business Combination are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note
5
) and any Public Shares it purchased during or after the IPO in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor and the Company’s officers, directors and industry advisors have agreed (a) to waive redemption rights with respect to the Founder Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination and certain amendments to the Amended and

Restated Certificate of Incorporation or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial Business
Combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until January 14, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period and stockholders do not approve an amendment to the Amended and Restated Certificate of Incorporation to extend this date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest (which interest shall be net of taxes payable, and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The holders of the Founder Shares have agreed to waive liquidation rights with respect to such shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the IPO, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note
7
) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the IPO price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per Public Share or (ii) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the interest which may be withdrawn to pay the Company’s tax obligation and up to $100,000 for liquidation expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is deemed to be unenforceable) and except as to any claims under the Company’s indemnity of the underwriters of IPO against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
As of December 31, 2021, the Company had $462,274 in its operating bank account, and a working capital deficit of $2,710,629, excluding the franchise tax payable that can be paid through the interest income earned on Trust Account.

Prior to the completion of the IPO, the Company’s liquidity needs had been satisfied through a payment from the Sponsor of $25,000 (see Note
5
) for the Founder Shares to cover certain offering costs, and a loan under an unsecured promissory note from the Sponsor of $150,000 (see Note
5
). Subsequent to the consummation of the IPO and sale of Private Placement Warrants, the Company’s liquidity needs have been satisfied through the proceeds from the consummation of the sale of Private Placement Warrants not held in the Trust Account.
In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s Sponsor or an affiliate of the Sponsor or the Company’s officers and directors or their affiliates may, but are not obligated to, provide the Company Working Capital Loans (as defined below) (see Note
5
).
Going Concern Consideration
The Company anticipates that the $462,274 in its operating bank account as of December 31, 2021 will not be sufficient to allow the Company to operate for at least the next 12 months, assuming that a Business Combination is not consummated during that time. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern one year from the issuance date of the financial statements. Management plans to address this uncertainty through loans from its Sponsor, officers, directors, or third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 and 2020.
Investment Held in Trust Account
Investment held in Trust Account consist of United States Treasury securities. The Company classifies its United States Treasury securities as held-to-maturity in
accordance with ASC Topic 320 “Investments—Debt and Equity
Securities.” Held-to-maturity securities
are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury
securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts.
A decline in the market value
of held-to-maturity securities
below cost that is deemed to be other than temporary, results in an impairment that reduces the carrying costs to such securities’ fair value. The impairment is charged to earnings and a new cost basis for the security is established. To determine whether an impairment is other than temporary, the Company considers whether it has the ability and intent to hold the investment until a market price recovery and considers whether evidence indicating the cost of the investment is recoverable outweighs evidence to the contrary. Evidence considered in this assessment includes the reasons for the impairment, the severity and the duration of the impairment, changes in value subsequent to year-end, forecasted
performance of the investee, and the general market condition in the geographic area or industry the investee operates in.
Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security
as an adjustment to yield using the effective-interest method. Such amortization and accretion is included in the “Trust interest income” line item in the statements of operations. Trust interest income is recognized when earned.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets. The fair values of cash and cash equivalents and promissory note to related party are estimated to approximate the carrying values as of December 31, 2021 and 2020 due to the short maturities of such instruments.
The fair value of the Private Placement Warrants is based on a Monte Carlo valuation model utilizing management judgment and pricing inputs from observable and unobservable markets with less volume and transaction frequency than active markets. Significant deviations from these estimates and inputs could result in a material change in fair value. The fair value of the Private Placement Warrants is classified as Level 3. See Note
6
 for additional information on assets and liabilities measured at fair value.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2021 and 2020, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Common Stock Subject to Possible Redemption
All of the 27,600,000 common shares sold as part of the Units contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC
480-10-S99,
redemption provisions not solely within the control of the Company require common shares subject to redemption to be classified outside of permanent equity. Therefore, all 27,600,000 common shares were classified outside of permanent equity as of December 31, 2021.
The Company recognizes changes in redemption value immediately as they occur upon the IPO and will adjust the carrying value of redeemable common shares to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common shares are recorded as charges against additional paid in capital and accumulated deficit.
Net Loss Per Share of Common Stock
The Company has two categories of shares, which are referred to as redeemable common shares and non-redeemable
common shares. Earnings and losses are shared pro rata between the two categories of shares. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share for each category for the year ended December 31, 2021:

For the year ended December 31, 2021	Redeemable	Non- Redeemable
Allocation of net loss including shares of common stock subject to possible redemption	$(2,091,672)	$(541,088)
Weighted average redeemable common stock outstanding	26,492,055	6,853,151
Basic and diluted net loss per share of common stock	$(0.08)	$(0.08)

Net loss per share for the period from October 15, 2020 (inception) through December 31, 2020 was computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Sponsor. Weighted average shares were reduced for the effect of an aggregate of 900,000 shares of common stock that were subject to forfeiture if the over-allotment option was not exercised by the underwriters (see Note
7
). At December 31, 2020, the Company did not have

any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented. At December 31, 2021, there were 46,849 potentially dilutive securities that were not included in the computation of diluted loss per share because to do so would have been antidilutive. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Offering Costs associated with the Initial Public Offering
The Company complies with the requirements of the
ASC 340-10-S99-1 and
SEC Staff Accounting Bulletin Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the IPO. The Company incurred offering costs amounting to $15,831,036 as a result of the IPO consisting of $5,520,000 of underwriting discount, $9,660,000 of deferred underwriting discount, and $651,036 of other offering costs.
Derivative Financial Instruments
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and
ASC 815-40,
“Derivatives and Hedging – Contracts in Entity’s Own Stock
(“ASC 815-40”).” The
classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at
the end of each reporting period.
At December 31, 2021, the Company had evaluated both the Public Warrants (as defined below) and Private Placement Warrants under ASC 480 and
ASC 815-40.
Such guidance provides that because the Private Placement Warrants do not meet the criteria for equity treatment thereunder, each Private Placement Warrant must be recorded as a liability. Accordingly, the Company classified each Private Placement Warrant as a liability at its fair value. This liability is subject to re-measurement
at each balance sheet date. With each such
re-measurement,
the warrant liability will be adjusted to fair value, with the change in fair value recognized in the Company’s statement of operations. The Private Placement Warrants had met the requirement for equity accounting treatment when initially issued. On December 23, 2021, the Private Placement Warrants were modified such that the Private Placement Warrants no longer meet the criteria for equity treatment. As such, the Private Placement Warrants were treated as derivative liability instruments from the date of the modification.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Risks and Uncertainties
Management continues to evaluate the impact of
the COVID-19 pandemic
on the Company’s financial statements and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Recent Accounting Standards
In August 2020, the FASB issued Accounting Standards Update
(“ASU”) 2020-06, Debt
— Debt with Conversion and Other Options
(Subtopic 470-20) and
Derivatives and Hedging — Contracts in Entity’s Own Equity
(Subtopic 815-40) (“ASU 2020-06”) to
simplify accounting for certain financial instruments.
ASU 2020-06 eliminates
the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity.
ASU 2020-06 amends
the diluted earnings per share guidance, including the requirement to use the if-converted method
for all convertible instruments.
ASU 2020-06 is
effective January 1, 2024 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company is currently assessing the impact, if any, that
ASU 2020-06 would
have on its financial position, results of operations or cash flows.
Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Initial Public Offering
Pursuant to the IPO on January 14, 2021, the Company sold 24,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one half of one warrant to purchase one share of common stock (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment.
On January 14, 2021, an aggregate of $10.00 per Unit sold in the IPO was held in the Trust Account and will be held as cash or invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of
Rule 2a-7 of
the Investment Company Act.
On January 19, 2021, the underwriters exercised the over-allotment option in full to purchase 3,600,000 Units. Following the closing of the IPO on January 14, 2021 and the underwriters’ full exercise of over-allotment option on January 19, 2021, $276,000,000 was held in the Trust Account.

As of December 31, 2021, the common stock subject to possible redemption reflected on the balance sheet was reconciled in the following table:

Gross proceeds from public issuance	$276,000,000
Less:
Proceeds allocated to public warrants	(16,771,351)
Common stock issuance costs	(14,849,933)
Plus:
Accretion of carrying value to redemption value	31,621,284

Common stock subject to possible redemption	$276,000,000

Note 4 — Private Placement
Simultaneously with the closing of the IPO on January 14, 2021, the Sponsor purchased an aggregate of 6,550,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $6,550,000, in a private placement (the “Private Placement”).
On January 19, 2021, the underwriters exercised the over-allotment option in full to purchase 3,600,000 Units. Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale of an aggregate of 720,000 Private Placement Warrants to the Sponsor at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds of $720,000.
Each Private Placement Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. The proceeds from the Private Placement Warrants were added to the proceeds from the IPO held in the Trust Account on January 14, 2021. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
On December 23, 2021, the Company amended the warrant agreement entered with Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent, on January 11, 2021 to modify certain provisions to conform with applicable disclosure contained in the Company’s final prospectus filed with the SEC on January 13, 2021. Pursuant to the amended warrant agreement, a Private Placement Warrant will not be redeemable by the Company for so long as it is held by its initial purchaser or a permitted transferee of such purchaser. Only the Private Placement Warrants may be exercised for cash or on a cashless basis at the holder’s option at any time, and once a Private Placement Warrant is transferred to a holder other than a permitted transferee, it shall be treated as a Public Warrant for all purposes. The change in the ability to cashless exercise at any time at the holder’s option to only being able to exercise on a cashless basis in limited situations results in the Private Placement Warrant to not be considered indexed to the entity’s own stock under Step 2 settlement provision issue under ASC 815-40. The amendment qualified the Private Placement Warrants for liability classification. The difference in its fair value immediately before and after the modification was recognized as an equity issuance cost and charged to additional paid-in
capital. The Private Placement Warrant liability is subject to remeasurement at each balance sheet date and any change in fair value is recognized in the statement of operations.
Note 5 — Related Party Transactions
Founder Shares
In October 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration of 5,750,000 shares of the Company’s common stock (the “Founder Shares”). On October 27, 2020, the Sponsor transferred 10,000 Founder Shares to each of the Company’s independent directors and 7,500
Founder Shares to

each of the Company’s industry advisors at their original purchase price (the Sponsor, independent directors and industry advisors being defined herein collectively as the “initial stockholders”). On January 11, 2021, the Company effected a stock dividend of 1,150,000 shares with respect to the common stock, resulting in the initial stockholders holding an aggregate of 6,900,000 Founder Shares (up to 900,000 of which are subject to forfeiture by the Sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). As such, the initial stockholders collectively own 20% of the Company’s issued and outstanding shares of common stock after the IPO. On January 19, 2021, the underwriter exercised its over-allotment option in full, hence, the 900,000 Founder Shares are no longer subject to forfeiture.
The initial stockholders
have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination or (B) subsequent to a Business Combination, (x) if the last sale price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day
period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Transactions with Company Officers
On April 17, 2021, Griid Holdco LLC, a Delaware limited liability company (“GRIID”), entered into an engagement letter and an incentive unit award agreement (together, the “consulting agreements”) with Deucalion Partners, LLC, an entity affiliated with John D’Agostino, the Company’s Chief Financial Officer. Pursuant to the consulting agreements, GRIID agreed to pay to such entity $400,000 and grant such entity units representing a 0.5% profits interest in GRIID. The cash payment will become due and payable on the earlier to occur of: (i) April 26, 2022 and (ii) the date on which GRIID consummates a merger with a special purpose acquisition company, qualified initial public offering, or other change of control transaction (each, a “qualifying transaction”). The units will vest as to one-fourth on
April 16, 2022, and 1/36th on the 17th day of each month thereafter, subject to such entity’s continued service through such vesting dates; provided, however, that any unvested units shall fully vest upon a qualifying transaction.
Due to Related Parties
As of December 31, 2021, one related party paid an aggregate of $18,986 on behalf of the Company to pay for offering and operating costs.
Promissory Note — Related Party
On October 23, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $150,000. The Promissory Note was non-interest bearing
and payable on the earlier of (i) June 30, 2021, (ii) the consummation of the IPO, (iii) the abandonment of the IPO and (iv) an Event of Default (as defined in the Promissory Note). As of December 31, 2020, the Company had borrowed $150,000 under the Promissory Note. On July 28, 2021, the Company repaid $150,000 to the Sponsor under the Promissory Note. There was no outstanding balance under the Promissory Note as of December 31, 2021.
On August 6, 2021, the Company issued a new unsecured promissory note to the Sponsor in connection with a Working Capital Loan (as defined below) made by the Sponsor to the Company pursuant to which the Company may borrow up to $300,000 in the aggregate (the “New Promissory Note”). The note is non-interest bearing
and payable on the earlier of (i) January 14, 2023 or (ii) the effective date of a Business Combination. Any amounts outstanding under the note are convertible into warrants, at a price of $1.00 per warrant at the option of the Sponsor, the terms of which shall be identical to the Private Placement Warrants. As of December 31, 2021, the Company borrowed $150,000 under the note.

Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the initial stockholders, the Sponsor or an affiliate of the Sponsor, or the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). Such Working Capital Loans would be evidenced by promissory notes. The notes may be repaid upon completion of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of the notes may be converted upon completion of a Business Combination into warrants at a price of
$1.00 per warrant. Such warrants would be identical to the Private Placement Warrants. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of December 31, 2021, a Working Capital Loan was outstanding in the amount of $150,000 under the New Promissory Note, as detailed under the heading “Promissory Note – Related Party.”
Administrative Service Fee
The Company entered into an agreement whereby, commencing on January 11, 2021, the Company has agreed to pay the Sponsor or an affiliate of the Sponsor an amount up to a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Under such agreement, the Company paid $120,000 in total for the year ended December 31, 2021. Upon completion of the initial Business Combination or liquidation, the Company will cease paying these monthly fees.
Note 6—Fair Value Measurements
The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Cash and securities held in Trust Account	$276,119,979	$276,119,979	$—	$—

	$276,119,979	$276,119,979	$—	$—

Liabilities:
Warrant liability — Private Placement Warrants	$5,044,441	$—	$—	$5,044,441

	$5,044,441	$—	$—	$5,044,441

Cash and securities held in Trust Account
As of December 31, 2021, investment in the Company’s Trust Account consisted of $979 in U.S. Money Market funds and $276,114,465, in U.S. Treasury Securities. The Company classifies its United States Treasury securities as held-to-maturity in
accordance with ASC 320 “Investments — Debt and Equity Securities”.
Held-to-maturity treasury
securities are recorded at amortized cost and adjusted for the amortization or accretion of premiums or discounts. The Company considers all investments with original maturities of more than three months but less than one year to be short-term investments. The carrying value approximates the fair value due to its short-term maturity.

The carrying value, excluding gross unrealized holding loss and fair value of held to maturity securities on December 31, 2021 were as follows:

	Carrying Value/Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value as of December 31, 2021
U.S. Money Market	$979	$—	$—	$979
U.S. Treasury Securities	276,114,465	4,535	—	276,119,000

	$276,115,444	$—	$—	$276,119,979

Warrant liability — Private Placement Warrants
The estimated fair value of the Private Placement Warrants was determined using Level 3 inputs. Inherent in a Monte-Carlo simulation model are assumptions related to expected stock-price volatility (pre-merger and
post-merger), expected term, dividend yield and risk-free interest rate. The Company estimates the volatility of its common stock based on management’s understanding of the volatility associated with instruments of other similar entities. The risk-free interest rate is based on the U.S. Treasury Constant Maturity similar to the expected remaining life of the warrants. The expected life of the warrants is simulated based on management assumptions regarding the timing and likelihood of completing a business combination. The dividend rate is based on the historical rate, which the Company anticipates to remain at zero. The assumptions used in calculating the estimated fair values represent the Company’s best estimate. However, inherent uncertainties are involved. If factors or assumptions change, the estimated fair values could be materially different.
The key inputs into the Monte Carlo simulation model for the Warrants were as follows at December 23, 2021:

Input	December 23, 2021
Expected term (years)	5.43
Expected volatility	13.20%
Risk-free interest rate	1.21%
Stock price	$9.88
Dividend yield	0.00%
Exercise price	$11.50
The key inputs into the Monte Carlo simulation model for the Warrants were as follows at December 31, 2021:

Input	December 31, 2021
Expected term (years)	5.40
Expected volatility	11.70%
Risk-free interest rate	1.20%
Stock price	$9.90
Dividend yield	0.00%
Exercise price	$11.50

The following table sets forth a summary of the changes in the fair value of the Level 3 warrant liability for the year ended December 31, 2021:

Warrant Liability
Fair value as of December 31, 2020	$—
Initial fair value of warrant liability upon modification	6,000,476
Change in fair value	(956,035)

Fair value as of December 31, 2021	$5,044,441

Note 7 — Commitments and Contingencies
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of Working Capital Loans) are entitled to registration rights pursuant to a registration rights agreement signed on January 11, 2021, requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement

The underwriters were paid a cash underwriting discount of 2.0% of the gross proceeds of the IPO, or $5,520,000 in the aggregate. In addition, the underwriters are entitled to a deferred fee of 3.5% of the gross proceeds of the IPO, or $9,660,000.
Business Combination Agreement
On November 29, 2021, the Company entered into an agreement and plan of merger (the “Merger Agreement”) by and among the Company, ADEX Merger Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of the Company (“Merger Sub”), and GRIID. On December 23, 2021 the parties to the Merger Agreement amended the Merger Agreement. The Merger Agreement, as amended, provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into GRIID (the “Merger”), the separate limited liability company existence of Merger Sub will cease and GRIID, as the surviving company of the Merger, will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of the Company.
The Merger Agreement and the transactions contemplated thereby were unanimously approved by the board of directors of the Company and the board of managers of GRIID.
At the closing of the Merger (the “Closing”), the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in GRIID and each limited liability company membership unit of GRIID that is issued and outstanding immediately prior to the effective time of the merger will automatically be converted into and become the right to receive such unit’s proportionate share, as determined in accordance with the Merger Agreement, of 308,100,000 shares of the Company’s common stock.

The parties to the Merger Agreement have agreed to customary representations and warranties for transactions of this type. Additionally, under the Merger Agreement, the obligations of the parties to consummate the Merger are subject to the satisfaction or waiver of certain customary closing conditions.
The Merger Agreement includes a remedy of specific performance for the parties. The Merger Agreement may be terminated under certain customary circumstances at any time prior to the Closing, including, (i) by mutual written consent of GRIID and the Company, or (ii) by the Company or GRIID, if (a) the Closing has not occurred by May 29, 2022 (subject to extension for 60 days or 90 days in certain circumstances), (b) the other party has breached any of its representations, warranties, covenants or agreements in the Merger Agreement and such breach has caused the failure of the closing condition related to the accuracy of such other party’s representations and warranties or such other party’s compliance with its covenants (subject to a cure period), (c) any governmental entity has issued a final, non-appealable order
or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Merger Agreement, (d) the Company’s stockholder meeting to vote on the Merger has been held and the ADEX Stockholder Approval (as defined in the Merger Agreement) has not been obtained or (e) the GRIID Written Consent (as defined in the Merger Agreement) has not been obtained in the time period set forth in the Merger Agreement.
If the Merger Agreement is validly terminated, none of the parties to the Merger Agreement will have any liability or any further obligation under the Merger Agreement other than customary confidentiality obligations, except in the case of Willful Breach or Fraud (each, as defined in the Merger Agreement).
Vendor Agreements
On August 17, 2021, the Company entered into a master services agreement (the “Evolve Agreement”) with Evolve Security, LLC (“Evolve”) for cybersecurity due diligence services related to the Merger. Under the Evolve Agreement, the Company paid Evolve $55,000.
On August 17, 2021, the Company entered into an engagement letter (the “Edelstein Letter”) with Edelstein & Company, LLP (“Edelstein”) for accounting due diligence services related to the Merger. Under the Edelstein Letter, Edelstein estimated its fees payable by the Company to be $16,000.
On August 17, 2021, the Company entered into an engagement letter (the “Lincoln Letter”) with Lincoln International LLC (“Lincoln”) for fairness opinion services related to the Merger. Under the Lincoln Letter, Lincoln will be entitled to receive a contingent fee in the amount of $500,000 plus expenses upon the consummation of the Merger.
On August 18, 2021, the Company entered into a consulting agreement (the “Consulting Agreement”) with Arthur D. Little LLC (“ADL”) for technical and commercial due diligence services related to the Merger. Under the Consulting Agreement, ADL will receive a contingent fee in the amount of $250,000 plus expenses upon the consummation of the Merger.
On September 13, 2021, the Company entered into an engagement letter (the “M&A Engagement Letter”) with Wells Fargo Securities, LLC (“Wells”), pursuant to which Wells would serve as financial advisor in connection with contemplated acquisitions made by the Company. Under the M&A Engagement Letter, Wells would receive $3,500,000 upon the consummation of a business combination, and would be entitled to 30% of any break-up
fee the Company receives upon the termination of a Business Combination agreement.
On September 14, 2021, the Company entered into engagement letters relating to a private investment in public equity (“PIPE”) financing (the “PIPE Engagement Letter”) and capital markets advisory services (the “Capital Markets Engagement Letter”), each with Wells. Under the PIPE Engagement Letter, Wells would receive a contingent fee equal to 4
% of the gross proceeds of securities sold in the PIPE plus expenses. The Company will be obligated to pay an additional $1,500,000 if the gross proceeds of securities sold in a PIPE are above $100,000,000. Under the Capital Markets Engagement Letter, Wells would receive $3,500,000 upon the consummation of a Business Combination.
As of December 31, 2021, the Company had incurred legal fees related to the Merger of approximately $2,500,000. These fees will only become due and payable upon the consummation of the Merger.
Note 8 — Stockholders’ Equity (Deficit)
Preferred Stock
— The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2021 and 2020, there were no shares of preferred stock issued or outstanding.
Common Stock
— The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. As of December 31, 2021 and 2020, there were 6,900,000 shares of common stock issued and outstanding, excluding 27,600,000 and zero shares of common stock, respectively, subject to possible redemption.
Public Warrants
— Public
Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue any shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
If the Company’s common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, the Company may redeem the Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for any 20 trading days within a 30 trading day period commencing once the warrants become exercisable and ending commencing once the warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
The Company has established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Company issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
If the Company calls the warrants for redemption as described above, management will have the option to require any holder that wishes to exercise its warrant including the holders (other than the original holders) of the Private Placement Warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” management will consider, among other factors, the Company’s cash position, the number of warrants that are outstanding and the dilutive effect on the stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If the Company calls the warrants for redemption and management does not take advantage of this option, the holders of the Private Placement Warrants and their permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
In addition, if (x) the Company issues additional common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the common stock during the 10 trading day period starting on the

trading day prior the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.
Note 9 — Income Tax
The Company’s net deferred tax assets are as follows:

	December 31, 2021	December 31, 2020
Deferred tax assets:
Organizational costs/Startup expenses	$152,798	$111
Federal net operating loss carryforwards	17,851	—

Total deferred tax assets	170,650	111
Valuation allowance	(170,650)	(111)

Deferred tax assets, net of allowance	$—	$—

The income tax provision consists of the following:

	December 31, 2021	December 31, 2020
Federal
Current	$—	$—
Deferred	170,539	111
State
Current	—	—
Deferred	—	—
Change in valuation allowance	(170,539)	(111)

Income tax provision	$—	$—

As of December 31, 2021 and 2020, the Company had $85,006 and zero U.S. federal net operating loss carryovers available to offset future taxable income, which do not expire.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021 and 2020, the change in the valuation allowance was $170,539 and $111
, respectively.

Reconciliations of the federal income tax rate to the Company’s effective tax rate at December 31, 2021 and 2020 are as follows:

	December 31, 2021	December 31, 2020
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Chang in fair value of warrants	7.6%	0.0%
Acquisition related expenses	-22.1%	0.0%
Change in valuation allowance	-6.5%	-21.0%
Income tax provision	—%	—%

In certain cases, the Company’s uncertain tax positions are related to tax years that remain subject to examination by the relevant tax authorities. The Company files federal and state income tax returns in jurisdictions with varying statutes of limitations. The 2020 through 2021 tax years generally remain subject to examination by federal and state tax authorities.
Note 10 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

F-2
3

Report of Independent Registered Public Accounting Firm
Members and the Board of Managers of Griid Infrastructure LLC and Subsidiaries:
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Griid Infrastructure LLC and its subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, members’ deficit and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations resulting in an accumulated deficit and has experienced negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ RSM US LLP
We have served as the Company’s auditor since 2021.
Boston, Massachusetts
March
21
, 2022

F-2
4

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except unit amounts)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash	$609	$31
Other receivables	374	—
Cryptocurrencies	15,050	3,376
Operating lease right-of-use asset, current	60	—
Finance lease right-of-use asset, current	20	—
Prepaid expenses and other current assets	208	—

Total current assets	16,321	3,407
Property and equipment, net	21,102	11,242
Operating lease right-of-use asset	1,289	—
Finance lease right-of-use asset	241	53
Long-term deposits	10,519	—

Total assets	$49,472	$14,702

Liabilities and Members’ deficit
Current liabilities
Accounts payable	$1,115	$—
Payable to lessor – construction in progress	—	299
Current portion of cryptocurrency notes payable, at fair value	—	7,233
Current portion of U.S. dollar notes payable, net	—	3,250
Accrued expenses and other current liabilities	2,162	896

Total current liabilities	3,277	11,678
Cryptocurrency notes payable, at fair value	—	7,202
U.S. dollar notes payable, net	30,043	7,902
Lender fee payable	8,000	—
Payable to lessor – construction in progress	411	600
Warrant Liability	29,820	—
Unearned grant revenue	195	195
Deferred tax liability	655	—
Paycheck protection program loan	—	193
Operating lease liability	1,209	—
Finance lease liability	433	59

Total liabilities	74,043	27,829

Commitments and contingencies (See Note 16)
Members’ deficit
Class A Units, (1,740,000 units authorized, issued and outstanding)	2,168	2,168
Class B Units, (8,360,000 units authorized; 8,160,000 units issued and outstanding)	200	200
Class C Units, (2,500,000 units authorized; 2,418,000 and 0 units issued and 893,633 and 0 outstanding at December 31, 2021 and 2020, respectively)	—	—
Accumulated members’ deficit	(26,939)	(15,495)

Total members’ deficit	(24,571)	(13,127)

Total liabilities and members’ deficit	$49,472	$14,702

The accompanying notes are an integral part of these consolidated financial statements.

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands)

	Years Ended December 31,
	2021	2020
Revenue
Cryptocurrency mining revenue, net of mining pool operator fees of $21 and $5 for the years ended December 31, 20201 and 2020, respectively	$30,751	$2,815
Management fee revenue from development and operation agreement	75	—

Total revenue, net	30,826	2,815
Operating expenses
Cost of revenues (excluding depreciation and amortization disclosed below)	5,054	1,393
Depreciation and amortization	3,335	1,746
Compensation and related taxes	3,876	1,299
Professional and consulting fees	4,908	317
General and administrative	2,609	759
Sales and marketing	34	—
Impairment of property and equipment	424	—
Impairment of cryptocurrencies	7,308	579

Total operating expenses	27,548	6,093
Gain (Loss) on disposal of property and equipment	956	(465)

Income (loss) from operations	4,234	(3,743)
Other income (expense)
Realized gain on sale of cryptocurrencies	16,451	1,354
Realized loss on change in fair value of cryptocurrency notes payable	(7,108)	—
Unrealized loss on change in fair value of cryptocurrency notes payable	—	(10,182)
Loss on change in fair value of warrant liability	(586)	—
Loss on extinguishment of debt	(19,824)	—
Gain on paycheck protection program loan forgiveness	193	—
Other income, net of other expense	11	137
Interest expense, net of interest income of $0 and $1	(4,231)	(1,275)

Total other expense	(15,094)	(9,966)

Loss before income taxes	(10,860)	(13,709)
Income tax expense	775	—

Net loss	$(11,635)	$(13,709)

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT
(amounts in thousands, except per unit amounts)

	For the Years Ended December 31, 2021 and 2020
	Class A Units		Class B Units		Class C Units
	Units	Amount	Units	Amount	Units	Amount
Balance, December 31, 2019	1,740,000	$2,168	8,160,000	$200	—	$—
Issuance of warrant for Class B Units	—	—	—	—	—	—
Net loss	—	—	—	—	—	—

Balance, December 31, 2020	1,740,000	$2,168	8,160,000	$200	—	$—

Unit-based compensation	—	$—	—	$—	—	$—
Vesting of profits interests	—	—	—	—	893,633	—
Net loss	—	—	—	—	—	—

Balance, December 31, 2021	1,740,000	$2,168	8,160,000	$200	893,633	$—

The accompanying notes are an integral part of these consolidated financial statements.

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT
(amounts in thousands, except per unit amounts)

	For the Years Ended December 31, 2021 and 2020
	Accumulated Members’ Deficit	Total Members’ Deficit
Balance, December 31, 2019	$(1,801)	$567
Issuance of warrant for Class B Units	15	15
Net loss	(13,709)	(13,709)

Balance, December 31, 2020	$(15,495)	$(13,127)

Unit-based compensation	$191	$191
Vesting of profits interests	—	—
Net loss	(11,635)	(11,635)

Balance, December 31, 2021	$(26,939)	$(24,571)

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Year Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(11,635)	$(13,709)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	3,335	1,746
(Gain) Loss on disposal of property and equipment	(956)	465
Realized gain on sale of cryptocurrencies	(16,451)	(1,354)
Realized loss on change in fair value of cryptocurrency notes payable	7,108	—
Unrealized loss on change in fair value of cryptocurrency notes payable	—	10,182
Loss on change in fair value of warrant liability	586	—
Loss on extinguishment of debt	19,824	—
Gain on paycheck protection program loan forgiveness	(193)	—
Impairment of property and equipment	424	—
Impairment of cryptocurrencies	7,308	579
Non-cash interest expense	2,982	455
Unit-based compensation	191	—
Cryptocurrencies – mining, net of mining pool operating fees	(30,651)	(2,560)
Changes in operating assets and liabilities:
Other receivables	(374)	—
Deposits	(5)	1,061
Operating lease right-of-use asset	17	—
Prepaid expenses and other current assets	(208)	—
Accounts payable	1,115	—
Accrued expenses and other current liabilities	2,298	635
Deferred tax liability	655	—
Operating lease liability	(157)	—
Finance lease liability	(32)	—

Net cash used in operating activities	(14,819)	(2,500)

Cash flows from investing activities:
Proceeds from sale of cryptocurrencies	27,173	2,418
Deposits on purchases of property and equipment	(17,025)	—
Purchases of property and equipment	(7,763)	(9,554)
Proceeds from disposal of property and equipment	1,117	420
Purchases of cryptocurrencies	—	(2,820)

Net cash provided by (used in) investing activities	3,502	(9,536)

Cash flows from financing activities
Cash proceeds from issuance of U.S. dollar notes payable	12,000	8,100
Payments on payable to lessor – construction in progress	(105)	—
Cash proceeds from issuance of cryptocurrency notes payable	—	2,400
Repayment of proceeds from revolving line-of-credit	—	(2,500)
Proceeds from grants received	—	195
Proceeds from paycheck protection program loan	—	193

Net cash provided by financing activities	11,895	8,388

Net increase (decrease) in cash and cash equivalents	578	(3,648)
Cash at beginning of year	31	3,679

Cash at end of year	$609	$31

The accompanying notes are an integral part of these consolidated financial statements.

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)

	Year Ended
	December 31,
	2021	2020
Supplemental cash flow disclosures:
Cash paid for interest	371	820
Interest paid in cryptocurrency	1,164	222
Supplemental cash flow disclosures from investing and financing activities
Non-cash purchases of property and equipment	—	2,059
Non-cash proceeds from sale of property and equipment	217	—
Right-of-use asset and lease liability associated with finance lease	338	60
Right-of-use asset associated with operating lease	1,306	—
Lease liability associated with operating lease	1,136	—
Construction in progress associated with Payable to lessor – short-term	(194)	299
Construction in progress associated with Payable to lessor – long-term	(235)	600
Non-cash settlement of cryptocurrency notes payable through refinance with US dollar notes payable	21,851	—
Fair value of warrant liability issued in connection with notes payable amendment	29,234	—
Fair value of non-cash proceeds received from issuance of related-party loan	—	36
Fair value of non-cash proceeds repayments of related-party loan	—	(52)
Fair value of warrant issued in connection with issuance of cryptocurrency notes payable	—	15
The accompanying notes are an integral part of these consolidated financial statements.

GRIID INFRASTRUCTURE LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(amounts in thousands, except unit and per unit amounts or as otherwise indicated)
1. Description of Business
Griid Infrastructure LLC (“GRIID” or, the “Company”) is a privately held, vertically integrated bitcoin mining company based in Cincinnati, Ohio that owns and operates a growing portfolio of energy infrastructure and high-density data centers across North America. The Company has built a cryptocurrency mining operation, which operates specialized computers (also known as “miners”) that generate cryptocurrency. Currently, the only cryptocurrency mined by GRIID is bitcoin. The Company was formed in the State of Delaware on May 23, 2018.
On November 29, 2021, Adit EdTech Acquisition Corp., a Delaware corporation (“ADEX”), entered into an agreement and plan of merger (the “Merger Agreement”) by and among ADEX, ADEX Merger Sub, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of ADEX (“Merger Sub”), and GRIID Holdco LLC, a Delaware limited liability company (“GRIID Holdco”). The Merger Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, Merger Sub will merge with and into GRIID Holdco (the “Merger”), the separate limited liability company existence of Merger Sub will cease and GRIID Holdco, as the surviving company of the Merger, will continue its existence under the Limited Liability Company Act of the State of Delaware as a wholly owned subsidiary of ADEX.
At the closing of the Merger (the “Closing”), the limited liability company membership interests of Merger Sub will be converted into an equivalent limited liability company membership interest in GRIID Holdco and each limited liability company membership unit of GRIID Holdco that is issued and outstanding immediately prior to the effective time of the Merger will automatically be converted into and become the right to receive such unit’s proportionate share, as determined in accordance with the Merger Agreement, of 308,100,000 shares of ADEX common stock, par value $0.0001 per share (“Common Stock”).
In connection with the Closing, ADEX, the initial stockholders of ADEX and certain GRIID Holdco members will enter into an investor rights agreement (the “Investor Rights Agreement”) to provide for certain registration rights related to their Common Stock and private warrants of ADEX. ADEX has agreed to, among other things, file within 30 days of Closing a resale shelf registration statement covering the resale of all securities registrable under the Investor Rights Agreement.
It is anticipated that the Merger will be accounted for as a reverse recapitalization under accounting principles generally accepted in the United States of America (“U.S. GAAP”), whereby the net assets of GRIID and Adit are carried over at historical cost, with no goodwill or other intangible assets recognized as part of the transaction. Under this method of accounting, GRIID will be treated as the “acquirer” company for financial reporting purposes, since 1) the existing GRIID Holdco equity holders are expected to represent a majority of the voting power of the combined company, 2) GRIID’s operations will also constitute the ongoing operations of the combined company, and 3) GRIID’s senior management will represent a majority of the senior management of the combined company.
2. Liquidity and Financial Condition
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred net losses and negative cash flows from operations. During years ended December 31, 2021 and 2020, the Company incurred net loss of $11,635 and $13,709, respectively and negative cash flow from operations of $14,819 and $2,500, each respectively. As of December 31, 2021, the Company had an accumulated deficit of $26,939.
As of December 31, 2021, the Company had cash and cash equivalents of $609 which are available to fund future operations. The ongoing viability of the Company is largely dependent on the future financial and operating performance of the Company. To date, the Company has, in large part, relied on debt financings to fund its operations. In September 2021, the Company entered into the Second Amended and Restated Loan Agreement with its lender, for an aggregate amount up to $126,746, consisting of a First Tranche Loan of $43,746 and a Second Tranche Loan of $83,000, each with a maturity date of September 23, 2025. The proceeds from the First Tranche Loan were used to repay in dollars the aggregate outstanding balance under the existing Notes Payable Agreement of $33,746, and to pay an initial deposit of $10,000 pursuant to a separate supply agreement with a vendor (see Note 10). In November 2021, the Company entered into the Third Amended and Restated Loan Agreement with its lender, for an aggregate amount up to $535,375, consisting of (i) First Tranche Loans outstanding under the Second Amended and Restated Loan Agreement in an aggregate principal amount equal to $44,375 and an additional First Tranche Loan of $2,000; (ii) a Second Tranche Loan of $89,000; (iii) a Third Tranche Loan of $200,000 and; (iv) a Fourth Tranche Loan of $200,000, each with a maturity date of September 23, 2025. Management expects to continue to incur significant expenses for the foreseeable future while the Company makes investments to support its anticipated growth. The Company’s ability to continue is dependent upon bitcoin prices remaining at or above certain levels. Based upon current and historical volatility the Company is unable to be certain that they can profitably mine bitcoin to support operations. As such, there exists substantial doubt about the Company’s ability to remain a going concern within one year after the date of these consolidated financial statements were issued.
COVID-19
The
COVID-19
global pandemic has been unprecedented and unpredictable and is likely to continue to result in significant national and global economic disruption, which may adversely affect GRIID’s business. Based on the Company’s current assessment, however, the Company does not expect any material impact on its long-term strategic plans, its operations, or its liquidity. However, the Company is actively monitoring this situation and the possible effects on its financial condition, liquidity, operations, suppliers, and industry.
3. Basis of Presentation, Summary of Significant Accounting Policies and Recent Accounting Pronouncements
Basis of Presentation
The Company’s consolidated financial statements have been prepared in accordance with U.S. GAAP.
Principles of Consolidation
The Company’s consolidated financial statements include the accounts of the Company and its eight wholly-owned subsidiaries: Union Data LLC (“Union Data”), Red Dog Technologies LLC (“Red Dog”), GIB Compute LLC (“GIB”), Data Black River LLC (“Data Black River”), Ava Data LLC (“Ava Data”), Jackson Data LLC (“Jackson Data”), Badin Data LLC (“Badin Data”), and Tullahoma Data LLC (“Tullahoma Data”). Jackson Data, Badin Data and Tullahoma Data were formed on October 1, 2021, December 1, 2021, and December 29, 2021, respectively.
All intercompany balances and transactions have been eliminated in consolidation. Amounts within the notes to the consolidated financial statements are presented in thousands of U.S. dollars, except for unit and per unit amounts or as otherwise indicated.
Unit Split
On April 14, 2021, the Company executed the Second Amended and Restated Limited Liability Company Agreement, as a result of which the Company completed a 10,000 to 1 split of its authorized, issued and outstanding Units, resulting in 1,740,000 Class A Units and 8,360,000 Class B Units being authorized of which 1,740,000 and 8,160,000, respectively are issued and outstanding as of December 31, 2021. The Company also created a new class of units (“Class C Units”), of which 2,500,000 Class C Units were authorized and issued to the newly created entity GRIID Infrastructure Plan Equity LLC, through which profits interests will be issued to employees and service providers of the Company and subject to various vesting conditions. As of December 31, 2021, GRIID Infrastructure Equity Plan LLC had awarded 2,418,000 incentive units and 893,633 had vested. The holders of Class A, Class B, and Class C Units are entitled to one vote for each unit held.
All disclosures related to units and per unit data in the accompanying consolidated financial statements and related notes reflect this stock split for all periods presented.
Use of Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make judgements, estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. Significant items subject to such judgements, estimates and assumptions include revenue recognition, cryptocurrency asset and debt accounting, the useful lives and recoverability of long-lived assets, unit-based compensation expense, impairment analysis of indefinite lived intangibles, and the fair value of our warrant liability. Actual results experienced by the Company may differ from those estimates.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents. Substantially all the Company’s cash and cash equivalents and investments are held at one U.S. financial institution in the United States that management believes is of high credit quality. Such deposits may, at times, exceed federally insured limits or may not be covered by deposit insurance at all. The Company had not experienced any credit losses on its cash and cash equivalents from date-of-inception
through December 31, 2021.
During the years ended December 31, 2021 and 2020, the Company chose to mine with certain mining pool operators, with revenue generated from their related mining pools constituted as follows:

	December 31, 2021	December 31, 2020
Pool 1	—	72.4%
Pool 2	21.7%	27.6%
Pool 3	78.3%	—
Additionally, the only cryptocurrency that the Company has mined to date has been bitcoin. As a result, the Company’s profitability is affected by changes in bitcoin pricing.
Fair Value of Financial Instruments
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principle or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities are measured at fair value using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs.
The three levels of inputs used to measure fair value are as follows:

•	Level 1 – Valuations based on quoted prices (unadjusted) for identical assets or liabilities in active markets;

•
Level 2 – Valuations based on quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in inactive markets; or other inputs that are observable or can be corroborated by observable market data; and

•	Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions. Unobservable inputs require significant management judgment or estimation. In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy. In those instances, the fair value measurement is required to be classified using the lowest level of input that is significant to the fair value measurement. Such determination requires significant management judgment.
Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgement and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels.
In determining the fair value of its financial instruments, the Company considers the source of observable market data inputs, liquidity of the instrument, the credit risk of the counterparty to the contract, and its risk of nonperformance. In the case where the fair value is not observable for items subject to fair value measurement, the Company applies valuation techniques deemed the most appropriate under the U.S. GAAP guidance based on the nature of the assets and liabilities being measured.
As of December 31, 2021 and 2020, the financial assets or liabilities measured at fair value were the Company’s outstanding cryptocurrency borrowings as of December 30, 2020 and warrant liability balance as of December 31, 2021. The cryptocurrency notes payable issued in 2019 (see Note 10) were accounted for at fair value on a recurring basis with changes in fair value recognized in the consolidated statements of operations. Interest accrued on the cryptocurrency note payable was recorded to interest expense. The warrant liability associated with warrants issued in conjunction with the Company’s Third Amended and Restated Loan Agreement in 2021 (see Note 10) is accounted for at fair value on a recurring basis with changes in fair value recognized in the consolidated statement of operations. Carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, and accounts payable and accrued liabilities, approximate fair value due to the short-term nature of these instruments. The fair value of the Company’s debt approximates carrying value as it was recorded at fair value upon the Company’s extinguishment of debt (see Note 10). During the year ended December 31, 2020, the Company issued warrants in connection with the aforementioned cryptocurrency note payable. The warrants were classified as equity and were measured and recorded at fair value on the issuance date.
Cryptocurrencies
Cryptocurrencies, consisting solely of bitcoin, are included in current assets in the accompanying consolidated balance sheets. Cryptocurrencies purchased are recorded at cost and cryptocurrencies awarded to the Company through its mining activities are accounted for in connection with the Company’s revenue recognition policy disclosed below. Cryptocurrencies borrowed are recorded at the spot rate as of the date of the funding date and time.
Cryptocurrencies held are accounted for as intangible assets with indefinite useful lives. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Impairment exists when the carrying amount exceeds its fair value, which is measured using the quoted price of the cryptocurrency at the time its fair value is being measured.

In testing for impairment, the Company has the option to first perform a qualitative assessment to determine whether it is more likely than not that an impairment exists. Given that the fair value of cryptocurrencies is readily available (i.e., exchange traded at high volumes with readily observable market prices), the Company determined that performing a qualitative assessment is not necessary, and therefore proceeds directly to a quantitative test. The Company tests cryptocurrency assets for impairment on a daily basis as of 11:59PM UTC. The Company measures the amount of impairment loss by comparing the fair value of the cryptocurrency assets to their carrying value on a by unit purchased or awarded basis. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the asset. Subsequent reversal of impairment losses is not permitted.
Purchases of cryptocurrencies by the Company are included within investing activities in the accompanying consolidated statements of cash flows, while cryptocurrencies awarded to the Company through its mining activities are included as a non-cash
adjustment within operating activities on the accompanying consolidated statements of cash flows. The sales of cryptocurrencies are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in other income (expense) in the consolidated statements of operations. The Company accounts for its gains or losses in accordance with the first-in
first-out
(“FIFO”) method of accounting.
Property and Equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the respective assets:

Years
Land	Indefinite
Energy infrastructure	10
General infrastructure	30
IT infrastructure	10
Miners	3
Vehicles	5
Office furniture and equipment	3
Leasehold improvements are amortized using the straight-line method over the shorter of the original lease term inclusive of renewals or the estimated useful life of the asset. However, if the lease transfers ownership of the underlying asset to the lessee or the lessee is reasonably certain to exercise an option to purchase the underlying asset, the lessee should amortize the leasehold improvements to the end of their useful life. When assets are retired or disposed of, the cost together with related accumulated depreciation is removed from the Company’s accounts and the resulting gain or loss is reflected in the Company’s consolidated statements of operations.
Maintenance and repairs are charged to operating expense as incurred. Significant improvements that substantially enhance the useful life of an asset are capitalized and depreciated.
Long-Lived Assets Impairment
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group to be tested for possible impairment, for all assets except miners, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying value. If the carrying value of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying value exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered appropriate. The Company tests its miners for impairment on a quarterly basis to isolate any that are either no longer usable or no longer contributing to the Company’s hash rate, based upon data that is gathered on each miner’s hash contribution. If it is determined that a miner is no longer contributing to the Company’s hash rate or is unusable, the miner is considered impaired and written-off.
Leases
The Company determines if an arrangement is a lease at inception of the agreement. Finance leases are included in finance lease right-of-use
(“ROU”) assets, and finance lease liability within long-term liabilities in the Company’s consolidated balance sheets. Operating leases are included in operating lease right-of-use
asset, and operating lease liability within long-term liabilities in the Company’s consolidated balance sheets.
ROU assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Finance and operating lease ROU assets and liabilities are recognized based on the present value of lease payments over the lease term at commencement date of the lease. ROU assets also include any initial direct costs incurred and any lease payments made at or before the lease commencement date, less lease incentive received. As the Company’s leases do not provide an implicit interest rate, the Company uses the borrowing rates available for similar assets over a similar term based on the information available at the commencement date in determining the present value of lease payments. The Company uses the implicit rate when readily determinable. The Company’s lease terms may include options to extend or terminate the lease. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company does not recognize an ROU asset nor lease liability for short-term leases. Instead, it recognizes these short-term lease payments in the consolidated statements of operations on a straight-line basis over the lease term. Short-term leases are defined as 12 months or less in duration.
Revenue Recognition
Revenue is recognized when control of the goods and services provided is transferred to the Company’s customers and in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods and services using the following steps: 1) identification of the contract, or contracts with a customer, 2) identification of performance obligations in the contract, 3) determination of the transaction price, 4) allocation of the transaction price to the performance obligations in the contract and 5) recognition of revenue when or as the Company satisfies the performance obligations.
In order to identify the performance obligations in a contract with a customer, the Company must assess the promised goods or services in the contract and identify each promised good or service that is distinct. A performance obligation meets the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”)
Topic 606 – Revenue from Contracts with Customers
definition of a distinct good or service if both of the following criteria are met: The customer can benefit from the good or service either on its own or together with other resources that are readily available to it (i.e., the good or service is capable of being distinct), and the Company’s promise to transfer the good or service to the customer is separately identifiable from other promises in the contract (i.e., the promise to transfer the good or service is distinct within the context of the contract).
The transaction price is the amount of consideration to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer. The consideration promised in a contract with a customer may include fixed amounts, variable amounts, or both. When determining the transaction price, an entity must consider the effects of all of the following:

•	Variable consideration

•	Constraining estimates of variable consideration

•	The existence of a significant financing component in the contract

•	Noncash consideration

•	Consideration payable to a customer
Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with the variable consideration is subsequently resolved. The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied, at a point in time or over time as appropriate.
The Company has entered into cryptocurrency mining pools by executing contracts with mining pool operators to provide computing power to the mining pool. The contracts are terminable at any time by either party and the Company’s enforceable right to compensation only begins when the Company provides computer power to the mining pool operator. Providing computing power in cryptocurrency transaction verification services is an output of the Company’s ordinary activities and providing such computing power represents the only performance obligation in the Company’s contracts with mining pool operators.
The Company earns revenue under different models based upon the nature of the performance obligation the Company provides to the mining pool. The two models employed by the Company during the years ended December 31, 2021 and 2020 are referred to as Full Pay Per Share (“FPPS”) and Pay Per Last N Shares (“PPLNS”). The Company notes that substantially all revenue recognized during the years ended December 31, 2021 and 2020 was sourced from mining pools operating under the FPPS model.
FPPS Model
Under the FPPS model, in exchange for providing computing power to the pool, which represents the Company’s performance obligation, the Company is entitled to compensation at an amount that approximates the total bitcoin that could have been mined using the Company’s computing power, based upon the then current blockchain difficulty. Under this model, the Company is entitled to compensation regardless of whether the pool operator successfully records a block to the bitcoin blockchain.
The terms of the contracts specify that the performance and payment are measured daily and are calculated from midnight-to-midnight UTC time, and the Company generally receives its compensation one hour later at 1 AM UTC time. Payments are associated with computing power provided during one UTC day and not combined with those for previous days.
Due to the continuous nature of the provision of computing power to the pool, the Company has determined that its performance obligation is generally satisfied over a
24-hour
period, which is the same period used by the pool in determining compensation to the Company.
Under this model, the transaction consideration the Company receives is also noncash consideration, which the Company measures at fair value at contract inception, which is considered the beginning of each
24-hour
period.
Under the FPPS approach, GRIID’s reward is based upon the expected, not actual, value from each block reward. Expected value represents the estimated value at the beginning of the period of each daily performance obligation (i.e., at UTC 0:00:00, which represents the contract inception point). As a result, UTC 0:00:00 is the time at which GRIID measures non-cash consideration associated with each daily contractual performance obligation.
PPLNS Model
Under the PPLNS model, in exchange for providing computing power, the Company is entitled to a fractional share of the fixed cryptocurrency award the mining pool operator receives (less cryptocurrency transaction fees to the mining pool operator which are recorded as a reduction of revenue), for successfully recording a block to the bitcoin blockchain. The Company’s fractional share is based on the proportion of computing power the Company contributed to mining pool operators to the total computing power contributed by all mining pool participants in solving the current algorithm.
In this model, the Company is only compensated for the pool’s success in recording a block to the bitcoin blockchain and is not compensated for its computing power if the pool is not successful in recording a block to the bitcoin blockchain. As such, the Company’s performance obligation is viewed as providing computing power for the recording of an individual block which, based upon current blockchain difficulty, occurs every 10 minutes.
The transaction consideration the Company receives, if any, is noncash consideration, and is entirely variable. Because it is not probable that a significant reversal of cumulative revenue will not occur, the consideration is constrained until the mining pool operator successfully records a block (by being the first to solve an algorithm) and the Company receives confirmation of the consideration it will receive, at which time revenue is recognized. There is no significant financing component in these transactions.
Fair value of the cryptocurrency award received is determined using the market rate of the related cryptocurrency at the time of receipt, which is not materially different from when the pool operator successfully records a block, at which time the Company is due compensation, due to the short-term nature (approximately 10 minutes) of the performance obligation.
The Company also earns monthly management fee revenue earned under a Development and Operation Agreement with Helix Digital Partners, LLC (“HDP”) (see Note 16).
Cost of Revenue
The Company’s cost of revenue consists primarily of direct costs of earning bitcoin related to mining operations, including electric power costs and other utilities, but excluding depreciation and amortization, which are separately stated in the Company’s consolidated statements of operations.
Cryptocurrency Borrowings
The Company has historically borrowed cryptocurrency, specifically bitcoin, from a third party on a secured basis. Such cryptocurrency borrowed by the Company was reported within cryptocurrency notes payable on the Company’s consolidated balance sheets. The cryptocurrency borrowings were accounted for as hybrid instruments, with a liability host contract that contained an embedded derivative based on the changes in the fair value of the underlying cryptocurrency. The host contract was accounted for as a debt instrument and was recorded at its carrying value and reported in cryptocurrency notes payable on the consolidated balance sheets. The embedded derivative was accounted for at fair value, with changes in fair value recognized in other income (expense) in the consolidated statements of operations. The embedded derivatives were included in cryptocurrency notes payable in the consolidated balance sheets. These borrowings bore a fee payable by the Company to the lender, which was based on a percentage of the amount borrowed and was denominated in the related cryptocurrency borrowed. The borrowing fee was recognized on an accrual basis and was recorded as interest expense within other income (expense) in the consolidated statements of operations, using the effective interest method.
Derivative Contracts
Derivative contracts derive their value from underlying asset prices, other inputs, or a combination of these factors.
As a result of the Company entering into transactions to borrow cryptocurrency, an embedded derivative is recognized related to the differences between the fair value of the amount borrowed, which is recognized on the borrowing effective date, and the fair value of the amount that will ultimately be repaid, based on changes in the spot price of the cryptocurrency in which the borrowing is denominated, over the term of the borrowing. This embedded derivative is accounted for as a forward contract to exchange at maturity the fixed amount of cryptocurrency to be repaid.
The Company accounted for the warrants associated with the Third Amended and Restated Loan Agreement as derivative liabilities recorded at fair value on their issuance date and adjusted to fair value as of each subsequent financial reporting date, with the change in fair value captured in the consolidated statements of operations (see Note 10).
Income Taxes
No provision for federal income taxes is presented in these consolidated financial statements as the Company is a limited liability company, and accordingly the Company’s taxable income is allocated to its members for income tax reporting purposes. However, in certain circumstances, the Company may be required to pay income taxes to state or local jurisdictions. For the years ended December 31, 2021 and 2020, the Company was subject to entity-level taxes in certain states; however, the Company recorded no related liability, given its overall net operating loss position.
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effects of future tax rate changes are recognized in the period when the enactment of new rates occurs.
When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the positions taken or the amount of the positions that would be ultimately sustained. The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the consolidated statements of operations.
Unit-based Compensation
The Company accounts for its unit-based compensation in accordance with FASB 718,
Compensation – Stock Compensation
(“ASC 718”). Unit-based compensation expense is recorded for awards issued to employees and non- employees using the fair value method with a corresponding increase in additional paid-in
capital.
Under the fair-value method, unit-based compensation associated with stock awards is determined based on the estimated fair value of the award itself, which is equal to the market value of common units on such date. The Company has elected the accrual method for recognizing compensation costs. The Company recognizes forfeitures as they occur.
Unit-based compensation awards granted to employees are measured at the grant date fair value with compensation expense recognized on a straight–line basis over the requisite service period of the award.

Unit-based
compensation awards granted to
non-employees
are measured at fair value on the earlier of the date the performance commitment is reached, or performance is completed. The measurement of non-employee
equity awards is fixed on the grant date.
Segment Information
The Company operates as a single operating segment. The Company’s chief operating decision maker, its Chief Executive Officer, reviews financial information on an aggregate basis for the purposes of allocating resources and evaluating financial performance. The Company’s operations are in the United States, and it has derived its revenue from selling hash rate to customers in the United States. All the Company’s assets are located in the United States.
Reclassifications
Certain reclassifications have been made within the December 31, 2020, consolidated financial statement footnote information to conform to the December 31, 2021, consolidated financial statement footnote information presentation, namely reclassifications within property and equipment in Note 6. These reclassifications had no impact on our previously reported consolidated balance sheet.
Recently Issued Accounting Pronouncements
Issued and Not Yet Adopted
The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its consolidated financial statements and assures that there are proper controls in place to ascertain that the Company’s consolidated financial statements properly reflect the change.
In June 2016, the FASB issued ASU
2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASC 326”). ASC 326 will provide more decision-useful information about the expected credit losses on financial instruments and other commitments to extend credit held by a reporting entity at each reporting date. ASC 326 was originally effective for annual reporting periods beginning after December 15, 2019, including interim periods within that year. Following the release of ASU
2019-10
in November 2019, the new effective date for ASC 326 would be for annual reporting periods beginning after December 15, 2022. The provisions of this ASU are to be applied using a modified-retrospective approach. The Company is currently evaluating the impact, if any, the adoption of ASC 326 may have on its consolidated financial statements.
In August 2020, the FASB issued ASU
No. 2020-06,
Debt – Debt with Conversion and Other Options (Subtopic
470-20)
and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
(“ASU
2020-06”),
which simplifies accounting for convertible instruments by removing major separation models required under current U.S. GAAP and simplifies the diluted earnings per share (“EPS”) calculation in certain areas. Under the new guidance there will be no separate accounting for embedded conversion features. It removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception. ASU
2020-06
is effective for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact that the adoption of this guidance may have on the Company’s consolidated financial statements.
4. Asset Acquisitions
On March 10, 2020, the Company entered into a Purchase and Sale Letter Agreement with WESCO Distribution, Inc. and Hoffland Properties, Inc. (the “Sellers”), whereby the Company purchased from the Sellers certain miners and related equipment located at a data center in Virginia Beach, Virginia, in exchange for a cash purchase price of $450. The Company incurred acquisition-related costs in connection with the transaction in the amount of $6.
On March 30, 2020, GIB entered into the Pangborn and Other Equipment Sale Agreement with an appointed Chapter 11 Trustee, in relation to the estate in the Washington State bankruptcy case of Giga Watt, Inc. Under the transaction, GIB purchased certain mining and power-related equipment and materials, in exchange for a cash purchase price of $175. GIB incurred acquisition-related costs in connection with the transaction in the amount of $5.
On March 10, 2021, GIB entered into a Purchase and Sale Agreement with Bonner Property Development, LLC (the “Seller”), whereby the Company purchased from the Seller certain mining and power-related equipment in exchange for a cash purchase price of $123.
5. Cryptocurrencies
The following table presents additional information about cryptocurrencies as follows:

	December 31, 2021	December 31, 2020
Beginning balance	$3,376	$699
Revenue recognized from cryptocurrencies	30,772	2,820
Management fee revenue from development and operation agreement	75	—
Mining pool operating fees	(21)	(5)
Utilities expense related to development and operation agreement	(150)	—
Proceeds from sale of cryptocurrencies	(27,173)	(2,418)
Purchases of cryptocurrencies	—	2,820
Purchase of miner equipment with cryptocurrencies	—	(1,061)
Proceeds from sales of miner equipment	217	—
Realized gain on sale/exchange of cryptocurrencies	16,451	1,354
Interest payments	(1,164)	(222)
Other expenses	(25)	(32)
Impairment of cryptocurrencies	(7,308)	(579)

Ending balance	$15,050	$3,376

6. Property and Equipment
Property and equipment, net consist of the following:

	December 31, 2021	December 31, 2020
Land	$422	$67
Energy infrastructure	6,079	1,202
General infrastructure	4,584	2,054
IT infrastructure	965	46
Miners	12,962	8,027
Vehicle	64	61
Office furniture and equipment	89	31
Construction-in-progress	—	1,380

Gross property and equipment	25,165	12,868
Less: accumulated depreciation and amortization	(4,063)	(1,626)

Total property and equipment, net	$21,102	$11,242

Depreciation expense related to property and equipment was $3,184 and $1,741 for the years ended December 31, 2021 and 2020, respectively.
In October 2020, the Company submitted an insurance claim related to the loss of property and equipment sustained as a result of a fire incident. In January 2021, the insurance company notified the Company that it would reimburse GRIID $980. Payment was received during the first quarter of 2021; at which time the Company recorded a gain on disposal of property and equipment.
In January 2021, the Company sold certain property and equipment for total proceeds of $82 resulting in a gain of $57. In July 2021, the Company sold certain miner equipment for total proceeds of 6.608 BTC or $217 resulting in a loss of $88. In October 2021, the Company sold certain vehicles for total proceeds of $54 resulting in a gain of $7.
In September 2021 and December 2021, the Company recorded $410 and $14, respectively, in impairment of property and equipment related to certain miners that were either no longer usable or were no longer contributing to the Company’s hash rate.
7. Leases
In September 2020, Red Dog entered into a ground lease agreement with a certain energy provider for 3 acres of land and related improvements in Limestone, Tennessee. The lease commenced, for accounting purposes, in July 2020 and expires in March 2026. Provided Red Dog is not in default on the lease, the lease will automatically renew for up to five additional terms of one year each. Because the lease contains an option to purchase the underlying assets that Red Dog is reasonably certain to exercise, the Company has accounted for the lease as a finance lease. In addition to the future minimum lease commitments presented below, the ground lease agreement requires that Red Dog pay for maintenance, real estate taxes and insurance.
The ground lease was entered into in conjunction with the Site Location and Development Agreement (“SLDA”), which also includes a Power Contract. The site is being used to establish and operate a high-density data center, computer “server farm” and for related purposes in the landlord’s service area. During the initial term of the lease, rent amounts are $0.6 per acre, per year, based on total disturbed land as required for the Red Dog’s operations. The parties may revise the description of the premises from time to time to include additional land. In any renewal terms, after the initial term, the rent may not increase by more than 5% of the rent in the prior term.
Following 24 months of the commencement of this lease, Red Dog has the right of first refusal to purchase all of landlord’s rights, title, and interest in an approximate
7.67-acre
parcel of land containing the leased premises at a purchase price of approximately $65, which expires at the end of the initial term.
In accordance with the SLDA, the energy provider will apply a one-time
discount of $270 and a
one-time
additional incentive credit of $100 on its invoice for Project Costs, as defined in the agreement. If the Power Contract, or the Ground Lease is terminated prior to five years and six months from the date of the signature of the Power Contract, other than for default of the energy provider, the Company shall be responsible for immediately repaying the full incentive of $100 to the energy provider.
The adoption and application of ASC 842 to the Red Dog ground lease agreement, which has been determined to be a finance lease, resulted in a lease liability and Right of Use (“ROU”) asset of $59 recorded as of July 15, 2020, the lease commencement date. A rate commensurate with assets of a similar term of 4.5%, as estimated by management, was used to discount the future payments on the land lease to their present value.
See Note 16 for further information regarding the SLDA.
In February 2021, GIB entered into a lease agreement for a commercial property with Gateway Rental Properties, LLC, to be used for general office and administrative purposes. The lease commenced on March 1, 2021. The monthly rent on the lease, which includes CAM, interest, and taxes, is approximately $3. The initial term of the lease is for two years, with an option to renew for an additional two-year
period. Because the lease contains an option to purchase the property at any time during the Initial Term for $375 that GIB is reasonably certain to exercise, the Company has accounted for the lease as a finance lease, resulting in a lease liability and ROU asset of $338 recorded as of the lease commencement date. A rate commensurate with assets of a similar term of 15.2%, as estimated by management, was used to discount the future payments on the lease to their present value.
In August 2021, GRIID entered into a ground lease agreement with a Tennessee resident, the landlord, for 2 acres of unencumbered land in Lenoir City, Tennessee. On February 8, 2022, the lease was assigned to Ava Data. The lease commenced on November 6, 2021. The monthly rent on the lease is $15. The lease contained an option to prepay base rent in the amount equal to the outstanding principal balance and accrued interest under the landlord’s Promissory Note dated July 5, 2021, in the original principal amount of $175 (the “Note”) and receive a credit against the next monthly payments of base rent due under the lease in an amount equal to the rent prepayment discounted against such base rent at a 4% discount. GRIID exercised this prepay option, resulting in a base rent prepayment of $170. The initial term of the lease is for five years, with an option to renew for an additional five-year period that the Company is reasonably certain to exercise. The lease also contains an option to purchase the property at any time after the one-year
anniversary of the commencement of the lease for $2,100 that GRIID is not reasonably certain to exercise. The Company has accounted for the lease as an operating lease, resulting in a lease liability of $1,136 and ROU asset of $1,306 recorded as of the lease commencement date. A rate commensurate with assets of a similar term of 7.0%, as estimated by management, was used to discount the future payments on the lease to their present value.
Finance and operating lease assets and lease liabilities are as follows:

Lease Classification	Classification	December 31, 2021	December 30, 2020
Assets
Current
Operating	Current assets	$60	$—
Finance	Current assets	20	—
Long-term
Operating	Long-term assets	1,289	—
Finance	Long-term assets	241	53

Total right-of-use assets		$1,610	$53

Liabilities
Noncurrent
Operating	Long-term lease liability	$1,209	$—
Finance	Long-term lease liability	433	59

Total lease liabilities		$1,642	$59

The components of lease expense were as follows:

	December 31, 2021	December 31, 2020
Operating lease expense	$30	$—
Finance lease expense
Amortization of ROU assets	151	5
Interest on lease liabilities	46	1
Short-term lease expense	54	30

Total lease expense	$281	$36

Other information related to leases was as follows:

	December 31, 2021	December 31, 2020
Weighted average remaining lease term (in years):
Operating leases	9.9	—
Finance leases	1.6	5.3
Weighted average discount rate:
Operating leases	7.0%	—
Finance leases	13.6%	4.5%

	December 31, 2021	December 31, 2020
Cash paid for amounts included in measurement of lease liabilities
Operating cash flows from operating leases	$170	$—
Operating cash flows from finance leases	$32	$—
ROU assets obtained in exchange for lease obligations:
Operating leases	1,306	—
Finance leases	338	59
Future minimum lease payments under
non-cancellable
leases as of December 31, 2021 were as follows:

Year	Operating Leases	Finance Leases
2022	$23	$37
2023	174	383
2024	174	2
2025	174	2
2026	176	65
Thereafter	942	—

Total future minimum lease payments	1,663	489
Less: imputed interest	(514)	(76)

Total	1,149	413
Plus: lease asset, current	60	20

Total long-term lease liability	$1,209	$433

8. Long-Term Deposits

	December 31, 2021	December 31, 2020
Supply agreement deposit	$10,000	$—
Other long-term deposits	519	—

Total long-term deposits	$10,519	$—

See Note 16 for further information regarding the Supply Agreement.

9. Accrued Expenses and Other Current Liabilities

	December 31, 2021	December 31, 2020
Accrued legal	$1,250	$—
Accrued professional fees	367	—
Accrued construction	—	310
Other accrued expenses and other current liabilities	545	586

Total accrued expenses and other current liabilities	$2,162	$896

10. Debt
Cryptocurrency and U.S. Dollar Notes Payable
On December 20, 2019, the Company entered into the Note Payable Agreement with a third-party lender for an aggregate loan amount up to $6,500 with a maturity date of the second anniversary of the Initial Funding Date. The loan was comprised of a Cryptocurrency Note Payable and a U.S. Dollar Note Payable (the “Notes Payable”).
The Cryptocurrency Note Payable was for an aggregate principal amount not to exceed $3,250 plus any paid in kind (“PIK”) amounts provided, that prior to the borrowing of Cryptocurrency Note Payable in excess of an aggregate value of $1,750, certain milestones were to be satisfied. Interest was payable in Cryptocurrency (bitcoin) at a fixed rate of 11% per annum.
The U.S. Dollar Note Payable was for in an aggregate principal amount not to exceed $3,250 plus any PIK amounts and PIK expenses; provided, that prior to the borrowing of Dollar Note Payable in excess of an aggregate value of $2,750, certain milestones were to be satisfied. Interest was payable at a fixed rate equal to 15.2% per annum.
On July 1, 2020, the Company entered into the Amended and Restated Notes Payable Agreement, increasing the aggregate notes payable amount to $16,500, by allowing for a second tranche in the amount of $10,000, with a maturity date of the third anniversary of the second tranche funding date. The second tranche comprised a Cryptocurrency Note Payable and a U.S. Dollar Note Payable with the following terms.
The Second Tranche Cryptocurrency Note Payable was for an aggregate principal amount not to exceed $2,400 plus any PIK amounts. Interest was payable at variable rates between 7% and 13% per annum, determined based upon the Company’s liquidity ratio, as defined in the agreement.
The Second Tranche U.S. Dollar Note Payable was for an aggregate principal amount not to exceed $7,600 plus any PIK amounts and PIK expenses. Interest was payable at variable rate between 10% and 18% per annum, determined based upon the Company’s liquidity ratio, as defined in the agreement. The Company could elect to borrow under the Second Tranche U.S. Dollar Note Payable even if the aggregate amount of the First Tranche U.S. Dollar Note Payable outstanding is less than the maximum aggregate value of the First Tranche U.S. Dollar Note Payable permitted under the agreement.
The Notes Payable could be prepaid at any time, subject to an early termination fee of 10% of the interest that would have accrued in respect of such prepaid note payable amount for the period from the date of the prepayment until the maturity date. Amounts repaid under the Notes Payable may not be reborrowed.
The Company’s obligations under the Notes Payable Agreement were secured by substantially all of the Company’s assets.
The Notes Payable Agreement contained a number of affirmative, negative, reporting, and financial covenants, in each case subject to certain exceptions and materiality thresholds. The minimum interest coverage ratio, commencing with the fiscal quarter ending June 30, 2020 and so long as any note payable balance remains unpaid or outstanding, must be at least 2.50:1.00. The Company must also maintain liquidity of more than the lesser of $1,500,000 or 10% of the aggregate note payable balance.
In connection with the Amended and Restated Notes Payable Agreement, on July 2020, the Company granted the lender a warrant to purchase 10 fully paid and nonassessable Class B Units of GRIID at a price per unit of $1.00. The warrant vested immediately and expires on July 30, 2028. The warrant may be net share settled. The warrant is equity classified and recorded at a fair value of $15 in members equity.
In September 2021, the Company entered into the Second Amended and Restated Loan Agreement for an aggregate amount up to $126,746, consisting of a First Tranche Loan of $43,746 and a Second Tranche Loan of $83,000 (collectively the “Loans”), each with a maturity date of September 23, 2025. As part of the First Tranche Loan, the existing Notes Payable, which had an outstanding balance of $33,746, were amended and restructured so that the outstanding principal and accrued and unpaid interest in respect to the Cryptocurrency Notes Payable were deemed instead to be U.S. dollar denominated. In addition, the First Tranche Loan was amended to provide for an additional $10,000 in funding in order to enable the Company to pay an initial deposit of $10,000 pursuant to a supply agreement with a vendor (the “Supply Agreement”) (see Note 16 for further details regarding the supply agreement). The Second Tranche Loans were to be advanced net of an $8,000 origination fee and the related proceeds will be used to purchase Digital Currency Miners and to pay related costs. Interest on the Loans was payable at a fixed rate of 9% per annum and following the date of the first order of Digital Currency Miners under the Supply Agreement (the “Cash Interest Payment Commencement Date”) at a rate between 9% and 11% per annum, determined based upon the Company’s leverage ratio, as defined in the Second Amended and Restated Loan Agreement. The Company had the option to treat loan fees associated with the Second Tranche Loan payable on or prior to the Cash Interest Payment Commencement Date as in-kind.
The Loans could be prepaid at any time, subject to an early termination fee of 15% of the interest that would have been accrued in respect of such prepaid loan amount for the period from the date of the prepayment until the maturity date. Amounts repaid under the Loans could not be reborrowed. The Second Amended and Restated Loan Agreement contained a number of affirmative, negative, reporting, and financial covenants, in each case subject to certain exceptions and materiality thresholds. The Company’s obligations under the Second Amended and Restated Loan Agreement were secured by substantially all of the Company’s assets.
The Company accounted for the Second Amended and Restated Loan Agreement (the “Second Amendment”) as a debt modification under GAAP. As such, the Company continued to amortize the remaining unamortized debt discount as of the debt modification date over the term of the Amended and Restated Notes Payable, as the results were deemed not materially different from amortizing the unamortized debt discount over the term of the Modified Loan. The Company did not incur any additional creditor fees to be capitalized and amortized over the term of the Modified Loan based upon the effective interest rate, nor new fees paid to third parties to be expensed.
On November 19, 2021 (the “Third Amendment Closing Date”), the Company entered into the Third Amended and Restated Loan Agreement (the “Third Amendment”) for an aggregate amount up to $535,375, consisting of (i) First Tranche Loans outstanding under the Existing Credit Agreement in an aggregate principal amount equal to $44,375 and an additional First Tranche Loan on or about the Closing Date of $2,000; (ii) a Second Tranche Loan of $89,000; (iii) a Third Tranche Loan of $200,000 and; (iv) a Fourth Tranche Loan of $200,000 (collectively the “Third Amendment Loans”), each with a maturity date of September 23, 2025. The proceeds of the initial Second Tranche Draw will be used to purchase components of Digital Currency Miners and related assets and fund operations under an agreement with the lender (the “Hosting Agreement”). Under the Hosting Agreement, in exchange for the Company building and managing bitcoin mining sites (the “hosted bitcoin mining sites”) and also mining bitcoin from the hosted bitcoin mining sites, the lender will receive the bitcoin mined, less a hosting fee paid back to the Company. The proceeds of the subsequent Second Tranche Loan will be net of an $8,000 origination fee and the proceeds will be used to pay related costs including ODM packaging expenses. The proceeds of the Third and Fourth Tranche Loans will be used to purchase digital currency miners and related assets and with respect to no more than 25% of the aggregate initial principal borrowings under the tranches, to fund the Company’s working capital needs and other general corporate expenses. Interest on the additional First Tranche Loan and Second Tranche Loan is payable at a fixed rate equal to 7% per annum and will be payable
“in-kind”
until the Cash Interest Payment Commencement Date, as defined in the Third Amendment. At that time, the
“paid-in-kind”
amounts will be deemed principal of the related Tranche. Interest on the Fourth Tranche Loan is payable at a fixed rate of 15% per annum. Interest on all other Loans will be payable at either 9% or 11%, determined based upon the Company’s leverage ratio, as defined in the Third Amendment.
The Third Amendment Loans may be prepaid at any time, subject to an early termination fee of (a) with respect to the First Tranche Loans, Second Tranche Loans and Third Tranche Loans, 15% of the interest payable that would have been accrued in respect of the prepaid Third Amendment Loan amount for the period from the date of the prepayment until the maturity date and (b) with respect to the Fourth Tranche Loans, either (i) to the extent the payment is made on or prior to the first anniversary of the date of borrowing or (ii) to the extent the payment is made after the first anniversary of the date of borrowing and on or prior to the second anniversary of the date of borrowing, 30% of the interest that would have been accrued with respect to the prepaid Third Amendment Loan amount for the period from the date of the prepayment until the maturity date or (iii) otherwise 15% of the interest payable that would have been accrued with respect to the prepaid Third Amendment Loan amount for the period from the date of the prepayment until the maturity date. Amounts repaid under the Third Amendment Loan may not be reborrowed. The Third Amendment contains affirmative, negative, reporting, and financial covenants, which are subject to certain exceptions and materiality thresholds. The Company’s obligations under the Third Amendment are secured by substantially all of the Company’s assets.
In connection with the Third Amendment, the Company will issue to the lender, the right to receive warrants (the “Supplemental Warrants”), exercisable for shares of Common Stock, subject to certain conditions set forth in the Third Amendment. The total number of Supplemental Warrants to be issued shall be based upon the total borrowings under the Second, Third, and Fourth Tranches of the Third Amendment Loans, such that the number of Supplemental Warrants to be issued to the lender when added to the number of shares of Common Stock to be received by the lender at the closing of the Merger in exchange for its existing warrants will range from 1.85% to 3% of the fully diluted equity of ADEX immediately following the closing of the Merger (after taking into account all stockholder redemptions), or 2.25% if the Company fails to draw down any of these tranches. The Company will execute and deliver the Supplemental Warrants upon the earliest of (i) the consummation of a SPAC transaction (ii) March 31, 2022 (provided that if consummation of a SPAC transaction shall be pending as of March 31, 2022 subject only to approval of governmental authorities, such date shall be automatically extended until the date such approval is rendered or denied), and (iii) the repayment or acceleration of the Loans. The Supplemental Warrants will have a strike price if a SPAC transaction will have occurred equal to $10.00, or otherwise, consistent with the Company’s most recent 409A valuation at the time of execution and delivery of the Supplemental Warrant agreement. Up to 75% of the Supplemental Warrants shall be freely transferrable other than to Disqualified Institutions, as defined in the Third Amendment, and any remainder will be freely transferrable to lenders and their affiliates. The Supplemental Warrants will be on commercially reasonable terms satisfactory to the lender. As of the date of the Third Amendment, the Company has an obligation to issue the Supplemental Warrants in the future. Since the amount of Supplemental Warrants to be issued varies depending upon the amount of the related debt that is drawn down, the Company has accounted for and classified the Supplemental Warrants as liabilities.
Under the Third Amendment, there is a fee equal to $8,000 (“Origination Fee”) that is earned upon the Third Amendment Closing Date and due upon the earliest of the (i) funding of the subsequent Second Tranche, (ii) the initial funding of the Third Tranche, (iii) the initial funding of the Fourth Tranche, and (iv) the Termination Date. The Origination Fee may be paid in cash or, as applicable, at the Company’s election, net funded from the proceeds of the Second Tranche draw and/or Third Tranche draw.

The Company accounted for the Third Amendment as a debt extinguishment under ASC 470-50, resulting in a loss on extinguishment of debt of $19,824, which included discounts associated with the previous debt and associated warrants of $8, the fair value of the Supplemental Warrants calculated utilizing the Black Scholes valuation method of $29,234, and the Origination Fee of $8,000 less a debt discount of $17,418 on the Third Amendment debt to record it at fair value. The Company is accreting the debt discount on the Third Amendment debt to non-cash interest expense using the effective interest rate method, over the term of the related debt. As of December 31, 2021, the unamortized debt discount amounted to $16,925.
Since the Origination Fee essentially represents an incremental lender fee and is earned upon the Third Amendment Closing Date, it has been included in the total loss on extinguishment of debt. As the Origination Fee is not yet payable, a corresponding lender fee payable was recorded on the consolidated balance sheet. The Company did not incur any additional creditor fees nor fees paid to third parties related to the Third Amendment.
The Company is required to ensure at all times the Mined Currency on deposit in a Mined Currency Account, each as defined in the Third Amendment, with the lender is greater than or equal to a value equal to 50% of all Mined Currency, excluding amounts used for operating expenses of the Company in the ordinary course of business or other purposes consented to in writing. As of December 31, 2021 and 2020, the Company had 238.818 BTC and 263.240 BTC, respectively, deposited within its Mined Currency Account with the lender and are included in cryptocurrencies on the accompanying consolidated balance sheets.
For the years ended December 31, 2021 and 2020, the Company recognized total interest expense related to the Notes Payable and First Tranche Loans of $4,138 and $1,120, respectively, which included amortization of the debt discount associated with the aforementioned warrants and Supplemental Warrants of $498 and $2, respectively.
Aggregate annual future maturities of the Loans as of December 31, 2021 are as follows:

Year	Total
2022	$—
2023	—
2024	—
2025	46,375

Total	$46,375
Less: Unamortized debt discount	(16,925)
Plus: Capitalized interest	593

Total U.S. dollar notes payable, net	30,043

Revolving Line of Credit
On September 24, 2019, the Company and Union Data entered into a revolving line of credit loan agreement with a lender, with a maximum borrowing capacity of $2,500. The revolving line of credit matured on September 23, 2020. The amount outstanding under the revolving line of credit bore interest at the prime rate plus 2%. The Company capitalized $20 of legal fees and $25 of lender fees associated with obtaining the revolving line of credit, which it amortized to interest expense over the term of the revolving line of credit. The agreement contained specified financial and nonfinancial covenants, under which the Company was compliant as of December 31, 2019. Borrowings under the agreement were collateralized by substantially all of the assets of the Company. The Company drew down the entire $2,500 revolving line of credit during 2019, and subsequently paid it off during 2020.
Paycheck Protection Program
On March 27, 2020, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act was enacted and signed into law to provide certain aid and stimulus to the U.S. economy. The Company qualifies as a small business under the CARES Act and submitted a loan application with a qualified lender for funding under the Paycheck Protection Program (“PPP”), administered by the Small Business Association (“SBA”).
On April 29, 2020, the Company’s application with the lender was approved and, as a result, the Company obtained a loan (“PPP Loan”) in the amount of $193. The PPP Loan bears fixed interest at 1.00% per annum, which begins accruing from the date of the loan, and matures on April 29, 2022. The PPP Loan is unsecured and guaranteed by the SBA. The PPP Loan is eligible to be forgiven provided the Company satisfies certain conditions and upon approval by the lender and the SBA. The PPP Loan provides for the deferral of payments until the SBA has determined the forgiveness amount, at which time, any remaining PPP Loan amount requires equal monthly payments of principal plus accrued interest in an amount sufficient to repay the remaining PPP Loan balance by the maturity date. In October 2020, the Company submitted the PPP Loan forgiveness application to the lender. On June 15, 2021, the PPP Loan was fully forgiven by SBA and lender. As a result, the company recognized a gain on paycheck protection program loan forgiveness of $193 within other income (expense) in the consolidated statements of operations for the year ended December 31, 2020.
11. Derivatives
Notional amount of derivative contracts
The following table summarizes the notional amount of derivative contracts outstanding, in native units:

	December 31, 2021	December 31, 2020
Cryptocurrency notes payable with embedded derivatives	—	481.904 BTC
Capitalized interest on cryptocurrency notes payable	—	7.3988 BTC
Accrued interest payable on cryptocurrency notes payable	—	6.7479 BTC
None of the cryptocurrency notes payable with embedded derivatives were designated as hedges.
The following table summarizes information on derivative assets and liabilities that are reflected in the Company’s consolidated balance sheets as of December 31, 2021 and 2020, by accounting designation:

	Gross Derivative Assets Not Designated as Hedges		Gross Derivative Liabilities Not Designated as Hedges
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Cryptocurrency notes payable	$—	$—	$—	$10,179
The carrying value of the outstanding host contract as of December 31, 2021, and 2020 was $0 and $4,255, respectively. The Company recorded a loss on fair value of the derivative liability for the years ended December 31, 2021 and 2020 of $6,851 and $10,182, respectively, which is included within realized loss on change in fair value of cryptocurrency notes payable and unrealized loss on change in fair value of cryptocurrency notes payable, respectively, in the consolidated statements of operations. The interest rate on these borrowings ranges from 7% to 13%. Interest expense incurred in the cryptocurrency in which the debt was denominated was $1,449 and $404 for the years ended December 31, 2021 and 2020, respectively.
12. Fair Value Hierarchy
Recurring fair value measurements
As of December 31, 2021, the fair value of the warrant liability measured on a recurring basis was as follows:

	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$29,820	$29,820

As of December 31, 2020, the fair value of the Cryptocurrency Notes Payable measured on a recurring basis was as follows:

	Level 1	Level 2	Level 3	Total
Liabilities:
Cryptocurrency Notes Payable	$14,435	$—	$—	$14,435
The Company recognized an unrealized loss on change in fair value of Cryptocurrency Notes Payable for the year ended December 31, 2020 of $10,182.
Fair value of the warrant liability and Cryptocurrency Notes Payable was determined on a recurring basis based on appraisals by an independent valuation firm.
The following table presents information as of December 31, 2021 about significant unobservable inputs (Level 3) used in the valuation of liabilities measured at fair value on a recurring basis:

Financial Instrument	Fair Value	Valuation Technique	Significant Unobservable Inputs
Warrant Liability	$29,820	Black Scholes	Expected volatility, fair value of member unit
The fair value of the warrant liability (see Note 10) at the date of issuance was determined via the Black Scholes option pricing model, which assumes the volatility rate, risk-free rate, expected dividend yield, and expected term.
The assumptions used to measure the fair value of the warrant liability as of the date of issuance and as of December 31, 2021 were as follows:

November 19, 2021 December 31, 2021
Volatility Rate	44.1% to 45.3%
Risk-free rate	1.26% to 1.28%
Expected dividend yield	0.00%
Expected term	5.25 to 5.36
Fair value of member unit	$9.73 to $9.90
A summary of the changes in the Company’s warrant liability measured at fair value using significant unobservable inputs (Level 3) as of and for the year ended December 31, 2021 was as follows:

Warrant liability, December 31, 2020	$—
Warrant liabilities issued	29,234
Change in fair value	586

Warrant liability, December 31, 2021	$29,820

The Company recognized a loss on the change in fair value of the warrant liability for the year ended December 31, 2021 of $586.
Non-recurring fair value measurements
Cryptocurrencies
The Company tests cryptocurrency assets for impairment on a daily basis based upon Level 1 inputs, specifically, the exchange-quoted price of the cryptocurrency. The last impairment date for the Company’s cryptocurrency holdings during the years ended December 31, 2021 and 2020 was December 31, 2021. The Company’s cryptocurrency holdings had an outstanding carrying balance of approximately $15,050 as of December 31, 2021, net of impairment losses incurred of $7,308 for the year ended December 31, 2021. As of December 31, 2021, the fair value of cryptocurrency held was approximately $16,629.
As of December 31, 2020, the Company’s cryptocurrency holdings had an outstanding carrying balance of approximately $3,376, net of impairment losses incurred of $579 for the year ended December 31, 2020. As of December 31, 2020, the fair value of cryptocurrency held was approximately $8,917.
Mining Equipment
Whenever events or changes in circumstances dictate, or, minimally, on a quarterly basis, the Company tests its miners for impairment. Miners are considered fully impaired if they are no longer usable or no longer contributing to the Company’s hash rate and are written off. For the year ended December 31, 2021, the Company wrote off $424 in carrying value associated with impaired miners. For the year ended December 31, 2020, the Company recorded no impairment associated with its mining equipment.
13. Unearned Grant Revenue
On January 24, 2020, the Tennessee Valley Authority (“TVA”) executed a VIP Performance Grant Agreement with Union Data, whereby Union Data is eligible to receive and retain up to $135 in grant funding, based upon achievement of specific annual capital investment, average annual full-time equivalent employee, and average annual wage metrics over the
5-year
evaluation period ending January 1, 2025.
On December 18, 2020, the TVA executed a VIP Performance Grant Agreement with GRIID, whereby GRIID is eligible to receive and retain up to $60 in grant funding (such funding to be utilized by Red Dog), based upon achievement of specific annual capital investment, average annual full-time equivalent employee, and average annual wage metrics over the
5-year
evaluation period ending July 1, 2025.
Once the evaluation period is complete and the earned award is determined under each grant, the Company will recognize the full or partial award (if metrics are only partially met) as grant revenue. In the interim, the Company has recorded funding from each Grant as unearned grant revenue (a long-term liability) on its consolidated balance sheets.
14. Common Units
As of December 31, 2021, the amount of accumulated members’ deficit attributable to Class A Units was ($21,551) and to Class B and Class C Units was ($5,388).
Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or deemed liquidation event, eighty percent (80%) of distributions will be paid to the Class A Units pro rata in proportion to the holders’ respective interests, and twenty percent (20%) will be paid to the Class B and Class C Units until the Class A Unit holders have received the full amount of their initial capital contributions. Then, fifty percent (50%) will be paid to Class A Units, pro rata in proportion to the holders’ respective interests, and fifty (50%) will be paid to the Class B and Class C Units until the Class A Unit holders have received total distributions equal to three (3) times their initial capital contributions. Thereafter, distributions will be paid pro rata among all the Units in proportion to the holders’ respective interests.
15. Unit-based Compensation
On April 14, 2021, the Board of Managers (the “Board”) adopted the GRIID Infrastructure Equity Plan LLC Profits Interest Plan (the “Plan”). Under the terms of the Plan, Incentive Units (“IUs”) may be granted to employees of the Company as well as officers, consultants, or other service providers of the Company (each, a “Participant”). Upon approval of the Plan, the Company reserved a pool of 2,500,000 IUs. As of December 31, 2021, the Board had approved 2,418,000 IUs, leaving 82,000 IUs available for grant.
The IUs give holders the right to participate in the profits and losses of the Company, but do not convey voting rights to the holders. Each IU has a profits interest threshold amount set forth in the applicable Agreement Award in accordance with the Limited Liability Company Agreement of GRIID Infrastructure Equity Plan LLC, dated as of April 14, 2021. The amount is to be no less than the amount determined to be necessary to cause such IU to constitute a “profits interest” within the meaning of Revenue Procedures
93-27
and
2001-43.
Each Award Agreement contains a vesting schedule that is determined by the Board. Vesting may be based on the continued service of the Participant and/or on the achievement of performance goals set forth in the Award Agreement. IUs may also be fully vested on the Grant Date. Participant’s IUs may have accelerated vesting upon a Change in Control (as defined in the Plan), forfeiture, or other event at the Board’s discretion.
At any time prior to the consummation of a Qualified Public Offering or a Change in Control, each as defined in the Plan, the Company has the right, but not the obligation, to require the Participant to forfeit or sell to the Company all or any portion of their IUs in connection with a Termination of Service (the “Company’s Call Right”). In the event of termination for any reason, unvested IUs (“Restricted IUs”) will be forfeited without consideration. If the Participant’s employment is terminated for cause, all vested IUs (“Unrestricted IUs”) or Restricted IUs will be forfeited without consideration. If the Participant’s employment is terminated by the Company for a reason other than cause or by the Participant for any reason, the Company’s purchase price per Unrestricted IU will be its fair market value on the date of termination.
At any time following a SPAC Transaction, as defined in the Plan, the Company may, at its election, require any unitholder upon a termination of service (including any termination that may have occurred prior to the SPAC Transaction) to convert all or a portion of such unitholder’s IUs into shares or other equity securities of the SPAC into which holders of IUs otherwise may convert.
If the IUs are changed by reason of a change in corporate capitalization or exchanged for other securities as a result of a merger, consolidation or reorganization, the Company will make appropriate adjustments to the maximum number of IUs that may be granted under the Plan and will make adjustments to the IUs as will be equitable and appropriate to prevent dilution or enlargement of the benefits provided for awards under the Plan.
The Company may, at its discretion, provide in any Award Agreement that all or a portion of a Participant’s Restricted IUs will become Unrestricted IUs upon a Change in Control and/or that the restrictions and limitations applicable to the IUs will lapse and such IUs will become free of all restrictions and become fully vested and transferable. In the event of a Change in Control and the unitholder’s termination for a reason other than cause within twelve (12) months after the occurrence of the Change in Control (a “Double-Trigger Change in Control”) all Restricted IUs that are outstanding on the date of termination will fully vest and become Unrestricted IUs.
Based upon their underlying characteristics and features, the Company has determined that the IUs are to be accounted for as equity-classified awards.
The IUs are granted at the market price of the Company’s units on the date of grant. The Company has varying vesting period and vesting schedules for IUs granted.

IU activity under the Plan during the year ended December 31, 2021, was as follows:

	Year Ended
	December 31, 2021
	Number of Units	Weighted-average grant price per unit
Unvested, December 31, 2020	—	—
Granted	2,418,000	$0.19
Vested	(893,633)	0.19
Forfeited	—	—

Unvested, December 31, 2021	1,524,367	$0.19

Expense related to the IUs is recognized over the vesting period of each IU. The Company has elected to recognize forfeitures as they occur. For the year ended December 31, 2021, the Company recognized $191 of unit-based compensation expense related to the IUs, which is included within general and administrative expense on the consolidated statements of operations.
As of December 31, 2021, there remained $268 of unrecognized compensation expense related to the IUs. That cost is expected to be recognized over the remaining weighted average vesting period of 2.24 years.
The total fair value of IUs vested (based on grant date fair value) during the year ended December 31, 2021 was $170.
16. Commitments and Contingencies
Power Agreements
On January 1, 2020 Union Data entered into a Power Supply Contract with KUB for a five-year term, automatically renewable for one-year
terms for an additional five years. Per the agreement, KUB is to supply power at 10 kw during on-peak
times and 5,001 kw during
off-peak
times, per an agreed upon rate schedule. Payments are due monthly for the power provided. The point of delivery for power and energy is the point of interconnection of KUB’s facilities and Union Data’s facilities in Maynardville, Tennessee. The contract was amended effective May 1, 2020, to provide power supply of on-peak
200 kw and
off-peak
6,800 kw.
On September 28, 2020, Red Dog entered into a Contract for Lighting and Power Service with a certain energy provider for electricity for the operation of the data center in Limestone, Tennessee. For the first six months, the parties agreed to off-peak
demand of 30kw and a maximum not to exceed 5,001 kw. Beginning with the 7th month, the contract will have an off-peak
demand of 25,001 kw and a maximum demand of 25,001 kw for the duration. The term of the contract is for five years and six months, beginning approximately on December 1, 2020. Bills will be rendered monthly based on the currently effective standard rate schedule applicable to consumers of the same class. If service is disconnected before the end of the contract term, Red Dog shall be required to pay the minimum bill per the rate schedule time the number of months remaining on the contract term. The contract was subsequently amended in October 2020 through March 2021 to adjust the on-peak/off-peak
demands.
Site Location and Development Agreement (“SLDA”)
On September 28, 2020, Red Dog entered into a Site Location and Development Agreement with a certain energy provider. Under the agreement, Red Dog arranged to establish and operate a high-density data center that would utilize electric power and energy purchased from the energy provider with an anticipated peak demand of 25 megawatts (the “Project”). Red Dog intends to establish the Project within the electric system service area of the energy provider, to be located on a site that is adjacent to a certain substation of the energy provider in Limestone, Tennessee. Under the agreement, the energy provider is responsible, at Red Dog’s expense, to plan, design and install all facilities and equipment that are necessary to provide electricity to the Project site. The preliminary estimate of Project costs per the agreement was $1,284 less a $270 discount and economic development credit and one-time
additional credit (the “Incentive”) of $100, resulting in a net estimated Project cost total of $914. Red Dog is responsible for paying final Project costs, even if they exceed this estimate. Red Dog is responsible to pay the energy provider for any costs in excess of $600 within 30 days of receipt of the itemized invoice. The remaining $600 balance for Project costs will be paid by Red Dog to the energy provider in 12 equal monthly increments, with the first increment due on the 25th month following the completion of the work. In consideration of this extended payment period, Red Dog was required to provide an irrevocable standby letter of credit in the amount of $600 to guarantee payment of Project costs, net of discount and incentives. The project was completed on June 29, 2021 for a total cost of $1,075, for which the Company has recorded a corresponding payable to the energy provider. In accordance with ASC
835-30-45,
Interest – Imputation of
Interest
, the Company recorded a discount on the loan payable to the energy provider of $235 using the Company’s incremental borrowing rate of 4.5%, which is being amortized to non-cash
interest expense using the effective interest rate method over the term of the loan to its date of maturity.
In the event that the Site Location and Development Agreement, the Power Contract, or the Ground Lease is terminated prior to five years and six months from the date of signature of the Power Contract, other than for default of the energy provider, the Company shall be responsible for immediately repaying the full incentive ($100) to the energy provider as of the date one or more such agreements terminate. As of December 31, 2021, the Company does not believe it is probable that it will terminate any of the contracts prior to five years and six months from the date of signature of the Power Contract and thus did not record a contingent liability.
Supply Agreement
On September 8, 2021, the Company entered into a supply agreement (the “Supply Agreement”) with a certain vendor. Under the Supply Agreement, the Company has committed to purchasing a certain number of units of mining-related equipment as defined in the Supply Agreement. In exchange for the vendor reserving these units, the Company paid a supply reservation deposit (the “Deposit”) of $10,000, which is included in long-term deposits on the consolidated balance sheet as of December 31, 2021. The Company has from June 2022 to May 2023 to place orders against the reserved units. The Deposit will be applied as a credit against the purchase price of the units as the Company places orders with the vendor.
Data Black River Development and Operation Agreement
On August 31, 2021, GRIID, through its wholly-owned subsidiary Data Black River, entered into a development and operation agreement (the “HDP Agreement”) with HDP, an affiliate of Eagle Creek Renewable Energy (“Eagle Creek”). Pursuant to the HDP Agreement, Data Black River is obligated to provide services for the development and operation of a bitcoin mining facility located within the premises of HDP in Brownville, New York (the “HDP Facility”). In connection with the HDP Agreement, HDP and an affiliate of HDP have entered into a power purchase agreement, pursuant to which such affiliate has agreed to supply up to 20MW of power to the HDP Facility. Under the HDP Agreement, Data Black River receives a monthly management fee for the performance of its services as well as a revenue share amount based upon a specified formulaic percentage of bitcoin mined, as defined, during each month. HDP receives a monthly fee for each MW of power supplied to the premises for bitcoin mining as well as a revenue share amount based upon a specified formulaic percentage, as defined, of the bitcoin earned each month. The HDP Agreement has an initial term of 3 years and thereafter automatically renews for successive one-year
renewal periods unless either party gives notice at least 60 days prior to the end of the initial term or any renewal term. The HDP Agreement also allows either party to terminate the HDP Agreement upon notice to the other party if mining revenues drop below a certain amount over a consecutive
90-day
period or if mining revenues are insufficient to cover management fees owed to Data Black River and electricity fees owed to HDP for three consecutive months. The Company records its revenue share under the HDP Agreement on a net basis, which is net of the portion of revenue share allocated to HDP as the Company is considered an agent, rather than principal in the arrangement.

Litigation
From time to time, the Company may be a party to various claims in the normal course of business. Legal fees and other costs associated with such actions are expensed as incurred. The Company assesses, in conjunction with its legal counsel, the need to record a liability for litigation and contingencies. Reserve estimates are recorded when and if it is determined that a loss related matter is both probable and reasonably estimable.
On August 17, 2021 Red Dog received services of process for a complaint (Civil Action No. 40988) filed by Carolyn Broyles and Quality Properties, GP (the “Plaintiffs”) in the Circuit Court for Washington County at Jonesborough, Tennessee on August 13, 2021 (the “Noise Complaint”). The Noise Complaint alleges that the noise created by Red Dog’s bitcoin mining operations at its data center have caused the Plaintiff’s personal damages for inconvenience, emotional distress, and injury to the use and enjoyment of their properties, as well as diminution in value or rental value of their properties. The reliefs sought by the Plaintiffs include (i) a court order directing Red Dog to cease and desist operating its data center or alternatively to abate the noise level; (ii) temporary and permanent injunctions enjoining Red Dog from operating its data center or alternatively to abate the noise level; and (iii) damages in an amount to be provided at trial.
On September 13, 2021, Red Dog filed an Answer to Complaint for general denial of the claims made in the Noise Complaint. In November 2021, the Plaintiffs filed a First Amended Complaint to add the zoning violation claims in the Zoning Complaint (as defined below). Subsequently, the plaintiff voluntarily dismissed the zoning violation claims. The case is currently in the written discovery phase.
On November 15, 2021, Washington County, Tennessee (the “County”) filed a complaint (Civil Action No
21-CV-0664)
(the “Zoning Complaint”) against Johnson City Energy Authority d/b/a BrightRidge (“BrightRidge”), alleging that Red Dog, as leasehold user of the property in Limestone, Tennessee owned by BrightRidge and subject to the Zoning Complaint, is in violation of County zoning rules by operating a blockchain verification data center on the property. The County has taken the position that even though BrightRidge may legally operate the blockchain verification data center, Red Dog may not because Red Dog’s operation does not fall within the County’s zoning definition of a “Public Utility”. The County sought an injunction on the operation by Red Dog of its blockchain verification data center on the property. BrightRidge subsequently filed a Motion to Dismiss for the failure to name a necessary party, Red Dog, as a defendant (the “BrightRidge Motion”).
On November 22, 2021, Red Dog filed a Motion to Intervene as a Party Defendant (the “Red Dog Motion”) in connection with the Zoning Complaint. In the Red Dog Motion, Red Dog took the position that its operation is a “permitted use,” or if not, that the County is estopped by its own actions from taking any contrary position and that in the alternative Red Dog relied on the County’s actions to its detriment. In connection with this motion, Red Dog attached an Answer and Counterclaim, (i) denying that the use is prohibited or that an injunction is warranted, (ii) asserting estoppel as a defense, and (iii) counterclaiming for a declaration that the use is permitted and, in the alterative, for damages not less than $41,000,000 for detrimental reliance.
A hearing was held on November 24, 2021 and the Court granted both the Red Dog Motion and the BrightRidge Motion, with the County having leave to amend its complaint and add Red Dog as a necessary party. Red Dog was subsequently joined as a party to the Zoning Complaint. The Court also re-set
for December 8, 2021 the County’s motion for a temporary injunction enjoining the operation of Red Dog facility. The County subsequently cancelled the December 8, 2021 injunction hearing in favor of proceeding to trial, which was scheduled for March
14-16,
2022. The County filed a Motion to Dismiss the Red Dog Counterclaim for failure to state a claim. The Court sustained the motion and the Counterclaim has been dismissed. On March 14, 2022, the parties appeared for a hearing on cross-motions for summary judgment and for a jury trial. The Court granted the County’s motion for summary judgment on the Zoning Complaint and denied BrightRidge’s and Red Dog’s motions for summary judgment. The Court and parties then agreed to make the ruling a Final Order pursuant to T.R.C.P 54.02 allowing BrightRidge and Red Dog an appeal as of right of the Court’s ruling on all motions. The case remains on the Court docket for jury trial as to BrightRidge’s and Red Dog’s affirmative defense of estoppel. Once the Final Order on the motions ruling is entered BrightRidge and Red Dog will have 30 days to perfect an appeal with the Tennessee Court of Appeals. Due to the early stages of this litigation, the Company is unable to estimate the potential outcome. Thus no amounts have been accrued.
Indemnifications
In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with its partners, suppliers, and vendors. Pursuant to these provisions, the Company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service, breach of representations or covenants, intellectual property infringement or other claims made against such parties. These provisions may limit the time within which an indemnification claim can be made. It is not possible to determine the maximum potential amount under these indemnification obligations due to the limited history of prior indemnification claims and the unique facts and circumstances involved in each particular agreement. To date, the Company has not incurred any material costs as a result of such indemnifications and has not accrued any liabilities related to such obligations in these consolidated financial statements.
17. Income Taxes
The income tax provision (benefit) is summarized as follows:

	December 31, 2021	December 31, 2020
Current
State	$120	—

Total current tax provision	120	—
Deferred
State	$1,290	$(635)

Total deferred income tax provision (benefit)	1,290	(635)

Change in valuation allowance	$(635)	$635

Total tax benefit	$775	$—

The tax effects of the primary temporary differences included in net deferred tax assets and liabilities consist of the following:

	December 31, 2021	December 31, 2020
Deferred Tax Assets
Net operating loss carryforwards	$37	$164
Cryptocurrency impairment and appreciation	—	569
Lease Liability	87	—
Accruals	—	9
Capitalized expenses	417	—
Non-cash interest expense	—	8

Deferred tax assets	$541	$750

Deferred Tax Liabilities
Debt discount	(914)	—
Depreciation	(187)	(47)
Right-of-use asset	(85)	—
Other	(10)	—

Deferred tax liabilities	(1,196)	(47)
Less: Valuation allowance	—	(703)

Net deferred tax assets (liabilities)	$(655)	$—

As of December 31, 2021 and 2020, the Company recorded a valuation allowance of approximately $0 and $703, respectively. The valuation allowance was recorded due to the fact that the Company has incurred operating losses to date and is unable to forecast when such deferred tax assets will be utilized. There was no other activity in the valuation allowance accounting during 2021 and 2020.
Realization of deferred tax assets is dependent upon future earnings, if any, the timing, and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance decreased by $635 and increased by $635 during 2021 and 2020, respectively. As of December 31, 2021, the Company is subject to tax in various states and New York City. The Company is open to examination for the tax years ended December 31, 2019 2020, and 2021. As of the date of these consolidated financial statements, the Company is not aware of any open income tax audits by federal, state, city, or local taxing authorities.
Total U.S. state operating loss carryforwards as of December 31, 2021 and 2020 were approximately $564 and $2,530 respectively. State operating loss carryforwards begin to expire in 2034.
Due to the net operating loss carryovers, the statute of limitations remains open for state returns. As of December 31, 2021 and 2020, there were no material uncertain tax positions.
18.
Related-Party
Transactions
On March 10, 2020, the CEO of the Company lent GRIID 4.60272939 bitcoin ($36 converted to USD using the spot rate as of the date of the loan) in return for the Company’s promise to repay the CEO 4.60290100 bitcoin ($52 converted to USD using the spot rate as of the date of repayment) on September 10, 2020. The loan was repaid in full on August 25, 2020, with the Company recording a loss of $16 on the loan, and interest expense of $5, the latter representing 10% interest accrued in cryptocurrency over the six-month
term of the loan.
On August 31, 2021, GRIID, through its wholly-owned subsidiary Data Black River, entered into the HDP Agreement with HDP, an affiliate of Eagle Creek (see Note 16). Neal Simmons, who is contemplated to serve on the Company’s board of directors immediately following the closing of its anticipated transaction with a SPAC, is the current President and Chief Executive Officer of Eagle Creek. During the year ended December 31, 2021, the Company recorded utilities expense related to the revenue share arrangement of $150.    There are no amounts included in accounts payable and accrued expenses related to the HDP Agreement at December 31, 2021.
On April 17, 2021, GRIID entered into certain consulting agreements with an entity affiliated with John D’Agostino, ADEX’s Chief Financial Officer. Pursuant to the consulting agreements, GRIID agreed to pay the entity $400 and grant the entity units representing a 0.5% profit interest in GRIID. The cash payment will become due and payable on the earlier to occur of: (i) April 26, 2022 and (ii) the date on which GRIID consummates a qualifying transaction. The units will vest as to one-fourth
on April 15, 2022 and 1/36
th
on the 17
th
day of each month thereafter, subject to such entity’s continued service through such vesting dates; provided, however, that any unvested units shall fully vest upon a qualifying transaction.
19. Subsequent Events
The Company has evaluated subsequent events from the consolidated balance sheet date through March 21, 2022, the date at which the consolidated financial statements were issued and determined that there are no items to disclose other than those included below.
On January 5, 2022, the Company entered into a lease agreement for commercial property for distribution, manufacturing, warehouse, and office space with Blakely Dance Pavlis. The initial term of the lease is for five years with an option to renew for an additional five-year period. The monthly rent on the lease, which includes taxes and insurance, is approximately $18. Under the lease agreement, the Company has the first right of refusal to purchase the property.

On January 14, 2022, the Company entered into an agreement with a certain vendor to purchase $3,690 worth of miners. These miners were paid for in January.
On January 26, 2022, the Company entered into an agreement with a certain vendor to purchase $16,034 worth of transformers to be shipped at various dates from May through October 2022. A deposit of $2,000 was paid in February.
On February 8, 2022, the Company formed a new wholly-owned subsidiary, Rutledge Development and Deployment, LLC.
20. Event (Unaudited) Subsequent to the Date of the Independent Auditor’s Report
In March 2022, the Company entered into a Mining Services Agreement (the “Mining Services Agreement”) with Blockchain Access UK Ltd (“Customer”), the Company’s lender. During the term of the Mining Services Agreement, the Company will receive, install, operate, manage and maintain servers and power supplies provided by Customer (“Customer Mining Equipment”) to perform mining services (the “Mining Services”) at a Company facility located in Lenoir City, Tennessee (the “Premises”). All operation of the Customer Mining Equipment by the Company will be on the Customer’s behalf. Beginning March 2022 and at monthly intervals thereafter for the following six months, Customer will provide the Company with Customer Mining Equipment for installation at the Premises. The Company is to make all necessary improvements and developments to the Premises to accommodate the Customer Mining Equipment to enable it to operate in accordance with the requirements of the Mining Services Agreement, and to complete installation and commence full operation of such Customer Mining Equipment. Throughout the term of the Mining Services Agreement, the Company will be responsible for the management and maintenance of the Customer Mining Equipment. Following the end of each twenty-four-hour period during the term of the Mining Services Agreement, the Company will deposit 95% of the generated bitcoin from the Mining Services into Customer’s digital wallet and 5% of the generated bitcoin (representing the Company’s fees for performance of the Mining Services) into the Company’s digital wallet. Under the Mining Services Agreement, the Company is to invoice Customer on a monthly basis for the electricity charges associated with the Mining Services related to the Customer Mining Equipment, without premium or markup. The Company is to also invoice Customer on a monthly basis for Customer’s operating expense charges as defined in the Mining Services Agreement. The Mining Services Agreement is scheduled to expire on February 28, 2027.

Annex A-1
AGREEMENT AND PLAN OF MERGER
BY AND AMONG
ADIT EDTECH ACQUISITION CORP.,
ADEX MERGER SUB, LLC,
AND
GRIID HOLDCO LLC
DATED AS OF NOVEMBER 29, 2021

i

ii

ANNEXES

Annex A	Voting Agreement
Annex B	Form of Investor Rights Agreement
Annex C	Form of Certificate of Merger
Annex D	Form of Surviving Company A&R LLCA
Annex E	Form of Acquiror A&R Certificate of Incorporation
Annex F	Form of Acquiror Bylaws
Annex G	Form of Waiver and Release of Claims

iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “
Agreement
”), dated as of November 29, 2021, is made by and among Adit EdTech Acquisition Corp., a Delaware corporation (“
Acquiror
”), ADEX Merger Sub, LLC, a Delaware limited liability company and wholly owned direct Subsidiary of Acquiror (“
Merger Sub
”), and Griid Holdco LLC, a Delaware limited liability company (the “
Company
”). Each of Acquiror, Merger Sub, and the Company may be referred to herein as a “
Party
” and collectively as the “
Parties
”.
WHEREAS, Acquiror is a blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses;
WHEREAS, upon the terms and subject to the conditions of this Agreement, prior to Closing, Acquiror will file the Acquiror A&R Certificate of Incorporation with the Secretary of State of Delaware, which will, among other things, increase the number of shares of capital stock which Acquiror is authorized to issue;
WHEREAS, Griid Infrastructure LLC (“
OpCo
”), a wholly owned subsidiary of the Company, previously established GRIID Infrastructure Equity Plan LLC (“
Equity Plan LLC
”) by contributing to Equity Plan LLC Class C units in OpCo in return for the Common Units (as defined in the Equity Plan LLC Agreement) in Equity Plan LLC, pursuant to the terms of the Limited Liability Company Agreement of GRIID Infrastructure Equity Plan LLC (the “
Equity Plan LLC Agreement
”);
WHEREAS, Equity Plan LLC then adopted the GRIID Infrastructure Equity Plan LLC Profits Interest Plan (the “
Profits Interests Plan
”), pursuant to which Equity Plan LLC granted Incentive Units (as defined in the Profits Interests Plan) in Equity Plan LLC to certain service providers of OpCo, subject to the terms and conditions set forth in the Profits Interests Plan and the related Award Agreement (as defined in the Profits Interests Plan) between Equity Plan LLC and the applicable service provider;
WHEREAS, as a result of an internal reorganization that was completed prior to the date of this Agreement, (a) OpCo contributed all of the Common Units that it held in Equity Plan LLC to the Company and the Company thereby became Managing Member of Equity Plan LLC; and (b) all of the former members of OpCo, including Equity Plan LLC, became members of the Company, with Equity Plan LLC owning all of the Class C Units;
WHEREAS, upon the terms and subject to the conditions of this Agreement, immediately prior to the Effective Time, the Company, as Managing Member of Equity Plan LLC following the internal reorganization, will dissolve and liquidate Equity Plan LLC and distribute to the members of Equity Plan LLC all of the Class C Units held by Equity Plan LLC in accordance with the terms of the Equity Plan LLC Agreement; and, if and to the extent the Incentive Units held by any members of Equity Plan LLC are not vested in full at such time, the Class C Units that are received by such members in exchange for unvested Incentive Units will be subject to the same terms and conditions, including vesting, to which such unvested Incentive Units were subject, and all Class C Units received by the Company as the holder of Common Units in Equity Plan LLC will be cancelled and no longer outstanding;
WHEREAS, upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate limited liability company existence of Merger Sub shall cease and the Company shall be the surviving company and continue its existence under the Limited Liability Company Act of the State of Delaware (as amended, the “
DLLCA
”) as a wholly-owned subsidiary of Acquiror;
WHEREAS, at the Effective Time, the limited liability company agreement of the Surviving Company will be amended and restated to, among other things, admit Acquiror as the sole member thereof;
WHEREAS, the board of directors of Acquiror (the “
Acquiror Board
”) has unanimously (a) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the

Pre-Closing
Acquiror Stockholders; (b) approved the execution and delivery of this Agreement, the Ancillary Documents to which Acquiror is or will be a party, the performance by Acquiror of its obligations hereunder and thereunder and the consummation of the Transactions; (c) determined that the fair market value of the Company is equal to at least 80% of the Trust Account; (d) approved the Transactions as a Business Combination; and (e) resolved to recommend to the
Pre-Closing
Acquiror Stockholders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the General Corporation Law of the State of Delaware (as amended, the “
DGCL
”) and the DLLCA, as applicable;
WHEREAS, the board of managers of the Company has unanimously (a) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the Company and the Holders; (b) approved the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions; and (c) resolved to recommend to the Holders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the DGCL and the DLLCA, as applicable;
WHEREAS, prior to the Merger and in connection with the Transactions, Acquiror will provide an opportunity to the
Pre-Closing
Acquiror Stockholders to have their issued and outstanding Acquiror Common Stock redeemed on the terms and subject to the conditions set forth in the Acquiror Certificate of Incorporation;
WHEREAS, concurrently with the execution of this Agreement, Acquiror and certain Holders (the “
Company VA Holders
”) will enter into the voting agreement attached hereto as
Annex A
(the “
Voting Agreement
”), pursuant to which, among other things, the Company VA Holders will agree to, as promptly as practicable following the time at which the Registration Statement shall have been declared effective, vote their Company membership units in favor of, or execute written consents to adopt and approve, upon the effectiveness of the Registration Statement, this Agreement, the Ancillary Documents and the Transactions; and
WHEREAS, at the Closing, Acquiror, the Acquiror IRA Stockholders and the Company IRA Holders shall enter into an investor rights agreement, substantially in the form attached hereto as
Annex B
(the “
Investor Rights Agreement
”), pursuant to which, among other things, the Acquiror IRA Stockholders and Company IRA Holders will be granted certain registration rights with respect to their shares of Acquiror Common Stock, on the terms and subject to the conditions therein.
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Section
 1.1
Definitions
. As used in this Agreement, the following terms have the respective meanings set forth below.
“
Acquiror Alternative Transaction
” means any direct or indirect (a) consolidation or similar business combination that would constitute a Business Combination with or involving Acquiror, (b) acquisition by Acquiror or any of its controlled Affiliates of at least a majority of the voting securities of a Person or all or a material portion of the assets or businesses of such Person(s), or (c) any other proposed transaction similar in nature to the Transactions. Notwithstanding the foregoing or anything to the contrary herein, none of the Transactions shall constitute an Acquiror Alternative Transaction.
“
Acquiror Certificate of Incorporation
” means the Amended and Restated Certificate of Incorporation of Acquiror, effective as of January 11, 2021.

2

“
Acquiror Common Stock
” means the common stock, par value $0.0001 per share, of Acquiror.
“
Acquiror
Disclosure Schedules
” means the disclosure schedules to this Agreement delivered to the Company by Acquiror on the date of this Agreement.
“
Acquiror Expenses
” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of an Acquiror Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Acquiror Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Acquiror Party pursuant to this Agreement or any Ancillary Document;
provided
,
however
, that “Acquiror Expenses” do not include any Company Expenses.
“
Acquiror Fundamental Representations
” means the representations and warranties set forth in
Section
 5.1
(Organization and Qualification),
Section
 5.2
(Authority),
Section
 5.3(a)
and
Section
 5.3(b)(i)
(Consents and Requisite Governmental Approvals; No Violations),
Section
 5.4
(Brokers), and
Section
 5.5
(Capitalization).
“
Acquiror Impairment Effect
” any Effect that, individually or in the aggregate, would reasonably be expected to prevent or materially impair the ability of the Acquiror Parties to consummate the Transactions.
“
Acquiror IRA Stockholders
” means the stockholders of Acquiror listed on
Section
 1.1
of the Acquiror Disclosure Schedules.
“
Acquiror
Material Adverse Effect
” means, any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (whether financial or otherwise) of the Acquiror Parties, taken as a whole;
provided
,
however
, that in no event shall any of the following, alone or in combination, be taken into account in determining whether an Acquiror Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in applicable Laws (including Pandemic Measures) or GAAP or any official interpretation thereof after the date of this Agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which any Acquiror Party operates, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Acquiror Party, with investors, contractors, lenders, licensors, partners, providers and employees (
provided
that the exception in this
clause
 (c)
shall not apply to the representations and warranties set forth in
Section
 5.3(b)
to the extent that their purpose is to address the consequences resulting from the public announcement, execution of this Agreement or pendency or consummation of the Transactions or the condition set forth in
Section
 7.3(a)
to the extent it relates to such representations and warranties), (d) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (e) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including
COVID-19),
(f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any Acquiror Party operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (g) any failure of the Acquiror Parties, taken as a whole, to meet any projections,

3

forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a)
 through
(g)
);
provided
that in the case of clauses (a), (b), (e) and (f) such Effects may be taken into account in determining the existence of an Acquiror Material Adverse Effect to the extent (but only to the extent) that such Effects have had a disproportionate impact on the Acquiror Parties, taken as a whole, as compared to other “SPACs”.
“
Acquiror Parties
” means Acquiror and Merger Sub, individually and as a group.
“
Acquiror SEC Reports
” means all statements, forms, reports and documents required to be filed or furnished by Acquiror prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since Acquiror’s initial public offering (together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing).
“
Acquiror Stockholder
” means a holder of Acquiror Common Stock.
“
Acquiror Stockholder Approval
” means, by the affirmative vote of the holders of the requisite number of shares of Acquiror Common Stock entitled to vote thereon, whether in person or by proxy at the Acquiror Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Acquiror and applicable Law, the approval of each Required Transaction Proposal.
“
Acquiror Stockholder Redemption
” means the right of the Acquiror Stockholders to redeem all or a portion of their Acquiror Common Stock in connection with the Transactions as set forth in the Acquiror Certificate of Incorporation.
“
Acquiror Warrants
” means each warrant to purchase one share of Acquiror Common Stock at an initial exercise price of $11.50 per share.
“
Affiliate
” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.
“
Ancillary Documents
” means the Acquiror A&R Certificate of Incorporation, the Acquiror Bylaws, the Investor Rights Agreement, the Letters of Transmittal, the Surviving Company A&R LLCA, the Voting Agreement, and each other agreement, document, instrument or certificate executed or contemplated by this Agreement to be executed by the Parties in connection with the Transactions.
“
Anti-Corruption Laws
” means, collectively, (a) the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) and (b) any other applicable anti-bribery or anti-corruption Laws concerning or relating to bribery, corruption, fraud, improper payments and money laundering.
“
Antitrust Law
” means the HSR Act, the Federal Trade Commission Act, the Sherman Act, the Clayton Act, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“
Business
” means the operation and maintenance of energy infrastructure and high-density data centers in connection with the mining of cryptocurrency, in each case, as conducted by the Company Group as of the date of this Agreement.
“
Business Combination
” has the meaning ascribed to such term in the Acquiror Certificate of Incorporation.

4

“
Business Data
” means all data, information, and works of authorship in any medium collected, generated, or used in the conduct of the Business, including all proprietary information of or relating to the Business and all Personal Information in the possession, custody, or control of the Company Group, or otherwise held or processed on the Company Group’s behalf.
“
Business Day
” means a day, other than a Saturday or Sunday, on which commercial banks in New York, NY are open for the general transaction of business.
“
CARES Act
” shall mean the Coronavirus Aid, Relief, and Economic Security Act (Pub. L.
116-136),
as amended, and any administrative or other guidance published with respect thereto by any Governmental Entity.
“
Class
 A Proportionate Interest
” means, with respect to the Class A Units held by a Holder, a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class A Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00)
divided by
(b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).
“
Class
 A Units
” means the Company Units designated as Class A Units under (and as defined in) the Company LLC Agreement.
“
Class
 B Proportionate Interest
” means, with respect to the Class B Units held by a Holder, a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class B Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00)
divided by
(b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).
“
Class
 B Units
” means the Company Units designated as Class B Units under (and as defined in) the Company LLC Agreement.
“
Class
 C Proportionate Interest
” means, with respect to the Class C Units held by a Holder (after taking into account the effect of
Section
 3.1(f)
), a percentage equal to the quotient of (a) the aggregate dollar value of the portion of the Merger Consideration distributable to such Holder in a Sale of the Company pursuant to Section 12.02(f) of the Company LLC Agreement in respect of such Holder’s Class C Units (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00)
divided by
(b) the aggregate dollar value of the Merger Consideration (with each share of Acquiror Common Stock included in the Merger Consideration valued at $10.00).
“
Class
 C Units
” means the Company Units designated as Class C Units under (and as defined in) the Company LLC Agreement.
“
COBRA
” means Part 6 of Subtitle B of Title I of ERISA, Section 4980B of the Code and any similar state Law.
“
Code
” means the U.S. Internal Revenue Code of 1986.
“
Company Alternative Transaction
” means any direct or indirect (a) sale, transfer, exchange or other disposition (including by way of merger, stock sale, contribution, recapitalization, liquidation or otherwise) of any or all of the Equity Securities (or securities convertible into the Equity Securities) of any Company Group Member, (b) the sale, transfer or other disposition of any of the assets of any Company Group Member that (i) are material to the Company Group, taken as a whole or (ii) constitute 20% or more of the assets of the

5

Company Group, taken as a whole (other than (1) the disposition of obsolete equipment in the ordinary course of business, (2) the sale or disposition of immaterial assets (excluding Intellectual Property Rights) by any Company Group Member in an amount not in excess of $250,000 in the aggregate) and (3) the sale of Bitcoin by any Company Group Member either in the ordinary course of business consistent with past practice or consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror), whether such sale is effected through an asset sale, license, lease arrangement or any other transaction arrangement or (c) any other proposed transaction similar in nature to the Transactions. Notwithstanding the foregoing or anything to the contrary herein, none of the Transactions shall constitute a Company Alternative Transaction.
“
Company Disclosure Schedules
” means the disclosure schedules to this Agreement delivered to Acquiror by the Company on the date of this Agreement.
“
Company Expenses
” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of the Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of the Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to the Company pursuant to this Agreement or any Ancillary Document;
provided
,
however
, that “Company Expenses” shall not include any Acquiror Expenses.
“
Company
Fundamental Representations
” means the representations and warranties set forth in the first sentence of
Section
 4.1(a)
and the second sentence of
Section 4.1(c)
with respect to Griid Infrastructure LLC (Organization and Qualification),
Section
 4.2(a)
and
Section
 4.2(b)
(Capitalization),
Section
 4.3
 (Authority),
Section
 4.5(a)
and
Section
 4.5(b)(i)
(Consents and Requisite Government Approvals; No Violations),
Section
 4.19
(Brokers) and
Section
 4.20(d)
(Title to Assets).
“
Company Group
” means the Company and its Subsidiaries.
“
Company Group Member
” means the Company or one of its Subsidiaries, as applicable.
“
Company Impairment Effect
” means any Effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of the Company to consummate the Transactions.
“
Company Intellectual Property
” means the Company Owned Intellectual Property and Company Licensed Intellectual Property.
“
Company Intellectual Property Agreements
” means Company Inbound Licenses and Company Outbound Licenses.
“
Company IRA Holders
” means the parties listed on
Section
 1.1
of the Company Disclosure Schedules.
“
Company IT Systems
” means all information technology assets, Software, computer and information technology systems and infrastructure, servers, networks, devices, mobile devices, databases, websites, computer hardware and equipment, interfaces, platforms, telecommunications systems and related infrastructure and facilities, and peripherals that are owned, licensed, leased, used, or held for use, by any Company Group Member.
“
Company Licensed Intellectual Property
” means Intellectual Property Rights that are licensed, permitted for use or otherwise provided by a third party to any Company Group Member, including, for clarity, all Intellectual Property Rights subject to any Company Inbound Licenses.

6

“
Company LLC Agreement
” means that certain Limited Liability Company Agreement of the Company, dated as of November 23, 2021, by and among the Company and the Holders party thereto, as amended, restated, supplemented or otherwise modified in accordance with the applicable provisions thereof.
“
Company
Material Adverse Effect
” means, any Effect that, individually or in the aggregate, with any other Effect has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, operations, results of operations or condition (financial or otherwise) of the Company Group, taken as a whole;
provided
,
however
, that in no event shall any of the following, alone or in combination, be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur under the preceding clause (i): (a) any change in applicable Laws (including Pandemic Measures) or GAAP or any official interpretation thereof after the date of this Agreement, (b) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, or any change generally affecting the economy or the industry in which any Company Group Member operates, (c) any change in the price or relative value of any digital currency or cryptocurrency, including but not limited to Bitcoin, (d) any change in trading volume of any digital currency or cryptocurrency, or any halt or suspension in trading of any such digital currency or cryptocurrency on any digital currency exchange, in each case including but not limited to Bitcoin, (e) the announcement or the execution of this Agreement, the pendency or consummation of the Merger or the performance of this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company Group with customers, suppliers, licensors, distributors, partners, providers and employees (
provided
that the exception in this
clause
 (e)
shall not apply to the representations and warranties set forth in
Section
 4.5
to the extent that their purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in
Section
 7.2(a)
to the extent it relates to such representations and warranties), (f) the compliance with the express terms of this Agreement or the taking of any action expressly required by this Agreement, (g) any strike, embargo, labor disturbance, riot, protests, cyberterrorism event, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire, meteorological event or other natural disaster, act of God or other force majeure event or any epidemic, disease, outbreak or pandemic (including
COVID-19),
(h) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, any Company Group Member operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or such other country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, and (i) any failure of the Company Group, taken as a whole, to meet any projections, forecasts or budgets (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (a)
 through
(h)
);
provided
that in the case of clauses (a), (b), (c), (d), (g) and (h) such Effects may be taken into account in determining the existence of a Company Material Adverse Effect to the extent (but only to the extent) that such Effects have had a disproportionate impact on the Company Group, taken as a whole, as compared to other industry participants in the industries or markets in which the Company Group operates.
“
Company Owned Intellectual Property
” means all Intellectual Property Rights that are owned or purported to be owned by any Company Group Member, including, for clarity, Company Registered Intellectual Property.
“
Company Registered Intellectual Property
” means all Registered Intellectual Property owned or purported to be owned by any Company Group Member.
“
Company Software
” means all proprietary Software owned or purported to be owned by any Company Group Member, including any under development.
“
Company Units
” means the Units (as defined in the Company LLC Agreement).

7

“
Confidentiality Agreement
” means that certain
Non-Disclosure
Agreement, dated as of July 1, 2021, between OpCo and Acquiror.
“
Consent
” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent, permit, clearance or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.
“
Contract
” or “
Contracts
” means any agreement, contract, subcontract license, lease, sublease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of its properties or assets.
“
Contractor
” means any individual who performed services as an independent contractor, consultant, or freelancer used by any Company Group Member at any point during the prior three (3) years.
“
Copyrights
” has the meaning set forth in the definition of Intellectual Property Rights.
“
COVID-19
” means
SARS-CoV-2
or
COVID-19,
and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“
Effect
” means any event, change, effect, occurrence, circumstance or development.
“
Employee Benefit Plan
” means each (a) “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA); and (b) stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (a), in each case that any Company Group Member maintains, sponsors or contributes to or has any obligation to contribute to, or under or with respect to which the Company has any Liability, contingent or otherwise (including as an ERISA Affiliate).
“
Environmental Laws
” means all Laws and Orders concerning pollution, protection of the environment (including natural resources) or human health or safety, or the use, storage, emission, distribution, transport, handling, disposal or release of, or exposure of any Person to, Hazardous Substances.
“
Equity Securities
” means, with respect to any Person, (a) any share of capital or capital stock, partnership, membership, joint venture or similar interest, or other voting securities of, or other ownership interest in, any such Person, (b) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (c) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person, (d) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock, equity or equity-based rights or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person and (e) any securities issued or issuable with respect to the securities or interests referred to in clauses (a through (d) above in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.
“
ERISA
” means the U.S. Employee Retirement Income Security Act of 1974.

8

“
ERISA Affiliate
” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company.
“
Ex-Im Laws
” means all U.S. and
non-U.S.
Laws relating to export, reexport, transfer, and import controls, including the Arms Export Control Act (22 U.S.C. § 1778), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the Export Control Reform Act (50 U.S.C. §§ 4801-4852), Section 999 of the Internal Revenue Code, Title 19 of the U.S. Code, the Export Administration Regulations (15 C.F.R. Parts
730-774),
the International Traffic in Arms Regulations (22 C.F.R. Parts
120-130),
the U.S. customs regulations (19 C.F.R. Chapter 1), the Foreign Trade Regulations (15 C.F.R. Part 30), and EU Council Regulation No. 2021/821.
“
Exchange Act
” means the Securities Exchange Act of 1934.
“
Federal Securities Laws
” means U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder.
“
Fraud
” with respect to any Party, means actual common law fraud by such Party, as determined under the Laws of the State of Delaware, through the making of a specific representation or warranty expressly set forth in
Article
 4
or
Article
 5
of this Agreement, as applicable, or any certificate delivered hereunder.
“
GAAP
” means United States generally accepted accounting principles.
“
Governing Documents
” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or other organizational documents of such Person. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws,
the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.
“
Governmental Entity
” means any (a) federal, state, local, municipal, provincial, transnational or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).
“
Hazardous Substance
” means material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning), or for which standards of conduct or Liability may be imposed, under Environmental Laws, including petroleum, petroleum by-products,
mold, asbestos or asbestos-containing material, polychlorinated biphenyls, per-
and polyfluoroalkyl substances, flammable or explosive substances, or pesticides.
“
Holders
” means all Persons who hold one or more Company Units prior to the Effective Time.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“
Indebtedness
” means, with respect to any Person as of any time, without duplication, (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) all indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, in each case, as of such time of such Person, (c) all obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” or other services (other than trade payables incurred in the ordinary course of business that are not past due), (d) all obligations as lessee that are required to be

9

capitalized in accordance with GAAP prior to giving effect to Accounting Standards Codification 842 (and shall only include leases characterized as capital leases in accordance with GAAP prior to giving effect to Accounting Standards Codification 842), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (h) all obligations of the type referred to in clauses (a) through (g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations.
“
Intellectual Property Rights
” means all intellectual property and other proprietary rights (including with respect to technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (a) patents, patent applications, patent disclosures, and inventions and all improvements thereto (whether or not patentable or reduced to practice), and all reissues, continuations, continuations-in-part,
revisions, divisional, extensions, and reexaminations in connection therewith (collectively, “
Patents
”); (b) trademarks, service marks, trade names, service names, trade dress and logos, together with the goodwill of the business associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “
Marks
”); (c) copyrights and all works of authorship, whether or not registered, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “
Copyrights
”); (d) internet domain names; (e) intellectual property rights in Software; and (f) trade secrets, and any other intellectual property and proprietary rights in know-how,
technologies, data, databases, processes, techniques, protocols, methods, formulae, algorithms, layouts, designs, specifications and confidential and proprietary information.
“
Investment Company Act
” means the Investment Company Act of 1940.
“
JOBS Act
” means the Jumpstart Our Business Startups Act of 2012.
“
Law
” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, ordinance, treaty, rule, code, regulation or other binding directive issued, promulgated or enforced by a Governmental Entity.
“
Leased Real Property
” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by any Company Group Member.
“
Letter of Transmittal
” means the letter of transmittal in a form mutually agreeable to Acquiror and the Company.
“
Liability
” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Order and those arising under any Contract.
“
Lien
” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien, easement, license or sub-license,
charge, option, right of first refusal, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).
“
Marks
” has the meaning set forth in the definition of Intellectual Property Rights.
“
Merger Consideration
” means 308,100,000 shares of Acquiror Common Stock.

10

“
Multiemployer Plan
” has the meaning set forth in Sections 3(37) or 4001(a)(3) of ERISA.
“
NYSE
” means the New York Stock Exchange, Inc.
“
Open Source Materials
” means any Software, coding and other materials that are distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under similar licensing or distribution terms (such as the Creative Commons licenses, GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), the Apache License and any license identified as an open source license by the Open Source Initiative (www.opensource.org)).
“
Order
” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.
“
Owned Real Property
” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by any Company Group Member.
“
Pandemic Measures
” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, directive, guidelines or recommendations by any Governmental Entity in each case in connection with or in response to
COVID-19,
including the CARES Act.
“
Patents
” has the meaning set forth in the definition of Intellectual Property Rights.
“
Permits
” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.
“
Permitted Liens
” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet due and payable or that are being contested in good faith through appropriate Proceedings, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Proceedings and for which appropriate reserves have been established in accordance with GAAP, (d) all exceptions and exclusions set forth in any title reports or commitments with respect to the Real Property, and (e) (1) matters that would be disclosed by an inspection or accurate survey of the Real Property, (2) all building, land use, entitlement and zoning codes, Environmental Laws and other applicable Laws heretofore, now or hereafter enacted, made or issued, (3) all matters of title that are recorded, and (4) other Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions) of record that, as to subclauses (1), (2), (3) and (4), (i) do not or would not, individually or in the aggregate, materially interfere with the uses or occupancy of such real property as such real property is currently used or occupied, and (ii) do not or would not, individually or in the aggregate, materially detract from the current value of such real property.
“
Person
” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“
Personal Information
” means, in addition to any definition for any similar term (
e.g.
, “personal data” or “personally identifiable information”) provided by applicable Privacy Laws, data or information in any medium

11

that alone or in combination with other information allows the identification of an individual, including by way of example: name, street address, telephone number,
e-mail
address, photograph, social security number, bank account number, pin code, race, gender, religion, political affiliation, sexual orientation, driver’s license number, passport number or customer or account number, IP address, any persistent identifier, any information combined with any of the foregoing, and any data collected from any user of any Company Group Member website or user applications.
“
Pre-Closing
Acquiror Stockholders
” means the holders of Acquiror Common Stock immediately prior to the Effective Time.
“
Privacy Laws
” means all (a) applicable Laws relating to the Processing of Personal Information, privacy, data protection, data security, data or security breach notification, including, to the extent applicable, the California Online Privacy Protection Act, the California Consumer Privacy Act, the Health Insurance Portability and Accountability Act of 1996 and state Laws concerning the privacy or security of health information, the
CAN-SPAM
Act, the Telephone Consumer Protection Act and other Laws regulating the use of Personal Information for marketing purposes; (b) all applicable Laws, rules, guidelines and regulations concerning the security of the Company Group’s products, services and Company IT Systems; (c) all Contracts to which any Company Group Member is a party or is otherwise bound that relate to Personal Information or protecting the security or privacy of information or Company IT Systems; (d) the Company Group’s internal and posted policies and notices relating to Personal Information and the privacy and the security of the Company Group’s products, services, Company IT Systems and Business Data; and (e) to the extent applicable, the Payment Card Information Data Security Standards and any industry self-regulatory principles regarding direct marketing, telemarketing, and online behavioral advertising.
“
Proceeding
” means any lawsuit, litigation, action, proceeding, suit, investigation, arbitration or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before any Governmental Entity.
“
Process
” (or “
Processing
” or “
Processes
”) means any operation or set of operations, such as the collection, recording, organization, use, storage, adaptation or alteration, retrieval, consultation, recording, distribution, transfer, import, export, disposal, disclosure, dissemination or otherwise making available, alignment or combination, blocking, erasure, or destruction, performed upon Personal Information or other Business Data, whether electronically, automatically, or in any other form or medium.
“
Real Property
” means the Owned Real Property and the Leased Real Property.
“
Real Property Leases
” means all leases,
sub-leases,
licenses,
sub-licenses
or other agreements, in each case, pursuant to which the Company Group leases, sub-leases,
uses or occupies any real property and all amendments, modifications and supplements thereto.
“
Registered Intellectual Property
” means all currently issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights, and Internet domain name registrations and all other Intellectual Property Rights registered or applied for with a Governmental Entity (e.g., USPTO, WIPO, etc.).
“
Registration Statement
” means the Registration Statement on Form
S-4,
or other appropriate form determined by the Parties, including any pre-effective
or post-effective amendments or supplements thereto, to be filed with the SEC by Acquiror under the Securities Act with respect to the Acquiror Common Stock to be issued pursuant to this Agreement.
“
Representatives
” means with respect to a Person, such Person’s directors or managers, officers, employees, and legal, financial, internal and independent accounting and other advisors and representatives.

12

“
Sale
” has the meaning ascribed to such term in the Company LLC Agreement.
“
Sanctions Laws
” means all U.S. and
non-U.S.
Laws relating to economic or trade sanctions, including the Laws and regulations administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control or the U.S. Department of State), the United Nations Security Council, the European Union, and the United Kingdom.
“
Sarbanes-Oxley Act
” means the Sarbanes-Oxley Act of 2002.
“
Schedules
” means, collectively, the Company Disclosure Schedules and the Acquiror Disclosure Schedules.
“
SEC
” means the U.S. Securities and Exchange Commission.
“
Securities Act
” means the U.S. Securities Act of 1933.
“
Security Incident
” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or other Business Data, (b) inadvertent, unauthorized, or unlawful sale, or rental of Personal Information or other Business Data, or (c) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the Company IT Systems.
“
Securities Laws
” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.
“
Software
” means any and all (a) computer programs (including any and all software implementations of algorithms, models and methodologies), assemblers, applets, compilers, interfaces, applications, utilities, diagnostics and embedded systems, tools, firmware, and computations, each of the forgoing in any form or format; and (b) documentation related to the foregoing, such as user manuals, training materials, flowcharts, and other work product used to design, plan, organize, develop or operate any of the foregoing and, to the extent embodied in any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons.
“
Sponsor
” means Adit EdTech Sponsor, LLC.
“
Subsidiary
” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of the preceding clause (b)
, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“
Tax
” means any federal, state, local or
non-U.S.
income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, communication, mortgage, profits, license, lease, service, goods and services,

13

withholding, premium, turnover, escheat, unclaimed property, windfall profits or other taxes of any kind whatever, or any charge of any kind in the nature of (or similar to) taxes, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.
“
Tax Authority
” means any Governmental Entity responsible for the assessment, collection or administration of Taxes or Tax Returns.
“
Tax Return
” means returns, information returns, statements, declarations, or claims for refund, together with any schedules thereto or amendments thereof, relating to Taxes filed or required to be filed with any Governmental Entity.
“
Third Party Service Provider
” shall mean a Person other than any Company Group Member or any employee of any Company Group Member that provides outsourcing or other data or
IT-related
services for any Company Group Member, including any such Person that a Company Group Member engages to Process Personal Information on behalf of the Company Group or to develop Software on behalf of any Company Group Member.
“
Transactions
” means the transactions contemplated by this Agreement and the Ancillary Documents, including the Merger.
“
Transfer Tax
” means any direct or indirect transfer (including real estate transfer), sales, use, stamp, documentary, registration, conveyance, recording, or other similar Taxes or governmental fees (and any interest, penalty, or addition with respect thereto) payable as a result of the consummation of the Transactions.
“
Trust Account
” means the account established by Acquiror for the benefit of its public stockholders pursuant to the Trust Agreement.
“
Unpaid Acquiror Expenses
” means the Acquiror Expenses that are unpaid as of the relevant determination date.
“
Unpaid Company Expenses
” means the Company Expenses that are unpaid as of the relevant determination date.
“
WARN Act
” means the Worker Adjustment Retraining and Notification Act of 1988, as well as analogous applicable foreign, state or local Laws.
“
Willful Breach
” means an intentional and willful breach, or an intentional and willful failure to perform, in each case that is the consequence of an act or omission by a Party with the knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.
Section
 1.2
Certain Defined Terms
.
Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquired Surviving Company Units	Section 3.2
Acquiror	Introduction
Acquiror A&R Certificate of Incorporation	Section 2.6
Acquiror Board	Recitals
Acquiror Board Recommendation	Section 6.8(a)
Acquiror Bylaws	Section 2.6
Acquiror D&O Persons	Section 6.13(a)
Acquiror Financial Statements	Section 5.11(c)
Acquiror Preferred Stock	Section 5.5(a)

14

Term	Section
Acquiror Related Party	Section 5.7
Acquiror Related Party Transactions	Section 5.7
Acquiror Stockholders Meeting	Section 6.8(a)
Additional SEC Reports	Section 5.15
Agreement	Introduction
Allocation Statement	Section 3.3
Blockchain	Section 3.1(e)
Blockchain Warrant	Section 3.1(e)
Certificate of Merger	Section 2.1(a)
Closing	Section 2.3
Closing Date	Section 2.3
Closing Filing	Section 6.4(b)
Closing Press Release	Section 6.4(b)
Company	Introduction
Company D&O Persons	Section 6.14(a)
Company Financial Statements	Section 4.4(a)
Company Inbound Licenses	Section 4.12(c)
Company Outbound Licenses	Section 4.12(c)
Company Related Party	Section 4.21
Company Related Party Transactions	Section 4.21
Company Subsidiaries	Section 4.1(c)
Company VA Holders	Recitals
Creator	Section 4.12(d)
DGCL	Recitals
DLLCA	Recitals
Effective Time	Section 2.3
Enforceability Exceptions	Section 4.3
Equity Plan LLC	Recitals
Equity Plan LLC Agreement	Recitals
Exchange Agent	Section 3.4(a)
Holder Written Consent	Section 6.21
Holder Written Consent Deadline	Section 6.21
Intended Tax Treatment	Section 6.5(a)
Investor Rights Agreement	Recitals
Material Contractor	Section 4.16(i)
Material Contracts	Section 4.7(a)
Material Permits	Section 4.6
Material Suppliers	Section 4.22
Merger	Section 2.1(a)
Merger Sub	Introduction
Misuse	Section 4.13(e)
Modified Intended Tax Treatment	Section 6.5(a)
New Equity Incentive Plan	Section 6.8(b)
OpCo	Recitals
Party	Introduction
Parties	Introduction
PCAOB	Section 6.7(a)
Pre-Closing Flow-Through Tax Item	Section 6.5(c)
Pre-Closing Flow-Through Tax Return	Section 6.5(c)
Profits Interests Plan	Recitals
Proxy Statement	Section 6.7(b)

15

Term	Section
Required Transaction Proposals	Section 6.8(a)
Section 16(b)	Section 6.18
Signing Filing	Section 6.4(b)
Signing Press Release	Section 6.4(b)
Surviving Company	Section 2.1(b)
Surviving Company A&R LLCA	Section 2.4
Tax Opinion	Section 6.5(g)
Tax Positions	Section 6.5(b)
Termination Date	Section 8.1(d)
Trade Controls	Section 4.14(a)
Transaction Litigation	Section 6.20
Troutman	Section 6.5(g)
Trust Agreement	Section 5.6
Trustee	Section 5.6
Voting Agreement	Recitals
ARTICLE 2
MERGER; CLOSING
Section
 2.1
Merger
.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, with the Company being the surviving company (the “
Merger
”). The Merger shall be evidenced by a Certificate of Merger between Merger Sub and the Company in substantially the form of
Annex C
hereto (the “
Certificate of Merger
”).
(b) Upon consummation of the Merger at the Effective Time, the separate limited liability company existence of Merger Sub shall cease and the Company, as the surviving company of the Merger (the “
Surviving Company
”), shall continue its limited liability company existence under the DLLCA.
Section
 2.2
Effects of the Merger
.
From and after the Effective Time, the Surviving Company shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Merger Sub and the Company, all as provided under the DLLCA.
Section
 2.3
Closing; Effective Time
.
Subject to the terms and conditions of this Agreement, the closing of the Merger (the “
Closing
”) shall take place at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018 or by electronic exchange of fully-executed agreements, commencing at 10:00 a.m., New York City time, on the date which is not later than three (3) Business Days after the date on which all conditions set forth in
Article
 7
shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other date, time and place as Acquiror and the Company may mutually agree. The date on which the Closing actually occurs is referred to in this Agreement as the “
Closing Date
”. Subject to the satisfaction or waiver of all of the conditions set forth in
Article
 7
, the Acquiror Parties and the Company shall cause the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DLLCA on the Closing Date. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Certificate of Merger (the “
Effective Time
”).
Section
 2.4
Certificate of Formation and Limited Liability Agreement of the Surviving Company
.
At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company,

16

the certificate of formation of the Company shall become the certificate of formation of the Surviving Company, and shall be the certificate of formation of the Surviving Company until thereafter amended as provided therein and under the DLLCA. The Parties shall take all actions necessary so that the limited liability company agreement of the Surviving Company shall be amended and restated substantially in the form attached as
Annex D
hereto (the “
Surviving Company A&R LLCA
”), and the Surviving Company A&R LLCA shall be the limited liability company agreement of the Surviving Company until thereafter amended as provided therein and under the DLLCA.
Section
 2.5
Managers and Officers of the Surviving Company
.
At the Effective Time, Acquiror shall be the sole member of the Surviving Company (and all members of the board of managers of the Company immediately prior to the Effective Time shall be removed as of the Effective Time). The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the Surviving Company A&R LLCA until the earlier of his or her resignation or removal or he or she otherwise ceases to be an officer or until his or her respective successor is duly elected and qualified, as the case may be.
Section
 2.6
Governing Documents of
Acquiror
.
At the Effective Time, Acquiror shall amend and restate (a) the Acquiror Certificate of Incorporation to be substantially in the form of
Annex E
attached hereto, and as so amended and restated, shall be the certificate of incorporation of Acquiror until thereafter supplemented or amended in accordance with its terms and the DGCL (the “
Acquiror A&R Certificate of Incorporation
”), and (b) the bylaws of Acquiror to be substantially in the form of
Annex F
attached hereto, and as so amended and restated, shall be the bylaws of Acquiror until thereafter supplemented or amended in accordance with its terms, the Acquiror A&R Certificate of Incorporation, and the DGCL (the “
Acquiror Bylaws
”).
ARTICLE 3
EFFECTS OF THE MERGER ON EQUITY SECURITIES; ADJUSTMENT
Section 3.1
Conversion of Units
.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Parties, the Company or any Holder, each Company Unit that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into and become the right to receive a proportionate share of the Merger Consideration, as determined pursuant to this
Section
 3.1
. As of the Effective Time, all such Company Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each Holder shall thereafter cease to have any rights with respect thereto, except the right to receive the consideration set forth in this
Section
 3.1
.
(b) Each Holder of a Class A Unit shall be entitled to receive its Class A Proportionate Interest of the Merger Consideration.
(c) Each Holder of a Class B Unit shall be entitled to receive its Class B Proportionate Interest of the Merger Consideration.
(d) Each Holder of a Class C Unit shall be entitled to receive its Class C Proportionate Interest of the Merger Consideration, subject to
Section
 3.1(f)
below.
(e) Immediately prior to the Effective Time, the Warrant to Purchase Class B Units (the “
Blockchain
Warrant
”), issued by OpCo to Blockchain Access UK Ltd (“
Blockchain
”), effective as of July 1, 2020, shall be deemed exercised, and the Company shall deliver to Blockchain that number of fully paid and nonassessable Class B Units as is determined according to the formula set forth in Section 2(c) of the Blockchain Warrant. Therefore, for purposes of this Agreement, Blockchain shall be treated as a Holder of Class B Units and shall be

17

entitled to receive its Class B Proportionate Interest of the Merger Consideration with respect to the Class B Units issuable under the Blockchain Warrant as set forth in
Section
 3.1(c)
. At least ten (10) days prior to the Closing Date, the Company shall provide Blockchain with notice of the Transactions in accordance with Section 9(a) of the Blockchain Warrant. The Company and the board of managers of the Company agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such acts, instruments, and assurances as may be required to effectuate the treatment of the Blockchain Warrant as described in this
Section
 3.1(e)
.
(f) Immediately prior to the Effective Time, the Company, as Managing Member of Equity Plan LLC, will dissolve and liquidate Equity Plan LLC and distribute to the members of Equity Plan LLC all of the Class C Units held by Equity Plan LLC in accordance with the terms of the Equity Plan LLC Agreement. If and to the extent the Incentive Units held by any members of Equity Plan LLC with respect to which the Class C Units are distributed are not vested in full at such time, the Class C Units that are received in exchange for such unvested Incentive Units will be subject to the same terms and conditions, including vesting, to which such unvested Incentive Units were subject. All Class C Units received by the Company as the holder of Common Units in Equity Plan LLC will be cancelled and no longer outstanding. Therefore, for purposes of this Agreement, each former holder of Incentive Units granted under the Profits Interests Plan shall be treated as a Holder of Class C Units and shall be entitled to receive such Holder’s Class C Proportionate Interest of the Merger Consideration with respect to the Class C Units received in exchange for such Holder’s Incentive Units in Equity Plan LLC as set forth in
Section
 3.1(d)
;
provided
,
however
, if and to the extent the Class C Units received by any former member of Equity Plan LLC in exchange for that member’s unvested Incentive Units are not vested in full at the Effective Time, the Class C Proportionate Interest of the Merger Consideration that is received by such member in exchange for unvested Class C Units will be subject to the same terms and conditions, including vesting, to which such unvested Class C Units were subject. The Profits Interest Plan shall be terminated contemporaneously with the dissolution of Equity Plan LLC, and no further Incentive Units will be granted thereunder. The Company agrees to use commercially reasonable efforts to cause the Holders of Class C Units to agree to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, consented to and delivered all such acts, instruments, and assurances as may be required to effectuate the treatment of the Incentive Units, the Class C Units and the Class C Proportionate Interest of the Merger Consideration as described in this
Section
 3.1(f)
. The Company also agrees to use commercially reasonable efforts to cause the Holders of the Class C Units to file timely Section 83(b) elections with respect to the receipt of both the Class C Units received in exchange for such Holder’s unvested Incentive Units and the Class C Proportionate Interest of the Merger Consideration received in exchange for such Holder’s unvested Class C Units.
Section
 3.2
Merger Sub Interests
.
At the Effective Time, by virtue of the Merger and without any action on the part of the Acquiror Parties or the Company, the limited liability company membership interests of Merger Sub shall be converted into an equivalent limited liability company membership interest of the Surviving Company (the “
Acquired Surviving Company Units
”), and Acquiror shall be admitted as the sole member of the Surviving Company.
Section
 3.3
Allocation Statement
.
No later than 12:00 p.m., New York City, time on the fifth (5 th
) Business Day prior to the Closing Date, the Company shall deliver to Acquiror an allocation statement (the “
Allocation Statement
”) setting forth (a) each Holder’s Class A Proportionate Interest, Class B Proportionate Interest, and Class C Proportionate Interest, as applicable, and (b) the allocation of the Merger Consideration among the Holders. Notwithstanding anything to the contrary in this Agreement, the Acquiror Parties and, following the Closing, the Surviving Company and its Subsidiaries, shall be entitled to rely on, without any obligation to investigate or verify the accuracy or correctness thereof, the Allocation Statement (including all determinations therein), and no Holder shall be entitled to any amount in excess of the amounts to be paid to such Holder in accordance with this Agreement and the Allocation Statement. The Allocation Statement shall be prepared in accordance with Section 12.02(f) and Section 5.02 of the Company LLC Agreement.

18

Section 3.4
Payment; Letter of Transmittal
.
(a) At or promptly following the Effective Time, Acquiror shall deposit, or cause to be deposited, with an exchange agent (the “
Exchange Agent
”) as mutually agreed by Acquiror and the Company, evidence of shares of Acquiror Common Stock (and/or certificates representing such shares of Acquiror Common Stock, at Acquiror’s election) representing the number of shares of Acquiror Common Stock sufficient to deliver the Merger Consideration.
(b) At least three (3) Business Days prior to the Closing Date, the Company or the Exchange Agent shall mail or otherwise deliver to each Holder a Letter of Transmittal (including any required certifications), which shall (i) specify, among other things, that delivery shall be effected, and risk of loss and title to the Company Units shall pass, only upon delivery of the Letter of Transmittal to the Exchange Agent, but in no event shall risk of loss and title to such Holder’s Company Units pass prior to the Effective Time, and (ii) include a waiver and release of claims in substantially the form of
Annex G
. No Holder shall be entitled to receive any portion of the Merger Consideration unless such Holder has delivered a properly completed and executed Letter of Transmittal (including any required certifications) to the Exchange Agent and, in the case of any Holder of Class C Units, such Holder has taken all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in
Section
 3.1(f)
. With respect to any Holder that delivers a properly completed and executed Letter of Transmittal (including any required certifications) to the Exchange Agent at or prior to the Effective Time and, in the case of any Holder of Class C Units, takes all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in
Section
 3.1(f)
, Acquiror shall instruct the Exchange Agent to issue such Holder the portion of the Merger Consideration to which such Holder is entitled pursuant to
Section
 3.1
at or promptly after the Closing. With respect to any Holder that delivers a properly completed and executed Letter of Transmittal to the Exchange Agent after the Effective Time and, in the case of any Holder of Class C Units, takes all actions required to be taken to effect the treatment of such Holder’s Incentive Units, Class C Units and Class C Proportionate Interest as is described in
Section
 3.1(f)
, Acquiror shall instruct the Exchange Agent to issue such Holder the portion of the Merger Consideration to which such Holder is entitled pursuant to
Section
 3.1
promptly following the Exchange Agent’s receipt of such documents. From and after the Effective Time, there shall be no further registration of transfers of Company Units on the transfer books of the Surviving Company.
(c) If any Merger Consideration is to be issued to a Person other than the Holder in whose name the transferred Company Units in book-entry form is registered, it shall be a condition to the issuance of such Merger Consideration that (i) such Company Units in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of Company Units in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.
(d) No interest will be paid or accrued on the Merger Consideration (or any portion thereof). From and after the Effective Time, until surrendered in accordance with this
Section
 3.4
, each Company Unit shall solely represent the right to receive the Merger Consideration to which such Company Unit is entitled to receive pursuant to
Section
 3.1
.
(e) Notwithstanding anything to the contrary contained herein, no fraction of a share of Acquiror Common Stock will be issued by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all shares of Acquiror Common Stock to which such Person otherwise would be entitled) shall instead have the number of shares of Acquiror Common Stock issued to such Person rounded down to the nearest whole share of Acquiror Common Stock.

19

Section
 3.5
Exchange Agent
.
Promptly following the earlier of (a) the date on which the entire Merger Consideration has been issued and (b) the date which is twelve (12) months after the Effective Time, Acquiror shall instruct the Exchange Agent to deliver to Acquiror any remaining portion of the Merger Consideration, Letters of Transmittal, and other documents in its possession relating to the Transactions, and the Exchange Agent’s duties shall terminate. Thereafter, each Holder may look only to Acquiror (subject to applicable abandoned property, escheat or other similar Laws), as general creditors thereof, for satisfaction of its claim for Merger Consideration that such Holder may have the right to receive pursuant to this
Article
 3
without any interest thereon.
Section 3.6
No Liability; Withholding
.
(a) None of Acquiror, the Surviving Company or the Exchange Agent shall be liable to any Person for any portion of the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Notwithstanding any other provision of this Agreement, any portion of the Merger Consideration that remains undistributed to the Holders as of immediately prior to the date on which the Merger Consideration would otherwise escheat to or become the property of any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.
(b) Notwithstanding anything herein to the contrary, each of Acquiror, the Surviving Company and the Exchange Agent (without duplication) and any of their Affiliates shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under any applicable Law. Any amounts so deducted and withheld in accordance with this
Section
 3.6(b)
shall be paid over to the appropriate Governmental Entity in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(c) If a Holder is not a U.S. person, the Holder will provide a duly executed and properly completed certificate substantially in the form described in Treasury Regulations
Section 1.1446(f)-2(b)(6)(i)
that is reasonably acceptable to Acquiror, in which case no withholding will be required, or the form described in Treasury Regulation
Section 1.1446(f)-2(c)(4)(v),
in which case withholding will be based on such form and the information contained therein.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY
Subject to
Section
 9.8
, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Acquiror Parties, as of the date of this Agreement and as of the Closing Date, as follows:
Section
 4.1
Organization and Qualification
.
(a) The Company has been duly organized, is validly existing as a limited liability company and is in good standing under the Laws of the State of Delaware and has the power and authority to own, operate and lease its properties, rights and assets and to carry on the Business as presently conducted. True and complete copies of the Governing Documents of each Company Group Member have been made available to Acquiror, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Company Group Member are in full force and effect, and no Company Group Member is in breach or violation of any provision set forth in its Governing Documents.
(b) The Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good

20

standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the Business, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect or a Company Impairment Effect.
(c) The Subsidiaries of the Company, together with details of their respective jurisdiction of incorporation or organization, are set forth on
Section
 4.1(c)
of the Company Disclosure Schedules (the “
Company Subsidiaries
”). The Company Subsidiaries have been duly formed or organized, are validly existing under the laws of their jurisdiction of incorporation or organization and have the requisite power and authority to own, operate and lease their properties, rights and assets and to conduct their business as it is now being conducted. Each Company Subsidiary is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, be reasonably expect to have a Company Material Adverse Effect or a Company Impairment Effect.
Section
 4.2
Capitalization
.
(a)
Section 4.2(a)
of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Company Group Member authorized and issued and outstanding, and (ii) the identity of the Persons that are the record and beneficial owners thereof. All of the outstanding Company Units and all outstanding Equity Securities of the Company Subsidiaries have been duly authorized and validly issued and are fully paid and, in the case of any Company Subsidiary that is a corporation, non-assessable.
Except as set forth on
Section
 4.2(a)
of the Company Disclosure Schedules, there are no Equity Securities of any Company Group Member authorized, reserved, issued or outstanding. The outstanding Company Units and all outstanding Equity Securities of the Company Subsidiaries (A) were not issued in violation of the Governing Documents of any Company Group Member or any other Contract to which any Company Group Member is party or bound, (B) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (C) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (D) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law and the applicable Company Group Member’s Governing Documents). No Company Group Member has any outstanding or is a party to any (x) equity appreciation or profit participation rights or (y) options, restricted stock, profits interests, phantom stock, warrants, bonds, notes, debentures or other instruments of Indebtedness, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts, in the case of each of clause (x)
 and
(y)
, that would require any Company Group Member to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of any Company Group Member. There are no Equity Securities, instruments of Indebtedness or other rights or Contracts that entitle the holder thereof to vote on any matter submitted to the equity holders of any Company Group Member except as set forth on
Section
 4.2(a)
of the Company Disclosure Schedules. Except as set forth in the Company LLC Agreement, no Person is entitled to any preemptive or similar rights to subscribe for Equity Securities of any Company Group Member. No Company Group Member is a party to any voting trusts, proxies or other Contracts with respect to the voting or transfer of the Company Units (other than the Company LLC Agreement) or any Equity Securities of any Company Subsidiary.
(b) Except as set forth on
Section
 4.2(a)
of the Company Disclosure Schedules, no Company Group Member owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any Person or the right to acquire any such Equity Securities, and no Company Group Member is a partner or member of any partnership, limited liability company or joint venture (other than any other Company Group Member).

21

(c) The Allocation Statement delivered by the Company to Acquiror pursuant to
Section
 3.3
is true and complete.
Section
 4.3
Authority
.
The Company has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the Transactions have been duly authorized by the board of managers of the Company and the Holders, and no other limited liability company action on the part of any Company Group Member is necessary to authorize the execution and delivery by the Company of this Agreement or the Ancillary Documents to which the Company is (or will be) a party, the performance by the Company of its obligations hereunder and thereunder and the consummation of the Transactions. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity (“
Enforceability Exceptions
”).
Section
 4.4
Financial Statements; Undisclosed Liabilities
.
(a)
Section
 4.4(a)
of the Company Disclosure Schedules sets forth a true and complete copy of (i) the audited consolidated balance sheets of the Company Group as of December 31, 2019 and December 31, 2020 and the related audited consolidated statements of operations, and members’ equity (deficit) and cash flows of the Company Group for each of the years then ended and (ii) the unaudited consolidated balance sheet and the related statement of operations, and members’ equity (deficit) and cash flows of the Company as of September 30, 2021 (collectively, the “
Company Financial Statements
”). The Company Financial Statements (including the notes thereto) (A) were prepared in conformity with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), (B) fairly present in all material respects the financial position, results of operations and cash flows of the Company as at the dates thereof and for the periods indicated therein, except as otherwise specifically noted therein and, in the case of the unaudited Company Financial Statements, subject to normal and recurring year-end
adjustments as permitted by GAAP that are not material to the Company Group, and (C) in the case of the audited Company Financial Statements, were audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditors.
(b) No Company Group Member has any Liabilities that are not reflected or adequately reserved for on the Company Financial Statements, except (i) for Liabilities incurred in the ordinary course of business since December 31, 2020 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (ii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents or the consummation of the Transactions, (iii) as set forth on
Section
 4.4(b)
of the Company Disclosure Schedules, or (iv) for Liabilities that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Company Group Members, taken as a whole.
(c) The Company has established and maintains a system of internal accounting controls that is designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization, (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in conformity with GAAP and to maintain accountability for the Company’s assets, and (iii) material information is communicated to management as appropriate.

22

(d) Except as set forth on
Section
 4.4(d)
of the Company Disclosure Schedules, since January 1, 2019, no Company Group Member has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of such Company Group Member, (ii) a “material weakness” in the internal controls over financial reporting of such Company Member or (iii) fraud, whether or not material, that involves management or other employees of any Company Group Member who have a significant role in the internal controls over financial reporting of any Company Group Member.
(e) No Company Group Member is a party to, or is subject to any commitment to become a party to, any joint venture, off-balance
sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among any Company Group Member, on the one hand, and any unconsolidated Affiliate, on the other hand), including any structured finance, special purpose or limited purpose entity or Person, or any
“off-balance
sheet arrangements” (as defined in Item 303(a) of Regulation
S-K
under the Securities Act), in each case, where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, any Company Group Member in the Company Financial Statements.
(f) As of the date hereof, the Company Group Members only have Indebtedness as set forth on
Section
 4.4(f)
of the Company Disclosure Schedules.
Section
 4.5
Consents and Requisite Governmental Approvals; No
 Violations
.
(a) No Consent of or with any Governmental Entity is required on the part of any Company Group Member with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the Transactions, except for (i) applicable requirements under the Antitrust Laws, (ii) the filing of the Certificate of Merger in accordance with the DLLCA, or (iii) any other Consents the absence of which would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect.
(b) None of the execution, delivery or performance by the Company of this Agreement or the Ancillary Documents to which the Company is or will be a party or the consummation of the Transactions will (i) contravene or conflict with any provision of the Company’s Governing Documents, (ii) except as set forth on
Section
 4.5(b)
of the Company Disclosure Schedules, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, Consent, cancellation, amendment, modification, suspension, revocation, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract or any Permit held by any Company Group Member, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Company Group Member or any of its or their respective properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Company Group Member, except, in the case of any of clauses
 (ii)
through
(iv)
 above, as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect.
Section
 4.6
Permits
. The Company Group Members hold, and since January 1, 2019, have held all Permits that are required to own, lease or operate its properties and assets and to conduct the Business, except where the failure to hold or obtain the same would not, individually or in the aggregate, be material to the Company Group, taken as a whole (the “
Material Permits
”). Each Material Permit is in full force and effect in accordance with its terms, no written notice of revocation, cancellation or termination of any Material Permit has been received by any Company Group Member since January 1, 2019 that has not been withdrawn and no Proceeding in respect of

23

any violation of any Material Permit by any Company Group Member is pending or, to the Company’s knowledge, threatened against any Company Group Member.
Section
 4.7
Material Contracts
.
(a)
Section
 4.7(a)
of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of the following Contracts to which any Company Group Member is a party (together with all material amendments, waivers or other changes thereto) (each Contract required to be set forth on
Section
 4.7(a)
of the Company Disclosure Schedules and each Contract required to be set forth on
Section
 4.12(c)
of the Company Disclosure Schedules or
Section
 4.21
of the Company Disclosure Schedules, collectively, the “
Material Contracts
”):
(i) any Contract relating to Indebtedness or any Contract requiring any Company Group Member to guarantee the Liabilities of any Person (other than a Company Group Member) or pursuant to which any Person (other than a Company Group Member) has guaranteed the Liabilities of a Company Group Member;
(ii) any Contract for the disposition of any portion of the assets or business of any Company Group Member or for the acquisition by a Company Group Member of the assets or business of any other Person, or under which a Company Group Member has any continuing obligation with respect to an
“earn-out”,
contingent purchase price or other contingent or deferred payment obligation, in each case, other than Contracts solely for the sale of obsolete equipment;
(iii) any Contract providing for cryptocurrency mining pool arrangements;
(iv) any Contract with a digital asset exchange or
over-the-counter
trading desk;
(v) any Contract with a customer of any Company Group Member or a Contract otherwise involving the provision of goods or services by the Company, including hosting, colocation, cryptocurrency mining, or software installation services, which Contract or series of related Contracts with such counterparty involves aggregate payments or consideration furnished to any Company Group Member of more than $1,000,000 in the calendar year ended December 31, 2020 or thereafter;
(vi) any Contract providing for or relating to the purchase, sale, transmission, distribution or management of power or energy, and all related attributes, environmental or otherwise, that involves aggregate payments in excess of $500,000 in any calendar year, including any retail and wholesale supply, offtake, and demand response agreements, interconnection, transmission service, distribution facility extension and shared facility agreements, management, consulting, advisory and brokerage agreements and agreements pertaining to the environmental attributes associated with any of the foregoing;
(vii) any Contract or series of related Contracts pursuant to which any Company Group Member has agreed to purchase cryptocurrency mining hardware or equipment (including ASIC chips) (A) since January 1, 2019 and (B) that involves aggregate payments in excess of $1,000,000;
(viii) any lease, rental or occupancy agreement, license, installment and conditional sale agreement and any other Contract with outstanding obligations that (A) provides for the ownership of, leasing of, occupancy of, title to, use of, or any leasehold or other interest in any real or personal property and (B) other than in the case of Contracts with respect to real property or any interest therein, involves aggregate payments in excess of $500,000 in any calendar year, other than sales or purchase agreements for the sale of obsolete equipment;
(ix) any Contract for any joint venture, partnership, strategic alliance or similar relationship;

24

(x) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Company Group Member to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit the operations of Acquiror or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Company Group Member, directly or indirectly through third parties, in any material respect or that would so limit or purports to limit, in any material respect, Acquiror or any of its Affiliates after the Closing;
(xi) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Company Group Member in an amount in excess of (A) $500,000 annually or (B) $1,000,000 over the life of the agreement;
(xii) any Contract under which a Company Group Member has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person (other than any Company Group Member);
(xiii) any Contract (A) for the employment or engagement of any current director, manager, officer, employee, or other individual service provider of a Company Group Member whose annual base salary (or, in the case of an individual other than an employee, annual base compensation) is in excess of $100,000, or (B) providing for any transaction, retention, change of control or severance payments in excess of $100,000 to any current director, manager, officer, employee, or other individual service provider of a Company Group Member;
(xiv) any Contract that constitutes a collective bargaining agreement or any other agreement executed between a Company Group Member and a labor union or similar organization;
(xv) any settlement, conciliation or similar Contract (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes, at any time in the future, any material, non-monetary obligations on a Company Group Member (or Acquiror or any of its Affiliates after the Closing);
(xvi) any Contract that is a currency or interest hedging arrangement;
(xvii) any other Contract the performance of which requires either (A) annual payments by a Company Group Member in excess of $500,000 or (B) aggregate payments by a Company Group Member in excess of $1,000,000 over the life of the Contract and, in each case, that is not terminable by such Company Group Member without penalty upon less than thirty (30) days’ prior written notice; and
(xviii) any commitment to enter into agreement of the type described in clauses (i) through (xvii) of this
Section
 4.7(a)
.
(b) (i) Each Material Contract is valid and binding on, and enforceable against, the Company Group Member party thereto and, to the Company’s knowledge, the counterparty thereto, and is in full force and effect, in each case subject to the Enforceability Exceptions, (ii) the Company Group Member party thereto and, to the Company’s knowledge, the counterparties thereto, are not in, or alleged to be in, material breach of, or material default under, any Material Contract, (iii) since January 1, 2019 through the date of this Agreement, no Company Group Member has received or given any written claim or notice of breach of or default or notice of termination under any Material Contract, and (iv) to the Company’s knowledge, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any Material Contract (in each case, with or without notice or lapse of time or both). True and complete copies of the Material Contracts have been delivered to or made available to Acquiror or its Representatives.
(c)
Section
 4.7(c)
of the Company Disclosure Schedules sets forth a true and complete list of all memoranda of understanding, letters of intent and similar non-binding
commitments entered into by any

25

Company Group Member and any third party power supplier that are in effect as of the date of this Agreement. To the Company’s knowledge, no event has occurred or circumstance exists which, individually or together with other events and circumstances, would reasonably be expected to result in the Company and the applicable counterparty not entering into a Contract with respect to any such commitment subject to the power consumption needs of the Business.
Section
 4.8
Absence of Changes
. During the period beginning on January 1, 2021 and ending on the date of this Agreement, (a) no Company Material Adverse Effect or Company Impairment Effect has occurred and (b) except for any Pandemic Measures, (i) the Company Group Members have conducted the Business in the ordinary course and (ii) except as set forth on
Section
 4.8(b)(ii)
of the Company Disclosure Schedules, no Company Group Member has taken any action that would require the consent of Acquiror if taken during the period from the date of this Agreement until the Closing pursuant to clauses (i), (ii), (iv), (v), (ix), (xi), (xv), (xvi), (xvii), (xix), (xx) or (xxiii) (solely as this clause relates to the foregoing clauses of
Section
 6.1(b)
) of
Section
 6.1(b)
.
Section
 4.9
Litigation
. Except as set forth in
Section
 4.9
of the Company Disclosure Schedules, there is (and since January 1, 2019 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against any Company Group Member or any of their properties, rights or assets, or to the Company’s knowledge, any of their respective directors, managers or employees in their capacities as such, that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to any Company Group Member or would have a Company Impairment Effect. No Company Group Member or any of their respective material properties or assets is subject to any Order that would reasonably be expected to be materially adverse to any Company Group Member or would have a Company Impairment Effect. No Company Group Member is party to a settlement or similar agreement regarding any of the matters set forth in the two preceding sentences that contains any ongoing obligations, restrictions or Liabilities (of any nature) that would reasonably be expected to be, individually or in the aggregate, material to such Company Group Member or would have a Company Impairment Effect.
Section
 4.10
Compliance with Applicable Law
. The Company Group Members (a) conduct (and since January 1, 2019 have conducted) the Business in accordance with all applicable Laws, Orders and Permits and are not and during such period have not been in violation of any such Law or Order or the terms of any Permit and (b) have not received any written communications from a Governmental Entity or other Person and, to the Company’s knowledge, there is no such pending communication, that alleges that any Company Group Member is not in compliance with any such Law, Order, or Permit, except in each case of clauses (a)
 and
(b)
, as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or would not have a Company Impairment Effect. No representation or warranty is made in this
Section
 4.10
with respect to (i) compliance with Environmental Laws, which is exclusively addressed by
Section
 4.11
, (ii) compliance with applicable Laws relating to data privacy and security, which is exclusively addressed by
Section
 4.13
, (iii) compliance with Anti-Corruption Laws and Laws relating to Trade Controls, which is exclusively addressed by
Section
 4.14
, (iv) compliance with ERISA and other applicable Laws relating to employee benefits, which is exclusively addressed by
Section
 4.15
, (v) compliance with labor and employment matters, which is exclusively addressed by
Section
 4.16
, or (vi) compliance with Tax Laws, which is exclusively addressed by
Section
 4.18
and
Section
 4.1
,
Section
 4.4
,
Section
 4.15
and
Section
 4.16
, to the extent relating to Tax.
Section
 4.11
Environmental Matters
.
(a) Except as would not, individually or in the aggregate, be material to the Company Group, taken as a whole, or have a Company Impairment Effect:
(i) each Company Group Member is, and has been since January 1, 2019, in compliance with all applicable Environmental Laws;
(ii) since January 1, 2019, no Company Group Member has received any written notice or communication from any Governmental Entity or any other Person asserting any actual, alleged, or potential

26

violation in any respect of, or a failure to comply in any respect with, any Environmental Laws by a Company Group Member;
(iii) no Company Group Member has generated, treated, stored, disposed of, arranged for, transported, released, or otherwise handled any Hazardous Substances in a manner that would reasonably be expected to give rise to any Liability under any Environmental Laws;
(iv) there has been no release by any Company Group Member or for which a Company Group Member would reasonably be expected to be liable by Contract or by operation of Law, of any Hazardous Substance at, under, from or to any facility or real property currently or formerly owned, leased or operated by a Company Group Member; and
(v) no Company Group Member has assumed, whether by contract or operation of law, or provided an indemnity regarding, the liability of any other Person under any Environmental Laws.
(b) The Company has made available to Acquiror copies of all material environmental, health and safety reports and similar documents that were prepared by or for any Company Group Member, including by third parties relating to the operations, properties or facilities of any Company Group Member, since May 23, 2018, as well as material correspondence with any Person regarding any actual or alleged compliance with or Liability under any Environmental Law or regarding the release or management of any Hazardous Substance, in either case concerning the Business or the properties or operations of any Company Group Member.
Section
 4.12
Intellectual Property
.
(a)
Section
 4.12(a)
of the Company Disclosure Schedules sets forth a true and complete list of all (i) Company Registered Intellectual Property and (ii) material Company Software.
Section
 4.12(a)
of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property (1) the record owner of such item, (2) the jurisdictions in which such item has been issued or registered or filed, (3) the issuance, registration or application date, as applicable, for such item and (4) the issuance, registration or application number, as applicable, for such item.
(b) Each item of Company Owned Intellectual Property is subsisting, valid, and to the Company’s knowledge, enforceable. The Company Group has used reasonable efforts to maintain and protect all Company Owned Intellectual Property. All fees and filings necessary to maintain any application or registration, issuance or grant of any Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity, or, as applicable, to the relevant Internet domain name registrar. No item of the Company Registered Intellectual Property listed in
Section
 4.12(a)
of the Company Disclosure Schedules has been forfeited, cancelled or abandoned, or has expired or lapsed. None of the Company Owned Intellectual Property is the subject of any pending Proceedings, including litigation, interference, re-examination,
inter parties
review, reissue, opposition, nullity, or cancellation proceedings and, to the Company’s knowledge, no such Proceedings are threatened by any Governmental Entity or any other Person.
(c) A Company Group Member solely and exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens). For all Patents owned by a Company Group Member, each inventor listed on the Patent has presently assigned all of such Person’s rights to the applicable Company Group Member.
Section
 4.12(c)(
i
)
of the Company Disclosure Schedules sets forth a list of all currently-effective Contracts pursuant to which a Company Group Member has been granted a right or license to any Intellectual Property Rights other than Contracts for commercially available off-the
shelf Software or Software subject to shrink wrap licenses entered into in the ordinary course of business (the Contracts required to be listed on
Section
 4.12(c)(
i
)
of the Company Disclosure Schedules, collectively, “
Company Inbound Licenses
”).
Section
 4.12(c)(ii)
of the Company Disclosure Schedules sets forth a list of all currently-effective Contracts pursuant to which a Company Group Member (i) has granted another Person a right

27

or license to Company Owned Intellectual Property; and (ii) to the extent not scheduled pursuant to the foregoing (i), has granted another Person a covenant not to sue with respect to any Company Owned Intellectual Property (collectively, “
Company Outbound Licenses
”). The applicable Company Group Member has, and will continue to have immediately after the Closing, valid rights under all Company Inbound Licenses to use, sell and license, as the case may be, all Company Licensed Intellectual Property as the same is currently used, sold or licensed by the applicable Company Group Member as of the date of this Agreement. None of the Company Owned Intellectual Property is subject to any outstanding Order that restricts in any manner the use, sale, transfer or licensing thereof by a Company Group Member or affects the validity, use or enforceability of any such Company Owned Intellectual Property. The Company Intellectual Property comprises all Intellectual Property Rights material to the Business. The Company Intellectual Property constitutes all of the Intellectual Property Rights necessary and sufficient for the Company Group’s conduct of the Business as currently conducted, free and clear of all Liens (other than Permitted Liens).
(d) The Company has taken steps consistent with standard industry practices, and has taken no less than reasonable care, to safeguard and maintain the secrecy of any trade secrets and other material confidential information owned, possessed or stored by or otherwise under the control of, the Company Group. To the Company’s knowledge, no director, manager or employee of or contractor to any Company Group Member has disclosed any trade secrets or material confidential information of the Company Group to any other Person unless such disclosure was under an appropriate, valid and binding written non-disclosure
agreement containing appropriate limitations and protections on use and disclosure. All present and former Company Group employees and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Owned Intellectual Property (each such person, a “
Creator
”) have agreed to maintain and protect the trade secrets and confidential information of the applicable Company Group Member.
(e) Each Creator has presently assigned to the applicable Company Group Member all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with the Company Group. To the Company’s knowledge, no employee, independent contractor or agent of any Company Group Member, or any other third party employed or engaged by any Company Group Member, is in default or breach, in any material respect, of any term of any employment agreement, non-disclosure
agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Company Owned Intellectual Property.
(f) The conduct and operation of the Business, as currently conducted, does not and will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any Person, and has not infringed upon, misappropriated or otherwise violated any Intellectual Property Rights of any Person. To the Company’s knowledge, no Person is infringing, misappropriating or otherwise violating any Company Owned Intellectual Property. No Company Group Member has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property.
(g) There is no Proceeding pending nor has any Company Group Member received any written communications (i) alleging that any Company Group Member has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting a Company Group Member to take a license under any Patent or consider the applicability of any Patents to the conduct of the Business.
(h) The Company Group possess all source code and other documentation and materials necessary to compile and operate the Company Software. Except for consultants and other independent contractors engaged by any Company Group Member under binding, valid, written confidentiality agreements, no third party possesses (or has any right to access or have disclosed, whether present, contingent or otherwise) any source code to the Company Software. Except as set forth in
Section
 4.12(h)
of the Company Disclosure Schedules, the use of Open Source Materials incorporated into the Company Owned Intellectual Property does not give rise to any

28

obligations that would require any Company Group Member to make any public disclosure, distribution or general availability of any Company Software or other Company Owned Intellectual Property (including any source code), or limit the rights of any Company Group Member to enforce rights in Company Intellectual Property against any Person. No Company Group Member has received any written notice or complaint that it has failed to comply with the terms and conditions of any license to any Open Source Materials incorporated into the Company Owned Intellectual Property, and no Company Group Member is in breach of, nor has breached any, of the terms or conditions of any license to any such Open Source Materials in any material respect. No Company Group Member has distributed or made available as Open Source Materials, or agreed to distribute or make available as Open Source Materials (including by contribution to an open source project or community), any Company Software developed by any Company Group Member that the Company intends to remain proprietary.
(i) At and after the Closing, the Surviving Company will be permitted to exercise all of the rights of the Company Group under the Company Intellectual Property Agreements to the same extent the Company Group was able to in the twelve (12) months prior to the date of this Agreement, or as the Company Group would have been able to had the Transactions not occurred, and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments that the Company Group would otherwise be required to pay. None of the execution or delivery of this Agreement or any of the Ancillary Documents, the performance of obligations hereunder or thereunder or the consummation of the Transactions or any assignment to Acquiror that is deemed to occur as a result of or following the consummation of the Transactions, by operation of law or otherwise, of any Contracts to which the Company Group is a party or by which any of its assets is bound, will result in: (i) Acquiror or any of its Affiliates granting to any third party any right to or with respect to, (ii) Acquiror or any of its Affiliates (other than the Company Group), being bound by or subject to, any exclusivity obligations, non-compete
or other restriction on the operation or scope of their respective businesses related to, (iii) the Company or Acquiror being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions in connection with, or (iv) any other material adverse impact to, in each case, any Company Intellectual Property or any Intellectual Property Rights, information, or data owned by, or licensed to Acquiror or any of its Affiliates, or that is Processed in operating the Business.
Section
 4.13
Data Privacy and Security
.
(a) The Company Group, and to the Company’s knowledge, its Third Party Service Providers, have been at all times and remain in compliance in all material respect with all applicable Privacy Laws. No Company Group Member’s externally-facing privacy policies or notices contain any material omissions or are misleading or deceptive in any material respect.
(b) There is not currently pending or, to the Company’s knowledge, threatened, and there has not at any time in the past three (3) years been any, Proceeding against any Company Group Member initiated by (i) the United States Federal Trade Commission, any state attorney general or similar state official; (ii) any other Governmental Entity, foreign or domestic; (iii) any regulatory entity, privacy regulator or otherwise, or (iv) any other Person, in each case, with respect to privacy, cybersecurity, or the Processing of Personal Information, and, to the Company’s knowledge, there are no facts upon which such a Proceeding could be based.
(c) There have not been any actual, suspected, or alleged material Security Incidents or actual or alleged claims related to material Security Incidents, and, to the Company’s knowledge, there are no facts or circumstances which could reasonably serve as the basis for any such allegations or claims. There are no data security, information security, or other technological vulnerabilities with respect to the Company Group’s services or with respect to the Company IT Systems that would have a materially adverse impact on their operations or cause a material Security Incident.
(d) The Company Group Members own or have license to use pursuant to a Material Contract the Company IT Systems as necessary to operate the Business as currently conducted and such Company IT Systems

29

are sufficient for the operation of the Business as currently conducted. The Company Group Members have back-up
and disaster recovery arrangements, procedures and facilities for the continued operation of its businesses in the event of a failure of the Company IT Systems that are, in the reasonable determination of the Company, commercially reasonable and in accordance in all material respects with standard industry practice. In the last three (3) years, there has not been any material disruption, failure or, to the Company’s knowledge, unauthorized access with respect to any of the Company IT Systems that has not been remedied, replaced or mitigated in all material respects. To the Company’s knowledge, none of the Company IT Systems contain any worm, bomb, backdoor, trap doors, Trojan horse, spyware, keylogger software, clock, timer or other damaging devices, malicious codes, designs, hardware component, or software routines that causes the Company Software or any portion thereof to be erased, inoperable or otherwise incapable of being used, either automatically, with the passage of time or upon command by any unauthorized person.
(e) The Company Group Members have, and in the last three (3) years have had, in place reasonable and appropriate administrative, technical, physical and organizational measures and safeguards to (i) ensure the integrity, security, and the continued, uninterrupted, and error-free operation of the Company IT Systems, and the confidentiality of the source code of any Company Software, and (ii) to protect Personal Information and other Business Data against loss, damage, and unauthorized access, use, modification, or other misuse (“
Misuse
”). Without limiting the generality of the foregoing, the Company Group’s information security program (i) identifies internal and external risks to the security of the Personal Information, Business Data, services and Company IT Systems; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks. The Company Group has timely and reasonably remediated and addressed, or is in the process of remediating and addressing in accordance with industry standards, any and all audit or security assessment findings relating to its implementation of administrative, technical, and physical security measures. Each Company Group employee has received training regarding information security that is relevant to each such employee’s role and responsibility within the business and such employee’s access to Personal Information, Business Data and Company IT Systems. All Company IT Systems and any data stored therein are recorded, stored, maintained or operated, or otherwise are wholly dependent, on facilities which are under the exclusive ownership or control of the Company Group (other than with respect to Third Party Service Providers, Leased Real Property or a public blockchain).
Section
 4.14
Compliance with
International Trade
 & Anti-Corruption Laws
.
(a) No Company Group Member or any of their respective officers, directors, or employees, and to the Company’s knowledge, none of the Company Group’s Representatives acting for or on behalf of any Company Group Member, is or since May 23, 2018 has been, (i) a Person named on any Sanctions Laws-related list of designated or restricted Persons maintained by a Governmental Entity; (ii) located, organized or resident in, or a blocked national of, a country or territory which is itself the subject of or target of any Sanctions Laws or part of or acting for or on behalf of a Governmental Entity that is a target of any Sanctions Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (
i
)
 or
(ii)
; (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (
i
)
 through
(iii)
or any country or territory which is or since May 23, 2018 has been, the subject of or target of any Sanctions Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) or (v) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Laws (collectively, “
Trade Controls
”).
(b) No Company Group Member or any of their respective officers, directors, or employees, and to the Company’s knowledge, none of the Company Group’s Representatives acting for or on behalf of the Company Group, has since May 23, 2018 (i) violated any Anti-Corruption Laws; (ii) offered, paid, authorized or promised to pay anything of value, regardless of form, to any Person for the purpose of influencing any act or decision of such Person or securing an improper advantage to assist any Company Group Member in obtaining or retaining business; or (iii) established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, or used or are using any corporate funds for any illegal contributions, gifts, entertainment, travel or other unlawful expenses, in breach of any Anti-Corruption Law.

30

(c) Since May 23, 2018, no Company Group Member has (i) received from any Person any notice, inquiry, or internal or external allegation of any actual, alleged, apparent or potential violation of any applicable Anti-Corruption Law; (ii) made any voluntary or involuntary disclosure to a Governmental Entity concerning any Anti-Corruption Laws; (iii) conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Trade Controls or Anti-Corruption Laws; or (iv) been a party to or the subject of any pending (or to the Company’s knowledge, threatened) civil, criminal or administrative Proceedings, or, to the Company’s knowledge, any audit by or before any Governmental Entity (including receipt of any subpoena) related to any actual, alleged or potential violation of any applicable Anti-Corruption Law. The Company Group does not have any registrations or active or pending Permits of the Company Group issued or approved under the Trade Controls and regulations by any Governmental Entity.
(d) No Company Group Member is a “TID U.S. business,” as such term is defined at 31 C.F.R. § 800.248.
(e) Since January 1, 2019, no Company Group Member has purchased or sold Bitcoin, or any other digital asset, in a transaction that was not conducted through a cryptocurrency exchange listed on
Section
 4.14(e)
of the Company Disclosure Schedules.
Section
 4.15
Employee Benefit Plans
.
(a)
Section
 4.15(a)
of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans.
(b) True and complete copies of the following documents, with respect to each material Employee Benefit Plan, where applicable, have previously been made available to Acquiror: (i) the current plan and trust documents (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan), each as amended through the date of this Agreement; (ii) the most recent IRS determination or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) any other material contracts, including insurance contracts and administrative services agreements; and (vii) any material, non-routine
correspondence to and from any Governmental Entity prior to the date hereof since January 1, 2019.
(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or approval letter from the Internal Revenue Service with respect to such qualification (or is the subject of a favorable opinion letter from the Internal Revenue Service on the form of such Employee Benefit Plan) to the effect that such Employee Benefit Plan satisfies the requirements of Section 401(a) of the Code and that its related trust is exempt from taxation under Section 501(a) of the Code; and, to the Company’s knowledge, there are no facts or circumstances that could reasonably be expected to cause the loss of such qualification or the imposition of any material Liability, penalty or tax under ERISA, the Code or other applicable Laws.
(d) Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws, including ERISA and the Code, and its terms. No Employee Benefit Plan currently is the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program since January 1, 2019. No Proceeding (other than those relating to routine claims for benefits) is pending or, to the Company’s knowledge, threatened with respect to any Employee Benefit Plan, and, to the Company’s knowledge, there are no facts that reasonably would be expected to give rise to any such Proceedings against any Employee Benefit Plan, any fiduciary with respect to an Employee Benefit Plan or the assets of any Employee Benefit Plan. No Company Group Member nor, to the Company’s knowledge, any “party in interest” or any “disqualified person” with respect to the Employee Benefit Plans, has engaged in a “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA or engaged in a similar transaction

31

with respect to any Employee Benefit Plans which, in either event, would reasonably be expected to give rise to any material Liability to any Company Group Member. All payments or contributions required to have been made by the applicable due date with respect to all Employee Benefit Plans either have been made or have been accrued, in either event, in all material respects in accordance with the terms of the applicable Employee Benefit Plan and applicable Law.
(e) Neither the Company nor any ERISA Affiliate of the Company maintains, contributes to, or is required to contribute to, or has, or has had in the last five (5) years, any Liability (whether contingent or otherwise) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, or Section 302 of ERISA; (ii) a Multiemployer Plan; (iii) any “multiple employer plan” (within the meaning of Section 4063 or 4064 of ERISA); (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; or (v) a “voluntary employees” beneficiary association” within the meaning of Section 501(c)(9) of the Code. Except as set forth in
Section
 4.15(e)
of the Company Disclosure Schedules, each Employee Benefit Plan that provides health or life benefits is fully insured by a third party insurance company.
(f)
Section
 4.15(f)
of the Company Disclosure Schedules contains a complete list of all of the ERISA Affiliates of the Company.
(g) Except as set forth in
Section
 4.15(g)
of the Company Disclosure Schedules, no Company Group Member has any obligation to provide postretirement health or life insurance benefits to any Company Group current or former employee, officer, or director, or any dependent or beneficiary thereof, except as otherwise required under state or federal benefits continuation laws (e.g., COBRA) for which the covered individual pays the full cost of coverage.
(h) Each individual who has been classified by any Company Group Member as an employee, individual independent contractor, leased employee, or individual consultant has been properly classified except for any instances that would not reasonably be expected to give rise to any material Liability to any Company Group Member. No such individual classified as a non-employee
will have a colorable claim against any Company Group Member for eligibility to participate in any Employee Benefit Plans during the period prior to Closing, if such individual is later reclassified as an employee of a Company Group Member, except for any instances that would not reasonably be expected to give rise to any material Liability to any Company Group Member. No employee of any Company Group Member is a “leased employee” within the meaning of Section 414(n) of the Code. No Company Group Member is or has ever been bound by any collective bargaining agreement or similar agreement to maintain or contribute to any Employee Benefit Plan.
(i) Except as set forth in
Section
 4.15(
i
)
of the Company Disclosure Schedules, neither the execution and delivery of this Agreement, nor the consummation of the Transactions (either alone or in combination with another event) would reasonably be expected to (i) result in any payment becoming due, or increase the amount of any compensation due, to any employee or former employee of any Company Group Member; (ii) increase any benefits otherwise payable under any Employee Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code; (v) result in the triggering or imposition of any restrictions or limitations on the rights of the Company to amend or terminate any Employee Benefit Plan; (vi) entitle the recipient of any payment or benefit to receive a “gross up” payment for any income or other taxes that might be owed with respect to such payment or benefit; or (vii) result in an obligation to fund any benefits under an Employee Benefit Plan.
(j) Each Employee Benefit Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) and is not exempt from Section 409A of the Code has a plan document that satisfies in all material aspects the requirements of Section 409A of the Code and has been operated in all

32

material aspects in compliance with Section 409A of the Code and the terms of such plan document. The Company does not have any
“gross-up”
or indemnity obligation for Taxes imposed under Section 4999 or 409A of the Code.
(k) Neither the Company, nor any ERISA Affiliate of the Company, has incurred or, to the Company’s knowledge, could reasonably be expected to have any material Liability for Taxes under Sections 4975 through 4980 or Sections 4980A through 4980I of the Code. The Company maintains a health plan that satisfies in all material respects the requirements for “minimum essential coverage” under Section 4980H(a) of the Code, as applicable.
(l) No Employee Benefit Plan is subject to the laws of any jurisdiction outside the United States.
Section
 4.16
Labor Matters
.
(a)
Section
 4.16(a)
of the Company Disclosure Schedules separately sets forth all of the Company Group employees as of the date of this Agreement, including for each such employee: (i) name; (ii) employer; (iii) job title; (iv) Fair Labor Standards Act classification; (v) work location (city and state); (vi) compensation (including annual base salary (if paid on a salary basis), hourly rate (if paid on an hourly basis), or commission rate (if paid on a purely commission basis), as applicable); (vii) 2020 incentive compensation; (viii) date of hire; (ix) fringe benefits (other than employee benefits applicable to all employees, which material benefits are set forth on a separate list on
Section
 4.15(a)
of the Company Disclosure Schedules); and (x) status (i.e., active or inactive and if inactive, the type of leave and estimated duration). To the Company’s knowledge, no employee is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality or non-competition
agreement, that in any way adversely affects or restricts the performance of such employee’s duties. To the Company’s knowledge, no employee, manager, director or officer of any Company Group Member intends to terminate his or her employment with such Company Group Member.
(b) To the Company’s knowledge, each employee of the Company Group is (i) a United States citizen or lawful permanent resident of the United States, (ii) a lawful permanent resident, or (iii) an alien authorized to work in the United States either specifically for the Company Group or for any United States employer. The Company has completed a Form
I-9
(Employment Eligibility Verification) for each Company Group employee and each such Form
I-9
has since been updated as required by applicable Law and is correct and complete in all material respects as of the date hereof. No Company Group employee has a principal place of employment outside the United States nor is subject to the labor and employment Laws of any country other than the United States.
(c) The Company Group is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws respecting labor and employment matters, withholding and remitting of taxes, and information reporting, including all contractual commitments and all such Laws relating to fair employment practices, pay equity, the classification of independent contractors, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, affirmative action, terms and conditions of employment, employee leave, collective bargaining, discrimination, civil rights, collection and payment of social security Taxes and similar Taxes, and wages and hours, including payment of minimum wages and overtime. The Company Group has, or will have no later than the Closing Date, paid all accrued salaries and wages of the Company Group employees due to be paid through the Closing Date. No Company Group Member is delinquent in any payments to any employee for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due to be paid with respect to any services performed for it. No Company Group Member is, and has not within the last three (3) years, been a government contractor.
(d) Currently and within the three (3) years preceding the date of this Agreement, no Company Group Member has been party to or, to the Company’s knowledge, the subject of any Proceeding relating to employment or labor matters concerning the employees or other service providers of any Company Group Member, and no such matters are pending or, to the Company’s knowledge, have been threatened against any Company Group Member.

33

(e) Since January 1, 2019, the Company Group has not experienced a “plant closing,” “business closing,” or “mass layoff” or similar group employment loss as defined in the federal WARN Act or any similar state, local or foreign Law affecting any site of employment of the Company Group or one or more facilities or operating units within any site of employment or facility of the Company Group.
(f) No Company Group Member is a party to or bound by any collective bargaining agreements or other agreements with any labor organization, labor union, works council or other employee representative or any other Contract with a labor union, labor organization, works council, employee delegate, representative or other employee collective group, nor to the Company’s knowledge is there any duty on the part of any Company Group Member to bargain with any labor union, labor organization, works council, employee delegate, representative or other employee collective group. Since January 1, 2019, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against any Company Group Member. To the Company’s knowledge, since January 1, 2019, there have been no labor organizing activities with respect to any employees of the Company Group.
(g) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force,
furlough, temporary layoff, material work schedule change, reduction in hours, or reduction in salary or wages by any Company Group Member has occurred within the six (6) months prior to the date of this Agreement or has been announced as of the date of this Agreement as a result of
COVID-19
or any Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to
COVID-19.
(h) Since January 1, 2019, no allegations of sexual harassment or sexual misconduct have been made to any Company Group Member against any director, manager, officer or executive employee of any Company Group Member and, to the Company’s knowledge, there have not been any such allegations.
(i)
Section
 4.16(
i
)
of the Company Disclosure Schedules contains a complete and accurate listing of the name and contact information of each Contractor who is expected to be or was paid more than $100,000 in any year by the Company Group Members in the aggregate (a “
Material Contractor
”). A copy of each Contract relating to the services a Material Contractor provides to such Company Group Member has been provided to Acquiror. To the Company’s knowledge, no Contractor used by any Company Group Member is a party to, or is otherwise bound by, any agreement or arrangement with any third party, including any confidentiality or non-competition
agreement, that in any way adversely affects or restricts the performance of such Contractor’s duties for the Company. To the Company’s knowledge, no current Material Contractor used by the Company Group intends to terminate his or her or its relationship with such Company Group Member. No Company Group Member has any obligation or Liability with respect to any Taxes (or the withholding thereof) in connection with any Contractor.
Section
 4.17
Insurance
.
Section
 4.17
of the Company Disclosure Schedules sets forth a true and complete list of all policies or programs of insurance owned or held by, or for the benefit of, any Company Group Member as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full or accrued as of the date of this Agreement, and true and complete copies of all such policies have been made available to Acquiror. No Company Group Member is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and, to the Company’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default under, or permit termination, rescission or avoidance of, the policy, and to the Company’s knowledge, no such action has been threatened. As of the date of this Agreement, no claim for coverage by any Company Group Member is pending under any such policies as to which the relevant insurers have denied, disputed, or reserved the right to deny or dispute coverage.

34

Section
 4.18
Tax Matters
.
(a) The Company Group has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and the Company Group has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.
(b) The Company Group has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.
(c) No Company Group Member is currently the subject of a Tax audit or examination, and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.
(d) No Company Group Member has consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.
(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Company Group which agreement or ruling would be effective after the Closing Date.
(f) No Company Group Member is nor has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations
Section 1.6011-4
(or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law).
(g) There are no Liens for Taxes on any assets of the Company Group other than Permitted Liens.
(h) No Company Group Member has been a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.
(i) No Company Group Member (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company and which includes only Company Group Members) and (ii) has any Liability for the Taxes of any Person (other than other Company Group Members) under
Section 1.1502-6
of the Treasury Regulations (or any similar provision of state, local or
non-U.S.
Law), as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or otherwise.
(j) No written claims have ever been made by any Tax Authority in a jurisdiction where a Company Group Member does not file Tax Returns that the Company Group Member is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(k) No Company Group Member is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).
(l) No Company Group Member has a branch, permanent establishment (within the meaning of an applicable Tax treaty), or an office or fixed place of business in a country other than the country in which it is organized.
(m) Each Company Group Member is treated either as a (i) partnership or (ii) disregarded entity for U.S. federal income tax purposes and applicable state Tax purposes.

35

(n) No Company Group Member has deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.
(o) All Company Related Party Transactions are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state or local Law.
Section
 4.19
Brokers
. Other than as set forth on
Section
 4.19
of the Company Disclosure Schedules, no broker, finder, investment bank or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any Company Group Member has any obligation.
Section
 4.20
Real and Personal Property
.
(a)
Owned Real Property
.
Section
 4.20(a)
(
i
)
of the Company Disclosure Schedules sets forth a true and complete list (including street addresses, legal description, and tax identification numbers, to the extent such information exists for such Owned Real Property) of all Owned Real Property. The Company has delivered or made available to Acquiror true, complete and correct copies of the deeds and other instruments (as recorded, if recorded) by which the Company or its Subsidiary (as applicable) acquired such Owned Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of any Company Group Member and relating to the Owned Real Property. With respect to each Owned Real Property and except as set forth on
Section
 4.20(a)
(ii)
of the Company Disclosure Schedules: (i) a Company Group Member has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all Liens, except Permitted Liens; (ii) no Company Group Member has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof and there is no Person other than the relevant Company Group Member in possession of such Owned Real Property or portion thereof; and (iii) there are no outstanding options, rights of first offer, rights of first refusal to purchase, lease or transfer such Owned Real Property or any portion thereof or interest therein. Except as set forth on
Section
 4.20(a)
(iii)
of the Company Disclosure Schedules, no Company Group Member is a party to any agreement or option to purchase any real property or interest therein.
(b)
Leased Real Property
.
Section
 4.20(b)
of the Company Disclosure Schedules sets forth a true and complete list of all Leased Real Property and all Real Property Leases (including street addresses, the date thereof and legal names of the parties thereto, to the extent such information exists for such Leased Real Property) pursuant to which any Company Group Member is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to Acquiror. The Company or the applicable Subsidiary has a good, valid and enforceable leasehold interest in each Leased Real Property free and clear of all Liens, except for Permitted Liens. The relevant Company Group Member’s possession and quiet enjoyment of the Leased Real Property under each Real Property Lease has not been disturbed and there are no material disputes with respect to such Leased Real Property. To the Company’s knowledge, no event has occurred or circumstance exists that, with the delivery of notice, passage of time or both, would constitute a breach or default under or permit the termination or modification of, or acceleration of rent under, such Real Property Lease. Each Company Group Member has performed all material obligations required to be performed by it under any Real Property Lease, and no Company Group Member has the present expectation or intention of not fully performing on a timely basis all material obligations required to be performed by such Company Group Member under any Real Property Lease. The Transactions, this Agreement and any Ancillary Document to be delivered at or before Closing do not require the consent of any other party relating to the Leased Real Property, including from landlords under a Real Property Lease, whether as a deemed “assignment” or otherwise, will not result in a breach of or default under any Real Property Lease, will not give rise to any termination or recapture rights, and will not otherwise cause any such Real Property Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing. No Company Group Member has subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof and no Company Group Member has collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein.

36

(c)
Real Property Condition
. The relevant Company Group Member has in each Real Property, in each case to the extent necessary to conduct the Business, (i) direct or indirect legal access to public roads or valid irrevocable easements over private streets or private property for such ingress to and egress from all such buildings and structures and (ii) reasonable access to water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other utilities, all of which utilities are provided via public roads or via irrevocable appurtenant easements benefitting the Real Property. To the Company’s knowledge, none of the structures on any Real Property materially encroaches upon real property of another Person, and no structure of any other Person materially encroaches upon any Real Property. No Company Group Member has received any written notice from any Governmental Entity alleging of a violation of any Laws with respect to any of the Real Property and, to the Company’s knowledge, the Real Property is not in violation of any Law, covenant, condition, restriction, easement, license, permit or agreement relating to any Real Property. There are no Orders pending nor, to the Company’s knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain Proceedings or Proceeding to impose any special assessment to any Real Property or any material portion thereof, which would reasonably be expected to curtail or interfere with the use of such Real Property for the present conduct of the Business. The buildings and other improvements constituting the Real Property are each in good condition and repair (ordinary wear and tear excepted) in all material respects and are fit for use in the ordinary course of the Business, and all such buildings and improvements have been installed and maintained in all material respects in accordance with all applicable Laws. None of the Real Property has been damaged or destroyed by fire or other casualty that has not been restored. The Owned Real Property identified in
Section
 4.20(a)(i)
of the Company Disclosure Schedules and the Leased Real Property identified in
Section
 4.20(b)
of the Company Disclosure Schedules comprise all of the real property used or intended to be used in, or otherwise related to, the Business.
(d)
Personal Property
. The Company Group has good, valid and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material tangible assets and properties of the Company Group reflected in the Company Financial Statements or thereafter acquired by a Company Group Member prior to the date hereof, except for assets disposed of in the ordinary course of business.
Section
 4.21
Transactions with Affiliates
.
Section
 4.21
of the Company Disclosure Schedules sets forth all Contracts between (a) any Company Group Member, on the one hand, and (b) any officer, director, manager, Affiliate or holder of Equity Securities of any Company Group Member or, to the Company’s knowledge, any Affiliate or family member of any of the foregoing, on the other hand (each Person identified in this clause
 (b)
, a “
Company
Related Party
”), other than Contracts with respect to a Company Related Party’s employment with or service as a director or manager to (including benefit plans and other ordinary course compensation from) the Company entered into in the ordinary course of business. No Company Related Party (i) owns any interest in any material asset used in the Business, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of any Company Group Member or (iii) owes any material amount to, or is owed any material amount by, the Company Group (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement). All Contracts, arrangements, understandings, interests and other matters disclosed pursuant to this
Section
 4.21
are referred to herein as “
Company
Related Party Transactions
”.
Section
 4.22
Suppliers
.
Section
 4.22
of the Company Disclosure Schedules sets forth a true and complete list of the suppliers of the Company for the fiscal year ended on December 31, 2020 and January 1, 2021 through the date of this Agreement from whom the Company Group made gross purchases of at least $500,000 (the “
Material Suppliers
”). No Material Supplier has, within the past twelve (12) months through the date of this Agreement, canceled, materially reduced, or terminated its business with, or threatened in writing to cancel, materially reduce, or terminate its business with, any Company Group Member.
Section
 4.23
Information Supplied
(a)
. None of the information supplied or to be supplied in writing by or on behalf of any Company Group Member specifically for inclusion or incorporation by reference in the Registration Statement will, when the Registration Statement is declared effective, when the Registration

37

Statement is mailed to the
Pre-Closing
Acquiror Stockholders or at the time of the Acquiror Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
provided
,
however
, that the Company does not make any representations or warranties as to the information contained in or omitted from the Registration Statement that is modified in any material respect by Acquiror or any of its Affiliates or Representatives without the Company’s prior written approval which is misleading by virtue of such modification.
Section 4.24
Investigation; No Other Representations.
(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Acquiror Parties and (ii) it has been furnished with or given access to such documents and information about the Acquiror Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.
(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in
Article
 5
and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Acquiror Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in
Article
 5
and in the Ancillary Documents to which it is or will be a party, none of the Acquiror Parties nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.
Section
 4.25
EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES
.
NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY ACQUIROR PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY GROUP THAT HAVE BEEN MADE AVAILABLE TO ANY ACQUIROR PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY GROUP BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY ACQUIROR PARTY OR ANY OF THEIR REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR THE ANCILLARY DOCUMENTS OR CONSUMMATING THE TRANSACTIONS.

38

ARTICLE 5
REPRESENTATIONS AND WARRANTIES RELATING TO THE ACQUIROR PARTIES
Subject to
Section
 9.8
, (a) except as set forth on the Acquiror Disclosure Schedules, or (b) except as set forth in any Acquiror SEC Reports filed with the SEC prior to the date of this Agreement (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each Acquiror Party hereby represents and warrants to the Company as follows:
Section
 5.1
Organization and Qualification
. Each Acquiror Party is a corporation or limited liability company, as applicable, duly organized, incorporated or formed, as applicable, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation, as applicable.
Section
 5.2
Authority
.
(a) Each Acquiror Party has the requisite organizational power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, and, subject to receipt of the Acquiror Stockholder Approval, to perform its obligations hereunder and thereunder, and consummate the Transactions. The execution and delivery of this Agreement, the Ancillary Documents to which an Acquiror Party is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by the board of directors, board of managers or managing member, as applicable, of each Acquiror Party, and no other corporate action or limited liability company action, as applicable on the part of any Acquiror Party is necessary to authorize the execution and delivery by Acquiror of this Agreement or the Ancillary Documents to which Acquiror is (or will be) a party, the performance by Acquiror of its obligations hereunder and the consummation of the Transactions (other than (i) the Acquiror Stockholder Approval, and (ii) the adoption of this Agreement by Acquiror in its capacity as the sole member of Merger Sub, which adoption will occur promptly following the execution of this Agreement by Merger Sub).
(b) This Agreement and each Ancillary Document to which an Acquiror Party is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by such Acquiror Party and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of such Acquiror Party (assuming that this Agreement and the Ancillary Documents to which such Acquiror Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such Acquiror Party in accordance with their terms, subject to Enforceability Exceptions. The Acquiror Stockholder Approval is the only vote of the holders of any class or series of capital stock of Acquiror necessary to approve this Agreement, the Ancillary Documents to which Acquiror is or will be a party and the consummation of the Transactions.
(c) At a meeting duly called and held, the Acquiror Board unanimously (i) determined that this Agreement, the Ancillary Documents and the Transactions are advisable and in the best interests of the
Pre-Closing
Acquiror Stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the Trust Account; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the
Pre-Closing
Acquiror Stockholders adoption of this Agreement and the Ancillary Documents and approval of the Transactions, in each case, in accordance with the DGCL and DLLCA, as applicable.
Section
 5.3
Consents and Requisite Governmental Approvals; No Violations
.
(a) Except as set forth on
Section
 5.3(a)
of the Acquiror Disclosure Schedules, no Consent of or with any Governmental Entity is required on the part of an Acquiror Party with respect to such Acquiror Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which

39

it is or will be party or the consummation of the Transactions, except for (i) applicable requirements under the Antitrust Laws, (ii) the filing of the Certificate of Merger in accordance with the DLLCA, (iii) such filings with and approvals of NYSE to permit Acquiror Common Stock to be issued in accordance with this Agreement to be listed on NYSE, or (iv) any other Consents the absence of which would not, individually or in the aggregate, be material to the Acquiror Parties, taken as a whole, or would not have an Acquiror Impairment Effect.
(b) None of the execution, delivery or performance by an Acquiror Party of this Agreement or the Ancillary Documents to which an Acquiror Party is or will be a party or the consummation of the Transactions will (i) contravene or conflict with any provision of such Acquiror Party’s Governing Documents, (ii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, Consent, cancellation, amendment, modification, suspension, revocation, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any material Contract to which any Acquiror Party is a party or by which any of their respective assets or properties may be bound or affected or any Permit held by any Acquiror Party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Acquiror Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of an Acquiror Party, except, in the case of any of clauses
 (ii)
through
(iv)
 above, as would not, individually or in the aggregate, be material to the Acquiror Parties, taken as a whole, or would not have an Acquiror Impairment Effect.
Section
 5.4
Brokers
. Other than as set forth on
Section
 5.4
of the Acquiror Disclosure Schedules, no broker, finder, investment bank or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any of its Affiliates for which any Acquiror Party has any obligation.
Section
 5.5
Capitalization
.
(a) As of the date of this Agreement, the authorized capital stock of Acquiror consists of 100,000,000 shares of Acquiror Common Stock and 1,000,000 shares of preferred stock (“
Acquiror Preferred Stock
”) of which, as of November 23, 2021, (i) 34,500,000 shares of Acquiror Common Stock are issued and outstanding and (ii) no shares of Acquiror Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Acquiror Common Stock (A) have been duly authorized and validly issued and are fully paid and non-assessable,
(B) were not issued in violation of Acquiror’s Governing Documents or any other Contract to which Acquiror is party or bound, (C) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (D) have been offered, sold and issued in compliance with applicable Law, including Securities Laws, and (E) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law and Acquiror’s Governing Documents). As of the date hereof, Acquiror has duly authorized and executed Acquiror Warrants that entitle the holders thereof to purchase an aggregate of 21,070,000 shares of Acquiror Common Stock on the terms and conditions set forth in the applicable warrant agreement.
(b) Except for the Acquiror Warrants, this Agreement, the Ancillary Documents or the Transactions or as mutually agreed to by the Parties, there are no outstanding (i) equity appreciation or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, bonds, notes, debentures or other instruments of Indebtedness, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that would require Acquiror, and, except as contemplated by this Agreement, the Ancillary Documents, as disclosed in the Acquiror SEC Reports or the Acquiror Governing Documents or as mutually agreed in writing by the Parties, there is no obligation of Acquiror, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities

40

convertible into or exchangeable for Equity Securities of Acquiror. Except as disclosed in the Acquiror SEC Reports, the Acquiror is not a party to any voting trusts, proxies or other Contracts with respect to the voting or transfer of any Acquiror Party’s Equity Securities.
(c) Merger Sub is wholly-owned by Acquiror, and Merger Sub holds no Equity Securities or rights, options, warrants, convertible or exchangeable securities, subscriptions, calls, puts or other analogous rights, interests, agreements, arrangements or commitments to acquire or otherwise relating to any equity or voting interest of any other Person.
(d) The Acquiror Common Stock to be issued to Holders pursuant to this Agreement will, upon issuance and delivery in accordance with the terms and conditions of this Agreement, (i) be duly authorized and validly issued, and fully paid and non-assessable,
(ii) be issued in compliance in all material respects with applicable Law, (iii) not be issued in breach of or violation of the Governing Documents of Acquiror or any other Contract to which the Acquiror is party or bound, and (iv) be issued to such Holders free and clear of all Liens (other than transfer restrictions under applicable Securities Law, and Acquiror’s Governing Documents).
Section
 5.6
Trust Account
.
As of the date of this Agreement,
Acquiror
has an amount in cash in the Trust Account equal to at least $276,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated January 11, 2021, between Acquiror and Continental Stock Transfer & Trust Company, as trustee (the “
Trustee
”) (the “
Trust Agreement
”). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Acquiror and the Trust Agreement. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of Acquiror, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Acquiror has not released any money from the Trust Account (other than as permitted by the Trust Agreement). Upon the consummation of the Transactions, including the distribution of assets from the Trust Account (i) in respect of deferred underwriting commissions or Taxes, (ii) to the
Pre-Closing
Acquiror Stockholders who have elected to redeem their Acquiror Common Stock pursuant to the Governing Documents of Acquiror, or (iii) for the payment of any Unpaid Company Expenses or Unpaid Acquiror Expenses, each in accordance with the terms of and as set forth in the Trust Agreement, Acquiror shall have no further obligation under either the Trust Agreement or the Governing Documents of Acquiror to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
Section
 5.7
Transactions with Affiliates
.
Section
 5.7
of the Acquiror Disclosure Schedules sets forth, as of the date of this Agreement, all Contracts between (a)
 Acquiror
, on the one hand, and (b) any officer, director, manager or Affiliate of either
Acquiror
or the Sponsor, or, to Acquiror’s knowledge, any Affiliate or family member of any of the foregoing, on the other hand (each Person identified in this clause
 (b)
, a “
Acquiror
Related Party
”), other than Contracts with respect to an Acquiror Related Party’s employment with, or the provision of services to, Acquiror entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation). No
Acquiror
Related Party (i) owns any interest in any material asset used in the business of
Acquiror
, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, lender, partner, customer, lessor, lessee or other material business relation of
Acquiror
or (iii) owes any material amount to, or is owed any material amount by,
Acquiror
. All Contracts, arrangements, understandings, interests and other matters disclosed pursuant to this
Section
 5.7
are referred to herein as “
Acquiror
Related Party Transactions
”.

41

Section
 5.8
Litigation
. Except as set forth on
Section
 5.8
of the Acquiror Disclosure Schedules, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Acquiror’s knowledge, threatened against any Acquiror Party that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Acquiror Parties, taken as a whole, or would have an Acquiror Impairment Effect. None of the Acquiror Parties nor any of their respective properties or assets is subject to any Order that would reasonably be expected to be materially adverse to Acquiror or would have an Acquiror Impairment Effect.
Section
 5.9
Compliance with Applicable Law
. Each Acquiror Party is (and since its formation has been) in compliance with all applicable Laws, except as would not, individually or in the aggregate, be reasonably expect to have an Acquiror Material Adverse Effect or an Acquiror Impairment Effect.
Section
 5.10
Merger Sub Activities
. Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the Merger and the other Transactions, and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its formation or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions. Merger Sub has no Indebtedness.
Section
 5.11
Internal Controls; Listing; Financial Statements
.
(a) Except as not required in reliance on exemptions from various reporting requirements by virtue of Acquiror’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Acquiror has established and maintained a system of internal controls over financial reporting (as defined in Rule
13a-15
and Rule
15d-15
under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in conformity with GAAP and (ii) Acquiror has established and maintained disclosure controls and procedures (as defined in Rule
13a-15
and Rule
15d-15
under the Exchange Act) designed to ensure that material information relating to Acquiror is made known to Acquiror’s principal executive officer and principal financial officer by others within Acquiror.
(b) Since its initial public offering, except as set forth on
Section
 5.11
of the Acquiror Disclosure Schedules, Acquiror has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The issued and outstanding (i) units of Acquiror, each such unit comprised of one share of Acquiror Common Stock and one-half
of one Acquiror Warrant, (ii) Acquiror Common Stock, and (iii) Acquiror Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. There is no Proceeding pending or, to the knowledge of Acquiror, threatened against Acquiror by NYSE or the SEC with respect to any intention by such entity to deregister such units, the Acquiror Common Stock or the Acquiror Warrants or prohibit or terminate the listing of such units, the Acquiror Common Stock or the Acquiror Warrants on NYSE. Acquiror has not taken any action that is designed to terminate the registration of such units, the Acquiror Common Stock or Acquiror Warrants under the Exchange Act.
(c) The Acquiror SEC Reports contain true and complete copies of the (i) audited balance sheet of Acquiror as of December 31, 2020 and the related statements of operations, changes in stockholders’ equity and cash flows of Acquiror for the period from October 15, 2020 (inception) through December 31, 2020 and the related notes thereto, together with the auditor’s reports thereon, and (ii) unaudited balance sheet of Acquiror as of June 30, 2021 and the related audited statements of operations, changes in stockholders’ equity and cash flows of Acquiror for the fiscal quarter then ended and the related notes thereto (
clauses (
i
)
 and
(ii)
collectively, the “
Acquiror
Financial Statements
”). The Acquiror Financial Statements (A) fairly present in all material respects the financial position of Acquiror as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended, (B) were prepared in conformity with GAAP applied

42

on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto), (C) were audited in accordance with the standards of the PCAOB, and (D) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation
S-X
or Regulation
S-K,
as applicable). No Acquiror Party has any material
off-balance
sheet arrangements that are not disclosed in the Acquiror SEC Reports.
(d) There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule
3b-7
under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(e) Since its incorporation, except as set forth on
Section
 5.11
of the Acquiror Disclosure Schedules, neither Acquiror (including any employee thereof) nor, to the knowledge of Acquiror, Acquiror’s independent auditors, has received any written complaint, allegation, assertion or claim that there is, or there has been, (i) a “significant deficiency” in the internal controls over financial reporting of Acquiror, (ii) a “material weakness” in the internal controls over financial reporting of Acquiror or (iii) fraud, whether or not material, that involves management or other employees of Acquiror who have a role in the internal controls over financial reporting of Acquiror.
Section
 5.12
No Undisclosed Liabilities
. No Acquiror Party has any Liabilities that are not set forth or disclosed in the Acquiror Financial Statements, except for (i) for Liabilities incurred in the ordinary course of business since December 31, 2020 (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (ii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents or the consummation of the Transactions (including, for the avoidance of doubt, the Acquiror Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the Transactions, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (iii) as set forth on
Section 5.12
of the Acquiror Disclosure Schedules, or (iv) for Liabilities that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Acquiror Parties.
Section
 5.13
Employee Matters
. No Acquiror Party has any current or former employees, other than non-employee
consultants and advisors in the ordinary course of business, and no Acquiror Party maintains, sponsors, contributes to, or has any past, present or future Liability, contingent or otherwise (including as an ERISA Affiliate, substituting “Acquiror Party” for the “Company” in such definition) with respect to (other than for the Employee Benefit Plans as a result of the Transactions) (a) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) or (b) any stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (a).
Section 5.14
Tax Matters
.
(a) The Acquiror Parties have prepared and filed all material Tax Returns required to have been filed by them, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Acquiror has paid all material Taxes required to have been paid by them regardless of whether shown on a Tax Return.
(b) The Acquiror Parties have timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any Person.

43

(c) The Acquiror Parties are not currently the subject of a Tax audit or examination, and have not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.
(d) The Acquiror Parties have not consented to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.
(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to the Acquiror Parties which agreement or ruling would be effective after the Closing Date.
(f) The Acquiror Parties are not, and have not been, a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations
Section 1.6011-4
(or any corresponding or similar provision of state, local or
non-U.S.
income Tax Law).
(g) There are no Liens for Taxes on any assets of the Acquiror Parties other than Permitted Liens.
(h) No Acquiror Party has been a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.
(i) No Acquiror Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Acquiror and which includes only Acquiror Parties) and (ii) has any Liability for the Taxes of any Person (other than other Acquiror Parties) under
Section 1.1502-6
of the Treasury Regulations (or any similar provision of state, local or
non-U.S.
Law), as a transferee or successor, by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes) or otherwise.
(j) No written claims have ever been made by any Tax Authority in a jurisdiction where an Acquiror Party does not file Tax Returns that the Acquiror Party is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(k) No Acquiror Party is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).
(l) No Acquiror Party has a branch, a permanent establishment (within the meaning of an applicable Tax treaty), an office or a fixed place of business in a country other than the country in which it is organized.
(m) For U.S. federal income tax purposes, Merger Sub is classified as an entity disregarded as separate from Acquiror.
(n) The Acquiror Parties have not deferred any Taxes under Section 2302 of the Coronavirus Aid, Relief and Economic Security Act of 2020.
(o) All Acquiror Related Party Transactions are at arm’s length in compliance with Section 482 of the Code, the Treasury Regulations promulgated thereunder, and any similar provision of state or local Law.
Section
 5.15
SEC Filings
. Except as set forth on
Section
 5.15
of the Acquiror Disclosure Schedules, Acquiror has timely filed or furnished all Acquiror SEC Reports and, as of the Closing, will have filed or

44

furnished all other statements, reports, schedules, forms and other documents required to be filed or furnished with the SEC subsequent to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits thereto, but excluding the Registration Statement, the “
Additional SEC Reports
”). Each of the Acquiror SEC Reports and the Additional SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied or will comply, as applicable, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Acquiror SEC Reports or the Additional SEC Reports. As of their respective dates of filing, the Acquiror SEC Reports and the Additional SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Acquiror SEC Reports.
Section
 5.16
Information Supplied
. The Registration Statement will not, at (a) the time the Registration Statement is filed with the SEC, (b) the time the Registration Statement is declared effective, (c) the time the Registration Statement is mailed to the
Pre-Closing
Acquiror Stockholders, (d) the time of the Acquiror Stockholders Meeting and (e) in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For clarity, the representations and warranties in this
Section
 5.16
will not apply to statements or omissions included or incorporated by reference in the Registration Statement based upon information supplied in writing by any Company Group Member or and of its Representatives to Acquiror or any of its Representatives for inclusion therein.
Section 5.17
Investigation; No Other Representations.
(a) Each Acquiror Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning the business, assets, condition, operations and prospects of the Company Group and (ii) it has been furnished with or given access to such documents and information about the Company Group and the Business as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.
(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Acquiror Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in
Article
 4
and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Company Group Member or any other Person, either express or implied, and each Acquiror Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in
Article
 4
and in the Ancillary Documents to which it is or will be a party, none of the Company Group Members nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.
Section
 5.18
EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES
. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY COMPANY GROUP MEMBER OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS
ARTICLE
 5
OR THE ANCILLARY DOCUMENTS, NONE OF THE ACQUIROR PARTIES NOR ANY OTHER PERSON MAKES, AND EACH ACQUIROR PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR

45

NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY ACQUIROR PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY GROUP OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY ACQUIROR PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH ACQUIROR PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY GROUP OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS.
ARTICLE 6
COVENANTS
Section
 6.1
Conduct of Business of the Company
.
(a) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, the Company shall, and shall cause its Subsidiaries to, except as (i) expressly required by this Agreement or any Ancillary Document, (ii) required by applicable Law (including any Pandemic Measures), (iii) set forth on
Section
 6.1(a)
of the Company Disclosure Schedules, or (iv) consented to in writing by Acquiror, (A) operate the Business in the ordinary course, and (B) use commercially reasonable efforts to (1) maintain and preserve intact the business organization, assets, properties and material business relations of the Company Group Members and keep available the services of their respective directors, managers, officers, key employees and Contractors, and (2) progress to executed Contracts the commitments set forth in
Section
 4.7(c)
of the Company Disclosure Schedules subject to the power consumption needs of the Business during such period. Unless doing so is impracticable due to emergency or urgent circumstances, the Company shall provide advance notice to and reasonably consult with Acquiror prior to or promptly following the taking of any action that would be otherwise prohibited or restricted by this
Section
 6.1(a)
but for clause (ii) above.
(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, the Company shall, except as (i) expressly required by this Agreement or any Ancillary Document, (ii) required by applicable Law (including any Pandemic Measures), (iii) set forth on
Section
 6.1(b)
of the Company Disclosure Schedules, or (iv) consented to in writing by Acquiror, not do, and shall not permit any of its Subsidiaries to do, any of the following:
(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of the Company Group or repurchase any outstanding Equity Securities of the Company Group, other than (A) dividends or distributions to other Company Group Members and (B) Tax Advances (as defined in the Company LLC Agreement) made to the members of the Company pursuant to the Company LLC Agreement;
(ii) directly or indirectly acquire, whether by merging or consolidating with, by purchasing a substantial portion of the assets of, by purchasing any Equity Securities of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof;
(iii) adopt any amendments, supplements, restatements or modifications to the Governing Documents of any Company Group Member;
(iv) issue, deliver, sell, transfer, grant, pledge or otherwise directly or indirectly dispose of, or place any Lien (other than Permitted Liens) on, any (A) Equity Securities of any Company Group Member or

46

(B) options, warrants or other rights to purchase or obtain any Equity Securities of any Company Group Members, in each case other than in connection with the grant of any equity awards to employees or other service providers of any Company Group Member in the ordinary course of business consistent with past practice;
provided
that in the event of an extension of the Termination Date in accordance with
Section
 8.1(d)
, the Company Group shall be permitted to issue or sell any Equity Securities of the Company that in the aggregate with the amount of any Indebtedness incurred, created or assumed under the proviso in
Section
 6.1(b)(vi)
does not to exceed $100,000,000;
(v) sell, assign, transfer, convey, lease, license, abandon, allow to lapse or expire, covenant not to assert, covenant not to sue with respect to, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any assets, rights or properties (including Intellectual Property Rights) of any Company Group Member, other than (A) the sale or other disposition of equipment deemed by the Company in its reasonable business judgment to be obsolete in the ordinary course of business, (B) the sale or disposition of immaterial assets (excluding Intellectual Property Rights) by any Company Group Member in an amount not in excess of $250,000 in the aggregate, or (C) the sale of Bitcoin by any Company Group Member either in the ordinary course of business consistent with past practice or consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror;
(vi) (A) incur, create or assume any Indebtedness in excess of $1,000,000, individually or in the aggregate, except with respect to any Indebtedness contemplated by that certain Third Amended and Restated Credit Agreement, dated November 19, 2021, by and among OpCo, Blockchain, and the other parties thereto, (B) modify, in any material respect, the terms of any Indebtedness or (C) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;
provided
that in the event of an extension of the Termination Date in accordance with
Section
 8.1(d)
, the Company Group shall be permitted to incur, create or assume any Indebtedness that in the aggregate with the amount of any Equity Securities of the Company issued and sold under the proviso in
Section
 6.1(b)(iv)
does not exceed $100,000,000;
(vii) fail to maintain in full force and effect insurance policies covering the Company Group Members and their respective properties, assets and businesses in a form and amount consistent with the policies in effect as of the date of this Agreement;
(viii) enter into any Contract that, if in existence as of the date of this Agreement, would be a Material Contract or amend, modify, waive any material benefit or right under or terminate any Material Contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms and made in the ordinary course of business), in each case except as consistent with the annual budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror;
(ix) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person (other than any Company Group Member), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;
(x) except as required under the terms of any Employee Benefit Plan, (A) amend, modify, adopt, enter into or terminate any Employee Benefit Plan or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, other than for renewals in the ordinary course of business; (B) increase the compensation payable to any individual contractor, manager, director, officer or employee of the Company Group, other than in each case annual and merit-based raises made in the ordinary course of business; (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any individual contractor, manager, director, officer or employee of the Company Group; (D) grant any additional rights to severance, termination, change in control, retention or similar compensation to any individual

47

contractor, manager, director, officer or employee of the Company Group; (E) make any material change in the key management structure of any Company Group Member, including the hiring of additional officers or the termination of existing officers (other than for cause); or (F) hire, engage, terminate (without cause), furlough, or temporarily layoff any employee of the Company Group, individual independent contractor, or any other individual who is providing or will provide services to any Company Group Members other than any employee of the Company Group, individual independent contractor, or other individual with annual compensation of less than $175,000;
(xi) waive or release any noncompetition,
non-solicitation,
nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any manager, employee, Contractor, director or officer of any Company Group Member;
(xii) implement or announce any employee layoffs, plant closings, furloughs, reductions in force, reductions in compensation, salaries, wages, hours or benefits, work schedule changes or such similar actions that could implicate the WARN Act;
(xiii) (A) negotiate, modify, extend, or enter into any collective bargaining agreement or (B) recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employee of the Company Group;
(xiv) make or change any entity classification or other material Tax election or adopt or change any material Tax accounting method in a manner inconsistent with past practice, file any material Tax Return in a manner inconsistent with past practices or amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income Taxes, or enter into any Tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future Tax Liability of any Company Group Member, the Surviving Company or their respective Affiliates;
(xv) (A) cancel or compromise any claim or Indebtedness owed to any Company Group Member or (B) settle any pending or threatened Proceeding, (1) if such settlement would require payment by any Company Group Member in an amount greater than $500,000, in the aggregate, (2) to the extent such settlement involves a Governmental Entity or alleged criminal wrongdoing, or (3) if such settlement will impose any material, non-monetary
obligations on any Company Group Member, Acquiror or any of its Affiliates after the Closing;
(xvi) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Company Group Member;
(xvii) redeem, purchase, repurchase or otherwise acquire, or offer to redeem, purchase, repurchase or acquire, any Equity Securities of any Company Group Member, other than redemptions of any Equity Securities from former employees, directors or other service providers upon the terms set forth in the underlying Contracts governing such Equity Securities and disclosed on
Section
 6.1(b)(xvii)
of the Company Disclosure Schedules;
(xviii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of any Company Group Member;
(xix) make any capital expenditures other than (i) the capitalized portion of labor with respect to any expenditure and (ii) any capital expenditure (or series of related capital expenditures) consistent in all

48

material respects with the Company’s annual capital expenditures budget included in the Company’s financial projections for 2021 and 2022 that have been made available to Acquiror (which capital expenditures may be made in 2021 or 2022);
(xx) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;
(xxi) except in the ordinary course of business, modify, extend or amend any Real Property Lease, or terminate any Real Property Lease, or enter into any new Real Property Lease or other agreement for the use or occupancy of any real property;
(xxii) change the Company’s methods of accounting in any material respect, other than as may be required by GAAP; or
(xxiii) enter into any Contract to take, or cause to be taken, any of the actions set forth in this
Section
 6.1(b)
.
Notwithstanding anything in this
Section
 6.1
or this Agreement to the contrary, nothing set forth in this Agreement shall give Acquiror, directly or indirectly, the right to control or direct the operations of any Company Group Member prior to the Closing.
Section
 6.2
Efforts to Consummate
.
(a) Subject to the terms and conditions herein provided, each of the Parties shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions (including (i) the satisfaction, but not waiver, of the closing conditions set forth in
Article
 7
and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement and (ii) the Company taking, or causing to be taken, all actions necessary or advisable to cause the agreements set forth on
Section
 6.2(a)
of the Company Disclosure Schedules to be terminated effective as of the Closing without any further obligations or liabilities to the Company or any of its Affiliates (including, from and after the Effective Time, Acquiror)). Without limiting the generality of the foregoing, each of the Parties shall use commercially reasonable efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities necessary, proper or advisable to consummate the Transactions, including preparing and submitting any required notices related to any registrations obtained by any Company Group Member from any Governmental Entity and preparing and submitting any requests to amend or novate any Permits related to Trade Controls that may be necessary as a consequence of the Transactions. The Company shall bear the costs incurred in connection with obtaining such Consents, including the HSR Act filing fee;
provided
,
however
, that each Party shall bear its
out-of-pocket
costs and expenses in connection with the preparation of any such Consents. Each Party shall (A) make any appropriate filings pursuant to the HSR Act with respect to the Transactions within ten (10) Business Days following the date of this Agreement and any appropriate filings required by the Antitrust Laws other than the HSR Act promptly following the date of this Agreement and (B) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any such other Antitrust Law. Acquiror shall promptly inform the Company of any communication between any Acquiror Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Acquiror of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the Transactions, except with the prior written consent of Acquiror and

49

the Company. Nothing in this
Section
 6.2
obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of the Company, (2) terminate, amend or assign existing relationships and contractual rights or obligations, (3) amend, assign or terminate existing licenses or other agreements, or (4) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party, except with Acquiror’s and the Company’s prior written consent.
(b) From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, the Acquiror Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any Acquiror Party) or Acquiror (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the Transactions unless it consults with, in the case of any Acquiror Party, the Company, or, in the case of the Company, Acquiror in advance.
(c) Notwithstanding anything to the contrary in the Agreement, in the event that this
Section
 6.2
conflicts with any other covenant or agreement in this
Article 6
that is intended to specifically address certain subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.
Section
 6.3
Confidentiality and Access to Information
.
(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this
Section
 6.3(a)
or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.
(b) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with
Article
 8
, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Acquiror and its Representatives during normal business hours reasonable access to the directors, officers, books, records, Company IT Systems, facilities and properties of each Company Group Member (in a manner so as to not interfere with the normal business operations of such Company Group Member and subject to any applicable Pandemic Measures), and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company Group Members that are in the possession of any Company Group Member, in each case, as Acquiror and its Representatives may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide, or cause to be provided to, Acquiror or any of its Representatives any information (i) if, and to the extent, doing so would (A) violate any Law to which a Company Group Member is subject or (B) jeopardize protections afforded to any Company Group Member under the attorney-client privilege or the attorney work product doctrine (
provided
that, in case of both of
clauses (A)
 and
(B)
, the Company shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege or Law and (y) provide such information in a manner without violating such privilege or Law), or (ii) if the Company, on the one hand, and any Acquiror Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto;
provided
that the Company shall, in the case of
clause (
i
)
 or
(ii)
, provide prompt written notice of the withholding of access or information on any such basis
.
(c) From and after the date of this Agreement until the earlier of the Closing Date and the termination of this Agreement in accordance with
Article
 8
, upon reasonable advance written notice, Acquiror shall provide,

50

or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Acquiror Parties (in a manner so as to not interfere with the normal business operations of the Acquiror Parties and subject to any applicable Pandemic Measures). Notwithstanding the foregoing, Acquiror shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Acquiror Party is subject or (B) jeopardize protections afforded to any Acquiror Party under the attorney-client privilege or the attorney work product doctrine (
provided
that, in case of both of
clauses (A)
 and
(B)
, Acquiror shall use, and shall cause the other Acquiror Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege or Law and (y) provide such information in a manner without violating such privilege or Law) or (ii) if an Acquiror Party, on the one hand, and the Company or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto;
provided
that Acquiror shall, in the case of
clause (i)
 or
(ii)
, provide prompt written notice of the withholding of access or information on any such basis.
(d) The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.
Section
 6.4
Public Announcements
.
(a) Prior to the Effective Time, subject to
Section
 6.4(a)
,
Section
 6.7
, and
Section
 6.8(a)
, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the Transactions without the prior written consent of the Company and Acquiror; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is any Acquiror Party, or with Acquiror, if the disclosing party is the Company, to review such announcement or communication and provide the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this
 Section
 6.4
, (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions and (iv) regarding the status and terms (including price terms) of this Agreement and the Transactions to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case under this clause (iv), so long as such recipients are obligated to keep such information confidential.
(b) The initial press release concerning this Agreement and the Transactions shall be a joint press release in the form agreed by the Company and Acquiror prior to the execution of this Agreement and such initial press release (the “
Signing Press Release
”) shall be released as promptly as reasonably practicable after the execution of this Agreement. Promptly after the execution of this Agreement, but in any event within four (4) Business Days thereafter, Acquiror shall file a current report on Form 8-K (the “
Signing Filing
”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Acquiror shall consider such comments in good faith. The Company, on the one hand, and Acquiror, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Acquiror, as applicable) a press release announcing the consummation of the Transactions (the “
Closing Press Release
”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Acquiror and the Company shall cooperate in good faith with respect to the preparation of, and, at least five (5) days prior to the Closing, Acquiror shall prepare a draft of, the Form
8-K
announcing the Closing, together with, or incorporating by reference, the information required by, and in compliance with, the

51

Securities Laws (the “
Closing Filing
”). Concurrently with the Closing, or as soon as practicable, but in any event within four (4) Business Days, thereafter, Acquiror shall file the Closing Filing with the SEC. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.
Section
 6.5
Tax Matters
.
(a) The Parties intend that for U.S. federal (and, as applicable, state and local) income Tax purposes, the receipt by Acquiror of the Acquired Surviving Company Units in the Merger be treated as the contribution of the Acquired Surviving Company Units by the Holders to Acquiror in exchange for Acquiror’s payment to the applicable Holders of the Merger Consideration in a transaction described under Section 351(a) of the Code (the “
Intended Tax Treatment
”). Each of the Parties shall use commercially reasonable efforts not to take an action that could reasonably be expected to cause the Merger to fail to qualify for the Intended Tax Treatment. It is understood that notwithstanding the application of Section 351(a) to the exchange, certain Holders may recognize gain consistent with the terms of Revenue Ruling
80-323,
to account for the liabilities of the Surviving Company that are allocated to those Holders (the “
Modified Intended Tax Treatment
”).
(b) Except as required by a “determination” within the meaning of Section 1313 of the Code, the Parties shall, and shall cause each of their respective applicable Affiliates to: (i) prepare and file all Tax Returns consistent with the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable (collectively, the “
Tax Positions
”); (ii) take no position in any communication with any Governmental Entity or any other action inconsistent with the Tax Positions; (iii) promptly inform each other of any challenge by any Governmental Entity to any portion of the Tax Positions; (iv) consult with and keep one another informed with respect to the status of, and any discussion, proposal or submission with respect to, any such challenge to any portion of the Tax Positions; and (v) use their respective commercially reasonable efforts to defend the Tax Positions in any audit, examination, claim or other similar proceeding.
(c) Acquiror shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns for the Surviving Company and any Company Group Member required to be filed after the Closing. With respect to any Tax Returns of the Surviving Company, the Company or their Subsidiaries that are of the type used to report the income, loss, gain, deduction and other Tax attributes from the operation of a partnership or other pass-through entity and that are of the type that could reflect items of income, loss, gain, deduction or other Tax attributes required to be included on a Tax Return of a Holder, and which Tax Return of the Surviving Company, the Company or any of its Subsidiaries relates solely to a taxable period (or portion thereof) ending on or before the Closing Date (whether or not such items are actually reflected thereon) (each such Tax Return, a “
Pre-Closing
Flow-Through Tax Return
” and each such item a “
Pre-Closing
Flow-Through Tax Item
”), such Tax Returns shall be prepared consistent with past practice, except as otherwise required by applicable Law. All other Tax Returns shall be prepared consistent with the provisions of the Surviving Company A&R LLCA. Notwithstanding anything in this Agreement to the contrary, to the extent that Sections 6221 through 6241 of the Code, as amended by the Bipartisan Budget Act of 2015, apply to the Surviving Company, the Company or its Subsidiaries, unless otherwise agreed in writing by Acquiror, the Surviving Company or the Company shall make the election under Section 6226(a) of the Code with respect to the alternative to payment of imputed underpayment by the Company for any taxable year that begins and ends on or before the Closing Date, and the Parties shall take any other action such as filings, disclosures and notifications necessary to effectuate such election.
(d) All Transfer Taxes incurred in connection with this Agreement shall be borne by Acquiror and paid when due. Acquiror shall timely file all necessary Tax Returns and other documentation with respect to all such Tax Returns and, if required by applicable Law, the Holders will join in the execution of any such Tax Return or documentation.

52

(e) Acquiror and the Holders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing or amendment of Tax Returns, the preparation of schedules described in
Section
 6.5(b)
and any audit or other proceeding with respect to Taxes or Tax Returns of Acquiror, the Surviving Company, the Company or its Subsidiaries. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Any out-of-pocket
expenses incurred in connection with the operation of this
Section
 6.5(e)
shall be borne by the requesting Party.
(f) Prior to the Closing, the Company shall deliver to Acquiror either a properly completed and signed IRS Form
W-9
or applicable IRS Form
W-8
for each Holder.
(g) If the SEC requests or requires that a tax opinion be prepared and submitted in connection with the preparation and filing of the Registration Statement, (i) each of Acquiror and the Company shall deliver to Troutman Pepper Hamilton Sanders LLP (“
Troutman
”) customary Tax representation letters satisfactory to Troutman, signed by an authorized officer, and dated and executed as of the date the Registration Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by Troutman in connection with the preparation and filing of the Registration Statement, and (ii) Troutman shall render an opinion in connection with the filing of the Registration Statement subject to customary assumptions and limitations, to the effect that the Intended Tax Treatment, or the Modified Intended Tax Treatment, as applicable, should apply to the Merger (the “
Tax Opinion
”);
provided
that Troutman shall not be required to render the Tax Opinion if Troutman determines that under applicable Tax Law it is not the case that the Merger should satisfy the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable. For the avoidance of doubt, if Troutman is unable to provide the Tax Opinion pursuant to the immediately preceding sentence because it determines that under applicable Tax Law it is not the case that the Merger should satisfy the Intended Tax Treatment or the Modified Intended Tax Treatment, as applicable, then the Registration Statement shall be revised to state that the Merger is not expected to be a transaction described by Section 351(a) of the Code.
(h) In the event that, between the date hereof and the date on which the SEC declares the Registration Statement effective, (i) there is a change in the Code, Treasury Regulations, case Law, or Internal Revenue Service interpretations of Law, and the Parties mutually agree that, as a result of such change, the Merger should not result in the Intended Tax Treatment (or the Modified Intended Tax Treatment), or (ii) Acquiror has advised the Company in writing that it will not provide representations to support the Intended Tax Treatment (or the Modified Intended Tax Treatment) that have been agreed by the Parties on or prior to the date of this Agreement and as a result of Acquiror not providing such representations, Troutman has advised the Company that it cannot provide the Tax Opinion, then, in either case, the Parties agree to negotiate in good faith for a period of up to sixty (60) days to restructure the Transactions such that the Merger should qualify for the Intended Tax Treatment (or the Modified Intended Tax Treatment) or should otherwise not require the Holders to recognize taxable income as a result of the Merger.
Section
 6.6
Non-Solicitation
.
(a) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, the Company shall not, shall direct its Representatives not to, and shall not permit any other Company Group Member to or knowingly permit its Representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to a Company Alternative Transaction; (ii) furnish or disclose any non-public
information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, a Company Alternative Transaction; (iii) enter into any Contract or other binding arrangement or understanding regarding a Company Alternative Transaction; or (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Company Group Member. Upon the execution of this Agreement, the Company shall immediately cease and cause to be

53

terminated all existing discussions, negotiations and communications, if any, between any Company Group Member (or any of its Representatives) and any Persons (other than the Acquiror Parties and their Representatives) with respect to any Company Alternative Transaction.
(b) From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, the Acquiror Parties shall not, shall direct their Representatives not to, and shall not knowingly permit its Representatives to, directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate, discuss or negotiate any inquiry, proposal or offer (written or oral) with respect to an Acquiror Alternative Transaction; (ii) furnish or disclose any non-public
information to any Person (other than to the Parties and their respective Representatives) in connection with, or that would reasonably be expected to lead to, an Acquiror Alternative Transaction; or (iii) enter into any Contract or other binding arrangement or understanding regarding an Acquiror Alternative Transaction. Upon the execution of this Agreement, Acquiror shall immediately cease and cause to be terminated all existing discussions, negotiations and communications, if any, between any Acquiror Party (or any of its Representatives) and any Persons (other than the Company Group and its Representatives) with respect to any Acquiror Alternative Transaction.
(c) Each Party shall notify the other Party promptly after receipt by such Party or any of its Representatives of any Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, any inquiry that would reasonably be expected to lead to an Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, or any request for non-public
information of such Party related to an Acquiror Alternative Transaction or Company Alternative Transaction, as applicable. In such notice, the Party shall identify the third party making any such Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, indication or request and provide the details of the material terms and conditions of any such Acquiror Alternative Transaction or Company Alternative Transaction, as applicable, indication or request.
Section
 6.7
Preparation of Registration Statement and Proxy Statement
.
(a) As promptly as practicable following the date of this Agreement, the Company shall provide to Acquiror (i) the audited consolidated balance sheets of the Company Group as of December 31, 2019 and December 31, 2020, and the related audited consolidated statements of income, changes in members’ equity (deficit) and cash flows of the Company Group for the years ended December 31, 2019 and December 31, 2020 prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation
S-X,
each audited in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “
PCAOB
”) and (ii) the unaudited consolidated balance sheet of the Company Group, and the related unaudited consolidated statements of income, changes in members’ equity (deficit) and cash flows, prepared in accordance with (A) GAAP applied on a consistent basis throughout the covered periods and (B) Regulation
S-X
that have been reviewed by the Company’s independent auditor in accordance with PCAOB Auditing Standard 4105, for each fiscal quarter of the Company Group between January 1, 2021 and September 30, 2021 (and the comparable period in the prior year). All costs incurred in connection with preparing and obtaining such audited and unaudited financial statements shall be borne by the Company.
(b) As promptly as practicable following the date of this Agreement and the delivery of all information required by
Section
 6.7(a)
, (i) the Parties shall prepare, and Acquiror shall file with the SEC (i) a preliminary proxy statement/prospectus in connection with the Merger to be filed as part of the Registration Statement and sent to the
Pre-Closing
Acquiror Stockholders relating to the Acquiror Stockholders Meeting (such proxy statement/prospectus, together with any amendments or supplements thereto, the “
Proxy Statement
”) for the purposes of the approval of the Required Transaction Proposals and (ii) the Registration Statement, in which the Proxy Statement will be included as a prospectus, which shall comply as to form, in all material respects, with all applicable Securities Laws and the DGCL. Each Company Group Member shall cause its officers and employees to be reasonably available to Acquiror and its counsel in connection with the drafting of the Proxy Statement and Registration Statement and responding in a timely manner to comments on the Proxy Statement and Registration

54

Statement from the SEC. The Company agrees to promptly provide Acquiror with all information concerning the Business and the management, operations, business and financial condition of the Company Group Members and Holders, in each case, as reasonably requested by Acquiror for inclusion in the Proxy Statement and Registration Statement. Without limiting the generality of the foregoing, the Company shall use commercially reasonable efforts to, and shall use commercially reasonable efforts to cause its officers and employees to, reasonably cooperate with Acquiror in connection with (i) the drafting of the Proxy Statement and Registration Statement, (ii) the preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation
S-X
under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Securities Laws, and (iii) responding in a timely manner to comments on the Proxy Statement and Registration Statement from the SEC. The Parties shall each use their commercially reasonable efforts to respond to all comments from the SEC as promptly as practicable. As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, Acquiror shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the
Pre-Closing
Acquiror Stockholders. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Registration Statement prior to the filing thereof with the SEC and Acquiror shall give reasonable consideration to any such comments. Acquiror shall promptly notify the Company and their legal counsel upon the receipt of any comments received by Acquiror or its legal counsel from the SEC or its staff with respect to the Registration Statement, or any request from the SEC for amendments or supplements to the Registration Statement, and shall promptly provide the Company and their legal counsel with copies of all substantive written correspondence between Acquiror and its Representatives, on the one hand, and the SEC, on the other hand, or, if not in writing, a description of such communication. Acquiror shall give the Company and its legal counsel a reasonable opportunity to participate in preparing Acquiror’s proposed responses to comments received from the SEC or its staff and to promptly provide comments on any proposed response thereto, and Acquiror shall give reasonable consideration to any such comments.
(c) Acquiror will advise the Company promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed.
(d) Acquiror, acting through the Acquiror Board, shall include in the Registration Statement the Acquiror Board Recommendation and shall, consistent with the terms of this Agreement, otherwise use its commercially reasonable efforts to solicit proxies from the
Pre-Closing
Acquiror Stockholders in favor of each of the Required Transaction Proposals.
(e) If, at any time prior to the Acquiror Stockholders Meeting, any event or circumstance should be discovered by Acquiror which is required to be set forth in an amendment or a supplement to the Registration Statement by the applicable requirements of the Federal Securities Laws, Acquiror shall promptly inform the Company. All documents that Acquiror is responsible for filing with the SEC in connection with the Transactions will comply as to form, in all material aspects, with the applicable requirements of the Federal Securities Laws.
(f) If, at any time prior to the Closing, any event or circumstance should be discovered by the Company or Holders which is required to be set forth in an amendment or a supplement to the Registration Statement by the applicable requirements of the Federal Securities Laws, the Company shall promptly inform Acquiror.
Section
 6.8
Acquiror
Stockholder Approval
.
(a) As promptly as reasonably practicable following the time at which the Registration Statement is declared effective under the Securities Act, Acquiror shall duly convene and hold a meeting of its stockholders (the “
Acquiror
Stockholders Meeting
”) in accordance with the Governing Documents of Acquiror, for the purposes of obtaining the Acquiror Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect an Acquiror Stockholder Redemption. Acquiror shall, through the Acquiror Board, recommend to its stockholders that they vote their shares of Acquiror

55

Common Stock in favor of (a) the adoption and approval of this Agreement, the Ancillary Documents and the Transactions; (b) the issuance of Acquiror Common Stock in connection with the Merger; (c) the adoption and approval of the Acquiror A&R Certificate of Incorporation and Acquiror Bylaws; (d) the election of the directors constituting the Acquiror Board, if any; (e) the adoption of the New Equity Incentive Plan; (f) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto; (g) the adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the consummation of the Transactions; and (h) the adoption and approval of a proposal for the adjournment of the Acquiror Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (a)
 through
(h)
together, the “
Required
Transaction Proposals
” and such recommendation of the Acquiror Board, the “
Acquiror
Board Recommendation
”);
provided
that Acquiror may postpone or adjourn the Acquiror Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Acquiror has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the
Pre-Closing
Acquiror Stockholders prior to the Acquiror Stockholders Meeting or (D) if the
Pre-Closing
Acquiror Stockholders have elected to redeem a number of shares of Acquiror Common Stock as of such time that would reasonably be expected to result in the condition set forth in
Section
 7.1(c)
not being satisfied.
(b) The Registration Statement shall include materials for the adoption and approval by the
Pre-Closing
Acquiror Stockholders of a new equity incentive plan (the “
New Equity Incentive Plan
”), which will provide for grant of awards (in the form of cash as well as equity and/or equity-based awards) to employees and other service providers of Acquiror following the consummation of the Merger. The Company shall provide a form of the New Equity Incentive Plan within thirty (30) days after the date of this Agreement; Acquiror shall have a right to review and approve in advance, such approval not to be unreasonably withheld, conditioned or delayed, such New Equity Incentive Plan; and the Parties shall otherwise cooperate to include such terms and conditions as are customary and appropriate for the New Equity Incentive Plan.
Section
 6.9
Merger Sub Member Approval
. As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Acquiror, as the sole member of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions.
Section
 6.10
Conduct of Business of
Acquiror
. From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, Acquiror shall not, and it shall cause its Subsidiaries not to, except as expressly required by this Agreement or any Ancillary Document, as required by applicable Law (including any Pandemic Measures), as set forth on
Section
 6.10
of the Acquiror Disclosure Schedules, or as expressly consented to in writing by the Company, do any of the following:
(a) seek an approval from the
Pre-Closing
Acquiror Stockholders of, or otherwise adopt, any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Acquiror Party;
(b) (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any outstanding Equity Securities of any Acquiror Party, (ii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any Equity Securities of any Acquiror Party, or (iii) other than in connection with the Acquiror Stockholder Redemption, in connection with the exercise of any Acquiror Warrants outstanding on the date hereof, or as otherwise required by Acquiror’s Governing Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities of any Acquiror Party;

56

(c) (i) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities of any Acquiror Party other than the issuance of Acquiror Common Stock in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant or the applicable warrant agreement, including any amendment, modification or reduction of the warrant price set forth therein;
(d) (i) incur, create or assume any Indebtedness in excess of $1,000,000, individually or in the aggregate, (ii) modify, in any material respect, the terms of any Indebtedness or (iii) assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;
(e) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person (other than any Acquiror Party), other than the reimbursement of expenses of employees in the ordinary course of business for expenses not to exceed $25,000 individually or $100,000 in the aggregate;
(f) enter into, renew, modify or revise any Acquiror Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be an Acquiror Related Party Transaction), other than the entry into any Contract with an Acquiror Related Party with respect to the incurrence of Indebtedness permitted by
Section
 6.10(d)
;
(g) engage in any activities or business, or incur any material Acquiror Liabilities, other than any activities, businesses or Acquiror Liabilities that are otherwise permitted under this
Section
 6.10
(including, for the avoidance of doubt, any activities or business contemplated by, or Liabilities incurred in connection with, this Agreement or any Ancillary Document);
(h) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Acquiror Party;
(i) enter into any Contract with any broker, finder, investment bank or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions;
(j) make or change any entity classification or other material Tax election or adopt or change any material Tax accounting method in a manner inconsistent with past practice, file any material Tax Return in a manner inconsistent with past practices or amend any material Tax Return, enter into any agreement with a Governmental Entity with respect to a material amount of Taxes, settle or compromise any claim or assessment by a Governmental Entity in respect of any material amount of Taxes, or consent to any extension or waiver of the statutory period of limitation applicable to any claim or assessment in respect of a material amount of income Taxes, or enter into any Tax sharing or similar agreement other than in the ordinary course of business, if such action would be reasonably expected to materially increase the present or future Tax Liability of any Acquiror Party or their respective Affiliates;
(k) change Acquiror’s methods of accounting in any material respect, other than as may be required by GAAP;
(l) settle any pending or threatened Proceeding, (i) if such settlement would require payment by any Acquiror Party in an amount greater than $500,000, in the aggregate, (ii) to the extent such settlement involves a Governmental Entity or alleged criminal wrongdoing, or (iii) if such settlement will impose any material, non-monetary
obligations on any Company Group Member, Acquiror or any of its Affiliates after the Closing;
(m) make or permit to be made any distribution of amounts held in the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement);

57

(n) create any new Subsidiary;
(o) materially amend, modify, or consent to the termination (excluding any expiration in accordance with its terms and excluding any termination by any Acquiror Party for cause) of, any Contracts (including engagement letters) with any of the financial advisors identified on
Section
 5.4
of the Acquiror Disclosure Schedules in a manner adverse to Acquiror or that would increase, add to or supplement any Acquiror Expenses, or enter into a Contract that if entered into prior to the date of this Agreement would require the payment of amounts that would constitute Acquiror Expenses;
(p) engage or hire any employees or agree to engage or hire any employees or establish, adopt or incur any Liability, including as an ERISA Affiliate (substituting “Acquiror Party” for the “Company” in such definition) with respect to (i) any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA) or (ii) any stock option plan, stock purchase plan, or any other equity or equity-based compensation; bonus or incentive plan; severance pay plan, program, or arrangement; deferred compensation arrangement or agreement; employment agreement; compensation plan, program, agreement, or arrangement; change in control plan, program, or arrangement; supplemental income arrangement; retention; retirement; welfare; vacation; fringe benefit; or other compensation or employee benefit plan, program, policy, agreement, or arrangement not described in (i); or
(q) enter into any Contract to take, or cause to be taken, any of the actions set forth in this
Section
 6.10
.
Section
 6.11
NYSE Listing
. From the date of this Agreement through the Effective Time, Acquiror shall use commercially reasonable efforts
to ensure Acquiror remains listed as a public company on NYSE. Acquiror shall use commercially reasonable efforts
to, as promptly as reasonably practicable after the date of this Agreement (with effect as of immediately following the Effective Time), (a) cause the Acquiror Common Stock issuable in accordance with this Agreement to be approved for listing on NYSE (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time, and (b) satisfy any applicable initial and continuing listing requirements of NYSE.
Section
 6.12
Trust Account
. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in
Article
 7
and provision of notice thereof to the Trustee, (a) at the Closing, Acquiror shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the public stockholders of Acquiror pursuant to the Acquiror Stockholder Redemption, (B) pay the amounts due to the underwriters of Acquiror’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement, (C) pay the Unpaid Company Expenses and Unpaid Acquiror Expenses and (D) immediately thereafter, pay all remaining amounts then available in the Trust Account to Acquiror in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section
 6.13
Acquiror
Indemnification
.
(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability or exculpation now existing in favor of the directors and officers of each Acquiror Party, as provided in the applicable Acquiror Party’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Acquiror will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Acquiror shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Acquiror Party’s Governing Documents or

58

other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of the Acquiror Parties’ Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were directors or officers of any Acquiror Party (the “
Acquiror
D&O Persons
”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Acquiror D&O Person was a director or officer of any Acquiror Party immediately prior to the Effective Time unless such amendment, repeal or other modification is required by applicable Law.
(b) Acquiror shall not have any obligation under this
Section
 6.13
to any Acquiror D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable)
that the indemnification of such Acquiror D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c) If, following the Closing, Acquiror (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Acquiror shall assume all of the obligations set forth in this
Section
 6.13
.
(d) The Acquiror D&O Persons entitled to the advancement, indemnification, liability limitation, and exculpation set forth in this
Section
 6.13
are intended to be third party beneficiaries of this
Section
 6.13
. This
Section
 6.13
shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Acquiror.
Section
 6.14
Company Indemnification
.
(a) Each Party agrees that (i) all rights to advancement, indemnification, limitations on liability, or exculpation now existing in favor of the managers and officers of any Company Group Member, as provided in the Company Group Member’s Governing Documents in effect as of immediately prior to the Effective Time, in either case, solely with respect to any acts, errors or omissions occurring on or prior to the Effective Time, shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Acquiror will perform and discharge, or cause to be performed and discharged, all obligations to provide such advancement, indemnity, limitations on liability and exculpation during such six (6)-year period. During such six (6)-year period, Acquiror shall advance, or cause to be advanced, expenses in connection with such indemnification as provided in the applicable Company Group Member’s Governing Documents or other applicable agreements in effect as of the date hereof. The advancement, indemnification and liability limitation or exculpation provisions of any Company Group Member’s Governing Documents or in other applicable agreements in effect as of immediately prior to the Effective Time shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time or at any time prior to such time, were managers or officers of the applicable Company Group Member (the “
Company
D&O Persons
”) to receive advancement, be so indemnified, have their liability limited or be exculpated with respect to any act, error or omission occurring on or prior to the Effective Time by reason of the fact that such Company D&O Person was a director or officer of the applicable Company Group Member prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b) None of Acquiror or the Company shall have any obligation under this
Section
 6.14
to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable)
that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

59

(c) If, following the Closing, Acquiror (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Acquiror shall assume all of the obligations set forth in this
Section
 6.14
.
(d) The Company D&O Persons entitled to the advancement, indemnification, liability limitation and exculpation set forth in this
Section
 6.14
are intended to be third party beneficiaries of this
Section
 6.14
. This
Section
 6.14
shall survive the consummation of the Transactions and shall be binding on all successors and assigns of Acquiror.
Section
 6.15
Post-Closing Directors and Officers
.
(a) Subject to applicable listing rules of NYSE, applicable Law and the second sentence of
Section
 6.15(b)
, not less than five (5) Business Days prior to the initial filing of the Registration Statement with the SEC:
(i) the Company shall designate in writing to Acquiror four (4) Persons that will serve on the Acquiror Board as of immediately following Closing, which shall include the Persons set forth on
Section
 6.15(a)(i)
of the Company Disclosure Schedules; and
(ii) Acquiror shall designate in writing to the Company three (3) Persons that will serve on the Acquiror Board as of immediately following Closing, which shall include the Persons set forth on
Section
 6.15(a)(ii)
of the Acquiror Disclosure Schedules.
(b) For the avoidance of doubt, as of immediately following Closing, the Acquiror Board shall consist of seven (7) directors. Notwithstanding the designation rights of the Parties in
Section
 6.15(a)
, not less than a majority of the directors on the Acquiror Board as of immediately following the Closing shall qualify as independent directors. In the event that any designee designated pursuant to
Section
 6.15(a)
is unable or unwilling to serve, for any reason, as a director on the Acquiror Board at the Effective Time, the Party(ies) that designated such designee shall have the right to designate another individual to become a designee in place of such unavailable designee. The designees appointed pursuant to this
Section
 6.15
shall be assigned to classes of the Acquiror Board and the committees of the Acquiror Board as determined by Acquiror and the Company not less than five (5) Business Days prior to the initial filing of the Registration Statement with the SEC.
(c) The Persons identified on
Section
 6.15(c)
of the Company Disclosure Schedules shall be the officers of Acquiror immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any Person identified on
Section
 6.15(c)
of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an officer, then, prior to the mailing of the Registration Statement to the
Pre-Closing
Acquiror Stockholders, the Company may, subject to applicable listing rules of NYSE and applicable Law, replace such individual with another individual to serve as such officer by amending
Section
 6.15(c)
of the Company Disclosure Schedules to include such replacement individual as such Officer.
(d) Each Party shall take all such action as may be necessary or appropriate to give effect to the designations set forth in
Section
 6.15(a)
,
Section
 6.15(b)
and
Section
 6.15(c)
as of immediately following Closing.
(e) At the Closing, Acquiror shall enter into customary indemnification agreements, in a form reasonably satisfactory to each of the Company and Acquiror, with the post-Closing directors and officers of Acquiror as determined pursuant to this
Section
 6.15
other than any such directors or officers who were already party to an indemnification agreement with Acquiror immediately prior to the Closing.

60

Section
 6.16
Expense Statement
.
At least five (5) Business Days prior to the contemplated Closing Date, Acquiror shall deliver to the Company a written statement setting forth Acquiror’s good faith estimate of each Unpaid Acquiror Expense as of the Closing Date.
Section
 6.17
No Claim Against the Trust Account
. The Company acknowledges that Acquiror has established the Trust Account described in Acquiror’s final prospectus for its initial public offering, dated January 11, 2021, the Acquiror’s Governing Documents, and the Trust Agreement for the benefit of Acquiror’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that, if the Transactions, or, in the event of a termination of this Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by the Acquiror Stockholders to complete a Business Combination, Acquiror will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Company (on behalf of itself, its Affiliates and its members) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this
Section
 6.17
shall constitute a waiver by the Company (on behalf of itself, its Affiliates or its members) of any rights it may have against Acquiror or its Affiliates with respect to any assets or funds held outside the Trust Account. This
Section
 6.17
shall survive the termination of this Agreement for any reason.
Section
 6.18
Section 16 of the Exchange Act
.
Prior to the Closing, the Acquiror Board or an appropriate committee thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC relating to Rule
16b-3
under the Exchange Act, such that the acquisition of Acquiror Common Stock pursuant to this Agreement by any officer or director of the Company who is expected to become a “covered person” of Acquiror for purposes of Section 16(b) of the Exchange Act (“
Section
 16(b)
”) shall be exempt acquisitions for purposes of Section 16(b).
Section
 6.19
Notification of Certain Matters
.
Each Party shall provide the other Parties with prompt written notice upon becoming aware of any event, fact or circumstance that would reasonably be expected to cause any of such Party’s conditions set forth in
Article
 7
not to be satisfied. No such notice shall constitute an acknowledgment or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached. No notice pursuant to this
Section
 6.19
shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of any Party.
Section
 6.20
Transaction Litigation
. From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with
Article
 8
, Acquiror, on the one hand, and the Company, on the other hand, shall each notify the other promptly after learning of any demand (or threat thereof) or other Proceeding brought on behalf of an Acquiror Stockholder or Holder, respectively, whether or not before any Governmental Entity (including derivative claims), relating to this Agreement or the Transactions (collectively, “
Transaction Litigation
”) commenced or, to the knowledge of Acquiror or to the knowledge of the Company, as applicable, threatened in writing against (a) in the case of Acquiror, Acquiror, any of Acquiror’s Affiliates or any of their respective officers, directors, managers, employees, or stockholders or members (in their capacity as such) or (b) in the case of the Company, any Company Group Member, any of the Company Group’s controlled Affiliates or any of their respective officers, directors, managers, employees or members (in their capacity as such). Acquiror and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation, and (iv) reasonably cooperate with

61

each other with respect to any Transaction Litigation;
provided
,
however
, that in no event shall (x) any Company Group Member, any of the Company Group’s Affiliates or any of their respective officers, directors, managers or employees settle or compromise any Transaction Litigation without the prior written consent of Acquiror (such consent not to be unreasonably withheld, conditioned or delayed) or (y) Acquiror, any of Acquiror’s Affiliates or any of their respective officers, directors, managers or employees settle or compromise any Transaction Litigation without the Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Section
 6.21
Holder Approval
.
Promptly following the SEC declaring the Registration Statement effective, the Company shall disseminate the Proxy Statement to its Holders. As promptly as reasonably practicable (and in any event within three (3) Business Days) following the time at which the Registration Statement is declared effective under the Securities Act (the “
Holder Written Consent Deadline
”), the Company shall obtain and deliver to Acquiror a true and correct copy of a written consent (in form and substance reasonably satisfactory to Acquiror) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the Transactions that is duly executed by the Holders that hold at least the requisite number of issued and outstanding Units required to approve and adopt such matters in accordance with the DLLCA and the Company’s Governing Documents (the “
Holder Written Consent
”). The board of managers of the Company shall recommend to the Holders the approval and adoption of this Agreement and the Transactions, and not change or rescind such recommendation.
ARTICLE 7
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT
Section
 7.1
Conditions to the Obligations of the Parties
. The obligations of the Parties to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:
(a) any waiting period (and extensions thereof) applicable to or in connection with the transactions contemplated hereby under the HSR Act shall have expired or been terminated;
(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing or making illegal the consummation of the Transactions shall be in effect;
(c) the Acquiror Stockholder Approval shall have been obtained;
(d) the Holder Written Consent shall have been obtained;
(e) the Registration Statement shall have become effective in accordance with the Securities Act, no stop order shall have been issued by the SEC with respect to the Registration Statement and no Proceeding seeking such stop order shall have been threatened or initiated;
(f) Acquiror’s listing application with NYSE in connection with the Transactions shall have been approved, subject only to official notice of issuance, and, immediately following the Effective Time, Acquiror shall satisfy any applicable initial and continuing listing requirements of NYSE, and Acquiror shall not have received any notice of non-compliance
therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the Acquiror Common Stock shall have been approved for listing on NYSE; and
(g) after giving effect to the Transactions, Acquiror shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act) immediately after the Effective Time.

62

Section
 7.2
Other Conditions to the Obligations of
the
Acquiror
Parties
. The obligations of the Acquiror Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by Acquiror (on behalf of itself and the other Acquiror Parties) of the following further conditions:
(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in
Section
 4.2(a)
and
Section
 4.2(b)
) shall be true and correct (without giving effect to any limitation as to “materiality,” “Company Impairment Effect” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in
Section
 4.2(a)
and
Section
 4.2(b)
shall be true and correct in all respects (except for
de
minimis
inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de
minimis
inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company set forth in
Article
 4
(other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality,” “Company Impairment Effect” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect or Company Impairment Effect;
(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;
(c) since the date of this Agreement, no Company Impairment Effect shall have occurred and be continuing and no Company Material Adverse Effect shall have occurred;
(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Acquiror the following documents:
(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in
Section
 7.2(a)
,
Section
 7.2(b)
and
Section
 7.2(c)
are satisfied, in a form and substance reasonably satisfactory to Acquiror;
(ii) the Investor Rights Agreement duly executed by the Company IRA Holders;
(iii) certification (in such form as may be reasonably requested by Acquiror) conforming to the requirements of Treasury Regulations section
1.1445-11T(d)(2)(i);
(iv) certificates of good standing with respect to each Company Group Member issued by the applicable jurisdiction where such entities are formed or qualified to do business, each dated as of the most recent practicable date; and
(v) if the Closing has not occurred prior to February 14, 2022, a true and complete copy of the audited consolidated balance sheets of the Company Group as of December 31, 2021 and the related audited consolidated statements of operations and comprehensive loss, and stockholders’ equity (deficit) and cash flows of the Company Group for such year then ended.

63

Section
 7.3
Other Conditions to the Obligations of
the Company
. The obligations of the Company to consummate the Transactions are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:
(a) (i) the Acquiror Fundamental Representations (other than the representations and warranties set forth in
Section
 5.5
) shall be true and correct (without giving effect to any limitation as to “materiality,” “Acquiror Impairment Effect” or “Acquiror Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in
Section
 5.5
shall be true and correct in all respects (except for
de
minimis
inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de
minimis
inaccuracies) as of such earlier date) and (iii) the representations and warranties of the Acquiror Parties (other than the Acquiror Fundamental Representations) contained in
Article
 5
of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality,” “Acquiror Impairment Effect” or “Acquiror Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an Acquiror Material Adverse Effect or Acquiror Impairment Effect;
(b) the Acquiror Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Acquiror Parties under this Agreement at or prior to the Closing;
(c) since the date of this Agreement, no Acquiror Impairment Effect shall have occurred and be continuing and no Acquiror Material Adverse Effect shall have occurred; and
(d) at or prior to the Closing, Acquiror shall have delivered, or caused to be delivered, the following documents to the Company:
(i) a certificate duly executed by an authorized officer of Acquiror, dated as of the Closing Date, to the effect that the conditions specified in
Section
 7.3(a)
,
Section
 7.3(b)
, and
Section
 7.3(c)
are satisfied, in a form and substance reasonably satisfactory to the Company;
(ii) the Investor Rights Agreement duly executed by Acquiror and the Acquiror IRA Stockholders; and
(iii) the Surviving Company A&R LLCA, duly executed by Acquiror.
Section
 7.4
Frustration of Closing Conditions
. The Company may not rely on the failure of any condition set forth in this
Article
 7
to be satisfied if such failure was proximately caused by the Company’s failure to use commercially reasonable efforts
to cause the Closing to occur, as required by
Section
 6.3
, or a material breach of this Agreement by the Company. None of the Acquiror Parties may rely on the failure of any condition set forth in this
Article
 7
to be satisfied if such failure was proximately caused by an Acquiror Party’s failure to use commercially reasonable efforts
to cause the Closing to occur, as required by
Section
 6.3
, or a material breach of this Agreement by an Acquiror Party.

64

ARTICLE 8
TERMINATION
Section
 8.1
Termination
. This Agreement may be terminated and the Transactions may be abandoned at any time prior to the Closing:
(a) by mutual written consent of Acquiror and the Company;
(b) by Acquiror, if any of the representations or warranties set forth in
Article
 4
shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either
Section
 7.2(a)
or
Section
 7.2(b)
will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Acquiror, and (ii) the fifth (5th) Business Day prior to the Termination Date;
provided
,
however
, that none of the Acquiror Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either
Section
 7.3(a)
or
Section
 7.3(b)
from being satisfied;
(c) by the Company, if any of the representations or warranties set forth in
Article
 5
shall not be true and correct or if any Acquiror Party has failed to perform any covenant or agreement on the part of such applicable Acquiror Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either
Section
 7.3(a)
or
Section
 7.3(b)
will not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Acquiror by the Company and (ii) the fifth (5th) Business Day prior to the Termination Date;
provided
,
however
, that the Company is not then in breach of this Agreement so as to prevent the condition to Closing set forth in
Section
 7.2(a)
or
Section
 7.2(b)
from being satisfied;
(d) by either Acquiror or the Company, if the Transactions shall not have been consummated on or prior to May 29, 2022 (the “
Termination Date
”);
provided
that the right to terminate this Agreement pursuant to this
Section
 8.1(d)
shall not be available to (i) Acquiror, if any Acquiror Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date, (ii) the Company, if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the Transactions on or before the Termination Date and (iii) either Acquiror or the Company if any Proceeding for specific performance to compel the Closing is pending in a court specified in
Section
 9.16
as of the Termination Date;
provided
,
further
that if the failure to consummate the Transactions on or before the Termination Date is attributable to (A) the Parties negotiating a restructuring of the Transactions in accordance with
Section
 6.5(h)
, then the Termination Date shall automatically be extended by sixty (60) days, or (B) outstanding or unresolved comments received from the SEC with respect to the Registration Statement or the SEC requiring that Acquiror’s or the Company Group’s audited financial statements as of and for the year ended December 31, 2021 be included in the Registration Statement, then the Termination Date shall automatically be extended by ninety (90) days;
(e) by either Acquiror or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions and such Order or other action shall have become final and nonappealable;
(f) by either Acquiror or the Company, if the Acquiror Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, the
Pre-Closing
Acquiror Stockholders have duly voted and the Acquiror Stockholder Approval was not obtained; or
(g) by Acquiror, if the Company does not deliver, or cause to be delivered, to Acquiror the Holder Written Consent in accordance with
Section
 6.21
by the Holder Written Consent Deadline.

65

Section
 8.2
Effect of Termination
. In the event of the termination of this Agreement pursuant to
Section
 8.1
, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of (a)
 Section
 6.3
, this
Section
 8.2
,
Article
 9
and
Article
 1
(to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing, the termination of this Agreement pursuant to
Section
 8.1
shall not affect any Liability on the part of any Party for the Willful Breach of this Agreement by, or any Fraud of, such Party (or in the case of Acquiror, Acquiror or Merger Sub).
ARTICLE 9
MISCELLANEOUS
Section
 9.1
Non-Survival
. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except (a) for those covenants and agreements that, by their terms, survive or contemplate performance after the Effective Time and (b) this
Article
 9
and any corresponding definitions set forth in
Article
 1
.
Section
 9.2
Entire Agreement; Assignment
. This Agreement (together with the Ancillary Documents and the Confidentiality Agreement) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of Acquiror and the Company. Any attempted assignment of this Agreement not in accordance with the terms of this
Section
 9.2
shall be void.
Section
 9.3
Amendment
. This Agreement may be amended or modified only by a written agreement executed and delivered by Acquiror and the Company. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this
Section
 9.3
shall be void,
ab initio
.
Section
 9.4
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by
e-mail
(having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a)	If to any Acquiror Party, to:
Adit Edtech Acquisition Corp.
1345 Avenue of the Americas
33
rd
Fl
New York, NY 10105
Attention:
John D’Agostino
Telephone: [***]
E-mail:
[***]

66

with a copy (which shall not constitute notice) to
:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention: Jack S. Bodner
        Michael J. Riella
        Brian K. Rosenzweig
E-mail:
jbodner@cov.com
             mriella@cov.com
             brosenzweig@cov.com

(b)	If to the Company, to:
Griid Holdco LLC
2577 Duck Creek Road
Cincinnati, OH 45212
Attention: James D. Kelly III
E-mail:
[***]
with a copy (which shall not constitute notice) to
:
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
Attention: Patrick B. Costello
                 Steven Khadavi
       Joseph Walsh
E-mail:
patrick.costello@troutman.com
            steven.khadavi@troutman.com
            joseph.walsh@troutman.com
or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Section
 9.5
Governing Law
. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
Section
 9.6
Fees and Expenses
. Except as otherwise set forth in this Agreement and the Trust Agreement, including
Section
 5.6
hereof, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses;
provided
that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms,
the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Acquiror shall pay, or cause to be paid, all Unpaid Acquiror Expenses and (b) if the Closing occurs, then Acquiror shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Acquiror Expenses.
Section
 9.7
Construction; Interpretation
. The term “this Agreement” means this Agreement and Plan of Merger together with the Schedules and Annexes hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement

67

are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Annexes, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Annexes or Schedules are to Articles, Sections, Annexes and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Acquiror, any documents or other materials posted to the “GRIID Data Room” electronic data room hosted by Dropbox as of 5:00 p.m., New York City time, at least two (2) Business Days prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted
from time to time and all rules and regulations promulgated thereunder; and (m) all references to any Contract are to such Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement);
provided
that this
clause (m)
 shall not apply with respect to the Company Disclosure Schedules or the Acquiror Disclosure Schedules. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
Section
 9.8
Annexes and
Schedules
. All Annexes and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Acquiror Disclosure Schedules corresponding to any Section or subsection of
Article
 4
(in the case of the Company Disclosure Schedules) or
Article
 5
(in the case of the Acquiror Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of
Article
 4
(in the case of the Company Disclosure Schedules) or
Article
 5
(in the case of the Acquiror Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of
Article
 4
or
5
may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature. The inclusion of any information in the Company Disclosure Schedules or the Acquiror Disclosure Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or an Acquiror Material Adverse Effect.
Section
 9.9
Parties in Interest
. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in
Section
 6.13
and
Section
 6.14
, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
Section
 9.10
Severability
. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement

68

is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.
Section
 9.11
Counterparts; Electronic Signatures
. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed manually or electronically in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by facsimile,
e-mail,
or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.
Section
 9.12
Knowledge of
Company; Knowledge of
Acquiror
. For all purposes of this Agreement, the phrase “
to the Company
’
s knowledge
” and “
known by the Company
” and any derivations thereof shall mean as of the applicable date, the actual knowledge following reasonable inquiry of the individuals set forth on
Section
 9.12
of the Company Disclosure Schedules. For all purposes of this Agreement, the phrase “
to
Acquiror
’
s
knowledge
” and “
to the knowledge of
Acquiror
” and any derivations thereof shall mean as of the applicable date, the actual knowledge following reasonable inquiry of the individuals set forth on
Section
 9.12
of the Acquiror Disclosure Schedules.
For the avoidance of doubt
, none of the individuals set forth on
Section
 9.12
of the Company Disclosure Schedules or
Section
 9.12
of the Acquiror Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.
Section
 9.13
No Recourse
. This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and none of the Representatives of Acquiror (including the Sponsor) or the Company (and including the Parties’ stockholders) shall have any Liability arising out of or relating to this Agreement or the Transactions, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein.
Section
 9.14
Extension; Waiver
. The Company may (a) extend the time for the performance of any of the obligations or other acts of the Acquiror Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Acquiror Parties set forth herein or (c) waive compliance by the Acquiror Parties with any of the agreements or conditions set forth herein. Acquiror may (i) extend the time for the performance of any of the obligations or other acts of the Company set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section
 9.15
Waiver of Jury Trial
. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH

69

PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION
 9.15
.
Section
 9.16
Submission to Jurisdiction
. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware does not have jurisdiction, a federal court sitting in Wilmington, Delaware), for the purposes of any Proceeding (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this
Section
 9.16
for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Proceeding commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding in any such court is brought in an inconvenient forum, (y) the venue of such Proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such Party’s respective address set forth in
Section
 9.4
shall be effective service of process for any such Proceeding.
Section
 9.17
Remedies
. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
*     *     *     *     *

70

IN WITNESS WHEREOF
, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

ADEX MERGER SUB, LLC

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer

GRIID HOLDCO LLC

By:	/s/ James D. Kelly III
Name: James D. Kelly III
Title: Chief Executive Officer and President
[
Signature Page to Agreement and Plan of Merger
]

Annex A
VOTING AGREEMENT
This Voting Agreement (this “
Agreement
”), dated as of November 29, 2021, is among Adit EdTech Acquisition Corp., a Delaware corporation (“
Parent
”), and each of the undersigned holders (together with each such holder who executes a signature page to this Agreement after the date hereof, the “
Holders
”) of limited liability company units of Griid Holdco LLC, a Delaware limited liability company (the “
Company
”). Each of Parent and each Holder may hereinafter be referred to as a “
Party
” and collectively as the “
Parties
”.
RECITALS
WHEREAS, Parent, ADEX Merger Sub, LLC
,
a Delaware limited liability company (“
Merger Sub
”), and the Company have entered into an Agreement and Plan of Merger (the “
Merger Agreement
”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving company (the “
Merger
”), all upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, each Holder beneficially owns (as defined in
Rule 13d-3
under the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), and has sole voting power with respect to the number and type of limited liability company units in the Company (“
Company Units
”) Units indicated opposite such Holder’s name on Schedule 1 attached hereto (or, in the case of any Holder who executes a signature page to this Agreement after the date hereof, attached to such Holder’s signature page) (as used herein, the term “
Units
” means all the Company Units held by the Holders);
WHEREAS, this Agreement is a material inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and the Ancillary Documents and consummate the transactions contemplated thereby, including the Merger; and
WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Holders agree as follows:
Section 1.
Agreement to Vote Units
.
(a) Each Holder agrees that, unless the Expiration Date (as defined herein) has occurred, it shall validly execute and deliver to the Company, on (or effective as of) the second (2nd) Business Day following the date that the Proxy Statement is disseminated to the Company’s members (following the date that the Registration Statement becomes effective), a written consent approving the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement in respect of such Holder’s Company Units. In addition, unless the Expiration Date has occurred, each Holder irrevocably and unconditionally agrees that at any meeting of the holders of Company Units, or any adjournment or postponement thereof, or in connection with any written consent of the holders of Company Units, with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Merger, such Holder shall:
(i) appear at any such meeting or otherwise cause its Company Units to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted) (i) in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions

1

contemplated by the Merger Agreement, and (ii) against any proposal that conflicts or materially impedes or interferes therewith or would materially adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement.
(b) Without limiting any other rights or remedies of Parent, each Holder hereby irrevocably appoints Parent or any individual designated by Parent as such Holder’s agent, attorney-in-fact
and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Holder, up to the Expiration Date, to attend on behalf of such Holder any meeting of the Company’s members with respect to the matters described in
Section
 1(a)(ii)
, to include the Company Units held by such Holder in any computation for purposes of establishing a quorum at any such meeting of the Company’s members, to vote (or cause to be voted) such Company Units or consent (or withhold consent) with respect to any of the matters described in
Section
 1(a)(ii)
in connection with any meeting of the Company’s members or any action by written consent by the Company’s members, in each case, only in the event and to the extent that the Holder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in
Section
 1(a)
. The proxyholder may not exercise the proxy granted pursuant to this
Section
 1(b)
on any matter except those provided in
Section
 1(a)
, and each Holder may vote its, his or her Company Units on all other matters, subject to the other applicable covenants, agreements and obligations set forth in this Agreement.
(c) The proxy granted by each Holder pursuant to
Section
 1(b)
 (i) will be automatically revoked upon the Expiration Date, (ii) is coupled with an interest sufficient in law to support, subject to clause (i), an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby, and (iii) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Holder and shall revoke any and all prior proxies granted by such Holder with respect to the Company Units held by such Holder. The vote or consent of the proxyholder in accordance with
Section
 1(b)
and with respect to the matters in
Section
 1(a)(ii)
shall control in the event of any conflict between such vote or consent by such proxyholder and a vote or consent by each Holder (or any other Person with the power to vote the Company Units held by such Holder) with respect to the matters in
Section
 1(a)(ii)
.
(d) Prior to the Expiration Date, no Holder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (i) and (ii) of this
Section
 1
. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.
Section 2.
Agreement to Retain Units
. Each Holder agrees that, prior to the Expiration Date, he, she or it shall only sell, assign, transfer or otherwise dispose of any Units (collectively, a “
Transfer
”) (a) in compliance with all applicable federal and state securities Laws, (b) in compliance with the Governing Documents of the Company, (c) in compliance with the Merger Agreement and (d) to the extent that, prior to such Transfer, each transferee signs a counterpart to this Agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and to be a “Holder” hereunder;
provided
that, any subsequent transfer of the Units by any such transferee shall also be made pursuant to, and in accordance with, all of the provisions of this
Section
 2
to the same extent as if each such transferee were a Holder. Each Holder shall not, directly or indirectly,
(a) pledge, encumber or create a Lien on any Units or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing;
(b) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any of such Holder’s Units;
(c) enter into, or deposit any of such Holder’s Units into, a voting trust or take any other action which would, or would reasonably be expected to, result in a diminution of the voting power represented by any of such Holder’s Units; or

2

(d) commit or agree to take any of the foregoing actions.
As used in this Agreement, the term “
Expiration Date
” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article 8 thereof and (iii) mutual written agreement of the Parties to terminate this Agreement;
provided
,
however
, that the provisions of
Section
 4
(
Remedies
),
Section
 6
(
Fees and Expenses
),
Section
 7
(
Trust Account Waiver
),
Section
 12
(
Entire Agreement
),
Section
 18
(
Miscellaneous
) and
Section
 19
(
Parties Advised by Counsel
) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.
Section 3.
Representations and Warranties of Holders
. Each Holder hereby represents and warrants to Parent as follows:
(a) such Holder has the full power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder;
(b) this Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and general principles of equity;
(c) such Holder beneficially owns the number of Units indicated opposite such Holder’s name on Schedule 1 hereto, free and clear of any Liens (other than Liens created by this Agreement, applicable securities laws, the Company’s Certificate of Formation and the Company’s Second Amended and Restated Operating Agreement, and has sole, and otherwise unrestricted, voting and investment power with respect to such Units; none of the Units are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Units; and no Person has any right to acquire from such Holder any of the Units indicated opposite such Holder’s name on Schedule 1 hereto;
(d) such Holder agrees to promptly notify Parent in writing of any changes or updates to Schedule 1 hereto as it relates to such Holder after the date hereof and prior to the Expiration Date;
(e) such Holder understands that, at the Effective Time, each outstanding Unit shall be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;
(f) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Holder is a party or by which such Holder is bound, or any Law to which such Holder is subject or, in the event that such Holder is a corporation, company, partnership, limited liability company, joint venture, association, trust, business trust or other entity, any Governing Document of such Holder;
(g) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Holder of his, her or its obligations under this Agreement; and
(h) no investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Holder (solely in its capacity as a Holder) in connection with its entering into this Agreement.

3

Section 4.
Remedies
. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under this Agreement in accordance with the specific terms hereof or otherwise breaches any provision of this Agreement. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
Section 5.
No Waivers
. No waiver of any breach of this Agreement extended by Parent to a Holder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Holder or with respect to any subsequent breach of such Holder or any other such Holder. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
Section 6.
Fees and Expenses
. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.
Section 7.
Trust Account Waiver
. Each Holder acknowledges that Parent has established the Trust Account described in Parent’s final prospectus for its initial public offering, dated January 11, 2021, Parent’s Governing Documents, and the Trust Agreement for the benefit of Parent’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each Holder further acknowledges that, if the Transactions, or, in the event of a termination of the Merger Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by Parent’s Stockholders to complete a Business Combination, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Holder (on behalf of itself, its Affiliates and, as applicable, its heirs, successors, administrators, members, officers and directors, and all other who may claim through such Holder) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Parent or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this
Section
 7
shall constitute a waiver by Holder of any rights it may have against Parent or its Affiliates with respect to any assets or funds held outside the Trust Account.

4

Section 8.
Notices
. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by
e-mail
(having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
(a) if to Parent:
Adit EdTech Acquisition Corp.
1345 Avenue of the Americas
33rd Floor
New York, NY 10105
Attention: John D’Agostino
Telephone: [***]
E-mail:
[***]
with copies (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10010
Attention: Jack S. Bodner
Michael J. Riella
Brian K. Rosenzweig
E-mail:
jbodner@cov.com
mriella@cov.com
brosenzweig@cov.com
(b) if to a Holder, to the address, facsimile number or email address set forth under such Holder’s signature on the signature page hereto.
Section 9.
Assignment
. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.
Section 10.
Amendment
. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by Parent and all of the Holders or, in the case of a waiver, by Parent and (b) only in the specific instance and for the specific purpose for which made or given. Notwithstanding anything to the contrary contained herein, any holder of Units may become party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Holder hereunder. In such event, each such person shall thereafter shall be deemed a Holder for all purposes under this Agreement.
Section 11.
Termination
.
This Agreement shall automatically terminate
on the Expiration Date. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement;
provided
,
however
, that the provisions of
Section
 4
(
Remedies
),
Section
 6
(
Fees and Expenses
),
Section
 7
(
Trust Account Waiver
),
Section
 9
(
Assignment
),
Section
 10
(
Amendment
), this
Section
 11
(
Termination
),
Section
 12
(
Entire Agreement
),
Section
 15
(
Further
Assurances
),
Section
 18
(
Miscellaneous
) and
Section
 19
(
Parties Advised by Counsel
) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

5

Section 12.
Entire Agreement
. This Agreement, Schedule 1 hereto and the Merger Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.
Section 13.
No Third-Party Beneficiaries
. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.
Section 14.
Capacity as a Holder
. Notwithstanding anything herein to the contrary, the Holder signs this Agreement solely in the Holder’s capacity as a holder of Company Units, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Holder or any of its affiliates in his or her capacity, if applicable, as an officer or manager of the Company or any other Person.
Section 15.
Further Assurances
. From time to time and without additional consideration, each Holder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
Section 16.
Disclosure
. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC the Holder’s identity and ownership of the Units and the nature of the Holder’s obligations under this Agreement.
Section 17.
Certain Events
. Each Holder agrees (severally with respect to itself and not jointly) that this Agreement and the obligations hereunder will attach to such Holder’s Units and will be binding upon any Person to which legal or beneficial ownership of such Holder’s Units passes, whether by operation of law or otherwise, including such Holder’s heirs, guardians, administrators or successors.
Section 18.
Miscellaneous
. The provisions of
Section 9.5
(
Governing Law
),
Section 9.7
(
Construction; Interpretation
),
Section 9.10
(
Severability
),
Section 9.11
(
Counterparts; Electronic Signatures
),
Section 9.15
(
Waiver of Jury Trial
) and
Section 9.16
(
Submission to Jurisdiction
) of the Merger Agreement shall apply to this Agreement
mutatis
mutandis as if set forth herein.
Section 19.
Parties Advised by Counsel
. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement will not be interpreted or construed against any Party because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.
[
Signature pages follow
]

6

I
N
W
ITNESS
W
HEREOF
, the Parties have executed this Agreement as of the date first set forth above.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer
[S
IGNATURE
P
AGE
TO
V
OTING
A
GREEMENT
]

HOLDER

GRIID HOLDINGS LLC

By:	/s/ Authorized Signatory
Authorized Signatory

Address for Notice: [***]

[***]

[***]

Email for Notice: [***]
[S
IGNATURE
P
AGE
TO
V
OTING
A
GREEMENT
]

SCHEDULE 1

Holder	Number of Units Held	Type	Address
Griid Holdings LLC	8,000,000	Class B	[***]
[S
CHEDULE
1
TO
V
OTING
A
GREEMENT
]

Annex B
FORM OF INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT
(this “
Agreement
”) is entered into as of [●], 202    , by and among Griid Infrastructure Inc. (f/k/a Adit EdTech Acquisition Corp.), a Delaware corporation, (the “
Company
”) and the parties listed as Investors on Schedule I hereto (each, including any person or entity who hereinafter becomes a party to this Agreement pursuant to
Section
 6.2
, an “
Investor
” and collectively, the “
Investors
”).
WHEREAS, the Company, ADEX Merger Sub, LLC, a Delaware limited liability company (“
Merger Sub
”), and Griid Holdco LLC, a Delaware limited liability company (“
Griid
”) have entered into that certain Agreement and Plan of Merger, dated as of November 29, 2021 (as amended or supplemented from time to time, the “
Merger Agreement
”), pursuant to which, among other things, Merger Sub merged with and into Griid, with Griid being the surviving company (the “
Merger
”) on the terms and subject to the conditions set forth therein (together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”);
WHEREAS, the Company, Adit EdTech Sponsor, LLC, a Delaware limited liability company (“
Sponsor
”) and Jacob Cohen, Sharmila Kassam, Sheldon H. Levy, Vuk Jeremic, Eva Kaili, and William Bennett (such individuals, collectively, the “
ADEX Holders
”) are parties to that certain Registration Rights Agreement, dated January 11, 2021 (the “
Prior ADEX Agreement
”);
WHEREAS, the Sponsor and the ADEX Holders currently hold, in the aggregate, 6,900,000 shares (the “
Founder Shares
”) of the Company’s common stock, par value $0.0001 per share (“
Common Stock
”);
WHEREAS, on January 11, 2021, the Company and the Sponsor entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor purchased warrants to purchase up to 7,270,000 shares of Common Stock, at an initial exercise price of $11.50 per share, in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering, all of which are currently outstanding and held by the Sponsor (the “
Private Placement Warrants
”);
WHEREAS, the Prior ADEX Agreement provided for, among other things, certain registration rights with respect to the Founder Shares, the Private Placement Warrants and warrants to purchase shares of Common Stock, which may be issued upon conversion of working capital loans made to the Company (the “
Working Capital Warrants
”);
WHEREAS, certain investors in Griid (“
Griid Investors
”) held, immediately prior to the Effective Time under (and as defined in) the Merger Agreement (a) units of the Company designated as Class A Units under the Griid LLC Agreement (as defined below) (“
Griid Class
 A Units
”); (b) units of the Company designated as Class B Units under the Griid LLC Agreement (“
Griid Class
 B Units
”); and (c) units of the Company designated as Class C Units under the Griid LLC Agreement (“
Griid Class
 C Units
”
and together with Griid Class A Units and Griid Class B Units, the “
Griid Units
”);
WHEREAS, at the Effective Time, the Griid Units were exchanged for shares of Common Stock pursuant to the Merger Agreement; and
WHEREAS, the Company, the Sponsor and the ADEX Holders desire to terminate the Prior ADEX Agreement pursuant to Section 6.7 thereof to provide for the terms and conditions included herein.

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.
DEFINITIONS
. The following capitalized terms used herein have the following meanings:
“
Addendum Agreement
” is defined in
Section
 6.2
.
“
Agreement
” is defined in the preamble to this Agreement.
“
ADEX Holders
” is defined in the recitals to this Agreement.
“
ADEX Investors
” shall mean the investors listed under such caption on Schedule I hereto.
“
Block Trade
” means any
non-marketed
underwritten offering taking the form of a block trade to financial institutions, QIBs or Institutional Accredited Investors, bought deals, over-night deals or similar transactions that do not include “road show” presentations to potential investors requiring marketing effort from management over multiple days.
“
Business Day
” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
“
Common Stock
” is defined in the recitals to this Agreement.
“
Closing Date
” is the date of the closing of the Merger.
“
Commission
” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.
“
Company
” is defined in the preamble to this Agreement.
“
Effectiveness Period
” is defined in
Section
 3.1.2
.
“
Exchange Act
” means the Securities Exchange Act of 1934.
“
Form 10 Disclosure Filing Date
” means the date on which the Company shall file with the Commission a Current Report on Form
8-K
that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.
“
Form
 S-1
” means a Registration Statement on Form S-1.
“
Form
S-3
” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.
“
Founder Shares
” is defined in the recitals to this Agreement.
“
Griid Class
 A Units
” is defined in the recitals to this Agreement.
“
Griid Class
 B Units
” is defined in the recitals to this Agreement.
“
Griid Class
 C Units
” is defined in the recitals to this Agreement.

2

“
Griid Investors
” is defined in the recitals to this Agreement.
“
Griid LLC Agreement
” means the Limited Liability Company Agreement of Griid, dated as of November 23, 2021, by and among Griid and the Holders party thereto, as amended, restated, supplemented or otherwise modified in accordance with the applicable provisions thereof.
“
Griid Units
” is defined in the recitals to this Agreement.
“
Holders
” means all Persons who hold one or more Griid Units prior to the Closing Date.
“
Indemnified Party
” is defined in
Section
 4.3
.
“
Indemnifying Party
” is defined in
Section
 4.3
.
“
Institutional Accredited Investor
” means an institutional “accredited” investor as defined in Rule 501(a) of Regulation D under the Securities Act.
“
Investor
” is defined in the preamble to this Agreement.
“
Investor Indemnified Party
” is defined in
Section
 4.1
.
“
Merger
” is defined in the recitals to this Agreement.
“
Merger Agreement
” is defined in the recitals to this Agreement.
“
New Registration Statement
” is defined in
Section
 2.1.4
.
“
Notices
” is defined in
Section
 6.3
.
“
Permitted Transferee
” means (i) the members of an Investor’s immediate family (for purposes of this Agreement, “
immediate family
” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust or family limited liability company or partnership for the direct or indirect benefit of an Investor or the immediate family of an Investor; (iii) if an Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in an Investor; or (v) any affiliate of an Investor.
“
Person
” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“
Prior ADEX Agreement
” is defined in the preamble to this Agreement.
“
Private Placement Warrants
” is defined in the recitals to this Agreement.
“
Q
IB
” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
“
Registration
” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

3

“
Registrable Securities
” means (i) all shares of Common Stock held by the Investors as of the date of this Agreement, (ii) the Private Placement Warrants (and any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) the Working Capital Warrants, if any (and any shares of Common Stock issued or issuable upon the exercise of any such Working Capital Warrants) and (iv) all shares of Common Stock issued to any Investor with respect to the securities referenced in clauses (i), (ii) and (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share re-designation,
share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities shall have become eligible for resale pursuant to Rule 144 without regard to volume, manner of sale or information requirements thereunder.
“
Registration Statement
” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form
S-4
or Form
S-8,
or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
“
Resale Shelf Registration Statement
” is defined in
Section
 2.1.1
.
“
Rule 415 Notice
” is defined in Section 2.14.
“
SEC Guidance
” is defined in
Section
 2.1.4
.
“
Securities Act
” means the Securities Act of 1933.
“
Transactions
” is defined in the recitals to this Agreement.
“
Working Capital Warrants
” is defined in the recitals to this Agreement.
2.
REGISTRATION RIGHTS
.
2.1
Resale Shelf Registration Rights
.
2.1.1
Registration Statement Covering Resale of Registrable Securities
. Provided compliance by the Investors with
Section
 3.4
, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the Closing Date, a Registration Statement on Form
S-3
or its successor form, or, if the Company is ineligible to use Form
S-3,
a Registration Statement on Form
S-1,
for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective resale registration statement (the “
Resale Shelf Registration Statement
”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than ninety (90) days after the Resale Shelf Registration Statement is filed with the Commission, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that the Company files a Form
S-1
pursuant to this
Section
 2.1
, the Company shall use its commercially reasonable efforts to File a Form
S-3
with the purpose of replacing the Form
S-1
promptly after the Company is eligible to

4

use Form
S-3.
The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this
Section
 2.1.1
shall include a “plan of distribution” approved by Griid Investors holding a majority of the shares held by the Griid Investors.
2.1.2
Notification and Distribution of Materials
. The Company shall promptly notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.
2.1.3
Amendments and Supplements
. Subject to the provisions of
Section
 2.1.1
above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.
2.1.4
Reduction of Shelf Offering
. Notwithstanding the registration obligations set forth in this
Section
 2.1
, in the event the Commission informs the Company (the “
Rule 415
Notice
”) that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file an amendment or amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “
New Registration Statement
”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form
S-1,
Form
S-3
or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff, including, without limitation, Compliance and Disclosure Interpretation 612.09 (the “
SEC Guidance
”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form
S-1,
Form
S-3
or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.
No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this
Section
 2
without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Investor’s

5

Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors prior to its filing with, or other submission to, the Commission.
2.1.5
Notice of Certain Events
. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.
2.1.6
Block Trade
. If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $10,000,000 that the Company effect the sale of all or any portion of the Registrable Securities in a Block Trade, then the Company shall, as expeditiously as possible, initiate the offering in such Block Trade of the Registrable Securities for which such requesting holder has requested such offering under
Section
 2.1.6
.
3.
REGISTRATION PROCEDURES
.
3.1
Filings; Information
. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to
Section
 2
, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably possible, and in connection with any such request:
3.1.1
Copies
. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies (which may be via
e-mail)
of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.
3.1.2
Amendments and Supplements
. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which no Registrable Securities remain outstanding (the “
Effectiveness Period
”).
3.1.3
Notification
. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such

6

Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.
3.1.4
Securities Laws Compliance
. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.
3.1.5
Cooperation
. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering, the preparation of a comfort letter, if applicable, and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
3.1.6
Transfer Agent
. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.
3.1.7
Earnings Statement
. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
3.1.8
Listing
. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.
3.2
Obligation to Suspend Distribution
. Upon receipt of any notice from the Company of the happening of any event of the kind described in
Section
 3.1.3(iv)
, or, upon any suspension by the Company, pursuant to a good faith reasonable determination of the board of directors of the Company that (i) the offer or sale of Registrable Securities would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries or (ii) the disposition of the Registrable Securities would otherwise be reasonably likely to be detrimental to the Company and its subsidiaries, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by
Section
 3.1.3(iv)
or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company or destroy all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company only twice for no longer than sixty (60) days each and for no longer than ninety (90) days in total in any consecutive
12-month
period.

7

3.3
Registration Expenses
. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to
Section
 2.1
, any Block Trade pursuant to
Section
 2.1.6
(other than expenses set forth below in clause (ix) of this
Section
 3.3
), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by
Section
 3.1.11
; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest
of the Registrable Securities included in such registration not to exceed $35,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.
3.4
Information
. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.
3.5
Other Obligations
.
3.5.1 At any time and from time to time after the expiration of any lock-up
to which such shares are subject, if any, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers.
3.5.2 The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate
paperwork provided by such Investor, or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of the Company and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to the Investor (collectively, the “
Unrestricted Conditions
”). The Company agrees that following the date that the Resale Registration Statement has been declared effective by the Commission (the “
Registration Date
”) or

8

at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to the Company or its transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to the Company or its transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.
3.5.3 As long as Registrable Securities remain outstanding the Company shall (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock not to at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.
4.
INDEMNIFICATION AND CONTRIBUTION
.
4.1
Indemnification by the Company
. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “
Investor Indemnified Party
”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein or to the extent relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.
4.2
Indemnification by Holders of Registrable Securities
. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any

9

Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made expressly in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or to the extent it relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.
4.3
Conduct of Indemnification Proceedings
. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to
Sections 4.1
or
4.2
, such person (the “
Indemnified Party
”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “
Indemnifying Party
”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
4.4
Contribution
.
4.4.1 If the indemnification provided for in the foregoing
Sections 4.1
,
4.2
and
4.3
is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion

10

as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section
 4.4
were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in
Section
 4.4.1
.
4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section
 4.4
, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5.
UNDERWRITING AND DISTRIBUTION
.
5.1
Rule 144
. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the scope of the safe harbor provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
6.
MISCELLANEOUS
.
6.1
Other Registration Rights and Arrangements
. The Company represents and warrants that no person, other than (a) a holder of the Registrable Securities and holders of the Company’s warrants to purchase shares of Common Stock, at an initial exercise price of $11.50 per share, issued in the Company’s initial public offering, and (b) the lenders from time to time under that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2021, by and among Griid Infrastructure LLC, Griid Holdings LLC, the lenders from time to time a party thereto, and Blockchain Access UK Limited, has any right to require the Company to register any of the Company’s capital stock for sale or to include the Company’s capital stock in any registration filed by the Company for the sale of capital stock for its own account or for the account of any other person. The parties hereby terminate the Prior ADEX Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
6.2
Assignment; No Third-Party Beneficiaries
. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder to a Permitted Transferee. This Agreement and the provisions hereof

11

shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in
Section
 4
and this
Section
 6.2
. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “
Addendum Agreement
”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.
6.3
Amendments and Modifications
. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects an Investor, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from other Investors (in such capacity) shall require the consent of such Investor so affected. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
6.4
Term
. This Agreement shall terminate upon the date as of which there shall be no Registrable Securities outstanding; provided, however, that such termination as to an Investor shall not apply to the following provisions until such Investor no longer holds any Registrable Securities:
Sections 3.1.3
,
3.1.4
,
3.1.6
,
3.1.7
,
3.1.8
, 3
.2
,
3.3
,
3.4
,
3.5
,
4
,
5
,
6.3
and
6.5
.
6.5
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof),
e-mail
(having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:
If to the Company, to:

Attention: [●]
Facsimile: [●]
E-mail:
[●]
with a copy (which shall not constitute notice) to
:
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
Attention:	Patrick B. Costello
Steven Khadavi
Joseph Walsh
E-mail:	patrick.costello@troutman.com
steven.khadavi@troutman.com
joseph.walsh@troutman.com;

12

If to an Investor, to:
the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
6.6
Severability
. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
6.7
Counterparts
. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
6.8
Governing Law
. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
6.9
Entire Agreement
. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including, without limitation the Prior Agreement.
[Signature Page Follows]

13

IN WITNESS WHEREOF
, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GRIID INFRASTRUCTURE INC.

By:
Name:
Title:
S
IGNATURE
P
AGE
TO
I
NVESTOR
R
IGHTS
A
GREEMENT

IN WITNESS WHEREOF
, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

S
IGNATURE
P
AGE
TO
I
NVESTOR
R
IGHTS
A
GREEMENT

EXHIBIT A
Addendum Agreement
This Addendum Agreement (“
Addendum Agreement
”) is executed on                     , 20    , by the undersigned (the “
New Holder
”) pursuant to the terms of that certain Investor Rights Agreement dated as of [●], 2021 (the “
Agreement
”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:
1.
Acknowledgment
. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “
Common Stock
”) as a transferee of such shares of Common Stock from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.
2.
Agreement
. New Holder hereby (a) agrees that the shares of Common Stock shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.
3.
Notice
. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER :	ACCEPTED AND AGREED:

Print Name:	GRIID INFRASTRUCTURE INC.

By:	By:

SCHEDULE I
ADEX Investors
[●]
Griid Investors
[●]

Annex C
CERTIFICATE OF MERGER
OF
ADEX MERGER SUB, LLC,
WITH AND INTO
GRIID HOLDCO LLC
[            ]
Pursuant to the provisions of
Section 18-209
of the Limited Liability Company Act of the State of Delaware (the “
DLLCA
”), Griid Holdco LLC, a Delaware limited liability company (the “
Company
”), hereby certifies the following information relating to the merger (the “
Merger
”) of ADEX Merger Sub, LLC, a Delaware limited liability company (“
Merger Sub
”), with and into the Company, with the Company as the surviving entity of the Merger:
FIRST
: The names and states of formation of the constituent limited liability companies to the Merger (the “
Constituent Entities
”) are as follows:

Name	State of Formation
Griid Holdco LLC	Delaware
ADEX Merger Sub, LLC	Delaware
SECOND
: The Agreement and Plan of Merger (the “
Agreement
”), dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp., Merger Sub and the Company has been approved, adopted, executed and acknowledged by each of the Constituent Entities pursuant to, and in accordance with,
Section 18-209
of the DLLCA.
THIRD
: The name of the surviving entity, upon the effectiveness of the Merger, shall be “Griid Holdco LLC.”
FOURTH
: At the effective time of the Merger, the certificate of formation of the Company, as in effect prior to the filing of this Certificate of Merger, shall be the certificate of formation of the surviving company until thereafter amended as provided therein and under the DLLCA. At the effective time of the Merger, the limited liability company agreement of the Company shall be amended and restated in its entirety so as to contain the provisions, and only the provisions, contained in
Annex A
attached hereto, and, as so amended and restated, shall be the limited liability company agreement of the Company until thereafter amended as provided therein and under the DLLCA.
FIFTH
: This Certificate of Merger and the Merger shall become effective immediately upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware in accordance with
Section 18-209(d)
of the DGCL.
SIXTH
: A copy of the executed Agreement is on file at the principal place of business of the surviving company. The address of the principal place of business of the surviving company is 2577 Duck Creek Road, Cincinnati, OH 45212.
SEVENTH
: A copy of the Agreement will be furnished by the surviving company on request, without cost, to any member of either of the Constituent Entities.

[THE REMAINDER OF THIS PAGE IS BLANK INTENTIONALLY]

IN WITNESS WHEREOF
, said surviving company has caused this certificate to be signed by an authorized officer on the date first written above.

GRIID HOLDCO LLC

By:
Name:
Title:
[
Signature Page to the Certificate of Merger
]

ANNEX A
A
MENDED
AND
RESTATED
L
IMITED
L
IABILITY
C
OMPANY
A
GREEMENT
OF
G
RIID
H
OLDCO
LLC

1

Annex D
FORM OF AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT
OF
GRIID HOLDCO LLC
This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “
Agreement
”) of GRIID HOLDCO LLC, a Delaware limited liability company (the “
Company
”), is made and entered into as of                     , 2022 (the “
Effective Date
”), by and between the Company and Griid Infrastructure Inc., a Delaware corporation (the “
Member
”), as the sole member of the Company.
BACKGROUND
WHEREAS
, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act, pursuant to the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on November 22, 2021 (the “
Certificate
”);
WHEREAS
, on November 23, 2021, pursuant to a certain contribution agreement dated as of the same date, (i) the members of Griid Infrastructure LLC, a Delaware limited liability company (“
OpCo
”), contributed all of their membership interests in OpCo to the Company in exchange for equivalent Membership Interests in the Company and (ii) the Company became the sole member of OpCo (the “
Restructuring
”);
WHEREAS
, upon the completion of the Restructuring, the Company and its members entered into that certain Limited Liability Company Agreement of the Company dated as of November 23, 2021 (the “
Original Agreement
”);
WHEREAS
, in accordance with that certain Agreement and Plan of Merger, dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp. (n/k/a Griid Infrastructure Inc.), ADEX Merger Sub, LLC (the “
Merger Sub
”) and the Company, Merger Sub has merged with and into the Company (the “
Merger
”), with the Company surviving the Merger as a wholly owned subsidiary of the Member; and
WHEREAS
, the Company and the Member desire to amend and restate the Original Agreement in its entirety as set forth herein for the purposes of, and on the terms and conditions set forth in, this Agreement.
NOW, THEREFORE
, in consideration of the premises stated herein and intending to be legally bound, the Member and the Company agree as follows:
1. Definitions and Rules of Construction
1.1.
Definitions
. In addition to the terms otherwise defined herein, the following terms, as used herein, shall have the following respective meanings:
(a) “
Delaware Act
” means the Delaware Limited Liability Company Act, 6
Del.
C.
§§
18-101
et
seq
., as amended from time to time.
(b) “
Membership Interest
” means the ownership interest of the Member in the Company (which shall be considered personal property for all purposes), consisting of (i) the Member’s interest in capital, profits, losses, credits, allocations and distributions of or by the Company, (ii) the Member’s right to vote or grant or withhold consents with respect to Company matters as provided herein or in the Delaware Act, and (iii) the Member’s other rights and privileges as herein provided.

(c) “
Person
” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, limited liability companies, estates and other entities, whether or not legal entities.
1.2.
Rules of Construction.
Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) masculine gender shall also include the feminine and neutral genders, and vice versa and (iv) words importing the singular shall also include the plural, and vice versa.
2. Members and Membership Interest
2.1.
Member and Membership Interest
. The Member of the Company and the Member’s Membership Interest is as follows:

Name and Address	Membership Interest
Griid Infrastructure Inc.	100%
2577 Duck Creek Road
Cincinnati, OH 45212
3. Formation and Purpose
3.1.
Organization
. The Company was formed as a limited liability company upon the filing of the Certificate of Formation by PHS Corporate Services, Inc. in the Office of the Secretary of State of the State of Delaware as required by the Delaware Act. The Member hereby ratifies and confirms in all respects the formation of the Company by PHS Corporate Services, Inc. The Company will operate as a limited liability company in accordance with the Delaware Act and upon the terms and conditions set forth in this Agreement. The rights, duties and liabilities of the Member shall be as provided in the Delaware Act, except as otherwise provided herein.
3.2.
Name
. The name of the limited liability company is Griid Holdco LLC or such other name as the Member shall from time to time select.
3.3.
Purpose
. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.
3.4.
Registered Office and Principal Office
. The address of the registered office of the Company in Delaware shall be as set forth in the Certificate of Formation, and the principal office of the Company shall be located at 2577 Duck Creek Road, Cincinnati, OH 45212, or at such other locations as may be determined by the Member from time to time.
3.5.
Term
. The term of the Company commenced upon the filing of the Certificate of Formation and shall continue until the Company is dissolved pursuant to
Section
 9.1
.
4. Management
4.1.
Management and Control
. The management of all of the affairs of the Company shall be vested exclusively in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Notwithstanding any other provision of this Agreement, the Member has the authority to bind the Company and is authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other Person.

4.2.
Reimbursement and Compensation
. The Member shall be entitled to receive fees, salary or remuneration for services rendered to the Company, as reasonably determined from time to time by the Member. Additionally, the Member shall be entitled to reimbursement of expenses reasonably incurred on behalf of the Company. Such expenses shall include supplies and equipment, rentals, salaries to third persons, insurance, legal services, accounting services, fees or commissions paid to third parties, and similar costs and expenses.
5. Officers
5.1.
General Power and Authority
. Although Company decisions generally shall be made by the Member, the daily operation of the business of the Company may be delegated to agents of the Company designated as officers including a President, any number of Vice Presidents, a Treasurer, a Secretary and such other officers as the Member shall from time to time determine.
5.2.
Officers
.
(a)
Appointment of Officers
. The officers of the Company shall be appointed by the Member and shall serve at the pleasure of the Member and have such authority and perform such duties as delegated to them by the Member or as provided in this Agreement.
(b)
Additional Officers
. In addition to the officers specified in
Section
 5.4
through
Section
 5.7
, the Member may appoint any other officers, assistants, agents and employees as it may deem necessary or advisable, including one or more Assistant Secretaries, and one or more Assistant Treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as the Member may from time to time determine.
(c)
Initial Officers
. The initial officers of the Company as of the Effective Date shall be:

James D. Kelly III	Chief Executive Officer, President

Allan Wallander	Secretary
5.3.
Removal and Resignation of Officers
. The Member may remove any officer, with or without cause, at any time, subject to the rights, if any, of such officer under any contract with the Company. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of such notice or at any later time specified in such notice (unless such officer is otherwise removed prior to such date); and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.
5.4.
President
. The President shall be the chief executive officer of the Company. The President shall have general and active management of the business and the Company, see that all orders and resolutions of the Member are carried into effect, execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Company, and affix the corporate seal thereto when authorized by the Member. The President shall have general supervision and direction of the other officers of the Company and shall see that their duties are properly performed. The President shall have the general duties and powers of supervision and management usually vested in the office of the President of a corporation.
5.5.
Vice President
. The Vice Presidents, in the order designated by the Member, shall be vested with all powers that are required to perform all the duties of the President in his or her absence or disability. The Vice President(s) shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.

5.6.
Secretary
. The Secretary shall attend all meetings of the Company and the Member. The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose. The Secretary shall give proper notice of meetings of the Member. The Secretary shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.
5.7.
Treasurer
. The Treasurer shall be responsible for the custody of all funds and securities belonging to the Company and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Member. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Member upon request. The Treasurer shall perform any other duties and have any other authority as from time to time may be assigned to him or her by the Member.
6. Capital Accounts; Profits and Losses; Distributions
6.1.
Capital Contributions
. The Member shall contribute cash and other assets to the capital of the Company in such amounts and at such times as the Member may determine in the Member’s discretion.
6.2.
Allocations of Profit and Losses; Disregarded Entity
. The Member intends that the Company be disregarded as an entity separate from its owner for federal income tax purposes pursuant to Treas. Reg. §
301.7701-3.
The Company’s income, gain, loss, deduction and credit for any fiscal year or other period shall be reported by the Person that is treated as the sole owner of the Company for federal income tax purposes. Accordingly, no election to the contrary shall be filed by or on behalf of the Company.
6.3.
Distribution
. The Company shall make distributions (whether in cash or
in-kind)
to the Member, if any, as, when and in the form determined by the Member, subject to any limitations or prohibitions under the Delaware Act.
7. Transfer of Membership Interests; Admission of New Members
7.1.
Transfer
. The Member shall have the right to transfer all or any portion of the Member’s Membership Interest to any Person at any time. Any transferee shall be admitted as a member of the Company as of the effective date of the transfer.
7.2.
Admission of New Members
. No Person shall be permitted as a new member of the Company, either by transfer of a portion of the Member’s Membership Interest, or in any other manner which causes the Company to have two or more members, until this Agreement has been amended to provide for such admission, including amendments relating to the governance of the Company, and providing for the allocation of profits and losses of the Company among the members and the maintenance of capital accounts, and such amendment has been accepted by the Member, the Company and the new member(s).
8. Financial Matters
8.1.
Fiscal Year
. The fiscal year of the Company shall end on December 31.
8.2.
Company Funds
. Pending application or distribution, the funds of the Company shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing
investments, including federally insured checking and savings accounts, certificates of deposit and time or demand-deposits in U.S. government agencies or government backed securities or mutual funds investing primarily in such securities, or such other investments as the Member deems appropriate.
8.3.
Tax Returns
. The Member shall cause all tax filings for the Company to be prepared and timely filed with the appropriate authorities.

9. Dissolution.
9.1.
Dissolution
. The Company shall be dissolved upon determination of the Member to effect such dissolution.
9.2.
Liquidation
. Upon dissolution of the Company, the Member shall proceed to wind up the business and affairs of the Company in accordance with the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company assets. This Agreement shall remain in full force and effect during the period of winding up.
9.3.
Certificate of Cancellation
. Following dissolution of the Company pursuant to this
Section
 9
, when all debts, liabilities and obligations of the Company have been paid, satisfied, compromised or otherwise discharged or adequate provisions have been made therefore, and all assets have been distributed, a Certificate of Cancellation shall be filed if required by the Delaware Act.
10. General Matters
10.1.
Maintenance of Records
. The accounting books and records and all other information pertaining to the Company that is required to be made available to members under the Delaware Act shall be kept at such place or places designated by the Member or in the absence of such designation, at the principal place of business of the Company. The accounting books and records and such other information pertaining to the Company shall be kept either in written form or in any other form capable of being converted into written form.
10.2.
Checks, Drafts, Evidence of Indebtedness
. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Company shall be signed or endorsed in such manner and by such Person or Persons as shall be designated from time to time by the Member.
10.3.
Contracts and Instruments; How Executed
. The Member, except as otherwise provided in this Agreement, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Company, and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Member or within the agency power of an officer, no officer, agent, or employee other than the President, the Vice President, the Secretary or the Treasurer shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.
10.4.
Seal
. Unless required by applicable law, a seal shall not be required on (and its absence shall not impair the validity of) any document, instrument or other paper executed and delivered by or on behalf the Company.
10.5.
Limitation of Liability; Indemnification
.
(a)
Limitation of Liability
. The debts, obligations and liabilities of the Company, whether arising by contract, or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability by reason of the Member managing the affairs of the Company or otherwise, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company by reason of the Member’s status as a member of the Company, or the Member’s participation in the management of the affairs of the Company, or otherwise. Neither the Member nor any officer of the Company shall be personally liable, responsible or accountable in monetary damages or otherwise to the Company or the Member for any act or failure to act or for any mistakes of judgment unless the Member or such officer has breached or failed to perform the duties of his, her or its office under the Delaware Act or this Agreement and the breach or failure to perform constitutes self-dealing,
willful misconduct or gross

negligence. The provisions of the immediately preceding sentence shall not apply to: (i) the responsibility or liability of the Member or an officer pursuant to any criminal statute; or (ii) the liability of the Member or an officer for the payment of taxes pursuant to federal, state or local law.
(b)
Indemnification
. To the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless the Member and any Company officer (each being referred to as an “
Indemnitee
”) who was or is a party (other than a party plaintiff suing on such Person’s own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company) arising out of, or in connection with, any actual or alleged act or omission by an Indemnitee taken in such Indemnitee’s capacity as a member or officer of the Company, or by reason of the fact that the Indemnitee is or was a member or officer of the Company, or is or was serving at the request of the Company as a director (or Person performing similar functions) or officer of any other entity, including, a domestic or foreign corporation for profit or not-for-profit,
partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding if the Indemnitee met the standard of conduct of: (i) acting in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; and (ii) with respect to any criminal proceeding, having no reasonable cause to believe the Indemnitee’s conduct was unlawful except where such conduct constitutes willful misconduct or gross negligence. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the Indemnitee did not act in good faith and in a manner that the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had reasonable cause to believe that the Indemnitee’s conduct was unlawful.
(c)
Insurance
. The Company shall have power to purchase and maintain insurance on behalf of any Person who is or was a member, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director (or Person performing similar functions), officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit,
partnership, joint venture, trust, employee benefit plan or other Person against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, whether or not the Company would have the power to indemnify such Person against that liability under the provisions of this
Section
 10.5
.
(d)
Modification
. The duties of the Company to indemnify and to advance expenses to the Member or a Company officer provided in this
Section
 10.5
shall be in the nature of a contract between the Company and the Member or each such Company officer, and no amendment or repeal of any provision of this
Section
 10.5
, and no amendment, repeal or termination of any trust or other fund created pursuant to this
Section
 10.5
, shall alter, to the detriment of the Member or such Company officer, the right of such Person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.
(e)
Past Officers and Members
. The indemnification and advancement of expenses provided by, or granted pursuant to, this
Section
 10.5
shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a member, officer, employee or agent of the Company and shall inure to the benefit of the executors, administrators, heirs, successors and assigns of that Person.
11. Miscellaneous
11.1.
Governing Law
. This Agreement shall be governed by, and construed under, the laws of Delaware without regard to the conflicts of law principles of any jurisdiction.
11.2.
Entire Agreement
. This Agreement and the Schedules and Exhibits hereto constitute the full and entire understanding and agreement between the Member and the Company with regard to the subject matter hereof.

11.3.
Titles and Subtitles; Certain References
. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references herein to “
Sections
” or “
Exhibits
” shall be deemed to refer to the sections and exhibits of this Agreement unless otherwise specified.
11.4.
Severability
. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provisions hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.
11.5.
Counterparts; Execution by Electronic Means
. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000,
e.g.
, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
11.6.
Amendment; Modification and Waiver
. This Agreement may not be amended or modified, and no provision hereof may be amended, modified or waived, except expressly by an instrument in writing signed by the Member and the Company. No waiver of any provision hereof by any party shall be deemed a waiver by any other party nor shall any such waiver by any party be deemed a continuing waiver of any matter by such party. No amendment, modification or wavier hereof or hereunder shall require the consent of any person not a party to this Agreement.
[
Signature Page Follows
]

IN WITNESS WHEREOF, and intending to be legally bound, the Member and the Company have executed this Amended and Restated Limited Liability Company Agreement on the date first written above.

COMPANY:

GRIID HOLDCO LLC

By:
Name:	James D. Kelly III
Title:	President

MEMBER:

GRIID INFRASTRUCTURE INC.

By:
Name:	James D. Kelly III
Title:	Chief Executive Officer
[Signature Page to Amended and Restated Limited Liability Company Agreement of Griid Holdco LLC]

Annex E
FORM OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADIT EDTECH ACQUISITION CORP.
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
Adit EdTech Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “
Corporation
”), by its duly authorized officer, hereby certifies as follows:
1. The present name of the Corporation is “Adit EdTech Acquisition Corp.”
2. The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 15, 2020.
3. The Corporation’s Amended and Restated Certificate of Incorporation (the “
Amended and Restated Certificate
”) was filed in the office of the Secretary of the State of Delaware on January 11, 2021.
4. This Second Amended and Restated Certificate of Incorporation (this “
Second Amended and Restated Certificate
”) restates, integrates and also further amends the Amended and Restated Certificate.
5. This Second Amended and Restated Certificate was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “
DGCL
”) and was duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 211 of the DGCL.
6. The text of the Amended and Restated Certificate is hereby amended, integrated and restated to read in full as follows:
ARTICLE I
NAME
The name of the corporation is Griid Infrastructure Inc. (the “
Corporation
”).
ARTICLE II
REGISTERED AGENT
The registered office of the Corporation is to be located at c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is PHS Corporate Services, Inc.

ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE IV
CAPITALIZATION
Section 4.1.
Authorized Capital Stock
.
(a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 501,000,000 shares, consisting of (i) 500,000,000 shares of common stock, par value of $0.0001 per share (the “
Common Stock
”), and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “
Preferred Stock
”).
(b) Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding.
Section 4.2.
Classes of Shares.
The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:
(a)
Common Stock
.
(i)
Voting Rights
.
(1) Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to
Section
 4.2(a)(i)(2)
, holders of shares of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(2) The holders of the outstanding shares of Common Stock shall be entitled to vote separately as a class upon any amendment to this Second Amended and Restated Certificate (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Common Stock so as to affect the Common Stock adversely.
(3) Except as otherwise required in this Second Amended and Restated Certificate or by the DGCL, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

(4) There shall be no cumulative voting.
(ii)
Dividends
. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “
Board
”) in its discretion may determine.
(iii)
Liquidation
. Subject to applicable law and the rights, if any, of the holder of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up
of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock.
(b)
Preferred Stock
. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the designations for such Preferred Stock.
Section 4.3.
Rights and Options
. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options;
provided
,
however
, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
POWERS OF BOARD OF DIRECTORS
Section 5.1.
Election
. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Election of directors of the Corporation (the “
Directors
”) need not be by ballot unless the bylaws of the Corporation (as such bylaws may be amended from time to time, the “
Bylaws
”) so provide.
Section 5.2.
Bylaws
. The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws.

Section 5.3.
Submission for Stockholder Approval/Ratification
. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors’ interests, or for any other reason.
Section 5.4.
Number of Directors
.
(a) Except as otherwise provided for or fixed pursuant to the provisions of
Section
 4.2(b)
of this Second Amended and Restated Certificate relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (a) as of the date of this Second Amended and Restated Certificate, be seven (7) and (b) thereafter, shall be fixed solely and exclusively by one or more resolutions adopted from time to time by the Board.
(b) During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of
Section
 4.2(b)
(“
Preferred Stock Directors
”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
Section 5.5.
Classified Board
. The Board shall be divided into three classes, as nearly equal in number as possible: Class I, Class II, and Class III. Only one class of Directors shall be elected in each year and each class shall serve a three-year term. Class I Directors shall initially serve until the first annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; Class II Directors shall initially serve until the second annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; and Class III Directors shall initially serve until the third annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate. Each Director of each class, the term of which shall then expire, shall be elected to hold office for a term ending on the date of the third annual meeting of stockholders of the Corporation next following the annual meeting at which such director was elected. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the Directors in each class shall be apportioned as nearly equal as possible. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent director.
Section 5.6.
Vacancies and Newly Created Directorships
. Subject to any limitations imposed by applicable law and the rights, if any, of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the

Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by the DGCL, be filled solely and exclusively, by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal.
Section 5.7.
Removal of Directors
. Subject to any limitations imposed by the DGCL, except for Preferred Stock Directors, any director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.8.
Powers Generally
. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the DGCL, this Second Amended and Restated Certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the Directors which would have been valid if such Bylaw had not been made.
ARTICLE VI
MEETINGS OF STOCKHOLDERS
Section 6.1.
Action by Written Consent
. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 6.2.
Meetings of Stockholders
.
(a) An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place (or electronically), on such date, and at such time as the Board shall determine.
(b) Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by (i) the chairperson of the Board, (ii) the chief executive officer of the Corporation or (iii) at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The ability of holders of Common Stock to call a special meeting of the stockholders is hereby specifically denied.
(c) Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
ARTICLE VII
LIMITED LIABILITY; INDEMNIFICATION
Section 7.1.
Limited Liability
. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this
Section
 7.1
by the stockholders of the Corporation shall not adversely affect any right or protection of a Director with respect to events occurring prior to the time of such repeal or modification.
Section 7.2.
Indemnification
. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all Persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.
Section 7.3.
Nonexclusivity of Rights
. The rights and authority conferred in this Article VII shall not be exclusive of any other right that any Person may otherwise have or hereafter acquire.
ARTICLE VIII
INSOLVENCY, SALE, LEASE OR EXCHANGE OF ASSETS
Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE IX
EXCLUSIVE FORUM
Section 9.1.
Exclusive Forum
. Subject to the last sentence of this
Section
 9.1
, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative claim or action or proceeding brought on behalf of the Corporation, (b) any claim or action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any claim or action asserting a claim against the Corporation, or any current or former director, officer or employee of the

Corporation arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time), (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (f) any action asserting a claim against the Corporation, or any director, officer or employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “
1933 Act
”) or the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.
Section 9.2.
Foreign Action
. If any action the subject matter of which is within the scope of
Section
 9.1
immediately above is filed in a court other than a court located within the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce
Section
 9.1
immediately above (a “
Foreign Enforcement Action
”), and (b) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 9.3.
Deemed Notice and Consent
. Any Person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this
Article
 IX
.
ARTICLE X
SEVERABILITY
If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby; and (b) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their service or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XI
CORPORATE OPPORTUNITY
The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or Directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the Directors or officers of the Corporation unless such corporate opportunity is offered to such Person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
ARTICLE XII
ADOPTION, AMENDMENT OR REPEAL OF CERTIFICATE OF INCORPORATION
Subject to
Section
 4.2
, the Corporation reserves the right to amend, alter, change, add or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and except as set forth in
Article VII
, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to the right reserved in this
Article XII
. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of
Section
 5.5
, or
Articles VI
,
VII
,
IX
, or
XII
may be altered, amended or repealed in any respect, nor may any provision or by-law
inconsistent therewith be adopted, unless in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six
and
two-thirds
percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.
ARTICLE XIII
DEFINITIONS
As used in this Second Amended and Restated Certificate, unless the context otherwise requires or as set forth in another Article or Section of this Second Amended and Restated Certificate, the term:
(a) “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).
(b) “Amended and Restated Certificate” is defined in the recitals.
(c) “Board” is defined in Section 4.2(a)(ii)(1).
(d) “Bylaws” is defined in Section 5.1.
(e) “Common Stock” is defined in Section 4.1(a).
(f) “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
(g) “Corporation” is defined in the recitals.
(h) “DGCL” is defined in the recitals.

(i) “Director” is defined in Section 5.1.
(j) “Foreign Action” is defined in Section 9.2.
(k) “Foreign Enforcement Action” is defined in Section 9.2.
(l) “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(m) “Preferred Stock” is defined in Section 4.1(a).
(n) “Preferred Stock Designation” is defined in Section 4.2(b).
(o) “Preferred Stock Director” is defined in Section 5.4(b).
(p) “Second Amended and Restated Certificate” is defined in the recitals.
(q) “1933 Act” is defined in Section 9.1.
[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate to be signed by its duly authorized officer, as of the [●]th day of [●], 2022.

[Name]
[Title]
[Signature Page to Second Amended and Restated Certificate of Incorporation]

Annex F
FORM OF AMENDED AND RESTATED BYLAWS
OF
GRIID INFRASTRUCTURE INC.
ARTICLE I
OFFICES
1.1
Registered Office
. The registered office of Griid Infrastructure Inc. (the “
Corporation
”) in the State of Delaware shall be established and maintained at c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, New Castle, Delaware 19801 and PHS Corporate Services, Inc. shall be the registered agent of the corporation in charge thereof.
1.2
Other Offices
. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the “
Board of Directors
”) may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
2.1
Place of Meetings
. All meetings of the stockholders shall be held at such place, date and hour, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof; provided that the Board of Directors may in its sole discretion determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the “
DGCL
”) and pursuant to Section 8.10 of these bylaws (the “
Bylaws
”).
2.2
Annual Meetings
. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors of the Corporation (“
Directors
”) and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws.
Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.
2.3
Notice of Stockholder Business and Nominations
.
(a)
Annual Meetings of Stockholders
.
Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be brought before an annual meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving notice provided for in these Bylaws, who is entitled to vote at the meeting, who is present (in person or by proxy) at the meeting and who complies with the notice procedures set forth in these Bylaws as to such nomination or business. For the avoidance of doubt, the foregoing clause (ii) shall be the exclusive means for a stockholder to bring nominations or business properly before an annual meeting (other than matters properly brought under Rule
14a-8
(or any successor rule) under the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), and such stockholder must comply with the notice and other procedures set forth in Section 2.3 of this Article to bring such nominations or business properly before an annual meeting. In addition to the other

F-1

requirements set forth in these Bylaws, for any proposal of business to be considered at an annual meeting, it must be a proper subject for action by stockholders of the Corporation under the laws of the State of Delaware.
For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to the paragraph above, the stockholder must (i) have given Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (ii) have provided any updates or supplements to such notice at the times and in the forms required by these Bylaws and (iii) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a stockholder’s written notice shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year
anniversary of the preceding year’s annual meeting; provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made (such notice within such time periods shall be referred to as “
Timely Notice
”). Such stockholder’s Timely Notice shall set forth:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of each Proposing Person (as defined below);

•	the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and the names and addresses of the other Proposing Persons (if any);

•
as to each Proposing Person, the following information: (a) the class or series and number of all shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such Proposing Person or any of its affiliates or associates (as such terms are defined in Rule
12b-2
promulgated under the Exchange Act), including any shares of any class or series of capital stock of the Corporation as to which such Proposing Person or any of its affiliates or associates has a right to acquire beneficial ownership at any time in the future, (b) all Synthetic Equity Interests (as defined below) in which such Proposing Person or any of its affiliates or associates, directly or indirectly, holds an interest, including a description of the material terms of each such Synthetic Equity Interest, including without limitation, identification of the counterparty to each such Synthetic Equity Interest and disclosure, for each such Synthetic Equity Interest, as to (x) whether or not such Synthetic Equity Interest conveys any voting rights, directly or indirectly, in such shares to such Proposing Person, (y) whether or not such Synthetic Equity Interest is required to be, or is capable of being, settled through delivery of such shares and (z) whether or not such Proposing Person, and/or, to the extent known, the counterparty to such Synthetic Equity Interest, has entered into other transactions that hedge or mitigate the economic effect of such Synthetic Equity Interest, (c) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such Proposing Person has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (d) any rights to dividends or other distributions on the shares

F-2

of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, and (e) any performance-related fees (other than an asset based fee) that such Proposing Person, directly or indirectly, is entitled to, based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Synthetic Equity Interests (the disclosures to be made pursuant to the foregoing clauses (a) through (e) are referred to, collectively, as “
Material Ownership Interests
”);

•
a description of the material terms of all agreements, arrangements or understandings (whether or not in writing) entered into by any Proposing Person or any of its affiliates or associates with any other person for the purpose of acquiring, holding, disposing or voting of any shares of any class or series of capital stock of the Corporation;

•
a description of all agreements, arrangements or understandings by and among any of the Proposing Persons, or by and among any Proposing Persons and any other person (including with any proposed nominee(s)), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding);

•
identification of the names and addresses of other stockholders (including beneficial owners) known by any of the Proposing Persons to support nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s); and

•
a statement whether or not the stockholder giving the notice and/or the other Proposing Person(s), if any, will deliver a proxy statement and form of proxy to holders of, in the case of a business proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder (such statement, the “
Solicitation Statement
”).

For purposes of this Article, the term “
Proposing Person
” shall mean the following persons: (i) the stockholder of record providing the notice of nominations or business proposed to be brought before a stockholders’ meeting, and (ii) the beneficial owner(s), if different, on whose behalf the nominations are made, or business is proposed to be brought before a stockholders’ meeting. For purposes of Section 2.3 of this Article, the term “
Synthetic Equity Interest
” shall mean any transaction, agreement or arrangement (or series of transactions, agreements or arrangements), including, without limitation, any derivative, swap, hedge, repurchase or so-called
“stock borrowing” agreement or arrangement, the purpose or effect of which is to, directly or indirectly: (a) give a person or entity economic benefit and/or risk similar to ownership of shares of any class or series of capital stock of the Corporation, in whole or in part, including due to the fact that such transaction, agreement or arrangement provides, directly or indirectly, the opportunity to profit or avoid a loss from any increase or decrease in the value of any shares of any class or series of capital stock of the Corporation, (b) mitigate loss to, reduce the economic risk of or manage the risk of share price changes for any person or entity with respect to any shares of any class or series of capital stock of the Corporation, (c) otherwise provide in any manner the opportunity to profit or avoid a loss from any decrease in the value of any shares of any class or series of capital stock of the Corporation, or (d) increase or decrease the voting power of any person or entity with respect to any shares of any class or series of capital stock of the Corporation.
To be eligible to be a nominee of any stockholder for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for nominations of persons for election to the Board of Directors by stockholders under Section 2.3 of this Article) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being

F-3

made (which questionnaire shall be provided by the Secretary upon written request), all information relating to such person that would be required to be disclosed in solicitations of proxies by the Corporation for election of such person as a Director in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual (a) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “
Voting Commitment
”) that has not been disclosed to the Corporation and (2) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a Director, with such individual’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, (c) in such individual’s personal capacity and on behalf of any person or entity on whose behalf, directly or indirectly, the nomination is being made, would be in compliance, if elected as a Director, and will comply, with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time and (d) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule
14a-4(d)
under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a Director.
A stockholder providing Timely Notice of nominations or business proposed to be brought before an annual meeting and any person providing information pursuant to the paragraph above shall, in each case, further update and supplement such notice and information, if necessary, so that the information (including, without limitation, the Material Ownership Interests information) provided or required to be provided therein pursuant to these Bylaws shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the annual meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the annual meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
Notwithstanding anything in the second sentence of the second paragraph of Section 2.3(a) of this Article to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days before the last day, a stockholder may deliver a notice of nomination in accordance with the second sentence of the second paragraph of Section 2.3(a) of this Article, a stockholder’s notice required by these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(b)
General
.
Only such persons who are nominated in accordance with the provisions of these Bylaws shall be eligible for election and to serve as Directors and only such business shall be conducted at an annual meeting as shall have been brought before the meeting in accordance with the provisions of these Bylaws or in accordance with Rule
14a-8
under the Exchange Act. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of these Bylaws. If neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of these Bylaws, the presiding officer of the annual meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of these

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Bylaws. If the Board of Directors or a designated committee thereof or the presiding officer, as applicable, determines that any stockholder proposal or nomination was not made in accordance with the provisions of these Bylaws, such proposal or nomination shall be disregarded and shall not be presented for action at the annual meeting.
Except as otherwise required by law, nothing in Section 2.3 of this Article shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for Director or any other matter of business submitted by a stockholder.
Notwithstanding the foregoing provisions of Section 2.3 of this Article, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding that proxies, in respect of such vote, may have been received by the Corporation. For purposes of Section 2.3 of this Article, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of stockholders.
For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of (i) stockholders to have proposals included in the Corporation’s proxy statement pursuant to Rule
14a-8
(or any successor rule), as applicable, under the Exchange Act and, to the extent required by such rule, have such proposals considered and voted on at an annual meeting or (ii) the holders of any series of the Preferred Stock (as defined in the Certificate of Incorporation (as defined below)) to elect Directors under specified circumstances.
2.4
Special Meetings
. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “
Certificate of Incorporation
”), may only be called by a majority of the entire Board of Directors, or the President or the Chairman.
Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
2.5
Quorum
. The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment

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a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.
2.6
Organization
. The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or Director to act as chairman of any meeting in the absence of the Chairman of the Board of Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.
The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.
2.7
Voting
. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question (other than the election of Directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.
2.8
No Stockholder Action by Written Consent
. No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.
2.9
Voting List
. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder’s agent or attorney, at the stockholder’s expense, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Corporation who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.10
Stock Ledger
. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Article II Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.
2.11
Adjournment
. Any meeting of the stockholders, including one at which Directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.
2.12
Ratification
. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective

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or irregular execution, adverse interest of any Director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock (as defined in the Certificate of Incorporation) and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.
2.13
Inspectors
. The election of Directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.
ARTICLE III
DIRECTORS
3.1
Powers; Number; Qualifications
. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. The number of Directors which shall constitute the Board of Directors shall be not less than one (1) nor more than nine (9). The exact number of Directors shall be fixed from time to time, within the limits specified in Section 3.1 of this Article or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation.
3.2
Election; Term of Office; Resignation; Removal; Vacancies
. Each Director shall hold office until the next annual meeting of stockholders at which his or her class stands for election or until such Director’s earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen, and until his successor shall be elected and qualified, or until such Director’s earlier resignation, removal from office, death or incapacity. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
3.3
Nominations
. Nominations of persons for election to the Board of Directors at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in Article II Section 2.3. Such nominations by any stockholder shall be made pursuant to Timely Notice in writing to the Secretary of the Corporation and such stockholder’s notice to the Secretary shall set forth the information specified in Article II Section 2.3. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director. No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in Article II Section 2.3. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedure set forth in Article II Section 2.3, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
3.4
Meetings
. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected Directors in order to legally constitute the meeting, provided a quorum shall be

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present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President, Chairman or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, telegram or
e-mail
on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
3.5
Quorum
. Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.6
Organization of Meetings
. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.
Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or, in the absence of the Chairman of the Board of Directors and the President, by such other person as the Board of Directors may designate or the members present may select.
3.7
Actions of Board of Directors Without Meeting
. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.
3.8
Removal of Directors by Stockholders
. The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of Directors. Notwithstanding the foregoing, if the Board of Directors is classified, stockholders may effect such removal only for cause. In case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.
3.9
Resignations
. Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.
3.10
Committees
. The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal

F-8

of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.
3.11
Compensation
. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
3.12
Interested Directors
. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.
3.13
Manner of Participation
. Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of teleconference, virtual conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.
ARTICLE IV
OFFICERS
4.1
General
. The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable, or

F-9

may delegate to any elected officer of the Corporation the power to appoint and remove any such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be Directors.
4.2
Election
. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation. Each officer of the Corporation shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors or, in the case of appointed officers, by any elected officer upon whom such power of appointment shall have been conferred by the Board. The salaries of all officers who are Directors shall be fixed by the Board of Directors.
4.3
Voting Securities Owned by the Corporation
. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
4.4
Chief Executive Officer
. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.
4.5
President
. At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.
4.6
Chief Financial Officer
. The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer’s signature is required.
4.7
Vice Presidents
. At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the

F-10

President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.
4.8
Secretary
. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
4.9
Treasurer
. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
4.10
Assistant Secretaries
. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
4.11
Assistant Treasurers
. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
4.12
Controller
. The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

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4.13
Other Officers
. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
4.14
Other Powers and Duties
. Subject to these Bylaws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.
4.15
Vacancies
. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.
4.16
Resignations
. Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective. The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.
4.17
Removal
. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
4.18
Absence or Disability
. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
ARTICLE V
CAPITAL STOCK
5.1
Form of Certificates
. The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by any two authorized officers of the Corporation, which shall include, but not be limited to, the Chairman of the Board, the President or a Vice President, the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.
5.2
Signatures
. Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.
5.3
Lost Certificates
. The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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5.4
Transfers
. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person’s attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered
share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership,
Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.
5.5
Fixing Record Date
. In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:
(a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.
(c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

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5.6
Registered Stockholders
. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VI
NOTICES
6.1
Form of Notice
. Notices to Directors and stockholders other than notices to Directors of special meetings of the Board of Directors which may be given by any means stated in Article III Section 3.4, shall be in writing and delivered personally or mailed to the Directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the mail, with postage prepaid. Notice to Directors may also be given by electronic transmission (as defined in the General Corporation Law of the State of Delaware, as amended (the “
Delaware General Corporation Law
”)).
6.2
Waiver of Notice
. Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws, a written waiver, signed by the person or persons entitled to notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.
ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS
7.1 To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.
7.2 To the fullest extent permitted by applicable law, the Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against

F-14

expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
7.3 To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 7.1 or 7.2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.
7.4 Any indemnification under Sections 7.1 or 7.2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such section. Such determination shall be made:
(a) By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or
(b) If such a quorum is not obtainable, or, even if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or
(c) By the stockholders.
7.5 Expenses (including attorneys’ fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that he or she is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, promptly following request therefor, upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate.
7.6 The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. The Corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by applicable law.
7.7 To the fullest extent permitted by applicable law, the Corporation shall, upon approval by the Board of Directors, have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

F-15

7.8 For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, and employees or agents, so that any person who is or was a Director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a Director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation of its separate existence had continued.
7.9 For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.
7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
7.11 No Director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a Director or officer, provided that this provision shall not limit the liability of a Director or officer (i) for any breach of the Director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the Director or officer derived an improper personal benefit.
ARTICLE VIII
GENERAL PROVISIONS
8.1
Reliance on Books and Records
. Each Director, each member of any committee designated by the Board of Directors and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
8.2
Maintenance and Inspection of Records
. The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these Bylaws, as may be amended to date, minute books, accounting books and other records.
Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the DGCL. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

F-16

Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right, during the usual hours for business, to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.
8.3
Inspection by Directors
. Any Director shall have the right to examine the Corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a Director.
8.4
Dividends
. Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.
8.5
Checks
. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.
8.6
Fiscal Year
. The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.
8.7
Seal
. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.
8.8
Amendments
. The original or other Bylaws may be adopted, amended or repealed in accordance with the Certificate of Incorporation.
8.9
Interpretation of Bylaws
. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the DGCL.
8.10
Meeting Attendance via Remote Communication Equipment
. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders entitled to vote at an Annual Meeting or special meeting of stockholders and proxy holders not physically present at an Annual Meeting or special meeting of stockholders may, by means of remote communication:
(a) participate in a meeting of stockholders; and
(b) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in

F-17

the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.
8.11
Conflict with Applicable Law or Certificate of Incorporation
. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.
Adopted as of [
●
], 2022
* * * * * *

F-18

Annex G
FORM OF
WAIVER AND RELEASE OF CLAIMS
1
Effective as of the Effective Time, by executing this Letter of Transmittal, the undersigned, on behalf of him, her or itself and (a) if the undersigned is an individual, on behalf of his or her Representatives, heirs, executors, and administrators, (b) if the undersigned is an entity, on behalf of its controlled Affiliates and its and their respective Representatives, (c) if the undersigned is a trust, on behalf of the trustee and the beneficiaries of the trust, and (d) any of the undersigned’s and any of the forgoing Persons’ respective successors and assigns, and any other Person bringing any claim by, through or under any of the foregoing (collectively, “Releasing Parties”), fully, forever, irrevocably and unconditionally waives, releases, acquits and discharges Merger Sub, the Company and their respective Affiliates (including, for clarity, Acquiror and its Affiliates and the Company’s Subsidiaries), and each of their respective former, current and future equityholders, controlling persons, members, managers, general or limited partners, and other Representatives (or any former, current or future equityholder, controlling person, member, manager, general or limited partner, or other Representative of any of the foregoing), and each of their respective successors and assigns (collectively, “Released Parties”), from any and all Proceedings, Liabilities or other relief, whether known or unknown, whether at law or in equity, whether vicarious, derivative, or direct, whether fixed, contingent or liquidated, whether foreseeable or unforeseeable, or whether presently existing or hereafter discovered, that may be or could have been asserted, with respect to, or arising during, or in connection with, any period ending at or prior to the Effective Time (including out of any event, occurrence, act, or failure to act) relating to such Person’s direct or indirect ownership of Equity Securities or such Person’s capacity as an equityholder of the Company, in each case, prior to the Effective Time or to the negotiation or execution of this Letter of Transmittal, the Agreement and Plan of Merger
2
or any Ancillary Document or the consummation of any of the Transactions (collectively, “Released Claims”);
provided
, that nothing contained in this paragraph shall extend to any Proceedings, Liabilities or other relief with respect to (i) the undersigned’s rights under the Agreement and Plan of Merger or the Ancillary Documents, (ii) any rights to indemnification, limitation of liability or advancement or reimbursement of expenses to the extent the undersigned is entitled thereto under the Governing Documents of the Company or any of its Subsidiaries, and (iii) any rights to compensation to which the undersigned is entitled under employment or other service agreements entered into (or compensation or benefit plans, programs or policies of) with the Company or its Subsidiaries and which were in force as of the Effective Time.
The undersigned acknowledges and agrees that this is a full and final general release of all Released Claims, whether or not known, suspected or claimed, that could have been asserted in any Proceeding against the Released Parties. The undersigned represents and warrants to the Released Parties that (a) it has not voluntarily or involuntarily assigned, conveyed or otherwise transferred, or purported to assign, convey or otherwise transfer, to any Person any Released Claims released by the undersigned, (b) no Person other than the undersigned has any interest, whether by Law or Contract or by virtue of any action or inaction by the undersigned, in any Released Claim released by the undersigned and (c) there are no Encumbrances on or against any of the Released Claims released by the undersigned. The undersigned acknowledges that the Laws of many states, including §1542 of the California Civil Code, provide substantially the following: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” The undersigned acknowledges that such provisions are designed to

1
Note to Draft
: The Letter of Transmittal will include a provision noting that capitalized terms used but not defined therein shall have the respective meanings ascribed to such terms in the Agreement and Plan of Merger.

2	Note to Draft : To be defined in the Letter of Transmittal.

G-1

protect a Person from waiving claims which it does not know exist or may exist. Nonetheless, effective as of the Effective Time, the undersigned (on his, her or its own behalf and, to the extent of his, her or its legal authority, on behalf of the other Releasing Parties) agree to waive any such provision. The undersigned, on behalf of itself and, to the extent of its legal authority, the other Releasing Parties, irrevocably covenants not to, directly or indirectly, sue, or commence, knowingly aid or prosecute or cause to be commenced, knowingly aided or prosecuted any Proceeding, or authorize any other Person to commence or prosecute any Proceeding, against any of the Released Parties in respect of any Released Claim.

G-2

Annex
A-2
FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER
This First Amendment (this “
Amendment
”) is made and entered into as of December 23, 2021, by and among Adit EdTech Acquisition Corp., a Delaware corporation (“
Acquiror
”), ADEX Merger Sub, LLC, a Delaware limited liability company and wholly owned direct subsidiary of Acquiror (“
Merger Sub
”), and Griid Holdco LLC, a Delaware limited liability company (the “
Company
” and, together with Acquiror and Merger Sub, the “
Parties
”).
WHEREAS, the Parties have entered into an Agreement and Plan of Merger, dated as of November 29, 2021 (the “
Agreement
”). Capitalized terms not otherwise defined in this Amendment shall have the respective meanings set forth in the Agreement.
WHEREAS, the Parties desire to amend the Agreement in accordance with Section 9.3 thereof.
NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements contained in this Amendment, the Parties agree as follows:
1.
Amendment to Section
 6.8(a) of the Agreement
. The second sentence of Section 6.8(a) of the Agreement is hereby amended to remove the words “and Acquiror Bylaws” and therefor to read in full as follows:
“Acquiror shall, through the Acquiror Board, recommend to its stockholders that they vote their shares of Acquiror Common Stock in favor of (a) the adoption and approval of this Agreement, the Ancillary Documents and the Transactions; (b) the issuance of Acquiror Common Stock in connection with the Merger; (c) the adoption and approval of the Acquiror A&R Certificate of Incorporation; (d) the election of the directors constituting the Acquiror Board, if any; (e) the adoption of the New Equity Incentive Plan; (f) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement or in correspondence related thereto; (g) the adoption and approval of any other proposals as reasonably agreed by Acquiror and the Company to be necessary or appropriate in connection with the consummation of the Transactions; and (h) the adoption and approval of a proposal for the adjournment of the Acquiror Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in clauses (a)
 through
(h)
together, the “
Required Transaction Proposals
” and such recommendation of the Acquiror Board, the “
Acquiror Board Recommendation
”);
provided
that Acquiror may postpone or adjourn the Acquiror Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the Acquiror Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Acquiror has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the
Pre-Closing
Acquiror Stockholders prior to the Acquiror Stockholders Meeting or (D) if the
Pre-Closing
Acquiror Stockholders have elected to redeem a number of shares of Acquiror Common Stock as of such time that would reasonably be expected to result in the condition set forth in
Section
 7.1(c)
not being satisfied.”
2.
Effectiveness
. This Amendment shall be effective as of the date first written above following the execution of this Amendment by the Parties. Any reference in the Agreement to “this Agreement” shall hereafter be deemed to refer to the Agreement as amended by this Amendment.
3.
Miscellaneous Terms
. The provisions of Article 9 of the Agreement shall apply
mutatis mutandis
to this Amendment.
4.
Full Force and Effect
. Except as specifically amended herein, the Parties hereby acknowledge and agree that all of the terms and provisions set forth in the Agreement remain in full force and effect in all respects.
(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, Acquiror, Merger Sub and the Company have caused this Amendment to be executed as of the date first written above.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name:	David Shrier
Title:	Chief Executive Officer

ADEX MERGER SUB, LLC

By: Adit EdTech Acquisition Corp., its sole member

By:	/s/ David Shrier
Name:	David Shrier
Title:	Chief Executive Officer

GRIID HOLDCO LLC

By:	/s/ James D. Kelly III
Name:	James D. Kelly III
Title:	Chief Executive Officer and President
[
Signature Page to First Amendment to Merger Agreement
]

Annex B
VOTING AGREEMENT
This Voting Agreement (this “
Agreement
”), dated as of November 29, 2021, is among Adit EdTech Acquisition Corp., a Delaware corporation (“
Parent
”), and each of the undersigned holders (together with each such holder who executes a signature page to this Agreement after the date hereof, the “
Holders
”) of limited liability company units of Griid Holdco LLC, a Delaware limited liability company (the “
Company
”). Each of Parent and each Holder may hereinafter be referred to as a “
Party
” and collectively as the “
Parties
”.
RECITALS
WHEREAS, Parent, ADEX Merger Sub, LLC
,
a Delaware limited liability company (“
Merger Sub
”), and the Company have entered into an Agreement and Plan of Merger (the “
Merger Agreement
”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as the surviving company (the “
Merger
”), all upon the terms and subject to the conditions set forth in the Merger Agreement;
WHEREAS, each Holder beneficially owns (as defined in
Rule 13d-3
under the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”)), and has sole voting power with respect to the number and type of limited liability company units in the Company (“
Company Units
”) Units indicated opposite such Holder’s name on Schedule 1 attached hereto (or, in the case of any Holder who executes a signature page to this Agreement after the date hereof, attached to such Holder’s signature page) (as used herein, the term “
Units
” means all the Company Units held by the Holders);
WHEREAS, this Agreement is a material inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and the Ancillary Documents and consummate the transactions contemplated thereby, including the Merger; and
WHEREAS, all capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to them in the Merger Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent and the Holders agree as follows:
Section 1.
Agreement to Vote Units
.
(a) Each Holder agrees that, unless the Expiration Date (as defined herein) has occurred, it shall validly execute and deliver to the Company, on (or effective as of) the second (2nd) Business Day following the date that the Proxy Statement is disseminated to the Company’s members (following the date that the Registration Statement becomes effective), a written consent approving the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement in respect of such Holder’s Company Units. In addition, unless the Expiration Date has occurred, each Holder irrevocably and unconditionally agrees that at any meeting of the holders of Company Units, or any adjournment or postponement thereof, or in connection with any written consent of the holders of Company Units, with respect to the Merger Agreement or any of the transactions contemplated thereby, including the Merger, such Holder shall:
(i) appear at any such meeting or otherwise cause its Company Units to be counted as present thereat for purposes of calculating a quorum; and
(ii) vote (or cause to be voted) (i) in favor of adoption and approval of the Merger Agreement, the Merger, and any other matters necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any proposal that conflicts or materially impedes or interferes therewith or would materially adversely affect or materially delay the consummation of the transactions contemplated by the Merger Agreement.

1

(b) Without limiting any other rights or remedies of Parent, each Holder hereby irrevocably appoints Parent or any individual designated by Parent as such Holder’s agent, attorney-in-fact
and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of such Holder, up to the Expiration Date, to attend on behalf of such Holder any meeting of the Company’s members with respect to the matters described in
Section
 1(a)(ii)
, to include the Company Units held by such Holder in any computation for purposes of establishing a quorum at any such meeting of the Company’s members, to vote (or cause to be voted) such Company Units or consent (or withhold consent) with respect to any of the matters described in
Section
 1(a)(ii)
in connection with any meeting of the Company’s members or any action by written consent by the Company’s members, in each case, only in the event and to the extent that the Holder fails to timely perform or otherwise comply with the covenants, agreements or obligations set forth in
Section
 1(a)
. The proxyholder may not exercise the proxy granted pursuant to this
Section
 1(b)
on any matter except those provided in
Section
 1(a)
, and each Holder may vote its, his or her Company Units on all other matters, subject to the other applicable covenants, agreements and obligations set forth in this Agreement.
(c) The proxy granted by each Holder pursuant to
Section
 1(b)
 (i) will be automatically revoked upon the Expiration Date, (ii) is coupled with an interest sufficient in law to support, subject to clause (i), an irrevocable proxy and is granted in consideration for Parent entering into the Merger Agreement and agreeing to consummate the transactions contemplated thereby, and (iii) is a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by such Holder and shall revoke any and all prior proxies granted by such Holder with respect to the Company Units held by such Holder. The vote or consent of the proxyholder in accordance with
Section
 1(b)
and with respect to the matters in
Section
 1(a)(ii)
shall control in the event of any conflict between such vote or consent by such proxyholder and a vote or consent by each Holder (or any other Person with the power to vote the Company Units held by such Holder) with respect to the matters in
Section
 1(a)(ii)
.
(d) Prior to the Expiration Date, no Holder shall enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with clauses (i) and (ii) of this
Section
 1
. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.
Section 2.
Agreement to Retain Units
. Each Holder agrees that, prior to the Expiration Date, he, she or it shall only sell, assign, transfer or otherwise dispose of any Units (collectively, a “
Transfer
”) (a) in compliance with all applicable federal and state securities Laws, (b) in compliance with the Governing Documents of the Company, (c) in compliance with the Merger Agreement and (d) to the extent that, prior to such Transfer, each transferee signs a counterpart to this Agreement pursuant to which such transferee agrees to be bound by the terms of this Agreement and to be a “Holder” hereunder;
provided
that, any subsequent transfer of the Units by any such transferee shall also be made pursuant to, and in accordance with, all of the provisions of this
Section
 2
to the same extent as if each such transferee were a Holder. Each Holder shall not, directly or indirectly,
(a) pledge, encumber or create a Lien on any Units or enter into any contract, option, commitment or other arrangement or understanding with respect to the foregoing;
(b) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to any of such Holder’s Units;
(c) enter into, or deposit any of such Holder’s Units into, a voting trust or take any other action which would, or would reasonably be expected to, result in a diminution of the voting power represented by any of such Holder’s Units; or
(d) commit or agree to take any of the foregoing actions.
As used in this Agreement, the term “
Expiration Date
” shall mean the earliest to occur of (i) the Effective Time, (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article 8 thereof and (iii) mutual

2

written agreement of the Parties to terminate this Agreement;
provided
,
however
, that the provisions of
Section
 4
(
Remedies
),
Section
 6
(
Fees and Expenses
),
Section
 7
(
Trust Account Waiver
),
Section
 12
(
Entire Agreement
),
Section
 18
(
Miscellaneous
) and
Section
 19
(
Parties Advised by Counsel
) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.
Section 3.
Representations and Warranties of Holders
. Each Holder hereby represents and warrants to Parent as follows:
(a) such Holder has the full power and authority to execute and deliver this Agreement and to perform such Holder’s obligations hereunder;
(b) this Agreement has been duly executed and delivered by such Holder and, assuming due authorization, execution and delivered by the other Parties, constitutes a valid, legal and binding agreement with respect to such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar Laws affecting creditors’ rights generally and general principles of equity;
(c) such Holder beneficially owns the number of Units indicated opposite such Holder’s name on Schedule 1 hereto, free and clear of any Liens (other than Liens created by this Agreement, applicable securities laws, the Company’s Certificate of Formation and the Company’s Second Amended and Restated Operating Agreement, and has sole, and otherwise unrestricted, voting and investment power with respect to such Units; none of the Units are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Units; and no Person has any right to acquire from such Holder any of the Units indicated opposite such Holder’s name on Schedule 1 hereto;
(d) such Holder agrees to promptly notify Parent in writing of any changes or updates to Schedule 1 hereto as it relates to such Holder after the date hereof and prior to the Expiration Date;
(e) such Holder understands that, at the Effective Time, each outstanding Unit shall be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement;
(f) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not conflict with, or result in any material violation or material breach of, or material default (with or without notice or lapse of time or both) under, any Contract or any judgment to which such Holder is a party or by which such Holder is bound, or any Law to which such Holder is subject or, in the event that such Holder is a corporation, company, partnership, limited liability company, joint venture, association, trust, business trust or other entity, any Governing Document of such Holder;
(g) the execution and delivery of this Agreement by such Holder, the consummation by such Holder of the transactions contemplated hereunder and the performance by such Holder of his, her or its obligations hereunder do not and will not require any consent, approval, qualification, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity by such Holder except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such consents, approvals, qualifications, orders or authorizations or registrations, declarations or filings, would not prevent or impair in any material respect the performance by such Holder of his, her or its obligations under this Agreement; and
(h) no investment banker, broker, finder, consultant or intermediary or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of such Holder (solely in its capacity as a Holder) in connection with its entering into this Agreement.
Section 4.
Remedies
. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate

3

remedy, would occur in the event that any Party does not perform its obligations under this Agreement in accordance with the specific terms hereof or otherwise breaches any provision of this Agreement. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that any other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
Section 5.
No Waivers
. No waiver of any breach of this Agreement extended by Parent to a Holder shall be construed as a waiver of any rights or remedies of Parent with respect to any other Holder or with respect to any subsequent breach of such Holder or any other such Holder. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by any such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.
Section 6.
Fees and Expenses
. Except as otherwise provided herein or in the Merger Agreement, all fees and expenses incurred in connection with or related to this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby will be paid by the party incurring such fees or expenses, whether or not such transactions are consummated.
Section 7.
Trust Account Waiver
. Each Holder acknowledges that Parent has established the Trust Account described in Parent’s final prospectus for its initial public offering, dated January 11, 2021, Parent’s Governing Documents, and the Trust Agreement for the benefit of Parent’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. Each Holder further acknowledges that, if the Transactions, or, in the event of a termination of the Merger Agreement, another Business Combination, are not consummated by January 14, 2023 or such later date as approved by Parent’s Stockholders to complete a Business Combination, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, and notwithstanding anything to the contrary in this Agreement, the Holder (on behalf of itself, its Affiliates and, as applicable, its heirs, successors, administrators, members, officers and directors, and all other who may claim through such Holder) hereby irrevocably waives any past, present or future right, title, interest or claim (whether based on contract, tort, equity or any other theory of legal liability) of any kind against, and irrevocably waives any right to access, the Trust Account and the Trustee, or to collect from the Trust Account any monies that may be owed to them by Parent or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever. For the avoidance of doubt, nothing in this
Section
 7
shall constitute a waiver by Holder of any rights it may have against Parent or its Affiliates with respect to any assets or funds held outside the Trust Account.
Section 8.
Notices
. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by
e-mail
(having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
(a) if to Parent:
Adit EdTech Acquisition Corp.
1345 Avenue of the Americas
33rd Floor
New York, NY 10105
Attention: John D’Agostino
Telephone: [***]
E-mail:
[***]

4

with copies (which shall not constitute notice) to:
Covington & Burling LLP
The New York Times Building
620 Eighth Avenue
New York, NY 10010
Attention: Jack S. Bodner
Michael J. Riella
Brian K. Rosenzweig
E-mail:
jbodner@cov.com
mriella@cov.com
brosenzweig@cov.com
(b) if to a Holder, to the address, facsimile number or email address set forth under such Holder’s signature on the signature page hereto.
Section 9.
Assignment
. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors and assigns.
Section 10.
Amendment
. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Except as otherwise specifically set forth in this Agreement, any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective (a) only if it is made or given in writing and signed by Parent and all of the Holders or, in the case of a waiver, by Parent and (b) only in the specific instance and for the specific purpose for which made or given. Notwithstanding anything to the contrary contained herein, any holder of Units may become party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as a Holder hereunder. In such event, each such person shall thereafter shall be deemed a Holder for all purposes under this Agreement.
Section 11.
Termination
.
This Agreement shall automatically terminate
on the Expiration Date. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement;
provided
,
however
, that the provisions of
Section
 4
(
Remedies
),
Section
 6
(
Fees and Expenses
),
Section
 7
(
Trust Account Waiver
),
Section
 9
(
Assignment
),
Section
 10
(
Amendment
), this
Section
 11
(
Termination
),
Section
 12
(
Entire Agreement
),
Section
 15
(
Further
Assurances
),
Section
 18
(
Miscellaneous
) and
Section
 19
(
Parties Advised by Counsel
) of this Agreement shall remain in full force and effect and survive any termination of this Agreement.
Section 12.
Entire Agreement
. This Agreement, Schedule 1 hereto and the Merger Agreement contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior discussions, negotiations, commitments, agreements and understandings, both written and oral, relating to such subject matter.
Section 13.
No Third-Party Beneficiaries
. Except as otherwise provided in this Agreement, this Agreement is for the sole benefit of the Parties and their respective permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the Parties and such successors and assigns, any legal or equitable rights hereunder.
Section 14.
Capacity as a Holder
. Notwithstanding anything herein to the contrary, the Holder signs this Agreement solely in the Holder’s capacity as a holder of Company Units, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of any affiliate, employee, or designee of the Holder or any of its affiliates in his or her capacity, if applicable, as an officer or manager of the Company or any other Person.

5

Section 15.
Further Assurances
. From time to time and without additional consideration, each Holder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.
Section 16.
Disclosure
. The Holder hereby authorizes Parent and the Company to publish and disclose in any announcement or disclosure required by the SEC the Holder’s identity and ownership of the Units and the nature of the Holder’s obligations under this Agreement.
Section 17.
Certain Events
. Each Holder agrees (severally with respect to itself and not jointly) that this Agreement and the obligations hereunder will attach to such Holder’s Units and will be binding upon any Person to which legal or beneficial ownership of such Holder’s Units passes, whether by operation of law or otherwise, including such Holder’s heirs, guardians, administrators or successors.
Section 18.
Miscellaneous
. The provisions of
Section 9.5
(
Governing Law
),
Section 9.7
(
Construction; Interpretation
),
Section 9.10
(
Severability
),
Section 9.11
(
Counterparts; Electronic Signatures
),
Section 9.15
(
Waiver of Jury Trial
) and
Section 9.16
(
Submission to Jurisdiction
) of the Merger Agreement shall apply to this Agreement
mutatis
mutandis as if set forth herein.
Section 19.
Parties Advised by Counsel
. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has had the opportunity to seek advice of legal counsel. This Agreement will not be interpreted or construed against any Party because that Party or any attorney or representative for that Party drafted or participated in the drafting of this Agreement.
[
Signature pages follow
]

6

I
N
W
ITNESS
W
HEREOF
, the Parties have executed this Agreement as of the date first set forth above.

ADIT EDTECH ACQUISITION CORP.

By:	/s/ David Shrier
Name: David Shrier
Title: Chief Executive Officer
[S
IGNATURE
P
AGE
TO
V
OTING
A
GREEMENT
]

HOLDER

GRIID HOLDINGS LLC

By:	/s/ Authorized Signatory
Authorized Signatory

Address for Notice: [***]

[***]

[***]

Email for Notice: [***]
[S
IGNATURE
P
AGE
TO
V
OTING
A
GREEMENT
]

SCHEDULE 1

Holder	Number of Units Held	Type	Address
Griid Holdings LLC	8,000,000	Class B	[***]
[S
CHEDULE
1
TO
V
OTING
A
GREEMENT
]

Annex C
FORM OF INVESTOR RIGHTS AGREEMENT
THIS INVESTOR RIGHTS AGREEMENT
(this “
Agreement
”) is entered into as of [●], 202    , by and among Griid Infrastructure Inc. (f/k/a Adit EdTech Acquisition Corp.), a Delaware corporation, (the “
Company
”) and the parties listed as Investors on Schedule I hereto (each, including any person or entity who hereinafter becomes a party to this Agreement pursuant to
Section
 6.2
, an “
Investor
” and collectively, the “
Investors
”).
WHEREAS, the Company, ADEX Merger Sub, LLC, a Delaware limited liability company (“
Merger Sub
”), and Griid Holdco LLC, a Delaware limited liability company (“
Griid
”) have entered into that certain Agreement and Plan of Merger, dated as of November 29, 2021 (as amended or supplemented from time to time, the “
Merger Agreement
”), pursuant to which, among other things, Merger Sub merged with and into Griid, with Griid being the surviving company (the “
Merger
”) on the terms and subject to the conditions set forth therein (together with the other transactions contemplated by the Merger Agreement, the “
Transactions
”);
WHEREAS, the Company, Adit EdTech Sponsor, LLC, a Delaware limited liability company (“
Sponsor
”) and Jacob Cohen, Sharmila Kassam, Sheldon H. Levy, Vuk Jeremic, Eva Kaili, and William Bennett (such individuals, collectively, the “
ADEX Holders
”) are parties to that certain Registration Rights Agreement, dated January 11, 2021 (the “
Prior ADEX Agreement
”);
WHEREAS, the Sponsor and the ADEX Holders currently hold, in the aggregate, 6,900,000 shares (the “
Founder Shares
”) of the Company’s common stock, par value $0.0001 per share (“
Common Stock
”);
WHEREAS, on January 11, 2021, the Company and the Sponsor entered into that certain Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor purchased warrants to purchase up to 7,270,000 shares of Common Stock, at an initial exercise price of $11.50 per share, in a private placement transaction occurring simultaneously with the closing of the Company’s initial public offering, all of which are currently outstanding and held by the Sponsor (the “
Private Placement Warrants
”);
WHEREAS, the Prior ADEX Agreement provided for, among other things, certain registration rights with respect to the Founder Shares, the Private Placement Warrants and warrants to purchase shares of Common Stock, which may be issued upon conversion of working capital loans made to the Company (the “
Working Capital Warrants
”);
WHEREAS, certain investors in Griid (“
Griid Investors
”) held, immediately prior to the Effective Time under (and as defined in) the Merger Agreement (a) units of the Company designated as Class A Units under the Griid LLC Agreement (as defined below) (“
Griid Class
 A Units
”); (b) units of the Company designated as Class B Units under the Griid LLC Agreement (“
Griid Class
 B Units
”); and (c) units of the Company designated as Class C Units under the Griid LLC Agreement (“
Griid Class
 C Units
”
and together with Griid Class A Units and Griid Class B Units, the “
Griid Units
”);
WHEREAS, at the Effective Time, the Griid Units were exchanged for shares of Common Stock pursuant to the Merger Agreement; and
WHEREAS, the Company, the Sponsor and the ADEX Holders desire to terminate the Prior ADEX Agreement pursuant to Section 6.7 thereof to provide for the terms and conditions included herein.

1

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.
DEFINITIONS
. The following capitalized terms used herein have the following meanings:
“
Addendum Agreement
” is defined in
Section
 6.2
.
“
Agreement
” is defined in the preamble to this Agreement.
“
ADEX Holders
” is defined in the recitals to this Agreement.
“
ADEX Investors
” shall mean the investors listed under such caption on Schedule I hereto.
“
Block Trade
” means any
non-marketed
underwritten offering taking the form of a block trade to financial institutions, QIBs or Institutional Accredited Investors, bought deals, over-night deals or similar transactions that do not include “road show” presentations to potential investors requiring marketing effort from management over multiple days.
“
Business Day
” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.
“
Common Stock
” is defined in the recitals to this Agreement.
“
Closing Date
” is the date of the closing of the Merger.
“
Commission
” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.
“
Company
” is defined in the preamble to this Agreement.
“
Effectiveness Period
” is defined in
Section
 3.1.2
.
“
Exchange Act
” means the Securities Exchange Act of 1934.
“
Form 10 Disclosure Filing Date
” means the date on which the Company shall file with the Commission a Current Report on Form
8-K
that includes current “Form 10 information” (within the meaning of Rule 144) reflecting the Company’s status as an entity that is no longer an issuer described in paragraph (i)(1)(i) of Rule 144.
“
Form
 S-1
” means a Registration Statement on Form S-1.
“
Form
S-3
” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.
“
Founder Shares
” is defined in the recitals to this Agreement.
“
Griid Class
 A Units
” is defined in the recitals to this Agreement.
“
Griid Class
 B Units
” is defined in the recitals to this Agreement.
“
Griid Class
 C Units
” is defined in the recitals to this Agreement.

2

“
Griid Investors
” is defined in the recitals to this Agreement.
“
Griid LLC Agreement
” means the Limited Liability Company Agreement of Griid, dated as of November 23, 2021, by and among Griid and the Holders party thereto, as amended, restated, supplemented or otherwise modified in accordance with the applicable provisions thereof.
“
Griid Units
” is defined in the recitals to this Agreement.
“
Holders
” means all Persons who hold one or more Griid Units prior to the Closing Date.
“
Indemnified Party
” is defined in
Section
 4.3
.
“
Indemnifying Party
” is defined in
Section
 4.3
.
“
Institutional Accredited Investor
” means an institutional “accredited” investor as defined in Rule 501(a) of Regulation D under the Securities Act.
“
Investor
” is defined in the preamble to this Agreement.
“
Investor Indemnified Party
” is defined in
Section
 4.1
.
“
Merger
” is defined in the recitals to this Agreement.
“
Merger Agreement
” is defined in the recitals to this Agreement.
“
New Registration Statement
” is defined in
Section
 2.1.4
.
“
Notices
” is defined in
Section
 6.3
.
“
Permitted Transferee
” means (i) the members of an Investor’s immediate family (for purposes of this Agreement, “
immediate family
” shall mean with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (ii) any trust or family limited liability company or partnership for the direct or indirect benefit of an Investor or the immediate family of an Investor; (iii) if an Investor is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust; (iv) any officer, director, general partner, limited partner, shareholder, member, or owner of similar equity interests in an Investor; or (v) any affiliate of an Investor.
“
Person
” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.
“
Prior ADEX Agreement
” is defined in the preamble to this Agreement.
“
Private Placement Warrants
” is defined in the recitals to this Agreement.
“
Q
IB
” means “qualified institutional buyer” as defined in Rule 144A under the Securities Act.
“
Registration
” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

3

“
Registrable Securities
” means (i) all shares of Common Stock held by the Investors as of the date of this Agreement, (ii) the Private Placement Warrants (and any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (iii) the Working Capital Warrants, if any (and any shares of Common Stock issued or issuable upon the exercise of any such Working Capital Warrants) and (iv) all shares of Common Stock issued to any Investor with respect to the securities referenced in clauses (i), (ii) and (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share re-designation,
share reconstruction, amalgamation, contractual control arrangement or similar event. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities shall have become eligible for resale pursuant to Rule 144 without regard to volume, manner of sale or information requirements thereunder.
“
Registration Statement
” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form
S-4
or Form
S-8,
or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).
“
Resale Shelf Registration Statement
” is defined in
Section
 2.1.1
.
“
Rule 415 Notice
” is defined in
Section 2.14
.
“
SEC Guidance
” is defined in
Section
 2.1.4
.
“
Securities Act
” means the Securities Act of 1933.
“
Transactions
” is defined in the recitals to this Agreement.
“
Working Capital Warrants
” is defined in the recitals to this Agreement.
2.
REGISTRATION RIGHTS
.
2.1
Resale Shelf Registration Rights
.
2.1.1
Registration Statement Covering Resale of Registrable Securities
. Provided compliance by the Investors with
Section
 3.4
, the Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the Closing Date, a Registration Statement on Form
S-3
or its successor form, or, if the Company is ineligible to use Form
S-3,
a Registration Statement on Form
S-1,
for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by such Investors that are not covered by an effective resale registration statement (the “
Resale Shelf Registration Statement
”). The Company shall use commercially reasonable efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and in no event later than ninety (90) days after the Resale Shelf Registration Statement is filed with the Commission, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. In the event that the Company files a Form
S-1
pursuant to this
Section
 2.1
, the Company shall use its commercially reasonable efforts to File a Form
S-3
with the purpose of replacing the Form
S-1
promptly after the Company is eligible to

4

use Form
S-3.
The Resale Shelf Registration Statement shall provide that the Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors. Without limiting the foregoing, subject to any comments from the Commission, each Registration Statement filed pursuant to this
Section
 2.1.1
shall include a “plan of distribution” approved by Griid Investors holding a majority of the shares held by the Griid Investors.
2.1.2
Notification and Distribution of Materials
. The Company shall promptly notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.
2.1.3
Amendments and Supplements
. Subject to the provisions of
Section
 2.1.1
above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.
2.1.4
Reduction of Shelf Offering
. Notwithstanding the registration obligations set forth in this
Section
 2.1
, in the event the Commission informs the Company (the “
Rule 415
Notice
”) that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file an amendment or amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “
New Registration Statement
”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form
S-1,
Form
S-3
or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the Commission staff, including, without limitation, Compliance and Disclosure Interpretation 612.09 (the “
SEC Guidance
”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form
S-1,
Form
S-3
or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.
No Investor shall be named as an “underwriter” in any Registration Statement filed pursuant to this
Section
 2
without the Investor’s prior written consent; provided that if the Commission requests that an Investor be identified as a statutory underwriter in the Registration Statement, then such Investor will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its prompt written request to the Company, in which case the Company’s obligation to register such Investor’s

5

Registrable Securities shall be deemed satisfied or (ii) be included as such in the Registration Statement. Each Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to (and shall be subject to the approval, which shall not be unreasonably withheld or delayed, of) the Investors prior to its filing with, or other submission to, the Commission.
2.1.5
Notice of Certain Events
. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.
2.1.6
Block Trade
. If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $10,000,000 that the Company effect the sale of all or any portion of the Registrable Securities in a Block Trade, then the Company shall, as expeditiously as possible, initiate the offering in such Block Trade of the Registrable Securities for which such requesting holder has requested such offering under
Section
 2.1.6
.
3.
REGISTRATION PROCEDURES
.
3.1
Filings; Information
. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to
Section
 2
, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as reasonably possible, and in connection with any such request:
3.1.1
Copies
. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies (which may be via
e-mail)
of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holders.
3.1.2
Amendments and Supplements
. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which no Registrable Securities remain outstanding (the “
Effectiveness Period
”).
3.1.3
Notification
. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements

6

therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.
3.1.4
Securities Laws Compliance
. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.
3.1.5
Cooperation
. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering, the preparation of a comfort letter, if applicable, and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.
3.1.6
Transfer Agent
. The Company shall provide and maintain a transfer agent and registrar for the Registrable Securities.
3.1.7
Earnings Statement
. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.
3.1.8
Listing
. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.
3.2
Obligation to Suspend Distribution
. Upon receipt of any notice from the Company of the happening of any event of the kind described in
Section
 3.1.3(iv)
, or, upon any suspension by the Company, pursuant to a good faith reasonable determination of the board of directors of the Company that (i) the offer or sale of Registrable Securities would require the Company to disclose any material nonpublic information which would reasonably be likely to be detrimental to the Company and its subsidiaries or (ii) the disposition of the Registrable Securities would otherwise be reasonably likely to be detrimental to the Company and its subsidiaries, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by
Section
 3.1.3(iv)
or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company or destroy all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. The foregoing right to delay or suspend may be exercised by the Company only twice for no longer than sixty (60) days each and for no longer than ninety (90) days in total in any consecutive
12-month
period.

7

3.3
Registration Expenses
. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to
Section
 2.1
, any Block Trade pursuant to
Section
 2.1.6
(other than expenses set forth below in clause (ix) of this
Section
 3.3
), and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by
Section
 3.1.11
; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest
of the Registrable Securities included in such registration not to exceed $35,000. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders, but the Company shall pay any underwriting discounts or selling commissions attributable to the securities it sells for its own account.
3.4
Information
. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.
3.5
Other Obligations
.
3.5.1 At any time and from time to time after the expiration of any lock-up
to which such shares are subject, if any, in connection with a sale or transfer of Registrable Securities exempt from registration under the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within any prospectus and pursuant to the Registration Statement of which such prospectus forms a part, the Company shall, subject to the receipt of customary documentation required from the applicable holders in connection therewith, (i) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being sold or transferred and (ii) cause its legal counsel to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under subclause (i). In addition, the Company shall cooperate reasonably with, and take such customary actions as may reasonably be requested by such holders in connection with the aforementioned sales or transfers.
3.5.2 The stock certificates evidencing the Registrable Securities (and/or book entries representing the Registrable Securities) held by each Investor shall not contain or be subject to any legend restricting the transfer thereof (and the Registrable Securities shall not be subject to any stop transfer or similar instructions or notations): (A) while a Registration Statement covering the sale or resale of such securities is effective under the Securities Act, or (B) if such Investor provides customary paperwork to the effect that it has sold such shares pursuant to Rule 144, or (C) if such Registrable Securities are eligible for sale under Rule 144(b)(1) as set forth in customary non-affiliate
paperwork provided by such Investor, or (D) if at any time on or after the date that is one year after the Form 10 Disclosure Filing Date such Investor certifies that it is not an affiliate of the Company and that such Investor’s holding period for purposes of Rule 144 in respect of such Registrable Securities is at least six (6) months, or (E) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) as determined in good faith by counsel to the Company or set forth in a legal opinion delivered by nationally recognized counsel to the Investor (collectively, the “
Unrestricted Conditions
”). The Company agrees that following the date that the Resale Registration Statement has been declared effective by the Commission (the “
Registration Date
”) or

8

at such time as any of the Unrestricted Conditions is met or such legend is otherwise no longer required it will, no later than two (2) Business Days following the delivery by an Investor to the Company or its transfer agent of a certificate representing any Registrable Securities, issued with a restrictive legend, (or, in the case of Registrable Securities represented by book entries, delivery by an Investor to the Company or its transfer agent of a legend removal request) deliver or cause to be delivered to such Investor a certificate or, at the request of such Investor, deliver or cause to be delivered such Registrable Securities to such Investor by crediting the account of such Investor’s prime broker with DTC through its Deposit/Withdrawal at Custodian (DWAC) system, in each case, free from all restrictive and other legends and stop transfer or similar instructions or notations. If any of the Unrestricted Conditions is met at the time of issuance of any Registrable Securities (e.g., upon exercise of warrants), then such securities shall be issued free of all legends. Each Investor shall have the right to pursue any remedies available to it hereunder, or otherwise at law or in equity, including a decree of specific performance and/or injunctive relief, with respect to the Company’s failure to timely deliver shares of Common Stock without legend as required pursuant to the terms hereof.
3.5.3 As long as Registrable Securities remain outstanding the Company shall (a) cause the Common Stock to be eligible for clearing through DTC, through its DWAC system; (b) be eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Stock; (c) ensure that the transfer agent for the Common Stock is a participant in, and that the Common Stock is eligible for transfer pursuant to, DTC’s Fast Automated Securities Transfer Program (or successor thereto); and (d) use its reasonable best efforts to cause the Common Stock not to at any time be subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of shares of Common Stock through DTC, and, in the event the Common Stock becomes subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, use its reasonable best efforts to cause any such “chill,” “freeze” or similar restriction to be removed at the earliest possible time.
4.
INDEMNIFICATION AND CONTRIBUTION
.
4.1
Indemnification by the Company
. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “
Investor Indemnified Party
”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein or to the extent relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.
4.2
Indemnification by Holders of Registrable Securities
. Each selling holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any

9

Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made expressly in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or to the extent it relates to any selling holder’s or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.
4.3
Conduct of Indemnification Proceedings
. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to
Sections 4.1
or
4.2
, such person (the “
Indemnified Party
”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “
Indemnifying Party
”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.
4.4
Contribution
.
4.4.1 If the indemnification provided for in the foregoing
Sections 4.1
,
4.2
and
4.3
is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion

10

as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section
 4.4
were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in
Section
 4.4.1
.
4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section
 4.4
, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
5.
UNDERWRITING AND DISTRIBUTION
.
5.1
Rule 144
. The Company covenants that it shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the scope of the safe harbor provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.
6.
MISCELLANEOUS
.
6.1
Other Registration Rights and Arrangements
. The Company represents and warrants that no person, other than (a) a holder of the Registrable Securities and holders of the Company’s warrants to purchase shares of Common Stock, at an initial exercise price of $11.50 per share, issued in the Company’s initial public offering, and (b) the lenders from time to time under that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2021, by and among Griid Infrastructure LLC, Griid Holdings LLC, the lenders from time to time a party thereto, and Blockchain Access UK Limited, has any right to require the Company to register any of the Company’s capital stock for sale or to include the Company’s capital stock in any registration filed by the Company for the sale of capital stock for its own account or for the account of any other person. The parties hereby terminate the Prior ADEX Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
6.2
Assignment; No Third-Party Beneficiaries
. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder to a Permitted Transferee. This Agreement and the provisions hereof

11

shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in
Section
 4
and this
Section
 6.2
. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “
Addendum Agreement
”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.
6.3
Amendments and Modifications
. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects an Investor, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from other Investors (in such capacity) shall require the consent of such Investor so affected. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
6.4
Term
. This Agreement shall terminate upon the date as of which there shall be no Registrable Securities outstanding; provided, however, that such termination as to an Investor shall not apply to the following provisions until such Investor no longer holds any Registrable Securities:
Sections 3.1.3
,
3.1.4
,
3.1.6
,
3.1.7
,
3.1.8
, 3
.2
,
3.3
,
3.4
,
3.5
,
4
,
5
,
6.3
and
6.5
.
6.5
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by facsimile (having obtained electronic delivery confirmation thereof),
e-mail
(having obtained electronic delivery confirmation thereof), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:
If to the Company, to:

Attention: [●]
Facsimile: [●]
E-mail:
[●]
with a copy (which shall not constitute notice) to
:
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, NY 10022
Attention:	Patrick B. Costello
Steven Khadavi
Joseph Walsh
E-mail:	patrick.costello@troutman.com
steven.khadavi@troutman.com
joseph.walsh@troutman.com;

12

If to an Investor, to:
the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
6.6
Severability
. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
6.7
Counterparts
. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.
6.8
Governing Law
. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the Transactions, including the applicable statute of limitations, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.
6.9
Entire Agreement
. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including, without limitation the Prior Agreement.
[Signature Page Follows]

13

IN WITNESS WHEREOF
, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

GRIID INFRASTRUCTURE INC.

By:
Name:
Title:
S
IGNATURE
P
AGE
TO
I
NVESTOR
R
IGHTS
A
GREEMENT

IN WITNESS WHEREOF
, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

S
IGNATURE
P
AGE
TO
I
NVESTOR
R
IGHTS
A
GREEMENT

EXHIBIT A
Addendum Agreement
This Addendum Agreement (“
Addendum Agreement
”) is executed on                     , 20    , by the undersigned (the “
New Holder
”) pursuant to the terms of that certain Investor Rights Agreement dated as of [●], 2021 (the “
Agreement
”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:
1.
Acknowledgment
. New Holder acknowledges that New Holder is acquiring certain shares of common stock of the Company (the “
Common Stock
”) as a transferee of such shares of Common Stock from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.
2.
Agreement
. New Holder hereby (a) agrees that the shares of Common Stock shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.
3.
Notice
. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER :	ACCEPTED AND AGREED:

Print Name:	GRIID INFRASTRUCTURE INC.

By:	By:

SCHEDULE I
ADEX Investors
[●]
Griid Investors
[●]

Annex D
FORM OF SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ADIT EDTECH ACQUISITION CORP.
Pursuant to Sections 242 and 245 of the
Delaware General Corporation Law
Adit EdTech Acquisition Corp., a corporation existing under the laws of the State of Delaware (the “
Corporation
”), by its duly authorized officer, hereby certifies as follows:
1.    The present name of the Corporation is “Adit EdTech Acquisition Corp.”
2.    The Corporation’s original Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 15, 2020.
3.    The Corporation’s Amended and Restated Certificate of Incorporation (the “
Amended and Restated Certificate
”) was filed in the office of the Secretary of the State of Delaware on January 11, 2021.
4.    This Second Amended and Restated Certificate of Incorporation (this “
Second Amended and Restated Certificate
”) restates, integrates and also further amends the Amended and Restated Certificate.
5.    This Second Amended and Restated Certificate was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “
DGCL
”) and was duly approved by the stockholders of the Corporation in accordance with the applicable provisions of Section 211 of the DGCL.
6.    The text of the Amended and Restated Certificate is hereby amended, integrated and restated to read in full as follows:
ARTICLE I
NAME
The name of the corporation is Griid Infrastructure Inc. (the “
Corporation
”).
ARTICLE II
REGISTERED AGENT
The registered office of the Corporation is to be located at c/o PHS Corporate Services, Inc., 1313 N. Market Street, Suite 5100, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is PHS Corporate Services, Inc.

ARTICLE III
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.
ARTICLE IV
CAPITALIZATION
Section 4.1.
Authorized Capital Stock
.
(a)    The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 501,000,000 shares, consisting of (i) 500,000,000 shares of common stock, par value of $0.0001 per share (the “
Common Stock
”), and (ii) 1,000,000 shares of preferred stock, par value of $0.0001 per share (the “
Preferred Stock
”).
(b)    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor. Notwithstanding the immediately preceding sentence, the number of authorized shares of any particular class may not be decreased below the number of shares of such class then outstanding.
Section 4.2.
Classes of Shares.
The designation, relative rights, preferences and limitations of the shares of each class of stock are as follows:
(a)
Common Stock
.
(i)
Voting Rights
.
(1)    Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote, except that, in each case, to the fullest extent permitted by law and subject to
Section
 4.2(a)(i)(2)
, holders of shares of Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of any outstanding Preferred Stock if the holders of such Preferred Stock are entitled to vote as a separate class thereon under this Second Amended and Restated Certificate (including any certificate of designations relating to any series of Preferred Stock) or under the DGCL.
(2)    The holders of the outstanding shares of Common Stock shall be entitled to vote separately as a class upon any amendment to this Second Amended and Restated Certificate (including by merger, consolidation, reorganization or similar event) that would alter or change the powers, preferences or special rights of the Common Stock so as to affect the Common Stock adversely.
(3)    Except as otherwise required in this Second Amended and Restated Certificate or by the DGCL, the holders of Common Stock will vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with the holders of Preferred Stock).

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(4)    There shall be no cumulative voting.
(ii)
Dividends
. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference senior to or the right to participate with the Common Stock with respect to the payment of dividends, such dividends and other distributions of cash, stock or property may be declared and paid on the Common Stock out of the assets of the Corporation that are by law available therefor, at the times and in the amounts as the board of directors of the Corporation (the “
Board
”) in its discretion may determine.
(iii)
Liquidation
. Subject to applicable law and the rights, if any, of the holder of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up
of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock are entitled, if any, the holders of all outstanding shares of Common Stock will be entitled to receive an amount per share equal to the par value thereof, and thereafter the holders of all outstanding shares of Common Stock will be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares of Common Stock.
(b)
Preferred Stock
. Shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not retired of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with such powers, including voting powers, if any, and the designations, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of Preferred Stock from time to time adopted by the Board pursuant to authority so to do which is hereby expressly vested in the Board. The powers, including voting powers, if any, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such Preferred Stock holders is required pursuant to the designations for such Preferred Stock.
Section 4.3.
Rights and Options
. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options;
provided
,
however
, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.
ARTICLE V
POWERS OF BOARD OF DIRECTORS
Section 5.1.
Election
. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. Election of directors of the Corporation (the “
Directors
”) need not be by ballot unless the bylaws of the Corporation (as such bylaws may be amended from time to time, the “
Bylaws
”) so provide.
Section 5.2.
Bylaws
. The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws as provided in the Bylaws.

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Section 5.3.
Submission for Stockholder Approval/Ratification
. The Directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of Directors’ interests, or for any other reason.
Section 5.4.
Number of Directors
.
(a)    Except as otherwise provided for or fixed pursuant to the provisions of
Section
 4.2(b)
of this Second Amended and Restated Certificate relating to the rights of the holders of any series of Preferred Stock to elect additional Directors, the total number of Directors constituting the entire Board shall, (a) as of the date of this Second Amended and Restated Certificate, be seven (7) and (b) thereafter, shall be fixed solely and exclusively by one or more resolutions adopted from time to time by the Board.
(b)    During any period when the holders of any series of Preferred Stock have the right to elect additional Directors as provided for or fixed pursuant to the provisions of
Section
 4.2(b)
(“
Preferred Stock Directors
”), upon the commencement, and for the duration, of the period during which such right continues: (i) the then total authorized number of Directors shall automatically be increased by such specified number of Preferred Stock Directors, and the holders of the related Preferred Stock shall be entitled to elect the Preferred Stock Directors pursuant to the provisions of the Board’s designation for the series of Preferred Stock and (ii) each such Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such Preferred Stock Director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Preferred Stock Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such Preferred Stock Directors, shall forthwith terminate and the total and authorized number of Directors shall be reduced accordingly.
Section 5.5.
Classified Board
. The Board shall be divided into three classes, as nearly equal in number as possible: Class I, Class II, and Class III. Only one class of Directors shall be elected in each year and each class shall serve a three-year term. Class I Directors shall initially serve until the first annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; Class II Directors shall initially serve until the second annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate; and Class III Directors shall initially serve until the third annual meeting of stockholders following the adoption of this Second Amended and Restated Certificate. Each Director of each class, the term of which shall then expire, shall be elected to hold office for a term ending on the date of the third annual meeting of stockholders of the Corporation next following the annual meeting at which such director was elected. In case of any increase or decrease, from time to time, in the number of Directors (other than Preferred Stock Directors), the Directors in each class shall be apportioned as nearly equal as possible. In the event of any change in the number of Directors, the Board shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of Directors in each class. In no event will a decrease in the number of Directors shorten the term of any incumbent director.
Section 5.6.
Vacancies and Newly Created Directorships
. Subject to any limitations imposed by applicable law and the rights, if any, of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the

4

Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by the DGCL, be filled solely and exclusively, by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board, and not by the stockholders. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be duly elected and qualified or until such director’s earlier death, disqualification, resignation or removal.
Section 5.7.
Removal of Directors
. Subject to any limitations imposed by the DGCL, except for Preferred Stock Directors, any director or the entire Board may be removed from office at any time, but only for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
Section 5.8.
Powers Generally
. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the DGCL, this Second Amended and Restated Certificate, and to any Bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the Directors which would have been valid if such Bylaw had not been made.
ARTICLE VI
MEETINGS OF STOCKHOLDERS
Section 6.1.
Action by Written Consent
. Any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 6.2.
Meetings of Stockholders
.
(a)    An annual meeting of stockholders for the election of Directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held at such place (or electronically), on such date, and at such time as the Board shall determine.
(b)    Subject to any special rights of the holders of any series of Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by (i) the chairperson of the Board, (ii) the chief executive officer of the Corporation or (iii) at the direction of the Board pursuant to a written resolution adopted by a majority of the total number of Directors that the Corporation would have if there were no vacancies. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The ability of holders of Common Stock to call a special meeting of the stockholders is hereby specifically denied.
(c)    Advance notice of stockholder nominations for the election of Directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

5

ARTICLE VII
LIMITED LIABILITY; INDEMNIFICATION
Section 7.1.
Limited Liability
. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this
Section
 7.1
by the stockholders of the Corporation shall not adversely affect any right or protection of a Director with respect to events occurring prior to the time of such repeal or modification.
Section 7.2.
Indemnification
. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all Persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.
Section 7.3.
Nonexclusivity of Rights
. The rights and authority conferred in this Article VII shall not be exclusive of any other right that any Person may otherwise have or hereafter acquire.
ARTICLE VIII
INSOLVENCY, SALE, LEASE OR EXCHANGE OF ASSETS
Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
ARTICLE IX
EXCLUSIVE FORUM
Section 9.1.
Exclusive Forum
. Subject to the last sentence of this
Section
 9.1
, and unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware, or, if and only if all such state courts lack subject matter jurisdiction, the

6

federal district court for the District of Delaware) and any appellate court therefrom shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (a) any derivative claim or action or proceeding brought on behalf of the Corporation, (b) any claim or action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any claim or action asserting a claim against the Corporation, or any current or former director, officer or employee of the Corporation arising pursuant to any provision of the DGCL, this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time), (d) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate or the Bylaws of the Corporation (as each may be amended from time to time, including any right, obligation or remedy thereunder); (e) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (f) any action asserting a claim against the Corporation, or any director, officer or employee of the Corporation governed by the internal affairs doctrine or otherwise related to the Corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Article IX shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “
1933 Act
”) or the Securities Exchange Act of 1934, as amended or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act.
Section 9.2.
Foreign Action
. If any action the subject matter of which is within the scope of
Section
 9.1
immediately above is filed in a court other than a court located within the State of Delaware (a “
Foreign Action
”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce
Section
 9.1
immediately above (a “
Foreign Enforcement Action
”), and (b) having service of process made upon such stockholder in any such Foreign Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Section 9.3.
Deemed Notice and Consent
. Any Person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this
Article
 IX
.
ARTICLE X
SEVERABILITY
If any provision or provisions of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any Person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons or entities and circumstances shall not in any way be affected or impaired thereby; and (b) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its Directors, officers, employees and agents from personal liability in respect of their service or for the benefit of the Corporation to the fullest extent permitted by law.

7

ARTICLE XI
CORPORATE OPPORTUNITY
The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or Directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the Directors or officers of the Corporation unless such corporate opportunity is offered to such Person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.
ARTICLE XII
ADOPTION, AMENDMENT OR REPEAL OF CERTIFICATE OF INCORPORATION
Subject to
Section
 4.2
, the Corporation reserves the right to amend, alter, change, add or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL, and except as set forth in
Article VII
, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, Directors or any other Persons whomsoever by and pursuant to this Second Amended and Restated Certificate of Incorporation in its present form or as hereafter amended, are granted and held subject to the right reserved in this
Article XII
. Notwithstanding anything to the contrary contained in this Second Amended and Restated Certificate, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of
Section
 5.5
, or
Articles VI
,
VII
,
IX
, or
XII
may be altered, amended or repealed in any respect, nor may any provision or by-law
inconsistent therewith be adopted, unless in addition to any other vote required by this Second Amended and Restated Certificate or otherwise required by law, such alteration, amendment, repeal or adoption is approved by, in addition to any other vote otherwise required by law, the affirmative vote of the holders of sixty-six
and
two-thirds
percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, at a meeting of the stockholders called for that purpose.
ARTICLE XIII
DEFINITIONS
As used in this Second Amended and Restated Certificate, unless the context otherwise requires or as set forth in another Article or Section of this Second Amended and Restated Certificate, the term:
(a)    “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation (including any representatives of such stockholder serving on the Board).
(b)    “Amended and Restated Certificate” is defined in the recitals.
(c)    “Board” is defined in Section 4.2(a)(ii)(1).
(d)    “Bylaws” is defined in Section 5.1.
(e)    “Common Stock” is defined in Section 4.1(a).

8

(f)    “control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
(g)    “Corporation” is defined in the recitals.
(h)    “DGCL” is defined in the recitals.
(i)    “Director” is defined in Section 5.1.
(j)    “Foreign Action” is defined in Section 9.2.
(k)    “Foreign Enforcement Action” is defined in Section 9.2.
(l)    “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
(m)    “Preferred Stock” is defined in Section 4.1(a).
(n)    “Preferred Stock Designation” is defined in Section 4.2(b).
(o)    “Preferred Stock Director” is defined in Section 5.4(b).
(p)    “Second Amended and Restated Certificate” is defined in the recitals.
(q)    “1933 Act” is defined in Section 9.1.
[Signature Page Follows]

9

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate to be signed by its duly authorized officer, as of the [•]th day of [•], 2022.

[Name]
[Title]
[Signature Page to Second Amended and Restated Certificate of Incorporation]

Annex E
GRIID INFRASTRUCTURE INC.
2022 OMNIBUS INCENTIVE COMPENSATION PLAN
Article 1
Effective Date, Objectives and Duration
1.1
Adoption of the Plan
. The Board of Directors of Griid Infrastructure Inc., a Delaware corporation (the “
Company
”), adopted the Griid Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan (the “
Plan
”) on [            , 2022] (the “
Effective Date
”), subject to approval by the stockholders of the Company within twelve (12) months after the Board’s adoption of the Plan. Awards, other than Restricted Shares, may be granted on and after the Effective Date; but, no such Awards may be exercised, vested, paid or otherwise settled, or any Shares issued with respect thereto, unless and until the stockholders of the Company approve the Plan within the twelve (12) months after the Board’s adoption of the Plan. Restricted Shares may only be granted if and after the stockholders of the Company approve the Plan.
1.2
Objective of the Plan
. The Plan is intended to attract and retain highly qualified persons to serve as employees, consultants and non-employee
directors and promote ownership by such employees, consultants and non-employee
directors of a greater proprietary interest in the Company, thereby aligning their interests more closely with the interests of the Company’s stockholders.
1.3
Duration of the Plan
. The Plan commenced on the date of adoption of the Plan by the Board, subject to approval by the stockholders of the Company within the twelve (12) months after the Board’s adoption of the Plan. If the stockholders of the Company so approve the Plan, the Plan shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Article 17 hereof, until the earlier of 11:59 p.m. (ET) on [            , 2032], or the date all Shares subject to the Plan shall have been issued and the restrictions on all Restricted Shares granted under the Plan shall have lapsed, according to the Plan’s provisions.
Article 2
Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below:
2.1    “
409A Award
” has the meaning set forth in Section 15.1.
2.2    “
5% Exception Limit
” has the meaning set forth in Section 5.3.
2.3    “
$100,000 Limit
” has the meaning set forth in Section 6.4(d).
2.4    “
Acquired Entity
” has the meaning set forth in Section 5.6(b).
2.5    “
Acquired Entity Awards
” has the meaning set forth in Section 5.6(b).
2.6    “
Affiliate
” means any corporation, trade or business or other entity, including but not limited to partnerships, limited liability companies and joint ventures, directly or indirectly controlling, controlled by or under common control with the Company, within the meaning of Section 405 of the Securities Act. Affiliate includes any corporation, trade or business or other entity that becomes such on or after the Effective Date.
2.7    “
Applicable Law
” means U.S. federal, state and local laws applicable to the Company, any legal or regulatory requirement relating to the Plan, Awards and/or Shares under applicable U.S. federal, state and local laws, the requirements of the NYSE and any other stock exchange or automated quotation system upon which the

1

Shares are listed or quoted, the Code, and the applicable laws, rules, regulations and requirements of any other country or jurisdiction where Awards are or are to be granted, exercised, vested or settled, as such laws, rules, regulations and requirements shall be in place from time to time.
2.8    “
Award
” means Options (including
Non-Qualified
Options and Incentive Stock Options), SARs, Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Restricted Stock Units, Dividend Equivalents and Other Stock-Based Awards granted under the Plan.
2.9    “
Award Agreement
” means a written agreement entered into by the Company and a Grantee setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper
Award Agreements and the use of electronic, internet or other non-paper
means for the acceptance thereof and actions thereunder by the Grantee.
2.10    “
Beneficiary
” means one or more persons or entities that become entitled to receive any amount payable under this Plan after the Grantee’s death. The Grantee’s Beneficiary is the Grantee’s surviving spouse, unless the Grantee designates one or more persons or entities to be the Grantee’s Beneficiary. The Grantee may make, change or revoke a Beneficiary designation at any time before his or her death without the consent of the Grantee’s spouse or anyone the Grantee previously named as a Beneficiary, and the Grantee may designate primary and secondary Beneficiaries. A Beneficiary designation must comply with procedures established by the Committee and must be received by the Committee before the Grantee’s death. If the Grantee dies without a valid Beneficiary designation (as determined by the Committee), and the Grantee has no surviving spouse, the Beneficiary shall be the Grantee’s estate.
2.11    “
Board
” means the Board of Directors of the Company.
2.12    “
Business Combination
” has the meaning set forth in Section 2.17(a).
2.13    “
Bylaws
” means the Company’s bylaws, as amended and/or restated from time to time.
2.14    “
Cause
” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Cause” means, except as otherwise set forth in the Award Agreement, (i) the Grantee’s act or failure to act amounting to gross negligence or willful misconduct to the detriment of the Company or any Affiliate; (ii) the Grantee’s dishonesty, fraud, theft or embezzlement of funds or properties in the course of Grantee’s employment; (iii) the Grantee’s commission of, indictment for, or pleading guilty or confessing to any felony; (iv) the Grantee’s gross neglect of, or prolonged absence from (other than due to Disability and without the written consent of the Company or an Affiliate), Grantee’s duties, (v) the Grantee’s refusal to comply with any lawful directive or policy of the Company or any Affiliate, which refusal is not cured by the Grantee within ten (10) days of such written notice from the Company or Affiliate, (vi) a material breach by the Grantee of any fiduciary duty owed to the Company or any Affiliate, (vii) the Grantee intentionally engaging in any activity that is in conflict with or adverse to the reputation, business or other interests of the Company or any Affiliate or that is reasonably determined to be detrimental to the reputation, business or other interests of the Company or any Affiliate, or (viii) the Grantee’s breach of any restrictive covenant or other agreement with the Company or any Affiliate, including but not limited to, confidentiality covenants, covenants not to compete, non-solicitation
covenants and
non-disclosure
covenants. For purposes of the Plan, the Grantee’s resignation without the Company’s or an Affiliate’s written consent in anticipation of termination of employment for Cause shall constitute a termination of employment for Cause.
2.15    “
CEO
” means the Chief Executive Officer of the Company.
2.16    “
Certificate of Incorporation
” means the Company’s certificate of incorporation, as amended and/or restated from time to time.

2

2.17    “
Change in Control
” shall be deemed to have occurred upon the first occurrence of an event set forth in any one of the following paragraphs:
(a)    The accumulation in any number of related or unrelated transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) by any Person of beneficial ownership (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company’s voting stock; provided that, for purposes of this subsection (a), a Change in Control will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the combined voting power of the Company’s voting stock results from any acquisition of voting stock (i) by the Company or any Affiliate, (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (iii) by any Person that, prior to the transaction, directly or indirectly, controls, is controlled by, or is under common control with, the Company, or (iv) by any Person pursuant to a merger, consolidation or reorganization involving the Company (a “
Business Combination
”) that would not cause a Change in Control under subsection (b) below; or
(b)    Consummation of a Business Combination, unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of voting stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the Company’s voting stock resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company’s assets, either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the voting stock of the Company and (ii) no Person has beneficial ownership of fifty percent (50%) or more of the combined voting power of the Company’s voting stock (including any entity that as the result of that transaction owns the Company or all or substantially all of, the Company’s assets either directly or through one or more subsidiaries); or
(c)    During any twelve (12)-month period, Incumbent Board Members cease to constitute a majority of the Board; or
(d)    A sale or other disposition of all or substantially all of the assets of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above; or
(e)    A complete liquidation or dissolution of the Company, except pursuant to a Business Combination that would not cause a Change in Control under subsection (b) above.
Notwithstanding the foregoing, in the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, there shall not be a Change in Control unless there is a change in the ownership or effective control of the Company, or in a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code where necessary for such Award to comply with Section 409A of the Code.
2.18    “
Code
” means the Internal Revenue Code of 1986, as amended.
2.19    “
Committee
” has the meaning set forth in Section 3.1(a).
2.20    “
Company
” means Griid Infrastructure Inc. (formerly known as Adit EdTech Acquisition Corp.), a Delaware corporation, and any successor thereto by operation of law or otherwise.
2.21    “
Compensation Committee
” means the compensation committee of the Board.
2.22    “
Corporate Transaction
” has the meaning set forth in Section 4.2(b).
2.23    “
Current Grant
” has the meaning set forth in Section 6.4(d).

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2.24    “
Data
” has the meaning set forth in Section 18.22.
2.25    “
Deferred Stock
” means a right, granted under Article 9, to receive Shares at the end of a specified deferral period.
2.26    “
Disability
” or “
Disabled
” means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan:
(a)    Except as provided in (b) or (c) below, “Disability” or “Disabled” means, for any Grantee, any injury, illness or sickness that qualifies as a long-term disability within the meaning of the Company’s long-term disability program (“
LTD Program
”) and on account of which such Grantee is entitled to receive LTD Program benefits;
(b)    In the case of an Incentive Stock Option or an Award granted in tandem with an Incentive Stock Option, “Disability” and “Disabled” has the meaning under Section 22(e)(3) of the Code; and
(c)    In the case of any Award that constitutes deferred compensation within the meaning of Section 409A of the Code, “Disability” and “Disabled” means as defined in regulations under Code Section 409A where necessary for such Award to comply with Section 409A of the Code. For purpose of Code Section 409A, a Grantee will be considered to have incurred a Disability or to be Disabled if: (i) the Grantee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Grantee’s employer.
2.27    “
Disqualifying Disposition
” has the meaning set forth in Section 6.4(f).
2.28    “
Dividend Equivalent
” means a right to receive cash or Shares equal to any dividends or distributions paid on Shares, if and when paid or distributed, on a specified number of Shares, which dividends have a record date on or after the date of grant of the Dividend Equivalents or related Award and before the date Dividend Equivalents or related Award become payable.
2.29    “
Dodd-Frank
” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
2.30    “
DRO
” has the meaning set forth in Section 5.4(a).
2.31    “
Effective Date
” has the meaning set forth in Section 1.1.
2.32    “
Eligible Person
” means any employee (including any officer) of,
non-employee
consultant to, or
Non-Employee
Director of the Company or any Affiliate, or potential employee (including a potential officer) of, potential non-employee
consultant to, or potential
Non-Employee
Director of the Company or an Affiliate; provided, however, that (i) solely with respect to the grant of an Incentive Stock Option, an Eligible Person shall be any employee (including any officer) of the Company or any Subsidiary Corporation and (ii) the Committee may establish additional eligibility criteria for determining an Eligible Person for any Awards granted hereunder. Solely for purposes of Section 5.6(b), current or former employees or
Non-Employee
Directors of, or
non-employee
consultants to, an Acquired Entity who receive Substitute Awards in substitution for Acquired Entity Awards shall be considered Eligible Persons under this Plan with respect to such Substitute Awards.
2.33    “
ERISA
” has the meaning set forth in Section 5.4(a).
2.34    “
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

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2.35    “
Exercise Price
” means (a) with respect to an Option, the price at which a Share may be purchased by a Grantee pursuant to such Option or (b) with respect to an SAR, the price established at the time an SAR is granted pursuant to Article 7, which is used to determine the amount, if any, of the payment due to a Grantee upon exercise of the SAR.
2.36    “
Fair Market Value
” means, unless the Committee determines otherwise, a price that is based on the closing price of a Share reported on the NYSE on the applicable date or on the established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date or, if the Shares are not traded on such date, the immediately preceding trading day. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were so traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation
1.409A-1(b)(5)(iv)(B).
The Fair Market Value that the Committee determines shall be final, binding and conclusive on the Company, any Affiliate and each Grantee.
2.37    “
FICA
” has the meaning set forth in Section 16.1(a).
2.38    “
Good Reason
” shall have the same definition as under any employment or service agreement between the Company or any Affiliate and the Grantee or, if no such employment or service agreement exists or if such employment or service agreement does not contain any such definition or words of similar import, “Good Reason” means, except as otherwise set forth in the Award Agreement, without the Grantee’s consent, the following: (a) any action taken by the Company or an Affiliate which results in a material reduction in the Grantee’s authority, duties or responsibilities (except that any change in the foregoing that results solely from (i) the Company ceasing to be a publicly traded entity or from the Company becoming a wholly-owned subsidiary of another publicly traded entity or (ii) any change in the geographic scope of the Grantee’s authority, duties or responsibilities will not, in any event and standing alone, constitute a substantial reduction in the Grantee’s authority, duties or responsibilities); (b) the assignment to the Grantee of duties that are materially inconsistent with Grantee’s authority, duties or responsibilities; (c) any material decrease in the Grantee’s base salary or annual bonus opportunity, except to the extent the Company has instituted a salary or bonus reduction generally applicable to all similar employees of the Company other than in contemplation of or after a Change in Control; or (d) the relocation of the Grantee to any principal place of employment other than that as of the date of grant of the Award, or any requirement that Grantee relocate his or her residence other than to that as of the date of grant of the Award, without the Grantee’s express written consent to either such relocation, which in either event would increase the Grantee’s commute by more than fifty (50) miles; provided, however, this subsection (d) shall not apply in the case of business travel which requires the Grantee to relocate temporarily for periods of ninety (90) days or less. Notwithstanding the above, and without limitation, “Good Reason” shall not include any resignation by the Grantee where Cause for the Grantee’s termination by the Company or an Affiliate exists. The Grantee must give the Company or Affiliate that employs the Grantee notice of any event or condition that would constitute “Good Reason” within thirty (30) days of the event or condition which would constitute “Good Reason,” and upon the receipt of such notice the Company or Affiliate that employs the Grantee shall have thirty (30) days to remedy such event or condition. If such event or condition is not remedied within such thirty (30)-day
period, any termination of employment by the Grantee for “Good Reason” must occur within thirty (30) days after the period for remedying such condition or event has expired.
2.39    “
Grant Date
” means the date on which an Award is granted or such later date as specified in advance by the Committee.
2.40    “
Grantee
” means an Eligible Person to whom an Award has been granted under the Plan.
2.41    “
Immediate Family
” has the meaning set forth in Section 5.4(c).

5

2.42    “
Incentive Stock Option
” means an Option that is intended to meet the requirements of Section 422 of the Code.
2.43    “
Incumbent Board Member
” means an individual who either is (a) a member of the Board as of the effective date of the Board’s adoption of this Plan or (b) a member who becomes a member of the Board subsequent to the date of the Board’s adoption of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least sixty percent (60%) of the then Incumbent Board Members (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule
14a-11
of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
2.44    “
LTD Program
” has the meaning set forth in Section 2.26(a).
2.45    “
Management Committee
” has the meaning set forth in Section 3.1(b).
2.46    “
More Than Ten Percent (10%) Owner
” has the meaning set forth in Section 6.4(b).
2.47    “
Net After Tax Receipt
” has the meaning set forth in Article 17.
2.48    “
Non-Employee
Director
” means a member of the Board, or the board of directors of an Affiliate, who is not an employee of the Company or any Affiliate.
2.49    “
Non-Qualified
Stock Option
” means an option that is not intended to meet the requirements of Section 422 of the Code.
2.50    “
NYSE
” means the New York Stock Exchange, Inc.
2.51    “
Option
” means an option granted under Article 6 of the Plan.
2.52    “
Other Plans
” has the meaning set forth in Section 6.4(d).
2.53    “
Other Stock-Based Award
” means a right, granted under Article 12 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.
2.54    “
Overpayment
” has the meaning set forth in Article 17.
2.55    “
Parent Corporation
” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.
2.56    “
Performance-Based Award
” means an Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period.
2.57    “
Performance Measures
” mean one or more performance measures established by the Committee as a requirement for an Award to vest and/or become exercisable or settled. An Award may be contingent upon the Grantee’s continued employment or service in addition to the Performance Measures. In determining if the Performance Measures have been achieved, the Committee will adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, an Affiliate or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award. Additionally, in determining if such performance conditions have been achieved, the Committee also will adjust the performance targets in the event of any (i) unanticipated

6

asset write-downs or impairment charges, (ii) litigation or claim judgments or settlements thereof, (iii) changes in tax laws, accounting principles or other laws or provisions affecting reported results, (iv) accruals for reorganization or restructuring programs, or (v) other extraordinary non-reoccurring
items.
2.58    “
Performance Share
” and “
Performance Unit
” mean an Award granted as a Performance Share or Performance Unit under Article 10.
2.59    “
Period of Restriction
” means the period during which Restricted Shares are subject to Forfeiture if the conditions specified in the Award Agreement are not satisfied.
2.60    “
Period of Vesting
” means the period during which the Award is subject to forfeiture or may not be exercised if the conditions specified in the Award Agreement are not satisfied.
2.61    “
Permitted Transferee
” has the meaning set forth in Section 5.4(c).
2.62    “
Person
” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.
2.63    “
Plan
” means this Griid Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan, in its current form or as hereafter amended.
2.64    “
Present Value
” has the meaning set forth in Article 17.
2.65    “
Prior Grants
” has the meaning set forth in Section 6.4(e).
2.66    “
Proceeding
” has the meaning set forth in Section 18.11.
2.67    “
Reduced Amount
” has the meaning set forth in Article 17.
2.68    “
Restricted Shares
” means Shares issued under Article 9 that are both subject to Forfeiture and are nontransferable if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares and subject to the Grantee paying the nominal value in cash for each Share to the extent required by the Committee.
2.69    “
Restricted Stock Units
” are rights, granted under Article 9, to receive Shares if the Grantee satisfies the conditions specified in the Award Agreement applicable to such rights, and subject always to the Grantee paying the nominal value in cash for each such Share to the extent required by the Committee.
2.70    “
Retirement
” means a Grantee’s Termination of Service on or after attaining such age and/or completing such years of service as the Committee may determine and set forth in an Award Agreement.
2.71    “
Returned Shares
” has the meaning set forth in Section 4.1.
2.72    “
Rule
16b-3
” means Rule
16b-3
promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.
2.73    “
Sarbanes-Oxley
” means the Sarbanes-Oxley Act of 2002.
2.74    “
SEC
” means the United States Securities and Exchange Commission, or any successor thereto.
2.75    “
Section
 16
Non-Employee
Director
” means a member of the Board who satisfies the requirements to qualify as a
“non-employee
director” under Rule
16b-3.

7

2.76    “
Section
 16 Person
” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.
2.77    “
Securities Act
” means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
2.78    “
Separation from Service
” means, with respect to any Award that constitutes deferred compensation within the meaning of Code Section 409A, a “separation from service” as defined in Treasury Regulation
Section 1.409A-1(h).
2.79    “
Share
” means the common stock, $0.0001 par value per share, of the Company, and, unless the context otherwise requires, such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.
2.80    “
Stock Appreciation Right
” or “
SAR
” means an Award granted under Article 7 of the Plan.
2.81    “
Subsidiary Corporation
” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Award, each of the corporations other than the last corporation in the unbroken chain owns shares or stock possessing fifty percent (50%) or more of the total combined voting power of all classes of shares or stock in one of the other corporations in such chain.
2.82    “
Substitute Awards
” has the meaning set forth in Section 5.6(b).
2.83    “
Surviving Company
” means the surviving corporation in any merger or consolidation, involving the Company, including the Company if the Company is the surviving corporation, or the direct or indirect parent company of the Company or such surviving corporation following a sale of substantially all of the outstanding shares or stock of the Company.
2.84    “
Tax Date
” has the meaning set forth in Section 16.1(a).
2.85    “
Tendered Restricted Shares
” has the meaning set forth in Section 6.5.
2.86    “
Term
” of any Option or SAR means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled. No Option or SAR granted under this Plan shall have a Term exceeding 10 years.
2.87    “
Termination of Service
” means (a) that the employee has terminated employment with the Company and its Affiliates, the non-employee
consultant is no longer serving as a consultant to the Company or an Affiliate or the
Non-Employee
Director has ceased being a director of the Company or any Affiliate or (b) when an entity which is employing the employee or non-employee
consultant or on whose board of directors the
Non-Employee
Director is serving, ceases to be an Affiliate, unless the Participant otherwise is, or thereupon becomes, an employee, non-employee
consultant or
Non-Employee
Director of the Company or another Affiliate, at the time such entity ceases to be an Affiliate. In the event an employee, non-employee
consultant or
Non-Employee
Director becomes one of the other categories of Eligible Persons upon the termination of such employee’s employment, such consultant’s consultancy or such
Non-Employee
Director’s service, unless otherwise determined by the Committee, in its sole discretion, no Termination of Service will be deemed to have occurred until such time as such person is no longer an employee, non-employee
consultant or
Non-Employee
Director. Notwithstanding the foregoing, however, that if an Award constitutes deferred compensation within the meaning of Code Section 409A, Termination of Service with respect to such Award shall mean the Grantee’s Separation from Service to the extent necessary for such Award to comply with Section 409A of the Code.
2.88    “
Underpayment
” has the meaning set forth in Article 17.

8

Article 3
Administration
3.1
Committee
.
(a)    Subject to Article 12 and Section 3.2, the Plan shall be administered by the Compensation Committee or the Board itself if no Compensation Committee exists. Notwithstanding the foregoing, either the Board or the Compensation Committee may at any time and in one or more instances reserve administrative powers to itself as the Committee or exercise any of the administrative powers of the Committee. To the extent the Board or Compensation Committee considers it desirable to comply with
Rule 16b-3,
the Committee shall consist of two or more directors of the Company, all of whom qualify as “independent directors” within the meaning of the NYSE listing standards and as Section 16
Non-Employee
Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case if and to the extent the Board deems it appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule
16b-3.
(b)    The Board or the Compensation Committee may appoint and delegate to another committee (“
Management Committee
”), or to the CEO, any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers or
Non-Employee
Directors, or who are (or are expected to be) Section 16 Persons at the time any such delegated authority is exercised.
(c)    Unless the context requires otherwise, any references herein to “Committee” include references to, the Board or the Compensation Committee to the extent the Board or the Compensation Committee, as applicable, has assumed or exercises administrative powers as the Committee pursuant to subsection (a), and to the Management Committee or the CEO to the extent either has been delegated authority pursuant to subsection (b), as applicable; provided that, (i) for purposes of Awards to
Non-Employee
Directors, “Committee” shall include only the full Board, and (ii) for purposes of Awards intended to comply with Rule
16b-3,
“Committee” shall include only the Compensation Committee.
3.2
Powers of Committee
. Subject to and consistent with the provisions of the Plan (including Article 14), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific
Non-Employee
Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the
Non-Employee
Director with respect to whom such authority or discretion is exercised:
(a)    to determine when, to whom and in what types and amounts Awards should be granted;
(b)    to grant Awards to Eligible Persons in any number and to determine the terms and conditions applicable to each Award;
(c)    subject to Section 5.3 below, to determine whether, to what extent and under what circumstances, subject to Applicable Law, (i) an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, (ii) an Award may be accelerated, vested, canceled, forfeited or surrendered, (iii) any terms of the Award may be waived, or (iv) whether to accelerate the exercisability of, or to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;
(d)    to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee;
(e)    subject to Section 3.3 below, to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

9

(f)    subject to Section 5.3 below, to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability or Termination of Service by the Company and its Affiliates without Cause, or termination by the Grantee for Good Reason or a Change in Control;
(g)    to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;
(h)    to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;
(i)    to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(j)    with the consent of the Grantee, to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) which does not materially adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new Applicable Law or change in an existing Applicable Law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;
(k)    subject to Section 3.3, to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;
(l)    to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;
(m)    to adopt rules and/or procedures (including the adoption of any subplan under the Plan) relating to the operation and administration of the Plan to accommodate requirements of state, foreign, and local law and procedures;
(n)    to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan;
(o)    to modify, extend or renew an Award, subject to Sections 1.3, 5.3 and 5.9, provided, however, that such action does not subject the Award to Section 409A of the Code without the consent of the Grantee;
(p)    subject to Section 3.3, to provide for the settlement of any Award in cash, Shares or a combination thereof; and
(q)    to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)). The Committee may revoke or amend the terms of any delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.
The Company shall bear all expenses of administering the Plan.
Notwithstanding any provision of the Plan to the contrary, the Committee, in its sole discretion, may modify the terms and conditions of the Plan and/or any Award granted to Grantees outside the United States to comply

10

with applicable foreign laws or listing requirements of any such foreign stock exchange; and take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign stock exchange. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other securities law or governing statute or any other Applicable Law.
3.3
No Repricings
. Notwithstanding any provision in Section 3.2 to the contrary, the terms of any outstanding Option or SAR may not be amended to reduce the Exercise Price of such Option or SAR, or cancel any outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price that is less than the Exercise Price of the cancelled Option or SAR or for any cash payment (or Shares having a Fair Market Value) in an amount that exceeds the excess of the Fair Market Value of the Shares underlying such cancelled Option or SAR over the aggregate Exercise Price of such Option or SAR or for any other Award, without stockholder approval; provided, however, that the restrictions set forth in this Section 3.3, shall not apply (i) unless the Company has a class of shares or stock that is registered under Section 12 of the Exchange Act or (ii) to any adjustment allowed under Section 4.2.
Article 4
Shares Subject to the Plan and Maximum Awards
4.1
Number of Shares Available for Grants
. Subject to adjustment as provided in Section 4.2 and except as provided in Section 5.6(b), the maximum number of Shares hereby reserved for delivery in connection with Awards under the Plan shall be [                ] Shares. The total number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted hereunder shall not exceed [                ].
Shares covered by an Award shall only be counted as used to the extent actually used. A Share issued in connection with an Award under the Plan shall reduce the total number of Shares available for issuance under the Plan by one; provided, however, that, upon settlement of a stock-settled SAR, the total number of Shares available for issuance under the Plan shall be reduced by the gross number of Shares with respect to which the SAR is exercised.
If any Award under the Plan terminates without the delivery of Shares, whether by lapse, forfeiture, cancellation or otherwise, the Shares subject to such Award, to the extent of any such termination, shall again be available for grant under the Plan. Notwithstanding the foregoing, upon the exercise of any Award granted in tandem with any other Award, such related Award shall be cancelled to the extent of the number of Shares as to which the Award is exercised and such number of Shares shall no longer be available for Awards under the Plan. If any Shares subject to an Award granted hereunder are withheld or applied as payment in connection with the exercise of such Award or the withholding or payment of taxes related thereto or Shares separately surrendered by the Grantee for any such purpose (“
Returned Shares
”), such Returned Shares will be treated as having been delivered for purposes of determining the maximum number of Shares available for grant under the Plan and shall not again be treated as available for grant under the Plan. The number of Shares available for issuance under the Plan may not be increased through the Company’s purchase of Shares on the open market with the proceeds obtained from the exercise of any Options or other purchase rights granted hereunder. In addition, in the case of any Substitute Award granted in assumption of or in substitution for an Acquired Entity Award, Shares delivered or deliverable in connection with such Substitute Award shall not be counted against the number of Shares reserved under the Plan (to the extent permitted by the rules of the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted), and available shares of stock under a stockholder-approved plan of an Acquired Entity (as appropriately adjusted to reflect the transaction) also may be used for Awards under the Plan, which shall not reduce the number of Shares otherwise available under the Plan (subject to applicable requirements of the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted).

11

Shares may be allotted and issued pursuant to the Plan from the Company’s authorized but unissued share capital, or the reissue of treasury Shares.
The proceeds that the Company receives in connection with Awards granted under the Plan, if any, shall be used for general corporate purposes and shall be added to the general funds of the Company.
4.2
Adjustments in Authorized Shares and Awards; Liquidation, Dissolution or Change in Control
.
(a)    In the event that the Committee determines that any dividend or other distribution (excluding any ordinary dividend or distribution) (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up,
spin-off
or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other corporate transaction or event affects the Shares, such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) the Exercise Price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Shares, or the Shares underlying any Award of Restricted Stock Units, Deferred Stock or other outstanding Share-based Award and (v) any other terms and conditions of the Award. Notwithstanding the foregoing, (x) no such adjustment shall be authorized with respect to any Options or SARs to the extent that such adjustment would cause the Option or SAR (determined as if such Option or SAR was an Incentive Stock Option) to violate Section 424(a) of the Code or with respect to any Awards to the extent such adjustment would subject any Grantee to taxation under Section 409A of the Code; and (y) the number of Shares subject to any Award denominated in Shares shall always be a whole number.
(b)    In the event of a merger or consolidation of the Company with or into another corporation or a sale of all or substantially all of the shares or stock of the Company or all or substantially all of the assets of the Company, including by way of a court sanctioned compromise or scheme of arrangement, reorganization, merger, combination, purchase, recapitalization, liquidation, or sale, transfer, exchange or other disposition (a “
Corporate Transaction
”) that results in a Change in Control, unless an outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, the Committee shall cancel any outstanding Awards that are not vested and nonforfeitable as of the consummation of such Corporate Transaction (unless the vesting of the Award is accelerated as described below) and with respect to any vested and nonforfeitable Awards, the Committee shall either (i) allow all Grantees to exercise such Awards in the nature of Options, SARs or other purchase rights to the extent then exercisable or to become exercisable upon the Change in Control within a reasonable period prior to the consummation of the Change in Control and cancel any Awards in the nature of Options, SARs or other purchase rights that remain unexercised upon consummation of the Change in Control, and/or (ii) cancel any or all of such outstanding Awards in exchange for a payment (in cash and/or in securities and/or other property) in an amount equal to the amount that the Grantee would have received (net of the Exercise Price with respect to any Awards in the nature of Options, SARs or other purchase rights) and on the same terms (including without limitation any earn-out,
escrow or other deferred consideration provisions) as if such vested Awards were settled or distributed or such Awards in the nature of vested Options, SARs or other purchase rights were exercised immediately prior to the consummation of the Change in Control. Notwithstanding the foregoing, if an Option, SAR or other purchase right is not assumed by the Surviving Company or replaced with an equivalent Award issued by the Surviving Company and the Exercise Price with respect to the outstanding Option, SAR or other purchase right equals or exceeds the amount payable per Share in the Change in Control, such Awards shall be cancelled without any payment to the Grantee.

12

(c)    Immediately prior to consummation of any Corporate Transaction that results in a Change in Control (subject to consummation of the Change in Control), all outstanding Awards will become vested and non-forfeitable,
earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable
or earned and payable, unless the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award. If the outstanding Award is assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, then all such outstanding Awards will become vested and non-forfeitable,
earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable
or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the two (2) years after the Change in Control.
(d)    Notwithstanding the forgoing provisions of this Section 4.2, if an Award constitutes deferred compensation within the meaning of Code Section 409A, no payment or settlement of such Award shall be made pursuant to Section 4.2(b) or (c), unless the Corporate Transaction or the dissolution or liquidation of the Company, as applicable, constitutes a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company as described in Treasury Regulation
Section 1.409A-3(i)(5)
and such payment or settlement does not result in a violation of Section 409A of the Code. Additionally, with respect to any Award with respect to which the grant, vesting, payment and/or settlement is contingent upon the satisfaction of specified Performance Measures in the specified performance period and which is not assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall become vested, and be paid and settled, pursuant to Section 4.2(b) or (c), at target, with the amount prorated based on the number of days in the specified performance period prior to and including the date of the Change in Control over the number of days in the specified performance period. If any such Awards are assumed by the Surviving Company or replaced with an equivalent Award granted by the Surviving Company in substitution for such outstanding Award, unless the Award Agreement provides otherwise, the Award shall be converted into a time-based Award as of the Change in Control at target, subject to the Grantee’s continued employment or other service, and such outstanding Awards will become vested and non-forfeitable,
earned and payable and any conditions on any such Award shall lapse, as to all of such Award to the extent then outstanding, including Shares as to which the Award would not otherwise be exercisable or non-forfeitable
or earned and payable, upon the Grantee’s subsequent Retirement, death, Disability, or Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason, in any such case on or within the two (2) years after the Change in Control.
4.3
Individual Award Limits
. Except as provided herein or in Section 5.6(b), no Grantee (other than a
Non-Employee
Director) may be granted in a single calendar year any Awards denoted in Shares as of the date of grant (regardless of whether the Awards will be settled in Shares, cash or other property) with respect to more than
[                ]
Shares (twice that limit for Awards that are granted to a Grantee (other than a
Non-Employee
Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout), subject to adjustment as provided in Section 4.2(a). The maximum potential value of any Awards denoted in cash or other property as of the date of grant (with the property valued as of the date of grant of the Award) (regardless of whether the Awards will be settled in Shares, cash or other property) that may be granted in any calendar year to any Grantee (other than a
Non-Employee
Director) shall not exceed [$        ] (twice that limit for Awards that are granted to a Grantee (other than a
Non-Employee
Director) in the calendar year in which the Grantee first commences employment or service) (based on the highest level of performance resulting in the maximum payout) for all such Awards. Such annual limitations apply to Dividend Equivalents under Article 11 only if such Dividend Equivalents are granted

13

separately from and not as a feature of another Award (even if that feature is treated as a separate award for other purposes, including Section 409A of the Code). Notwithstanding the foregoing, however, the Committee may make exceptions to the foregoing limits in extraordinary or unusual circumstances as the Committee may determine appropriate.
Article 5
Eligibility and General Conditions of Awards
5.1
Eligibility
. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award; provided, however, that all Awards made to
Non-Employee
Directors shall be determined by the Board in its sole discretion.
5.2
Award Agreement
. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement and, unless the Committee determines otherwise, such Agreement must be signed, acknowledged and returned by the Grantee to the Company. Unless the Committee determines otherwise, any failure by the Grantee to sign and return the Agreement within such period of time following the granting of the Award as the Committee shall prescribe shall cause such Award to the Grantee to be null and void. By accepting an Award or other benefits under the Plan (including participation in the Plan), each Grantee shall be conclusively deemed to have indicated acceptance and ratification of, and consented to, all provisions of the Plan and the Award Agreement.
5.3
General Terms and Termination of Service
. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 14.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including without limitation terms requiring forfeiture or transfer, acceleration or pro-rata
acceleration of Awards in the event of a Termination of Service by the Grantee. Awards may be granted for no consideration other than prior and future services save that in no event will Shares subject to an Award be allotted and issued unless the nominal value per Share is paid in cash, to the extent required by Applicable Law. Except as otherwise determined by the Committee pursuant to this Section 5.3 or set forth in an Award Agreement, all Options that have not been exercised, or any other Awards that remain subject to a risk of forfeiture or which are not otherwise vested, or which have outstanding Performance Periods, at the time of a Termination of Service shall be forfeited to the Company. Notwithstanding any other provision of the Plan to the contrary and subject to the immediately following proviso, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted, and performance-based Awards must have a performance period of at least one year; provided, however, that the Committee may grant Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Shares (the “
5% Exception Limit
”) authorized for issuance under the Plan (subject to adjustment under Section 4.2). For the avoidance of doubt, the foregoing restriction does not apply to the Committee’s discretion to provide in the terms of the Award or otherwise for accelerated exercisability or vesting of any Award upon the occurrence of one or more events other than completion of a service period, including without limitation the Grantee’s Retirement, death, Disability, Termination of Service by the Company and its Affiliates without Cause or by the Grantee for Good Reason or a Change in Control. Additionally, notwithstanding any other provision of this Plan or any Award Agreement to the contrary, no dividends or Dividend Equivalents shall be paid with respect to any Awards that do not become vested, non-forfeitable
or payable under the Plan.
5.4
Nontransferability of Awards
.
(a)    Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative or by a transferee receiving such Award pursuant to a domestic relations order (a “
DRO
”) as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), or the rules thereunder.

14

(b)    No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a DRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary to receive benefits in the event of the Grantee’s death shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)    Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Awards (other than Incentive Stock Options and corresponding tandem Awards), may be transferred, without consideration, to a Permitted Transferee. For this purpose, a “
Permitted Transferee
” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership (including limited liability companies and similar entities) of which all of the partners or members are such Grantee or members of his or her Immediate Family; and the “
Immediate Family
” of a Grantee means the Grantee’s spouse, any person sharing the Grantee’s household (other than a tenant or employee), children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces and nephews. Such Award may be exercised by such transferee in accordance with the terms of the Award Agreement. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award, after the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.
(d)    Nothing herein shall be construed as requiring the Company or any Affiliate to honor a DRO except to the extent required under Applicable Law.
5.5
Cancellation and Rescission of Awards
. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised or other Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Service. Additionally, notwithstanding any other provision of the Plan or any Agreement to the contrary, a Grantee shall forfeit any and all rights under an Award if the Grantee incurs a Termination of Service by the Company or any Affiliate for Cause.
5.6
Stand-Alone, Tandem and Substitute Awards
.
(a)    Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan unless such tandem or substitution Award would subject the Grantee to tax penalties imposed under Section 409A of the Code. If an Award is granted in substitution for another Award or any non-Plan
award or benefit, the Committee shall require the surrender of such other Award or non-Plan
award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan
awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan
awards or benefits; provided, however, that if any SAR is granted in tandem with an Incentive Stock Option, such SAR and Incentive Stock Option must have the same Grant Date, Term and the Exercise Price of the SAR may not be less than the Exercise Price of the related Incentive Stock Option.
(b)    The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan (“
Substitute Awards
”) in substitution for share or stock and share or stock-based awards (“
Acquired Entity Awards
”) held by current or former employees or
non-employee
directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger or consolidation of the employing corporation or other

15

entity (the “
Acquired Entity
”) with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares or stock of the Acquired Entity immediately prior to such merger, consolidation or acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. The limitations of Sections 4.1 and 4.3 on the number of Shares reserved or available for grants shall not apply to Substitute Awards granted under this Section 5.6(b).
5.7
Deferral of Award Payouts
. The Committee may permit a Grantee to defer, or if and to the extent specified in an Award Agreement require the Grantee to defer, receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the lapse or waiver of restrictions with respect to Awards, the satisfaction of any requirements or goals with respect to Awards, the lapse or waiver of the deferral period for Awards, or the lapse or waiver of restrictions with respect to Awards. If the Committee permits such deferrals, the Committee shall establish rules and procedures for making such deferral elections and for the payment of such deferrals, which shall conform in form and substance with applicable regulations promulgated under Section 409A of the Code so that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee as specified in the Award Agreement or pursuant to the Grantee’s deferral election.
5.8
Extension of Term of Award
.
(a)    Notwithstanding any provision of the Plan providing for the maximum term of an Award, in the event any Award would expire prior to exercise, vesting or settlement because trading in Shares is prohibited by law or by any insider trading policy of the Company, the Committee may extend the term of the Award (or provide for such in the applicable Award Agreement) until thirty (30) days after the expiration of any such prohibitions to permit the Grantee to realize the value of the Award, provided such extension (i) is permitted by law, (ii) does not violate Code Section 409A with respect to any Award, and (iii) does not otherwise adversely impact the tax consequences of the Award (such as with respect to incentive stock options and related Awards).
(b)    This Section 5.8(b) applies to an Option or SAR if (i) the Grantee to whom the Option or SAR was granted remains in the continuous employment or service of the Company or an Affiliate from the date the Option or SAR was granted until the expiration date of such Option or SAR, (ii) on the expiration date the Fair Market Value of a share exceeds the exercise price of the Option or SAR, (iii) the Option or SAR has become exercisable on or before the expiration date and (iv) the term of the Option or SAR will not be extended as described above. In that event, subject to Sections 3.1(a), 5.8(a), 5.9, and 6.5 in all respects, each Option or SAR to which this Section 5.9(b) applies shall be exercised automatically on the expiration date to the extent that it is outstanding and unexercised on such date. An Option that is exercised pursuant to this Section 5.9(b) shall result in the issuance to the Grantee of that number of whole Shares that have a Fair Market Value that most nearly equals, but does not exceed, the excess of the Fair Market Value of a Share on the expiration date over the Option exercise price multiplied by the number of Shares subject to the exercisable portion of the Option. A SAR that is exercised pursuant to this Section 5.9(b) shall be settled in accordance with its terms on the expiration date.
5.9
Conditions on Delivery of Shares
. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and rules and regulations of the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, and (iii) the Grantee has executed and delivered to the Company such representations or agreements as the Committee deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Committee determines is

16

necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
Article 6
Stock Options
6.1
Grant of Options
. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.
6.2
Award Agreement
. Each Option grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the Term of the Option, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable, whether the Option is intended to be a
Non-Qualified
Stock Option or an Incentive Stock Option and such other provisions as the Committee shall determine. Except as otherwise set forth in Section 5.6(b) above, no Option shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No Option may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of Options.
6.3
Option Exercise Price
. The Exercise Price of an Option under this Plan shall be determined in the sole discretion of the Committee but may not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date (except as otherwise set forth in Section 5.6(b) above) and shall not be less than the nominal value per Share if required by Applicable Law.
6.4
Grant of Incentive Stock Options
. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. An Option designated as an Incentive Stock Option:
(a)    shall be granted only to an employee of the Company, a Parent Corporation or a Subsidiary Corporation;
(b)    shall have an Exercise Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “
More Than Ten Percent (10%) Owner
”), have an Exercise Price not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on its Grant Date;
(c)    shall be for a period of not more than 10 years (five years if the Grantee is a More Than 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;
(d)    shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee’s employer or any parent or Subsidiary Corporation (“
Other Plans
”)) are exercisable for the first time by such Grantee during any calendar year (“
Current Grant
”), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the “
$100,000 Limit
”);
(e)    shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year (“
Prior Grants
”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate option that is not an Incentive Stock Option at such date or dates as are provided in the Current Grant;

17

(f)    shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) (“
Disqualifying Disposition
”) within 10 days of such a Disqualifying Disposition;
(g)    shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and
(h)    shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Section 422 of the Code for an Incentive Stock Option, be treated for all purposes of this Plan, except as otherwise provided in subsections (d) and (e) above, as an Option that is not an Incentive Stock Option.
Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.
6.5
Payment of Exercise Price
. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means:
(a)    cash, personal check, cash equivalent or wire transfer;
(b)    subject to Applicable Law and with the approval of the Committee, by delivery of Shares owned by the Grantee prior to exercise, valued at their Fair Market Value on the date of exercise;
(c)    subject to Applicable Law and with the approval of the Committee, Shares acquired upon the exercise of such Option, such Shares valued at their Fair Market Value on the date of exercise;
(d)    subject to Applicable Law and with the approval of the Committee, Restricted Shares held by the Grantee prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or
(e)    subject to Applicable Law (including the prohibited loan provisions of Section 402 of Sarbanes-Oxley), through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.
The Committee may in its discretion specify that, if any Restricted Shares (“
Tendered Restricted Shares
”) are used to pay the Exercise Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.
Article 7
Stock Appreciation Rights
7.1
Issuance
. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person either alone or in addition to other Awards granted under the Plan. Such SARs may, but need not, be granted in connection with a specific Option granted under

18

Article 6. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate. No dividend rights or Dividend Equivalents may be granted in conjunction with any grant of SARs.
7.2
Award Agreements
. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve and shall contain such terms and conditions not inconsistent with other provisions of the Plan as shall be determined from time to time by the Committee. Except as otherwise set forth in Section 5.6(b) above, no SAR shall have a term of more than ten (10) years after its Grant Date, subject to earlier termination as provided herein or in the applicable Award Agreement. No SAR may be exercised at a time when such exercise and/or the issuance of Shares pursuant to such exercise would be in breach of Applicable Law.
7.3
SAR Exercise Price
. The Exercise Price of a SAR shall be determined by the Committee in its sole discretion; provided that, except as otherwise set forth in Section 5.6(b), the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of the grant of the SAR (or the exercise price of the related Option if granted in tandem therewith).
7.4
Exercise and Payment
. Upon the exercise of an SAR, a Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price; by (b) the number of Shares with respect to which the SAR is exercised. SARs shall be deemed exercised on the date written notice of exercise in a form acceptable to the Committee is received by the Secretary of the Company. The Company shall make payment in respect of any SAR within thirty (30) days of the date the SAR is exercised, unless the Award Agreement specifically provides otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.
7.5
Grant Limitations
. The Committee may at any time impose any other limitations upon the exercise of SARs which, in the Committee’s sole discretion, are necessary or desirable in order for Grantees to qualify for an exemption from Section 16(b) of the Exchange Act.
Article 8
Restricted Shares
8.1
Grant of Restricted Shares
. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.
8.2
Award Agreement
. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific time-based restrictions, Performance Measures, time-based restrictions on vesting following the attainment of the Performance Measures, and/or restrictions under Applicable Law.
8.3
Consideration for Restricted Shares
. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares provided that it shall be no less than the nominal value per Restricted Share if required to be paid by Applicable Law.
8.4
Effect of Forfeiture
. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares

19

shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Shares.
8.5
Voting and Dividend Equivalent Rights Attributable to Restricted Shares
. A Grantee awarded Restricted Shares will have all voting rights with respect to such Restricted Shares. Unless the Committee determines and sets forth in the Award Agreement that Grantee will not be entitled to receive any dividends with respect to such Restricted Shares, a Grantee will have the right to receive all dividends in respect of such Restricted Shares, which dividends shall be either deemed reinvested in additional shares of Restricted Shares, which shall remain subject to the same forfeiture conditions applicable to the Restricted Shares to which such dividends relate, or paid in cash if and at the time the Restricted Shares are no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends may be paid with respect to Restricted Shares that are Forfeited.
8.6
Escrow; Legends
. The Committee may provide that the certificates for any Restricted Shares if certificated (x) shall be held (together with a stock transfer form executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become non-Forfeitable
or are Forfeited and/or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares under the Plan. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.
Article 9
Deferred Stock and Restricted Stock Units
9.1
Grant of Deferred Stock and Restricted Stock Units
. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock and/or Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. Deferred Stock must conform in form and substance with applicable regulations promulgated under Section 409A of the Code and with Article 14 to ensure that the Grantee is not subjected to tax penalties under Section 409A of the Code with respect to such Deferred Stock.
9.2
Vesting and Delivery
.
(a)    Delivery of Shares subject to a Deferred Stock grant will occur upon expiration of the deferral period or upon the occurrence of one or more of the distribution events described in Section 409A of the Code as specified by the Committee in the Grantee’s Award Agreement for the Award of Deferred Stock. An Award of Deferred Stock may be subject to such substantial risk of forfeiture conditions as the Committee may impose, which conditions may lapse at such times or upon the achievement of such objectives as the Committee shall determine at the time of grant or thereafter. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Deferred Stock remains subject to a substantial risk of forfeiture, such Deferred Shares shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without Cause or termination by the Grantee for Good Reason.
(b)    Unless specified otherwise by the Committee in the Grantee’s Award Agreement for the Award of Restricted Stock Units, delivery of Shares subject to a grant of Restricted Stock Units shall occur no later than the 15th day of the third month following the end of the taxable year of the Grantee or the fiscal year of the Company in which the Grantee’s rights under such Restricted Stock Units are no longer subject to a substantial risk of forfeiture as defined in final regulations under Section 409A of the Code. Unless otherwise determined by the Committee, to the extent that the Grantee has a Termination of Service while the Restricted Stock Units remain subject to a substantial risk of forfeiture, such Restricted Stock Units shall be forfeited, unless the Committee determines that such substantial risk of forfeiture shall lapse in the event

20

of the Grantee’s Termination of Service due to Retirement, death, Disability, or involuntary termination by the Company or an Affiliate without Cause or termination by the Grantee for Good Reason;
provided
that any such determination shall be made in accordance with Code section 409A.
9.3
Voting and Dividend Equivalent Rights Attributable to Deferred Stock and Restricted Stock Units
. A Grantee awarded Deferred Stock or Restricted Stock Units will have no voting rights with respect to such Deferred Stock or Restricted Stock Units prior to the delivery of Shares in settlement of such Deferred Stock and/or Restricted Stock Units. Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to receive any such Dividend Equivalents with respect to such Deferred Stock or Restricted Stock Units, the Grantee will have the right to receive Dividend Equivalents in respect of Deferred Stock and/or Restricted Stock Units, which Dividend Equivalents shall be either deemed reinvested in additional Shares of Deferred Stock or Restricted Stock Units, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Deferred Stock or Restricted Stock Units to which such Dividend Equivalents relate, or paid in cash if and at the time the Deferred Stock or Restricted Stock Units are no longer subject to forfeiture and deliverable, as the Committee shall set forth in the Award Agreement. No Dividend Equivalents may be paid on Deferred Stock or Restricted Stock Units that are Forfeited.
Article 10
Performance Units and Performance Shares
10.1
Grant of Performance Units and Performance Shares
. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.
10.2
Value/Performance Goals
. The Committee shall set Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.
10.3
Earning of Performance Units and Performance Shares
. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee.
At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement provided that if it is to be in Shares, issuance of the Shares shall be subject to payment by the Grantee in cash of the nominal value for each Share so issued to the extent required by Applicable Law.
If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines that the Award, the performance goals, or the Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the Award, the performance goals, or the applicable Performance Period, as it deems appropriate in order to make them appropriate and comparable to the initial Award, the performance goals, or the Performance Period.
Unless the Committee determines and sets forth in the Award Agreement that a Grantee will not be entitled to vote or receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares, the Grantee shall have the right to vote the Shares in respect of such Performance Shares and the right to receive any dividends or Dividend Equivalents in respect of such Performance Units and Performance Shares, which dividends and Dividend Equivalents shall either be deemed reinvested in additional Shares of Performance Units or Performance Shares, as applicable, which shall remain subject to the same forfeiture conditions applicable to the Performance Units or Performance Shares to which such dividends and Dividend Equivalents relate, or paid in cash if and at the time the Performance Units or Performance

21

Shares are payable and/or no longer subject to forfeiture, as the Committee shall set forth in the Award Agreement. No dividends or Dividend Equivalents may be paid on Performance Units or Performance Shares that are forfeited.
Article 11
Dividend Equivalents
The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards; provided, however, that no Dividend Equivalents may be granted in conjunction with any grant of Options or SARs, and no Dividend Equivalents may be paid on any Awards unless and until the Awards become vested, nonforfeitable and/or payable. The Committee may provide that Dividend Equivalents not paid in connection with an Award shall either be (i) paid or distributed in cash when the Dividend Equivalents or Awards to which such Dividend Equivalents relate become vested, nonforfeitable and/or payable or (ii) deemed to have been reinvested in additional Dividends Equivalents or Awards.
Article 12
Other Stock-Based Awards
The Committee is authorized, subject to limitations under Applicable Law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, and Awards valued by reference to the value of securities of or the performance of specified Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 12 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.
Article 13
Non-Employee
Director Awards
Subject to the terms of the Plan, the Committee may grant Awards to any
Non-Employee
Director, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee in its sole discretion. Except as otherwise provided in Section 5.6(b), a
Non-Employee
Director may not be granted Awards during any single calendar year that, taken together with any cash fees paid to such
Non-Employee
Director during such calendar year in respect of the Non-Employee Director’s service as a member of the Board during such year, exceeds [$        ] in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial accounting purposes).
Article 14
Amendment, Modification, and Termination
14.1
Amendment, Modification, and Termination
. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company’s stockholders if such stockholder approval is required by any Applicable Law, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

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14.2
Awards Previously Granted
. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall materially adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board reserves the authority to terminate a 409A Award granted under the Plan in return for payment of the vested portion of the 409A Award provided the termination and payment satisfies the rules under Section 409A of the Code.
Article 15
Compliance with Code Section 409A
15.1
Awards Subject to Code Section
 409A
. The provisions of this Article 15 and Section 409A of the Code shall apply to any Award or portion thereof that is or becomes deferred compensation subject to Code Section 409A (a “
409A Award
”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award to the extent required for the Award to comply with Section 409A of the Code.
15.2
Distributions
. Except as otherwise permitted or required by Code Section 409A, no distribution in settlement of a 409A Award may commence earlier than (i) Separation from Service; (ii) the date the Grantee becomes Disabled (as defined in Section 2.28(b)); (iii) the date of the Grantee’s death; (iv) a specified time (or pursuant to a fixed schedule) that is either (a) specified by the Committee upon the grant of the Award and set forth in the Award Agreement or (b) specified by the Grantee in an Election complying with the requirements of Section 409A of the Code; or (vi) a change in control of the Company within the meaning of Treasury Regulation
Section 1.409A-3(h)(5).
15.3
Six-Month
Delay
. Notwithstanding anything herein or in any Award Agreement or election to the contrary, to the extent that distribution of a 409A Award is triggered by a Grantee’s Separation from Service, if the Grantee is then a “specified employee” (as defined in Treasury Regulation
Section 1.409A-1(i)),
no distribution may be made before the date which is six (6) months after such Grantee’s Separation from Service, or, if earlier, the date of the Grantee’s death, to the extent required to comply with Code Section 409A.
15.4
Short-Term Deferral
. If an Award Agreement does not specify a payment date, payment of the Award will be made no later than the 15th day of the third month following the end of the taxable year of the Grantee during which the Grantee’s right to payment is no longer subject to a substantial risk of forfeiture under Section 409A of the Code. All rights to payments and benefits under an Award shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.
Article 16
Withholding
16.1
Required Withholding
.
(a)    The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or SAR, or upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, or upon payment of any other benefit or right under this Plan (the date on which such exercise occurs or such restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “
Tax Date
”), the Grantee may elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“
FICA
”) taxes by one or a combination of the following methods:
(i)    payment of an amount in cash equal to the amount to be withheld (including cash obtained through the sale of the Shares acquired on exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, through a broker-dealer to whom the Grantee has submitted irrevocable instructions to deliver promptly to the Company, the amount to be withheld);

23

(ii)    delivering part or all of the amount to be withheld in the form of Shares valued at their Fair Market Value on the Tax Date;
(iii)    requesting the Company to withhold from those Shares that would otherwise be received upon exercise of the Option or SAR, upon the lapse of restrictions on Restricted Stock, or upon the transfer of Shares, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or
(iv)    withholding from any other compensation otherwise due to the Grantee.
The Committee in its sole discretion may provide that the maximum amount of tax withholding upon exercise of an Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, to be satisfied by withholding Shares upon exercise of such Option or SAR, upon the lapse of restrictions on Restricted Shares, or upon the transfer of Shares, pursuant to clause (iii) above shall not exceed the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law that will not result in adverse financial accounting consequences with respect to such Awards and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity. An election by Grantee under this subsection is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares must be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements.
(b)    Notwithstanding the foregoing, any Grantee who makes a Disqualifying Disposition or an election under Section 83(b) of the Code shall remit to the Company an amount, if any, sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in subsection (a) (other than (a)(iii) above).
16.2
Notification under Code Section
 83(b)
. If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.
Article 17
Limitation on Benefits
Despite any other provisions of this Plan to the contrary, if the receipt of any payments or benefits under this Plan, alone or in combination with any other payments or distributions under any other plan, agreement or arrangement, would subject a Grantee to tax under Code Section 4999, the Committee may determine whether some amount of such payments or benefits would meet the definition of a “Reduced Amount.” If the Committee determines that there is a Reduced Amount, the total payments or benefits to the Grantee under all Awards must be reduced to such Reduced Amount, but not below zero, with the amounts to be reduced so as to maximize the aggregate Net After Tax Receipts to the Grantee; provided, that, notwithstanding the foregoing, payments or benefits that are not subject to Section 409A of the Code shall be reduced before any payment or benefits that are subject to Section 409A of the Code and all such reductions shall comply with Section 409A of the Code with respect to any amounts subject to Section 409A of the Code. If the Committee determines that the benefits and payments must be reduced to the Reduced Amount, the Company must promptly notify the Grantee of that determination, with a copy of the detailed calculations by the Committee. All determinations of the Committee under this Article 17 are final, conclusive and binding upon the Company and the Grantee. It is the intention of the Company and the Grantee to reduce the payments under this Plan only if the aggregate Net After Tax Receipts to the Grantee would thereby be increased. As result of the uncertainty in the application of Code Section 4999 at the

24

time of the initial determination by the Committee under this Article 17, however, it is possible that amounts will have been paid under the Plan to or for the benefit of a Grantee which should not have been so paid (“
Overpayment
”) or that additional amounts which will not have been paid under the Plan to or for the benefit of a Grantee could have been so paid (“
Underpayment
”), in each case consistent with the calculation of the Reduced Amount. If the Committee, based either upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Grantee, which the Committee believes has a high probability of success, or controlling precedent or other substantial authority, determines that an Overpayment has been made, any such Overpayment must be treated for all purposes as a loan, to the extent permitted by Applicable Law, which the Grantee must repay to the Company together with interest at the applicable federal rate under Code Section 7872(f)(2); provided, however, that no such loan may be deemed to have been made and no amount shall be payable by the Grantee to the Company if and to the extent such deemed loan and payment would not either reduce the amount on which the Grantee is subject to tax under Code Sections 1, 3101 or 4999 or generate a refund of such taxes. If the Committee, based upon controlling precedent or other substantial authority, determines that an Underpayment has occurred, the Committee must promptly notify the Company of the amount of the Underpayment, which then shall be paid promptly to the Grantee but no later than the end of the Grantee’s taxable year next following the Grantee’s taxable year in which the determination is made that the underpayment has occurred. For purposes of this Article 17, (i) “
Net After Tax Receipt
” means the Present Value of payments and benefits under this Plan and any other plan, agreement or arrangement, net of all taxes imposed on Grantee with respect thereto under Code Sections 1, 3101 and 4999, determined by applying the highest marginal rate under Code Section 1 which applies to the Grantee’s taxable income for the applicable taxable year; (ii) “
Present Value
” means the value determined in accordance with Code Section 280G(d)(4) and (iii) “
Reduced Amount
” means the smallest aggregate amount of all payments and benefits under this Plan and any other plan, agreement or arrangement, which (a) is less than the sum of all such payments and benefits under this Plan and any other plan, agreement or arrangement, and (b) results in aggregate Net After Tax Receipts which are equal to or greater than the Net After Tax Receipts which would result if the aggregate payments and benefits under this Plan and any other plan, agreement or arrangement, were any other amount less than the sum of all payments and benefits to be made under this Plan. Any reduction of payments or benefits pursuant to this Article 17 shall be made in the following order (first against any such items that are not subject to Section 409A of the Code): (i) first against any cash compensation in order of the latest amounts to be paid and otherwise on a pro rata basis, (ii) second against any benefits otherwise payable in order of the latest amounts to be delivered and otherwise on a pro rata basis; and (iii) third against any equity or related awards in order of the latest amounts to be settled and otherwise on a pro rata basis.
Article 18
Additional Provisions
18.1
Successors
. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.
18.2
Severability
. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
18.3
Requirements of Law
. The granting of Awards and the delivery of Shares under the Plan shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by any governmental agencies or the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any Applicable Law or regulation.

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18.4
Securities Law Compliance
.
(a)    If the Committee deems it necessary to comply with any Applicable Law, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. In addition, if requested by the Company and any underwriter engaged by the Company, Shares acquired pursuant to Awards may not be sold or otherwise transferred or disposed of for such period following the date of the final prospectus or prospectus supplement relating to an underwritten public offering as the Company or such underwriter shall specify reasonably and in good faith. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.
(b)    If the Committee determines that the exercise or
non-forfeitability
of, or delivery of benefits pursuant to, any Award would violate any Applicable Law or result in the imposition of excise taxes on the Company or its Affiliates under the statutes, rules or regulations of any applicable jurisdiction, then the Committee may postpone any such exercise, non-forfeitability
or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, non-forfeitability
or delivery to comply with all such provisions at the earliest practicable date.
(c)    The Committee may require each Grantee receiving Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the Grantee is acquiring the Shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. All certificates for Shares delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, the NYSE and any other stock exchange or automated quotation system upon which the Shares are listed or quoted, any applicable federal or state securities law, and any applicable corporate law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
(d)    A Grantee shall be required to supply the Company with certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.
18.5
Awards Subject to Share Retention Guidelines and Claw-Back Policies
. Notwithstanding any provisions herein to the contrary, (i) Shares acquired by a Grantee under the Plan upon the exercise, payment or settlement of an Award shall be subject to the terms of any Share retention guidelines currently in effect or subsequently adopted by the Board and (ii) all Awards granted hereunder shall be subject to the terms of any recoupment policy currently in effect or subsequently adopted by the Board to implement Section 304 of Sarbanes-Oxley, Dodd-Frank or Section 10D of the Exchange Act (or with any amendment or modification of such recoupment policy adopted by the Board) to the extent that such Award (whether or not previously exercised or settled) or the value of such Award is required to be returned to the Company pursuant to the terms of such recoupment policy.
18.6
No Rights as a Stockholder
. Unless otherwise determined by the Committee and set forth in the Award Agreement, no Grantee shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as

26

otherwise provided in the Plan or Award Agreement. At the time of grant of an Award, the Committee will require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Awards. Stock dividends and deferred cash dividends issued with respect to Awards shall be subject to the same restrictions and other terms as apply to the Awards with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.
18.7
Employee Status
. If the terms of any Award provide that it may be exercised or paid only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service. For purposes of the Plan, employment and continued service shall be deemed to exist between the Grantee and the Company and/or an Affiliate if, at the time of the determination, the Grantee is a director, officer, employee, consultant or advisor of the Company or an Affiliate. A Grantee on military leave, sick leave or other bona fide leave of absence shall continue to be considered an employee for purposes of the Plan during such leave if the period of leave does not exceed three months, or, if longer, so long as the individual’s right to re-employment
with the Company or any of its Affiliates is guaranteed either by statute, agreement or contract. If the period of leave exceeds three months, and the individual’s right to re-employment
is not guaranteed by statute, agreement or contract, the employment shall be deemed to be terminated on the first day after the end of such three-month period. Except as may otherwise be expressly provided in an Agreement, Awards granted to a director, officer, employee, consultant or adviser shall not be affected by any change in the status of the Grantee so long as the Grantee continues to be a director, officer, employee, consultant or advisor to the Company or any of its Affiliates (regardless of having changed from one to the other or having been transferred from one entity to another). The Grantee’s employment or continued service shall not be considered interrupted in the event the Committee, in its discretion and as specified at or prior to such occurrence, determines there is no interruption in the case of a spin-off,
sale or disposition of the Grantee’s employer from the Company or an Affiliate, except that if the Committee does not otherwise specify such at or prior to such occurrence, the Grantee will be deemed to have a termination of employment or continuous service to the extent the Affiliate that employs the Grantee is no longer the Company or an entity that qualifies as an Affiliate. With respect to any Award constituting deferred compensation with the meaning of Code Section 409A, nothing in this Section 18.7 shall be interpreted to modify the definition of Separation from Service.
18.8
Nature of Payments
. Unless otherwise specified in the Award Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.
18.9
Non-Exclusivity
of Plan
. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or
Non-Employee
Directors as it may deem desirable.
18.10
Governing Law
. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law, to the extent not preempted by federal law.
18.11
Jurisdiction; Waiver of Jury Trial
. Any suit, action or proceeding with respect to the Plan or any Award, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the State of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Grantee shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any

27

judgment in respect thereof (a “
Proceeding
”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the State of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Grantee may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Grantee, at the Grantee’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.
18.12
Unfunded Status of Awards; Creation of Trusts
. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines.
18.13
Participation
. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.
18.14
Military Service
. To the extent required by Applicable Law, Awards shall be administered in accordance with Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
18.15
Construction
. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural and words in the plural include the singular.
18.16
Other Benefits
. No Award granted or paid out under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefit under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation unless such retirement or other benefit specifically provides that an Award shall be counted as compensation for purposes of such plan.
18.17
Death/Disability
. The Committee may in its discretion require the transferee of a Grantee to supply it with written notice of the Grantee’s death or Disability and to supply it with a copy of the will (in the case of the Grantee’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require that the agreement of the transferee to be bound by all of the terms and conditions of the Plan and the particular Award.
18.18
Headings
. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.
18.19
Obligations
. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee’s employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

28

18.20
No Right to Continue in Service or Employment
. Nothing in the Plan or any Award Agreement shall confer upon any
Non-Employee
Director the right to continue to serve as a director of the Company. Nothing contained in the Plan or any Agreement shall confer upon any Grantee any right with respect to the continuation of employment or service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or service or to increase or decrease the compensation of the Grantee.
18.21
Payment on Behalf of Grantee or Beneficiary
.
(a)    If the Grantee is incompetent to handle Grantee’s affairs at the time the Grantee is eligible to receive a payment from the Plan, the Committee will make payment to the Grantee’s court-appointed personal representative or, if none, the Committee, in its sole discretion, may make payment to the Grantee’s duly appointed guardian, legal representative, next-of-kin
or
attorney-in-fact
for the benefit of the Grantee.
(b)    If the Beneficiary of a deceased Grantee is a minor or is legally incompetent, the Committee will make payment to the Beneficiary’s court-appointed guardian or personal representative or to a trust established for the benefit of the Beneficiary, or if no such guardian, representative or trust exists, the Committee, in its sole discretion, may make payment to the Beneficiary’s surviving parent or his or her next-of-kin
for the benefit of the Beneficiary.
(c)    If the Committee for any reason considers it improper to direct any payment as specified in this Section 18.21, the Committee may request a court of appropriate jurisdiction to determine the appropriate payee.
(d)    Any payment made by the Committee pursuant to this Section 18.21 shall be in full satisfaction of all liability of the Plan, the Company and its Affiliates with respect to any benefit due a Grantee or a Grantee’s Beneficiary under this Plan.
18.22
Data Privacy
. As a condition for receiving an Award, each Grantee explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among the Company and its Affiliates exclusively for implementing, administering and managing the Grantee’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Grantee, including the Grantee’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “
Data
”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Grantee’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Grantee’s country, or elsewhere, and the Grantee’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Grantee authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Grantee’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Grantee may elect to deposit any Shares. The Data related to a Grantee will be held only as long as necessary to implement, administer, and manage the Grantee’s participation in the Plan. A Grantee may, at any time, view the Data that the Company holds regarding such Grantee, request additional information about the storage and processing of the Data regarding such Grantee, recommend any necessary corrections to the Data regarding the Grantee or refuse or withdraw the consents in this Section 18.22 in writing, without cost, by contacting the local human resources representative. The Company may cancel Grantee’s ability to participate in the Plan and, in the Committee’s discretion, the Grantee may forfeit any outstanding Awards if the Grantee refuses or withdraws the consents in this Section 18.22. For more information on the consequences of refusing or withdrawing consent, Grantees may contact their local human resources representative.

29

18.23
Miscellaneous
.
(a)    No person shall have any claim or right to receive an Award hereunder. The Committee’s granting of an Award to a Grantee at any time shall neither require the Committee to grant any other Award to such Grantee or other person at any time or preclude the Committee from making subsequent grants to such Grantee or any other person.
(b)    Nothing contained herein prohibits the Grantee from: (1) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity; (2) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations; or (3) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the SEC. The Grantee does not need prior authorization from the Company to make any such reports or disclosures, and is not required to notify the Company about such disclosures.
(c)    Agreements evidencing Awards under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine in its sole discretion, including penalties for the commission of competitive acts or other actions detrimental to the Company. Notwithstanding any other provision hereof, the Committee shall have the right at any time to deny or delay a Grantee’s exercise of Options or the settlement of an Award if such Grantee is reasonably believed by the Committee (i) to be engaged in material conduct adversely affecting the Company or (ii) to be contemplating such conduct, unless and until the Committee shall have received reasonable assurance that the Grantee is not engaged in, and is not contemplating, such material conduct adverse to the interests of the Company.
(d)    Grantees are and at all times shall remain subject to the securities trading policies adopted by the Company from time to time throughout the period of time during which they may exercise Options, SARs or sell Shares acquired pursuant to the Plan.
(e)    Notwithstanding any other provision of this Plan, (i) the Company shall not be obliged to issue any shares pursuant to an Award unless at least the par value of such newly issued share has been fully paid in advance to the extent required by Applicable Law (which requirement may mean the holder of an Award is obliged to make such payment) and (ii) the Company shall not be obliged to issue or deliver any shares in satisfaction of Awards until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.
(f)    The Committee has no obligation to search for the whereabouts of any Grantee or Beneficiary if the location of such Grantee or Beneficiary are not made known to the Committee.

30

Annex F

November 29, 2021
Board of Directors
Adit EdTech Acquisition Corp.
1345 Avenue of the Americas, 33rd Floor
New York, NY 10105
Members of the Board of Directors:
You have requested that Lincoln International LLC (“
Lincoln
”) render an opinion (the “
Opinion
”) as to the fairness, from a financial point of view, to
Adit EdTech Acquisition Corp.
(the “
Acquiror
”) of the Merger Consideration (as defined below) to be issued by the Acquiror in the proposed transaction (the “
Proposed Transaction
”) described below.
Background of the Proposed Transaction
We understand that the Acquiror proposes to enter into an Agreement and Plan of Merger (the “
Merger Agreement
”) with Griid Holdco LLC (“
Griid
”) and ADEX Merger Sub, LLC, a wholly owned subsidiary of the Acquiror (“
Merger Sub
”). Pursuant to the Merger Agreement, the Merger Sub will be merged with and into Griid with Griid being the surviving company (the “
Merger
”). Upon consummation of the Merger, the separate limited liability company existence of Merger Sub shall cease and Griid, as the surviving company of the Merger (the “
Surviving Company
”), shall continue its limited liability company existence as a wholly owned subsidiary of Acquiror.
As a result of the Merger, each outstanding unit of equity in Griid will be converted into the right to receive a proportionate share of the Merger Consideration, which consists of 308,100,000 shares of common stock in the Acquiror.
Lincoln compared the implied enterprise value of Griid (the “
Transaction Enterprise Value
”) from the Proposed Transaction to the concluded enterprise value range from our analysis to determine whether the Merger Consideration to be issued by the Acquiror in the Proposed Transaction is fair from a financial point of view to the Acquiror.
Scope of Analysis
In connection with this Opinion, Lincoln has, among other things:

1)	Reviewed the following documents:

a.	Griid’s unaudited income statements and balance sheets as of and for the years ended December 31, 2018 through December 31, 2020 provided to us by Griid;

b.	Griid’s unaudited income statements and balance sheets as of and for the nine months ended September 30, 2021;

c.	the financial projections through December 31, 2024 prepared by Griid, provided to us by the Acquiror (the “ Management Projections ”);

d.	the Merger Agreement;

Lincoln International LLC
110 North Wacker Drive, Floor 51
Chicago, Illinois 60606	www.lincolninternational.com

e.	Griid’s Investor Presentation;

f.	Supply Agreement, dated as of September 8, 2021, between chip manufacturer and Griid Infrastructure LLC;

g.
Third Amended and Restated Credit Agreement, among Griid Infrastructure LLC as Borrower, the Lenders from time to time party hereto, and Blockchain Access UK Limited as Agent, dated as of November 19, 2021 (the “
Blockchain Facility
”); and

h.
A letter addressed to us by management of Griid which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of Griid, dated November 23, 2021;

2)	Discussed the business, financial outlook and prospects of Griid, as well as the terms and circumstances surrounding the Proposed Transaction, with management of the Acquiror and Griid;

3)
Reviewed certain financial and other information for Griid, and compared that data and information with certain financial, stock trading and corresponding data and information for companies with publicly traded securities that we deemed relevant, none of which is directly comparable to Griid;

4)	Performed certain valuation and comparative financial analyses including a discounted cash flow analysis and an analysis of selected public companies; and

5)	Considered such other information and financial, economic and market criteria that we deemed relevant.
Assumptions, Qualifications, and Limiting Conditions
In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Lincoln has, with the Acquiror’s consent:

1)
Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)	Relied upon the assurances of the management of the Acquiror that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

3)
Assumed that the financial forecasts, including the Management Projections, provided to Lincoln by the Acquiror were reasonably prepared in good faith and based upon assumptions which, in light of the circumstances under which they are made, are the best reasonably available, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Management Projections were based;

4)	Assumed that the Proposed Transaction will be consummated in a timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

5)
Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Proposed Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on the Acquiror or the Proposed Transaction;

6)
Assumed that the Proposed Transaction will be consummated in accordance with the terms outlined by the Acquiror and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

7)
Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of Griid since the most recent financial information was made available to Lincoln, other than for any such changes that are reflected in the Management Projections;

8)	Assumed that the final terms of the Proposed Transaction will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln;

9)
Assumed, based on the representation of management of Griid, that the Surviving Company’s business plan and associated capital expenditures will be fully funded at closing of the Proposed Transaction as a result of the Blockchain Facility and cash on Surviving Company’s balance sheet; and

10)	Assumed that the final versions of all documents conform in all material respects to the drafts reviewed by Lincoln.
Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.
Lincoln did not evaluate Griid’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance
sheet or otherwise) of Griid or any of its subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln participate in the negotiation or structuring of the Proposed Transaction. Lincoln was no requested to, nor did Lincoln seek, alternative candidates for the Proposed Transaction.
This Opinion (i) does not address the underlying business decision of the Board of Directors of the Acquiror (the “
Board
”) or the shareholders of the Acquiror to proceed with or effect the Proposed Transaction, (ii) the terms of any arrangements, understandings, agreements or documents related to, or the form or any other portion or aspect of, the Proposed Transaction or otherwise, except as expressly addressed in the Opinion, (iii) the fairness of any portion or aspect of the Proposed Transaction to the holders of any class of securities, creditors or other constituencies of any member of the Acquiror, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Proposed Transaction as compared to any alternative business strategies that might exist for the Acquiror or any other party or the effect of any other transaction in which the Acquiror or any other party might engage, (v) the tax or legal consequences of the Proposed Transaction to the Acquiror or any other party, (vi) the fairness of any portion or aspect of the Proposed Transaction to any one class or group of any member of the Acquiror’s or any other party’s security holders vis-à-vis
any other class or group of any member of the Acquiror’s or such other party’s security holders, (vii) how the Board, any security holder or any other party should act or vote with respect to the Proposed Transaction, or (viii) the solvency, creditworthiness or fair value of any member of the Acquiror or any other participant in the Proposed Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters. The decision as to whether to proceed with the Proposed Transaction or any related transaction depends on an assessment of various factors, many of which are unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Acquiror will be after the announcement of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Acquiror’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Acquiror’s officers, directors or employees, or class of such persons, in connection with the Proposed Transaction relative to the Merger Consideration in the Proposed Transaction.
It is understood that this Opinion is for the use and benefit of the Board in connection with the Proposed Transaction. This Opinion may not be used for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of August 17, 2021, between Lincoln and the Acquiror, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Acquiror, the Board, the shareholders of the Acquiror, or any other party.
Disclosure of Relationships
Lincoln will receive a customary fee from the Acquiror for our services, a portion of which was payable upon our retention, and the balance earned upon Lincoln informing the Board it is prepared to render the Opinion and payable upon the closing of the Proposed Transaction. No portion of our fee is contingent upon the conclusion reached herein. In addition, the Acquiror has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates may in the future provide, investment banking and other financial services to the Acquiror and each of its affiliates, for which we and our affiliates would expect to receive compensation.
Conclusion
Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Merger Consideration to be issued by the Acquiror in the Proposed Transaction is fair, from a financial point of view, to the Acquiror.
This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.

Very truly yours,

/s/ Lincoln International LLC

LINCOLN INTERNATIONAL LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.    Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A
corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A
corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To
the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any
indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses
(including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The
indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A
corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For
purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For
purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The	indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The
Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief,
such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors, a form of which is filed as Exhibit 10.10 to our Registration Statement on
Form S-1
that was declared effective by the SEC on January 11, 2021. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Pursuant to the merger to be filed as Exhibit 2.1 to this Registration Statement, we have agreed to continue to indemnify our current directors and officers and have agreed to the continuation of director and officer liability insurance covering our current directors and officers.
It is anticipated that the board of directors of New GRIID will, in connection with consummating the merger, approve and direct New GRIID to enter into customary indemnification agreements with the persons intended to serve as directors and executive officers of New GRIID following the merger.

Item 21.    Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of November 29, 2021, by and among Adit EdTech Acquisition Corp., ADEX Merger Sub, LLC and Griid Holdco LLC (attached as Annex A-1 to the proxy statement/prospectus contained in this registration statement).

2.2*	First Amendment to Agreement and Plan of Merger, dated as of December 23, 2021, by and among Adit EdTech Acquisition Corp., ADEX Merger Sub, LLC and Griid Holdco LLC (attached as Annex A-2 to the proxy statement/prospectus contained in this registration statement).

3.1**	Form of Second Amended and Restated Certificate of Incorporation Adit EdTech Acquisition Corp. (attached as Annex D to the proxy statement/prospectus contained in this registration statement).

3.2**	Form of Amended and Restated Bylaws of Adit EdTech Acquisition Corp.

4.1**	Amended and Restated Warrant Agreement, dated as of December 23, 2021, by and between Adit EdTech Acquisition Corp. and Continental Stock Transfer & Trust Company

5.1**	Opinion of Covington & Burling LLP.

8.1**	Tax Opinion of Troutman Pepper Hamilton Sanders LLP.

10.1**	Voting Agreement (attached as Annex B to the proxy statement/prospectus included in this registration statement).

10.2**	Form of Investor Rights Agreement (attached as Annex C to the proxy statement/prospectus included in this registration statement).

10.3**	Letter Agreement, dated January 11, 2021, by and among Adit EdTech Acquisition Corp., Adit EdTech Acquisition Corp., its outside directors, its industry advisors and Adit EdTech Sponsor, LLC (incorporated by reference to exhibit 10.1 to Adit EdTech Acquisition Corp.’s Current Report on Form 8-K (File No. 001-39872), filed with the SEC on January 14, 2021).

10.4**	Ground Lease, dated as of August 20, 2021, as amended as of October 14, 2021 and further amended as of November 8, 2021, by and between Griid Infrastructure LLC and Michael Skelly.

10.5**	Power Supply Contract, effective as of January 1, 2020, by and between Union Data LLC and Knoxville Utilities Board.

10.6**	Amendment to Power Supply Contract, effective as of May 1, 2020, by and between Union Data LLC and Knoxville Utilities Board.

10.7**	Amendment to Power Supply Contract, effective as of April 1, 2021, by and between Union Data LLC and Knoxville Utilities Board.

10.8	Third Amended and Restated Credit Agreement, dated as of November 19, 2021, by and between Griid Infrastructure LLC, the Lenders from time to time party thereto, and Blockchain Access UK Limited.

10.9^**	Development and Operation Agreement, dated as of August 31, 2021, by and between Data Black River LLC and Helix Digital Partners, LLC.

10.10^**	Supply Agreement, dated as of September 8, 2021, by and between Griid Infrastructure LLC and Intel Corporation.

10.11^**	Site Location and Development Agreement, dated as of September 28, 2020, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge.

10.12**	Amendatory Agreement, dated as of October 28, 2020, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

Exhibit No.	Description

10.13**	Amendatory Agreement, dated as of November 30, 2020, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

10.14**	Amendatory Agreement, dated as of December 31, 2020, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

10.15**	Amendatory Agreement, dated as of January 28, 2021, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

10.16**	Amendatory Agreement, dated as of February 22, 2021, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

10.17**	Amendatory Agreement, dated as of March 30, 2021, by and between Red Dog Technologies LLC and Johnson City Energy Authority d/b/a Brightridge

10.18+**	Offer Letter, dated as of August 23, 2019, by and between Griid Infrastructure LLC and Michael W. Hamilton

10.19	Offer Letter, dated as of April 14, 2021, by and between Griid Infrastructure LLC and Allan J. Wallander.

10.20^	Mining Services Agreement, by and between Griid Infrastructure LLC and Blockchain Capital Solutions (US), Inc., dated as of March 21, 2022

10.21+**	GRIID Infrastructure Inc. 2022 Omnibus Incentive Compensation Plan (attached as Annex E to the proxy statement/prospectus included in this registration statement).

10.22+**	Griid Infrastructure Equity Plan LLC Profits Interest Plan

10.23+***	Form of Indemnification Agreement by and between Griid Holdco LLC and each of its directors and executive officers.

21.1**	Subsidiaries of Adit EdTech Acquisition Corp.

23.1**	Consent of Covington & Burling LLP (included in Exhibit 5.1).

23.2**	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 8.1).

23.3	Consent of Marcum LLP.

23.4	Consent of RSM US LLP.

24.1	Power of Attorney (included on signature page).

99.1***	Form of Proxy for Stockholders of Adit EdTech Acquisition Corp.

99.2	Consent of Lincoln International LLC.

99.3**	Consent of M. Cristina Dolan

99.4**	Consent of James D. Kelly III

99.5**	Consent of Neal Simmons

99.6**	Consent of Sundar Subramaniam

99.7**	Consent of Tom Zaccagnino

101	Interactive Data File

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing fees.

*
Annexes, schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation
S-K.
The registrant agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

**	Previously filed.
***	To be filed by amendment.
^	Certain confidential information contained in this exhibit, marked by brackets, has been omitted because the information (i) is not material and (ii) would be competitively harmful if disclosed.
+	Management contract or compensatory plan or arrangement.

Item 22.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this
Form S-4,
within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 16, 2022.

ADIT EDTECH ACQUISITION CORP.
By:	/s/ D AVID L. S HRIER
Name:	David L. Shrier
Title:	Chief Executive Officer
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ E RIC L. M UNSON Eric L. Munson	Non-executive Chairman	May 16, 2022

/s/ D AVID L. S HRIER David L. Shrier	Director, President and Chief Executive Officer (Principal Executive Officer)	May 16, 2022

/s/ J OHN J. D’A GOSTINO John J. D’Agostino	Chief Financial Officer (Principal Financial and Accounting Officer)	May 16, 2022

* Jacob Cohen	Director	May 16, 2022

* Sharmila Kassam	Director	May 16, 2022

* Sheldon Levy	Director	May 16, 2022

* By: /s/ D AVID L. S HRIER
David L. Shrier
Attorney-in-Fact